FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-189017-05

Prospectus Supplement supplementing the Prospectus dated July 14, 2014

$1,087,299,000 (Approximate)
Citigroup Commercial Mortgage Trust 2014-GC23
as Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
as Depositor

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Rialto Mortgage Finance, LLC
MC-Five Mile Commercial Mortgage Finance LLC
Redwood Commercial Mortgage Corporation
as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2014-GC23

The Commercial Mortgage Pass-Through Certificates, Series 2014-GC23 will consist of multiple classes of certificates, including those identified on the table below which are offered pursuant to this prospectus supplement. The Series 2014-GC23 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2014-GC23. The issuing entity’s main assets will be a pool of 83 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date
Class A-1	$49,642,000		1.392%	Fixed	July 2047
Class A-2	$85,798,000		2.851%	Fixed	July 2047
Class A-3	$300,000,000		3.356%	Fixed	July 2047
Class A-4	$345,240,000		3.622%	Fixed	July 2047
Class A-AB	$81,766,000		3.337%	Fixed	July 2047
Class X-A	$957,932,000	(5)	1.304%	Variable IO(6)	July 2047
Class X-B	$129,367,000	(5)	0.319%	Variable IO(6)	July 2047
Class A-S(7)	$95,486,000	(8)	3.863%	Fixed	July 2047
Class B(7)	$80,084,000	(8)	4.175%	WAC Cap(9)	July 2047
Class PEZ(7)	$224,853,000	(8)	(11)	(11)	July 2047
Class C(7)	$49,283,000	(8)	4.604%	WAC - 0.054%(12)	July 2047

(Footnotes to table begin on page S-13)
You should carefully consider the risk factors beginning on page S-56 of this prospectus supplement and page 19 of the accompanying prospectus.

Neither the Series 2014-GC23 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2014-GC23 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in September 2014. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about August 7, 2014. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 109.8% of the aggregate principal balance of the offered certificates, plus accrued interest from August 1, 2014, before deducting expenses payable by the depositor.

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton	RBS
Co-Managers July 17, 2014

CITIGROUP COMMERCIAL MORTGAGE TRUST 2014-GC23

Commercial Mortgage Pass-Through Certificates, Series 2014-GC23

Washington
8 properties
$102,594,070
8.3% of total
Idaho
1 property
$2,525,009
0.2% of total
Utah
1 property
$2,194,743
0.2% of total
North Dakota
1 property
$11,150,000
0.9% of total
Illinois
1 property
$6,400,000
0.5% of total
Wisconsin
2 properties
$6,193,202
0.5% of total
Indiana
4 properties
$31,750,000
2.6% of total
Michigan
2 properties
$8,584,133
0.7% of total
Pennsylvania
1 property
$13,285,566
1.1% of total
New York
7 properties
$274,751,217
22.3% of total
New Hampshire
1 property
$3,496,121
0.3% of total
Connecticut
2 properties
$5,687,199
0.5% of total
New Jersey
1 property
$5,693,698
0.5% of total
District of Columbia
1 property
$11,625,000
0.9% of total
Ohio
1 property
$4,800,000
0.4% of total
Nevada
2 properties
$8,780,296
0.7% of total
California
6 properties
$177,353,589
14.4% of total
Maryland
3 properties
$74,116,928
6.0% of total
Virginia
6 properties
$42,283,607
3.4% of total
West Virginia
2 properties
$13,646,194
1.1% of total
Arizona
1 property
$5,700,000
0.5% of total
South Carolina
1 property
$6,117,402
0.5% of total
North Carolina
3 properties
$50,323,394
4.1% of total
Colorado
1 property
$3,296,172
0.3% of total
Georgia
3 properties
$25,677,547
2.1% of total
Texas
19 properties
$140,005,960
11.4% of total
Louisiana
3 properties
$36,040,192
2.9% of total
Alabama
3 properties
$12,742,727
1.0% of total
Kentucky
1 property
$1,995,145
0.2% of total
Mississippi
1 property
$4,003,786
0.3% of total
Tennessee
4 properties
$73,210,843
5.9% of total
Florida
6 properties
$66,043,257
5.4% of total
Percent of
Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.2 – 1.0%

Mortgaged Properties by Property Type

Industrial 1.3%
Manufactured Housing 0.8%
Self Storage 3.9%
Parking 0.1%
Senior Housing 6.3%
Retail 32.8%
Office 11.3%
Mixed Use 12.6%
Hospitality 17.1%
Multifamily 13.7%

CERTIFICATE SUMMARY	S-13	Mortgaged Properties Leased to Not-for-
SUMMARY	S-15	Profit Tenants Also Have Risks	S-71
RISK FACTORS	S-56	Concentrations Based on Property Type,
The Offered Certificates May Not Be a		Geography, Related Borrowers and
Suitable Investment for You	S-56	Other Factors May Disproportionately
The Offered Certificates Are Limited		Increase Losses	S-71
Obligations	S-56	Senior Housing Properties May Present
The Volatile Economy, Credit Crisis and		Special Risks	S-72
Downturn in the Real Estate Market		Risks Relating to Enforceability of
Have Adversely Affected and May		Cross-Collateralization	S-73
Continue To Adversely Affect the		The Performance of a Mortgage Loan and
Value of CMBS	S-56	Its Related Mortgaged Property
External Factors May Adversely Affect the		Depends in Part on Who Controls the
Value and Liquidity of Your		Borrower and Mortgaged Property	S-73
Investment	S-57	The Borrower’s Form of Entity May Cause
The Certificates May Have Limited		Special Risks	S-74
Liquidity and the Market Value of the		A Bankruptcy Proceeding May Result in
Certificates May Decline	S-58	Losses and Delays in Realizing on the
The Exchangeable Certificates Are		Mortgage Loans	S-75
Subject to Additional Risks	S-59	Mortgage Loans Are Non-Recourse and
Subordination of Exchangeable		Are Not Insured or Guaranteed	S-75
Certificates	S-59	Adverse Environmental Conditions at or
Limited Information Causes Uncertainty	S-60	Near Mortgaged Properties May
Legal and Regulatory Provisions Affecting		Result in Losses	S-76
Investors Could Adversely Affect the		Risks Related to Redevelopment,
Liquidity of the Offered Certificates	S-60	Expansion and Renovation at
Your Yield May Be Affected by Defaults,		Mortgaged Properties	S-76
Prepayments and Other Factors	S-62	Risks Relating to Costs of Compliance
Nationally Recognized Statistical Rating		With Applicable Laws and Regulations	S-77
Organizations May Assign Different		Litigation Regarding the Mortgaged
Ratings to the Certificates; Ratings of		Properties or Borrowers May Impair
the Certificates Reflect Only the Views		Your Distributions	S-77
of the Applicable Rating Agencies as		Other Financings or Ability to Incur Other
of the Dates Such Ratings Were		Financings Entails Risk	S-77
Issued; Ratings May Affect ERISA		A Borrower May Be Unable to Repay its
Eligibility; Ratings May Be		Remaining Principal Balance on the
Downgraded	S-64	Maturity Date or Anticipated
Commercial, Multifamily and		Repayment Date; Longer Amortization
Manufactured Housing Community		Schedules and Interest-Only
Lending Is Dependent on Net		Provisions Increase Risk	S-78
Operating Income	S-66	Risks Relating to Interest on Advances
Underwritten Net Cash Flow Could Be		and Special Servicing Compensation	S-80
Based On Incorrect or Failed		Increases in Real Estate Taxes May
Assumptions	S-66	Reduce Available Funds	S-80
The Mortgage Loans Have Not Been		Some Mortgaged Properties May Not Be
Reunderwritten by Us; Some		Readily Convertible to Alternative
Mortgage Loans May Not Have		Uses	S-80
Complied With Another Originator’s		Risks Related to Zoning Non-Compliance
Underwriting Criteria	S-67	and Use Restrictions	S-81
Static Pool Data Would Not Be Indicative		Risks Relating to Inspections of Properties	S-82
of the Performance of This Pool	S-67	Earthquake, Flood and Other Insurance
Appraisals May Not Reflect Current or		May Not Be Available or Adequate	S-82
Future Market Value of Each Property	S-68	Terrorism Insurance May Not Be Available
Performance of the Certificates Will Be		for All Mortgaged Properties	S-83
Highly Dependent on the Performance		Risks Associated With Blanket Insurance
of Tenants and Tenant Leases	S-69	Policies or Self-Insurance	S-84

State and Local Mortgage Recording		Combination or “Layering” of Multiple
Taxes May Apply Upon a Foreclosure		Risks May Significantly Increase Risk
or Deed in Lieu of Foreclosure and		of Loss	S-97
Reduce Net Proceeds	S-84	DESCRIPTION OF THE MORTGAGE POOL	S-98
The Mortgage Loan Sellers, the Sponsors		General	S-98
and the Depositor Are Subject to		Certain Calculations and Definitions	S-100
Bankruptcy or Insolvency Laws That		Statistical Characteristics of the Mortgage
May Affect the Issuing Entity’s		Loans	S-106
Ownership of the Mortgage Loans	S-84	Environmental Considerations	S-121
Interests and Incentives of the Originators,		Litigation Considerations	S-123
the Sponsors and Their Affiliates May		Redevelopment, Expansion and
Not Be Aligned With Your Interests	S-85	Renovation	S-124
Interests and Incentives of the Underwriter		Default History, Bankruptcy Issues and
Entities May Not Be Aligned With Your		Other Proceedings	S-125
Interests	S-86	Tenant Issues	S-128
Potential Conflicts of Interest of the Master		Insurance Considerations	S-138
Servicer, the Special Servicer, the		Zoning and Use Restrictions	S-139
Trustee, Any Outside Servicer and		Appraised Value	S-140
Any Outside Special Servicer	S-88	Non-Recourse Carveout Limitations	S-140
Potential Conflicts of Interest of the		Real Estate and Other Tax
Operating Advisor	S-89	Considerations	S-141
Potential Conflicts of Interest of the		Certain Terms of the Mortgage Loans	S-141
Directing Holder, any Outside		The Loan Combinations	S-151
Controlling Class Representative and		Significant Obligor	S-156
any Serviced Companion Loan Holder	S-90	Representations and Warranties	S-156
Potential Conflicts of Interest in the		Sale of Mortgage Loans; Mortgage File
Selection of the Underlying Mortgage		Delivery	S-156
Loans	S-90	Cures, Repurchases and Substitutions	S-157
Conflicts of Interest May Occur as a		Additional Information	S-160
Result of the Rights of the Controlling		TRANSACTION PARTIES	S-160
Class Representative or a Controlling		The Sponsors	S-160
Class Representative under any Other		The Depositor	S-173
Servicing Agreement to Terminate the		The Originators	S-174
Special Servicer of the Related Loan		The Issuing Entity	S-195
Combination	S-91	The Trustee	S-196
Other Potential Conflicts of Interest May		The Certificate Administrator	S-198
Affect Your Investment	S-91	Trustee and Certificate Administrator Fee	S-200
Special Servicer May Be Directed or		The Operating Advisor	S-201
Advised to Take Actions by an Entity		Servicers	S-202
That Has No Duty or Liability to Other		Servicing Compensation, Operating
Certificateholders	S-92	Advisor Compensation and Payment
Your Lack of Control Over the Issuing		of Expenses	S-207
Entity and Servicing of the Mortgage		Certain Affiliations and Certain
Loans Can Create Risks	S-92	Relationships	S-217
Rights of the Directing Holder and the		DESCRIPTION OF THE OFFERED
Operating Advisor Could Adversely		CERTIFICATES	S-219
Affect Your Investment	S-94	General	S-219
Loan Combinations Pose Special Risks	S-94	Exchangeable Certificates	S-222
Sponsors May Not Be Able to Make		Distributions	S-223
Required Repurchases or		Subordination	S-237
Substitutions of Defective Mortgage		Appraisal Reduction Amounts	S-238
Loans	S-96	Voting Rights	S-241
Book-Entry Registration Will Mean You		Delivery, Form, Transfer and
Will Not Be Recognized as a Holder of		Denomination	S-243
Record	S-96	Certificateholder Communication	S-245
Tax Matters and Changes in Tax Law May		YIELD, PREPAYMENT AND MATURITY
Adversely Impact the Mortgage Loans		CONSIDERATIONS	S-246
or Your Investment	S-96	Yield	S-246

Yield on the Class X-A and Class X-B		LEGAL INVESTMENT	S-318
Certificates	S-249	CERTAIN LEGAL ASPECTS OF THE
Weighted Average Life of the Offered		MORTGAGE LOANS	S-319
Certificates	S-249	RATINGS	S-320
Price/Yield Tables	S-254	PLAN OF DISTRIBUTION (UNDERWRITER
THE POOLING AND SERVICING		CONFLICTS OF INTEREST)	S-322
AGREEMENT	S-259	LEGAL MATTERS	S-323
General	S-259	INDEX OF SIGNIFICANT DEFINITIONS	S-324
Certain Considerations Regarding the
Outside Serviced Loan
Combinations	S-259	ANNEX A – STATISTICAL
Assignment of the Mortgage Loans	S-260	CHARACTERISTICS OF THE
Servicing of the Mortgage Loans	S-260	MORTGAGE LOANS	A-1
Advances	S-264	ANNEX B – STRUCTURAL AND
Accounts	S-268	COLLATERAL TERM SHEET	B-1
Application of Penalty Charges and		ANNEX C – MORTGAGE POOL
Modification Fees	S-270	INFORMATION	C-1
Withdrawals from the Collection Account	S-270	ANNEX D – FORM OF DISTRIBUTION DATE
Enforcement of “Due-On-Sale” and		STATEMENT	D-1
“Due-On-Encumbrance” Clauses	S-272	ANNEX E-1 – SPONSOR
Inspections	S-273	REPRESENTATIONS AND
Evidence as to Compliance	S-273	WARRANTIES	E-1-1
Certain Matters Regarding the Depositor,		ANNEX E-2 – EXCEPTIONS TO SPONSOR
the Master Servicer, the Special		REPRESENTATIONS AND
Servicer and the Operating Advisor	S-274	WARRANTIES	E-2-1
Servicer Termination Events	S-276	ANNEX F – CLASS A-AB SCHEDULED
Rights Upon Servicer Termination Event	S-277	PRINCIPAL BALANCE SCHEDULE	F-1
Waivers of Servicer Termination Events	S-279
Termination of the Special Servicer	S-279
Amendment	S-280
Realization Upon Mortgage Loans	S-283
Directing Holder	S-289
Operating Advisor	S-293
Asset Status Reports	S-298
Rating Agency Confirmations	S-299
Termination; Retirement of Certificates	S-301
Optional Termination; Optional Mortgage
Loan Purchase	S-301
Reports to Certificateholders; Available
Information	S-302
Servicing of the Outside Serviced
Mortgage Loan	S-308
USE OF PROCEEDS	S-310
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-311
General	S-311
Tax Status of Offered Certificates	S-311
Taxation of the Offered Regular
Certificates and the Trust
Components	S-312
Taxation of the Exchangeable
Certificates	S-314
Further Information	S-314
STATE AND OTHER TAX
CONSIDERATIONS	S-314
ERISA CONSIDERATIONS	S-315
Exempt Plans	S-318
Further Warnings	S-318

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this prospectus supplement does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2014-GC23 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page S-13 of this prospectus supplement, which sets forth important statistical information relating to the Series 2014-GC23 certificates; and

●
the “Summary” commencing on page S-15 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2014-GC23 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page S-56 of this prospectus supplement, describes the material risks that apply to the Series 2014-GC23 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross-references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-325 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 200 of the prospectus.

In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, ANY COMPANION LOAN HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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“YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—YIELD ON THE CLASS X-A AND CLASS X-B CERTIFICATES” IN THIS PROSPECTUS SUPPLEMENT.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF TRANSFERABLE SECURITIES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) AND SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM HAVING SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO MAKE AN INFORMED ASSESSMENT IN DECIDING TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP.622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE

SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)
A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

 SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Set forth below are the indicated characteristics of the respective classes of the Series 2014-GC23 certificates.
Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
Class A-1	$49,642,000		30.000%	(4)	1.392%	Fixed	2.83	9/14 – 6/19
Class A-2	$85,798,000		30.000%	(4)	2.851%	Fixed	4.91	6/19 – 7/19
Class A-3	$300,000,000		30.000%	(4)	3.356%	Fixed	9.83	5/24 – 7/24
Class A-4	$345,240,000		30.000%	(4)	3.622%	Fixed	9.93	7/24 – 7/24
Class A-AB	$81,766,000		30.000%	(4)	3.337%	Fixed	7.41	7/19 – 5/24
Class X-A	$957,932,000	(5)	N/A		1.304%	Variable IO(6)	N/A	N/A
Class X-B	$129,367,000	(5)	N/A		0.319%	Variable IO(6)	N/A	N/A
Class A-S(7)	$95,486,000	(8)	22.250%		3.863%	Fixed	9.93	7/24 – 7/24
Class B(7)	$80,084,000	(8)	15.750%		4.175%	WAC Cap(9)	9.93	7/24 – 7/24
Class PEZ(7)	$224,853,000	(8)	11.750%	(10)	(11)	(11)	9.93	7/24 – 7/24
Class C(7)	$49,283,000	(8)	11.750%	(10)	4.604%	WAC - 0.054%(12)	9.93	7/24 – 7/24
Non-Offered Certificates
Class X-C	$24,641,000	(5)	N/A		1.450%	Variable IO(6)	N/A	N/A
Class X-D	$55,443,996	(5)	N/A		1.450%	Variable IO(6)	N/A	N/A
Class D	$64,683,000		6.500%		4.658%	WAC(13)	9.93	7/24 – 7/24
Class E	$24,641,000		4.500%		3.208%	WAC Cap(9)	9.93	7/24 – 7/24
Class F	$9,241,000		3.750%		3.208%	WAC Cap(9)	9.93	7/24 – 7/24
Class G	$46,202,996		0.000%		3.208%	WAC Cap(9)	9.93	7/24 – 7/24
Class R(14)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate principal amounts of the Class B trust component and Class C trust component from time to time. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus supplement. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class B trust component and Class C trust component, as described in this prospectus supplement. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in this prospectus supplement. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class F and Class G certificates, as described in this prospectus supplement.

(7)
The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to in this prospectus supplement as “exchangeable certificates.” Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates.

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $95,486,000, $80,084,000 and $49,283,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The aggregate certificate principal amount of the offered certificates shown on the cover page and back page of this prospectus supplement includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $224,853,000 (subject to a variance of plus or minus 5%).

(9)
For any distribution date, the pass-through rate on each class of the Class B, Class E, Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $49,283,000 (subject to a variance of plus or minus 5%).

(11)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

(12)
For any distribution date, the pass-through rate on the Class C certificates will be a per annum rate equal to weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, less 0.054%.

(13)
For any distribution date, the pass-through rate on the Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

 The Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus supplement.

SUMMARY

The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Glossary” in the prospectus for definitions of capitalized terms.

General

Title of the Certificates	The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2014-GC23, Commercial Mortgage Pass-Through Certificates, Series 2014-GC23.

Mortgage Loans
The certificates will be backed by 83 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,232,066,996. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of August 1, 2014, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans for which it is responsible in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Transaction Parties

Issuing Entity
Citigroup Commercial Mortgage Trust 2014-GC23, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, dated as of August 1, 2014, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	●	Goldman Sachs Mortgage Company, a New York limited partnership (38.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Citigroup Global Markets Realty Corp., a New York corporation (24.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	Rialto Mortgage Finance, LLC, a Delaware limited liability company (23.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	●	MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	●	Redwood Commercial Mortgage Corporation, a Delaware corporation (4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	10	29.7%
Citigroup Global Markets Realty Corp.	Citigroup Global Markets Realty Corp.	14	24.1
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	32	23.7
MC-Five Mile Commercial Mortgage Finance LLC	MC-Five Mile Commercial Mortgage Finance LLC	13	9.6
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	7	9.0
Redwood Commercial Mortgage Corporation	Redwood Commercial Mortgage Corporation	7	4.0
Total		83	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Companion Loan Holders and Other
Parties Related to Loan Combinations
As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus, any of the mortgage loans held by the issuing entity may be part of a split loan structure referred to in this prospectus supplement as a “loan combination”. A loan combination consists of the particular mortgage loan to be included in the issuing entity (a “split mortgage loan”) and one or more “companion loans” that will be held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement to which the respective holders of the subject promissory notes are parties. That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof.  In connection therewith:

●
If a loan combination is serviced under the pooling and servicing agreement for a securitization involving a related companion loan or portion thereof, then such loan combination would constitute an “outside serviced loan combination” and the related mortgage loan would constitute an “outside serviced mortgage loan.”

●
If a loan combination is serviced under the pooling and servicing agreement for this securitization transaction, then such loan combination would constitute a “serviced loan combination,” the related mortgage loan would constitute a “serviced mortgage loan” and the related companion loan would constitute a “serviced companion loan.”  There are no serviced loan combinations or serviced companion loans for this securitization transaction and, therefore, all references in this prospectus supplement to “serviced loan combinations” and “serviced companion loans” should be disregarded.

The only mortgage loan to be held by the issuing entity that is part of a loan combination is the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as the Selig Portfolio, which mortgage loan represents approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The following characteristics apply to the Selig Portfolio loan combination:

●
The Selig Portfolio loan combination includes one companion loan, which is pari passu in right of payment with the Selig Portfolio mortgage loan and has been included in the commercial mortgage securitization transaction (the “GSMS 2014-GC22 securitization”) involving the issuance of the GS Mortgage Securities Trust 2014-GC22, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 (the “GSMS 2014-GC22 certificates”).

●
The Selig Portfolio loan combination is an outside serviced loan combination that is being serviced under the pooling and servicing agreement for the GSMS 2014-GC22 securitization (the “GSMS 2014-GC22 pooling and servicing agreement” and also an “outside servicing agreement”) by the master servicer for the GSMS 2014-GC22 securitization (the “GSMS 2014-GC22 master servicer” and also an “outside servicer”) and, if and to the extent necessary, by the special servicer for the GSMS 2014-GC22 securitization (the “GSMS 2014-GC22 special servicer” and also an “outside special servicer”).

●
The controlling note holder for the Selig Portfolio loan combination is the holder of the Selig Portfolio companion loan, which is the trustee for the GSMS 2014-GC22 securitization (the “GSMS 2014-GC22 trustee” and also an “outside trustee”) on behalf of the holders of the GSMS 2014-GC22 certificates. In accordance with the GSMS 2014-GC22 pooling and servicing agreement, the rights of the holder of the Selig Portfolio companion loan will be exercised by the controlling class representative for the GSMS 2014-GC22 securitization (the “GSMS 2014-GC22 controlling class representative” and also an “outside controlling class representative”) or another designated party related to the GSMS 2014-GC22 securitization.

See “—GSMS 2014-GC22 Master Servicer, Special Servicer, Trustee and Custodian” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder”, “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “—Loan Combinations Pose Special Risks” in this prospectus supplement.

Trustee and Custodian
Deutsche Bank Trust Company Americas (in its capacity as trustee under the Pooling and Servicing Agreement, the “Trustee”, and in its role as custodian under the Pooling and Servicing Agreement, the “Custodian”), a New York banking corporation. The corporate trust offices of Deutsche Bank Trust Company Americas are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention:  Trust Administration–CGCMT Commercial Mortgage Trust 2014-GC23. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each of the mortgage loans (other than any outside serviced mortgage loans) transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

As described under “—GSMS 2014-GC22 Master Servicer, Special Servicer, Trustee and Custodian” below, the applicable outside trustee for the lead securitization of a related companion loan is the mortgagee of record for each outside serviced mortgage loan.

Certificate Administrator
Citibank, N.A. (the “Certificate Administrator”), a national banking association organized under the laws of the United States. The corporate trust office of the Certificate Administrator responsible for: (i) administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2014-GC23; and (ii) certificate transfer services and the presentment of Certificates for final payment thereon is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT Commercial Mortgage Trust 2014-GC23.  See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Operating Advisor
Trimont Real Estate Advisors, Inc. a Georgia corporation. At any time that a Control Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult on a non-binding basis with the special servicer with regard to certain major decisions with respect to the serviced mortgage loan(s) to the extent described in this prospectus supplement and as provided in the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information (to be provided to the operating advisor by the special servicer) described in this prospectus supplement, the operating advisor will be required (if any serviced mortgage loans were specially serviced mortgage loans during the prior calendar year) to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that a Consultation Termination Event (as described under “—Significant Dates, Events and Periods” below) has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) all payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote.  See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”). The master servicer will initially service all of the serviced loan(s) either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal servicing offices of Midland are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000.  See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

All of the mortgage loans transferred to the issuing entity (other than the outside serviced mortgage loan) are sometimes referred to in this prospectus supplement as the “serviced mortgage loans,” and all of the serviced mortgage loans, together with any serviced companion loans, are sometimes referred to in this prospectus supplement as the “serviced loans.”  There are no serviced loan combinations or serviced companion loans, however, for this securitization transaction.

As described under “—GSMS 2014-GC22 Master Servicer, Special Servicer, Trustee and Custodian” below, Wells Fargo Bank, National Association, a national banking association (in such capacity, the “GSMS 2014-GC22 master servicer”) is the initial master servicer for the Selig Portfolio loan combination pursuant to the GSMS 2014-GC22 pooling and servicing agreement.

Special Servicer
Rialto Capital Advisors, LLC, a Delaware limited liability company, is the initial special servicer with respect to all of the serviced loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to any such serviced loans that, in general, are in default or as to which default is reasonably foreseeable. Rialto Capital Advisors, LLC was appointed to be the special servicer for this securitization transaction at the request of Rialto CMBS III, LLC, which is expected to be the initial controlling class representative and the initial directing holder with respect to all of the serviced loans. Rialto CMBS III, LLC (i) is expected to purchase, on the closing date, the Class F and Class G Certificates, and (ii) may purchase, on the closing date, all or a portion of the Class E, Class X-C and/or Class X-D certificates. See “—Controlling Class Representative” below. See “Servicing of the Mortgage Loans—General” and “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

As described under “—GSMS 2014-GC22 Master Servicer, Special Servicer, Trustee and Custodian” below, CWCapital Asset Management LLC, a Delaware limited liability company (in such capacity, the “GSMS 2014-GC22 special servicer”) is the initial special servicer for the Selig Portfolio loan combination pursuant to the GSMS 2014-GC22 pooling and servicing agreement.

The special servicer (but not the outside special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, and a successor special servicer appointed, from time to time, as follows:

●
prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed and replaced by the directing holder (which is the controlling class representative with respect to all of the serviced loans) with or without cause at any time, upon satisfaction of certain conditions specified in the pooling and servicing agreement; and

●
after the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination). In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class, equal to or greater than 25% of (i) the initial certificate principal amount of such class minus (ii) payments of principal previously made with respect to such class, and considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “class” for such purpose), vote affirmatively to so replace.

Further, the special servicer may be removed and replaced based on the occurrence of certain servicer termination events on the part of the special servicer, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. In addition, in the case of a serviced loan combination, if a servicer termination event on the part of the special servicer affects only (i) the related serviced companion loan that is part of such serviced loan combination, (ii) the holder of such serviced companion loan or (iii) the rating on a class of securities backed by such serviced companion loan, then, at the direction of the holder of such serviced companion loan, in each case, the trustee will be required to terminate the special servicer solely with respect to that serviced loan combination, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement.

An outside special servicer may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a discussion of the loan combinations and the companion loans.

GSMS 2014-GC22 Master Servicer,
Special Servicer, Trustee and
Custodian
The Selig Portfolio loan combination is being serviced pursuant to the GSMS 2014-GC22 pooling and servicing agreement, dated as of June 1, 2014, between GS Mortgage Securities Corporation II, as depositor, Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2014-GC22 operating advisor” and an “outside operating advisor”), Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Deutsche Bank Trust Company Americas, as trustee.  Accordingly, (i) the Selig Portfolio mortgage loan and the related mortgaged properties are being serviced and administered by the GSMS 2014-GC22 master servicer and the GSMS 2014-GC22 special servicer, (ii) the GSMS 2014-GC22 trustee will serve as mortgagee of record with respect to the Selig Portfolio mortgage loan, and (iii) in its capacity as custodian under the GSMS 2014-GC22 pooling and servicing agreement, Wells Fargo Bank, National Association will serve as a custodian with respect to the mortgage loan file for the Selig Portfolio mortgage loan (other than with respect to the promissory note evidencing the Selig Portfolio mortgage loan).  None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to the GSMS 2014-GC22 pooling and servicing agreement of its duties thereunder, including with respect to the servicing of the Selig Portfolio mortgage loan.

See “Transaction Parties—Servicers—The Outside Servicer and the Outside Special Servicer” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

Directing Holder / Controlling Class
Representative
The controlling class representative under the pooling and servicing agreement (which is also referred to in this prospectus supplement as the “directing holder” with respect to the serviced loans) will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then Class F will be the controlling class. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist with respect to the controlling class representative, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Control Termination Event with respect to the controlling class representative, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

After the occurrence and during the continuance of a Consultation Termination Event with respect to the controlling class representative, all of these rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement.

Rialto CMBS III, LLC (i) is expected, on the closing date, to purchase the Class F and Class G certificates, and (ii) may purchase, on the closing date, all or a portion of the Class E, Class X-C and/or Class X-D certificates, and (iii) is expected, on the closing date, to appoint Rialto CMBS III, LLC to be the initial controlling class representative (and initial directing holder with respect to all of the serviced loans).

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the directing holder, take actions with respect to the servicing of the applicable serviced mortgage loan(s) that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed and replaced with respect to the serviced loan(s), with or without cause, at any time by the directing holder.  See “Risk Factors—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

The controlling class representative and any other directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any

Serviced Companion Loan Holder” and “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Significant Affiliations
and Relationships
Certain parties to this securitization transaction, as described under “Transaction Parties–Certain Affiliations and Certain Relationships–Transaction Party and Related Party Affiliations” in this prospectus supplement, may:

	●	serve in multiple capacities with respect to this securitization transaction;

	●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder and/or the controlling class representative;

●
serve as an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination; or

●
be affiliated with an outside servicer, outside special servicer, outside trustee or outside operating advisor with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or the directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●
serving as warehouse lender to one or more of the sponsors of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties–Certain Affiliations and Certain Relationships–Warehouse Financing Arrangements” in this prospectus supplement);

●
serving as interim servicer for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties–Certain Affiliations and Certain Relationships–Interim Servicing Arrangements” in this prospectus supplement);

●
serving as interim custodian for one or more of the sponsors of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) to this securitization transaction) (see “Transaction Parties–Certain Affiliations and Certain Relationships–Interim and Other Custodial Arrangements” in this prospectus supplement); and/or

●
performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties–Certain Affiliations and Certain Relationships–Other Arrangements” in this prospectus supplement).

In addition, certain of the sponsors to this securitization transaction or their affiliates may hold mezzanine debt, a companion loan, or other additional debt related to one or more of the mortgage loans to be included by such sponsor in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties–Certain Affiliations and Certain Relationships–Loan Combination and Mezzanine Loan Arrangements” in this prospectus supplement. In the event a sponsor includes any companion loan in a separate securitization transaction, such sponsor may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties–Certain Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Significant Obligor
The mortgaged property identified on Annex A to this prospectus supplement as 28-40 West 23rd Street, securing a mortgage loan representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor” (as such term is used in Items 1101 and 1112 of Regulation AB under the Securities Act of 1933, as amended) with respect to this offering. See “Description of the Mortgage Pool—Significant Obligor” in this prospectus supplement and “Structural and Collateral Term Sheet—28-40 West 23rd Street” in Annex B to this prospectus supplement.

Significant Dates, Events and Periods

Cut-off Date	With respect to each mortgage loan, the due date in August 2014 for that mortgage loan.

Closing Date	On or about August 7, 2014.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the fourth business day following the related determination date of each month, beginning in September 2014, to the holders of record at the end of the previous calendar month.

Determination Date	The sixth day of each calendar month or, if the sixth day is not a business day, the next business day, beginning in September 2014.

Expected Final Distribution Date	Class A-1	June 2019
	Class A-2	July 2019

	Class A-3	July 2024
	Class A-4	July 2024
	Class A-AB	May 2024
	Class X-A	July 2024
	Class X-B	July 2024
	Class A-S	July 2024
	Class B	July 2024
	Class PEZ	July 2024
	Class C	July 2024

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The expected final distribution date with respect to each class of the Class A-S, Class B, Class PEZ and Class C certificates assumes that the maximum certificate principal amount of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in July 2047.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which the applicable distribution date occurs.

Prepayment Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in September 2014, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Control Termination Event
A “Control Termination Event”  will either (a) occur when none of the classes of Class F and Class G certificates has an outstanding certificate principal amount (as notionally reduced by any appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus supplement.

Consultation Termination Event
A “Consultation Termination Event” will either (a) occur when none of the classes of Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—

Controlling Class Representative—General” in this prospectus supplement.

The Mortgage Loans

General
The issuing entity’s primary assets will be 83 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,232,066,996. The mortgage loans are secured by first liens on 99 commercial, multifamily and manufactured housing community properties located in 31 states and the District of Columbia. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
Ninety-Seven (97) mortgaged properties, securing approximately 97.2% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.  With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Wells Fargo Center, which secures approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan is secured by (i) the borrower’s leasehold interest in an office tower and adjacent parking garage and (ii) the borrower’s leasehold interest in a separate parking garage.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in this prospectus supplement.

The Loan Combination
One (1) of the mortgage loans is part of a split loan structure or loan combination comprised of the subject mortgage loan and one (1) related pari passu companion loan that is held outside the issuing entity. In the case of a loan combination, the related mortgage loan and companion loan are each evidenced by separate promissory notes but are all secured by the same mortgages or deeds of trust encumbering the same mortgaged property or portfolio of mortgaged properties. The loan combination related to this securitization transaction is:

●
the Selig Portfolio loan combination, consisting of the Selig Portfolio mortgage loan, which is being included in this securitization transaction, and the Selig Portfolio companion loan, which was previously included in the GSMS 2014-GC22 securitization.

Certain information regarding the loan combination is identified in the following table:
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance

Selig Portfolio	$97,000,000	7.9%	$100,000,000	$197,000,000

With respect to any loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and the pari passu companion loan(s) that will not be included in the issuing entity (but without regard to any subordinate companion loan(s)).

For more information regarding the loan combination, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement. Also, see “Structural and Collateral Term Sheet—Structural Overview” in Annex B to this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
6	0	(1)	74	90.5%
1	5		2	5.5
5	0		7	4.0
Total			83	100.0%

(1)
One (1) mortgage loan permits, up to three (3) times during the term of the mortgage loan, but not more than once during any twelve (12) month period, a five (5) day grace period that commences with notice.  This grace period does not apply to the payment due on the maturity date.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans /
Amortizing Mortgage Loans
Three (3) of the mortgage loans, representing approximately 24.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their maturity dates or anticipated repayment dates, as applicable. The remaining eighty (80) mortgage loans, representing approximately 75.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining terms (or terms to anticipated repayment dates) for such mortgage loans. However, thirty-two (32) of these eighty (80) mortgage loans, representing approximately 43.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 12 months to 60 months following the related origination date.

Balloon Loans / ARD Loans
All of the mortgage loans will have substantial principal payments due on their respective maturity dates unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan; provided, that if any loans with anticipated repayment dates, as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement, are included in the issuing entity, such mortgage loans will have substantial principal payments due on their respective anticipated repayment dates, unless prepaid earlier.  There are no loans with anticipated repayment dates included in the issuing entity and, therefore, all references in this prospectus supplement to “loans with anticipated repayment dates,” “anticipated repayment dates” and “excess interest” should be disregarded.

Additional Characteristics
of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

		All Mortgage Loans
	Initial Pool Balance(1)	$1,232,066,996
	Number of Mortgage Loans	83
	Number of Mortgaged Properties	99
	Average Cut-off Date Mortgage Loan Balance	$14,844,181
	Weighted Average Mortgage Loan Rate(2)	4.5237%
	Range of Mortgage Loan Rates(2)	3.8600% - 5.5600%
	Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	61.2%
	Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	52.2%
	Weighted Average Cut-off Date Remaining Term to Maturity Date (months)	114
	Weighted Average Cut-off Date DSCR(2)(3)	1.94
	Full-Term Amortizing Balloon Mortgage Loans	31.9%
	Partial Interest-Only Balloon Mortgage Loans	43.7%
	Interest-Only Balloon Mortgage Loans	24.4%

	(1)	Subject to a permitted variance of plus or minus 5%.

	(2)
With respect to each mortgage loan that is part of a loan combination, the related companion loan(s) is/are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. In addition, the Selig Portfolio mortgage loan permits the incurrence of additional pari passu debt secured by the related mortgaged properties, subject to certain loan-to-value ratio, debt service coverage ratio, debt yield and other conditions described under “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” “—The Loan Combinations” in this prospectus supplement.

	(3)
With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of four (4) mortgage loans, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Cut-off Date Loan-to-Value Ratio is calculated using an “as stabilized,” “as renovated,” “as repaired,” “hypothetical” or other appraised value, instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement. The Cut-off Date Loan-to-Value Ratio of those four (4) mortgage loans, calculated using an “as-is” appraised value, would result in a weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool of 61.4%.

(5)
In the majority of cases, the Maturity Date Loan-to-Value Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 19 mortgage loans, representing approximately 35.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Maturity Date Loan-to-Value Ratio is calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value, as further described under the definitions of “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.  The Maturity Date Loan-to-Value Ratio of those 19 mortgage loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 54.1%.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced
Mortgage Loans
Three (3) mortgage loans, collectively representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Tellus MS-FL Storage Portfolio, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced, in part, a prior loan secured by the individual mortgaged property identified as Tellus MS-FL Self Storage Portfolio - Lake City via a discounted pay off.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Waterlick Plaza, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior securitized loan with an original principal balance of $7.2 million, which prior loan was restructured in October 2012 into two notes, Note A and Note B, with an outstanding principal balance of $4.25 million and $2.59 million, respectively.  In connection with the origination of the mortgage loan, the prior lender agreed to forgive the entire Note B balance.  The mortgage loan proceeds were used to pay off Note A, pay closing costs and fund reserves.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Sausalito Apartments, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan refinanced a prior loan secured by the related mortgaged property that was in maturity default.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance /
Property Release Provisions	The terms of each mortgage loan restrict the ability of the borrower to defease and/or prepay the mortgage loan as follows:

●
Seventy-one (71) mortgage loans, representing approximately 80.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of at least two years following the closing date and prior to the related open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one or more of the related mortgaged properties), but the borrower may not prepay the mortgage loan in whole prior to such open prepayment period.

●
In addition, eleven (11) mortgage loans, representing approximately 14.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each permits the related borrower, after a lockout period of 23 to 26 payments following the origination date, to prepay the mortgage loan in whole or, in some cases, in connection with a partial release of a mortgaged property, or in connection with a paydown of the mortgage loan in order to satisfy certain financial covenants contained in the related mortgage loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period described below.

●
One (1) mortgage loan, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, after a lockout period of 23 payments following the origination date, to prepay such mortgage loan in whole (but not in part) together with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period described below.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”, “—Voluntary Prepayments” and “—’Due-on-Sale’ and ‘Due on Encumbrance’ Provisions” in this prospectus supplement.

Notwithstanding the foregoing restrictions on prepayments, the mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or anticipated repayment date, as applicable, as follows:

	Prepayment Open Periods

	Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

	3	11	18.7%
	4	66	73.5
	5	3	5.9
	7	3	1.9
	Total	83	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

	Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Retail	34	$404,448,088	32.8%
Hospitality	11	210,532,839	17.1
Multifamily	19	168,967,000	13.7
Mixed Use(2)	3	155,412,028	12.6
Office	10	139,512,500	11.3
Senior Housing	2	77,285,566	6.3
Self Storage	14	47,523,211	3.9
Industrial	2	16,283,923	1.3
Manufactured Housing	3	10,414,342	0.8
Parking	1	1,687,500	0.1
Total	99	$1,232,066,996	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one (1) mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

(2)	The mixed use properties include various combinations of retail and/or office.

Property Locations
The mortgaged properties are located in 31 states and the District of Columbia. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

	Geographic Distribution(1)

	State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

	New York	7	$274,751,217	22.3%
	California	6	$177,353,589	14.4%
	Texas	19	$140,005,960	11.4%
	Washington	8	$102,594,070	8.3%
	Maryland	3	$74,116,928	6.0%
	Tennessee	4	$73,210,843	5.9%
	Florida	6	$66,043,257	5.4%

	(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one (1) mortgaged property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Certain Calculations
and Definitions
The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or the companion loans on or prior to the closing date of this securitization transaction and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date.  The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.

With respect to any mortgage loan that is part of a loan combination, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot, pad, room or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan(s). Other than as specifically noted, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

With respect to each cross-collateralized group of mortgage loans, the debt service coverage ratio, loan-to-value ratio and debt yield information for each such mortgage loan have been calculated on an aggregate basis unless otherwise specifically indicated.

In addition, for purposes of the presentation of information in this prospectus supplement, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain other adjustments, assumptions and/or estimates, as further described under “—Additional Characteristics of the Mortgage Loans” above, and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” below in this prospectus supplement.

None of the mortgage loans in the issuing entity will be cross-collateralized with any mortgage loan that is not in the issuing entity, except as described in this prospectus supplement with respect to the mortgage loans that constitute part of a loan combination and that are secured by a mortgaged property or portfolio of mortgaged properties that also secure one or more companion loans not included in the issuing entity.

Certain Variances from
Underwriting Standards
Except for one (1) of the mortgage loans as described under “Transaction Parties—The Originators—The Goldman Originators” in this prospectus supplement, all of the mortgage loans were originated substantially in accordance with the respective originators’ underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement.

Mortgaged Properties with
Limited or No Operating History
Five (5) of the mortgaged properties, collectively securing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed or substantially renovated within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) mortgaged properties, collectively securing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired within the 12-month period preceding the cut-off date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) mortgaged property, securing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has limited operating history as the mortgaged property was completely vacant since construction and has since been leased-up to 100% occupancy.

See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material
Lease Termination Options
Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the ten largest tenants by base rent at the Mortgaged Properties securing the largest 20 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool
Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Certificates

The Offered Certificates

A.	General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2014-GC23:

		●	Class A-1

		●	Class A-2

		●	Class A-3

		●	Class A-4

		●	Class A-AB

		●	Class X-A

		●	Class X-B

		●	Class A-S

		●	Class B

		●	Class PEZ

		●	Class C

The Series 2014-GC23 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-C, Class X-D, Class D, Class E, Class F, Class G and Class R certificates.

B.	Certificate Principal
Amounts or Notional Amounts
Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate aggregate initial certificate principal amount (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus supplement, which principal amount (or notional amount) may vary up to 5% on the closing date.

The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this prospectus supplement represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table under “Certificate Summary” in this prospectus supplement is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, which is the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date.

The aggregate certificate principal amount of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Offered Certificates” section.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates
Each class of the offered certificates (other than the Class PEZ certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table on the cover page of this prospectus supplement.

For any distribution date, the pass-through rate with respect to each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates will be fixed at the initial pass-through rate for such class set forth in the table under “Certificate Summary” in this prospectus supplement.

For any distribution date, the pass-through rate with respect to the Class B certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class set forth in the table under

“Certificate Summary” in this prospectus supplement, and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

For any distribution date, the pass-through rate with respect to the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, less 0.054%.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus supplement.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class B trust component and the Class C trust component as described in this prospectus supplement.

The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●
the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●
with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

Exchangeable Certificates /
Exchange Proportions
If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this prospectus supplement, you will be able to exchange them for a proportionate interest in the Class PEZ certificates, and vice versa. You can exchange your exchangeable certificates by notifying the certificate administrator. If you own Class PEZ certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class PEZ certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus supplement.

See “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement and “Description of the Certificates—Exchangeable Certificates” in the accompanying prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—Risks Related to the Offered Certificates—The Exchangeable Certificates Are Subject to Additional Risks” in this prospectus supplement.

Distributions

A.	Amount and Order of
Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First:  Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates:  to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third:  Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates:  to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest.

Fourth:  Class A-S trust component:  To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class PEZ certificates as follows:  (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class PEZ certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Fifth:  Class B trust component:  To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class PEZ certificates as follows:  (a) to interest on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Sixth:  Class C trust component:  To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class PEZ certificates as follows:  (a) to interest on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate principal amount has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that trust component (and, therefore, those certificates), together with interest.

Seventh:  Non-offered certificates (other than the Class X-C and Class X-D certificates):  in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal
Entitlements
A description of each class’s and trust component’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class PEZ certificates, the related pass-through rates on the applicable percentage interest of related certificate principal amounts of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class PEZ certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Offered Certificates—Exchangeable Certificates” in this prospectus supplement. Any such allocations of principal and interest as between the Class PEZ certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and
Administrative Fees
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to the outside serviced mortgage loans.  The master servicing fee for each distribution date will be calculated based on:  (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which ranges on a loan-by-loan basis from 0.0100% to 0.1450% per annum. The master servicing fee rate includes (a) any sub-servicing fee rate and primary servicing fee rate, and (b) with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer. The special servicing fee for each distribution date is calculated based on the stated principal balance of each serviced loan that is a specially serviced loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement. In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0% applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a serviced loan that is a specially serviced loan, and (b) workout fees from (and generally calculated at a rate of 1.0% applied to) collections on a serviced loan that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.  The outside special servicer for any outside serviced mortgage loan will be entitled to receive comparable (but not necessarily identical) special servicing fees, liquidation fees and workout fees and other additional fees and amounts with respect to that outside serviced mortgage loan pursuant to the terms of the applicable outside servicing agreement.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.0011% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

In addition, the master servicer will pay to the Commercial Real Estate Finance Council (“CREFC®”) an intellectual property royalty license fee in connection with the use of CREFC® names and trademarks from general collections on the mortgage loans for each distribution date, calculated based on the stated principal balance of each mortgage loan in the issuing entity at the intellectual royalty license fee rate of 0.0005% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.0022% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates and trust components entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

Advances

A.	Principal and Interest Advances
The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans) but not any companion loans, as described below under “—Advances on the Loan Combinations,” if it determines that the advance will be recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loans. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee, the operating advisor’s fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

B.	Property Protection Advances
The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced loans, unless the advance is determined to be non-recoverable from related loan proceeds.  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement. The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

C.	Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

D.	Property Advances on the
Outside Serviced Loan
Combinations
With respect to each outside serviced loan combination, the outside servicer under the related outside servicing agreement is required to make property protection advances with respect to the related mortgaged property or properties, unless that outside servicer determines that those advances would not be recoverable from collections on such outside serviced loan combination. If that outside servicer is required to but fails to make a required property protection advance, then (subject to a recoverability determination) the outside trustee will be required to make that property protection advance. The outside servicer and/or the outside trustee, to the extent it makes any property protection advances with respect to an outside serviced loan combination, will be entitled to receive interest on such advances in accordance with the terms of the applicable outside servicing agreement and the related co-lender agreement, which may be reimbursable out of general collections of the issuing entity. The advancing party will also be entitled to reimbursement from general collections on the mortgage loans in the issuing entity for the pro rata share allocable to the applicable outside serviced mortgage loan of any non-recoverable property protection advance made by it on the related outside serviced loan combination and interest on those advances.

No outside servicer is required to advance delinquent monthly mortgage loan payments with respect to the related outside serviced mortgage loan.

Priority of Payments

A.	Subordination / Allocation
	of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A,

Class X-B, Class X-C and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2014-GC23 certificates that are not being offered by this prospectus supplement). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate principal amount of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B, Class X-C or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component or the Class C trust component), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates), and the Class X-D certificates (to the extent such losses are allocated to the Class F or Class G certificates) and, therefore, the amount of interest they accrue.

*
Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-C and Class X-D certificates. However, mortgage loan losses will reduce the notional amount of the Class X-A, Class X-B, Class X-C and  Class X-D certificates to the extent such losses reduce the certificate principal amount of a related class of principal balance certificates or a related trust component.

**
Distributions and losses allocated to a trust component will be concurrently allocated to the related classes of exchangeable certificates that evidence a percentage interest in such trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

***	Other than the Class X-C, Class X-D and Class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class PEZ certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

B.	Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of: the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement); the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer; the rights of any outside servicer, outside trustee and/or outside special servicer to receive payments of interest on unreimbursed property protection advances, servicing and/or special servicing compensation and/or reimbursement of certain amounts with respect to an outside serviced loan combination in accordance with the related co-lender agreement and the applicable outside servicing agreement; a modification of a mortgage loan’s interest rate or principal balance; or other unanticipated expenses of the issuing entity.  These shortfalls, if they occur, would reduce distributions to the classes of certificates or trust components with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class PEZ and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class PEZ and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components.

Additional Aspects of the Certificates

A.	Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus supplement.  Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero, and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or
Substitution of Mortgage Loans
Under the circumstances described in this prospectus supplement, the applicable sponsor (or Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D.	Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, the special servicer may solicit offers for defaulted serviced loans and related REO properties and is required to accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced loan combination, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related serviced companion loan holder (as a collective whole as if such certificateholders and such serviced companion loan holder constituted a single lender).

If a serviced mortgage loan that is part of a serviced loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related serviced companion loan together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related companion loan as a single whole loan.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in this prospectus supplement, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

E.	Registration and Denominations
The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through:  (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued in minimum denominations of authorized initial notional amount of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Other Investment Considerations

Potential Conflicts of Interest
The relationships involving the parties to this transaction and/or the securitization of any related companion loan, and the activities of those parties or their affiliates, may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the ownership of, or of any interests in, any companion loans or mezzanine debt by any sponsor, any underwriter, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates;

●
the relationships, including financial dealings, of any sponsor, the master servicer, the special servicer, the operating advisor, any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates with any borrower, any non-recourse carveout guarantor or any of their respective affiliates;

●	the relationships, including financial dealings, of the sponsors, the underwriters and their respective affiliates with each other;

●	the decision or obligation of the special servicer to take actions at the direction or recommendation of the directing holder or the holder of any serviced companion loan or its representative;

●
the expected initial controlling class representative’s engagement of any party to this securitization transaction as an independent contractor to conduct due diligence with respect to certain underlying mortgage loans;

●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool; and

●
the activities of the master servicer, special servicer, operating advisor, sponsors or any of their respective affiliates in connection with any other transaction and, with respect to the outside serviced loan combinations, the activities of any outside servicer, any outside special servicer, any outside operating advisor or any of their respective affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Other Potential Conflicts of Interest May Affect Your Investment,” “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificates,” “—Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment,” “—Loan Combinations Pose Special Risks—Realization on the Mortgage Loan That is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder,” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment”  in this prospectus supplement.

Material Federal Income
Tax Consequences
Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to the assets of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement (each, a “Trust REMIC”) are as follows:

●
The lower-tier REMIC (the “Lower-Tier REMIC”) will hold the mortgage loans and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to a second REMIC (the “Upper-Tier REMIC”).

●
The Upper-Tier REMIC will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the Upper-Tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class PEZ and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates (other than the exchangeable certificates) and the trust components will constitute REMIC “regular interests”.

	●	The offered certificates (other than the exchangeable certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

	●	Each class of exchangeable certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

	●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that: (a) the Class X-A certificates and the Class X-B certificates will be issued with original issue discount; and (b) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components will be issued at a premium.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) and other plans that are subject to any federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted substantially identical administrative exemptions to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup Global Markets Inc. or Goldman, Sachs & Co. serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates receives investment grade ratings from one or more nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

Credit ratings referenced throughout this prospectus supplement are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates or related trust component(s) in question on each distribution date and, except in the case of the interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A security rating is not a recommendation to buy, sell or hold securities, and the assigning rating agency may revise, downgrade, qualify or withdraw a rating at any time.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to

Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of any outside serviced loan combination, the rating agencies engaged by the depositor for the applicable lead securitization) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of  the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this prospectus supplement, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest.

The Class X-A and Class X-B certificates are only entitled to interest distributions. If any of the mortgage loans were to prepay in the initial month after the closing date, with the result that the holders of the Class X-A and/or Class X-B certificates receive only a single month’s interest, and therefore suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings of the Class X-A and Class X-B certificates do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to pay interest timely on the notional amounts as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates” and “Yield, Prepayment and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. The issuing entity will not be registered under the Investment Company Act of 1940, as amended. However, the issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. See “Legal Investment” in this prospectus supplement and in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary     Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

The Exchangeable Certificates Are Subject to Additional Risks

The characteristics of the Class PEZ certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus supplement. Investors are also encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange exchangeable certificates:

●
At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Offered Certificates—Exchangeable Certificates—Exchanges” in this prospectus supplement.

●
A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

●	Certificates may only be held in authorized denominations.

●	An exchange fee of $5,000 must be paid by the exchanging certificateholder to the certificate administrator in connection with each exchange of exchangeable certificates.

Subordination of Exchangeable Certificates

As described in this prospectus supplement, if you acquire any exchangeable certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S trust component) the holders of the Class PEZ certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class PEZ certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class PEZ certificates. If you acquire Class PEZ certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to:  (a) insofar as the Class PEZ certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class PEZ certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations. As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments. These changes became fully effective January 1, 2013. In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014. As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions. Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013. Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion. The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis. The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement and in the prospectus.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor (or, in the case of Redwood Commercial Mortgage Corporation, Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-A certificates is based upon the outstanding certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component.  Because the notional amount of the Class X-B certificates is based upon the outstanding certificate principal amounts of the Class B trust component and the Class C trust component, the yield to maturity on the Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the Class B trust component and the Class C trust component.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof.  A reduction in the certificate principal amount of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate principal amount of the Class B trust component or the Class C trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The exchangeable certificates will be subject to a realized loss or shortfall on the Class A-S, Class B or Class C trust component to the extent of their percentage interest in such trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates, subject to the terms of the outside servicing agreement in the case of any outside serviced loans.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  Rating agency confirmations with respect to any outside serviced mortgage loans will also be subject to the terms and provisions of the outside servicing agreement.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus supplement. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower.  You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related loan combinations. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus supplement, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both (i) “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values and (ii) “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, the “as stabilized,” “as renovated,” “as repaired” or “hypothetical” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as stabilized,” “as renovated,” “as repaired” or “hypothetical” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Third Party Reports”, “The Goldman Originators—Origination and Underwriting Process”, “—Cantor Commercial Real Estate Lending, L.P.—Assessments of Property Condition”,—MC Five Mile Commercial Mortgage Finance LLC—Assessments of Property Condition” and “—Redwood Commercial Mortgage Corporation—Engineering Report” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in this prospectus supplement for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus supplement or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, multifamily, mixed use, office and senior housing properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” in this prospectus supplement for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool. For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus and “—Senior Housing Properties May Present Special Risks” below.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Washington, Maryland, Tennessee and Florida. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one (1) mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Senior Housing Properties May Present Special Risks

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties.  Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff.  Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

The Success of Senior Housing Properties Depends on Attracting Seniors with Sufficient Resources To Pay

Each of the mortgaged properties identified on Annex A to this prospectus supplement as Palm Island Apartments and Ashbridge Manor Senior Housing is a senior housing property. Medicare does not reimburse beneficiaries for room, board or services at an independent living facility. Although Medicaid may cover the services provided at an independent living facility in certain states, neither of the mortgaged properties accepts reimbursement from Medicaid. In addition, commercial private insurance does not typically cover independent living. Accordingly, each such mortgaged property currently relies, and will continue to rely, on the ability of its residents or their families to pay the resident and other fees from their own funds.  Not all seniors living in the regions where such mortgaged properties are located will be able to afford an extended stay in an independent living facility or other congregate senior living facilities. In the event that managed care becomes a significant factor in the independent living facility sector, the related borrowers may have to participate in the managed care market to remain competitive. In such an event, the amount that such mortgaged properties receive for their services could be adversely affected.

Due to the dependency of such mortgaged properties on private pay sources, events which adversely affect the ability of seniors to afford the monthly resident fees could cause occupancy rates, revenues and results of operations to decline.  Economic downturns, changes in demographics, degradation of the local economies or the neighborhoods in which such mortgaged properties operate, inflation or other circumstances that adversely affect the ability of the elderly to pay for the services could adversely affect the ability of seniors to afford resident fees.  In addition, recent reports indicate that the most recent downturn in the housing market has adversely affected the ability of seniors to afford resident fees as seniors frequently use the proceeds from the sale of their homes to cover the cost of senior living facilities fees. Because the senior living market sector is highly competitive, negative perceptions of the aesthetics, safety, convenience or overall quality of services provided by such mortgaged properties may negatively impact the ability of such mortgaged properties to attract seniors with sufficient resources to pay.  If such mortgaged properties are unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent living services, occupancy rates, revenues and results of operations could decline.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as tenants-in-common. For example, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as River Marketplace and Shoppes at Stoneridge Commons, representing approximately 2.0% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrowers are tenants-in-common.

In certain instances where borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under section 1031 of the Internal Revenue Code, these borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common” in this prospectus supplement, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in this prospectus supplement either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance With Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although no related companion loan is an asset of the issuing entity, each related borrower is still obligated to make interest and principal payments on the related companion loan. As a result, the issuing entity is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

A Borrower May Be Unable to Repay its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Loan Rates; Calculations of Interest” in this prospectus supplement. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify serviced loans in a manner consistent with the servicing standard, subject to the limitations described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus supplement. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity. These factors have increased the risk that refinancing may not be available for commercial mortgage loans. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer (or, with respect to an outside serviced mortgage loan, the outside special servicer) will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus supplement for descriptions of real estate tax matters relating to certain mortgaged properties.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, dental or medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Sixteen (16) of the mortgaged properties, securing approximately 22.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 18%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Under TRIPRA, the Terrorism Insurance Program will expire on December 31, 2014.  On July 17, 2014, the U.S. Senate approved a bill (S. 2244) that would, among other things, extend the Terrorism Insurance Program until December 31, 2021.  The House of Representatives has its own version of the bill (H.R. 4871), which has not yet been approved by the House of Representatives.  The current version of the bill that is under consideration by the House of Representatives would, among other things, extend the Terrorism Insurance Program until December 31, 2019.  Any final legislation, if passed into law, may be significantly different from TRIPRA in its current form or from the bill approved by the Senate.  We cannot assure you that subsequent terrorism insurance legislation will be passed into law, or that any subsequent terrorism insurance legislation that is passed into law will not have an adverse impact on the mortgage loans or the performance of your certificates.

Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See ”Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated With Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by the mortgage loan sellers to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan sellers. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the current (and then-acting) general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

In some cases, the originators or their affiliates may be the holders of the mezzanine loans, subordinate loans and/or companion loans related to their mortgage loans.  For example, as described in “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, Goldman Sachs Mortgage Company has sold the Selig Portfolio companion loan into the GSMS 2014-GC22 securitization, and may be obligated to repurchase such companion loan from such securitization trust in connection with certain breaches of representations and warranties and certain document defects with respect to the Selig Portfolio loan combination. In addition, Goldman Sachs Mortgage Company, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the portfolio of mortgaged properties that secures the Selig Portfolio loan combination.  See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” “—The Loan Combinations” in this prospectus supplement for more information regarding the rights of the serviced companion loan holder.

The originators and/or their respective affiliates may have originated and sold or retained mezzanine loans related to the mortgage loans. Such transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter

Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, and Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator and certificate registrar. In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor and an originator, and GS Commercial Real Estate LP, an originator.

See “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, Any Outside Servicer and Any Outside Special Servicer

The pooling and servicing agreement provides that the serviced loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. Each outside servicing agreement provides that the outside serviced loan combinations are required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the outside serviced loan combinations, any outside servicer, any outside special servicer, or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

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as it relates to the servicing and administration of the serviced loans, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

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as it relates to servicing and administration of the outside serviced loan combinations, any outside servicer, a sub-servicer, any outside special servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in each outside serviced loan combination;

or, in any case, any of the foregoing parties has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of (i) Rialto Mortgage Finance, LLC, an originator and a sponsor, (ii) the initial holder of the controlling class certificates (which is anticipated to be Rialto CMBS III, LLC or another affiliate of the special servicer), (iii) the initial controlling class representative and (iv) the initial directing holder as of the closing date (which is anticipated to be Rialto CMBS III, LLC or another affiliate of the special servicer). Further none of the master servicer, a sub-servicer, or the special servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2014-GC23 non-offered certificates, the serviced companion loan holder or any holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations and Certain Relationships” in this prospectus supplement. Also see “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”), has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the serviced loans that are specially serviced loan(s). Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

In the normal course of conducting its business, Trimont and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, a companion holder or the controlling class representative or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Trimont’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Trimont performs its duties under the pooling and servicing agreement.

In addition, Trimont and its affiliates may in the future, perform contract underwriting services and advisory services, as well as service or specially service, in the ordinary course of their business, existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Trimont may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Trimont.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder

It is expected that Rialto CMBS III, LLC, or another affiliate of the special servicer and of Rialto Mortgage Finance, LLC (an originator and a sponsor) will be the initial controlling class representative and the directing holder with respect to the serviced loans. The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. The controlling class certificateholders may have interests in conflict with those of the other certificateholders. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, at the direction of the controlling class representative (for so long as a Control Termination Event does not exist), take actions with respect to the serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed and replaced with or without cause at any time by (and with a successor to be appointed by) the directing holder (for so long as a Control Termination Event does not exist). See “The Pooling and Servicing Agreement— Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

Similarly, an outside controlling class representative has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the outside special servicer under the outside servicing agreement, and the outside controlling class representative may have conflicts of interest with the holders of the Series 2014-GC23 certificates.  Furthermore, the controlling class representative for this securitization transaction will have certain consultation rights with respect to the outside serviced loan combinations and may have conflicts of interest with the holders of the Series 2014-GC22 certificates.

The controlling class representative for this securitization transaction, an outside controlling class representative and their respective affiliates may have interests that are in conflict with those of certain Series 2014-GC23 certificateholders, especially if the applicable controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and the initial directing holder with respect to the serviced loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of the Directing Holder, any Outside Controlling Class Representative and any Serviced Companion Loan Holder;” above and “—Special Servicer May Be Directed or Advised To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” below.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative or a Controlling Class Representative under any Other Servicing Agreement to Terminate the Special Servicer of the Related Loan Combination

With respect to the each loan combination, the applicable controlling class representative will be entitled, under certain circumstances, to remove the special servicer for such loan combination and, in such circumstances, appoint a successor special servicer for such loan combination (or have certain consent rights with respect to such removal or replacement).  The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.  No certificateholder may take any action against a controlling class representative (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests.  See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a companion loan security, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Special Servicer May Be Directed or Advised to Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the controlling class representative will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. The controlling class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Similarly, with respect to any outside serviced mortgage loan, the outside special servicer may, at the direction or upon the advice of the outside controlling class representative, take actions with respect to the outside serviced loan combinations that could adversely affect the outside serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. In addition, the related serviced companion loan holder (or its representative) will have certain consultation rights with respect to servicing decisions involving a serviced loan combination. The special servicer, upon consultation with the related serviced companion loan holder (or its representative), may take actions with respect to a serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement. A serviced companion loan holder (or its representative) does not have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the special servicer, nor any outside special servicer, is permitted to take actions that are prohibited by law or violate the applicable servicing standard or the terms of the mortgage loan documents.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed (with respect to all of the serviced loans) with or without cause at any time by (and with a successor to be appointed by) the directing holder (for so long as a Control Termination Event does not exist). With respect to any outside serviced loan combination, the outside controlling class representative has the right to replace the outside special servicer, subject to certain conditions. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (with respect to all of the serviced loans). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. In addition, after the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced loans). That recommendation may result in the termination and replacement of the special servicer (with respect to all of the serviced loans) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-C, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate principal amount of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to any outside serviced loan combination, the outside controlling class representative has the right to replace the outside special servicer, subject to certain conditions. See “The Pooling and Servicing Agreement—Termination of the Special Servicer”, “—Servicing of the Outside Serviced Mortgage Loan” and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In addition, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement. Similarly, any outside controlling class representative may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which it may lose upon the occurrence of certain events specified in the outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, the operating advisor has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event (or, in the case of the outside serviced loan combinations, no consultation rights whatsoever) and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of the directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal amount (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to the outside serviced loan combination. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced loan that is a specially serviced loan, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the directing holder. After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the directing holder (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the serviced loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the serviced loans, or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the directing holder. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan, that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder:  (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the related controlling class; (iii) does not have any duties to the holders of any class of certificates other than such controlling class; (iv) may take actions that favor the interests of the holders of such controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to the related controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

Loan Combinations Pose Special Risks

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination. Further, given that, pursuant to the co-lender agreement for the serviced loan combination, the serviced companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer” in this prospectus supplement), with respect to the serviced loan combination, the related serviced companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In connection with the servicing of a serviced loan combination, the related serviced companion loan holder or its representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to the mortgage loan that is part of the serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

●	An outside controlling class representative may have interests in conflict with those of the holders of some or all of the classes of certificates.

●
With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the outside controlling class representative may direct the outside special servicer, to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the outside controlling class representative:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the outside controlling class representative or any director, officer, employee, agent or principal of the outside controlling class representative for having so acted.

You Will Not Have any Control Over the Servicing of the Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one (1) or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement governing the securitization of the controlling companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the outside controlling class representative (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

Sponsors May Not Be Able to Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. However, in the case of Redwood Commercial Mortgage Corporation, Redwood Trust, Inc. will guarantee Redwood Commercial Mortgage Corporation’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement. Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or in the case of Redwood Commercial Mortgage Corporation, Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) will have the financial ability to effect such repurchases or substitutions. In addition, the sponsors (or Redwood Trust, Inc., as guarantor of the repurchase and substitution obligations of Redwood Commercial Mortgage Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book—Entry Registration” in this prospectus supplement and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “Risk Factors—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in the prospectus.

State and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus supplement does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2014-GC23 (the “Issuing Entity”). The assets of the Issuing Entity will consist of a pool of 83 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in August 2014 for the Mortgage Loans (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,232,066,996 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a retail, hospitality, multifamily, mixed use, office, senior housing, self storage, industrial, manufactured housing or parking garage property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

As described under “The Trust Fund—Mortgage Loans—Loan Combinations” in the accompanying prospectus and as described in greater detail below, certain of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) may be part of a split loan structure (a “Loan Combination”).  A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties.  Only each Split Mortgage Loan is included in the Issuing Entity.  Any related Companion Loan is not an asset of the Issuing Entity.  If a Loan Combination is serviced under the Pooling and Servicing Agreement for this securitization transaction, then such Loan Combination may be referred to in this prospectus supplement as  a “Serviced Loan Combination,” and the related Companion Loan may be referred to in this prospectus supplement as a “Serviced Companion Loan.”  There are no Serviced Loan Combinations or Serviced Companion Loans relating to this securitization transaction and, therefore, all references in this prospectus supplement to “Serviced Loan Combinations” and “Serviced Companion Loans” should be disregarded.

One (1) of the Mortgage Loans, secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Portfolio (the “Selig Portfolio Mortgage Loan”), representing approximately 7.9% of the Initial Pool Balance, is part of a Loan Combination.

In connection with each Split Mortgage Loan, the following provisions and definitions apply for the purposes of this prospectus supplement:

●
the Companion Loan related to the Selig Portfolio Mortgage Loan is referred to as the “Selig Portfolio Companion Loan” and the Selig Portfolio Mortgage Loan together with the Selig Portfolio Companion Loan are referred to as the “Selig Portfolio Loan Combination“;

●	the Selig Portfolio Companion Loan is pari passu in right of payment with the Selig Portfolio Mortgage Loan;

●
the Selig Portfolio Companion Loan was previously included in a commercial mortgage securitization transaction (the “GSMS 2014-GC22 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2014-GC22, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 (the “GSMS 2014-GC22 Certificates”); the GSMS 2014-GC22 Securitization is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Securitization”;

●
because it is being serviced pursuant to the pooling and servicing agreement for the GSMS 2014-GC22 Securitization (the “GSMS 2014-GC22 Pooling and Servicing Agreement”), which governs the securitization of the related Companion Loan, as described under “—Servicing of the Outside Serviced Mortgage Loan” below, the Selig Portfolio Mortgage Loan is also sometimes referred to in this prospectus supplement as an “Outside Serviced Mortgage Loan”, the Selig Portfolio Companion Loan is also sometimes referred to in this prospectus supplement as an “Outside Serviced Companion Loan“, and such Outside Serviced Mortgage Loan, together with its related Outside Serviced Companion Loan, is also sometimes referred to in this prospectus supplement as an “Outside Serviced Loan Combination”; the holder of the Companion Loan is referred to as a “Companion Loan Holder”;

●	the trustee under the GSMS 2014-GC22 Securitization is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Trustee”; and

●	the GSMS 2014-GC22 Pooling and Servicing Agreement is referred to in this prospectus supplement (with respect to the applicable Outside Serviced Mortgage Loan) as an “Outside Servicing Agreement”.

See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

All of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan) are also sometimes referred to in this prospectus supplement as the “Serviced Mortgage Loans”.  All of the Serviced Mortgage Loans, together with any Serviced Companion Loans, are also sometimes referred to in this prospectus supplement as the “Serviced Loans”.  There are no Serviced Loan Combinations or Serviced Companion Loans related to this securitization transaction.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Ten (10) Mortgage Loans (together with the GS CRE Mortgage Loans (as defined below), the “GSMC Mortgage Loans”), representing approximately 29.7% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”);

●
Fourteen (14) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 24.1% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Thirty-two (32) Mortgage Loans (the “RMF Mortgage Loans”), representing approximately 23.7% of the Initial Pool Balance, were originated by Rialto Mortgage Finance, LLC, a Delaware limited liability company (“RMF”);

●
Thirteen (13) Mortgage Loans (the “MC-Five Mile Mortgage Loans”), representing approximately 9.6% of the Initial Pool Balance, were originated by MC-Five Mile Commercial Mortgage Finance LLC, a Delaware limited liability company (“MC-Five Mile”);

●
Seven (7) Mortgage Loans (the “GS CRE Mortgage Loans”), representing approximately 9.0% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GS CRE”); and

●
Seven (7) Mortgage Loans (the “RCMC Mortgage Loans”), representing approximately 4.0% of the Initial Pool Balance, were originated by Redwood Commercial Mortgage Corporation, a Delaware corporation (“RCMC”).

GSMC, CGMRC, RMF, MC-Five Mile, GS CRE, and RCMC are referred to in this prospectus supplement as the “Originators”. The GS CRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GS CRE Mortgage Loans on or prior to the Closing Date. Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, RMF, GSMC, MC-Five Mile and RCMC (collectively, the “Sponsors”) on or about August 7, 2014 (the “Closing Date”). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the 2014-GC23 pooling and servicing agreement, dated as of August 1, 2014 (the “Pooling and Servicing Agreement”) among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding. The information in Annex A, Annex B, and Annex C to this prospectus supplement with respect to the Mortgage Loans (or the Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus supplement is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and the related Companion Loan (but without regard to any subordinate companion loan), unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus supplement (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of the Cut-off Date; provided, that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. The appraisals for certain of the Mortgaged Properties state an “as stabilized,” “hypothetical,” “as repaired” or “as renovated” value (generally in addition to an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized,” “hypothetical,” “as repaired” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement. For such Appraised Values and other values on a property-by-property basis, see Annex A of this prospectus supplement and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” or “as renovated” appraised value for the related Mortgaged Property, as described under the definition of “LTV Ratio at Maturity.” With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is the “as-is” appraised value unless otherwise specified below and under “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.

In the following cases, the Appraised Value set forth in this prospectus supplement and on Annex A or Annex B to this prospectus supplement is not the “as-is” Appraised Value, but is instead calculated as set forth below:

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Joppa Perring, which secures a portion of a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the Appraised Value represents the “hypothetical market value” appraised value of $5,800,000.  The “as-is” value in the appraisal of $6,900,000 represents the value of the collateral plus an outparcel that is not part of the collateral, but was included because the lot lines for the subject collateral had not been redrawn at the time of the appraisal and have since been redrawn to only include the subject property.

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With respect to the Mortgage Loan secured the by Mortgaged Property identified on Annex A to this prospectus supplement as Capewood Apartments, representing approximately 0.4% of the Initial Pool Balance, the Appraised Value represents an “as repaired” value from the appraisal that assumes roof renovations are complete, and the borrower reserved $600,000 with the lender related to such roof renovations. The “as-is” appraised value of such Mortgaged Property without taking into account the above-referenced renovation would be $5,580,000.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●	with respect to any Split Mortgage Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan;

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Doubletree Rochester, representing approximately 1.5% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated by adding the $5,000,000 PIP reserve to the “as-is” appraised value of $22,000,000; the Cut-off Date LTV Ratio for that Mortgage Loan calculated without regard to $5,000,000 PIP reserve is 81.7%;

●
with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brawley Shopping Center, representing approximately 0.2% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio was calculated using the “as stabilized” appraised value of $3,820,000 (as the “as-is” appraised value takes into account a $90,000 lease-up deduction for the Togo’s tenant, however, the “as-stabilized” appraised value assumes the lease with Togo’s has been executed and the tenant is open for business, both of which have occurred as of the Cut-off Date); the Cut-off Date Loan-to-Value Ratio for that Mortgage Loan calculated based on the “as-is” appraised value is 76.8%; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to any Split Mortgage Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect any Split Mortgage Loans, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income produced by the related Mortgaged Properties, divided by the aggregate Cut-off Date Balance of the applicable Crossed Group.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan, the calculation of the DSCR is based on the Annual Debt Service of such Split Mortgage Loan and the related Companion Loan(s); and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service that is due in connection with the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.  Notwithstanding the foregoing:

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt NYC Portfolio, which represents approximately 7.3% of the Initial Pool Balance, each operating lessee established an operating account (which is pledged to the lender and subject to an account control agreement in favor of the lender) pursuant to the management agreements into which the revenues of the respective properties are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees, any reserves required under the management agreement and all other amounts required or permitted to be paid by the property manager pursuant to the management agreement in the performance of its duties and obligations with respect to each Mortgaged Property, and the lender has no rights with respect to directing monies in that operating account until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

“In-Place Cash Management”  means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the related Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt NYC Portfolio, representing approximately 7.3% of the Initial Pool Balance; see the description of the related lockbox account under the definition of “Hard Lockbox” above in this prospectus supplement.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●	with respect to any Split Mortgage Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the applicable Crossed Group divided by the aggregate Appraised Value of the related Mortgaged Properties; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” or “as renovated” Appraised Values, as applicable, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgaged Property Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” or “As Renovated” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Selig Portfolio(1)	7.9%	55.6%	$354,500,000	58.8%	$335,300,000
Hyatt NYC Portfolio	7.3%	40.8%	$187,400,000	46.2%	$165,400,000
Chula Vista Center	5.7%	46.4%	$131,000,000	52.4%	$116,000,000
Hilton Knoxville	2.8%	61.2%	$49,900,000	65.1%	$46,900,000
Dolce Living Rosenberg	2.7%	64.2%	$47,220,000	64.9%	$46,680,000
Homewood Suites Nashville Vanderbilt	2.5%	46.3%	$54,700,000	50.6%	$50,000,000
Doubletree Rochester	1.5%	44.3%	$30,000,000	60.3%	$22,000,000
Resaca Village Center	0.7%	59.8%	$12,500,000	69.4%	$10,780,000
Long Meadow Shopping Center	0.6%	27.8%	$20,900,000	41.4%	$14,000,000
Tellus MS-FL Self Storage Portfolio	0.6%	58.3%	$9,800,000	62.1%	$9,200,000
Hampton Inn - Lake Charles	0.5%	60.9%	$8,750,000	73.5%	$7,250,000
Stonebridge Crossing	0.5%	65.2%	$8,100,000	68.6%	$7,700,000
Newbridge Shopping Center	0.5%	45.6%	$11,500,000	57.0%	$9,200,000
Desert View MHC	0.5%	30.9%	$14,900,000	35.7%	$12,900,000
Comfort Inn and Suites Crabtree Valley	0.4%	50.7%	$8,100,000	53.0%	$7,750,000
Climatrol Self-Storage(2)	0.2%	52.5%	$4,250,000	54.2%	$4,000,000
8816 Six Forks Road	0.4%	63.4%	$6,915,000	73.2%	$5,995,000
Mission Trace Shopping Center	0.3%	57.1%	$4,690,000	58.9%	$4,550,000
Brawley Shopping Center	0.2%	63.1%	$3,820,000	64.7%	$3,730,000

(1)
The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this prospectus supplement as Fourth & Blanchard, 635 Elliott, 645 Elliott, Fifth & Jackson, 200 West Thomas and South Tower - 100 West Harrison.

(2)
The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Climatrol Self-Storage     is part of a Crossed Group that also includes the Mortgaged Property identified on Annex A to this prospectus supplement as Williamsburg Self-Storage.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of senior housing, multifamily, rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox upon the occurrence of an event of default under the related Mortgage Loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus supplement. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus supplement for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus supplement intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months (or, in the case of the Mortgaged Property indentified on Annex A to this prospectus supplement as 401 South La Brea, up to 67 months), following the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily or student housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,232,066,996
Number of Mortgage Loans	83
Number of Mortgaged Properties	99
Average Cut-off Date Mortgage Loan Balance	$14,844,181
Weighted Average Mortgage Loan Rate(2)	4.5237%
Range of Mortgage Loan Rates(2)	3.8600% - 5.5600%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	61.2%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(5)	52.2%
Weighted Average Cut-off Date Remaining Term to Maturity Date (months)	114
Weighted Average Cut-off Date DSCR(2)(3)	1.94x
Full-Term Amortizing Balloon Mortgage Loans	31.9%
Partial Interest-Only Balloon Mortgage Loans	43.7%
Interest-Only Balloon Mortgage Loans	24.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to any Split Mortgage Loan, the related Companion Loan(s) are included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR. Other than as specifically noted, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, Cut-off Date DSCR and Mortgage Loan Rate information for each Mortgage Loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.  In addition, the Selig Portfolio Mortgage Loan permits the incurrence of additional pari passu debt secured by the related Mortgaged Properties, subject to certain loan-to-value ratio, debt service coverage ratio, debt yield and other conditions described under “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” “—The Loan Combinations” in this prospectus supplement.

(3)
With respect to Mortgage Loans that are cross-collateralized and cross-defaulted with one or more other Mortgage Loans, the Cut-off Date Loan-to-Value Ratio, the Maturity Date Loan-to-Value Ratio and the Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)
In most cases, the Cut-off Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of four (4) Mortgage Loans, representing approximately 2.7% of the Initial Pool Balance, the Cut-off Date Loan-to-Value Ratio is calculated using an “as stabilized,” “as renovated,” “as repaired,” “hypothetical” or other appraised value, instead of the related “as-is” appraised value, as further described under the definitions of “Appraised Value” and “Cut-off Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement. The Cut-off Date Loan-to-Value Ratio of those four (4) Mortgage Loans, calculated using an “as-is” appraised value, would result in a weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool of 61.4%.

(5)
In the majority of cases, the Maturity Date Loan-to-Value Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 19 Mortgage Loans, representing approximately 35.6% of the Initial Pool Balance, the Maturity Date Loan-to-Value Ratio is calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value, as further described under the definition of “Maturity Date Loan-to-Value Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement. The Maturity Date Loan-to-Value Ratio of those 19 Mortgage Loans, calculated using an “as-is” appraised value, would result in a weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool of 54.1%.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combinations) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes forty-eight (48) Mortgage Loans, representing approximately 31.9% of the Initial Pool Balance that pay principal and interest for their entire terms, thirty-two (32) Mortgage Loans, representing approximately 43.7% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms, and three (3) Mortgage Loans, representing approximately 24.4% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.  None of the loans in this transaction have anticipated repayment dates.

The Issuing Entity will include fourteen (14) Mortgage Loans, representing approximately 16.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Retail Properties

Thirty-four (34) retail properties, representing collateral for approximately 32.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, thirty (30) of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Eighteen (18) of the Mortgaged Properties, representing collateral for approximately 18.1% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to have at least one “anchor tenant.”  One (1) of the Mortgaged Properties, representing collateral for approximately 5.7% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable Sponsor to be a “super regional mall.”  One (1) of the Mortgaged Properties, representing collateral for approximately 3.2% of the Initial Pool Balance by allocated loan amount, is a retail property that is considered by the applicable Sponsor to be a “power center/big box.” Four (4) of the Mortgaged Properties, representing collateral for approximately 2.2% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be a “single tenant retail.” Five (5) of the Mortgaged Properties, representing collateral for approximately 1.9% of the Initial Pool Balance by allocated loan amount, consist of a shopping center or other retail property that is considered by the applicable Sponsor to be “shadow anchored.”  Five (5) of the Mortgaged Properties, representing collateral for approximately 1.6% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable Sponsor to be “unanchored.”

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers,  health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Hospitality Properties

Eleven (11) hospitality properties, representing collateral for approximately 17.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, ten (10) of the Mortgage Loans. Ten (10) of the hospitality Mortgaged Properties, representing collateral for approximately 16.1% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or management agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan and the expiration date of such agreement. Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License/ Franchise Agreement	Maturity Date
Doubletree Rochester	$17,970,356	1.5%	6/30/2024	7/6/2024
Viceroy Palm Springs	$11,750,000	1.0%	1/1/2018(1)	7/5/2019
Comfort Inn and Suites Crabtree Valley	$5,392,400	0.4%	6/30/2020	7/6/2024

(1)  The related manager has the rights in its sole discretion to exercise two (2) consecutive 5-year extension options.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

In the case of the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt NYC Portfolio, representing approximately 7.3% of the Initial Pool Balance, the Hyatt Herald Square Mortgaged Property is expected to be closed for approximately two months in order to complete a PIP in connection with converting the Hyatt Herald Square Mortgaged Property from its current branding as the Holiday Inn Midtown 31st Street.  See “Structural and Collateral Term Sheet—Hyatt NYC Portfolio” in Annex B to this prospectus supplement.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Multifamily Properties

Nineteen (19) multifamily properties, representing collateral for approximately 13.7% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, eighteen (18) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Drayton Tower Apartments, representing approximately 1.5% of the Initial Pool Balance, the related Mortgaged Property is majority occupied by student tenants.

In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Jones Place Townhomes and Dennison Road, representing approximately 0.8% and 0.3% of the Initial Pool Balance, respectively, the related Mortgaged Properties are entirely occupied by students.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concorde Club Apartments, representing approximately 0.3% of the Initial Pool Balance, nineteen units (11.9% of the total units) are leased to True Transitions, which is a non-profit organization that provides transitional housing to residents who are designated as disabled and receive Medicaid benefits or young adults without parents living on their own for the first time.  All such units are rented to True Transitions, who is financially responsible for the lease.  The resident is also listed on the lease, as he or she is responsible for complying with the rules and regulations at the property.

Mixed Use Properties

Three (3) mixed use properties, representing collateral for approximately 12.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, three (3) of the Mortgage Loans.

Each of the mixed use properties has one or more retail and/or office component. To the extent a mixed use property has retail or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks,” “—Retail Properties” and “—Office Properties” in the prospectus. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, parking garages, banks, ballroom event spaces, fitness centers and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Office Properties

Ten (10) office properties, representing collateral for approximately 11.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, four (4) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), long-term care facilities, restaurants, fitness centers, schools/classrooms, audio production/mastering studios, data centers, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

See also “—Specialty Use Concentrations” and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Senior Housing Properties

Two (2) senior housing properties, representing collateral for approximately 6.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, two (2) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of senior housing properties. See “Risk Factors—Senior Housing Properties May Present Special Risks” in this prospectus supplement.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Palm Island Apartments, which secures a Mortgage Loan, representing approximately 5.2% of the Initial Pool Balance, approximately 46.5% of the 456 units are currently occupied by tenants that rely on rent subsidies under the Section 8 Tenant Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

Self Storage Properties

Fourteen (14) self storage properties, representing collateral for approximately 3.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, eleven (11) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities” in the prospectus.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, and/or (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and/or boat storage. Certain of the self storage Mortgaged Properties also derive a portion of the Underwritten Revenues from the operation of self storage facilities and/or truck rental facilities at such Mortgaged Properties.

Industrial Properties

Two (2) industrial properties, representing collateral for approximately 1.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, two (2) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of industrial properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Industrial Properties” in the prospectus.

Manufactured Housing Community Properties

Three (3) manufactured housing community properties, securing approximately 0.8% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, three (3) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Parking Garage Properties

One (1) parking garage property, securing approximately 0.1% of the Initial Pool Balance by allocated loan amount, secures, in part, one (1) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of parking garage properties.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Parking Lots and Garages” in the prospectus.   This Mortgaged Property may not be readily convertible (or convertible at all) to alternative uses if such property was to become unprofitable for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Specialty Use Concentrations

As indicated on Annex A to this prospectus supplement, certain of the Mortgaged Properties have a restaurant as one or more of the five largest tenants (based on net rentable area) or as a single tenant operating at the related Mortgaged Property. Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Shoppes at Stoneridge Commons, Centre Properties Portfolio, Oak Business Park, Sugarloaf Walk Shopping Center, Maple Grove Shopping Center, 200 West Thomas and Lee’s Crossing, which secure approximately 4.4%, in the aggregate, of the Initial Pool Balance by allocated loan amount, have tenants operating medical, dental, physical therapy (including aquatic therapy), urgent care or veterinary offices, research or diagnostic laboratories or health professional schools as part of the related Mortgaged Property.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Knoxville, representing approximately 2.8% of the Initial Pool Balance, the related borrower leases space at a parking garage located near the Mortgaged Property and the revenue to the borrower from the parking garage represents approximately 5.1% of the Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties have one or more parking garages as part of the collateral. Taking into account Mortgaged Properties as to which parking garages account for at least 5.0% of the Underwritten Revenues at the related Mortgaged Property, the Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Center, Homewood Suites Nashville Vanderbilt, Fourth & Blanchard, 635 Elliott, 645 Elliott, North Tower - 100 West Harrison, 200 West Thomas and South Tower - 100 West Harrison, which secure approximately 12.3% in the aggregate, of the Initial Pool Balance by allocated loan amount, have one or more parking garages as part of the collateral and such parking garages account for approximately 13.2%, 7.3%, 7.9%, 19.6%, 9.9%, 10.3%, 14.2% and 10.7%, respectively, of Underwritten Revenues at the related Mortgaged Property.

Certain of the Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, which secures a Mortgage Loan representing approximately 5.7% of the Initial Pool Balance, have a theater as part of the Mortgaged Property.

The Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, which secures approximately 5.7% of the Initial Pool Balance by allocated loan amount, has a school accounting for approximately 3.8% of the net rentable square footage at the related Mortgaged Property. See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Private Schools and Other Cultural and Educational Institutions” in the prospectus.

Certain of the Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Sugarloaf Walk Shopping Center, Hilton Knoxville and Lee’s Crossing which secure approximately 3.4% in the aggregate, of the Initial Pool Balance by allocated loan amount, have a gym, fitness center or a health club as part of the related Mortgaged Property.

In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Golden Eagle Village and Stonebridge Crossing, representing approximately 0.6% and 0.5% of the Initial Pool Balance, respectively, the related Mortgaged Properties each contain a martial arts academy.

Certain of the Mortgaged Properties, including each of the Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Tower and 8816 Six Forks Road, which secures approximately 2.7% and 0.4% of the Initial Pool Balance, respectively, has a bank branch as one of the five largest tenants, which tenants are identified on Annex A. Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Top Mortgage Loan	$140,000,000	11.4%
Top 5 Mortgage Loans	$461,000,000	37.4%
Top 10 Mortgage Loans	$666,354,739	54.1%
Largest Related-Borrower Concentration(1)(2)	$42,224,372	3.4%
Next Largest Related-Borrower Concentration(1)	$20,987,657	1.7%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

(2)
Includes five Mortgage Loans, of which two are cross-collateralized and cross-defaulted which each other, and the remaining three are not cross-collateralized and cross-defaulted with any Mortgage Loans, but all five of which have related borrowers.

Other than with respect to the largest 10 Mortgage Loans, each of the other Mortgage Loans represents no more than approximately 2.6% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest 20 Mortgage Loans or Crossed Groups.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sedona Pointe and Gallery At Champions, representing in the aggregate approximately 1.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westgate Commons and Office Max, representing in the aggregate approximately 1.1% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Williamsburg Self-Storage and Climatrol Self-Storage, representing in the aggregate approximately 0.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 8.4% of the Initial Pool Balance. No group of Mortgage Loans having related borrowers represents more than approximately 3.4% of the Initial Pool Balance.

Related Borrower Loans

Mortgaged Property Name	Cut-off Date Principal Balance	% of Initial Pool Balance
Woodside Village	$12,003,626	1.0%
Sedona Pointe	8,451,977	0.7
Gallery At Champions	8,268,304	0.7
Roundhill Townhomes	7,236,848	0.6
Brisas Del Mar	6,263,617	0.5
Sub-Total	$42,224,372	3.4%

Lake Shore Plaza	$13,200,000	1.1%
Long Meadow Shopping Center	7,787,657	0.6
Sub-Total	$20,987,657	1.7%

AAAA Self-Storage	$4,983,475	0.4%
Ridgefield Self-Storage	3,093,038	0.3
Easy Does It Self-Storage	2,594,161	0.2
Williamsburg Self-Storage	2,541,480	0.2
Climatrol Self-Storage	2,541,480	0.2
Sub-Total	$15,753,634	1.3%

Westgate Commons	$11,150,000	0.9%
Office Max	2,900,000	0.2
Sub-Total	$14,050,000	1.1%

Desert View MHC	$5,594,070	0.5%
Evergreen MHC	2,525,009	0.2
Country Terrace MHC	2,295,263	0.2
Sub-Total	$10,414,342	0.8%

Total	$103,430,005	8.4%

Mortgage loans with related borrowers are identified under “Related Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of 5.0% or more:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$274,751,217	22.3%
California	6	$177,353,589	14.4%
Texas	19	$140,005,960	11.4%
Washington	8	$102,594,070	8.3%
Maryland	3	$74,116,928	6.0%
Tennessee	4	$73,210,843	5.9%
Florida	6	$66,043,257	5.4%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one (1) Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California and Nevada, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Texas, New York, California, Florida, Pennsylvania, Georgia, Michigan, Illinois, Alabama, Mississippi, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Recent hurricanes in the Northeast, and Mid-Atlantic States, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including New York City, where certain of the Mortgaged Properties are located. The damage to the affected areas included, among other things, flooding, wind and water damage, forced evacuation, and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Alabama and Mississippi, are prone to tornados. Although Florida is one of the most tornado prone states, most tornados in Florida do not approach the strength of many that occur in other tornado prone states.

●
Mortgaged Properties, securing approximately 11.4%, 5.4%, 2.9%, 1.0% and 0.3% of the Initial Pool Balance by allocated loan amount, are located in Texas, Florida, Louisiana, Alabama and Mississippi, respectively, among other places, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Five (5) of the Mortgaged Properties, identified on Annex A to this prospectus supplement as Dolce Living Rosenberg, Homewood Suites Nashville Vanderbilt, Drayton Tower Apartments, 401 South La Brea and Brawley Shopping Center, collectively securing approximately 8.1%, of the Initial Pool Balance, were constructed or substantially renovated within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Two (2) Mortgaged Properties, identified on Annex A to this prospectus supplement as Silver Diner and Joppa Perring, collectively securing approximately 0.7% of the Initial Pool Balance, were acquired within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

In the case of one (1) of the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 635 Elliott, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Property, has limited operating history as the Mortgaged Property was completely vacant since construction and has since been leased-up to 100% occupancy.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as River Marketplace and Shoppes at Stoneridge Commons representing approximately 2.0% and 0.3%, respectively, of the Initial Pool Balance, each of the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as the Drayton Tower Apartments, representing approximately 1.5% of the Initial Pool Balance, the multi-family and retail portion of the Mortgaged Property is subject to a condominium declaration. The related Mortgage Loan is secured by 97 of the multifamily units and 9 of the retail units established under such declaration, in addition to an adjacent parking area, which is not subject to the condominium declaration. Each unit owner is a member of the condominium association and each residential and commercial unit is entitled to one vote per 100 square feet of unit space. As the owner of 72% of the condominium units based on space, the related borrower maintains control of the condominium association and related administration of the condominium. The remaining 28% of the condominium units based on space are owned by unaffiliated third parties. Each unit owner pays a pro rata share of the association dues and expenses based on the square footage of each unit.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ashbridge Manor Senior Housing, representing approximately 1.1% of the Initial Pool Balance, the borrower owns one condominium unit out of seven. Although this unit does not control the votes in the condominium association, material events cannot occur without the vote of the borrower as unit owner, or in some cases, the mortgagee, including that (i) the condominium declaration cannot be terminated or modified to change any material right of any unit owner without the unit owner and its mortgagee’s consent, (ii) the common areas may not be reassigned or modified without the consent of the affected unit owner and its mortgagee, (iii) there cannot be any modification as to assessments for common expenses and reserves that would be disproportionate to the use and benefit to such unit owner, (iv) no determination can be made as to impede or deny the renovation or commercial improvements and related amenities that would impact the unit owner, (v) there cannot be a reallocation of liability for common expenses, and (vi) there cannot be a change in the boundaries of any unit or a change in the undivided interest in the common elements or a change in the number of votes in the association given to any owner. The mortgagee’s consent is required prior to any (i) conveyance or encumbrance of the common elements or (ii) the termination of the condominium. Additionally, a material amendment to the organizational documents of the condominium association requires the consent of the mortgagee. All liens and indemnity obligations imposed by the condominium declaration are subordinate to the lien of the lender (subject to a 6 month statutory assessment requirement, which was mitigated by a 6 month reserve of $30,000 which was held by the lender as additional collateral). The lender also obtained a condominium estoppel which provides for protection against termination or material modification of the condominium declaration or changes to the common elements, common expense percentages, or voting right percentages without consent of the unit owners and respective mortgagees.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Roundhill Townhomes, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property comprises 131 units of a 141-unit apartment complex. Eighty-one (81) of the 141 units at the apartment complex are subject to a condominium regime, and 78 of those condominium units are part of the Mortgaged Property. The condominium board consists of 3 members, 2 of which are controlled by the borrower. The declaration may not be terminated without the consent of the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Long Meadow Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the Mortgage Loan documents permit the related borrower, on any date that is at least sixty (60) days following the Closing Date, in connection with a partial release of a portion of the Mortgaged Property as otherwise provided in the Mortgage Loan documents, to convert the related Mortgaged Property into a commercial condominium regime consisting of exclusively two (2) commercial condominium units: one unit constituting the portion of the Mortgaged Property to be released, and the other constituting the remaining portion of the Mortgaged Property, subject to the satisfaction of certain conditions, including, without limitation, (i) the lender’s approval of the condominium documents, (ii) evidence that the value and cash flow of the Mortgaged Property will not be reduced or otherwise negatively impacted by such conversion, (iii) if requested by the lender, receipt by the lender of a Rating Agency Confirmation and (iv) the conversion is permitted under applicable REMIC requirements and the borrower’s delivery of a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Maple Grove Shopping Center, representing approximately 0.3% of the Initial Pool Balance, the related borrower owns four condominium units, holds 75.7% of the voting rights as to decisions made by the unit owners under the condominium documents and accordingly controls the condominium association. The declaration may not be terminated or amended without the consent of the unit owner whose rights would be impacted and its mortgagee.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as North Port Commons, representing approximately 0.3% of the Initial Pool Balance, the borrower owns 31 of the total of 34 condominium units, which provides 92.16% of the voting rights as to decisions made by the unit owners under the condominium documents. Accordingly, the borrower controls the condominium association. The declaration may not be terminated without the consent of 75% of the total voting interests in the association or amended without the consent of 3/5 of the total voting interests in the association.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Leasehold Interests

A leasehold interest under a ground lease and/or under a sublease secures all or a portion of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Center, representing approximately 2.8% of the Initial Pool Balance by allocated loan amount. For purposes of this prospectus supplement, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property. In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Center, which secures approximately 2.8% of the Initial Pool Balance by allocated amount, the related Mortgage Loan is secured by (i) the borrower’s leasehold interest in an office tower and adjacent parking garage and (ii) the borrower’s leasehold interest in a separate parking garage. Each of the ground leases require that any assignee of a leasehold mortgage satisfy the definition of “institutional lender” set forth in the related ground lease, provided that the transfers related to the origination of this Mortgage Loan and the transfer of the Mortgage Loan to the trust is expressly permitted.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in this prospectus supplement.

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●
any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Split Mortgage Loan and its corresponding Companion Loan(s), that in each case are together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination Interest Rate	Loan Combination Cut-off Date LTV	Loan Combination DSCR

Selig Portfolio(1)	$97,000,000	7.9%	$100,000,000	$197,000,000	4.6080%	58.8%	2.06x

(1)
GSMC, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the Selig Portfolio Mortgaged Properties. See “Description of the Mortgage Pool—Statistical Characteristics of Mortgage Loans—Additional Indebtedness” in this prospectus supplement.

See “—The Loan Combinations” below for more information regarding these Companion Loans. Also see “Structural and Collateral Term Sheet—Selig Portfolio” in Annex B to this prospectus supplement.

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrower(s). Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrower(s), such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak. In addition, pursuant to the intercreditor agreement between the mortgage lender and the mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt, if any) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement entered into) certain rights and remedies, including, without limitation, (i) the right to purchase the related Mortgage Loan at par in certain circumstances such as in the event of a Mortgage Loan default, in some instances, if the Mortgage Loan becomes a Specially Serviced Loan and/or certain enforcement actions are commenced under the Mortgage Loan, (ii) the right to cure Mortgage Loan defaults for cure periods that may extend beyond the cure periods available to the related borrower and thereby forestall the exercise of remedies with respect to the Mortgage Loan, (iii) the right to approve certain modifications of the Mortgage Loan documents, (iv) upon the occurrence of an event of default under the related mezzanine loan documents, the right to foreclose upon the membership interests in the related borrower, which could result in a change of control with respect to the related borrower and a change in the management of the related Mortgaged Property, and (v) so long as there is no event of default under the related Mortgage Loan, the right to accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

As of the Cut-off Date, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor. With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR		Combined Minimum Debt Yield
28-40 West 23rd Street	$140,000,000	65.0%	1.40	x	9.00%
Selig Portfolio	$97,000,000	58.8%	2.05	x	9.57%
Houston Multifamily Portfolio(1)	$12,330,000	75.0%	1.25	x	N/A
5185 MacArthur Boulevard	$11,625,000	70.0%	N/A		8.25%
Westgate Commons	$11,150,000	75.0%	1.20	x	N/A
Maple Grove Shopping Center(2)	$3,696,018	N/A	1.30	x	9.50%
Office Max	$2,900,000	75.0%	1.20	x	N/A

(1)	The permitted mezzanine debt amount may not exceed $1,644,000.

(2)	The borrower may incur mezzanine debt or a member loan in connection with the expansion of the largest tenant, Piggly Wiggly Midwest.

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Portfolio, representing approximately 7.9% of the Initial Pool Balance, upon 30 days’ prior written notice to the lender, the borrower may elect (an “Additional Permitted Debt Election”), to incur additional pari passu fixed-rate debt that is co-terminus with the related Mortgage Loan (“Additional Permitted Debt”) secured by the related Mortgaged Properties, provided that (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the aggregate loan-to-value ratio (as calculated under the loan documents) may not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after April 24, 2019, the aggregate loan-to-value ratio may not exceed 55%; (ii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be equal to or greater than 1.65x, and if such request is made after April 24, 2019, the debt service coverage ratio for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.60x; (iii) the debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter may be no less than 9.57%; (iv) the lender of the Additional Permitted Debt is required to enter into a co-lender agreement with the lender in the form attached to the related mortgage loan agreement; (v) Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions, must be delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt have executed amendments to the loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) the borrower must pay all reasonable out of pocket costs and expenses incurred by the lender and (ix) the lender has otherwise approved the terms and documentation of such loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Knoxville, representing approximately 2.8% of the Initial Pool Balance, the related Mortgage Loan documents permit subordinate unsecured loans from an affiliate of the borrower to the borrower in amounts that, together with permitted equipment leases, do not exceed 2% of the outstanding principal balance of the Mortgage Loan, provided that among other things, the following conditions are satisfied: (i) the affiliate loan is subordinate in all respects to the Mortgage Loan, (ii) payments under the affiliate loan are only made out of excess cash flow from the Mortgaged Property so long as no trigger period exists under the Mortgage Loan, (iii) the holder of the affiliate loan waives all rights to declare default and pursue remedies under the affiliate loan while the Mortgage Loan is outstanding, (iv) the holder of the affiliate loan agrees not to petition or otherwise institute bankruptcy proceedings against the borrower, (v) the holder of the affiliate loan assigns all of its voting rights as a creditor in any bankruptcy or insolvency proceeding to the lender in the event of any bankruptcy or insolvency of the borrower, (vi) the affiliate loan provides that it cannot be modified without the lender’s prior consent and (vii) unless waived in writing by the lender or if the holder of the affiliate loan is a guarantor for the Mortgage Loan, the holder of the affiliate loan must enter into a subordination and standstill agreement acceptable to the lender in its sole discretion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Maple Grove Shopping Center, representing approximately 0.3% of the Initial Pool Balance, the related Mortgage Loan documents permit subordinate unsecured loans from members of the borrower in connection with the expansion of Piggly Wiggly Midwest, the largest tenant, provided that the indebtedness is subject to a subordination and standstill agreement acceptable to the lender and the aggregate indebtedness of all member loans does not exceed at any one time the amount necessary to complete such expansion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Country Terrace MHC, representing approximately 0.2% of the Initial Pool Balance, the related borrower has unsecured indebtedness outstanding to the State of Nevada in the amount of $200,376.48 as of the closing date in connection with a project to connect the water system at the Mortgaged Property to the public water system. Pursuant to the related Mortgage Loan documents, the borrower covenanted to timely pay such indebtedness and a separate reserve was created for such payment pursuant to the Mortgage Loan documents. Any breach or failure of the borrower relating to this unsecured indebtedness is a recourse event to the extent of any losses under the Mortgage Loan documents.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fourteen (14) months prior to the Cut-off Date. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues. A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

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for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

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as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from storage tanks, onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 635 Elliott and 645 Elliott, collectively representing approximately 3.5% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that the Mortgaged Properties have been listed as a leaking underground storage tank (“LUST”) site and a State Hazardous Waste Site, and was remediated from 1990 through 2011 as a Voluntary Cleanup Program that was closed in 2011. Although a no further action letter was issued in regard to the historic contamination, the associated LUST cases remain administratively open. Additionally, solvents from an adjacent upgradient third-party property previously had impacted the Mortgaged Properties and were remediated at the Mortgaged Properties. To prevent additional migration from the adjacent property, as part of the redevelopment of the Mortgaged Properties a cutter soil mixing wall and a permeable reactive barrier was installed. The ESA concluded that no further action is warranted in regard to any of the historic contamination matters other than to consult with the Washington Department of Ecology to determine whether any additional administrative, investigation, or remediation actions are needed in order to achieve administrative closure of the open LUST cases. We cannot assure you that future circumstances will not warrant additional investigation or other action.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as Fourth & Blanchard, representing approximately 2.5% of the Initial Pool Balance, the related Phase I environmental site assessment (the “ESA“) reported the presence of a groundwater monitoring well in an alley between the Mortgaged Property and an adjacent building. The well reportedly is associated with a public works project, but no records were immediately available. Although historical research indicated that a gasoline fueling station had previously been located at the Mortgaged Property, the ESA concluded that excavation for the current three story parking garage likely would have removed any residual tanks or impacts and that this is not a current environmental concern. The ESA recommended that an agency review be performed in order to determine the purpose of the well. We cannot assure you that any future information or other circumstance will not warrant additional investigation or other action.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Newbridge Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the Phase I assessment for the related Mortgaged Property identified the Mortgaged Property as active in the New Jersey Voluntary Cleanup Program for soil and groundwater contamination associated with a former on-site dry cleaning tenant. The Mortgaged Property is currently undergoing active remediation by an environmental consultant under a Guaranteed Cleanup Cost Contract. Due to the identified risks, the related borrower deposited on the origination date of the Mortgage Loan $1,235,069.20 into a lender-controlled reserve, which represents approximately 110% of the difference between funds spent to-date on the remediation and the capped remediation cost of $1,766,240. The borrower is required under the Mortgage Loan documents to maintain environmental insurance with coverages, deductibles and in amounts, in each case, consistent with the environmental insurance obtained in connection with the origination of the Mortgage Loan. At origination, the borrower obtained a lender environmental insurance policy covering the Mortgaged Property issued by Zurich, with a term extending eight (8) years and liability limits of $5,000,000 per incident and $5,000,000 in the aggregate.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Bay Mall, representing approximately 0.4% of the Initial Pool Balance, a prior Phase II Environmental Site Assessment indicated that the Mortgaged Property may have elevated levels of chromium from a prior commercial use. Pursuant to the Michigan Natural Resources and Environmental Protection Act, the new owner (borrower) may conduct a baseline environmental assessment and obtain a release from any environmental issues related to conditions disclosed in such assessment. The loan agreement requires the borrower to (A) perform the baseline environmental assessment and submit the results to the Michigan Department of Environmental Quality and (B) prepare a “due care” plan (which plan identifies that related issues have been evaluated and any response actions required under the related environmental laws have been taken) to be available for review by the Michigan Department of Environmental Quality upon request. The borrower escrowed $30,000 (125% of the estimated cost of the baseline environmental assessment) with the lender at the Mortgage Loan closing.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Palm Island Apartments, representing approximately 5.2% of the Initial Pool Balance, a civil judgment was entered against David Gianulias, a non-recourse carveout guarantor of the Mortgage Loan, in the amount of $2.276 million arising from an alleged breach of a personal services contract relating to a purchase of assets in 2009. The judgment is outstanding and David Gianulias is bringing a new action to recover the amounts that would be payable under the outstanding judgment. In addition, David Gianulias is a defendant in a contract dispute totaling approximately $570,000 involving failure to make a payment under a loan used to finance the purchase of a boat in 2008.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sedona Pointe, Gallery At Champions, Woodside Village, Roundhill Townhomes and Brisas Del Mar, collectively representing approximately 3.4% of the Initial Pool Balance, Mervyn S. Simpson, one of the three related guarantors of each Mortgage Loan, and his former employer, an accounting firm, are defendants in a civil litigation in Canada relating to a tax return filed by the plaintiff. The plaintiff is seeking recovery for damages, including $500,000 in punitive damages.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Gallery At Champions, representing approximately 0.7% of the Initial Pool Balance, the related borrower and property manager are subject to litigation involving two (2) wrongful death claims for minors that were shot and killed on February 12, 2012 by unknown assailants. The borrower’s insurance company declined coverage based on exclusions in the policy. The case was dismissed with prejudice on June 6, 2014, and the plaintiff has filed a motion to extend the deadline to file an appeal. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sedona Pointe and Gallery At Champions are cross-collateralized and cross-defaulted with each other.

With respect to the cross-collateralized Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westgate Commons and Office Max, which secure, in the aggregate, approximately 1.1% of the Initial Pool Balance, the non-recourse carveout guarantors (Thomas C. Lund and T. Chadwick Lund) are, along with other investors, defendants in a lawsuit brought by former limited liability investors alleging civil conspiracy. The lawsuit, which was filed in 2012, relates to the sale of the Inn at Pelican Bay by IPB Development, LLC to IPB Hotel, LLC in 2011. The trial, which was originally scheduled for April 2014, was continued as a result of a joint agreed motion for continuance. Thomas C. Lund and T. Chadwick Lund’s litigation counsel estimates potential damages are to be between $200,000 and $560,000.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sausalito Apartments, representing approximately 0.3% of the Initial Pool Balance, the sponsor of the related borrower is the subject of two (2) outstanding tax liens in the amounts of approximately $1.8 million and $1.4 million resulting from his former management company’s failure to pay payroll taxes in 2008 and 2009. As of September 20, 2012, such former management company had paid approximately $711,250 in outstanding payroll taxes, and the sponsor has informed the lender that the remaining balance is approximately $350,000 to $415,000. The sponsor’s attorney has had settlement discussions with the Internal Revenue Service. However, the matter remains open and, although it is possible that the two (2) liens are redundant, the outstanding balance of the claim may still exceed $2.5 million. The federal tax liens are currently in the appeals process and such borrower sponsor’s attorney is attempting to have such borrower sponsor’s name removed from the case. In addition, in 1999 and continuing through 2006, three (3) investors made a series of equity investments and mezzanine loans totaling over $1.9 million in eight (8) apartment complexes owned by entities controlled by such borrower sponsor. These investments soured and nearly all of the properties were lost in foreclosure. In 2010, the investors filed suit against the sponsor of the related borrower and his former management company seeking recompense for their losses and alleging breach of contract, fraud, and breach of fiduciary duty, among other causes of action. A settlement agreement has been executed and payments have been made and obligations are ongoing. If payments are not timely made, a stipulated judgment has been agreed upon to be filed in the amount of $75,000, plus post judgment interest. A lawsuit has also been filed against the sponsor alleging breach of a security contract. The principal balance due is approximately $15,079.79. The plaintiff is also seeking recovery of costs, attorney fees and interest. An additional suit is pending against the sponsor which was filed by investors in a management company managed by the sponsor claiming that the sponsor refinanced a loan secured by an apartment complex without their approval and in violation of the management company’s operating agreement. The sponsor of the related borrower asserts that the investors were aware of the refinancing and that the referenced loan is current and the investors have suffered no damage. The lawsuit is in its early stages and a first trial date would not be until February 2015. A suit is also pending against the sponsor of the related borrower relating to a consumer debt dispute with an insurance company in an amount less than $100,000. Evidence of settlement has been provided, however, the suit remains active per court records.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt NYC Portfolio, representing approximately 7.3% of the Initial Pool Balance, the Hyatt Herald Square Mortgaged Property is currently undergoing a $6.95 million PIP in connection with converting the Hyatt Herald Square Mortgaged Property from its current branding as the Holiday Inn Midtown 31st Street. The conversion started in July 2014 with renovations on the lobby and restaurant and expected to finish by October 2014 following a two month closure. The borrower reserved $2.5 million at origination in connection with the PIP. See “Structural and Collateral Term Sheet—Hyatt NYC Portfolio” in Annex B to this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Doubletree Rochester, which secures approximately 1.5% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a PIP with an estimated cost of approximately $4.2 million, for which the borrower reserved $5.0 million at the loan closing. The project includes renovations to the guestrooms and corridors, ballrooms and meeting rooms and the restaurant and lounge. The borrower estimates that the entire PIP will be completed by December 2016.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Lake Shore Plaza, which secures approximately 1.1% of the Initial Pool Balance, Regal Cinema, the anchor tenant occupying approximately 41.2% of the net rentable square footage at the Mortgaged Property, recently executed a lease that expires December 2023, which lease commits to a $1.6 million renovation, 50% funded by the tenant and 50% funded by the borrower. The renovations include replacing auditorium seats with new state-of-the-art reclining seating and updating the concessions facilities, box office units, lobby area, hallway areas, lighting, carpet, and exterior signage. The borrower paid the tenant $100,000 at the execution of the new lease and the borrower reserved $700,000 with the lender related to the borrower’s unfunded obligations. Under the terms of the lease, Regal Cinema is required to begin paying increased rent in January 2015 and the borrower reserved with the lender an amount equal to $42,000 (seven months of the new increased rent, less the amount of monthly rent currently due from this tenant under the prior lease). Amounts in the rent reserve will be released to the borrower monthly commencing in July 2014.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn – Lake Charles, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a property improvement plan (“PIP”) in connection with the franchise agreement affecting the related Mortgaged Property, which PIP is estimated to cost $1,099,767 and has estimated completion date within thirty six (36) months of commencement. The related borrower reserved $1,225,000 on account of such costs in a lender-controlled account at the origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn Houma, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is currently undergoing renovations in connection with a PIP in connection with the franchise agreement affecting the related Mortgaged Property, which PIP is estimated to cost approximately $232,000. The renovations must be completed by 2016 and will mainly target the exterior of the building in order to meet the franchise’s “Forever Young Initiative.” A reserve in the amount of $150,000 was established at origination to partially cover the costs of the PIP with the remainder of the costs being covered from the FF&E reserve. The related Borrower is required to deposit supplemental and ongoing reserves if additional PIP work is required under the franchise agreement, or if the lender determines in its reasonable discretion that any future PIP work may be required.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Structural and Collateral Term Sheet” for additional information on the ten (10) largest Mortgage Loans or Crossed Groups.

Default History, Bankruptcy Issues and Other Proceedings

Three (3) of the Mortgage Loans, representing in the aggregate approximately 1.3% of the Initial Pool Balance, by allocated loan amount, were refinancings in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay offs as described below:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Tellus MS-FL Storage Portfolio, representing approximately 0.6% of the Initial Pool Balance, such Mortgage Loan refinanced, in part, a prior loan secured by the individual Mortgaged Property identified as Tellus MS-FL Self Storage Portfolio - Lake City via a discounted pay off.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Waterlick Plaza, representing approximately 0.4% of the Initial Pool Balance, the Mortgage Loan refinanced a prior securitized loan with an original principal balance of $7.2 million, which prior loan was restructured in October 2012 into two notes, Note A and Note B, with an outstanding principal balance of $4.25 million and $2.59 million, respectively. In connection with the origination of the Mortgage Loan, the prior lender agreed to forgive the entire Note B balance. The Mortgage Loan proceeds were used to pay off Note A, pay closing costs and fund reserves.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sausalito Apartments, representing approximately 0.3% of the Initial Pool Balance, such Mortgage Loan refinanced a prior loan secured by the related Mortgaged Property that was in maturity default.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans or Crossed Groups (and any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement supplement as Palm Island Apartments, representing approximately 5.2% of the Initial Pool Balance, James C. Gianulias, a non-recourse carveout guarantor of the Mortgage Loan, his homebuilding company, Cameo Homes, and the James Chris Gianulias Trust (together with James C. Gianulias, the “Gianulias Obligors”) were the subject of an involuntary bankruptcy petition that was filed in June 2008 due to defaults or imminent defaults on loans that were secured by vacant land originally intended for single family home development. Pursuant to the bankruptcy plan, there were two promissory notes made by the Gianulias Obligors for the benefit of the creditors: (a) a cash flow note (the “Cash Flow Note”), which has a face amount of $42,000,000, accumulates interest at 3.75% per annum and is secured by a pledge of all cash flow received by the Gianulias Obligors, and (b) the second note, which has a face amount of $5,000,000, is unsecured and is due and payable without interest on or before December 31, 2025. In accordance with the terms of the Cash Flow Note, 60% of all amounts received by the Gianulias Obligors from excess cash flow from the Mortgage Loan and other holdings of James C. Gianulias (after the deduction of certain expenses) is to be applied monthly to the payment of the Cash Flow Note. The Gianulias Obligors will receive the remaining 40% of the available cash flow. David Gianulias (James C. Gianulias’ son), another non-recourse carveout guarantor for the Mortgage Loan, was not a party to the bankruptcy.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as NorthCross Shopping Center, representing approximately 3.2% of the Initial Pool Balance, 10 entities under the control of the related non-recourse carveout guarantor filed for bankruptcy in 2012 and 2013. Each such entity has exited bankruptcy and is currently operating under a confirmed plan of reorganization. In addition, the related non-recourse carveout guarantor controlled two entities that were involved in commercial loan foreclosures and two entities that were involved in discounted payoffs.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Centre Properties Portfolio, representing approximately 2.6% of the Initial Pool Balance, the related non-recourse carveout guarantors are the principals of a privately held real estate investment firm. Since 2003, such real estate firm, either directly or indirectly through one or more subsidiary entities, defaulted on eleven (11) loans secured by commercial real estate unrelated to the Mortgaged Property. In connection with eight (8) of the defaulted loans, the related borrower and borrower sponsor negotiated or consented to loan modifications, deeds-in-lieu, discounted pay-offs and/ or foreclosures of the mortgage loans that did not involve litigation or a bankruptcy filing on the part of the applicable borrower or borrower sponsor. With respect to a portfolio of three (3) additional loans, with an initial principal balance of $12,700,000, which were cross-collateralized and cross-defaulted, a maturity default occurred in January 2012 and the lender instituted foreclosure proceedings in January 2013. Subsequently, each related borrower filed for Chapter 11 bankruptcy protection on March 15, 2013. The foreclosing lender sold the portfolio of loans in September 2013 to a new lender, and the borrower sponsors have been negotiating with the new lender to reach a resolution or disposition as to the related defaulted loans and bankruptcy filing. The lender was advised that, as part of the ongoing negotiation and resolution process with the new lender, in connection with the sale of one of the three properties on May 1, 2014, $5,700,000 was applied to reduce outstanding debt owed to such lender.

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Center, representing approximately 2.8% of the Initial Pool Balance, the non-recourse carveout guarantor, Rodolfo Touzet, became involved with the related Mortgaged Property in 2011 when he and other partners provided a $1.44 million loan to the related fee ownership and assumed an asset management role. That $1.44 million loan facilitated a workout of a prior securitized loan (the “Prior Loan”) secured by the fee interest in the Mortgaged Property. The Prior Loan had an original balance of $85 million and was modified on May 27, 2011 (bifurcated into a $58 million A-Note and a $27 million subordinate B-Note). In addition, in connection with the modification, the sponsors of the borrower under the Prior Loan provided $14.3 million to the prior lender to fund reserves, which amount was senior to the B-Note). In connection with the Mortgage Loan closing, the borrower under the Mortgage Loan acquired the leasehold interest in the Mortgaged Property and the prior lender extinguished all existing debt. In addition, Mr. Touzet was the managing member of the borrower under (i) two loans that were assets in securitization trusts, each of which was modified following default (and in each case the related loan was restructured to include an A-Note and a B-Note) and (ii) one loan, also an asset in a securitization trust, that resulted in a deed-in-lieu of foreclosure. He was also a non-managing member of borrowers under four loans, each of which were assets in a securitization trust, that were secured by properties that were foreclosed upon.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Desert View MHC, Evergreen MHC and Country Terrace MHC representing approximately 0.5%, 0.2% and 0.2%, respectively, of the Initial Pool Balance, the beneficiaries of the trust that owns a percentage of each borrower filed for Chapter 11 bankruptcy on November 14, 2005. Their plan of reorganization was confirmed on December 15, 2006 and the plan was completed in May 2012. The beneficiaries are passive investors that have no control or voting rights associated with their ownership interest. Their trust-based investment is managed by an independent third party.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Newbridge Shopping Center, representing approximately 0.5% of the Initial Pool Balance, the nonrecourse carveout guarantor, David Lichtenstein, is the chairman and chief executive officer of The Lightstone Group, which previously owned Extended Stay Hotels. On June 16, 2009, under the control of The Lightstone Group, Extended Stay Hotels filed for chapter 11 bankruptcy protection. Extended Stay Hotels emerged from chapter 11 bankruptcy protection on October 8, 2010, and a final decree closing the chapter 11 case was entered into on September 28, 2012. In addition, certain affiliates of the related nonrecourse carveout guarantor are the indirect owners of two (2) properties which are encumbered by mortgage loans that are currently in default and/or special servicing and are in the process of being worked out or transferred to the applicable lender in-lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Knoxville, representing approximately 2.8% of the Initial Pool Balance, the sponsors of the related borrower also sponsored several other properties that were financed by securitized mortgage loans that were restructured or modified during the market downturn in 2008-2011. In 2008, the largest tenant of an office building financed by the sponsors of the related borrower in Voorhees, New Jersey vacated the building at the end of their lease term and the property could no longer support the securitized mortgage loan. In 2009, the securitized mortgage loan was transferred to special servicing and the sponsors cooperated in providing a deed-in-lieu of foreclosure to the related special servicer in February 2011. Additionally, in 2008, a Comfort Suites hotel in Manassas, Virginia financed by the sponsors of the related borrower began to experience cash flow shortfalls and the loan was transferred to special servicing. In 2011 the related special servicer initiated foreclosure proceedings and the sponsors cooperated in the transition of ownership and management of the property. Additionally, the sponsors of the related borrower were involved in recent litigation involving an affiliated entity and a loan that was used to fund the conversion of an office building into medical condominiums. The sponsors of the related borrower guaranteed a portion of the loan and when the loan matured in December 2012, the lender refused to provide an extension and declared the loan to be in default. The lender demanded payment from the sponsors in an amount that exceeded their limited guaranty obligation and the sponsors tendered the amount that was due under their guaranty. The lender refused to accept the payment and filed a confessed judgment against the sponsors for the higher amount. The court granted the sponsors’ motion to dismiss the judgment.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Dolce Living Rosenberg, representing approximately 2.7% of the Initial Pool Balance, in 2008 the sponsor of the related borrower was co-borrower on a construction loan with his brother for the development of townhomes in south Florida. In 2009, the construction loan lender forced construction to halt due to the sharp rise in loan-to-value as a result of market conditions in the area. The construction loan lender foreclosed on the property in 2010 and entered a judgment against the sponsor and his brother. The sponsor of the related borrower and his brother cooperated with the construction loan lender and a satisfaction of final judgment was issued on March 18, 2014.

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With respect to the cross-collateralized and cross-defaulted Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sedona Pointe and Gallery At Champions, representing approximately 1.4% of the Initial Pool Balance, the related borrowers and Mortgaged Properties were previously part of separate bankruptcy proceedings. In 2009, each borrower defaulted at maturity on mortgage loans secured by the Mortgaged Properties totaling approximately $20.2 million. In 2011, the borrowers filed for bankruptcy. The prior loans were modified in bankruptcy to $21.46 million and proceeds of the related Mortgage Loans were used to pay off the modified loans. The borrower sponsor for such Mortgage Loans is also the borrower sponsor for the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Woodside Village and Roundhill Townhomes, representing approximately 1.0% and 0.6%, respectively, of the Initial Pool Balance. The Woodside Village and Roundhill Townhomes Mortgaged Properties were previously part of bankruptcy proceedings. In 2010, the prior owners of such Mortgaged Properties (who had the same limited partners as the current borrowers under the related Mortgage Loans) filed for bankruptcy. In the case of the Mortgaged Property Woodside Village, the prior lender foreclosed upon the prior loan. In the case of the Mortgaged Property Roundhill Townhomes, the prior loan was modified and proceeds of the related Mortgage Loan was used to pay off the modified loan. In each case described in this bulleted paragraph, the same individual was the general partner of each of the entities that filed for bankruptcy. Each borrower currently has a different general partner than the general partner involved in those bankruptcies. However, the prior general partner currently owns the property manager for each related Mortgaged Property.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the case of the Mortgage Loan secured by the Mortgaged Property identified as 401 South La Brea, representing approximately 1.2% of the Initial Pool Balance, the parent company of the single tenant at the Mortgaged Property, Orchard Supply Hardware Stores corporation (“OSH“) filed a voluntary petition for bankruptcy protection under Chapter 11 of the Bankruptcy Code on June 17, 2013. On August 20, 2013, the sale of substantially all of the assets of OSH to Lowe’s Companies, Inc. was approved, effective August 30, 2013. As part of the bankruptcy and sale process, 17 stores owned and operated by OSH were closed, resulting in 70 stores in California and 2 in Oregon remaining open and operating, including the location at the subject Mortgaged Property. The lease was restructured, effective as of February 9, 2014 and the tenant under the lease is Orchard Supply Hardware LLC, a wholly owned subsidiary of Lowe’s Companies, Inc.

On November 20, 2013, J.C. Penney reported a net loss of $401 million for the third fiscal quarter of 2013. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, J.C. Penney is the second largest tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if J.C. Penney terminates its lease or goes dark. In addition, Sears is a shadow anchor for the related Mortgaged Property. On May 22, 2014, Sears Holdings announced a net loss of $402 million and its intentions to close approximately 80 stores in 2014 and may close additional stores during the remainder of the year. In addition, J.C. Penney or Sears may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the Mortgage Pool. We cannot assure you that J.C. Penney or Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other J.C. Penney or Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

See Annex A to this prospectus supplement for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

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Seven (7) of the Mortgaged Properties, securing in whole or in part six (6) Mortgage Loans, collectively representing approximately 5.3% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

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Excluding Mortgage Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.2% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Set forth below are certain tenants that (i) lease space at multiple Mortgaged Properties, and (ii) are among the five (5) largest tenants (based on net rentable area) at two (2) or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance:

●	CVS is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 6.3%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

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Ross Dress for Less is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.2%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

●	Dollar Tree is a tenant at each of four (4) Mortgaged Properties, and such Mortgaged Properties secure approximately 2.4%, in the aggregate, of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

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In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date

635 Elliott	2.0%	8/31/2019	May 2024
Joppa Perring	0.3%	3/31/2023	June 2024

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

Mortgaged Property Name	Percent of the Initial Pool Balance by Allocated Loan Amount	Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
28-40 West 23rd Street	11.4%	59.1%	2024	July 2024
NorthCross Shopping Center	3.2%	57.7%	2017	July 2024
Westgate Commons	0.9%	51.8%	2024	July 2024
Newbridge Shopping Center	0.5%	50.2%	2017	July 2019
30500 Bruce Industrial Parkway	0.4%	54.5%	2018	July 2024
Sugarloaf Walk Shopping Center	0.2%	59.6%	2017	July 2024
Office Max	0.2%	82.5%	2016	July 2021

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations. Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Terminations and Expirations” section. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease upon providing notice of such termination within a specified period prior to the termination date. For example, among the five (5) largest tenants by net rentable square footage at the Mortgaged Properties securing the largest ten (10) Mortgage Loans by aggregate Initial Pool Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage of the related Mortgaged Property (in each case excluding government tenants, which are described further below):

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Portfolio, representing approximately 7.9% of the Initial Pool Balance, among the five largest tenants at each of the Mortgaged Properties, eight tenants, collectively representing approximately 9.3% of the aggregate net rentable square footage of the Selig Portfolio Mortgaged Properties, have the option to terminate their respective leases upon providing notice of such termination within a specified period prior to the termination date.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 8816 Six Forks Road, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant, Capitol Financial Solutions, representing approximately 37.7% of the net rentable square footage at the related Mortgaged Property, may terminate its lease on or after July 1, 2015 with 9 months prior written notice and the payment of a termination fee.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 30500 Bruce Industrial Parkway, representing approximately 0.4% of the Initial Pool Balance, The Imperial Electric Company, the largest tenant, representing approximately 54.5% of the gross leasable area at the related Mortgaged Property, has a one-time option to terminate its lease effective November 30, 2015 with 12 months prior written notice.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Waterlick Plaza, which secures approximately 0.4% of the Initial Pool Balance, the largest tenant StarTek, representing approximately 41.7% of the net rentable square footage at the related Mortgaged Property, has the option to terminate its lease (i) upon 120 days prior written notice, subject to payment to the borrower of the unamortized allowances and commissions specified in the lease and (ii) in the event the borrower violates an exclusivity provision in the lease that prohibits the borrower from leasing space in the shopping center to any other business that intends to use the space as a customer service or call center.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the five (5) largest tenants (based on net rentable area) at Mortgaged Properties or portfolios of Mortgaged Properties securing the 20 largest Mortgage Loans or Crossed Groups or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property or portfolio of Mortgaged Properties is sublet:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as NorthCross Shopping Center, representing approximately 3.2% of the Initial Pool Balance, the third largest tenant, Harris Teeter, subleases an aggregate of 9.8% of its space to multiple tenants.

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Promenade Shopping Center, representing approximately 1.1% of the Initial Pool Balance, the fourth largest tenant, Skechers U.S.A., which represents approximately 6.3% of the net rentable area at the related Mortgaged Property, has the one-time option to terminate its lease if gross sales do not exceed $1,500,000 during lease months 25 (September 2013) through 36 (August 2014) upon written notice within sixty days after the end of the 36th month.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the five (5) largest tenants by net rentable square footage at those Mortgaged Properties or portfolios of Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, the third largest tenant, AMC, representing approximately 7.0% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Promenade Shopping Center, representing approximately 1.1% of the Initial Pool Balance, the five largest tenants, Sports Authority, Ross Dress for Less, Barnes & Noble, Skechers U.S.A. and Hallmark Showcase, collectively representing approximately 84.4% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if a specified number of co-tenants at the Mortgaged Property go dark.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Marketplace, representing approximately 2.0% of the Initial Pool Balance, (i) the largest tenant, Ross Dress for Less, representing approximately 17.8% of the net rentable square footage at the related Mortgaged Property, may pay reduced rent or terminate its lease, or both, if (a) the Target store located at the property adjacent to the Mortgaged Property ceases its customary retail operations in its space for a period of 180 consecutive days (other than for certain exceptions set forth in the Ross Dress for Less lease and if 3 or fewer tenants meeting certain qualifications set forth in the Ross Dress for Less lease are open and operating in at least 65% of Target’s space), (b) the shopping center comprising (in part) the Mortgaged Property does not have an anchor tenant (as set forth in the Ross Dress for Less lease) open and operating a certain amount of square feet of space (as set forth in the Ross Dress for Less lease) or (c) less than 65% of the leasable floor area of the shopping center (excluding the Ross Dress for Less space) is occupied by operating retailers, (ii) the third largest tenant, Cost Plus, representing approximately 10.9% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate its respective lease, or both, if the anchor tenant, Target, at the property adjacent to the Mortgaged Property goes dark (and replacement tenants occupying not less than 80% of Target’s space do not open and operate for business within 12 months of Target going dark), and (iii) the fourth largest tenant, Books-A-Million, representing approximately 10.7% of the net rentable square footage at the related Mortgaged Property, may either pay reduced rent or terminate its lease, or both, if Target or any two anchor tenants (as set forth in the Books-A-Million lease) go dark for a period of time set forth in the Books-A-Million lease.

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 20 Mortgage Loans by aggregate Initial Pool Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, the largest tenant, Burlington Coat Factory, representing approximately 17.1% of the net rentable square footage at the Mortgaged Property, may go dark at any time.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as River Marketplace, representing approximately 2.0% of the Initial Pool Balance, Ross Dress for Less, Stage and Books-A-Million, the first, second and fourth largest tenants, respectively, each may go dark at any time, provided that in such event the related borrower maintains a right to recapture.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Joppa Perring, representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the single tenant, Savers, may go dark at any time.

Certain Mortgaged Properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example:

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With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as North Tower - 100 West Harrison, representing approximately 0.4% of the Initial Pool Balance, the second largest tenant, National CASA Association, occupies approximately 11.6% of the net rentable area of the individual Mortgaged Property and is a tax exempt 501(c)(3) nonprofit organization. We cannot assure you that such tax exemption status will be maintained during the loan term.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concorde Club Apartments, representing approximately 0.3% of the Initial Pool Balance, nineteen units (11.9% of the total units) are leased to True Transitions, which is a non-profit organization that provides transitional housing to residents who are designated as disabled and receive Medicaid benefits or young adults without parents living on their own for the first time. All units are rented to True Transitions, who is financially responsible for the lease. The resident is also listed on the lease, as he or she is responsible for complying with the rules and regulations at the property.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance	Tenant	% of Net Rentable Area	% of Base Rent

Fifth & Jackson(1)	0.9%	Sound Transit	41.6%	38.5%

Oak Lawn Promenade	0.5%	U.S. Government(5)	12.9%	17.8%

South Tower - 100 West Harrison(2)	0.3%	Department of Social and Health Services	21.9%	34.8%

Oak Business Park(3)	0.3%	U.S. Government(6)	25.3%	29.7%

North Port Commons(4)	0.3%	Florida Dept of Children’s Services	11.5%	13.5%

(1)
The tenant has termination options in both of its two leases. For the 5,277 SF expiring in November 2014, Sound Transit has the option to terminate its lease at any time by giving the landlord at least 120 days’ prior notice and paying a termination fee. For the remaining space, Sound Transit has the option to terminate its lease any time after March 1, 2017 by giving the landlord at least nine months’ prior notice and paying a termination fee.

(2)	The tenant may terminate its lease on or after June 30, 2014 with 90 days’ prior notice.

(3)	The tenant may terminate its lease on or after the 96th full calendar month of the lease term with 60 days’ prior notice.

(4)
The lease with the largest tenant, the Florida Dept of Children’s Services, provides that the tenant’s payment obligations under the lease are contingent upon annual appropriations from the state. In addition, the tenant has an option to terminate the lease with six months’ notice if a state-owned building becomes available for occupancy.

(5)	The Department of the Army is the applicable branch of the U.S. Government related to this lease.

(6)	The Department of Veterans Affairs is the applicable branch of the U.S. Government related to this lease.

In addition to government sponsored tenants, certain of the Mortgaged Properties may be leased in whole or in part by non-profit or not-for-profit entities that rely on government funding for their revenues and that may have lease provisions that provide for termination in the event such government funding is reduced or terminated.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations or use of the Mortgaged Property. For example:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 30500 Bruce Industrial Parkway, representing approximately 0.4% of the Initial Pool Balance, a Mutual Driveway Easement and Parking Easement Agreement was made by and between the borrower and Bruce Industrial Associates, LLC, the owner of adjacent land, as of the date of closing, to allow for (i) a mutual access easement across a concrete driveway that is shared across the two parcels and (ii) an easement over the parcel of land owned by Bruce Industrial Associates, LLC to construct and operate a paved parking lot. The easement for the paved parking lot has been put in place in the event that parking spaces need to be added if a significant tenant claims a default under its respective lease due to a deficiency in the number of parking spaces at the Mortgaged Property. As of the date hereof, the Mortgaged Property has 365 parking spaces whereas the significant tenants have been promised 400 parking spaces in total under the terms of their leases. The current amount of parking spaces is in compliance with the applicable zoning regulations. Any loss incurred due to the lack of parking spaces is recourse to the borrower and the guarantor.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material lease termination options relating to the largest 20 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.

For example, taking into account the five (5) largest tenants by net rentable square footage at the Mortgaged Properties, or in the case of the ten (10) largest Mortgage Loans or Crossed Groups, or in cases where any Mortgaged Property is leased to a single tenant:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, the third largest tenant, AMC, representing approximately 7.0% of the net rentable square footage of the Mortgaged Property, has executed a lease and is expected to take occupancy in August 2014 and commence paying rent in September 2014.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 635 Elliott, securing in part a Mortgage Loan that represents approximately 7.9% of the Initial Pool Balance, the single tenant, Amazon, has executed a lease on its space but has not yet taken occupancy or begun paying rent. Amazon is expected to take occupancy in September 2014. Rental payments will commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Lake Shore Plaza, representing approximately 1.1% of the Initial Pool Balance, the second largest tenant, Goodwill, representing approximately 17.7% of the net rentable square footage at the Mortgaged Property, has executed a lease and is expected to take occupancy by the end of 2014. Lake Shore Plaza’s third largest tenant, AutoZone, representing approximately 16.0% of the net rentable square footage at the Mortgaged Property, has recently expanded and is in the process of completing the build out. The tenant is expected to take occupancy of the expanded premises by the end of 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 8816 Six Forks Road, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Rivercrest Realty Associates, LLC, representing approximately 37.7% of the net rentable square footage of the Mortgaged Property, is currently only in occupancy and paying rent for 30.2% of the net rentable square footage of the Mortgaged Property. The tenant has executed a lease for the remaining space and is expected to take occupancy of such space in December 2014 and commence paying full rent in August 2015.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brawley Shopping Center, representing approximately 0.2% of the Initial Pool Balance, the fourth largest tenant, Togo, representing approximately 13.6% of the net rentable square footage at the Mortgaged Property, has an executed lease on its space and taken occupancy but has not yet commenced paying rent. Togo is expected to commence paying rent the earlier of the date that (i) is 75 days after Togo obtains all permits required to perform work and to open for business and (ii) Togo opens for business.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Golden Eagle Village, representing approximately 0.6% of the Initial Pool Balance, Trio Martial Arts Academy, representing approximately 2.2% of the net rentable square footage at the related Mortgaged Property, has taken occupancy and is expected to commence paying rent in August 2014.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Oak Lawn Promenade, representing approximately 0.5% of the Initial Pool Balance, the second largest tenant, Sleepy’s, representing 14.8% of the net rentable square footage at the related Mortgaged Property, is in a free rent period. The related Mortgage Loan documents provide for a rent abatement reserve that expires simultaneously with the rent abatement period.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sugarloaf Walk Shopping Center, representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, the third largest tenant, Jet’s Pizza, representing 9.3% of the net rentable square footage at the related Mortgaged Property, is in a reduced rent period until January 2015. An escrow was funded at closing to cover the rental abatement.

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. For example, taking into account the five (5) largest tenants by net rentable square footage at the Mortgaged Properties, or in the case of the 10 largest Mortgage Loans or Crossed Groups, or in cases where any Mortgaged Property is leased to a single tenant:

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In the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, J.C. Penney is the second largest tenant at the Mortgaged Property. On November 20, 2013, J.C. Penney reported a net loss of $401 million for the third fiscal quarter of 2013. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if J.C. Penney terminates its lease or goes dark. In addition, Sears is a shadow anchor for the related Mortgaged Property. On May 22, 2014, Sears Holdings announced a net loss of $402 million and its intentions to close approximately 80 stores in 2014 and may close additional stores during the remainder of the year. In addition, J.C. Penney or Sears may be a shadow anchor for, or a tenant at, Mortgaged Properties securing other Mortgage Loans in the Mortgage Pool. We cannot assure you that J.C. Penney or Sears will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other J.C. Penney or Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

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In addition, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Woodyard Crossing, representing approximately 5.1% of the Initial Pool Balance, Staples is the fourth largest tenant at the Mortgaged Property. On March 6, 2014, Staples announced its plan to close 225 of its U.S. stores by 2015 and cut $500 million in costs. We cannot assure you that the Staples store at the Mortgaged Property will remain open for business or that Staples will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

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In addition, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Office Max, representing approximately 0.2% of the Initial Pool Balance, Office Max is the largest tenant at the Mortgaged Property. On May 6, 2014, Office Depot (subsequent to the completion of its merger with Office Max) announced its plan to close 400 of its U.S. stores by 2016. We cannot assure you that the Office Max store at the Mortgaged Property will remain open for business or that Office Depot will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

See the footnotes to Annex A to this prospectus supplement for further information regarding the five (5) largest tenants by net rentable square footage at the Mortgaged Properties.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest 20 Mortgage Loans or Crossed Groups.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties.

With respect to the Mortgage Loan secured in part by the Mortgaged Property identified on Annex A to this prospectus supplement as 635 Elliott, representing approximately 2.0% of the Initial Pool Balance by allocated loan amount, Amazon, the single tenant at such Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Woodyard Crossing, representing approximately 5.1% of the Initial Pool Balance, (i) the largest tenant, Wal-Mart, leasing approximately 27.6% of the net rentable area at the Mortgaged Property, has a right of first refusal to purchase its leased premises if the borrower enters into an agreement to sell such premises to an unrelated third party; (ii) the second largest tenant, Lowe’s, leasing approximately 24.2% of the net rentable area at the Mortgaged Property, has a right of first offer in the event the borrower desires to assign its interest in the lease or sell or transfer the premises and (iii) the third largest tenant, Safeway, leasing approximately 12.3% of the net rentable area at the related Mortgaged Property, has a right of first refusal to lease or buy the premises leased to Exxon Mobil in the event the borrower receives a bona fide letter of intent from an unrelated third party to lease or buy such parcel.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Long Meadow Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the related borrower ground leases an outparcel of the Mortgaged Property to CVS, which maintains a right of first refusal to purchase the fee interest in such outparcel only in the event that such outparcel is sold separate and apart from the remainder of the Mortgaged Property. The Mortgage Loan documents prohibit the related borrower from selling such outparcel separate and apart from the remainder of the Mortgaged Property.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Oak Business Park, representing approximately 0.3% of the Initial Pool Balance, a borrower related entity leases two spaces at the Mortgaged Property for an event company, Another Party Place, which represents 8.5% of the gross income at the Mortgaged Property. The Mortgage Loan sponsor guaranties the lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Maple Grove Shopping Center, representing approximately 0.3% of the Initial Pool Balance, a borrower related entity leases space for Premier Studio 67 Hair Salon at the Mortgaged Property, which represents 3.9% of the gross income at the Mortgaged Property. The Mortgage Loan sponsor guaranties the lease.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Drayton Tower Apartments, representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Property was previously rehabilitated in a manner that qualified for federal historic tax credits. Pursuant to the operating agreement of the developer, such historic tax credits were allocated to a third party investor in exchange for an equity contribution used by the developer in connection with the rehabilitation of the Mortgaged Property. In connection with the historic tax credits and the related equity contribution, the Mortgaged Property was master leased pursuant to a master lease to an affiliated entity, Drayton Tower MT LLC, (“Drayton Tenant“), controlled by an affiliate of the borrower but primarily owned by the historic credit investor. Drayton Tenant, in turn, subleases the Mortgaged Property to third party tenants. The Master Lease is subordinated to the Mortgage Loan but cannot be terminated prior to the expiration of the period for recapture of the historic tax credits, which period is scheduled to expire June 1, 2018. Following such expiration, it is expected, but not required, that the borrower will cause the interests of the historic tax credit investor in the Mortgaged Property to be purchased by the borrower, following which event, the Master Lease will be terminated.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 317 Glenmore Avenue, representing approximately 0.9% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, is an affiliate of the related non-recourse carveout guarantor.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 8816 Six Forks Road, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Rivercrest Realty Associates, LLC, representing approximately 37.7% of the net rentable square feet and approximately 40.4% of the total rent at the Mortgaged Property, is the property manager and an affiliate of the related borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by Originator and/or Sponsor affiliates.

Insurance Considerations

In the case of fifty-six (56) Mortgaged Properties, which secure, in whole or in part, 44 Mortgage Loans, representing approximately 76.4% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

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With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Joppa-Perring Retail Center, representing approximately 0.7% of the Initial Pool Balance, the related borrower is not required to obtain property insurance coverage with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Silver Diner for so long as, among other conditions, the insurance required under the loan documents is maintained by the single tenant at the Mortgaged Property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Long Meadow Shopping Center, representing approximately 0.6% of the Initial Pool Balance, the related borrower is entitled to rely on the insurance coverage maintained by three tenants at the Mortgaged Property in order to satisfy the obligations contained in the Mortgage Loan documents with respect to such space so long as the policies and coverage maintained satisfy the requirements of the Mortgage Loan documents.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate” in this prospectus supplement.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be subject to restrictions relating to their current use or have other zoning issues. For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 28-40 West 23rd Street, representing approximately 11.4% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, Home Depot USA Inc., occupies a portion of its space under a certificate of occupancy which improperly classifies the current use as office instead of retail. The current use as retail is a permitted use under the applicable zoning requirements, and the related borrower covenanted in the Mortgage Loan documents to use good faith, commercially reasonable efforts to cause a temporary certificate of occupancy properly classifying the current use to be obtained.

In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Centre Properties Portfolio, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property identified as Greendale is subject to a recorded easement for a gas line underneath improvements in favor of Indiana Gas Company. It has not been confirmed whether there is an actual existing gas line under the building and the lender received title insurance for the forced removal of the building due to the existence of the gas line easement and the related borrower and nonrecourse carveout guaranty have agreed to indemnify the lender for losses arising from the existence of such easement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 317 Glenmore Avenue, representing approximately 0.9% of the Initial Pool Balance, the certificate of occupancy for the related Mortgaged Property currently incorrectly classifies the current use of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgage Loan documents require that the related borrower obtain an updated certificate of occupancy reflecting the proper use classification within twelve (12) months of the origination of the Mortgage Loan (subject to extension if the borrower is diligently pursuing the same).

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Jones Place Townhomes, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property consists of three phases of a four-phase construction project and is currently being operated pursuant to a temporary certificate of occupancy. The borrower constructed an internal roadway for purposes of granting access to one of the buildings at the Mortgaged Property from a public road, which roadway was not submitted for permit review prior to construction. The applicable governmental authority has conditioned the issuance of a permanent certificate of occupancy on the satisfaction of certain conditions, including, among other things, road repair in the area of the Mortgaged Property, completing certain slope grading work and obtaining certain required permits. The borrower has represented that necessary documentation has been submitted for review by the applicable governmental authorities and has covenanted in the related loan documents to obtain all required governmental approvals necessary for the continued use of such roadway, which approvals are also necessary for the issuance of a permanent certificate of occupancy for the Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

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With respect to the loan-to-value ratios at maturity of 19 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, the related LTV Ratio at Maturity reflected in this prospectus supplement is calculated using an “as stabilized” or “as renovated” appraised value.

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With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Joppa Perring, which secures a portion of the Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the Appraised Value represents the “hypothetical market value” appraised value of $5,800,000. The “as-is” value in the appraisal of $6,900,000 represents the value of the collateral plus an outparcel that is not part of the collateral, but was included because the lot lines for the subject collateral had not been redrawn at the time of the appraisal and have since been redrawn to only include the subject property.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Capewood Apartments, representing approximately 0.4% of the Initial Pool Balance, the Appraised Value represents an “as repaired” value from the appraisal that assumes roof renovations are complete.

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Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value“ under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed” in this prospectus supplement.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified as 28-40 West 23rd Street on Annex A to this prospectus supplement, representing approximately 11.4% of the Initial Pool Balance, the Mortgage Loan documents do not provide for a (i) non-borrower indemnitor for breaches of environmental representations, warranties or covenants or (ii) separate non-recourse carveout guarantor.

Additionally, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 317 Glenmore Avenue, representing approximately 0.9% of the Initial Pool Balance, the related non-recourse carveout guarantor is a citizen of a foreign country that has agreed in the related Mortgage Loan documents to designate an agent for service of process in the State of New York and submission to United States jurisdiction. Further, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Tenaya Village, representing approximately 0.5% of the Initial Pool Balance, the non-recourse guarantor is a citizen of a foreign country and has appointed an agent for service of process in the State of Nevada and submission to United States jurisdiction. However, generally, non-United States citizens may be beyond the jurisdiction of the United States courts.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds” in this prospectus supplement.

In the case of the Mortgage Loan secured by the Mortgaged Property identified as Drayton Tower Apartments, representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Property is designated a Rehabilitated Historic Property under Georgia tax law, which designation provides the Mortgaged Property with a preferential assessment for real estate tax purposes. Such preferential assessment lasts for a period of nine years and is scheduled to expire on January 1, 2022, when the Mortgaged Property will be assessed at the full rate.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Viceroy Palm Springs, representing approximately 1.0% of the Initial Pool Balance, current real estate taxes do not reflect future tax levels as modified by a recent ordinance. No reserve has been established for taxes.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days		Number of Mortgage Loans	% of Initial Pool Balance
6	0	(1)	74	90.5%
1	5		2	5.5
5	0		7	4.0
Total			83	100.0%

(1)
One (1) Mortgage Loan permits, up to three (3) times during the term of the Mortgage Loan, but not more than once in any twelve (12) month period, a five (5) day grace period that commences with notice. This grace period does not apply to the payment due on the maturity date.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Three (3) of the Mortgage Loans, representing approximately 24.4% of the Initial Pool Balance, provide for monthly payments of interest only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining eighty (80) Mortgage Loans, representing approximately 75.6%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those eighty (80) Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirty-two (32) of these eighty (80) Mortgage Loans referenced in the preceding sentence, representing approximately 43.7%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term. Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if each related borrower has not prepaid each related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Loan Rate (the “Initial Rate”) for such ARD Loan. Annex A to this prospectus supplement will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate, to the extent permitted by applicable law and the related Mortgage Loan documents.

After the related Anticipated Repayment Date, the ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus supplement to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Statistical Characteristics of the Mortgage Loans —Additional Indebtedness” above in this prospectus supplement. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the related maturity date or Anticipated Repayment Date, as applicable. See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A to this prospectus supplement and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest 20 Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” above.

The Pooling and Servicing Agreement will provide that (a) with respect to Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard, and (b) with respect to non-Specially Serviced Loans, the Special Servicer will be required to process and determine, in a manner consistent with the Servicing Standard or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will be required to process and determine (subject to the consent of the Special Servicer) in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of seventy-one (71) of the Mortgage Loans (the “Defeasance Loans”) (which includes the Selig Portfolio Mortgage Loan which is part of a Loan Combination), representing approximately 80.4% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists), after a lockout period of at least two years following the Closing Date (the “Defeasance Lock-Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Voluntary Prepayments” and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage

Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Eleven (11) Mortgage Loans, representing approximately 14.4% of the Initial Pool Balance, each permits the related borrower, after a lockout period of 23 to 26 payments following the origination date, to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a Mortgaged Property or in connection with a paydown of the Mortgage Loan in order to satisfy certain financial covenants contained in the Mortgage Loan documents, in part, in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open period.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Palm Island Apartments, representing approximately 5.2% of the Initial Pool Balance, permits the related borrower, after a lockout period of 23 payments following the origination date, to prepay the Mortgage Loan in whole (but not in part), together with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual

Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	11	18.7%
4	66	73.5
5	3	5.9
7	3	1.9
Total	83	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as NorthCross Shopping Center, representing approximately 3.2% of the Initial Pool Balance, the related borrower is permitted to obtain a release of the portion of the Mortgaged Property that is leased to Lowe’s in connection with a prepayment of the Mortgage Loan as described under “—Property Releases; Partial Defeasance” below.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Centre Properties Portfolio, representing approximately 2.6% of the Initial Pool Balance in the aggregate, the borrower is permitted to obtain the release of one or more of the individual Mortgaged Properties identified on Annex A to this prospectus supplement as Greendale, Castleton, Centre West Shops and Centre West Interstate Shops at any time after the second anniversary of the Closing Date, subject to certain conditions in the Mortgage Loan documents, including that: (i) the borrower prepays the Mortgage Loan in an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such individual property(ies) being released and (b) 80% of the net sales proceeds applicable to such individual property(ies) being released, together with the applicable yield maintenance and interest shortfall amounts; (ii) as of each of the release notice date and the date of consummation of the release, after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) with respect to the remaining individual Mortgaged Properties is equal to or greater than the greater of (a) the debt service coverage ratio of all individual Mortgaged Properties immediately prior to the release notice date and the date of consummation of the release, as applicable, and (b) 1.35x; (iii) as of each of the release notice date and the date of consummation of the release, after giving effect to the release, the debt yield (as calculated under the Mortgage Loan documents) with respect to the remaining individual Mortgaged Properties is equal to or greater than the greater of (a) the debt yield of all individual Mortgaged Properties immediately prior to the release notice date and the date of consummation of the release, as applicable, and (b) 9.0%, (iv) as of each of the release notice date and the date of consummation of the release, after giving effect to the release, the loan to value ratio with respect to the remaining individual Mortgaged Properties is no greater than the lesser of (a) the loan to value with respect to all of the Individual Properties immediately prior to the release notice date or the date of consummation of the release, as applicable, and (b) 75%, and (v) such release complies with REMIC requirements and the lender receives a rating agency confirmation.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this prospectus supplement as Drayton Tower Apartments, representing approximately 1.5% of the Initial Pool Balance in the aggregate, the borrower is permitted to obtain the release of either or both of the parking lots at the Mortgaged Property at any time, subject to certain conditions in the Mortgage Loan documents, including that: (i) the borrower prepays the Mortgage Loan in an amount equal to the applicable release price ($800,000 with respect to one of the parking lots and $600,000 with respect to the other parking lot), together with the applicable yield maintenance and interest shortfall amounts; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) is not less than the greater of (a) the debt service coverage ratio immediately prior to the release and (b) 1.28x; (iii) after giving effect to the release, the debt yield (as calculated under the Mortgage Loan documents) is not less than the greater of (a) the debt yield immediately prior to the release, and (b) 8.0%, (iv) the lender receives a rating agency confirmation and (v) immediately after such release, the loan-to-value ratio, determined in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any, based on the value of the Mortgaged Property remaining, is equal to or less than 125%.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sedona Pointe and Gallery At Champions, collectively representing approximately 1.4% of the Initial Pool Balance, which Mortgage Loans are cross-defaulted and cross-collateralized with each other, the related loan documents permit the borrowers to obtain the release of such cross-default and cross-collateralization if: (i) one of the two Mortgage Loans is being prepaid in full and the borrower paying off its Mortgage Loan pays the applicable release price (115% of the outstanding principal balance), (ii) no event of default is continuing, (iii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mortgaged Property shall be at least equal to the greater of the aggregate DSCR of 1.68x and the aggregate DSCR immediately prior to the release, and (iv) after giving effect to the release, the loan to value ratio for the remaining Mortgaged Property is no greater than 50.0%.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Bay Mall, which secures approximately 0.4% of the Initial Pool Balance, the borrower is permitted to obtain the release of certain identified vacant land, which vacant land has an appraised value of $400,000, from the lien of the mortgage after the second anniversary of the origination date, provided, among other requirements as described in the Mortgage Loan documents, the borrower pays a release price equal to $500,000 (which is 125% of the appraised value of the vacant land) together with the applicable yield maintenance and complies with REMIC requirements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Long Meadow Shopping Center, representing approximately 0.6% of the Initial Pool Balance in the aggregate, provided no event of default is continuing, the related borrower is permitted to obtain the release of one of three certain parcels which comprise a portion of the Mortgaged Property, at any time other than within 60 days of the Closing Date, which such parcel may, if borrower has elected to convert the Mortgaged Property into a commercial condominium regime as described under “—Statistical Characteristics of the Mortgage Loans—Condominium Interests” above, be one of the condominium units so created, subject to the satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) the borrower has delivered notice to the lender that irrevocably designates which individual parcel will be so released, (ii) the released parcel is the subject of an arm’s length contract of sale with, and conveyed to, a bona fide third-party purchaser that is not an affiliate of the borrower, (iii) the borrower submits evidence that all expenses in respect of the parcel to be released have been segregated and allocated from those of the remaining portion of the Mortgaged Property, including, without limitation, expenses for real estate taxes, assessments and common area maintenance (if applicable), (iv) after giving effect to the release, the remaining Mortgaged Property must in compliance with all leases, easements and applicable zoning (including, without limitation, parking requirements) land use and similar laws, rules, regulations and ordinances, (v) the borrower prepays the Mortgage Loan in amount equal to the greater of (a) 110% of the applicable allocated loan amount for such individual release parcel and (b) the net sales proceeds for such release parcel, plus, in each case, payment of yield maintenance premium, (vi) the debt service coverage ratio as of each of the partial release notice date and the date of the partial release, after giving effect to the partial release and prepayment, the debt service coverage ratio based on the remaining Mortgaged Property is greater than the greater of (a) the debt service coverage ratio based on the Mortgaged Property immediately prior to the partial release notice date or the date of partial release, as applicable, and (b) 1.45x, (vi) if requested by lender,

Rating Agency Confirmation has been received and (vii) the partial release is permitted under applicable REMIC requirements and the borrower delivers a REMIC opinion.

Property Releases; Partial Defeasance

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Portfolio, representing approximately 7.9% of the Initial Pool Balance, provided no event of default is then continuing under the related Mortgage Loan, at any time on or after the first due date following the second anniversary of the Closing Date, the borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the greater of (x) 90% of net sales proceeds with respect to such Mortgaged Property and (y)(a) in the case of the Mortgaged Properties identified on Annex A to this prospectus supplement as 635 Elliott, 645 Elliott, Fourth & Blanchard and Fifth & Jackson, 125% of their respective allocated loan amounts and (b) in the case of the Mortgaged Properties identified on Annex A to this prospectus supplement as North Tower – 100 West Harrison, South Tower – 100 West Harrison and 200 West Thomas, 115% of their respective allocated loan amounts, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mortgaged Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release, (iii) delivery of Rating Agency Confirmation with respect to such defeasance, and (iv) borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as NorthCross Shopping Center, representing approximately 3.2% of the Initial Pool Balance, at any time that Lowe’s terminates its lease, goes dark or declares bankruptcy (or in similar instances under the related loan agreement), the related borrower is permitted to obtain a release of the portion of the Mortgaged Property that is leased to Lowe’s, subject to the satisfaction of certain conditions, including, among other things: (i) if such release occurs prior to the first Due Date following the second anniversary of the Closing Date, (a) prepayment in an amount equal to 110% of the allocated loan amount for the released parcel and (b) payment of a yield maintenance premium of no less than 1.0% of the amount prepaid; (ii) if such release occurs on or after the first Due Date following the second anniversary of the Closing Date, (a) defeasance in an amount equal to 110% of the allocated loan amount for the released parcel, and (b) after giving effect to the release, the debt yield (as calculated under the loan documents) for the remaining portion of the Mortgaged Property for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (1) 9.55% and (2) the debt yield for the Mortgaged Property for the twelve-month period preceding the end of the most recent fiscal quarter without giving effect to the release; and (iii) delivery of a REMIC opinion.

With respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Wells Fargo Center, which secure approximately 2.8% of the Initial Pool Balance, the borrower is permitted to defease a portion of the related Mortgage Loan and obtain the release of the Mortgaged Property identified on Annex A to this prospectus supplement as Wells Fargo Center – Annex Garage from the lien of the mortgage after the second anniversary of the Closing Date provided, among other requirements as described in the Mortgage Loan documents: (i) the borrower defeases an amount at least equal to 110% of the allocated loan amount for this parcel, (ii) the borrower delivers a REMIC opinion, and (iii) after giving effect to such release (a) the debt service coverage ratio based on the trailing twelve month period would be no less than 1.30x (provided that the borrower may defease a larger portion of such Mortgage Loan in order to meet this requirement) and (b) the LTV ratio would not be greater than 75%.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Joppa-Perring Retail Center, representing approximately 0.7% of the Initial Pool Balance, provided no event of default is then continuing under the related Mortgage Loan, at any time on or after the first Due Date following the second anniversary of the Closing Date, the related borrower may obtain the release of one or both of the related Mortgaged Properties from the lien of the loan documents, subject to the satisfaction of certain conditions, (i) delivery of defeasance collateral in an amount equal to 125% of the allocated loan amount for the released Mortgaged Property, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Mortgaged Property for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (1) 1.79x and (2) the debt service coverage ratio immediately preceding the release, (iii) delivery of a Rating Agency Confirmation and (iv) delivery of a REMIC opinion.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Westgate Commons and Office Max, which Mortgage Loans are cross-collateralized and cross-defaulted with each other and represent approximately 0.9% and 0.2%, respectively, of the Initial Pool Balance, the borrower is permitted to obtain the release of an individual Mortgaged Property from the lien of the related mortgages in connection with a sale of the Mortgaged Property to a third party after the second anniversary of the Closing Date provided, among other requirements as described in the Mortgage Loan documents: (i) the applicable borrower defeases a portion of the Mortgage Loan in an amount at least equal to 115% of its allocated loan amount of the Mortgaged Property to be released; (ii) after giving effect to such release, (A) the LTV ratio for the remaining Mortgaged Property will not be greater than the lesser of (1) 75%, and (2) the LTV ratio as of the date immediately preceding the release and (B) the debt service coverage ratio is at least equal to the greater of (1) the aggregate debt service coverage ratio on the Mortgage Loan closing date and (2) the aggregate debt service coverage ratio immediately preceding the release; and (iii) the applicable borrower delivers a REMIC opinion.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Williamsburg Self-Storage and Climatrol Self-Storage, which secure approximately 0.2% and 0.2%, respectively, of the Initial Pool Balance, and which Mortgage Loans are cross-collateralized and cross-defaulted with each other, the related borrowers are permitted to obtain the release of an individual Mortgaged Property from the lien of the related mortgages in connection with a partial defeasance after the second anniversary of the Closing Date provided, among other requirements as described in the Mortgage Loan documents, that: (i) the applicable borrower defeases a portion of the Mortgage Loan in an amount at least equal to 115% of the allocated loan amount of the applicable Mortgaged Property to be released; (ii) after giving effect to such release, (A) the debt service coverage ratio (based on the trailing twelve month period) for the remaining Mortgaged Property will not be less than the greater of (1) 1.40x and (2) the debt service coverage ratio immediately preceding the release and (B) the LTV ratio for the remaining Mortgaged Property will be not be greater than the lesser of (1) 65%, and (2) the LTV ratio as of the date immediately preceding the release; and (iii) the applicable borrower delivers a REMIC opinion.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Houston Multifamily Portfolio, which secures approximately 1.0% of the Initial Pool Balance, the borrower is permitted to obtain the release of any individual property from the lien of the related mortgage after the second anniversary of the Closing Date provided, among other requirements as described in the Mortgage Loan documents: (i) the borrower defeases a portion of the Mortgage Loan in an amount equal to 125% of the allocated loan amount for the Mortgaged Property to be released; (ii) after giving effect to such release, (A) the debt service coverage ratio (based on the trailing twelve month period) will not be less than the greater of (1) 1.25x and (2) the debt service coverage ratio immediately preceding the release; and (B) the LTV ratio will be not be greater than the lesser of (1) 75%, and (2) the LTV ratio as of the date immediately preceding the release; and (iii) the borrower delivers a REMIC opinion.

Property Releases; Free Releases

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chula Vista Center, representing approximately 5.7% of the Initial Pool Balance, at any time after the second anniversary of the Closing Date, the related borrower is permitted to obtain the release of a non-income producing vacant portion of the Mortgaged Property subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing and the release will not cause an event of default to occur, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining portion of the Mortgaged Property is at least 1.67x, (iii) after giving effect to the release, the loan-to-value ratio (as calculated under the loan documents) for the remaining portion of the Mortgaged Property is no greater than 60.3%, and (iv) the related borrower delivers a REMIC opinion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Joppa-Perring Retail Center, representing approximately 0.7% of the Initial Pool Balance, the related borrower is permitted to obtain the release of a non-income producing portion of a Mortgaged Property included in such portfolio (identified on Annex A to this prospectus supplement as Joppa Perring) subject to the satisfaction of certain conditions, including that the release complies with REMIC requirements.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this prospectus supplement as Hampton Inn – Lake Charles, representing approximately 0.5% of the Initial Pool Balance in the aggregate, provided no event of default under the Mortgage Loan documents is continuing, the related borrower is permitted to obtain the release of a certain parcel of land of approximately 0.7 acres at the Mortgaged Property at any time other than within 60 days of the Closing Date, subject to the satisfaction of certain conditions in the Mortgage Loan documents, including that: (i) after the release, fee title to the released parcel is held by a third party, unaffiliated with the borrower or related non-recourse carveout guarantor, (ii) the borrower submits evidence that all expenses in respect of the parcel to be released have been segregated and allocated from those of the remaining portion of the Mortgaged Property, including, without limitation, expenses for real estate taxes, assessments and common area maintenance (if applicable), (iii) Rating Agency Confirmation has been received, (iv) the borrower delivers a REMIC opinion and (v) the fair market value of the Mortgaged Property after giving effect to the release of the released parcel is equal to or greater than eighty percent (80%) of the then current outstanding principal balance of the Mortgage Loan (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust, based solely on the real property and excluding personal property and going concern value, if any), unless lender receives an opinion of counsel that the applicable Issuing Entity will not fail to maintain its status as a REMIC trust as a result of the release.

Escrows

Seventy-nine (79) Mortgage Loans, representing approximately 88.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy-seven (77) Mortgage Loans, representing approximately 71.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-one (61) Mortgage Loans, representing approximately 49.8% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-two (32) Mortgage Loans, representing approximately 60.8% of that portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus supplement sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement. For certain additional information regarding the 20 largest Mortgage Loans or Crossed Groups in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

The Loan Combinations

General

The following Split Mortgage Loan is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one pari passu Companion Loan that is held outside the Issuing Entity, which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same portfolio of Mortgaged Properties:

●
the Selig Portfolio Mortgage Loan, which has an outstanding principal balance as of the Cut-off Date of $97,000,000, is secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Selig Portfolio (the “Selig Portfolio Mortgaged Properties”), and represents approximately 7.9% of the Initial Pool Balance; and the Selig Portfolio Companion Loan (comprised of one Companion Loan) which has an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and was previously included in the GSMS 2014-GC22 Securitization.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. Any related Companion Loan is not an asset of the Issuing Entity.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement(1)	Master Servicer	Special Servicer
Selig Portfolio	$97,000,000	7.9%	$100,000,000	$197,000,000	GSMS 2014-GC22	Wells Fargo	CWCapital

(1)
The Selig Portfolio Mortgage Loan will be serviced under the GSMS 2014-GC22 Pooling and Servicing Agreement, pursuant to which Wells Fargo Bank, National Association is the master servicer and CWCapital Asset Management LLC is the initial special servicer.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) one of the holders will be the “controlling note holder” (the “Controlling Holder”) entitled to (a) approve or direct material servicing decisions involving the related Loan Combination, and (b) replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated on a pro rata basis to the holders of the subject Mortgage Loan and the related Companion Loan, in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding each Loan Combination, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement. Also, see “Structural and Collateral Term Sheet—Selig Portfolio” in Annex B to this prospectus supplement.

The Selig Portfolio Loan Combination

Servicing of the Selig Portfolio Loan Combination.

The Selig Portfolio Loan Combination is being serviced and administered under the GSMS 2014-GC22 Securitization in accordance with the pooling and servicing agreement (the “GSMS 2014-GC22 Pooling and Servicing Agreement”), dated as of June 1, 2014, among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer (the “GSMS 2014-GC22 Servicer”), CWCapital Asset Management LLC, as special servicer (the “GSMS 2014-GC22 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2014-GC22 Operating Advisor”), Wells Fargo Bank, National Association, as certificate administrator (the “GSMS 2014-GC22 Certificate Administrator”), and Deutsche Bank Trust Company Americas, as trustee (the “GSMS 2014-GC22 Trustee”), which is separate from the Pooling and Servicing Agreement under which the Certificates are issued as described below, and subject to the servicing standard provided for in the GSMS 2014-GC22 Pooling and Servicing Agreement, which standard is generally similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement.

Amounts payable to the Issuing Entity as holder of the Selig Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement.

Application of Payments

The Co-Lender Agreement related to the Selig Portfolio Loan Combination sets forth the respective rights of the holders of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan with respect to distributions of funds received in respect of the Loan Combination, and provides, in general, that:

●
the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Selig Portfolio Loan Combination or the related Mortgaged Properties will be applied to the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2014-GC22 Master Servicer, the GSMS 2014-GC22 Special Servicer, the GSMS 2014-GC22 Operating Advisor, the GSMS 2014-GC22 Certificate Administrator and the GSMS 2014-GC22 Trustee) in accordance with the terms of such Co-Lender Agreement and the GSMS 2014-GC22 Pooling and Servicing Agreement; and

●
expenses, losses and shortfalls relating to the Selig Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Selig Portfolio Mortgage Loan, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Selig Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the Selig Portfolio Companion Loan.

If certain costs and expenses (such as a Property Advance) allocable to the Selig Portfolio Loan Combination are paid or reimbursed out of payments and other collections on the other mortgage loans included in the GSMS 2014-GC22 Securitization, then the GSMS 2014-GC22 Securitization will be entitled to reimbursement from future payments and other collections on the Selig Portfolio Mortgage Loan or from general collections with respect to the Mortgage Pool, of the Issuing Entity’s pro rata share of such costs and expenses allocable to the Selig Portfolio Loan Combination. Pursuant to the related Co-Lender Agreement, the Issuing Entity, as holder of the Selig Portfolio Mortgage Loan, is responsible for indemnifying the respective parties to the GSMS 2014-GC22 Pooling and Servicing Agreement and various related persons (as and to the same extent that the GSMS 2014-GC22 Securitization is required to indemnify such parties and related persons under the GSMS 2014-GC22 Pooling and Servicing Agreement), and for indemnifying the GSMS 2014-GC22 Securitization, for the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Selig Portfolio Loan Combination or the related Mortgaged Properties (or, with respect to the GSMS 2014-GC22 Operating Advisor, incurred in connection with the provision of services for the Selig Portfolio Loan Combination). This may result in shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling holder with respect to the Selig Portfolio Loan Combination, as of any date of determination, will be the GSMS 2014-GC22 Trustee, as holder of the Selig Portfolio Companion Loan; provided that, unless a control termination event under the GSMS 2014-GC22 Pooling and Servicing Agreement exists, the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement will be entitled to exercise the rights of the controlling holder with respect to the Selig Portfolio Loan Combination. In its capacity as representative of the controlling holder under the related Co-Lender Agreement, the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus supplement) with respect to various major decisions (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Selig Portfolio Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to that Selig Portfolio Loan Combination will require the approval of the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus supplement).

In addition, pursuant to the terms of the related Co-Lender Agreement, the holder of the Selig Portfolio Mortgage Loan (or its representative, which may be the Directing Holder or any other party assigned the rights to exercise the rights of the holder of the Selig Portfolio Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, is required to provide to the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement (within the same time frame such notices, information and reports are or would have been required to be provided to the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement and without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any major decisions under the GSMS 2014-GC22 Pooling and Servicing Agreement (which are similar, but not necessarily identical, to Major Decisions under the Pooling and Servicing Agreement) to be taken with respect to the Selig Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Selig Portfolio Loan Combination and (ii) have the right to be consulted by the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer, as applicable, on a strictly non-binding basis with respect to any major decisions to be taken with respect to the Selig Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Selig Portfolio Loan Combination (and the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, will be required to consider alternative actions recommended by the Directing Holder (or its representative)). Such consultation right will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the consulting party has responded within such period; provided, that if the GSMS 2014-GC22 Master Servicer (or GSMS 2014-GC22 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding any consultation rights described above, the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan. Neither the GSMS 2014-GC22 Master Servicer nor the GSMS 2014-GC22 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity or the Directing Holder (or its representative).

Neither the GSMS 2014-GC22 Master Servicer nor the GSMS 2014-GC22 Special Servicer may follow any advice or consultation provided by the Issuing Entity or the Directing Holder (or its representative) that would require or cause the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the GSMS 2014-GC22 Pooling and Servicing Agreement, require or cause the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement or the GSMS 2014-GC22 Pooling and Servicing Agreement, require or cause the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer, as applicable, to violate the terms of the Co-Lender Agreement, or materially expand the scope of any of the GSMS 2014-GC22 Master Servicer’s or the GSMS 2014-GC22 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement.

In addition to the consultation rights described above, pursuant to the terms of the related Co-Lender Agreement, the Directing Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Selig Portfolio Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the Selig Portfolio Loan Combination must, first, be used to reduce, on a pro rata basis, the amounts payable on each of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan by the amount necessary to reimburse the GSMS 2014-GC22 Master Servicer, the GSMS 2014-GC22 Trustee or the GSMS 2014-GC22 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2014-GC22 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan by the amount necessary to pay the Master Servicer, the Trustee, the GSMS 2014-GC22 Master Servicer and the GSMS 2014-GC22 Trustee for any interest accrued on any P&I Advance made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2014-GC22 Pooling and Servicing Agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Selig Portfolio Mortgage Loan and the Selig Portfolio Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees payable under the GSMS 2014-GC22 Pooling and Servicing Agreement) incurred with respect to the Selig Portfolio Loan Combination (as specified in the GSMS 2014-GC22 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of items in the nature of Penalty Charges allocable to the Selig Portfolio Mortgage Loan, be paid to the GSMS 2014-GC22 Master Servicer and/or the GSMS 2014-GC22 Special Servicer as additional servicing compensation as provided in the GSMS 2014-GC22 Pooling and Servicing Agreement.

Sale of Defaulted Selig Portfolio Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Selig Portfolio Loan Combination becomes the equivalent of a Defaulted Mortgage Loan, and if the GSMS 2014-GC22 Special Servicer determines to sell the Selig Portfolio Companion Loan in accordance with the GSMS 2014-GC22 Pooling and Servicing Agreement, then the GSMS 2014-GC22 Special Servicer will be required to sell the Selig Portfolio Mortgage Loan together with the Selig Portfolio Companion Loan as one Loan Combination. In connection with any such sale, the GSMS 2014-GC22 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to, those procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Notwithstanding the foregoing, the GSMS 2014-GC22 Special Servicer will not be permitted to sell the Selig Portfolio Loan Combination if it becomes the equivalent of a Defaulted Mortgage Loan without the written consent of the Directing Holder (or its representative) (provided that such consent is not required if such entity is the borrower or an affiliate of the borrower) unless the GSMS 2014-GC22 Special Servicer has delivered to such consenting party: (a) at least 15 business days prior written notice of any decision to attempt to sell the Selig Portfolio Loan Combination; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2014-GC22 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Selig Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the consenting party that are material to the price of the Selig Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, however, that such consenting party may waive any of the delivery or timing requirements set forth in this sentence. The Directing Holder (or its representative) will be permitted to submit an offer at any sale of the Selig Portfolio Loan Combination.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling holder with respect to the Selig Portfolio Loan Combination (which, as of any date of determination, will be the GSMS 2014-GC22 Trustee as holder of the Selig Portfolio Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2014-GC22 Special Servicer then acting with respect to the Selig Portfolio Loan Combination and appoint a replacement special servicer. The right of the GSMS 2014-GC22 Trustee described in the preceding sentence will be exercised (i) for so long as no control termination event under the GSMS 2014-GC22 Pooling and Servicing Agreement exists, by the controlling class representative under the GSMS 2014-GC22 Pooling and Servicing Agreement and (ii) during the continuance of a control termination event under the GSMS 2014-GC22 Pooling and Servicing Agreement, by a specified percentage of holders of the GSMS 2014-GC22 Certificates.

Significant Obligor

The Mortgaged Property identified on Annex A to this prospectus supplement as 28-40 West 23rd Street, securing a Mortgage Loan that represents approximately 11.4% of the Initial Pool Balance, is a “significant obligor” as such term is used in Items 1101 and 1112 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to this offering. See “Structural and Collateral Term Sheet—28-40 West 23rd Street” in Annex B to this prospectus supplement.

Representations and Warranties

Each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement. Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of August 1, 2014 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of RCMC, also against Redwood Trust, Inc. (“RTI”) as guarantor of the repurchase and substitution obligations of RCMC) as described under “—Cures, Repurchases and Substitutions” below. RTI will guarantee the repurchase and substitution obligations of RCMC under the related Mortgage Loan Purchase Agreement.

We cannot assure you that the applicable Sponsor (or, in the case of RCMC, RTI, as guarantor of the repurchase and substitution obligations of RCMC) will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i) (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) for each Serviced Companion Loan, a copy of the executed promissory note for such Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage); (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus supplement, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related Mortgage Loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
if the affected Mortgage Loan is not repurchased by the Sponsor within 120 days after discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect, a Liquidation Fee in connection with such repurchase.

With respect to the RCMC Mortgage Loans, RTI, the parent of RCMC, will be guaranteeing the repurchase obligations of RCMC under the related Mortgage Loan Purchase Agreement in the event RCMC fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Document Defect or Material Breach.

In addition, the Mortgage Loan Purchase Agreement executed by GSMC provides that, with respect to the Outside Serviced Mortgage Loan, if a “material document defect” exists under the Outside Servicing Agreement with respect to the related Outside Serviced Companion Loan that is included in an Outside Securitization, and such Outside Serviced Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect”, then GSMC will be required to also repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” related to the promissory note for such Outside Serviced Companion Loan.

A “Material Breach” is a breach of a representation or warranty that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property).

A “Material Document Defect” is a document defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a

Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one (1) Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be (or, in the case of a Material Breach or Material Document Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), 90 days from any party discovering such Material Breach or Material Document Defect, provided that if such discovery is made by a party other than the Sponsor, the Sponsor receives timely notice thereof). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2014-GC23 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor (or, in the case of RCMC Mortgage Loans, RTI, as guarantor of the repurchase and substitution obligations of RCMC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of RCMC Mortgage Loans, RTI, as guarantor of the repurchase and substitution obligations of RCMC) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in July 2047.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Rialto Mortgage Finance, LLC, MC-Five Mile Commercial Mortgage Finance LLC and Redwood Commercial Mortgage Corporation are the sponsors of this commercial mortgage securitization transaction and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion and $4.75 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012 and 2013, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General. In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the CGMRC Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans. These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●
whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●
whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●
whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●
whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

●
a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

●
whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g. dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●
a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●
whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “—Representations and Warranties; Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that are purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates. Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans or Crossed Groups in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 10 largest Mortgage Loans or Crossed Groups in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions. Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus supplement. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 14, 2014. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including April 1, 2011 to and including March 31, 2014, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2013, GSMC originated or acquired approximately 2,200 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $72.9 billion. As of December 31, 2013, GSMC had acted as a sponsor and mortgage loan seller on 84 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion and $6.586 billion of commercial loans in public and private offerings in calendar years 2011, 2012 and 2013, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet,” “—Selig Portfolio,” “—Hyatt NYC Portfolio”, “—Chula Vista Center”, “—Palm Island Apartments”, “—NorthCross Shopping Center”, “—Homewood Suites Nashville Vanderbilt” and “—Sedona Pointe and Gallery At Champions” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originator—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originator’s origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on May 14, 2014. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2011 to and including March 31, 2014, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto”), a Sponsor and an Originator, is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC through a repurchase facility. As of July 17, 2014, 30 of the Mortgage Loans that Rialto Mortgage Finance, LLC will transfer to the Depositor, with an aggregate principal balance of approximately $278,360,677 as of the Cut-off Date, are subject to that repurchase facility. In addition, it is expected that two additional Mortgage Loans that Rialto Mortgage Finance, LLC will transfer to the Depositor, with an aggregate principal balance of approximately $14,050,000 as of the Cut-off Date, will be subject to that repurchase facility as of the Closing Date. Proceeds received by Rialto Mortgage Finance, LLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Rialto’s Securitization Program

As a Sponsor, Rialto originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the Depositor by Rialto (the “Rialto Mortgage Loans”) were originated by Rialto. This is the ninth commercial real estate debt investment securitization to which Rialto is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of Rialto Mortgage Loans

Overview. Rialto has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto or one or more of its affiliates (the “Rialto Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto is the Sponsor with respect to thirty-two (32) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Database. To prepare for securitization, members of the Rialto Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.

A data tape (the “Rialto Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Rialto Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. Rialto engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Rialto and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Data Tape against various source documents provided by Rialto;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Rialto engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization described in this prospectus supplement, Rialto’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization transaction to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto’s asset summary reports, (ii) the review of the representation and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to certain of the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Review Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto’s Underwriting Standards and Loan Analysis” below.

Findings and Conclusions. Based on the foregoing review procedures, Rialto determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects. Rialto also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto’s underwriting guidelines and procedures. Rialto attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Rialto will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by

Rialto and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto to render any tax opinion required in connection with the substitution.

Repurchase Requests

Rialto most recently filed a Form ABS-15G on February 11, 2014. Rialto’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2011 to and including March 31, 2014, Rialto does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

MC-Five Mile Commercial Mortgage Finance LLC

General

MC-Five Mile Commercial Mortgage Finance LLC (“MC-Five Mile”) is a Sponsor with respect to, and a seller of certain mortgage loans (the “MC-Five Mile Mortgage Loans”) into, the securitization described in this prospectus supplement. MC-Five Mile is a limited liability company organized under the laws of the State of Delaware.

MC-Five Mile is a privately held company that commenced operations in July 2012. MC-Five Mile was formed for the purpose of acquiring, originating, syndicating and securitizing commercial and multi-family real estate related debt. The executive offices of MC-Five Mile are located at 1330 Avenue of the Americas, New York, New York 10019.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to an affiliate of MC-Five Mile Commercial Mortgage Finance LLC through a repurchase facility. As of July 11, 2014, 12 of the mortgage loans that MC-Five Mile Commercial Mortgage Finance LLC will transfer to the depositor with an aggregate principal balance of approximately $114,614,415 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by MC-Five Mile Commercial Mortgage Finance LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

MC-Five Mile Commercial Mortgage Finance LLC’s Commercial Mortgage Securitization Program

MC-Five Mile underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, MC-Five Mile sells fixed rate first mortgage loans it originates through commercial mortgage-backed securitizations. This is MC-Five Mile’s ninth securitization. In its prior securitizations, MC-Five Mile securitized mortgage loans with an aggregate principal balance of approximately $1.24 billion as of the cut-off date for such securitizations. MC-Five Mile was formed on July 12, 2012 and through various entities, is a 50%/50% joint venture between MC Asset Management Holdings, LLC (a wholly owned subsidiary of Mitsubishi Corporation) and Five Mile Capital Partners LLC.

Five Mile Capital Partners LLC was established in 2003 and has over $2 billion of assets under management. Five Mile Capital Partners LLC specializes in investment opportunities in commercial real estate, debt products, structured finance, asset-based lending and financial services private equity. MC Asset Management Holdings, LLC is an alternative asset management firm that provides alternative investment products to global institutional investors. MC Asset Management Holdings, LLC is a subsidiary of Mitsubishi Corporation.

The commercial mortgage loans originated or acquired by MC-Five Mile are fixed rate loans and include both smaller “conduit” loans and large loans. MC-Five Mile primarily originates loans secured by retail, office, multifamily, hospitality, industrial and manufactured housing properties, but also can originate loans secured by self-storage properties, theaters, land subject to a ground lease and mixed use properties.

As a sponsor, MC-Five Mile originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with other underwriters, MC-

Five Mile works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. MC-Five Mile acts as sponsor, originator or loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither MC-Five Mile nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, MC-Five Mile sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Certain Affiliations and Certain Relationships” in this prospectus supplement.

Review of MC-Five Mile Commercial Mortgage Finance LLC’s Mortgage Loans

Overview. MC-Five Mile conducted a review of the MC-Five Mile Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the MC-Five Mile Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of MC-Five Mile or one of its affiliates (the “MC-Five Mile Deal Team”). The review procedures described below were employed with respect to all of the MC-Five Mile Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the MC-Five Mile Deal Team created a database of loan level and property-level information relating to each MC-Five Mile Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, if applicable, insurance policies or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by MC-Five Mile during the underwriting process. After origination of each MC-Five Mile Mortgage Loan, the MC-Five Mile Deal Team updated the information in the database with respect to the MC-Five Mile Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the MC-Five Mile Deal Team.

A data tape (the “MC-Five Mile Data Tape”) containing detailed information regarding each MC-Five Mile Mortgage Loan was created from the information in the database referred to in the prior paragraph. The MC-Five Mile Data Tape was used by the MC-Five Mile Deal Team to provide certain numerical information regarding the MC-Five Mile Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. MC-Five Mile engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by MC-Five Mile, relating to information in this prospectus supplement regarding the MC-Five Mile Mortgage Loans. These procedures included:

●	comparing certain information in the MC-Five Mile Data Tape against various source documents provided by MC-Five Mile that are described above under “—Database”;

●	comparing numerical information regarding the MC-Five Mile Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the MC-Five Mile Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the MC-Five Mile Mortgage Loans disclosed in this prospectus supplement.

Legal Review. MC-Five Mile engaged various law firms to conduct certain legal reviews of the MC-Five Mile Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each MC-Five Mile Mortgage Loan, origination counsel assisted in the preparation of certain due diligence questionnaires designed to identify material deviations from MC-Five Mile’s standard form loan documents. In addition, origination counsel for each MC-Five Mile Mortgage Loan reviewed MC-Five Mile’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the MC-Five Mile Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain MC-Five Mile Mortgage Loans marked against the standard form document, (ii) a review of a Due Diligence Questionnaire completed by the MC-Five Mile Deal Team and (iii) the review of certain loan documents with respect to the MC-Five Mile Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each MC-Five Mile Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Other Review Procedures. With respect to any material pending litigation that existed at the origination of any MC-Five Mile Mortgage Loan, MC-Five Mile requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If MC-Five Mile became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a MC-Five Mile Mortgage Loan, MC-Five Mile obtained information on the status of the Mortgaged Property from the related borrower to confirm that no material damage to the Mortgaged Property had occurred, or in the event that any such damage had occurred, that the Mortgaged Property was in adequate physical condition (based on a report prepared by an independent licensed engineer or architect).

The MC-Five Mile Deal Team, with the assistance of counsel engaged in connection with this securitization transaction, also reviewed the MC-Five Mile Mortgage Loans to determine whether any MC-Five Mile Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC” below. See “—The Originators—MC-Five Mile Commercial Mortgage Finance LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions. Based on the foregoing review procedures, MC-Five Mile determined that the disclosure regarding the MC-Five Mile Mortgage Loans in this prospectus supplement is accurate in all material respects. MC-Five Mile also determined that the MC-Five Mile Mortgage Loans were originated in accordance with MC-Five Mile’s origination procedures and underwriting criteria. MC-Five Mile attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests. MC-Five Mile has no history as a securitizer prior to February 2013. MC-Five Mile most recently filed a Form ABS-15G on February 12, 2014. MC-Five Mile’s Central Index Key Number is 001576832. MC-Five Mile has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Redwood Commercial Mortgage Corporation

General

Redwood Commercial Mortgage Corporation, a Delaware corporation formed in November 2009 (“RCMC”), a sponsor and a mortgage loan seller, is wholly-owned by Redwood Trust, Inc. (“Redwood Trust”), a Maryland corporation that was formed in April 1994 and commenced operations in August 1994. Redwood Trust (NYSE: RWT) invests in, finances and manages real estate assets. The executive offices of RCMC are located at One Belvedere Place, Suite 300, Mill Valley, California 94941. RCMC originates and acquires commercial real estate debt investments with a general focus on stabilized income-producing properties. RCMC originated the Mortgage Loans being sold to the depositor by it.

RCMC’s Securitization Program

This is the thirteenth commercial real estate debt investment securitization to which RCMC is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by RCMC may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. The commercial real estate debt investments originated or acquired by RCMC may be secured by or relate to commercial or multifamily properties. RCMC began originating commercial mortgage loans for securitization in 2012. As of June 30, 2014, the total amount of commercial mortgage loans originated or acquired by RCMC and contributed to securitizations is in excess of $897,347,000.

The commercial mortgage loans RCMC primarily originates are typically secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but RCMC also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease, condominium units, and mixed use properties.

Neither RCMC nor any of its affiliates acts as master servicer of the commercial mortgage loans it contributes to securitizations.

Neither RCMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RCMC or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RCMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of the RCMC Mortgage Loans

Overview. RCMC has conducted a review of the RCMC Mortgage Loans in connection with the securitization described in this prospectus supplement. The review of the RCMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of RCMC or one or more of its affiliates (the “RCMC Review Team”). The review procedures described below were employed with respect to the RCMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RCMC Review Team reviewed a database of loan-level and property-level information relating to the RCMC Mortgage Loans. RCMC engaged a third party to assist in the preparation of the database, which was compiled from, among other sources, the related Mortgage Loan documents, appraisal, environmental assessment report, property condition report, zoning reports, insurance review summary, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the RCMC Review Team during the underwriting process. Prior to securitization of the RCMC Mortgage Loans, the RCMC Review Team may have updated the information in the database with respect to the RCMC Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RCMC Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the RCMC Mortgage Loans.

A data tape (the “RCMC Data Tape”) containing detailed information regarding the RCMC Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RCMC Data Tape was used to provide the numerical information regarding the RCMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. RCMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by RCMC and relating to information in this prospectus supplement regarding the RCMC Mortgage Loans. These procedures included:

●	comparing the information in the RCMC Data Tape against various source documents provided by RCMC that are described above under “—Database”;

●	comparing numerical information regarding the RCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the RCMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the RCMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review. RCMC engaged legal counsel to conduct certain legal reviews of the RCMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization described in this prospectus supplement, RCMC’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. RCMC’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the RCMC Mortgage Loans. Such assistance included, among other things, (i) a review of any of RCMC’s internal credit memoranda for the RCMC Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the RCMC Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the RCMC Review Team of, a due diligence questionnaire relating to the RCMC Mortgage Loans and (iv) the review of certain Mortgage Loan documents with respect to the RCMC Mortgage Loans.

Other Review Procedures. The RCMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the RCMC Mortgage Loans to determine whether it materially deviated from the underwriting guidelines set forth under “—RCMC’s Underwriting Standards and Loan Analysis” and “—Underwriting Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, RCMC determined that the disclosure regarding the RCMC Mortgage Loans in this prospectus supplement is accurate in all material respects. RCMC also determined that the RCMC Mortgage Loans were not originated with any material exceptions from RCMC’s underwriting guidelines and procedures, except as described under “—The Originators—Redwood Commercial Mortgage Corporation—Underwriting Exceptions” below. RCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RCMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RCMC, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement. RCMC will engage a third party accounting firm to compare the qualification criteria against the underlying source documentation to verify the accuracy of the review by RCMC and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RCMC to render any tax opinion required in connection with the substitution.

Repurchase Requests

RCMC filed a Form ABS-15G on February 12, 2014, which Form ABS-15G is available electronically through the SEC’s EDGAR system. RCMC’s Central Index Key number is 0001567746. For the period from and including April 1, 2011 to and including June 30, 2014, RCMC does not have any activity required to be reported by Rule 15Ga-1 under the Exchange Act and Item 1104(e) of Regulation AB with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)
the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank National Association for the servicing of the Mortgage Loans, over

(b)
the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-6000.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, GS Commercial Real Estate LP, Rialto Mortgage Finance, LLC, MC-Five Mile Commercial Mortgage Finance LLC and Redwood Commercial Mortgage Corporation are referred to in this prospectus supplement as the “Originators”.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview. CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements. CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements. CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy. The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance. CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal. CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report. CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Property Condition Report. CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria. None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Goldman Originators

Overview. GSMC and GS CRE, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters. GSMC and GS CRE are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS CRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for all Goldman Originators and affiliates of Goldman Originators originating commercial mortgage loans.

Origination and Underwriting Process. Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator. Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, each Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the applicable Goldman Originator’s internal documented appraisal policy. Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria. Except as described below, none of the GSMC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by Mortgaged Property identified on Annex A to this prospectus supplement as 8816 Six Forks Road, representing 0.4% of the Initial Pool Balance, at loan origination the loan-to-value ratio for the Mortgage Loan was 83.4% based on an original balance of $5,000,000 and an “as-is” appraised value of $5,995,000. At loan origination, the borrower deposited with GSMC an unfunded obligation reserve in the amount of $276,058, to be utilized for rent abatements associated with the largest tenant, Rivercrest Realty Associates, LLC, which is affiliated with the loan sponsor and is increasing its space on the second floor to utilize the entire floor for its corporate headquarters, with construction expected to be completed in December 2014. The appraisal includes an “as completed” value as of December 1, 2014 of $6,625,000, that reflects the completion of the construction and the tenant taking full occupancy, resulting in a loan-to-value ratio of 75.5%. With the extension of the tenant’s space, the tenant entered into a new 12-year lease and the loan sponsor signed a lease guaranty for the lease. The appraisal also contains an “as stabilized” value of $6,915,000 as of August 1, 2015, which takes into account the completion of the free rent period from December 2014 through July 2015. This loan-to-value ratio calculated on the original balance and the “as stabilized” appraised value is 72.3% and calculated using the balance at loan maturity results in a maturity loan-to-value of 63.4%. Based on the foregoing compensating factors, GSMC approved inclusion of the Mortgage Loan into this securitization transaction.

Servicing. Interim servicing for some of the loans originated by a Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originators. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

Rialto Mortgage Finance, LLC

Rialto’s Underwriting Standards and Loan Analysis

Overview. Rialto is the Sponsor with respect to thirty-two (32) Mortgage Loans. Rialto or an affiliate originated each of the Rialto Mortgage Loans being deposited into the securitization described in this prospectus supplement. Generally, Rialto performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of Rialto generally applicable with respect to Rialto’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto.

Process and Loan Analysis. The underwriting process for each Rialto Mortgage Loan is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of Rialto. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by Rialto or a third-party reviewer. The results of these reviews are incorporated into Rialto’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

Rialto also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, there can be no assurance that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with Rialto’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by Rialto must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

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the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto may, subject to certain exceptions, inspect or retain a third party to inspect the property which, depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas and generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties and will in most cases obtain the property reports described below.

Appraisal Report. Rialto will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto’s underwriting guidelines as described in this prospectus supplement and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Servicing

Interim servicing for Rialto Mortgage Loans prior to securitization is performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with Rialto, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria

Rialto’s Mortgage Loans were not originated with any exceptions to Rialto’s underwriting criteria described above.

MC-Five Mile Commercial Mortgage Finance LLC

MC-Five Mile’s Underwriting Standards and Loan Analysis

Overview. MC-Five Mile is the Sponsor with respect to thirteen (13) Mortgage Loans. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by MC-Five Mile for securitization.

Notwithstanding the discussion below, given the unique nature of commercial or multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current and alternative uses, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of MC-Five Mile’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of particular MC-Five Mile Mortgage Loans, see the “Risk Factors” section of this prospectus supplement, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan to value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and, if applicable, zoning reports and seismic reports. Generally, a member of the loan underwriting team also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by MC-Five Mile require approval by an investment committee which includes senior executives of Five Mile Capital Partners LLC and MC Asset Management Holdings, LLC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline the proposed loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each loan. MC-Five Mile’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a 30-year amortization schedule) of not less than 1.25x (or 1.20x for multifamily properties) and a loan-to-value ratio of not more than 75%. MC-Five Mile may originate a mortgage loan with a debt service coverage ratio below 1.25x based on, among other things, the amortization features of the mortgage loan, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MC-Five Mile’s judgment of improved property and/or market performance and/or other relevant factors.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by MC-Five Mile and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets MC-Five Mile’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets MC-Five Mile’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine. It is possible that an affiliate of MC-Five Mile may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. MC-Five Mile’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, MC-Five Mile may also obtain a value on an “as stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the Mortgaged Property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. MC-Five Mile then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

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Environmental Assessment. Phase I ESA that confirm with American Society for Testing and Materials (ASTM) Standard E 1527 05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, are required with respect to the real property collateral for each mortgage loan as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, an ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response, MC-Five Mile either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

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Engineering Assessment. Inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination process. The inspections are conducted to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting report may identify deferred maintenance and/or recommended capital expenditures, corrections or replacements. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, MC-Five Mile generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, MC-Five Mile may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance Policy. The borrower is required to provide, and MC-Five Mile, or its counsel reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:

(a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan (or with respect to a mortgage loan secured by multiple Mortgaged Properties, an amount at least equal to the allocated loan amount with respect to the title policy for each such Mortgaged Property); (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and MC-Five Mile’s insurance consultant reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MC-Five Mile may require based on the specific characteristics of the Mortgaged Property.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MC-Five Mile will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a Mortgaged Property may constitute a legal non-conforming use or structure. In those cases, MC-Five Mile may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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Escrow Requirements. MC-Five Mile generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves may be limited to certain capped amounts. In addition, MC-Five Mile may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by MC-Five Mile. Generally, the required escrows for mortgage loans originated by MC-Five Mile are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current mileage rate) are required to provide MC-Five Mile with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be waived by MC-Five Mile in certain circumstances, including, but not limited to: (i) the Mortgaged Property is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property (or substantially leased to a single tenant) and the tenant pays taxes directly (or MC-Five Mile may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (iii) any Escrow/Reserve Mitigating Circumstances (defined below).

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Insurance—Typically an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide MC-Five Mile with sufficient funds to pay all insurance premiums. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower or its affiliates maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions—A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space at the mortgaged property. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the deferred maintenance items do not materially impact the function, performance or value of the property; (ii) the deferred maintenance cost does not exceed $50,000; (iii) a tenant (which may include a ground lease tenant) at the related Mortgaged Property or other third party is responsible for the repairs; or (iv) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 150% of the estimated remediation cost identified in the environmental report. MC-Five Mile may waive this escrow requirement in certain circumstances, including, but not limited to: (i) environmental insurance is in place or obtained; (ii) a third party unrelated to the borrower is identified as the responsible party; or (iii) any Escrow/Reserve Mitigating Circumstances.

MC-Five Mile may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis; (ii) the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve; (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio; (iv) MC-Five Mile has structured springing escrows that arise for identified risks; (v) MC-Five Mile has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed; (vi) MC-Five Mile believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association; or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of the escrows collected with respect to the MC-Five Mile Mortgage Loans, please see Annex A to this prospectus supplement.

Exceptions to Underwriting Criteria. None of the MC-Five Mile Mortgage Loans have exceptions to the related underwriting criteria.

Servicing. Interim servicing for most loans originated by MC-Five Mile prior to securitization is typically performed by Wells Fargo Bank, National Association. In some instances, interim servicing for certain loans originated by MC-Five Mile is performed by Grandbridge Real Estate Capital LLC. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust on the securitization Closing Date. From time to time, the interim servicer may retain primary servicing.

Redwood Commercial Mortgage Corporation

RCMC’s Underwriting Standards and Loan Analysis

Overview. RCMC is the originator of seven (7) Mortgage Loans. Generally, RCMC performed an underwriting analysis with respect to each Mortgage Loan applicant and the related Mortgaged Property.

Set forth below is a discussion of certain current general guidelines of RCMC generally applicable with respect to RCMC’s underwriting analysis of multifamily and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by RCMC. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by RCMC. Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and analyses with respect to any particular asset may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and any other factors deemed material or pertinent by RCMC. Consequently, we cannot assure you that the underwriting analysis with respect to any asset will conform to the general guidelines described herein.

Process and Loan Analysis. The underwriting process for each RCMC investment is performed by a transaction team comprised of real estate professionals that typically includes a loan originator and an underwriter subject to oversight by the members of the management team of RCMC. This team conducts a review of the related real property, which typically includes an examination of some or all of the following information, among other things, to the extent applicable and available: historical operating statements, rent rolls, certain tenant leases, real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, physical condition and environmental status. Each applicable report is reviewed for acceptability by RCMC or a third-party reviewer. The results of these reviews are incorporated into RCMC’s underwriting analysis. In some cases, certain of these documents may not be required or may not be reviewed due to the nature of the related real property. For instance, historical operating statements may not be available with respect to real property with limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self-storage, multifamily and manufactured housing community properties) although the forms of leases would typically be reviewed for certain of these property types.

RCMC also performs an underwriting analysis with respect to the borrower under each asset it originates. The underwriting analysis of the borrower may include a review of third-party credit reports and reports resulting from judgment, lien or bankruptcy searches. Borrowers are generally required to be single purpose entities (although exceptions may be made from time to time on a case-by-case basis) and, in some cases, other structural requirements may be imposed on the borrower which are intended to reduce the likelihood of the borrower becoming involved in a bankruptcy proceeding; however, we cannot assure you that any of these structural requirements will prevent a particular borrower from becoming involved in a bankruptcy proceeding.

After the compilation and review of all applicable documentation and other relevant considerations, the transaction team finalizes its detailed underwriting analysis of the real property’s cash flow in a manner generally consistent with RCMC’s underwriting guidelines. Determinations are also made regarding the implementation of appropriate transaction terms to address certain risks, which may result in the recommendation of certain additional structural features. A credit committee memorandum is prepared which summarizes the above referenced information and which is circulated to the credit committee for review.

Credit Approval. All assets originated by RCMC must be approved by one or more specified internal committees. After a review of the credit committee package and a discussion of the asset, a committee may approve a transaction as recommended, request additional due diligence, modify the transaction terms or decline a transaction entirely.

Debt Service Coverage Ratio. The repayment of an asset is typically primarily dependent upon the successful operation of the related underlying real property and the ability of that property to generate income sufficient to make payments as required under the terms of the asset. Accordingly, in connection with the origination of an asset, RCMC will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses, derived or expected to be derived from the related real property for a given period, to

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the scheduled payments of principal, interest and required reserves during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, RCMC may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

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the assumption that a particular tenant at the related real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

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the assumption that an unexecuted lease that is currently being negotiated or is out for signature with respect to a particular tenant at the related real property will be executed and in place on a future date;

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the assumption that a portion of currently vacant and unleased space at the related real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

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the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

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assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the related real property and the anticipated effect on capital and re-leasing expenditures;

●	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the disruptions to revenue associated with leasing vacant space or releasing occupied space at a future date;

●	assumptions regarding the costs of future capital expenses, which may or may not be consistent with historical capital expenses at the related real property;

●	assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

●	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

We cannot assure you that the foregoing assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by RCMC, calculated as described above, will be subject to a minimum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, RCMC may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. RCMC also looks at the loan-to-value ratio of a prospective investment related to multifamily or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multifamily or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by RCMC, calculated as described above, will be subject to a maximum standard at origination; however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, RCMC may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, RCMC’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, RCMC will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that RCMC or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the underwriting process, RCMC will analyze the condition of the real property for a prospective asset. To aid in that analysis, RCMC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. RCMC will in most cases require that the real property related to the asset be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sale comparison approach and/or (iii) income capitalization approach. In addition, RCMC will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of

Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal report. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amounts could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

Environmental Report. RCMC may require that an environmental consultant prepare a Phase I environmental report with respect to the real property related to the asset. However, when circumstances warrant, RCMC may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RCMC might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental report conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon and/or lead-based paint will usually be conducted only at multifamily rental properties and only when RCMC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental report, RCMC may sometimes require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases, the Phase I or Phase II report with respect to the subject real property disclosed the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property. In certain such cases, the related borrowers were required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. In connection with the origination process, RCMC generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RCMC will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any identified deferred maintenance. RCMC also often reviews such engineering reports in connection with making a determination about the necessity for ongoing escrows for the continued maintenance of the real property based on the conclusions of the applicable engineering report.

Seismic Report. If the real property related to an asset consists of improvements located in California or in seismic zones 3 or 4, RCMC generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, RCMC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing probable maximum loss or scenario expected loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss or scenario expected loss in excess of 20% might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, RCMC will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, the real property may constitute a legal non-conforming use or structure. In such cases, RCMC may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in RCMC’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by RCMC to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, RCMC may require a borrower under an asset related to multifamily or commercial real estate to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. RCMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, RCMC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, RCMC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and RCMC’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under “—RCMC’s Underwriting Standards and Loan Analysis” section, RCMC may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, RCMC’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time RCMC or its affiliates originated or acquired certain assets. In addition, in some cases, RCMC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Underwriting Exceptions

The RCMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2014-GC23, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicer and the Outside Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) will act as trustee (the “Trustee”) and custodian (the “Custodian”) under the Pooling and Servicing Agreement.

DBTCA is a New York banking corporation with its offices for notices under Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–CGCMT 2014-GC23, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991. DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and have significant experience in this area. DBTCA will act as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the issuing entity.

In its capacity as trustee on commercial mortgage securitizations, DBTCA is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBTCA, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

DBTCA has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors filed a civil action against DBTCA and Deutsche Bank National Trust Company (“DBNTC”) in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on DBTCA’s and DBNTC’s alleged failure to perform their duties as trustees for the trusts. DBTCA is reviewing the newly-filed pleading. DBTCA has no pending legal proceedings (including, based on DBTCA’s preliminary evaluation, the newly-filed litigation disclosed in the preceding sentences of this paragraph) that would materially affect its ability to perform its duties as Trustee on behalf of the Holders.

The foregoing information concerning the Trustee has been provided by DBTCA. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Sponsors or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee. If no successor Trustee has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor Trustee) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee (and appoint a successor Trustee) upon written notice, among others, to the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee to a successor Trustee. Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) “A” by Fitch and (ii) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee (including any capacities in which it serves) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including any capacities in which it serves)(including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee. The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Trustee’s willful misconduct, bad faith or fraud, in no event will the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the

Trustee, if the need to appoint such co-trustee(s) arises from any change in the identity, organization, status, power, conflicts, internal policy or other development with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of or none of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator

Citibank, N.A. (“Citibank“), a national banking association, will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator“). Citibank is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor. The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust – CGCMT Commercial Mortgage Trust 2014-GC23 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust – CGCMT Commercial Mortgage Trust 2014-GC23.

Citibank is a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator and custodian through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2014, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2014, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 40 transactions backed by commercial mortgages with an aggregate principal balance of approximately $33.1 billion. The Depositor, the underwriters, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The distribution reports will be reviewed by an analyst and then by a supervisor using a transaction-specific review spreadsheet. Any corrections identified by the supervisor will be corrected by the analyst and reviewed by the supervisor. The supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items. As securities administrator, Citibank is also responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its commercial mortgage-backed trustee function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or certificate administrator with respect to commercial mortgage-backed securities.

Citibank is acting as Certificate Administrator of this transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings. In connection with its role as trustee of certain RMBS transactions, Citibank has been named as a defendant in civil litigation. A group of investors in 48 private-label RMBS trusts for which Citibank serves as trustee filed a civil action on June 18, 2014 against Citibank in New York State Supreme Court asserting claims for alleged violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform their duties as trustees for the RMBS trusts. Neither the above-disclosed litigation nor any other pending legal proceedings involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this transaction. We make no assurance as to the outcome of the litigation or the possible impact of the litigation on Citibank or the RMBS trusts. However, Citibank denies liability and intends to vigorously defend the litigation.

The information set forth under this heading “—The Certificate Administrator” has been provided by Citibank. Citibank is providing such information at the Depositor’s request to assist it with the preparation of this prospectus supplement and Citibank assumes no responsibility or liability for the contents of this prospectus supplement.

The Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Certificate Administrator. If no successor Certificate Administrator has been appointed and accepted such appointment within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor Certificate Administrator) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Certificate Administrator (and appoint a successor Certificate Administrator) upon written notice to, among others, the Depositor, the Master Servicer, the Trustee and the Certificate Administrator.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination. The Certificate Administrator will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of the rights and obligations of the Certificate Administrator to a successor Certificate Administrator. Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) “BBB+” by Fitch and (ii) “Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator. The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Certificate Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement. Except in the event of the Certificate Administrator’s willful misconduct, bad faith or fraud, in no event will the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee or the Operating Advisor under the Pooling and Servicing Agreement.

Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0022% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the Operating Advisor Fee

Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”. The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Operating Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as operating advisor under the Pooling and Servicing Agreement.

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York, Hoevelaken, The Netherlands, and London, England.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 25 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $32.6 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of March 31, 2014, Trimont was special servicing approximately 533 loans and REO properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $0.94 billion. Trimont has been named special servicer on 36 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $32.8 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Custodian or the Sponsors.

The foregoing information under this heading has been provided by Trimont. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Sponsors, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor” in this prospectus supplement. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders (and any Serviced Companion Loan Holders) for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties, other than in the limited circumstances described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland“), will be the master servicer (the “Master Servicer“) and in this capacity will initially be responsible for the servicing and administration of the Mortgage Loans and any Serviced Loan Combinations for which it is responsible under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2014, Midland was servicing approximately 29,990 commercial and multifamily mortgage loans with a principal balance of approximately $298 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,222 of such loans, with a total principal balance of approximately $142 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of June 30, 2014, Midland was named the special servicer in approximately 135 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $78 billion. With respect to such transactions as of such date, Midland was administering approximately 106 assets with an outstanding principal balance of approximately $839 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2011	2012	2013
CMBS	$130	$115	$141
Other	$137	$167	$167
Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and owned real estate that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2011 to 2013.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2011	2012	2013
Total	$75	$82	$70

Pursuant to an interim servicing agreement between Midland and GSMC and certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the Mortgage Loans to be sold to the Depositor by GSMC.

Midland will acquire the right to act as Master Servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Master Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.0050%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

The foregoing information regarding Midland under this heading “—The Master Servicer” has been provided by Midland.

The Special Servicer

Rialto Capital Advisors, LLC (“RCA”), a Delaware limited liability company, will initially act as the special servicer (in such capacity, the “Special Servicer”) (and, in such capacity, will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties, and in certain circumstances, will process, review, evaluate and/or provide or withhold consent as to certain major decisions and other transactions relating to the Serviced Loans that are not Specially Serviced Loans) pursuant to the Pooling and Servicing Agreement. RCA maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

RCA is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of June 30, 2014, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.4 billion of equity under management and RCM also advised one separately managed account with $200 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing approximately $6.2 billion of non- and sub-performing real estate assets, representing over 9,900 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury, which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $2.4 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 34 different securitizations totaling approximately $40.1 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 380 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 5,700 employees across the country’s largest real estate markets.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to external and internal audits and reviews. RCA is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. RCA is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, RCA has been determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of May 31, 2014, RCA and its affiliates were actively special servicing approximately 3,500 portfolio loans with a principal balance of approximately $1.4 billion and were responsible for over 1,350 portfolio REO assets with a principal balance of approximately $1.8 billion.

RCA is also currently performing special servicing for 35 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering over 2,700 assets with a principal balance of approximately $39.8 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land. The table below sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:
CMBS Pools	As of December 31, 2012	As of December 31, 2013	As of March 31, 2014
Number of CMBS Pools Named Special Servicer	16	27	31
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$37.2 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$83 million

(1)
Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)
Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, RCA will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer. RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time-to-time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, which are material to Certificateholders. RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

The foregoing information regarding RCA under the heading “—Servicers—The Special Servicer” has been provided by RCA. None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement, without cause by the applicable Certificateholders (if a Control Termination Event has occurred and is continuing). For so long as a Control Termination Event does not exist, the Special Servicer may be removed and replaced at the direction of the Directing Holder with or without cause at any time.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Certain duties and obligations of RCA as the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans,” “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Clauses,” “—Inspections,” and “Description of the Offered Certificates—Appraisal Reduction Amounts” in this prospectus supplement. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “—Realization Upon Mortgage Loans—Waivers and Amendments” below.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and

Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

The Outside Servicer and the Outside Special Servicer

Wells Fargo Bank, National Association is acting as master servicer under the Outside Servicing Agreement (in such capacity, the “GSMS 2014-GC22 Servicer” or the “Outside Servicer”), and CWCapital Asset Management LLC is acting as special servicer under the Outside Servicing Agreement (in such capacity, the “GSMS 2014-GC22 Special Servicer” or the “Outside Special Servicer”).

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation. The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan. With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan) and the Operating Advisor Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, and (ii) with respect to each Outside Serviced Mortgage Loan, the 0.005% per annum servicing fee required to be paid to the Outside Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Serviced Loan (provided, however, that 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent of the Special Servicer is required, must be paid by the Master Servicer to the Special Servicer), and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional trust fund expenses (including, without limitation, interest on Advances) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional trust fund expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan. In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges”means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than

Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation interest on Advances, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees”means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable servicing fee rate for each Outside Serviced Mortgage Loan under the Outside Servicing Agreement will be 0.005% per annum).

Special Servicing Compensation. The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan or REO Loan on the same basis as interest is calculated on the related Specially Serviced Loan or REO Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or

Serviced Loan Combination, if applicable) as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, as applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 120 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and Condemnation Proceeds) received in connection with a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property.

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; (c) 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent of the Special Servicer is required; and (d) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity

(including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) to the extent included in a CREFC Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Operating Advisor Compensation. An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including the Outside Serviced Mortgage Loans) and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including the Outside Serviced Mortgage Loans) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.0011% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the Mortgage Loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee and Sub-Servicing Fee / Master Servicer / Outside Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)

		monthly	interest collections
Additional Servicing Compensation / Master Servicer
–      a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, extension fees and Assumption Fees with respect to the Serviced Mortgage Loans

		from time to time	the related fee/ investment income

–      100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan (provided, however, that 50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent of the Special Servicer is required, must be paid by the Master Servicer to the Special Servicer)

from time to time
	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly
Special Servicing Fee/ Special Servicer
with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Mortgage Loan will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (in each case, calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)

		monthly	general collections
Workout Fee / Special Servicer
with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a
		monthly	the related collections of principal and interest

Type/Recipient	Amount(1)	Frequency	Source of Funds

Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to the Outside Serviced Mortgage Loans.

Liquidation Fee / Special Servicer
with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to the Outside Serviced Mortgage Loans.

		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation/ Special Servicer
–      a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees, extension fees and Assumption Fees with respect to the Serviced Mortgage Loans

		from time to time	the related fee/ investment income

–      100% of assumption application fees on Specially Serviced Loans (other than the Outside Serviced Mortgage Loans)

–      50% of the portion of any fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent of the Special Servicer is required from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0022% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections
Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0011% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)

		monthly	general collections
Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan

		from time to time	paid by related borrower
Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Type/Recipient	Amount(1)	Frequency	Source of Funds
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections
Additional Servicing Compensation / Outside Servicer	prepayment interest excess on each Outside Serviced Mortgage Loan, to the extent that any such excess is not otherwise applied to cover prepayment interest shortfalls on other mortgage loans	from time to time	any actual prepayment interest excess received on an Outside Serviced Mortgage Loan
Additional Servicing Compensation / Outside Servicer	with respect to each Outside Serviced Mortgage Loan, 100% of any amounts collected for checks returned for insufficient funds on such Mortgage Loan	from time to time	the related fees
Additional Servicing Compensation/ Outside Servicer and Outside Special Servicer	all investment income earned on amounts on deposit in the loan combination collection account established under the Outside Servicing Agreement and certain custodial and reserve accounts	monthly	the investment income
Special Servicing Fee/Outside Special Servicer
with respect to the Outside Serviced Mortgage Loan if it is a specially serviced loan under the GSMS 2014-GC22 PSA or an REO property, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a special servicing fee with respect to a specially serviced loan or REO property that would be less than $3,500 in any given month, then the special servicing fee rate for such month for such specially serviced loan or REO property will be the higher per annum rate as would result in a special servicing fee equal to $3,500 for such month with respect to such specially serviced loan or REO property (in each case, calculated on the stated principal balance and same basis as interest is calculated on the related specially serviced loan or REO property and prorated for partial periods)
monthly
first out of collections on such Outside Serviced Mortgage Loan and out of amounts in the related loan specific custodial account, and then from general collections in the collection account established under the Outside Servicing Agreement; provided, however, that in such instance, the Outside Servicer is expected to seek reimbursement from the Issuing Entity, which reimbursement would come from general collections in the Collection Account established under the Pooling and Servicing Agreement

Type/Recipient	Amount(1)	Frequency	Source of Funds
Workout Fee/Outside Special Servicer
with some limited exceptions, calculated at the lesser of (a) 1.0% with respect to any corrected loan and (b) such rate as would result in a workout fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and excess interest) with respect to the Outside Serviced Loan Combination from the date it becomes a corrected loan, through and including the related maturity date; provided, however, if the rate in clause (a) above would result in a workout fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on the Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then related maturity date, then the workout fee rate will be a rate equal to such higher rate as would result in a workout fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and excess interest) on the Outside Serviced Loan Combination from the date it becomes a corrected loan through and including the then related maturity date

		monthly	the related collections of principal and interest
Liquidation Fee/Outside Special Servicer
an amount calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, when applied to each recovery by an Outside Special Servicer of liquidation proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Outside Serviced Mortgage Loan repurchased or substituted, or each Outside Serviced Mortgage Loan if it is a specially serviced loan and each REO property; provided, however, that, in general, no Liquidation Fee will be less than $25,000

		monthly	the related liquidation proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Servicing and Special Servicing Compensation/ Outside Servicer and Outside Special Servicer
all late payment fees and net default interest, modification fees, assumption application fees, assumption, waiver, consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items, in each case on the Outside Serviced Mortgage Loans(2)

		from time to time	the related fees
Servicing Advances / Outside Servicer and Outside Trustee	with respect to servicing advances on an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such servicing advance.	from time to time
recoveries on the Outside Serviced Mortgage Loan or any REO Property acquired with respect to the Outside Serviced Loan Combinations, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (subject to certain limitations).

Interest on Servicing Advances / Outside Servicer and Outside Trustee	at Prime Rate	when the advance is reimbursed.
first from late payment charges and default interest on the Outside Serviced Loan Combination in excess of the regular interest rate, then from other recoveries thereon, and then from general collections in the Collection Account (subject to certain limitations).

Type/Recipient	Amount(1)	Frequency	Source of Funds
Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.
		from time to time	general collections
Indemnification Expenses / Outside Trustee, Outside Certificate Administrator, Outside Servicer and Outside Special Servicer
with respect to amounts and expenses for which the Outside Trustee, the certificate administrator under the Outside Servicing Agreement, the Outside Servicer and the Outside Special Servicer are entitled to indemnification with respect to an Outside Serviced Loan Combination, the applicable Outside Serviced Mortgage Loan’s pro rata share of such amount or expense.
		from time to time.	collections on the Outside Serviced Loan Combinations and then from general collections in the Collection Account

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	Allocable between the Outside Servicer and the Outside Special Servicer as provided in the Outside Servicing Agreement.

Certain Affiliations and Certain Relationships

Transaction Party and Related Party Affiliations:

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, the Certificate Administrator, Certificate Registrar and paying agent.

GSMC, a Sponsor and an Originator, GS CRE, an Originator, and Goldman Sachs & Co., one of the underwriters, are affiliated with each other.

Rialto Mortgage Finance, LLC, a Sponsor and an Originator, and Rialto Capital Advisors, LLC, the Special Servicer, are affiliated with each other. In addition, Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC, are each an affiliate of Rialto CMBS III, LLC, which (i) is expected to purchase, on the closing date, the Class F and Class G Certificates, and (ii) may purchase, on the closing date, all or a portion of the Class E, Class X-C and/or Class X-D certificates. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC also are each an affiliate of the initial Controlling Class Representative and the initial Directing Holder as of the closing date (which is anticipated to be Rialto CMBS III, LLC or another affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC).

DBTCA, the Trustee and Custodian, also serves as trustee of the GSMS 2014-GC22 securitization.

Warehouse Financing Arrangements:

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to an affiliate of MC-Five Mile through a repurchase facility. As of July 11, 2014, 12 of the Mortgage Loans that MC-Five Mile will transfer to the Depositor, with an aggregate principal balance of approximately $114,614,415 as of the Cut-off Date, are subject to that repurchase facility. Proceeds received by MC-Five Mile in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Goldman Sachs Bank USA, an affiliate of Goldman Sachs Mortgage Company, provides warehouse financing to an affiliate of Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC through a repurchase facility. As of July 17, 2014, 30 of the Mortgage Loans that Rialto Mortgage Finance, LLC will transfer to the Depositor, with an aggregate principal balance of approximately $278,360,677 as of the Cut-off Date, are subject to that repurchase facility. In addition, it is expected that two additional Mortgage Loans that Rialto Mortgage Finance, LLC will transfer to the Depositor, with an aggregate principal balance of approximately $14,050,000 as of the

Cut-off Date, will be subject to that repurchase facility as of the Closing Date. Proceeds received by Rialto Mortgage Finance, LLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to Goldman Sachs Bank USA as the repurchase agreement counterparty.

Citibank, N.A., the Certificate Administrator, an affiliate of the Depositor and of CGMRC, provides warehouse financing to RCMC through a repurchase facility. All of the Mortgage Loans that RCMC will transfer to the Depositor are subject to that repurchase facility. Proceeds received by RCMC in connection with the contribution of such Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire such financed Mortgage Loans and make payments to Citibank, N.A. as the repurchase agreement counterparty.

Interim Servicing Arrangements:

Pursuant to an interim servicing agreement between Midland, the Master Servicer, and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to all of the Mortgage Loans to be contributed by GSMC.

Loan Combination and Mezzanine Loan Arrangements:

With respect to the Selig Portfolio Loan Combination, GSMC has sold the Selig Portfolio Companion Loan into the GSMS 2014-GC22 Securitization, and may be obligated to repurchase such Companion Loan from the GSMS 2014-GC22 Securitization in connection with certain breaches of representations and warranties and certain document defects with respect to the Selig Portfolio Loan Combination. In addition, in the case of the Selig Portfolio Mortgage Loan, representing approximately 7.9% of the Initial Pool Balance, Goldman Sachs Mortgage Company, an affiliate, or an unrelated third party may originate additional pari passu debt secured by the related Mortgaged Properties. See “—The Companion Loan Holder” above and “Description of the Mortgage Pool—The Loan Combinations” below in this prospectus supplement.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates, the Class X-D Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class X-A Certificates, the Class X-B Certificates, the Class X-C Certificates and the Class X-D Certificates, are referred to as the “Class X Certificates” in this prospectus supplement. The Class A-S Certificates, the Class B Certificates, the Class PEZ Certificates and the Class C Certificates are referred to as the “Exchangeable Certificates” in this prospectus supplement. The Certificates other than the Exchangeable Certificates and the Class R Certificates are referred to as the “Regular Certificates” in this prospectus supplement. The Offered Certificates that also constitute Regular Certificates are referred to as the “Offered Regular Certificates” in this prospectus supplement. The Class X-C Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Loan Combination, only to the extent of the Issuing Entity’s interest in any related REO Property, (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account and any account established in connection with REO Properties (an “REO Account”), (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”) and the Class PEZ Certificates (collectively with the Sequential Pay Certificates, the “Principal Balance Certificates”) will have the respective Certificate Principal Amounts (or, in the case of the respective Classes of Exchangeable Certificates, the maximum Certificate Principal Amounts), and the Class X-A, Class X-B, Class X-C and Class X-D Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$49,642,000
Class A-2	$85,798,000
Class A-3	$300,000,000
Class A-4	$345,240,000
Class A-AB	$81,766,000
Class X-A	$957,932,000
Class X-B	$129,367,000
Class X-C	$24,641,000
Class X-D	$55,443,996
Class A-S(1)(2)(3)	$95,486,000
Class B(1)(2)(3)	$80,084,000
Class PEZ(1)(2)(3)	$224,853,000
Class C(1)(2)(3)	$49,283,000
Class D	$64,683,000
Class E	$24,641,000
Class F	$9,241,000
Class G	$46,202,996

(1)	The Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for the Class A-S, Class B and Class C Certificates.

(2)
On the Closing Date, the Issuing Entity will issue the Class A-S, Class B and Class C Trust Components, which will have outstanding principal balances, subject to a variance of plus or minus 5%, of $95,486,000, $80,084,000 and $49,283,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Exchangeable Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C Trust Components. Following any exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-S, Class B and Class C Certificates, the percentage interests of the outstanding principal balances of the Class A-S, Class B and Class C Trust Components that is represented by the Class A-S, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.

(3)
The initial Certificate Principal Amount of each Class of the Class A-S, Class B and Class C Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement represents the maximum Certificate Principal Amount of such Class without giving effect to any issuance of Class PEZ Certificates. The initial Certificate Principal Amount of the Class PEZ Certificates shown in the table on the cover page of this prospectus supplement, in the table above and on the back cover of this prospectus supplement is equal to the aggregate of the maximum initial Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates, representing the maximum Certificate Principal Amount of the Class PEZ Certificates that could be issued in an exchange. The Certificate Principal Amounts of the Class A-S, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Principal Amount of the Class PEZ Certificates issued on the Closing Date. The initial Certificate Principal Amount of any Trust Component will equal the initial Certificate Principal Amount of the Class of Exchangeable Certificates having the same alphabetical designation as that Trust Component without regard to any exchange of such Certificates for Class PEZ Certificates. The aggregate Certificate Principal Amount of the Offered Certificates shown on the cover page and back cover of this prospectus supplement includes the maximum Certificate Principal Amount of Exchangeable Certificates that could be outstanding on the Closing Date equal to $224,853,000 (subject to a variance of plus or minus 5%).

The aggregate principal amount (the “Certificate Principal Amount”) of any Class of Principal Balance Certificates or Trust Component outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of Exchangeable Certificates evidencing an interest in that Trust Component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. As discussed below, each Class of Exchangeable Certificates will only receive distributions of principal and interest that are distributable with respect to the percentage interests in the Class A-S, Class B and/or Class C Trust Components represented by such Class of Exchangeable Certificates. See “—Distributions” below in this prospectus supplement. The Certificate Principal Amount of each Class of Principal Balance Certificates or Trust Component will in each case be reduced by amounts actually distributed to that Class or Trust Component that are allocable to principal and by any Realized Losses allocated to that Class or Trust Component and may be increased by recoveries of such Realized Losses as described under “—Distributions—Realized Losses” below. In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates or Trust Component, as and to the extent described under “—Distributions—Realized Losses” below. In the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Exchangeable Certificates) in reduction of its Certificate Principal Amount are recovered subsequent to the reduction of the Certificate Principal Amount of such Class or Trust Component to zero, holders of such Class, or of Exchangeable Certificates evidencing an interest in such Trust Component, may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Payment Priorities” in this prospectus supplement.

The Class X Certificates will not have Certificate Principal Amounts. Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and Class A-S Trust Component from time to time. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B Trust Component and the Class C Trust Component from time to time. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class B Trust Component and the Class C Trust Component. The Notional Amount of the Class X-C Certificates will equal the Certificate Principal Amount of the Class E Certificates from time to time. The Notional Amount of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Principal Amount of the Class E Certificates. The Notional Amount of the Class X-D Certificates will equal the sum of the Certificate Principal Amounts of the Class F and Class G Certificates from time to time. The Notional Amount of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Principal Amounts of the Class F and Class G Certificates.

“Class A-S Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class A-S Certificates divided by the Certificate Principal Amount of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be 100%.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class A-S Certificates. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S-PEZ Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-PEZ Percentage Interest will be 0%.

“Class B Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class B Certificates divided by the Certificate Principal Amount of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be 100%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class B Certificates. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest will be 0%.

“Class C Percentage Interest” means, the quotient of the Certificate Principal Amount of the Class C Certificates divided by the Certificate Principal Amount of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be 100%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate equal to the Pass-Through Rate of the Class C Certificates. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest will be 0%.

“Class PEZ Component” means any of the Class PEZ Component A-S, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-S” means the portion of the Class A-S Trust Component equal to the Class A-S-PEZ Percentage Interest of the Class A-S Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

Exchangeable Certificates

Exchanges

Groups of Class A-S, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the Certificate Principal Amount of the Class A-S Trust Component is (and, correspondingly, the Certificate Principal Amount of the Class A-S Certificates and the principal balance of the Class PEZ Component A-S are) reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Class A-S, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates will be exchangeable on the books of DTC for Class A-S, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the principal amount to be exchanged of that Certificate (or, in the case of a Class PEZ Certificate, the principal amount to be exchanged of the Class PEZ Component with the same letter designation as that Trust Component) to (b) the Certificate Principal Amount of that Trust Component.

There will be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Distribution Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, yield maintenance charges and excess liquidation proceeds allocated to any of the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective aggregate Tranche Percentage Interests in the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” below.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-S, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-S, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the original and outstanding Certificate Principal Amount of the Exchangeable Certificates to be exchanged and of the Exchangeable Certificates to be received, the Certificateholder’s DTC participant number and the proposed Exchange Date. After receiving the notice, the Certificate Administrator will be required to e-mail the Certificateholder (at such address specified in writing by such Certificateholder) with wire payment instructions relating to the exchange fee. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Certificate Administrator an exchange fee of $5,000 (together with any other expenses related to such exchange (including fees charged by DTC), and such fee (and expenses) must be received by the Certificate Administrator prior to the Exchange Date or such exchange will not be effected. The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. None of the Certificate Administrator, the Trustee or the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”), commencing in September 2014. All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs (or, if such day is not a business day, the immediately preceding business day) (that date, the “Record Date”). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the

“initial denomination as of the Closing Date” of any Exchangeable Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Principal Amount of the related Class of Exchangeable Certificates will be determined as if such Class consisted only of the Certificates composing the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds. The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day immediately preceding the related Master Servicer Remittance Date, exclusive of (without duplication) any portion of the foregoing that represents:

(i)	all Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period;

(ii)
all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and Net Condemnation Proceeds and other unscheduled recoveries, together with any Monthly Payments and any balloon payments, that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition);

(iii)	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)
with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (except in a leap year) or February of each calendar year (commencing in 2015) (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account and held pending transfer to the Interest Reserve Account;

(vi)	all amounts representing Excess Interest;

(vii)	all yield maintenance charges and prepayment premiums;

(viii)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(x)	any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)
if and to the extent not already included in clause (a) above, the aggregate amount transferred from any REO Account to the Collection Account for such Distribution Date pursuant to the Pooling and Servicing Agreement and the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of such Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)
all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to such Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) any ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date, as applicable, had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan.

“Net Condemnation Proceeds” are the Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property.

“Condemnation Proceeds” are all of the proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to each Outside Serviced Mortgage Loan and including any Mortgaged Property or REO Property securing a Serviced Companion Loan) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage. In the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” means any portion of such proceeds received by the Issuing Entity in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day immediately following the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs and ending on and including the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in September 2014.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class or Trust Component on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date. Calculations of interest on the Regular Certificates and the Trust Components will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Sequential Pay Certificates and Class X Certificates and each Trust Component is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates and each Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates or any Trust Component, in general, is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates or

Trust Component for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Sequential Pay Certificates, any Class of Class X Certificates or any Trust Component for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class or Trust Component during such Interest Accrual Period.

The Pass-Through Rate with respect to each Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates will be fixed at the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus supplement.

The Pass-Through Rate with respect to each Class of the Class B, Class E, Class F and Class G Certificates for any Distribution Date will be a per annum rate equal to the lesser of: (a) the initial Pass-Through Rate for such Class set forth in the table under “Certificate Summary” in this prospectus supplement; and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class C Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, less 0.054%.

The Pass-Through Rate with respect to the Class D Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates and such Trust Component immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class B Trust Component and the Class C Trust Component for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Trust Components immediately prior to such Distribution Date). The Pass-Through Rate on the Class X-C Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the Class X Strip Rate for the Class E Certificates for such Distribution Date. The Pass-Through Rate on the Class X-D Certificates is variable and, for each Distribution Date, will be a per annum rate equal to the weighted average of the Class X Strip Rates for the Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes of Certificates immediately prior to such Distribution Date).

The Pass-Through Rates for the Class A-S Certificates and the Class A-S Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C Trust Components represented by the Class PEZ Certificates.

The “Class X Strip Rate” for each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and each Trust Component for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate on such Class of Sequential Pay Certificates or Trust Component for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.

Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan that accrues interest on an Actual/360 Basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate. However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, taking into account the addition of any such Withheld Amounts. Also, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer, or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the CREFC® Intellectual Property Royalty License Fee Rate, the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” will accrue with respect to each Mortgage Loan (including any REO Mortgage Loan) at the per annum rate equal to 0.0005% calculated on the basis of the Stated Principal Balance of the related Mortgage Loan on the same basis as interest is calculated on the related Mortgage Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

The “Mortgage Loan Rate” with respect to any Mortgage Loan or Serviced Companion Loan (including any REO Mortgage Loan or REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as stated in the related Mortgage Note in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by any and all amounts (without duplication) described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to such Mortgage Loan for such Distribution Date.

The “Stated Principal Balance” of each Serviced Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Serviced Companion Loan that are received by the holder thereof in the month of such Distribution Date.

The Stated Principal Balance of a Mortgage Loan or Serviced Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Serviced Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus. If any Mortgage Loan or Serviced Companion Loan is paid in full or such Mortgage Loan or Serviced Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or any Serviced Loan Combination, if applicable) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Serviced Companion Loan, as the case may be, will be zero. The “Stated Principal Balance” of a Serviced Loan Combination, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Serviced Mortgage Loan and Serviced Companion Loan.

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)
the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on their respective Due Dates immediately preceding such Distribution Date (if and to the extent received by the Master Servicer by the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, by the business day immediately preceding the related Master Servicer Remittance Date) or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)
the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, as of the business day immediately preceding the related Master Servicer Remittance Date), net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)	the Unscheduled Payments with respect to the Mortgage Loans (including the REO Mortgage Loans) with respect to such Distribution Date; and

(4)	the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)
Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed to the Master Servicer and/or the Trustee from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the applicable one-month period ending on the related Determination Date (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties (or the Issuing Entity’s interest in any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to the Outside Serviced Mortgage Loans) during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer and/or, in the case of an Outside Serviced Mortgage Loan, the Outside Servicer, as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees,

Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including, in the case of the Outside Serviced Mortgage Loans, if the related Mortgaged Property has been acquired through foreclosure or deed-in-lieu of foreclosure under an Outside Servicing Agreement).

An “REO Companion Loan” is any Serviced Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Principal Amount of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class A-S-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, to the Class B Trust Component, and, thus, concurrently, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Principal Amount of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class B-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, to the Class C Trust Component, and, thus, concurrently, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Principal Amount of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the Class PEZ Certificates, up to an amount equal to the Class C-PEZ Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to reduce the Certificate Principal Amount of such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the aggregate Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and other than the Exchangeable Certificates) and each Trust

Component is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders (excluding holders of the Class X-C, Class X-D, Class E, Class F, Class G and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and correspondingly the Class A-S and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, Class B Trust Component (and correspondingly the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and correspondingly the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and Trust Components in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes and/or Trust Components, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the applicable Classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G or Class R Certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

All amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds are to be allocated to amounts due and owing under the related Mortgage Loan documents in accordance with the express provisions of the related Mortgage Loan documents and any related Co-Lender Agreement (and, in the case of an Outside Serviced Mortgage Loan, the provisions of the Outside Servicing Agreement); provided that, in the absence of such express provisions or if and to the extent that such provisions authorize the mortgagee to use its discretion and in any event after an event of default under the related Mortgage Loan (to the extent not cured or waived), such amounts will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to such Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances related to such Mortgage Loan and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, or in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the related Serviced Loan Combination exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any), must be allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, except as otherwise expressly set forth in any related Co-Lender Agreement and, in the case of an Outside Serviced Mortgage Loan, except as otherwise expressly set forth in the Outside Servicing Agreement) will be deemed allocated for purposes of collecting amounts due under the related deemed REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of any Non-Recoverable Advances on the related REO Mortgage Loan or interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest on earlier dates pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Allocation Priority of Mortgage Loan Collections” above);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Collections and recoveries with respect to the Loan Combinations or any related REO Property are generally to be allocated in accordance with the terms and conditions of (i)(A) with respect to an Outside Serviced Loan Combination, the Outside Servicing Agreement, or (B) with respect to a Serviced Loan Combination, the Pooling and Servicing Agreement, (ii) the related Co-Lender Agreement, and/or (iii) the related Mortgage Loan documents, as applicable. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

Realized Losses

The Certificate Principal Amount of each Class of Principal Balance Certificates and each Trust Component will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class or Trust Component on such Distribution Date. A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances). On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Principal Balance Certificates and Trust Components in the following order, until the Certificate Principal Amount of each such Class or Trust Component is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B Trust Component and the Class C Trust Component resulting from allocations of Realized Losses. The Notional Amount of the Class X-C Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class E Certificates resulting from allocations of Realized Losses. The Notional Amount of the

Class X-D Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class F and Class G Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount of each Class of Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (in sequential order of payment priority starting with the most senior Class or Trust Component) previously subject to a reduction as a result of the allocation of Realized Losses up to an aggregate amount equal to the amount recovered. Such restoration of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component may not exceed, and will reduce on a going-forward basis, any and all unreimbursed Realized Losses previously allocated to such Class of Certificates or Trust Component, as applicable.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Penalty Charges on the related Mortgage Loan, extraordinary expenses of the Issuing Entity, items comparable to the foregoing with respect to the Outside Serviced Mortgage Loans, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will reduce the amounts distributable on the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the same order as Realized Losses are applied to reduce the Certificate Principal Amounts of such Classes and Trust Components.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date or after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of the applicable interest accrual period for the next Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Excess Interest and/or default interest) on such prepayment will constitute a “Prepayment Interest Shortfall.” Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates and Trust Component, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced Mortgage Loans or Serviced Companion Loans (other than a Specially Serviced Loan or a Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the one-month period ending on the Determination Date immediately preceding the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.005% per annum for the related Distribution Date with respect to each Serviced Mortgage Loan (and related REO Mortgage Loan) and Serviced Companion Loan (and related REO Companion Loan) for which such Servicing Fees are being paid during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and (b) all Prepayment Interest Excesses received during the one-month period ending on the Determination Date immediately preceding the related Distribution Date and net investment earnings on such Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Serviced Mortgage Loan. No Compensating Interest Payment will be made by the Master Servicer or any Outside Servicer with respect to an Outside Serviced Mortgage Loan or Outside Serviced Companion Loan.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class PEZ Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class E, Class F and Class G Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class PEZ Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class E, Class F and Class G Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class C and Class PEZ Certificates) will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described under “—Distributions—Payment Priorities”) and (ii) by the allocation of Realized Losses: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); seventh, to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component); and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Certificates or Trust Component.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●
the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the Master Servicer or Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan. If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Loan Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan at the related Mortgage Loan Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated between the related Serviced Mortgage Loan and Serviced Companion Loan on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus supplement). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D). See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other

Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class Representative, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the applicable Classes of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event with respect to the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction Amount, who will be required to promptly post notice of such Appraisal Reduction Amount to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Control Eligible Certificates whose aggregate Certificate Principal Amount is notionally reduced to less than 25% of the initial Certificate Principal Amount of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event with respect to the Controlling Class Representative. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates; (b) 1% in the aggregate in the case of the respective Classes of the Class X Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Certificates (other than the Class X or Class R Certificates) (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates); provided that for purposes of such allocations, the Class A-S Certificates and the Class PEZ Component A-S of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, and the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”. Voting Rights will be allocated to the Class PEZ Certificates only with respect to each Class PEZ Component that is part of a “Class” of Certificates determined as described in the proviso to the preceding sentence. The Voting Rights of any Class of Certificates will be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests. In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any

Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class PEZ Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained. Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that if such amendment relates to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, then such Certificate so owned will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of (a) any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or (b) the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Principal Amount or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. See, however, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement, for a discussion of certain Mortgage Loans that do not have a lockout period for prepayment. In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates that are also Principal Balance Certificates (or that otherwise result in the reduction of the Notional Amount of the Class X-A or Class X-B Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors (or, in the case of RCMC, by the applicable guarantor) due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage

Loans). Any reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or a Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount a Class of Class X Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (other than the Exchangeable Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates) in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class PEZ Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) and Trust Components (and, therefore, the Exchangeable Certificates) and will result in a reduction of the Certificate Principal Amount of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Component (and, therefore, the applicable Classes of Exchangeable Certificates). See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates) or Trust Components (and, therefore, the Exchangeable Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Principal Amounts of the Class B Trust Component and the Class C Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class R Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in September 2014, (x) the Certificates will be issued on August 7, 2014, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class PEZ Certificates) and Trust Component is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) the

ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) each Class of Exchangeable Certificates is issued at its respective maximum initial Certificate Principal Amount, (xv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates and Trust Components (or, in the case of the Exchangeable Certificates, the maximum Certificate Principal Amounts of such Certificates) are as set forth table and the footnotes to the table under “Certificate Summary” of this prospectus supplement, and (xvi) no Exchangeable Certificates have been exchanged, except with respect to the decrement table and price/yield table below and the expected final distribution date (set forth in the Summary to this prospectus supplement) relating to the Class PEZ Certificates, in which case we assume that the maximum Certificate Principal Amount of the Class PEZ Certificates was issued on the Closing Date.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor (or, in the case of a Class X-A or Class X-B Certificate, each dollar of its Notional Amount is reduced to zero). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the Notional Amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	86%	86%	86%	86%	86%
August 10, 2016	71%	71%	71%	71%	71%
August 10, 2017	50%	50%	50%	50%	50%
August 10, 2018	23%	23%	23%	23%	23%
August 10, 2019 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	2.83	2.83	2.82	2.82	2.81

First Principal Payment Date	September 2014	September 2014	September 2014	September 2014	September 2014

Last Principal Payment Date	June 2019	April 2019	March 2019	March 2019	January 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	4.91	4.90	4.88	4.86	4.66

First Principal Payment Date	June 2019	April 2019	March 2019	March 2019	January 2019

Last Principal Payment Date	July 2019	July 2019	July 2019	July 2019	July 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	99%
August 10, 2022	100%	100%	100%	100%	99%
August 10, 2023	100%	100%	100%	100%	99%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.83	9.79	9.75	9.70	9.54

First Principal Payment Date	May 2024	April 2021	April 2021	April 2021	April 2021

Last Principal Payment Date	July 2024	July 2024	June 2024	June 2024	April 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	100%
August 10, 2022	100%	100%	100%	100%	100%
August 10, 2023	100%	100%	100%	100%	100%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.93	9.93	9.92	9.89	9.68

First Principal Payment Date	July 2024	July 2024	June 2024	June 2024	April 2024

Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	99%	99%	99%	99%	99%
August 10, 2020	80%	80%	80%	80%	80%
August 10, 2021	57%	57%	57%	58%	60%
August 10, 2022	36%	37%	37%	37%	40%
August 10, 2023	15%	15%	15%	16%	18%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	7.41	7.42	7.43	7.44	7.50

First Principal Payment Date	July 2019	July 2019	July 2019	July 2019	July 2019

Last Principal Payment Date	May 2024	May 2024	May 2024	May 2024	April 2024

Percentages of the Initial Certificate Principal Amount of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	100%
August 10, 2022	100%	100%	100%	100%	100%
August 10, 2023	100%	100%	100%	100%	100%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.93	9.93	9.93	9.93	9.68

First Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Percentages of the Initial Certificate Principal Amount of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	100%
August 10, 2022	100%	100%	100%	100%	100%
August 10, 2023	100%	100%	100%	100%	100%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.93	9.93	9.93	9.93	9.68

First Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Percentages of the Initial Certificate Principal Amount of
the Class PEZ Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	100%
August 10, 2022	100%	100%	100%	100%	100%
August 10, 2023	100%	100%	100%	100%	100%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.93	9.93	9.93	9.93	9.69

First Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	May 2024

Percentages of the Initial Certificate Principal Amount of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
August 10, 2015	100%	100%	100%	100%	100%
August 10, 2016	100%	100%	100%	100%	100%
August 10, 2017	100%	100%	100%	100%	100%
August 10, 2018	100%	100%	100%	100%	100%
August 10, 2019	100%	100%	100%	100%	100%
August 10, 2020	100%	100%	100%	100%	100%
August 10, 2021	100%	100%	100%	100%	100%
August 10, 2022	100%	100%	100%	100%	100%
August 10, 2023	100%	100%	100%	100%	100%
August 10, 2024 and thereafter	0%	0%	0%	0%	0%

Weighted Average Life (in years)	9.93	9.93	9.93	9.93	9.73

First Principal Payment Date	July 2024	July 2024	July 2024	July 2024	April 2024

Last Principal Payment Date	July 2024	July 2024	July 2024	July 2024	May 2024

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including August 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance
	or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.268%	3.273%	3.276%	3.279%	3.282%
96-00	2.880%	2.884%	2.886%	2.888%	2.891%
97-00	2.498%	2.501%	2.502%	2.504%	2.506%
98-00	2.121%	2.123%	2.124%	2.125%	2.126%
99-00	1.750%	1.750%	1.751%	1.752%	1.752%
100-00	1.383%	1.383%	1.383%	1.383%	1.383%
101-00	1.022%	1.021%	1.021%	1.020%	1.020%
102-00	0.666%	0.665%	0.663%	0.662%	0.661%
103-00	0.315%	0.313%	0.311%	0.309%	0.307%
104-00	-0.031%	-0.035%	-0.037%	-0.039%	-0.042%
105-00	-0.373%	-0.377%	-0.380%	-0.383%	-0.386%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance
	or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.990%	3.992%	3.996%	4.002%	4.047%
96-00	3.757%	3.759%	3.762%	3.766%	3.802%
97-00	3.527%	3.528%	3.530%	3.534%	3.560%
98-00	3.299%	3.300%	3.302%	3.304%	3.321%
99-00	3.074%	3.075%	3.076%	3.077%	3.085%
100-00	2.852%	2.852%	2.852%	2.852%	2.851%
101-00	2.633%	2.632%	2.631%	2.630%	2.621%
102-00	2.415%	2.414%	2.413%	2.411%	2.393%
103-00	2.201%	2.199%	2.197%	2.194%	2.167%
104-00	1.988%	1.987%	1.984%	1.979%	1.944%
105-00	1.778%	1.776%	1.773%	1.767%	1.723%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance
	or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.993%	3.995%	3.997%	4.000%	4.009%
96-00	3.865%	3.867%	3.869%	3.871%	3.878%
97-00	3.739%	3.740%	3.742%	3.743%	3.748%
98-00	3.614%	3.615%	3.616%	3.617%	3.621%
99-00	3.491%	3.492%	3.492%	3.492%	3.494%
100-00	3.369%	3.369%	3.369%	3.369%	3.369%
101-00	3.249%	3.249%	3.248%	3.247%	3.246%
102-00	3.130%	3.129%	3.128%	3.127%	3.124%
103-00	3.012%	3.011%	3.010%	3.008%	3.003%
104-00	2.896%	2.894%	2.893%	2.890%	2.883%
105-00	2.781%	2.779%	2.777%	2.774%	2.765%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance
	or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.266%	4.266%	4.267%	4.268%	4.279%
96-00	4.137%	4.137%	4.138%	4.139%	4.148%
97-00	4.010%	4.010%	4.011%	4.011%	4.018%
98-00	3.885%	3.885%	3.885%	3.886%	3.890%
99-00	3.761%	3.761%	3.761%	3.761%	3.763%
100-00	3.638%	3.638%	3.638%	3.638%	3.638%
101-00	3.517%	3.517%	3.517%	3.517%	3.514%
102-00	3.398%	3.398%	3.397%	3.397%	3.392%
103-00	3.279%	3.279%	3.279%	3.278%	3.271%
104-00	3.162%	3.162%	3.162%	3.161%	3.152%
105-00	3.047%	3.047%	3.046%	3.045%	3.034%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance
	or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.146%	4.146%	4.145%	4.144%	4.139%
96-00	3.982%	3.982%	3.981%	3.981%	3.976%
97-00	3.821%	3.820%	3.820%	3.819%	3.816%
98-00	3.661%	3.661%	3.661%	3.660%	3.658%
99-00	3.503%	3.503%	3.503%	3.503%	3.502%
100-00	3.347%	3.347%	3.347%	3.347%	3.347%
101-00	3.193%	3.193%	3.194%	3.194%	3.195%
102-00	3.041%	3.041%	3.042%	3.042%	3.044%
103-00	2.891%	2.891%	2.891%	2.892%	2.895%
104-00	2.742%	2.742%	2.743%	2.744%	2.748%
105-00	2.595%	2.595%	2.596%	2.597%	2.602%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

7-00	8.088%	8.055%	8.015%	7.956%	7.617%
7-08	7.172%	7.139%	7.098%	7.038%	6.692%
7-16	6.306%	6.272%	6.230%	6.169%	5.816%
7-24	5.484%	5.449%	5.407%	5.344%	4.985%
8-00	4.702%	4.667%	4.624%	4.560%	4.195%
8-08	3.958%	3.922%	3.878%	3.813%	3.442%
8-16	3.247%	3.211%	3.166%	3.100%	2.723%
8-24	2.568%	2.531%	2.486%	2.419%	2.036%
9-00	1.918%	1.881%	1.835%	1.766%	1.378%
9-08	1.295%	1.257%	1.210%	1.141%	0.748%
9-16	0.696%	0.658%	0.611%	0.540%	0.142%

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

1-20	10.755%	10.752%	10.748%	10.741%	10.407%
1-24	8.916%	8.913%	8.908%	8.901%	8.547%
1-28	7.269%	7.265%	7.261%	7.253%	6.881%
2-00	5.780%	5.777%	5.772%	5.764%	5.375%
2-04	4.425%	4.422%	4.417%	4.408%	4.003%
2-08	3.183%	3.180%	3.175%	3.166%	2.746%
2-12	2.039%	2.035%	2.030%	2.021%	1.586%
2-16	0.978%	0.975%	0.969%	0.960%	0.512%
2-20	-0.008%	-0.012%	-0.018%	-0.027%	-0.488%
2-24	-0.930%	-0.934%	-0.940%	-0.950%	-1.422%
2-28	-1.795%	-1.799%	-1.805%	-1.815%	-2.298%

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.518%	4.518%	4.518%	4.518%	4.531%
96-00	4.388%	4.388%	4.388%	4.388%	4.398%
97-00	4.259%	4.259%	4.259%	4.259%	4.267%
98-00	4.132%	4.132%	4.132%	4.132%	4.137%
99-00	4.006%	4.006%	4.006%	4.006%	4.009%
100-00	3.882%	3.882%	3.882%	3.882%	3.882%
101-00	3.760%	3.760%	3.760%	3.760%	3.757%
102-00	3.639%	3.639%	3.639%	3.639%	3.633%
103-00	3.519%	3.519%	3.519%	3.519%	3.511%
104-00	3.401%	3.401%	3.401%	3.401%	3.390%
105-00	3.283%	3.283%	3.283%	3.283%	3.270%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.844%	4.844%	4.844%	4.844%	4.857%
96-00	4.712%	4.712%	4.712%	4.712%	4.722%
97-00	4.581%	4.581%	4.581%	4.581%	4.589%
98-00	4.452%	4.452%	4.452%	4.452%	4.457%
99-00	4.324%	4.324%	4.324%	4.324%	4.327%
100-00	4.198%	4.198%	4.198%	4.198%	4.198%
101-00	4.074%	4.074%	4.074%	4.074%	4.071%
102-00	3.951%	3.951%	3.951%	3.951%	3.945%
103-00	3.829%	3.829%	3.829%	3.829%	3.821%
104-00	3.709%	3.709%	3.709%	3.709%	3.699%
105-00	3.590%	3.590%	3.590%	3.590%	3.577%

Pre-Tax Yield to Maturity (CBE) for the Class PEZ Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	4.784%	4.784%	4.784%	4.784%	4.796%
96-00	4.652%	4.652%	4.652%	4.652%	4.662%
97-00	4.521%	4.521%	4.521%	4.521%	4.529%
98-00	4.393%	4.393%	4.393%	4.393%	4.397%
99-00	4.266%	4.266%	4.266%	4.265%	4.268%
100-00	4.140%	4.140%	4.140%	4.140%	4.140%
101-00	4.016%	4.016%	4.016%	4.016%	4.013%
102-00	3.893%	3.893%	3.893%	3.893%	3.888%
103-00	3.772%	3.772%	3.772%	3.772%	3.764%
104-00	3.652%	3.652%	3.652%	3.652%	3.642%
105-00	3.533%	3.533%	3.533%	3.533%	3.521%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs
	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	5.202%	5.202%	5.202%	5.201%	5.210%
96-00	5.067%	5.067%	5.067%	5.067%	5.073%
97-00	4.934%	4.934%	4.934%	4.934%	4.938%
98-00	4.803%	4.803%	4.802%	4.802%	4.805%
99-00	4.673%	4.673%	4.673%	4.672%	4.673%
100-00	4.545%	4.545%	4.544%	4.544%	4.543%
101-00	4.418%	4.418%	4.418%	4.418%	4.414%
102-00	4.293%	4.293%	4.293%	4.292%	4.287%
103-00	4.169%	4.169%	4.169%	4.169%	4.161%
104-00	4.047%	4.047%	4.047%	4.047%	4.037%
105-00	3.926%	3.926%	3.926%	3.926%	3.914%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of August 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loan and any related REO Properties. The information in this prospectus supplement supplements any information set forth in the prospectus.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being serviced and administered in accordance with the Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan will be effected in accordance with the Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combinations or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, please see “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

As used in this prospectus supplement, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, does not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loan. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Trustee, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Trustee (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Trustee, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price. In the case of RCMC, a parent of RCMC (specifically, RTI) is guaranteeing the repurchase and substitution obligations of RCMC under the related Mortgage Loan Purchase Agreement in the event that RCMC fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to, a Material Document Defect or Material Breach. This substitution or purchase obligation (and such guaranty obligations) will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers, with the consent of the Depositor. The Master Servicer will be responsible for paying the servicing fees of any such sub-servicer. Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificate Administrator and the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans (and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.	with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

●	with a view to-

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans (and Serviced Loan Combinations); or

2.
in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder as if they were one lender) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to-

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.
the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.	the obligation, if any, of the Master Servicer to make Advances;

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.
the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)-

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)	the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●
solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)
there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Serviced Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder in such Serviced Loan Combination); or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days; (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)
the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●
with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●
with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●
with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing of certain matters related to non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due on a Mortgage Loan (including the Outside Serviced Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received as of the close of business on the related Determination Date (without regard to any grace period). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the

Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance. The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Non-Recoverable Advance:

●
neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, Net Condemnation Proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

●
the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance or that any outstanding Advance is a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Directing Holder, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●
although the Special Servicer may determine whether an outstanding Advance is a Non-Recoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Non-Recoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Non-Recoverable Advance, as described in the preceding bullet;

●
any non-recoverability determination by the Master Servicer or Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●
notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverablity determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and to the Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer under an Outside Servicing Agreement will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Directing Holder (unless a Control Termination Event has occurred and is continuing, in which case the Directing Holder must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest on such Non-Recoverable Advance). The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance). An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account” ) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”). With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2015) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the

Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates, which may be a sub-account of a Distribution Account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Classes of Exchangeable Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in each Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account and any REO Account may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and any Loan Combination Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement), during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Selig Portfolio Loan Combination—Application of Penalty Charges” above in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any,(C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (viii) to pay the CREFC® Intellectual Property Royalty License Fee, (ix) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (x) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination, then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Special Servicer will be required (a) with respect to Specially Serviced Loans, to determine, in a manner consistent with the Servicing Standard, and (b) with respect to non-Specially Serviced Loans, to determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), whether to waive any right the lender under any Serviced Loan may have under a due on sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. However, neither the Special Servicer nor the Master Servicer, as applicable, may waive the rights of the lender or grant its consent under any due on sale clause, unless—

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the Special Servicer or (if mutually agreed to by the Master Servicer and the Special Servicer that the Master Servicer will determine and process, subject to the consent of the Special Servicer, such waiver and transaction) the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

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such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement, the Special Servicer will be required (a) with respect to Specially Serviced Loans, to determine, in a manner consistent with the Servicing Standard, and (b) with respect to Serviced Loans that are non-Specially Serviced Loans, to determine (or, if mutually agreed to by the Master Servicer and the Special Servicer, the Master Servicer will determine, subject to the consent of the Special Servicer), in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. However, neither the Special Servicer nor the Master Servicer, as applicable, may waive the rights of the lender or grant its consent under any due on encumbrance clause, unless—

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the Special Servicer or (if mutually agreed to by the Master Servicer and the Special Servicer that the Master Servicer will determine and process, subject to the consent of the Special Servicer, such waiver and transaction) the Master Servicer, as applicable, has received a Rating Agency Confirmation, or

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such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the ten largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for (i) consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose, (ii) consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement, and (iii) consent to any other matter that is not a Major Decision or Special Servicer Decision. In any such case, the Master Servicer or the Special Servicer, as applicable, will be entitled to 100% of the related fees.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2015; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

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a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or Special Servicer) or a successor Master Servicer, Special Servicer or Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee and the certificate administrator, the operating advisor and the depositor under the Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (i)(a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the operating advisor under the Outside Servicing Agreement, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the certificate administrator under the Outside Servicing Agreement or the Outside Securitization, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration such Outside Serviced Loan Combination as to which the Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (ten days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan). There are no Serviced Companion Loan Securities relating to this securitization transaction and, therefore, all references in this prospectus supplement to Serviced Companion Loan Securities should be disregarded.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder will have the right to approve a successor Special Servicer. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event exists, the Trustee will be required to consult with the Directing Holder prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)
if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause with respect to the related Serviced Loans at the direction of the applicable Directing Holder upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation); and

(b)
if a Control Termination Event has occurred and is continuing with respect to the Controlling Class Representative, the Special Servicer may be removed, with respect to the Serviced Mortgage Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of the aggregate Voting Rights of the Certificates (other than Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose).

The procedures for removing a Special Servicer if a Control Termination Event with respect to the Controlling Class Representative has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of the Voting Rights of the Certificates (other than the Class R Certificates) or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class PEZ Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the recommended successor Special Servicer. If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Material Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al., 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec 26, 2013). These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Trustee is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Trustee is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate

Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Holder.

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation,

(ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding nine month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) will be deemed a fair price; provided that, in the case of an offer by an Interested Person (i) the offer is the highest offer received and (ii) at least two other offers are received from independent third parties.

With respect to any Serviced Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Companion Loan together with such Serviced Mortgage Loan as one whole loan, as further described under “Description of the Mortgage Pool—The Loan Combinations—The Selig Portfolio Loan Combination—Sale of the Defaulted Loan Combination” above in this prospectus supplement.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Directing Holder (unless a Consultation Termination Event exists with respect to such Directing Holder) and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination or an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the related Directing Holder, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Special Servicer (absent a mutual agreement between the Master Servicer and the Special Servicer that, in connection with any modification, waiver or amendment that constitutes a Major Decision or a Special Servicer Decision, the Master Servicer will determine and process, subject to the consent of the Special Servicer, such modification, waiver or amendment) or the Master Servicer ((A) subject to the consent of the Special Servicer if the subject modification, waiver or amendment constitutes a Major Decision or a Special Servicer Decision and the Master Servicer and the Special Servicer mutually agreed that the Master Servicer shall determine and processs such modification, waiver or amendment or (B) without consent of the Special

Servicer if the subject modification, waiver or amendment does not constitute a Major Decision or a Special Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent or consultation rights of the Directing Holder and any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

With respect to any Serviced Loan that is a non-Specially Serviced Loan, the Special Servicer will determine whether to consent to or approve a request by a borrower with respect any Special Servicer Decision and process such Special Servicer Decision. “Special Servicer Decision” means each of the following:

(i)       approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property (provided such lease is reviewable by the lender pursuant to the related Mortgage Loan documents);

(ii)      approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)     approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of a Serviced Loan);

(iv)     any requests for the funding or disbursement of “performance”, “earn-out”, “holdback” or similar escrows and reserves (including those evidenced by letters of credit), for any Mortgage Loan (a) whose escrows and reserves exceed, at loan origination, in the aggregate, 10% of the initial principal balance of such Mortgage Loan (irrespective of whether such fundings and disbursements may be characterized as routine and/or customary and irrespective of whether any such loan may have a primary servicer), or (b) irrespective of the aggregate percentage of the initial principal balance of such Mortgage Loan represented by such escrows and reserves and irrespective of whether such Mortgage Loan may have a primary servicer, if such funding or disbursement of such escrows and reserves are not routine and/or customary in nature;

(v)      in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied, any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; and

(vi)     approving material easements.

Notwithstanding the foregoing, the Master Servicer and the Special Servicer may mutually agree as provided in the Pooling and Servicing Agreement that the Master Servicer will process any of the foregoing matters with respect to any Serviced Loan that is a non-Specially Serviced Mortgage Loan. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process a Special Servicer Decision with respect to any Serviced Loan that is a non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the Special Servicer’s prior consent to such Special Servicer Decision. Regardless of whether the Master Servicer or the Special Servicer processes such Special Servicer Decision with respect to a Serviced Loan which is non-Specially Serviced Loan, the Master Servicer and the Special Servicer will each be entitled to 50% of any fee paid in connection with such Special Servicer Decision.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision), and prior to taking any action with respect to any Special Servicer Decision (or making a determination not to take action with respect to a Special Servicer Decision), will be required to refer any request with respect to any Major Decision or Special Servicer Decision to the Special Servicer, which will process the request directly, or if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer will be required to process such request, and if the Master Servicer processes such request, the Master Servicer will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Major Decision or a Special Servicer Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the custodian under the Pooling and Servicing Agreement (the “Custodian“) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Directing Holder (prior to the occurrence and continuance of a related Consultation Termination Event) regarding the performance and servicing of the applicable Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside

Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event, by the Operating Advisor. The Master Servicer and the Special Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Controlling Class Representative or, following a Control Termination Event, to the Operating Advisor, and will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

For so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the Serviced Loans that are Specially Serviced Loans and (2) the Special Servicer, with respect to the Serviced Loans that are not Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, (i) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, (ii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment and (iii) a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date of such Serviced Loan;

(C)
any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and the related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”);

(D)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)
any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)
any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000.00) or franchise changes, in each case to the extent the lender is required to consent or approve under the related Serviced Loan documents;

(H)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(I)
any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)	the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)
following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property;

(L)
any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)	any determination of an Acceptable Insurance Default;

(N)
any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

Notwithstanding the foregoing, the Master Servicer and the Special Servicer may mutually agree as contemplated in the Pooling and Servicing Agreement that the Master Servicer will process and obtain the prior consent of the Special Servicer with respect to any of the matters listed in the foregoing clauses (A) through (O) with respect to any non-Specially Serviced Mortgage Loan. Further, with respect to any non-Specially Serviced Mortgage Loan, whether such Major Decision is processed by the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer shall each be entitled to 50% of any fee paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus supplement);

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, if applicable, the Serviced Companion Loan Holder) constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. The Special Servicer is not required to obtain the consent of the Directing Holder for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Directing Holder (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Directing Holder and the Operating Advisor, but only to the extent that consultation with, or consent of, the Directing Holder would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, the Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Serviced Loan, as the Directing Holder may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to all of the Serviced Loans, with the rights set forth under this “—Directing Holder” section and further set forth in the Pooling and Servicing Agreement, will be the Controlling Class Representative. The initial Directing Holder is expected to be Rialto CMBS III, LLC.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Amount of the Controlling Class, as identified to the Certificate Registrar pursuant to the procedures set forth in the Pooling and Servicing Agreement; provided, however, that, in the case of the preceding proviso, in the event two or more holders (collectively, the “subject holders”) each owns Certificates representing the same aggregate Certificate Principal Amount of the Controlling Class that is, in each case, larger than the aggregate Certificate Principal Amount of the Controlling Class owned by any other particular holder besides the subject holders, then the Controlling Class Representative will be the subject holders acting unanimously (and for the avoidance of doubt, if both or all of the holders do not act unanimously in accordance with the preceding proviso, any direction and/or consent received will not apply and the deemed consent provisions in the Pooling and Servicing Agreement will be applicable).

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. The initial Controlling Class Representative is expected to be Rialto CMBS III, LLC. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class F Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below.

A “Consultation Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reduction Amounts) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described below. After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will be the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder or Controlling Class Representative. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Principal Amount. If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

In addition to the foregoing, with respect to any Serviced Loan Combinations, the Special Servicer will be required (i) to provide to the related Serviced Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Directing Holder pursuant to the Pooling and Servicing

Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Serviced Loan Combination, within the same time frame it is required to provide such items to the Directing Holder, and (ii) upon request, to consult with the related Serviced Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the related Serviced Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Serviced Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Serviced Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed. The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by a Serviced Companion Loan Holder (or its representative). See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loan” in this prospectus supplement.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional monitoring relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the Directing Holder or the Serviced Companion Loan Holder in connection with the Directing Holder’s or Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Directing Holder other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders (and, with respect to any Serviced Loan Combinations, the Serviced Companion Loan Holder) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Directing Holder under the Pooling and Servicing Agreement and/or the related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder and the Trustee, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the Directing Holder, the Operating Advisor, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Directing Holder or the related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any Serviced Mortgage Loans were Specially Serviced Loans during the prior calendar year) prepare an annual report to be provided to the Depositor, the Rule 17g-5 information provider (which is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans and with respect to each asset status report delivered to the Operating Advisor by the Special Servicer during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Directing Holder. The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Directing Holder.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “—Termination of the Special Servicer” above, subject to the Serviced Companion Loan Holder’s right to consent, as described under “—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)
any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating

Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)	any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)
the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)
the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor. The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor and, if a Consultation Termination Event does not exist, the Directing Holder. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, Kroll Bond Rating Agency, Inc. (“KBRA”), Standard & Poor’s Ratings Services (“S&P”), DBRS, and/or Morningstar Credit Ratings LLC (“Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, DBRS and/or Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer or the Directing Holder or an affiliate of the Special Servicer or the Directing Holder and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Directing Holder (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. For so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not disapprove of an asset status report within 10 business days of receipt, the Directing Holder will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Directing Holder. The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Directing Holder, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Directing Holder will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Directing Holder, as applicable. At all times, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and, with respect to the Serviced Loan Combinations, the related Serviced Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Mortgage Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)
with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and non-Specially Serviced Loans (if the Special Servicer is processing the action requiring Rating Agency Confirmation for the applicable non-Specially Serviced Loan)), as applicable) will be required to determine (with the consent of the Directing Holder, unless a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans, if the Master Servicer is processing the action requiring Rating Agency Confirmation) or the Special Servicer (with respect to Specially Serviced Loans, REO Properties and non-Specially Serviced Loans (if the Special Servicer is processing the action requiring Rating Agency Confirmation for the applicable non-Specially Serviced Loan)), as applicable); provided, that the Master Servicer or the Special Servicer , as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)	with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)
the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)
with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage

Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class C and Class PEZ certificates) and the Notional Amounts of the Class X-A and Class X-B Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)	a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)	a CREFC® advance recovery report;

(5)	a CREFC® total loan report;

(6)	a CREFC® operating statement analysis report;

(7)	a CREFC® comparative financial status report;

(8)	a CREFC® net operating income adjustment worksheet;

(9)	a CREFC® real estate owned status report;

(10)	a CREFC® servicer watch list;

(11)	a CREFC® loan level reserve and letter of credit report;

(12)	a CREFC® property file;

(13)	a CREFC® financial file;

(14)	a CREFC® loan setup file; and

(15)	a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor, any Outside Servicer, any Outside Special Servicer or other similar party under any Outside Servicing Agreement or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file; and

●	a CREFC® loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

●
Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with the calendar quarter ending December 31, 2014, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus supplement, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement for each calendar year commencing with the calendar year ending December 31, 2014, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and, with respect to any Serviced Loan Combinations, the related Serviced Companion Loan Holder by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and Serviced Companion Loan Holders who are Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)	the following “deal documents”:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file, delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports (other than the CREFC® loan setup file), provided they are received by the Certificate Administrator; and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer, any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	notice of the termination of the Issuing Entity;

●	notice of the occurrence and continuance of a Control Termination Event;

●	notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that (i) the inquiry is not of a type described above, (ii) answering the inquiry (A) would not be in the best interests of the Issuing Entity and/or the Certificateholders, (B) would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, (C) would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or (D) would reasonably be expected to result in the waiver of an attorney-client privilege or the disclosure of attorney work product or (iii) it is otherwise not advisable to answer. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 1-800-422-2066.

“Privileged Person” means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Directing Holder (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any Serviced Companion Loan Holder that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically to the Certificate Administrator; provided that in no event will a borrower, manager of a Mortgaged Property, affiliate of a borrower, affiliate of a manager of a Mortgaged Property, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●	the prospectus and this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●	all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●	all Distribution Date statements and all CREFC® Reports delivered or made available to Certificateholders;

●	all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●
the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●
the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Certificate Administrator;

●
the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee);

●
notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request. The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

Servicing of the Outside Serviced Mortgage Loan

The Selig Portfolio Mortgage Loan, and any related REO Property, will be serviced under the GSMS 2014-GC22 Pooling and Servicing Agreement. Accordingly, the GSMS 2014-GC22 Master Servicer will generally make property protection advances and remit collections on the Selig Portfolio Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Selig Portfolio Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the holders of the Selig Portfolio Mortgage Loan under the terms of the related Co-Lender Agreement and make P&I Advances with respect to the Selig Portfolio Mortgage Loan, subject to their non-recoverability determination. The servicing arrangements under the GSMS 2014-GC22 Pooling and Servicing Agreement differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

●
The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the GSMS 2014-GC22 Master Servicer, the GSMS 2014-GC22 Special Servicer, the GSMS 2014-GC22 Certificate Administrator or the GSMS 2014-GC22 Trustee or (b) make property protection advances with respect to the Selig Portfolio Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances for the benefit of the Certificateholders with respect to the Selig Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer.

●
Pursuant to the GSMS 2014-GC22 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Selig Portfolio Mortgage Loan will be substantially similar to the corresponding fee payable under the Pooling and Servicing Agreement.

●
The Master Servicer will be required to make P&I Advances with respect to the Selig Portfolio Mortgage Loan, unless (i) the Master Servicer or the Special Servicer has determined that such advance would not be recoverable from collections on such Selig Portfolio Mortgage Loan or (ii) the GSMS 2014-GC22 Master Servicer has made a similar determination with respect to an advance on the related Companion Loan.

●
The GSMS 2014-GC22 Master Servicer is obligated to make property protection advances with respect to the Selig Portfolio Loan Combination. If the GSMS 2014-GC22 Master Servicer determines that a property protection advance it made with respect to the related Selig Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Selig Portfolio Mortgage Loan and Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the related GSMS 2014-GC22 trust, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
The GSMS 2014-GC22 Special Servicer will be required to take actions with respect to any Selig Portfolio Mortgage Loan that becomes the equivalent of a Defaulted Mortgage Loan that are substantially similar to the actions described under “—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
With respect to the Selig Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

●
The GSMS 2014-GC22 Master Servicer and GSMS 2014-GC22 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

In addition, pursuant to the Pooling and Servicing Agreement, except as otherwise expressly addressed in the Pooling and Servicing Agreement:

●	if a party to the GSMS 2014-GC22 Pooling and Servicing Agreement requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the Selig Portfolio Mortgage Loan (except a modification, waiver or amendment of the GSMS 2014-GC22 Pooling and Servicing Agreement and/or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation set forth in the Pooling and Servicing Agreement), then the Master Servicer, Special Servicer, Trustee or Certificate Administrator, as applicable, shall promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event has occurred and is continuing) or to the Operating Advisor (if a Control Termination Event has occurred and is continuing), and the Controlling Class Representative or the Operating Advisor (as applicable) shall exercise such right of consent; provided, that if the Selig Portfolio Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or Operating Advisor (as applicable) will not exercise such right of consent without first having obtained such Rating Agency Confirmation (payable at the expense of the party making such request for consent or approval to the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian, if applicable, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●
If a responsible officer of the Trustee, Certificate Administrator or Custodian receives actual notice of a termination event under the GSMS 2014-GC22 Pooling and Servicing Agreement with respect to the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer that affects the Selig Portfolio Mortgage Loan and such servicer is not otherwise terminated under the GSMS 2014-GC22 Pooling and Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, is required under the Pooling and Servicing Agreement to notify (in writing), and direct the Master Servicer to act in accordance with the instructions of, (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the GSMS 2014-GC22 Pooling and Servicing Agreement with respect to such termination (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the GSMS 2014-GC22 Pooling and Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided, that if such instructions are not provided within a reasonable time period (not to exceed ten (10) business days or such lesser response time as is afforded under the GSMS 2014-GC22 Pooling and Servicing Agreement) or if a Control Termination Event exists or if the Master Servicer is not permitted by the GSMS 2014-GC22 Pooling and Servicing Agreement to follow such instructions, then the Master Servicer is required under the Pooling and Servicing Agreement to take such action or inaction (to the extent permitted by the GSMS 2014-GC22 Pooling and Servicing Agreement), as directed in writing by the Certificateholders evidencing at least 25% of the aggregate of all Voting Rights (such direction to be sought and communicated to the Master Servicer by the Certificate Administrator) within a reasonable period of time that does not exceed such response time as is afforded under the GSMS 2014-GC22 Pooling and Servicing Agreement.

●
In addition, upon the occurrence of any termination event with respect to the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer that affects the Selig Portfolio Mortgage Loan whereby such servicer is not otherwise terminated under the GSMS 2014-GC22 Pooling and Servicing Agreement, then at the direction of the Controlling Class Representative (until a Control Termination Event has occurred and is continuing) or at the direction of the Certificateholders evidencing at least 25% of the aggregate of all Voting Rights (if a Control Termination Event exists), the Trustee is required under the Pooling and Servicing Agreement to make a request to the GSMS 2014-GC22 Trustee for the termination of the GSMS 2014-GC22 Master Servicer or GSMS 2014-GC22 Special Servicer, as applicable, pursuant to the terms of the GSMS 2014-GC22 Pooling and Servicing Agreement, or if applicable under the GSMS 2014-GC22 Pooling and Servicing Agreement with respect to a termination event involving the GSMS 2014-GC22 Master Servicer, the appointment of a new sub-servicer with respect to the Selig Portfolio Mortgage Loan.

●
During the continuation of any termination event with respect to the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer under the GSMS 2014-GC22 Pooling and Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Issuing Entity (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, Special

Servicer, the Certificate Administrator, or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●
Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative and the Certificateholders with respect to the Selig Portfolio Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the GSMS 2014-GC22 Master Servicer or the GSMS 2014-GC22 Special Servicer. Each of Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Controlling Class Representative or the Operating Advisor, as applicable, to facilitate the exercise by the Controlling Class Representative or the Operating Advisor, as applicable, of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Master Servicer and Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative or Operating Advisor.

The GSMS 2014-GC22 Special Servicer may be terminated with respect to the Selig Portfolio Loan Combination without cause by the applicable holders of the GSMS 2014-GC22 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the GSMS 2014-GC22 Pooling and Servicing Agreement. For so long as a control termination event does not exist, the GSMS 2014-GC22 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative. The GSMS 2014-GC22 Special Servicer may also resign under the GSMS 2014-GC22 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2014-GC22 Master Servicer and the GSMS 2014-GC22 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Selig Portfolio Loan Combination” in this prospectus supplement.

Prospective investors are encouraged to review the full provisions of the GSMS 2014-GC22 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

USE OF PROCEEDS

The Depositor expects to receive from this offering approximately 109.8% of the aggregate principal balance of the Offered Certificates, plus accrued interest from August 1, 2014, before deducting expenses payable by the Depositor. The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates, and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any foreclosure property (including the Issuing Entity’s interest in any real property acquired in respect of the Outside Serviced Mortgage Loans) that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Regular Certificates and the Trust Components as classes of regular interests in the Upper-Tier REMIC and a residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Orrick, Herrington & Sutcliffe LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement, (3) the continued qualification of each REMIC formed under each Outside Servicing Agreement, and (4) compliance with applicable changes in the Code, including the REMIC provisions of the Code, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates and the Trust Components will evidence ownership of the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of the REMIC provisions of the Code.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, (i) the portions of the Issuing Entity consisting of the Class A-S, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account) will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (a “Grantor Trust”), (ii) the Class A-S Certificates will represent undivided beneficial interests in the Class A-S Percentage Interest of the Class A-S Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, and (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-S-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-S, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust

REMICs would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment. The Offered Certificates will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Holders of the Offered Certificates should consult their own tax advisors regarding the extent to which their Certificates will qualify for this treatment. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3) if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. See “Material Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of the Offered Regular Certificates and the Trust Components

General

Because they represent regular interests, each Class of Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. For purposes of the following discussion, the treatment described below applies to a Class PEZ Certificateholder’s interest in the Class A-S, Class B and Class C Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986. Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Regular Certificates and the Trust Components represented by the Exchangeable Certificates. Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Class of Offered Certificates (other than the Exchangeable Certificates) and the Trust Components represented by the Exchangeable Certificates will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate (other than the Exchangeable Certificates) or a Trust Component represented by an Exchangeable Certificate is the excess of the “stated redemption price at maturity” of the Offered Regular Certificate or Trust Component over its “issue price.” The issue price of a class of Offered Regular Certificates or Trust Components is the first price at which a substantial amount of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Regular Certificates or Trust Components represented by Exchangeable Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Regular Certificates or Trust Components represented by Exchangeable Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Regular Certificates or Trust Components. The stated redemption price at maturity of an Offered Regular Certificate or Trust Component is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate, it is possible that no interest on any class of Offered Regular Certificates or Trust Component represented by an Exchangeable Certificate will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Regular Certificates (other than the Class X-A and Class X-B Certificates) and Trust Components represented by Exchangeable Certificates as qualified stated interest.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, each such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID regulations may be promulgated with respect to such Classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Premium

An Offered Regular Certificate or Trust Component represented by an Exchangeable Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S, Class B and Class C Trust Components will be issued at a premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates and Trust Components as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as part of a Grantor Trust, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided, proportionate beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-S Trust Component in the case of a Class A-S Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component, will be the same as the income tax consequences to a holder of an Offered Regular Certificate, as described in this prospectus supplement.

The Class PEZ Certificates will represent beneficial ownership interests in all of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Regular Certificates, as described in this prospectus supplement. See “—Taxation of the Offered Regular Certificates and the Trust Components” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class PEZ Certificate, the holder of such Class PEZ Certificate must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class PEZ Certificates, and the exchange of the Class PEZ Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

For further information regarding federal income tax reporting requirements relating to the Grantor Trust, see “Material Federal Income Tax Consequences—Grantor Trusts—Grantor Trust Reporting” and “—Backup Withholding” in the prospectus.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—REMICs” and “—Taxation of Classes of Exchangeable Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is-

●	a fiduciary of a plan subject to ERISA or section 4975 of the Code (collectively, “Plans”), or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Code. See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “ERISA Considerations—Plan Asset Regulations” in the prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the issuing entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things-

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

●	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group” means, collectively, the following persons and entities: the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.
Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●
certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan must make its own determination as to the availability of the exemptive relief provided by the Underwriter Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●
the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●
the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code, by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan, or

●	having a specified relationship to this person,

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that-

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any Class of Offered Certificates by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. The Issuing Entity will not be registered under the Investment Company Act of 1940, as amended. However, the Issuing Entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Act of 1940, as amended, as a basis for not registering under the Investment Act of 1940, as amended. See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, California and Texas, and representing approximately 22.3%, 14.4% and 11.4%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that it receives investment grade credit ratings from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate principal amount of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component and/or the Class C Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Goldman, Sachs & Co., Drexel Hamilton, LLC and RBS Securities Inc. and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amount or Notional Amount, as applicable, of each class of Offered Certificates set forth below. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 28.0% and 72.0%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC and RBS Securities Inc. are acting as co-managers.

Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	Drexel Hamilton, LLC	RBS Securities Inc.

Class A-1	$13,915,653	$35,726,347	$0	$0
Class A-2	$24,050,909	$61,747,091	$0	$0
Class A-3	$84,096,046	$215,903,954	$0	$0
Class A-4	$96,777,730	$248,462,270	$0	$0
Class A-AB	$22,920,658	$58,845,342	$0	$0
Class X-A	$268,527,646	$689,404,354	$0	$0
Class X-B	$36,264,177	$93,102,823	$0	$0
Class A-S	$26,766,650	$68,719,350	$0	$0
Class B	$22,449,159	$57,634,841	$0	$0
Class PEZ	$0	$0	$0	$0
Class C	$13,815,018	$35,467,982	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1,329,954.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.

The Offered Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders;

Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor, CGMRC (a Sponsor and an Originator) and the Certificate Administrator. Goldman, Sachs & Co., one of the underwriters, is an affiliate of GSMC (an Originator and a Sponsor) and GS Commercial Real Estate LP (an Originator). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (ii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans. See “Transaction Parties—The Sponsors” in this prospectus supplement. In addition, (i) proceeds received by MC-Five Mile in connection with the contribution of the MC-Five Mile Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty; (ii) proceeds received by Rialto in connection with the contribution of the Rialto Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of Goldman, Sachs & Co., as the repurchase agreement counterparty, and (iii) proceeds received by RCMC in connection with the contribution of the RCMC Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Citibank, N.A., an affiliate of Citigroup Global Markets Inc., as the repurchase agreement counterparty.

As a result of the circumstances described above, Citigroup Global Markets Inc. and Goldman, Sachs & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

2010 PD Amending Directive	S-9	Class B-PEZ Percentage Interest	S-221
Acceptable Insurance Default	S-263	Class C Percentage Interest	S-221
ACCREDITED INVESTOR	S-11	Class C Trust Component	S-222
Actual/360 Basis	S-142	Class C-PEZ Percentage Interest	S-222
Additional Permitted Debt	S-120	Class PEZ Component	S-222
Additional Permitted Debt Election	S-120	Class PEZ Component A-S	S-222
Administrative Fee Rate	S-201, S-227	Class PEZ Component B	S-222
ADR	S-100	Class PEZ Component C	S-222
Advance Rate	S-265	Class X Certificates	S-219
Advances	S-265	Class X Strip Rate	S-226
Allocated Cut-off Date Loan Amount	S-100	Clearstream	S-243
Ancillary Fees	S-208	Clearstream Participants	S-244
Annual Debt Service	S-100	Closing Date	S-99
Anticipated Repayment Date	S-142	CMBS	S-56
Appraisal Date	S-101	Code	S-311
Appraisal Reduction Amount	S-239	Co-Lender Agreement	S-152
Appraisal Reduction Event	S-238	Collection Account	S-268
Appraised Value	S-100, S-140	Collection Period	S-225
Appraised-Out Class	S-240	Collective Investment Scheme	S-8
Appraiser	S-239	Companion Loan	S-98
ARD Loan	S-142	Companion Loan Holder	S-99
Assessment of Compliance	S-273	Compensating Interest Payment	S-236
Assumption Fees	S-209	Condemnation Proceeds	S-225
Attestation Report	S-274	Consent Fees	S-208
Available Funds	S-224	Consultation Termination Event	S-27, S-291
Balloon Balance	S-101	Control Eligible Certificates	S-241
Balloon Mortgage Loans	S-142	Control Termination Event	S-27, S-291
Bankruptcy Code	S-57	Controlling Class	S-291
Base Interest Fraction	S-232	Controlling Class Certificateholder	S-291
Beds	S-106	Controlling Class Representative	S-291
Borrower Delayed Reimbursements	S-208	Controlling Holder	S-152
B-Piece Buyer	S-90	Corrected Loan	S-263
CBE	S-254	CPR	S-249
CDI 202.01	S-281	CREFC®	S-43, S-302
Certificate Administrator	S-19, S-198	CREFC® Intellectual Property Royalty
Certificate Owners	S-244	License Fee	S-227
Certificate Principal Amount	S-220	CREFC® Reports	S-302
Certificate Registrar	S-243	Cross Over Date	S-232
Certificate Summary	S-6	Crossed Group	S-101
Certificateholder	S-242	CRR	S-60
Certificates	S-219	Custodian	S-19, S-196, S-288
Certifying Certificateholder	S-245	Cut-off Date	S-98
CGMRC	S-99, S-160	Cut-off Date Balance	S-98
CGMRC Data File	S-161	Cut-off Date DSCR	S-102
CGMRC Mortgage Loans	S-99	Cut-off Date Loan-to-Value Ratio	S-101
CGMRC Securitization Database	S-161	Cut-off Date LTV Ratio	S-101
Citibank	S-198	DBNTC	S-196
Class	S-219	DBTCA	S-196
Class A-AB Scheduled Principal Balance	S-229	Debt Service Coverage Ratio	S-102
Class A-S Percentage Interest	S-221	Debt Yield on Underwritten NCF	S-102
Class A-S Trust Component	S-221	Debt Yield on Underwritten Net Cash Flow	S-102
Class A-S-PEZ Percentage Interest	S-221	Debt Yield on Underwritten Net Operating
Class B Percentage Interest	S-221	Income	S-102
Class B Trust Component	S-221	Debt Yield on Underwritten NOI	S-102

Defaulted Mortgage Loan	S-211	GSMC	S-99, S-165
Defeasance	E-1-9	GSMC Data Tape	S-165
Defeasance Deposit	S-146	GSMC Deal Team	S-165
Defeasance Loans	S-145	GSMS 2014-GC22 Certificate Administrator	S-152
Defeasance Lock-Out Period	S-145	GSMS 2014-GC22 Certificates	S-98
Defeasance Option	S-145	GSMS 2014-GC22 Operating Advisor	S-152
Definitive Certificate	S-243	GSMS 2014-GC22 Pooling and Servicing
Depositaries	S-243	Agreement	S-99, S-152
Depositor	S-99, S-173	GSMS 2014-GC22 Securitization	S-98
Determination Date	S-225	GSMS 2014-GC22 Servicer	S-152, S-207
Directing Holder	S-291	GSMS 2014-GC22 Special Servicer	S-152, S-207
Disclosable Special Servicer Fees	S-211	GSMS 2014-GC22 Trustee	S-152
Distribution Accounts	S-268	Hard Lockbox	S-102
Distribution Date	S-223	Indirect Participants	S-243
Drayton Tenant	S-138	Initial Pool Balance	S-98
DSCR	S-102	Initial Rate	S-142
DTC	S-243	In-Place Cash Management	S-102
DTC Participants	S-243	Institutional Investor	S-10
Due Date	S-141	Insurance Rating Requirements	E-1-4
Due Diligence Questionnaire	S-162	Interest Accrual Amount	S-225
Due Diligence Requirement	S-60	Interest Accrual Period	S-225
EEA	S-60	Interest Distribution Amount	S-225
Eligible Operating Advisor	S-298	Interest Reserve Account	S-268
Environmental Condition	E-1-12	Interest Shortfall	S-225
ESA	S-123, E-1-12	Interested Person	S-286
Escrow/Reserve Mitigating Circumstances	S-190	Interest-Only Mortgage Loan	S-142
Euroclear	S-243	Investor Certification	S-242
Euroclear Operator	S-245	Investor Q&A Forum	S-305
Euroclear Participants	S-245	Investor Registry	S-305, S-306
Excess Interest	S-142	Issuing Entity	S-98
Excess Interest Distribution Account	S-269	KBRA	S-277, S-298
Excess Liquidation Proceeds Reserve		Largest Tenant	S-103
Account	S-269	Largest Tenant Lease Expiration	S-103
Excess Modification Fees	S-208, S-210	Lennar	S-204
Excess Penalty Charges	S-209	Liquidation Fee	S-210
Excess Prepayment Interest Shortfall	S-236	Liquidation Fee Rate	S-210
Exchange Act	S-160	Liquidation Proceeds	S-211
Exchange Date	S-223	Loan Combination	S-98
Exchangeable Certificates	S-219	Loan Combination Custodial Account	S-268
Exchangeable Distribution Account	S-269	Loan Per Unit	S-103
Exchangeable Proportion	S-222	Lower-Tier Distribution Account	S-268
Exemption Rating Agency	S-315	Lower-Tier Regular Interests	S-311
FDIA	S-85	Lower-Tier REMIC	S-51, S-311
FDIC	S-84, S-204	LTV Ratio at Maturity	S-101, S-103, S-140
FDIC Safe Harbor	S-85	LUST	S-122
FIEL	S-11	MAI	S-238, E-1-12
Final Asset Status Report	S-295	Major Decision	S-289
Financial Promotion Order	S-8	MAS	S-10
Fitch	S-277	Master Servicer	S-202
Form 8-K	S-160	Master Servicer Remittance Date	S-264
FPO Persons	S-8	Material Breach	S-158
FSMA	S-8	Material Document Defect	S-158
Funds	S-204	Maturity Date Loan-to-Value Ratio	S-103
Goldman Originators	S-178	Maturity Date LTV Ratio	S-103
Grantor Trust	S-311	MC-Five Mile	S-99, S-169
Ground Lease	E-1-10	MC-Five Mile Data Tape	S-170
GS Bank	S-85	MC-Five Mile Deal Team	S-170
GS CRE	S-99	MC-Five Mile Mortgage Loans	S-99, S-169
GS CRE Mortgage Loans	S-99	Midland	S-21, S-202

Modeling Assumptions	S-249	Phase I	S-121
Modification Fees	S-208	Phase II	S-76, S-121
Monthly Payment	S-225	PILOT	S-80
Moody’s	S-277	PIP	S-125
Morningstar	S-298	PIPs	S-76
Mortgage	S-98	Plan Asset Regulations	S-315
Mortgage File	S-156, S-158	Plans	S-315
Mortgage Loan Purchase Agreement	S-156	PML	S-182
Mortgage Loan Rate	S-227	Pooling and Servicing Agreement	S-99, S-259
Mortgage Loan Schedule	S-260	Prepayment Assumption	S-313
Mortgage Loans	S-98	Prepayment Interest Excess	S-236
Mortgage Note	S-98	Prepayment Interest Shortfall	S-236
Mortgage Pool	S-98	Prepayment Penalty Description	S-104
Mortgaged Property	S-98	Prepayment Provision	S-104
Mortgagee	E-1-13	Prime Rate	S-80, S-265
Most Recent NOI	S-104	Principal Balance Certificates	S-219
Net Cash Flow	S-105	Principal Distribution Amount	S-227, S-228
Net Condemnation Proceeds	S-225	Principal Shortfall	S-228
Net Mortgage Loan Rate	S-226	Privileged Information	S-295
Non-Recoverable Advance	S-266	Privileged Information Exception	S-295
Non-Reduced Certificates	S-241	Privileged Person	S-306
Notional Amount	S-221	Professional Investors	S-10
NRSRO	S-319	Promotion of Collective Investment
Occupancy	S-104	Schemes Exemptions Order	S-8
Occupancy Date	S-104	Property Advances	S-265
Offered Certificates	S-219	Prospectus	S-10
Offered Regular Certificates	S-219	Prospectus Directive	S-9
OID Regulations	S-312	PTE	S-52, S-315
OLA	S-85	Public Documents	S-304
Operating Advisor Consulting Fee	S-212	Qualification Criteria	S-168
Operating Advisor Fee	S-212	Qualified Investor	S-9
Operating Advisor Fee Rate	S-212	Qualified Investors	S-9
Operating Advisor Standard	S-295	Qualified Substitute Mortgage Loan	S-158
Operating Advisor Termination Event	S-296	Rated Final Distribution Date	S-160
Original Balance	S-104	Rating Agencies	S-320
Originators	S-99, S-174	Rating Agency	S-320
OSH	S-129	Rating Agency Confirmation	S-301, S-321, S-322
Outside Securitization	S-98	Rating Agency Declination	S-301
Outside Serviced Companion Loan	S-99	RCA	S-204
Outside Serviced Loan Combination	S-99	RCM	S-204
Outside Serviced Mortgage Loan	S-99	RCMC	S-99, S-171
Outside Servicer	S-207	RCMC Data Tape	S-172
Outside Servicing Agreement	S-99	RCMC Mortgage Loans	S-99
Outside Special Servicer	S-207	RCMC Review Team	S-172
Outside Trustee	S-99	Realized Loss	S-235
P&I Advance	S-264	Recognized Collective Investment Scheme	S-8
P-1	S-197	Record Date	S-223
Pads	S-106	Redwood Trust	S-171
Pari Passu Indemnified Items	S-275	Regular Certificates	S-219
Pari Passu Indemnified Parties	S-275	Regulation AB	S-156
Participants	S-243	Related Group	S-104, S-114
Pass-Through Rate	S-226	Release Date	S-145
PCIS Persons	S-8	Relevant Member State	S-9
PCO	S-139	Relevant Person	S-10
PCR	S-177, S-182	Relevant Persons	S-8
Penalty Charges	S-208	REMIC	S-311
Percentage Interest	S-223	REO Account	S-219
Permitted Encumbrances	E-1-2	REO Companion Loan	S-229
Permitted Special Servicer/Affiliate Fees	S-212	REO Mortgage Loan	S-229

REO Property	S-219	Sponsors	S-99, S-160
Repurchase Price	S-158, S-286, S-289, S-301	Springing Cash Management	S-105
Requesting Holders	S-240	Springing Lockbox	S-105
Requesting Party	S-299	Standard Qualifications	E-1-1
Restricted Group	S-316	Stated Principal Balance	S-227
Restricted Party	S-295	Structured Product	S-10
Retention Requirement	S-60	Summary	S-6
Revised Rate	S-142	TCO	S-139
RevPAR	S-105	Terms and Conditions	S-245
Rialto	S-167	Terrorism Cap Amount	E-1-8
Rialto Data Tape	S-168	Third Party Report	S-100
Rialto Mortgage Loans	S-167	TIA	S-281
Rialto Review Team	S-167	TIA Applicability Determination	S-282
Risk Factors	S-6	Title Exception	E-1-2
RMBS	S-196	Title Policy	E-1-2
RMF	S-99	Trailing 12 NOI	S-104
RMF Mortgage Loans	S-99	Tranche Percentage Interest	S-222
Rooms	S-106	TRIA	E-1-8
RTI	S-156	Trimont	S-89, S-201
Rule 17g-5	S-281	TRIPRA	S-83
Rules	S-244	Trust Component	S-222
S&P	S-298	Trust REMIC	S-51
SEC	S-160	Trust REMICs	S-311
SEC EDGAR filings	S-304	Trustee	S-19, S-196
Securities Act	S-156, S-307	Trustee/Certificate Administrator Fee	S-200
SEL	S-182, E-1-5	Trustee/Certificate Administrator Fee Rate	S-200
Selig Portfolio Center Loan Combination	S-98	Underwriter Entities	S-86
Selig Portfolio Companion Loan	S-98	Underwriter Exemption	S-52, S-315
Selig Portfolio Loan Combination	S-98	Underwritten EGI	S-106
Selig Portfolio Mortgage Loan	S-98	Underwritten Expenses	S-105
Selig Portfolio Mortgaged Properties	S-152	Underwritten NCF	S-105
Sequential Pay Certificates	S-219	Underwritten NCF DSCR	S-102
Serviced Companion Loan	S-98	Underwritten Net Cash Flow	S-105
Serviced Companion Loan Securities	S-277	Underwritten Net Operating Income	S-105
Serviced Loan Combination	S-98	Underwritten NOI	S-105
Serviced Loans	S-99	Underwritten Revenues	S-106
Serviced Mortgage Loans	S-99, S-259	Uniform Standards of Professional Appraisal
Servicer Termination Events	S-276	Practice	S-188
Servicing Fee	S-207	Units	S-106
Servicing Fee Rate	S-207	Unscheduled Payments	S-228
Servicing Function Participant	S-274	Updated Appraisal	S-283
Servicing Standard	S-260, S-264, S-282	Upper-Tier Distribution Account	S-268
Servicing Transfer Event	S-262, S-290	Upper-Tier REMIC	S-51, S-311
SFA	S-10	Volcker Rule	S-61
Similar Law	S-318	Voting Rights	S-241
Similar Requirements	S-61	WAC Rate	S-226
Single-Purpose Entity	E-1-9	Weighted Average Mortgage Loan Rate	S-106
Soft Lockbox	S-105	Withheld Amounts	S-269
Soft Springing Lockbox	S-105	Workout Fee	S-209
Special Servicer	S-204	Workout Fee Rate	S-210
Special Servicer Decision	S-287	Workout-Delayed Reimbursement Amount	S-267
Special Servicing Fee	S-209	YM Group A	S-232
Special Servicing Fee Rate	S-209	YM Group B	S-232
Specially Serviced		YM Groups	S-232
Loan	S-209, S-210, S-262, S-264	Zoning Regulations	E-1-7
Split Mortgage Loan	S-98

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Related	Crossed					General	Detailed	Year	Year	Units, Pads,
Number	Property Flag	Footnotes	Loan Seller		Group	Group	Address	City	State	Zip Code	Property Type	Property Type	Built	Renovated	Rooms, Sq Ft
1	Loan		CGMRC	28-40 West 23rd Street	NAP	NAP	28-40 West 23rd Street	New York	New York	10010	Mixed Use	Office/Retail	1911	1987	571,205
2	Loan	8, 9	GSMC	Selig Portfolio	NAP	NAP									1,082,617
2.01	Property	9		Fourth & Blanchard			2101 Fourth Avenue	Seattle	Washington	98121	Office	CBD	1979	NAP	406,158
2.02	Property	9, 10		635 Elliott			635 Elliott Avenue West	Seattle	Washington	98119	Office	CBD	2009	NAP	190,956
2.03	Property	9		645 Elliott			645 Elliott Avenue West	Seattle	Washington	98119	Office	CBD	2009	NAP	145,120
2.04	Property	9, 11, 12		Fifth & Jackson			418 South Jackson Street	Seattle	Washington	98104	Office	CBD	2002	NAP	144,338
2.05	Property			North Tower - 100 West Harrison			413 1st Avenue West	Seattle	Washington	98119	Office	CBD	1972	2003	65,298
2.06	Property	9		200 West Thomas			200 West Thomas Street	Seattle	Washington	98119	Office	CBD	1974	2003	64,640
2.07	Property	9		South Tower - 100 West Harrison			401 1st Avenue West	Seattle	Washington	98119	Office	CBD	1970	2003	66,107
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	NAP	NAP									307
3.01	Property			Hyatt Place Midtown South			52 West 36th Street	New York	New York	10018	Hospitality	Select Service	2013	NAP	185
3.02	Property			Hyatt Herald Square			30-32 West 31st Street	New York	New York	10001	Hospitality	Full Service	2011	2014	122
4	Loan	9, 14	GSMC	Chula Vista Center	NAP	NAP	555 Broadway	Chula Vista	California	91910	Retail	Super Regional Mall	1962, 1993-1994	1988, 1994, 2004, 2012	485,841
5	Loan		GSMC	Palm Island Apartments	NAP	NAP	11300 Warner Avenue	Fountain Valley	California	92708	Senior Housing	Independent Living	2001	NAP	456
6	Loan	5, 15	RMF	Woodyard Crossing	NAP	NAP	8745-8915 Woodyard Road	Clinton	Maryland	20735	Retail	Anchored	1995	NAP	486,918
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	NAP	NAP	9705-9815 Sam Furr Road, 16637-16641, 16632 & 16830 Statesville Road and 16801-16815 Caldwell Creek Drive	Huntersville	North Carolina	28078	Retail	Power Center/Big Box	1995-1999	NAP	382,829
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	NAP	NAP	501 West Church Avenue	Knoxville	Tennessee	37902	Hospitality	Full Service	1981	2011-2013	320
9	Loan	23, 24, 25	RMF	Wells Fargo Center	NAP	NAP									714,490
9.01	Property			Wells Fargo Tower			1 Independent Drive	Jacksonville	Florida	32202	Office	CBD	1975	1998, 2002	648,307
9.02	Property			Wells Fargo Center - Annex Garage			0 Ocean Street	Jacksonville	Florida	32202	Parking	Garage	1975	NAP	66,183
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	NAP	NAP	7145 Reading Road	Rosenberg	Texas	77471	Multifamily	Garden	2012, 2014	NAP	324
11	Loan	28	CGMRC	Centre Properties Portfolio	NAP	NAP									185,489
11.01	Property			Greendale			745 US Highway 31 North	Greenwood	Indiana	46142	Retail	Anchored	1975	2010	102,745
11.02	Property			Castleton			5977 East 82nd Street	Indianapolis	Indiana	46250	Retail	Anchored	1975	2010	33,220
11.03	Property			Centre West Shops			4525 Lafayette Road	Indianapolis	Indiana	46254	Retail	Shadow Anchored	2008	NAP	36,524
11.04	Property			Centre West Interstate Shops			4615 Lafayette Road	Indianapolis	Indiana	46254	Retail	Unanchored	2008	NAP	13,000
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	NAP	NAP	2400 West End Avenue	Nashville	Tennessee	37203	Hospitality	Limited Service	2013	NAP	192
13	Loan	31	CGMRC	River Marketplace	NAP	NAP	4313 Ambassador Caffery Parkway	Lafayette	Louisiana	70508	Retail	Anchored	2003	NAP	168,635
14	Loan		RMF	Golden Gate Apartments	NAP	NAP	3529 Leesburg Court	Alexandria	Virginia	22302	Multifamily	Garden	1961	NAP	184
15	Loan		CGMRC	Drayton Tower Apartments	NAP	NAP	102 East Liberty Street	Savannah	Georgia	31401	Multifamily	High Rise	1951	2013	99
16	Loan	9, 32, 33	RMF	Doubletree Rochester	NAP	NAP	1111 Jefferson Road	Rochester	New York	14623	Hospitality	Full Service	1985	2005	249
17	Loan	5	RMF	Esplanade at Butler Plaza	NAP	NAP	3610 Southwest Archer Road	Gainesville	Florida	32608	Retail	Anchored	1975-2013	2011-2013	129,081
18	Loan	34	GSMC	Sedona Pointe	Group 1	Group A	311 Highland Cross Drive	Houston	Texas	77073	Multifamily	Garden	1979	NAP	352
19	Loan	34	GSMC	Gallery At Champions	Group 1	Group A	2431 FM 1960 Road West	Houston	Texas	77068	Multifamily	Garden	1979	2010, 2014	354
20	Loan		CGMRC	401 South La Brea	NAP	NAP	401 South La Brea Avenue	Los Angeles	California	90036	Retail	Single Tenant Retail	2013	NAP	38,990
21	Loan	35	RMF	Westgate Commons	Group 4	Group B	1500 13th Avenue East	West Fargo	North Dakota	58078	Retail	Anchored	2002	NAP	90,061
22	Loan	35	RMF	Office Max	Group 4	Group B	1460 Union Avenue	Memphis	Tennessee	38104	Retail	Anchored	1950	2012	29,086
23	Loan		GSMC	Promenade Shopping Center	NAP	NAP	3501 McHenry Avenue	Modesto	California	95356	Retail	Anchored	1989	NAP	118,485
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	NAP	NAP	971 East Lancaster Avenue	Downingtown	Pennsylvania	19335	Senior Housing	Independent Living	1978	2002-2003	123
25	Loan	36	RMF	Lake Shore Plaza	Group 2	NAP	565 Portion Road	Lake Ronkonkoma	New York	11779	Retail	Anchored	1996	NAP	96,290
26	Loan		RMF	Houston Multifamily Portfolio	NAP	NAP									383
26.01	Property			Seton Chase Apartments			7703 Seton Lake Drive	Houston	Texas	77086	Multifamily	Garden	1986	NAP	232
26.02	Property			Willowbrook Point Apartments			14150 Tomball Parkway	Houston	Texas	77086	Multifamily	Garden	1978	NAP	151
27	Loan		GSMC	Woodside Village	Group 1	NAP	2400 Hackett Drive	Houston	Texas	77008	Multifamily	Garden	1973	2003-2004	196
28	Loan	37	RCMC	Viceroy Palm Springs	NAP	NAP	415 South Belardo Road	Palm Springs	California	92262	Hospitality	Full Service	1928-1929	2003	67
29	Loan	38	CGMRC	5185 MacArthur Boulevard	NAP	NAP	5185 MacArthur Boulevard Northwest	Washington	District of Columbia	20016	Mixed Use	Office/Retail	1968	1998	43,617
30	Loan		CGMRC	317 Glenmore Avenue	NAP	NAP	317 Glenmore Avenue	Brooklyn	New York	11207	Industrial	Warehouse	1962, 2005	NAP	121,151
31	Loan		RCMC	Jones Place Townhomes	NAP	NAP	5-66 Old Golden Blue Lane	Morgantown	West Virginia	26505	Multifamily	Student Housing	2011-2013	NAP	159
32	Loan		RMF	Storage 105	NAP	NAP	13921 Highway 105 West	Conroe	Texas	77304	Self Storage	Self Storage	2004-2007	NAP	407,424
33	Loan	9	RMF	Resaca Village Center	NAP	NAP	1601 East Price Road	Brownsville	Texas	78521	Retail	Anchored	1960, 1989	2014	174,254
34	Loan		GSMC	Joppa-Perring Retail Center	NAP	NAP									45,341
34.01	Property			Silver Diner			11951 Killingsworth Avenue	Reston	Virginia	20194	Retail	Single Tenant Retail	1997	NAP	5,850
34.02	Property	39		Joppa Perring			1925 East Joppa Road	Parkville	Maryland	21234	Retail	Single Tenant Retail	1966	2012	39,491
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	NAP	NAP									214,055
35.01	Property			Western			6301 South Western Street	Amarillo	Texas	79110	Self Storage	Self Storage	1995	2003	144,807
35.02	Property			Blackburn			2927 Blackburn Street	Amarillo	Texas	79109	Self Storage	Self Storage	1995	NAP	41,593
35.03	Property			Britain			2518 Britain Drive	Amarillo	Texas	79109	Self Storage	Self Storage	1994	NAP	27,655

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Related	Crossed					General	Detailed	Year	Year	Units, Pads,
Number	Property Flag	Footnotes	Loan Seller		Group	Group	Address	City	State	Zip Code	Property Type	Property Type	Built	Renovated	Rooms, Sq Ft
36	Loan	9	CGMRC	Long Meadow Shopping Center	Group 2	NAP	1501 Potomac Avenue	Hagerstown	Maryland	21742	Retail	Anchored	1958	2002, 2008	168,197
37	Loan	42	RCMC	Golden Eagle Village	NAP	NAP	2430 US Highway 27	Clermont	Florida	34714	Retail	Anchored	2011	NAP	64,050
38	Loan		GSMC	Roundhill Townhomes	Group 1	NAP	601 Cypress Station Drive	Houston	Texas	77090	Multifamily	Garden	1983	2010-2014	131
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	NAP	NAP									179,339
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon			671 Holly Bush Road	Brandon	Mississippi	39047	Self Storage	Self Storage	1999-2008	NAP	96,820
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City			814 Southwest State Road 247	Lake City	Florida	32025	Self Storage	Self Storage	1995-2007	NAP	82,519
40	Loan		RMF	Tenaya Village	NAP	NAP	7220-7290 West Azure Drive	Las Vegas	Nevada	89130	Retail	Unanchored	2005	NAP	49,554
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	NAP	NAP	6310-6356 West 95th Street	Oak Lawn	Illinois	60453	Retail	Shadow Anchored	1985	2013, 2014	32,274
42	Loan		GSMC	Brisas Del Mar	Group 1	NAP	2402 Bammelwood Drive	Houston	Texas	77014	Multifamily	Garden	1980	2010-2011	226
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	NAP	NAP	35 Bluffton Road	Bluffton	South Carolina	29910	Hospitality	Limited Service	2002	2011-2012	112
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	NAP	NAP	210 Henning Drive	Sulphur	Louisiana	70663	Hospitality	Limited Service	1997	2013	79
45	Loan	9, 45	CGMRC	Stonebridge Crossing	NAP	NAP	6700 Virginia Parkway	Mckinney	Texas	75071	Retail	Shadow Anchored	2002	NAP	35,281
46	Loan	46	GSMC	McDowell Corners	NAP	NAP	4239 West McDowell Road	Phoenix	Arizona	85009	Retail	Anchored	1988	2013	78,561
47	Loan	9	CGMRC	Newbridge Shopping Center	NAP	NAP	79-97 New Bridge Road	Bergenfield	New Jersey	07621	Retail	Unanchored	1960	NAP	31,380
48	Loan	9	MC-FiveMile	Desert View MHC	Group 5	NAP	6500 Desert View Drive	West Richland	Washington	99353	Manufactured Housing	Manufactured Housing	1979, 1996	NAP	423
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	NAP	NAP	6209 Glenwood Avenue	Raleigh	North Carolina	27612	Hospitality	Limited Service	1985	2010-2013	131
50	Loan		RMF	Waterlick Plaza	NAP	NAP	3412 Waterlick Road	Lynchburg	Virginia	24502	Retail	Anchored	1973	1998	98,920
51	Loan		RMF	Bay Mall	NAP	NAP	910 Spring Street	Petoskey	Michigan	49770	Retail	Anchored	1985	NAP	116,497
52	Loan		RMF	La Jolla Apartments	NAP	NAP	5816 Boca Raton Boulevard	Fort Worth	Texas	76112	Multifamily	Garden	1979	NAP	176
53	Loan	47	RMF	Williamsburg Self-Storage	Group 3	Group C	5151 Mooretown Road	Williamsburg	Virginia	23188	Self Storage	Self Storage	2009	NAP	27,882
54	Loan	9, 47	RMF	Climatrol Self-Storage	Group 3	Group C	9297 Pocahontas Trail	Williamsburg	Virginia	23185	Self Storage	Self Storage	2006	NAP	41,100
55	Loan		RCMC	Hampton Inn Houma	NAP	NAP	1728 Martin Luther King Boulevard	Houma	Louisiana	70360	Hospitality	Limited Service	1998	2012	84
56	Loan		RMF	Florence Square	NAP	NAP	105-189 Cox Creek Parkway	Florence	Alabama	35630	Retail	Anchored	1991	NAP	241,933
57	Loan	9, 48	GSMC	8816 Six Forks Road	NAP	NAP	8816 Six Forks Road	Raleigh	North Carolina	27615	Office	General Suburban	2000	NAP	33,465
58	Loan		RMF	AAAA Self-Storage	Group 3	NAP	6515A Richmond Road	Williamsburg	Virginia	23188	Self Storage	Self Storage	2007	NAP	70,075
59	Loan		GSMC	Azalea Hill Apartments	NAP	NAP	5801 East Shirley Lane	Montgomery	Alabama	36117	Multifamily	Garden	1988	NAP	144
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	NAP	NAP	30500 Bruce Industrial Parkway	Solon	Ohio	44139	Industrial	Flex	1985	1996	152,250
61	Loan	50	RMF	Capewood Apartments	NAP	NAP	4335 Aldine Mail Route	Houston	Texas	77039	Multifamily	Garden	1976	NAP	176
62	Loan		GSMC	Lee’s Crossing	NAP	NAP	4125 Buford Drive	Buford	Georgia	30518	Retail	Anchored	1989	NAP	165,897
63	Loan		RMF	Rite Aid - La Vergne	NAP	NAP	5192 Murfreesboro Road	La Vergne	Tennessee	37086	Retail	Single Tenant Retail	2009	NAP	14,564
64	Loan		MC-FiveMile	Sausalito Apartments	NAP	NAP	16250 Imperial Valley Drive	Houston	Texas	77060	Multifamily	Garden	1978	NAP	190
65	Loan		MC-FiveMile	Oak Business Park	NAP	NAP	208 Oak Drive South	Lake Jackson	Texas	77566	Office	Medical	2008	NAP	38,562
66	Loan		RMF	North Port Commons	NAP	NAP	14800 North Tamiami Trail	North Port	Florida	34287	Mixed Use	Retail/Office	2006	NAP	42,497
67	Loan		MC-FiveMile	Maple Grove Shopping Center	NAP	NAP	4310-4410 67th Drive	Union Grove	Wisconsin	53182	Retail	Anchored	2003	NAP	43,868
68	Loan	51	RMF	Dennison Road	NAP	NAP	5 & 7 Dennison Road	Durham	New Hampshire	03824	Multifamily	Student Housing	1946	2013	85
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	NAP	NAP	2900 Pike Street	Parkersburg	West Virginia	26101	Retail	Shadow Anchored	2001	NAP	45,781
70	Loan	9, 53	RMF	Mission Trace Shopping Center	NAP	NAP	3355 South Wadsworth Boulevard	Lakewood	Colorado	80227	Retail	Unanchored	1983	NAP	44,180
71	Loan		MC-FiveMile	Concorde Club Apartments	NAP	NAP	7080 Niagara Street	Romulus	Michigan	48174	Multifamily	Garden	1967	NAP	160
72	Loan		RMF	Ridgefield Self-Storage	Group 3	NAP	872 Ethan Allen Highway	Ridgefield	Connecticut	06877	Self Storage	Self Storage	1998	NAP	25,825
73	Loan		RMF	Azalea Self-Storage	NAP	NAP	114 East Azalea Avenue	Foley	Alabama	36535	Self Storage	Self Storage	1997	2001-2006	69,750
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	NAP	NAP	1050 South Brawley Avenue	Brawley	California	92227	Retail	Shadow Anchored	2013	NAP	8,803
75	Loan		RMF	Easy Does It Self-Storage	Group 3	NAP	50 Route 32	North Franklin	Connecticut	06254	Self Storage	Self Storage	2001, 2004, 2007	NAP	63,350
76	Loan		MC-FiveMile	Evergreen MHC	Group 5	NAP	11200 West Yellow Pine Drive	Nampa	Idaho	83651	Manufactured Housing	Manufactured Housing	1965	NAP	141
77	Loan		RMF	Hampton Inn Plover	NAP	NAP	3090 Village Park Drive	Plover	Wisconsin	54467	Hospitality	Limited Service	2005	NAP	64
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	NAP	NAP	2695 Sugarloaf Parkway	Lawrenceville	Georgia	30045	Retail	Unanchored	2006	NAP	22,658
79	Loan		MC-FiveMile	Country Terrace MHC	Group 5	NAP	11 Tuck Circle	Reno	Nevada	89506	Manufactured Housing	Manufactured Housing	1970	NAP	105
80	Loan		RMF	Herriman Self-Storage	NAP	NAP	5128 West Ashfield Drive	Herriman	Utah	84096	Self Storage	Self Storage	2003	NAP	45,449
81	Loan		RMF	Cedar Ridge East Townhomes	NAP	NAP	2167 Knoll Crest Drive	Arlington	Texas	76014	Multifamily	Garden	1980	NAP	44
82	Loan		RMF	Storage Mall - Dewitt	NAP	NAP	6810 Kinne Street	East Syracuse	New York	13057	Self Storage	Self Storage	1975	NAP	56,260
83	Loan		MC-FiveMile	The Village Apartments	NAP	NAP	4201-4219 Beechgrove Drive	Independence	Kentucky	41051	Multifamily	Garden	1981	NAP	52

CGCMT 2014-GC23 Annex A

										Allocated Cut-off						Monthly	Annual	Companion Loan	Companion Loan
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt
Number	Property Flag	Footnotes	Loan Seller		Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type
1	Loan		CGMRC	28-40 West 23rd Street	SF	245.10	Fee Simple	140,000,000	140,000,000	140,000,000	11.4%	140,000,000	3.86000%	0.01380%	3.84620%	456,587.96	5,479,055.52			Interest Only
2	Loan	8, 9	GSMC	Selig Portfolio	SF	181.97		97,000,000	97,000,000	97,000,000	7.9%	97,000,000	4.60800%	0.01380%	4.59420%	377,653.33	4,531,839.96	389,333.34	4,672,000.04	Interest Only
2.01	Property	9		Fourth & Blanchard	SF		Fee Simple			30,375,783
2.02	Property	9, 10		635 Elliott	SF		Fee Simple			24,879,212
2.03	Property	9		645 Elliott	SF		Fee Simple			17,646,884
2.04	Property	9, 11, 12		Fifth & Jackson	SF		Fee Simple			11,137,787
2.05	Property			North Tower - 100 West Harrison	SF		Fee Simple			4,397,256
2.06	Property	9		200 West Thomas	SF		Fee Simple			4,310,468
2.07	Property	9		South Tower - 100 West Harrison	SF		Fee Simple			4,252,610
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	Rooms	293,159.61		90,000,000	90,000,000	90,000,000	7.3%	76,454,879	4.30050%	0.01380%	4.28670%	445,410.72	5,344,928.64			Interest Only, Then Amortizing
3.01	Property			Hyatt Place Midtown South	Rooms		Fee Simple			54,000,000
3.02	Property			Hyatt Herald Square	Rooms		Fee Simple			36,000,000
4	Loan	9, 14	GSMC	Chula Vista Center	SF	144.08	Fee Simple	70,000,000	70,000,000	70,000,000	5.7%	60,813,834	4.17650%	0.01380%	4.16270%	341,352.59	4,096,231.08			Interest Only, Then Amortizing
5	Loan		GSMC	Palm Island Apartments	Units	140,350.88	Fee Simple	64,000,000	64,000,000	64,000,000	5.2%	64,000,000	4.47700%	0.01380%	4.46320%	242,089.63	2,905,075.56			Interest Only
6	Loan	5, 15	RMF	Woodyard Crossing	SF	128.20	Fee Simple	62,500,000	62,423,745	62,423,745	5.1%	50,355,418	4.39500%	0.01380%	4.38120%	312,791.00	3,753,492.00			Amortizing
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	SF	104.31	Fee Simple	40,000,000	39,930,994	39,930,994	3.2%	29,204,082	4.35850%	0.01380%	4.34470%	219,132.60	2,629,591.20			Amortizing
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	Rooms	109,375.00	Fee Simple	35,000,000	35,000,000	35,000,000	2.8%	30,520,698	4.85000%	0.01380%	4.83620%	184,692.14	2,216,305.68			Interest Only, Then Amortizing
9	Loan	23, 24, 25	RMF	Wells Fargo Center	SF	48.99	Leasehold	35,000,000	35,000,000	35,000,000	2.8%	31,523,600	4.78300%	0.01380%	4.76920%	183,273.40	2,199,280.80			Interest Only, Then Amortizing
9.01	Property			Wells Fargo Tower	SF		Leasehold			33,312,500
9.02	Property			Wells Fargo Center - Annex Garage	SF		Leasehold			1,687,500
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	Units	101,851.85	Fee Simple	33,000,000	33,000,000	33,000,000	2.7%	30,292,072	4.68500%	0.01380%	4.67120%	170,853.08	2,050,236.96			Interest Only, Then Amortizing
11	Loan	28	CGMRC	Centre Properties Portfolio	SF	171.17		31,750,000	31,750,000	31,750,000	2.6%	28,627,192	4.84000%	0.01380%	4.82620%	167,349.76	2,008,197.12			Interest Only, Then Amortizing
11.01	Property			Greendale	SF		Fee Simple			17,500,000
11.02	Property			Castleton	SF		Fee Simple			6,850,000
11.03	Property			Centre West Shops	SF		Fee Simple			5,438,040
11.04	Property			Centre West Interstate Shops	SF		Fee Simple			1,961,960
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	Rooms	161,277.62	Fee Simple	31,000,000	30,965,304	30,965,304	2.5%	25,304,106	4.77700%	0.01380%	4.76320%	162,215.56	1,946,586.72			Amortizing
13	Loan	31	CGMRC	River Marketplace	SF	149.44	Fee Simple	25,200,000	25,200,000	25,200,000	2.0%	22,155,783	4.69000%	0.02380%	4.66620%	130,545.31	1,566,543.72			Interest Only, Then Amortizing
14	Loan		RMF	Golden Gate Apartments	Units	122,282.61	Fee Simple	22,500,000	22,500,000	22,500,000	1.8%	20,221,562	4.67000%	0.01380%	4.65620%	116,288.14	1,395,457.68			Interest Only, Then Amortizing
15	Loan		CGMRC	Drayton Tower Apartments	Units	190,404.04	Fee Simple	18,850,000	18,850,000	18,850,000	1.5%	17,320,863	4.75000%	0.01380%	4.73620%	98,330.52	1,179,966.24			Interest Only, Then Amortizing
16	Loan	9, 32, 33	RMF	Doubletree Rochester	Rooms	72,170.11	Fee Simple	18,000,000	17,970,356	17,970,356	1.5%	13,275,485	4.62500%	0.01380%	4.61120%	101,331.23	1,215,974.76			Amortizing
17	Loan	5	RMF	Esplanade at Butler Plaza	SF	130.73	Fee Simple	16,875,000	16,875,000	16,875,000	1.4%	15,444,662	4.50000%	0.01380%	4.48620%	85,503.15	1,026,037.80			Interest Only, Then Amortizing
18	Loan	34	GSMC	Sedona Pointe	Units	24,011.30	Fee Simple	8,467,000	8,451,977	8,451,977	0.7%	7,427,533	4.19500%	0.01380%	4.18120%	45,608.61	547,303.32			Amortizing
19	Loan	34	GSMC	Gallery At Champions	Units	23,356.79	Fee Simple	8,283,000	8,268,304	8,268,304	0.7%	7,266,122	4.19500%	0.01380%	4.18120%	44,617.47	535,409.64			Amortizing
20	Loan		CGMRC	401 South La Brea	SF	377.37	Fee Simple	14,750,000	14,713,589	14,713,589	1.2%	11,963,350	4.59000%	0.01380%	4.57620%	75,526.92	906,323.04			Amortizing
21	Loan	35	RMF	Westgate Commons	SF	123.80	Fee Simple	11,150,000	11,150,000	11,150,000	0.9%	10,237,466	4.70000%	0.01380%	4.68620%	57,828.12	693,937.44			Interest Only, Then Amortizing
22	Loan	35	RMF	Office Max	SF	99.70	Fee Simple	2,900,000	2,900,000	2,900,000	0.2%	2,711,453	4.61000%	0.01380%	4.59620%	14,884.02	178,608.24			Interest Only, Then Amortizing
23	Loan		GSMC	Promenade Shopping Center	SF	118.37	Fee Simple	14,025,000	14,025,000	14,025,000	1.1%	12,291,443	4.55000%	0.01380%	4.53620%	71,479.89	857,758.68			Interest Only, Then Amortizing
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	Units	108,012.73	Fee Simple	13,300,000	13,285,566	13,285,566	1.1%	10,904,398	4.91000%	0.01380%	4.89620%	70,667.52	848,010.24			Amortizing
25	Loan	36	RMF	Lake Shore Plaza	SF	137.09	Fee Simple	13,200,000	13,200,000	13,200,000	1.1%	10,979,841	4.49500%	0.01380%	4.48120%	66,843.25	802,119.00			Interest Only, Then Amortizing
26	Loan		RMF	Houston Multifamily Portfolio	Units	32,193.21	Fee Simple	12,330,000	12,330,000	12,330,000	1.0%	10,759,718	5.34000%	0.01380%	5.32620%	68,775.66	825,307.92			Interest Only, Then Amortizing
26.01	Property			Seton Chase Apartments	Units		Fee Simple			7,468,825
26.02	Property			Willowbrook Point Apartments	Units		Fee Simple			4,861,175
27	Loan		GSMC	Woodside Village	Units	61,242.99	Fee Simple	12,025,000	12,003,626	12,003,626	1.0%	10,546,705	4.18450%	0.01380%	4.17070%	64,703.78	776,445.36			Amortizing
28	Loan	37	RCMC	Viceroy Palm Springs	Rooms	175,373.13	Fee Simple	11,750,000	11,750,000	11,750,000	1.0%	10,983,509	4.59000%	0.01380%	4.57620%	60,165.51	721,986.12			Interest Only, Then Amortizing
29	Loan	38	CGMRC	5185 MacArthur Boulevard	SF	266.52	Fee Simple	11,625,000	11,625,000	11,625,000	0.9%	10,666,861	4.66000%	0.01380%	4.64620%	60,012.47	720,149.64			Interest Only, Then Amortizing
30	Loan		CGMRC	317 Glenmore Avenue	SF	94.79	Fee Simple	11,500,000	11,483,923	11,483,923	0.9%	8,901,130	4.73000%	0.01380%	4.71620%	62,917.47	755,009.64			Amortizing
31	Loan		RCMC	Jones Place Townhomes	Beds	64,150.94	Fee Simple	10,200,000	10,200,000	10,200,000	0.8%	8,732,716	4.59000%	0.04880%	4.54120%	52,228.78	626,745.36			Interest Only, Then Amortizing
32	Loan		RMF	Storage 105	SF	23.51	Fee Simple	9,600,000	9,577,341	9,577,341	0.8%	8,827,980	4.81000%	0.01380%	4.79620%	50,425.92	605,111.04			Amortizing
33	Loan	9	RMF	Resaca Village Center	SF	48.66	Fee Simple	8,480,000	8,480,000	8,480,000	0.7%	7,479,063	4.83000%	0.01380%	4.81620%	44,645.52	535,746.24			Interest Only, Then Amortizing
34	Loan		GSMC	Joppa-Perring Retail Center	SF	182.62		8,300,000	8,280,369	8,280,369	0.7%	6,779,788	4.80000%	0.01380%	4.78620%	43,547.22	522,566.64			Amortizing
34.01	Property			Silver Diner	SF		Fee Simple			4,374,843
34.02	Property	39		Joppa Perring	SF		Fee Simple			3,905,526
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	SF	37.80		8,100,000	8,090,539	8,090,539	0.7%	6,570,060	4.59000%	0.01380%	4.57620%	41,475.80	497,709.60			Amortizing
35.01	Property			Western	SF		Fee Simple			5,473,204
35.02	Property			Blackburn	SF		Fee Simple			1,572,072
35.03	Property			Britain	SF		Fee Simple			1,045,263

CGCMT 2014-GC23 Annex A

										Allocated Cut-off						Monthly	Annual	Companion Loan	Companion Loan
Control	Loan /		Mortgage		Unit	Loan Per	Ownership	Original	Cut-off Date	Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt	Monthly Debt	Annual Debt
Number	Property Flag	Footnotes	Loan Seller		Description	Unit ($)	Interest	Balance ($)	Balance ($)	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)	Service ($)	Service ($)	Amortization Type
36	Loan	9	CGMRC	Long Meadow Shopping Center	SF	46.30	Fee Simple	7,800,000	7,787,657	7,787,657	0.6%	5,801,146	4.85000%	0.01380%	4.83620%	44,918.96	539,027.52			Amortizing
37	Loan	42	RCMC	Golden Eagle Village	SF	117.10	Fee Simple	7,500,000	7,500,000	7,500,000	0.6%	6,589,721	4.66000%	0.01380%	4.64620%	38,717.72	464,612.64			Interest Only, Then Amortizing
38	Loan		GSMC	Roundhill Townhomes	Units	55,243.11	Fee Simple	7,250,000	7,236,848	7,236,848	0.6%	6,344,717	4.06450%	0.01380%	4.05070%	38,526.84	462,322.08			Amortizing
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	SF	38.39		6,900,000	6,885,015	6,885,015	0.6%	5,712,261	5.21000%	0.06380%	5.14620%	37,931.29	455,175.48			Amortizing
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon	SF		Fee Simple			4,003,786
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City	SF		Fee Simple			2,881,229
40	Loan		RMF	Tenaya Village	SF	130.87	Fee Simple	6,500,000	6,485,033	6,485,033	0.5%	5,332,410	4.93000%	0.01380%	4.91620%	34,615.86	415,390.32			Amortizing
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	SF	198.30	Fee Simple	6,400,000	6,400,000	6,400,000	0.5%	5,648,542	4.86000%	0.01380%	4.84620%	33,811.08	405,732.96			Interest Only, Then Amortizing
42	Loan		GSMC	Brisas Del Mar	Units	27,715.12	Fee Simple	6,275,000	6,263,617	6,263,617	0.5%	5,491,461	4.06450%	0.01380%	4.05070%	33,345.65	400,147.80			Amortizing
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	Rooms	54,619.66	Fee Simple	6,125,000	6,117,402	6,117,402	0.5%	5,588,690	4.32000%	0.01380%	4.30620%	30,382.85	364,594.20			Amortizing
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	Rooms	73,242.65	Fee Simple	5,800,000	5,786,169	5,786,169	0.5%	5,329,431	4.76000%	0.01380%	4.74620%	30,290.52	363,486.24			Amortizing
45	Loan	9, 45	CGMRC	Stonebridge Crossing	SF	163.69	Fee Simple	5,775,000	5,775,000	5,775,000	0.5%	5,284,544	4.49000%	0.05880%	4.43120%	29,226.77	350,721.24			Interest Only, Then Amortizing
46	Loan	46	GSMC	McDowell Corners	SF	72.56	Fee Simple	5,700,000	5,700,000	5,700,000	0.5%	5,007,050	4.65000%	0.05880%	4.59120%	29,391.30	352,695.60			Interest Only, Then Amortizing
47	Loan	9	CGMRC	Newbridge Shopping Center	SF	181.44	Fee Simple	5,700,000	5,693,698	5,693,698	0.5%	5,243,354	4.83000%	0.01380%	4.81620%	30,009.37	360,112.44			Amortizing
48	Loan	9	MC-FiveMile	Desert View MHC	Pads	13,224.75	Fee Simple	5,600,000	5,594,070	5,594,070	0.5%	4,607,191	5.01500%	0.01380%	5.00120%	30,113.37	361,360.44			Amortizing
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	Rooms	41,163.36	Fee Simple	5,400,000	5,392,400	5,392,400	0.4%	4,109,923	5.49000%	0.01380%	5.47620%	33,128.48	397,541.76			Amortizing
50	Loan		RMF	Waterlick Plaza	SF	54.01	Fee Simple	5,350,000	5,342,328	5,342,328	0.4%	4,057,517	5.39000%	0.01380%	5.37620%	32,503.16	390,037.92			Amortizing
51	Loan		RMF	Bay Mall	SF	45.85	Fee Simple	5,347,500	5,341,478	5,341,478	0.4%	4,361,009	4.75000%	0.01380%	4.73620%	27,895.09	334,741.08			Amortizing
52	Loan		RMF	La Jolla Apartments	Units	29,829.55	Fee Simple	5,250,000	5,250,000	5,250,000	0.4%	4,820,332	4.70000%	0.01380%	4.68620%	27,228.48	326,741.76			Interest Only, Then Amortizing
53	Loan	47	RMF	Williamsburg Self-Storage	SF	91.15	Fee Simple	2,550,000	2,541,480	2,541,480	0.2%	2,096,922	5.00000%	0.01380%	4.98620%	13,688.95	164,267.40			Amortizing
54	Loan	9, 47	RMF	Climatrol Self-Storage	SF	61.84	Fee Simple	2,550,000	2,541,480	2,541,480	0.2%	2,096,922	5.00000%	0.01380%	4.98620%	13,688.95	164,267.40			Amortizing
55	Loan		RCMC	Hampton Inn Houma	Rooms	60,166.94	Fee Simple	5,060,000	5,054,023	5,054,023	0.4%	4,097,246	4.54000%	0.06880%	4.47120%	25,758.68	309,104.16			Amortizing
56	Loan		RMF	Florence Square	SF	20.74	Fee Simple	5,025,000	5,017,727	5,017,727	0.4%	4,496,330	5.34000%	0.01380%	5.32620%	30,379.60	364,555.20			Amortizing
57	Loan	9, 48	GSMC	8816 Six Forks Road	SF	149.41	Fee Simple	5,000,000	5,000,000	5,000,000	0.4%	4,385,989	4.58850%	0.01380%	4.57470%	25,597.87	307,174.44			Interest Only, Then Amortizing
58	Loan		RMF	AAAA Self-Storage	SF	71.12	Fee Simple	5,000,000	4,983,475	4,983,475	0.4%	4,118,329	5.05000%	0.01380%	5.03620%	26,994.08	323,928.96			Amortizing
59	Loan		GSMC	Azalea Hill Apartments	Units	33,333.33	Fee Simple	4,800,000	4,800,000	4,800,000	0.4%	4,116,793	4.65700%	0.01380%	4.64320%	24,770.71	297,248.52			Interest Only, Then Amortizing
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	SF	31.53	Fee Simple	4,800,000	4,800,000	4,800,000	0.4%	4,212,621	4.61000%	0.01380%	4.59620%	24,635.62	295,627.44			Interest Only, Then Amortizing
61	Loan	50	RMF	Capewood Apartments	Units	26,335.23	Fee Simple	4,635,000	4,635,000	4,635,000	0.4%	3,997,196	4.87000%	0.01380%	4.85620%	24,514.74	294,176.88			Interest Only, Then Amortizing
62	Loan		GSMC	Lee’s Crossing	SF	27.13	Fee Simple	4,500,000	4,500,000	4,500,000	0.4%	4,026,951	4.45000%	0.01380%	4.43620%	22,667.34	272,008.08			Interest Only, Then Amortizing
63	Loan		RMF	Rite Aid - La Vergne	SF	298.38	Fee Simple	4,350,000	4,345,539	4,345,539	0.4%	3,594,514	5.15000%	0.01380%	5.13620%	23,752.14	285,025.68			Amortizing
64	Loan		MC-FiveMile	Sausalito Apartments	Units	22,609.46	Fee Simple	4,300,000	4,295,798	4,295,798	0.3%	3,575,938	5.35000%	0.01380%	5.33620%	24,011.79	288,141.48			Amortizing
65	Loan		MC-FiveMile	Oak Business Park	SF	108.92	Fee Simple	4,200,000	4,200,000	4,200,000	0.3%	3,543,110	4.96500%	0.01380%	4.95120%	22,456.75	269,481.00			Interest Only, Then Amortizing
66	Loan		RMF	North Port Commons	SF	89.11	Fee Simple	3,800,000	3,787,028	3,787,028	0.3%	3,114,561	4.90000%	0.01380%	4.88620%	20,167.62	242,011.44			Amortizing
67	Loan		MC-FiveMile	Maple Grove Shopping Center	SF	84.25	Fee Simple	3,700,000	3,696,018	3,696,018	0.3%	3,409,618	4.94550%	0.01380%	4.93170%	19,739.34	236,872.08			Amortizing
68	Loan	51	RMF	Dennison Road	Beds	41,130.84	Fee Simple	3,500,000	3,496,121	3,496,121	0.3%	2,861,022	4.82000%	0.01380%	4.80620%	18,405.62	220,867.44			Amortizing
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	SF	75.28	Fee Simple	3,450,000	3,446,194	3,446,194	0.3%	2,822,029	4.84000%	0.01380%	4.82620%	18,184.46	218,213.52			Amortizing
70	Loan	9, 53	RMF	Mission Trace Shopping Center	SF	74.61	Fee Simple	3,300,000	3,296,172	3,296,172	0.3%	2,679,428	4.62000%	0.01380%	4.60620%	16,956.73	203,480.76			Amortizing
71	Loan		MC-FiveMile	Concorde Club Apartments	Units	20,266.59	Fee Simple	3,250,000	3,242,655	3,242,655	0.3%	2,674,085	5.02000%	0.01380%	5.00620%	17,486.45	209,837.40			Amortizing
72	Loan		RMF	Ridgefield Self-Storage	SF	119.77	Fee Simple	3,100,000	3,093,038	3,093,038	0.3%	2,553,160	5.05000%	0.01380%	5.03620%	16,736.33	200,835.96			Amortizing
73	Loan		RMF	Azalea Self-Storage	SF	41.94	Fee Simple	2,925,000	2,925,000	2,925,000	0.2%	2,514,685	4.75000%	0.01380%	4.73620%	15,258.18	183,098.16			Interest Only, Then Amortizing
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	SF	325.46	Fee Simple	2,865,000	2,865,000	2,865,000	0.2%	2,412,321	4.90000%	0.14880%	4.75120%	15,205.32	182,463.84			Interest Only, Then Amortizing
75	Loan		RMF	Easy Does It Self-Storage	SF	40.95	Fee Simple	2,600,000	2,594,161	2,594,161	0.2%	2,141,361	5.05000%	0.01380%	5.03620%	14,036.92	168,443.04			Amortizing
76	Loan		MC-FiveMile	Evergreen MHC	Pads	17,907.87	Fee Simple	2,527,500	2,525,009	2,525,009	0.2%	2,099,578	5.31500%	0.01380%	5.30120%	14,058.88	168,706.56			Amortizing
77	Loan		RMF	Hampton Inn Plover	Rooms	39,018.51	Fee Simple	2,500,000	2,497,185	2,497,185	0.2%	2,296,862	4.75000%	0.01380%	4.73620%	13,041.18	156,494.16			Amortizing
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	SF	102.73	Fee Simple	2,330,000	2,327,547	2,327,547	0.2%	1,918,485	5.04000%	0.01380%	5.02620%	12,564.97	150,779.64			Amortizing
79	Loan		MC-FiveMile	Country Terrace MHC	Pads	21,859.65	Fee Simple	2,297,500	2,295,263	2,295,263	0.2%	1,911,537	5.36500%	0.01380%	5.35120%	12,851.02	154,212.24			Amortizing
80	Loan		RMF	Herriman Self-Storage	SF	48.29	Fee Simple	2,200,000	2,194,743	2,194,743	0.2%	1,794,048	4.75000%	0.01380%	4.73620%	11,476.24	137,714.88			Amortizing
81	Loan		RMF	Cedar Ridge East Townhomes	Units	48,816.12	Fee Simple	2,150,000	2,147,909	2,147,909	0.2%	1,789,098	5.37000%	0.01380%	5.35620%	12,032.68	144,392.16			Amortizing
82	Loan		RMF	Storage Mall - Dewitt	SF	37.27	Fee Simple	2,100,000	2,096,938	2,096,938	0.2%	1,587,579	5.30000%	0.01380%	5.28620%	12,646.23	151,754.76			Amortizing
83	Loan		MC-FiveMile	The Village Apartments	Units	38,368.16	Fee Simple	2,000,000	1,995,145	1,995,145	0.2%	1,607,908	5.56000%	0.01380%	5.54620%	11,842.67	142,112.04			Amortizing

CGCMT 2014-GC23 Annex A

					Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller		Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date
1	Loan		CGMRC	28-40 West 23rd Street	Actual/360	1	120	119	120	119	0	0	6/10/2014	6	8/6/2014	7/6/2024		7/6/2024	No
2	Loan	8, 9	GSMC	Selig Portfolio	Actual/360	3	120	117	120	117	0	0	4/24/2014	6	6/6/2014	5/6/2024		5/6/2024	No
2.01	Property	9		Fourth & Blanchard
2.02	Property	9, 10		635 Elliott
2.03	Property	9		645 Elliott
2.04	Property	9, 11, 12		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	9		200 West Thomas
2.07	Property	9		South Tower - 100 West Harrison
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	Actual/360	1	24	23	120	119	360	360	7/3/2014	6	8/6/2014	7/6/2016	8/6/2016	7/6/2024	No
3.01	Property			Hyatt Place Midtown South
3.02	Property			Hyatt Herald Square
4	Loan	9, 14	GSMC	Chula Vista Center	Actual/360	1	36	35	120	119	360	360	7/1/2014	6	8/6/2014	7/6/2017	8/6/2017	7/6/2024	No
5	Loan		GSMC	Palm Island Apartments	Actual/360	1	120	119	120	119	0	0	6/25/2014	6	8/6/2014	7/6/2024		7/6/2024	No
6	Loan	5, 15	RMF	Woodyard Crossing	Actual/360	1	0	0	120	119	360	359	6/12/2014	6	8/6/2014		8/6/2014	7/6/2024	No
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	Actual/360	1	0	0	120	119	300	299	6/10/2014	6	8/6/2014		8/6/2014	7/6/2024	No
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	Actual/360	1	30	29	120	119	360	360	6/26/2014	1	8/1/2014	1/1/2017	2/1/2017	7/1/2024	No
9	Loan	23, 24, 25	RMF	Wells Fargo Center	Actual/360	1	48	47	120	119	360	360	6/20/2014	6	8/6/2014	7/6/2018	8/6/2018	7/6/2024	No
9.01	Property			Wells Fargo Tower
9.02	Property			Wells Fargo Center - Annex Garage
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	Actual/360	1	60	59	120	119	360	360	6/13/2014	1	8/1/2014	7/1/2019	8/1/2019	7/1/2024	No
11	Loan	28	CGMRC	Centre Properties Portfolio	Actual/360	1	48	47	120	119	360	360	6/11/2014	6	8/6/2014	7/6/2018	8/6/2018	7/6/2024	No
11.01	Property			Greendale
11.02	Property			Castleton
11.03	Property			Centre West Shops
11.04	Property			Centre West Interstate Shops
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	Actual/360	1	0	0	120	119	360	359	6/17/2014	6	8/6/2014		8/6/2014	7/6/2024	No
13	Loan	31	CGMRC	River Marketplace	Actual/360	2	36	34	120	118	360	360	5/9/2014	6	7/6/2014	6/6/2017	7/6/2017	6/6/2024	No
14	Loan		RMF	Golden Gate Apartments	Actual/360	1	48	47	120	119	360	360	6/27/2014	6	8/6/2014	7/6/2018	8/6/2018	7/6/2024	No
15	Loan		CGMRC	Drayton Tower Apartments	Actual/360	1	60	59	120	119	360	360	6/9/2014	6	8/6/2014	7/6/2019	8/6/2019	7/6/2024	No
16	Loan	9, 32, 33	RMF	Doubletree Rochester	Actual/360	1	0	0	120	119	300	299	6/26/2014	6	8/6/2014		8/6/2014	7/6/2024	No
17	Loan	5	RMF	Esplanade at Butler Plaza	Actual/360	1	60	59	120	119	360	360	6/20/2014	6	8/6/2014	7/6/2019	8/6/2019	7/6/2024	No
18	Loan	34	GSMC	Sedona Pointe	Actual/360	1	0	0	60	59	300	299	6/26/2014	6	8/6/2014		8/6/2014	7/6/2019	No
19	Loan	34	GSMC	Gallery At Champions	Actual/360	1	0	0	60	59	300	299	6/26/2014	6	8/6/2014		8/6/2014	7/6/2019	No
20	Loan		CGMRC	401 South La Brea	Actual/360	2	0	0	120	118	360	358	5/30/2014	6	7/6/2014		7/6/2014	6/6/2024	No
21	Loan	35	RMF	Westgate Commons	Actual/360	1	60	59	120	119	360	360	7/2/2014	6	8/6/2014	7/6/2019	8/6/2019	7/6/2024	No
22	Loan	35	RMF	Office Max	Actual/360	1	36	35	84	83	360	360	7/2/2014	6	8/6/2014	7/6/2017	8/6/2017	7/6/2021	No
23	Loan		GSMC	Promenade Shopping Center	Actual/360	2	36	34	120	118	360	360	6/6/2014	6	7/6/2014	6/6/2017	7/6/2017	6/6/2024	No
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	Actual/360	1	0	0	120	119	360	359	6/18/2014	6	8/6/2014		8/6/2014	7/6/2024	No
25	Loan	36	RMF	Lake Shore Plaza	Actual/360	2	12	10	120	118	360	360	5/29/2014	6	7/6/2014	6/6/2015	7/6/2015	6/6/2024	No
26	Loan		RMF	Houston Multifamily Portfolio	Actual/360	1	24	23	120	119	360	360	6/19/2014	6	8/6/2014	7/6/2016	8/6/2016	7/6/2024	No
26.01	Property			Seton Chase Apartments
26.02	Property			Willowbrook Point Apartments
27	Loan		GSMC	Woodside Village	Actual/360	1	0	0	60	59	300	299	6/25/2014	6	8/6/2014		8/6/2014	7/6/2019	No
28	Loan	37	RCMC	Viceroy Palm Springs	Actual/360	1	12	11	60	59	360	360	6/24/2014	5	8/5/2014	7/5/2015	8/5/2015	7/5/2019	No
29	Loan	38	CGMRC	5185 MacArthur Boulevard	Actual/360	1	60	59	120	119	360	360	6/12/2014	6	8/6/2014	7/6/2019	8/6/2019	7/6/2024	No
30	Loan		CGMRC	317 Glenmore Avenue	Actual/360	1	0	0	120	119	324	323	6/30/2014	6	8/6/2014		8/6/2014	7/6/2024	No
31	Loan		RCMC	Jones Place Townhomes	Actual/360	1	24	23	120	119	360	360	6/25/2014	5	8/5/2014	7/5/2016	8/5/2016	7/5/2024	No
32	Loan		RMF	Storage 105	Actual/360	2	0	0	60	58	360	358	5/20/2014	6	7/6/2014		7/6/2014	6/6/2019	No
33	Loan	9	RMF	Resaca Village Center	Actual/360	2	36	34	120	118	360	360	6/10/2014	6	7/6/2014	6/6/2017	7/6/2017	6/6/2024	No
34	Loan		GSMC	Joppa-Perring Retail Center	Actual/360	2	0	0	120	118	360	358	6/6/2014	6	7/6/2014		7/6/2014	6/6/2024	No
34.01	Property			Silver Diner
34.02	Property	39		Joppa Perring
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	Actual/360	1	0	0	120	119	360	359	6/6/2014	6	8/6/2014		8/6/2014	7/6/2024	No
35.01	Property			Western
35.02	Property			Blackburn
35.03	Property			Britain

CGCMT 2014-GC23 Annex A

					Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage		Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term	Origination	Due	First	Last IO	First P&I		ARD	Final
Number	Property Flag	Footnotes	Loan Seller		Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date
36	Loan	9	CGMRC	Long Meadow Shopping Center	Actual/360	1	0	0	120	119	300	299	6/12/2014	6	8/6/2014		8/6/2014	7/6/2024	No
37	Loan	42	RCMC	Golden Eagle Village	Actual/360	1	36	35	120	119	360	360	6/23/2014	5	8/5/2014	7/5/2017	8/5/2017	7/5/2024	No
38	Loan		GSMC	Roundhill Townhomes	Actual/360	1	0	0	60	59	300	299	6/25/2014	6	8/6/2014		8/6/2014	7/6/2019	No
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	Actual/360	2	0	0	120	118	360	358	6/6/2014	6	7/6/2014		7/6/2014	6/6/2024	No
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City
40	Loan		RMF	Tenaya Village	Actual/360	2	0	0	120	118	360	358	6/5/2014	6	7/6/2014		7/6/2014	6/6/2024	No
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	Actual/360	1	36	35	120	119	360	360	6/20/2014	6	8/6/2014	7/6/2017	8/6/2017	7/6/2024	No
42	Loan		GSMC	Brisas Del Mar	Actual/360	1	0	0	60	59	300	299	6/25/2014	6	8/6/2014		8/6/2014	7/6/2019	No
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	Actual/360	1	0	0	60	59	360	359	6/26/2014	5	8/5/2014		8/5/2014	7/5/2019	No
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	Actual/360	2	0	0	60	58	360	358	5/22/2014	6	7/6/2014		7/6/2014	6/6/2019	No
45	Loan	9, 45	CGMRC	Stonebridge Crossing	Actual/360	2	60	58	120	118	360	360	5/30/2014	6	7/6/2014	6/6/2019	7/6/2019	6/6/2024	No
46	Loan	46	GSMC	McDowell Corners	Actual/360	1	36	35	120	119	360	360	7/2/2014	6	8/6/2014	7/6/2017	8/6/2017	7/6/2024	No
47	Loan	9	CGMRC	Newbridge Shopping Center	Actual/360	1	0	0	60	59	360	359	6/26/2014	6	8/6/2014		8/6/2014	7/6/2019	No
48	Loan	9	MC-FiveMile	Desert View MHC	Actual/360	1	0	0	120	119	360	359	6/13/2014	6	8/6/2014		8/6/2014	7/6/2024	No
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	Actual/360	1	0	0	120	119	300	299	6/19/2014	6	8/6/2014		8/6/2014	7/6/2024	No
50	Loan		RMF	Waterlick Plaza	Actual/360	1	0	0	120	119	300	299	6/27/2014	6	8/6/2014		8/6/2014	7/6/2024	No
51	Loan		RMF	Bay Mall	Actual/360	1	0	0	120	119	360	359	6/12/2014	6	8/6/2014		8/6/2014	7/6/2024	No
52	Loan		RMF	La Jolla Apartments	Actual/360	1	60	59	120	119	360	360	6/13/2014	6	8/6/2014	7/6/2019	8/6/2019	7/6/2024	No
53	Loan	47	RMF	Williamsburg Self-Storage	Actual/360	3	0	0	120	117	360	357	5/9/2014	6	6/6/2014		6/6/2014	5/6/2024	No
54	Loan	9, 47	RMF	Climatrol Self-Storage	Actual/360	3	0	0	120	117	360	357	5/9/2014	6	6/6/2014		6/6/2014	5/6/2024	No
55	Loan		RCMC	Hampton Inn Houma	Actual/360	1	0	0	120	119	360	359	6/30/2014	5	8/5/2014		8/5/2014	7/5/2024	No
56	Loan		RMF	Florence Square	Actual/360	1	0	0	60	59	300	299	6/25/2014	6	8/6/2014		8/6/2014	7/6/2019	No
57	Loan	9, 48	GSMC	8816 Six Forks Road	Actual/360	1	36	35	120	119	360	360	6/10/2014	6	8/6/2014	7/6/2017	8/6/2017	7/6/2024	No
58	Loan		RMF	AAAA Self-Storage	Actual/360	3	0	0	120	117	360	357	5/5/2014	6	6/6/2014		6/6/2014	5/6/2024	No
59	Loan		GSMC	Azalea Hill Apartments	Actual/360	1	24	23	120	119	360	360	6/18/2014	6	8/6/2014	7/6/2016	8/6/2016	7/6/2024	No
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	Actual/360	1	36	35	120	119	360	360	6/24/2014	5	8/5/2014	7/5/2017	8/5/2017	7/5/2024	No
61	Loan	50	RMF	Capewood Apartments	Actual/360	2	24	22	120	118	360	360	6/11/2014	6	7/6/2014	6/6/2016	7/6/2016	6/6/2024	No
62	Loan		GSMC	Lee’s Crossing	Actual/360	2	48	46	120	118	360	360	6/4/2014	6	7/6/2014	6/6/2018	7/6/2018	6/6/2024	No
63	Loan		RMF	Rite Aid - La Vergne	Actual/360	1	0	0	120	119	360	359	6/18/2014	6	8/6/2014		8/6/2014	7/6/2024	No
64	Loan		MC-FiveMile	Sausalito Apartments	Actual/360	1	0	0	120	119	360	359	6/11/2014	6	8/6/2014		8/6/2014	7/6/2024	No
65	Loan		MC-FiveMile	Oak Business Park	Actual/360	1	12	11	120	119	360	360	6/20/2014	6	8/6/2014	7/6/2015	8/6/2015	7/6/2024	No
66	Loan		RMF	North Port Commons	Actual/360	3	0	0	120	117	360	357	5/9/2014	6	6/6/2014		6/6/2014	5/6/2024	No
67	Loan		MC-FiveMile	Maple Grove Shopping Center	Actual/360	1	0	0	60	59	360	359	6/20/2014	6	8/6/2014		8/6/2014	7/6/2019	No
68	Loan	51	RMF	Dennison Road	Actual/360	1	0	0	120	119	360	359	6/12/2014	6	8/6/2014		8/6/2014	7/6/2024	No
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	Actual/360	1	0	0	120	119	360	359	6/6/2014	5	8/5/2014		8/5/2014	7/5/2024	No
70	Loan	9, 53	RMF	Mission Trace Shopping Center	Actual/360	1	0	0	120	119	360	359	6/18/2014	6	8/6/2014		8/6/2014	7/6/2024	No
71	Loan		MC-FiveMile	Concorde Club Apartments	Actual/360	2	0	0	120	118	360	358	5/9/2014	6	7/6/2014		7/6/2014	6/6/2024	No
72	Loan		RMF	Ridgefield Self-Storage	Actual/360	2	0	0	120	118	360	358	6/10/2014	6	7/6/2014		7/6/2014	6/6/2024	No
73	Loan		RMF	Azalea Self-Storage	Actual/360	2	24	22	120	118	360	360	5/28/2014	6	7/6/2014	6/6/2016	7/6/2016	6/6/2024	No
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	Actual/360	1	12	11	120	119	360	360	6/27/2014	6	8/6/2014	7/6/2015	8/6/2015	7/6/2024	No
75	Loan		RMF	Easy Does It Self-Storage	Actual/360	2	0	0	120	118	360	358	5/28/2014	6	7/6/2014		7/6/2014	6/6/2024	No
76	Loan		MC-FiveMile	Evergreen MHC	Actual/360	1	0	0	120	119	360	359	6/13/2014	6	8/6/2014		8/6/2014	7/6/2024	No
77	Loan		RMF	Hampton Inn Plover	Actual/360	1	0	0	60	59	360	359	6/19/2014	6	8/6/2014		8/6/2014	7/6/2019	No
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	Actual/360	1	0	0	120	119	360	359	6/9/2014	6	8/6/2014		8/6/2014	7/6/2024	No
79	Loan		MC-FiveMile	Country Terrace MHC	Actual/360	1	0	0	120	119	360	359	6/13/2014	6	8/6/2014		8/6/2014	7/6/2024	No
80	Loan		RMF	Herriman Self-Storage	Actual/360	2	0	0	120	118	360	358	5/29/2014	6	7/6/2014		7/6/2014	6/6/2024	No
81	Loan		RMF	Cedar Ridge East Townhomes	Actual/360	1	0	0	120	119	360	359	6/13/2014	6	8/6/2014		8/6/2014	7/6/2024	No
82	Loan		RMF	Storage Mall - Dewitt	Actual/360	1	0	0	120	119	300	299	6/18/2014	6	8/6/2014		8/6/2014	7/6/2024	No
83	Loan		MC-FiveMile	The Village Apartments	Actual/360	2	0	0	120	118	330	328	6/3/2014	6	7/6/2014		7/6/2014	6/6/2024	No

CGCMT 2014-GC23 Annex A

					Grace	Grace
Control	Loan /		Mortgage		Period-	Period-		2011	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller		Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI ($)	EGI	Expenses	NOI	EGI (if past 2013) ($)	Expenses (if past 2013) ($)	NOI (if past 2013) ($)	NOI Date (if past 2013)	# of months
1	Loan		CGMRC	28-40 West 23rd Street	3	0	Lockout/25_Defeasance/92_0%/3	18,787,008	13,686,392	26,150,139	10,545,954	15,604,185	26,359,343	10,818,310	15,541,033	3/31/2014	12
2	Loan	8, 9	GSMC	Selig Portfolio	0	0	Lockout/27_Defeasance/89_0%/4	11,850,495	11,336,122	18,488,171	7,234,287	11,253,884	17,907,999	7,347,957	10,560,042	2/28/2014	12
2.01	Property	9		Fourth & Blanchard				6,638,764	5,027,685	7,961,499	3,333,213	4,628,285	7,595,628	3,397,055	4,198,573	2/28/2014	12
2.02	Property	9, 10		635 Elliott				(540,043)	(576,564)	24,328	562,334	(538,006)	26,025	570,139	(544,114)	2/28/2014	12
2.03	Property	9		645 Elliott				583,401	1,540,760	3,084,456	973,078	2,111,378	3,088,170	989,113	2,099,057	2/28/2014	12
2.04	Property	9, 11, 12		Fifth & Jackson				2,632,609	2,707,688	3,614,683	1,120,699	2,493,983	3,569,751	1,126,280	2,443,471	2/28/2014	12
2.05	Property			North Tower - 100 West Harrison				961,834	928,448	1,348,729	432,122	916,607	1,290,765	441,546	849,219	2/28/2014	12
2.06	Property	9		200 West Thomas				388,024	515,007	1,129,963	391,274	738,689	1,126,975	400,087	726,888	2/28/2014	12
2.07	Property	9		South Tower - 100 West Harrison				1,185,905	1,193,097	1,324,513	421,566	902,947	1,210,685	423,737	786,948	2/28/2014	12
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	N/A	3,866,418	24,094,608	12,306,860	11,787,748	26,857,630	14,616,843	12,240,787	5/31/2014	12
3.01	Property			Hyatt Place Midtown South				N/A	N/A	14,334,784	6,953,041	7,381,743	16,917,486	9,022,092	7,895,394	5/31/2014	12
3.02	Property			Hyatt Herald Square				N/A	3,866,418	9,759,824	5,353,819	4,406,005	9,940,144	5,594,751	4,345,393	5/31/2014	12
4	Loan	9, 14	GSMC	Chula Vista Center	0	0	Lockout/25_Defeasance/91_0%/4	6,941,225	6,579,216	11,116,225	4,156,855	6,959,369	11,065,180	4,166,915	6,898,265	4/30/2014	12
5	Loan		GSMC	Palm Island Apartments	0	0	Lockout/23_YM/93_0%/4	5,389,346	5,273,746	7,847,106	2,437,495	5,409,611	7,903,152	2,451,455	5,451,697	4/30/2014	12
6	Loan	5, 15	RMF	Woodyard Crossing	0	0	Lockout/25_>YM or 1%/90_0%/5	5,488,988	5,571,157	7,544,967	2,045,038	5,499,929	7,461,027	2,045,155	5,415,872	2/28/2014	12
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	15	0	Lockout/25_Defeasance/91_0%/4	3,576,736	3,710,885	5,087,110	1,236,081	3,851,030	5,093,410	1,241,766	3,851,644	3/31/2014	12
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	0	5	Lockout/25_Defeasance/91_0%/4	3,728,536	4,052,741	13,852,681	9,604,856	4,247,825	13,907,889	9,571,755	4,336,134	4/30/2014	12
9	Loan	23, 24, 25	RMF	Wells Fargo Center	0	0	Lockout/25_Defeasance/91_0%/4	5,540,891	5,824,403	14,775,233	7,655,125	7,120,108	14,919,186	7,649,214	7,269,973	3/31/2014	12
9.01	Property			Wells Fargo Tower				5,250,718	5,509,290	14,228,230	7,439,094	6,789,136	14,350,454	7,432,142	6,918,313	3/31/2014	12
9.02	Property			Wells Fargo Center - Annex Garage				290,173	315,113	547,003	216,031	330,972	568,732	217,072	351,660	3/31/2014	12
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	10	5	Lockout/25_>YM or 1%/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
11	Loan	28	CGMRC	Centre Properties Portfolio	0	0	Lockout/25_Defeasance/91_0%/4	2,812,562	2,881,920	3,516,349	751,895	2,764,454	3,616,706	757,887	2,858,819	Various	12
11.01	Property			Greendale				1,583,698	1,601,543	1,737,642	373,060	1,364,582	1,800,232	378,129	1,422,103	3/31/2014	12
11.02	Property			Castleton				523,413	562,793	804,437	187,454	616,983	826,557	188,957	637,600	3/31/2014	12
11.03	Property			Centre West Shops				505,519	517,382	709,113	130,217	578,896	724,261	130,373	593,888	4/30/2014	12
11.04	Property			Centre West Interstate Shops				199,932	200,202	265,157	61,164	203,993	265,656	60,428	205,228	3/31/2014	12
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	10,178,335	5,764,572	4,413,763	5/31/2014	7
13	Loan	31	CGMRC	River Marketplace	0	0	Lockout/26_Defeasance/90_0%/4	2,511,475	2,559,839	3,270,054	622,982	2,647,072	3,279,583	632,885	2,646,698	2/28/2014	12
14	Loan		RMF	Golden Gate Apartments	0	0	Lockout/25_Defeasance/91_0%/4	1,634,456	1,704,512	3,102,558	1,319,813	1,782,745	3,126,364	1,337,911	1,788,453	4/30/2014	12
15	Loan		CGMRC	Drayton Tower Apartments	3	0	Lockout/25_>YM or 1%/92_0%/3	N/A	N/A	N/A	N/A	N/A	1,714,087	829,689	884,398	4/30/2014	12
16	Loan	9, 32, 33	RMF	Doubletree Rochester	5 days grace, twice per 12-month period	0	Lockout/25_Defeasance/91_0%/4	3,031,401	3,037,562	8,491,680	5,697,719	2,793,961	8,589,375	5,775,432	2,813,943	2/28/2014	12
17	Loan	5	RMF	Esplanade at Butler Plaza	0	0	Lockout/25_Defeasance/91_0%/4	776,998	636,017	1,229,458	501,141	728,317	1,308,460	508,871	799,589	2/28/2014	12
18	Loan	34	GSMC	Sedona Pointe	0	0	Lockout/23_>YM or 1%/34_0%/3	479,334	657,059	2,151,099	1,273,520	877,579	2,272,190	1,300,538	971,652	5/31/2014	12
19	Loan	34	GSMC	Gallery At Champions	0	0	Lockout/23_>YM or 1%/34_0%/3	326,221	574,739	2,221,923	1,333,539	888,384	2,320,294	1,393,131	927,163	5/31/2014	12
20	Loan		CGMRC	401 South La Brea	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	Loan	35	RMF	Westgate Commons	0	0	Lockout/25_Defeasance/91_0%/4	849,615	N/A	N/A	N/A	N/A	559,344	188,255	371,090	4/30/2014	10
22	Loan	35	RMF	Office Max	0	0	Lockout/25_Defeasance/55_0%/4	227,992	263,954	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
23	Loan		GSMC	Promenade Shopping Center	0	0	Lockout/26_Defeasance/90_0%/4	1,129,761	1,294,889	1,932,064	623,269	1,308,795	1,932,361	647,068	1,285,293	3/31/2014	12
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	0	0	Lockout/25_Defeasance/91_0%/4	880,923	1,123,910	3,257,438	1,884,310	1,373,128	3,313,173	1,935,733	1,377,441	5/31/2014	12
25	Loan	36	RMF	Lake Shore Plaza	0	0	Lockout/23_>YM or 1%/93_0%/4	1,304,540	1,370,829	1,536,185	660,142	876,043	1,566,688	676,239	890,449	2/28/2014	12
26	Loan		RMF	Houston Multifamily Portfolio	10	0	Lockout/25_Defeasance/91_0%/4	1,283,321	1,275,093	2,481,053	1,372,586	1,108,467	2,700,743	1,434,153	1,266,590	5/31/2014	12
26.01	Property			Seton Chase Apartments				877,536	800,968	1,470,162	776,399	693,763	1,644,441	820,905	823,536	5/31/2014	12
26.02	Property			Willowbrook Point Apartments				405,785	474,125	1,010,891	596,187	414,704	1,056,302	613,248	443,054	5/31/2014	12
27	Loan		GSMC	Woodside Village	0	0	Lockout/23_>YM or 1%/34_0%/3	673,033	995,569	2,400,927	1,151,038	1,249,889	2,560,453	1,193,423	1,367,030	5/31/2014	12
28	Loan	37	RCMC	Viceroy Palm Springs	0	0	Lockout/25_Defeasance/28_0%/7	536,486	1,003,188	7,665,912	6,425,952	1,239,960	8,110,733	6,695,894	1,414,839	3/31/2014	12
29	Loan	38	CGMRC	5185 MacArthur Boulevard	0	0	Lockout/25_Defeasance/91_0%/4	636,427	802,331	1,529,134	624,722	904,412	1,549,900	653,177	896,723	2/28/2014	12
30	Loan		CGMRC	317 Glenmore Avenue	0	0	Lockout/25_Defeasance/92_0%/3	960,000	960,000	960,000	N/A	960,000	N/A	N/A	N/A	N/A	N/A
31	Loan		RCMC	Jones Place Townhomes	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	895,906	180,189	715,717	1,088,528	228,500	860,027	4/30/2014	12
32	Loan		RMF	Storage 105	0	0	Lockout/26_Defeasance/30_0%/4	811,318	992,493	1,878,744	881,108	997,636	1,915,529	853,035	1,062,494	3/31/2014	12
33	Loan	9	RMF	Resaca Village Center	0	0	Lockout/26_Defeasance/90_0%/4	1,167,382	922,352	1,259,847	386,523	873,323	N/A	N/A	N/A	N/A	N/A
34	Loan		GSMC	Joppa-Perring Retail Center	0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34.01	Property			Silver Diner				N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34.02	Property	39		Joppa Perring				N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	0	0	Lockout/25_Defeasance/92_0%/3	744,250	718,645	1,262,351	409,233	853,119	1,268,347	376,869	891,478	3/31/2014	12
35.01	Property			Western				N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35.02	Property			Blackburn				N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35.03	Property			Britain				N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

CGCMT 2014-GC23 Annex A
					Grace	Grace
Control	Loan /		Mortgage		Period-	Period-		2011	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller		Late Fee	Default	Prepayment Provision (3)	NOI ($)	NOI ($)	EGI	Expenses	NOI	EGI (if past 2013) ($)	Expenses (if past 2013) ($)	NOI (if past 2013) ($)	NOI Date (if past 2013)	# of months
36	Loan	9	CGMRC	Long Meadow Shopping Center	0	0	Lockout/25_Defeasance/91_0%/4	804,284	826,382	1,351,806	497,749	854,057	1,367,523	494,647	872,876	3/31/2014	12
37	Loan	42	RCMC	Golden Eagle Village	0	0	Lockout/25_Defeasance/91_0%/4	N/A	644,804	961,093	300,438	660,654	959,913	295,202	664,712	3/31/2014	12
38	Loan		GSMC	Roundhill Townhomes	0	0	Lockout/23_>YM or 1%/34_0%/3	384,325	555,609	1,455,476	723,530	731,946	1,549,691	730,966	818,725	5/31/2014	12
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	0	0	Lockout/26_Defeasance/91_0%/3	374,213	439,983	883,988	272,730	611,258	931,873	274,039	657,834	3/31/2014	12
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon				222,147	259,200	481,005	126,223	354,782	508,343	127,922	380,421	3/31/2014	12
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City				152,066	180,783	402,983	146,507	256,476	423,530	146,117	277,413	3/31/2014	12
40	Loan		RMF	Tenaya Village	0	0	Lockout/26_Defeasance/90_0%/4	320,032	408,621	872,060	287,306	584,754	944,853	275,838	669,014	4/30/2014	12
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	698,915	364,861	334,054	822,754	401,577	421,177	3/31/2014	12
42	Loan		GSMC	Brisas Del Mar	0	0	Lockout/23_>YM or 1%/34_0%/3	235,789	621,393	1,697,577	933,402	764,175	1,712,501	932,875	779,626	5/31/2014	12
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	0	0	Lockout/25_Defeasance/28_0%/7	486,442	555,098	2,659,796	1,858,239	801,557	2,745,276	1,908,354	836,922	4/30/2014	12
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	0	0	Lockout/26_Defeasance/29_0%/5	809,985	714,281	2,182,403	1,226,812	955,591	2,224,779	1,229,432	995,347	2/28/2014	12
45	Loan	9, 45	CGMRC	Stonebridge Crossing	0	0	Lockout/26_>YM or 1%/90_0%/4	364,458	325,174	634,432	291,598	342,834	728,325	290,597	437,728	3/31/2014	12
46	Loan	46	GSMC	McDowell Corners	0	0	Lockout/25_Defeasance/91_0%/4	356,558	446,782	839,425	305,891	533,534	N/A	N/A	N/A	N/A	N/A
47	Loan	9	CGMRC	Newbridge Shopping Center	2	0	Lockout/25_Defeasance/31_0%/4	611,238	547,237	1,057,672	392,788	664,884	1,086,635	423,246	663,389	3/31/2014	12
48	Loan	9	MC-FiveMile	Desert View MHC	0	0	Lockout/25_Defeasance/91_0%/4	649,816	658,194	1,501,877	839,855	662,022	N/A	N/A	N/A	N/A	N/A
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	0	0	Lockout/25_Defeasance/91_0%/4	824,410	728,779	1,834,628	997,717	836,911	1,883,447	943,380	940,066	5/31/2014	12
50	Loan		RMF	Waterlick Plaza	0	0	Lockout/25_Defeasance/91_0%/4	603,063	355,822	578,945	175,738	403,207	647,405	176,551	470,854	4/30/2014	12
51	Loan		RMF	Bay Mall	0	0	Lockout/25_Defeasance/88_0%/7	723,616	661,690	1,005,104	350,656	654,448	N/A	N/A	N/A	N/A	N/A
52	Loan		RMF	La Jolla Apartments	0	0	Lockout/25_Defeasance/91_0%/4	705,617	757,271	1,223,271	406,489	816,782	1,239,019	421,167	817,852	4/30/2014	12
53	Loan	47	RMF	Williamsburg Self-Storage	0	0	Lockout/27_Defeasance/89_0%/4	252,520	225,424	382,275	134,444	247,831	401,838	141,288	260,550	3/31/2014	12
54	Loan	9, 47	RMF	Climatrol Self-Storage	0	0	Lockout/27_Defeasance/89_0%/4	209,300	218,127	403,849	148,116	255,733	433,298	145,139	288,159	4/30/2014	12
55	Loan		RCMC	Hampton Inn Houma	0	0	Lockout/25_Defeasance/91_0%/4	362,822	763,953	2,293,745	1,414,102	879,643	2,330,890	1,425,456	905,434	4/30/2014	12
56	Loan		RMF	Florence Square	0	0	Lockout/25_Defeasance/30_0%/5	1,040,373	1,305,424	1,620,066	278,280	1,341,786	1,625,513	279,853	1,345,659	3/31/2014	12
57	Loan	9, 48	GSMC	8816 Six Forks Road	0	0	Lockout/25_Defeasance/91_0%/4	318,442	514,447	762,774	245,782	516,992	767,279	268,055	499,224	4/30/2014	12
58	Loan		RMF	AAAA Self-Storage	0	0	Lockout/27_Defeasance/89_0%/4	371,896	377,774	707,951	243,028	464,924	711,346	223,655	487,692	3/31/2014	12
59	Loan		GSMC	Azalea Hill Apartments	0	0	Lockout/25_Defeasance/91_0%/4	516,158	436,853	939,799	440,633	499,166	952,226	432,886	519,340	3/31/2014	12
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	5	0	Lockout/25_Defeasance/91_0%/4	722,062	671,068	1,127,487	450,197	677,290	N/A	N/A	N/A	N/A	N/A
61	Loan	50	RMF	Capewood Apartments	0	0	Lockout/26_Defeasance/90_0%/4	420,050	494,840	1,162,911	419,601	743,309	1,180,693	454,483	726,210	4/30/2014	12
62	Loan		GSMC	Lee’s Crossing	0	0	Lockout/26_Defeasance/90_0%/4	758,923	736,304	1,163,099	358,649	804,450	1,173,707	369,317	804,390	3/31/2014	12
63	Loan		RMF	Rite Aid - La Vergne	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	494,930	38,565	456,365	484,750	28,775	455,975	3/31/2014	12
64	Loan		MC-FiveMile	Sausalito Apartments	10	0	Lockout/25_Defeasance/91_0%/4	N/A	218,516	1,135,917	682,187	453,729	1,227,521	739,298	488,222	4/30/2014	6
65	Loan		MC-FiveMile	Oak Business Park	10	0	Lockout/25_Defeasance/91_0%/4	279,876	523,444	614,714	131,556	483,158	629,006	150,874	478,132	3/31/2014	12
66	Loan		RMF	North Port Commons	0	0	Lockout/27_Defeasance/89_0%/4	64,943	238,412	487,875	226,802	261,073	563,199	160,218	402,982	3/31/2014	3
67	Loan		MC-FiveMile	Maple Grove Shopping Center	0	0	Lockout/25_Defeasance/31_0%/4	384,969	392,736	508,862	121,379	387,483	505,711	121,538	384,173	3/31/2014	12
68	Loan	51	RMF	Dennison Road	0	0	Lockout/25_Defeasance/91_0%/4	N/A	140,576	468,335	238,290	230,045	601,240	216,232	385,008	4/30/2014	12
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	0	0	Lockout/25_Defeasance/91_0%/4	241,445	290,607	604,817	130,619	474,198	N/A	N/A	N/A	N/A	N/A
70	Loan	9, 53	RMF	Mission Trace Shopping Center	0	0	Lockout/25_Defeasance/91_0%/4	304,216	325,061	659,600	290,162	369,438	675,540	291,614	383,926	4/30/2014	12
71	Loan		MC-FiveMile	Concorde Club Apartments	0	0	Lockout/26_Defeasance/90_0%/4	334,794	N/A	1,104,811	707,478	397,333	1,114,875	691,300	423,575	2/28/2014	12
72	Loan		RMF	Ridgefield Self-Storage	0	0	Lockout/26_Defeasance/90_0%/4	298,475	300,912	427,800	87,361	340,439	440,850	89,304	351,546	4/30/2014	12
73	Loan		RMF	Azalea Self-Storage	0	0	Lockout/26_Defeasance/90_0%/4	257,554	272,524	514,955	205,637	309,318	518,423	199,224	319,199	3/31/2014	12
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	N/A	N/A	120,438	19,242	101,196	4/30/2014	7
75	Loan		RMF	Easy Does It Self-Storage	0	0	Lockout/26_Defeasance/90_0%/4	273,013	258,420	445,519	167,490	278,030	441,795	149,787	292,008	4/30/2014	12
76	Loan		MC-FiveMile	Evergreen MHC	0	0	Lockout/25_Defeasance/91_0%/4	274,601	269,486	567,961	268,680	299,281	N/A	N/A	N/A	N/A	N/A
77	Loan		RMF	Hampton Inn Plover	0	0	Lockout/25_Defeasance/31_0%/4	273,548	318,536	1,342,882	997,249	345,633	1,384,897	994,249	390,647	4/30/2014	12
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	234,664	78,186	156,478	232,583	82,253	150,330	2/28/2014	12
79	Loan		MC-FiveMile	Country Terrace MHC	0	0	Lockout/25_Defeasance/91_0%/4	257,298	250,540	564,624	292,609	272,015	N/A	N/A	N/A	N/A	N/A
80	Loan		RMF	Herriman Self-Storage	0	0	Lockout/23_>YM or 1%/93_0%/4	198,780	195,518	322,970	112,396	210,575	322,973	109,034	213,939	2/28/2014	12
81	Loan		RMF	Cedar Ridge East Townhomes	0	0	Lockout/25_Defeasance/91_0%/4	234,823	261,501	418,237	145,651	272,586	426,394	133,563	292,831	3/31/2014	12
82	Loan		RMF	Storage Mall - Dewitt	0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	393,261	118,467	274,794	401,492	117,461	284,031	4/30/2014	12
83	Loan		MC-FiveMile	The Village Apartments	0	0	Lockout/26_Defeasance/90_0%/4	N/A	146,935	301,431	141,706	159,725	334,218	114,177	220,041	5/31/2014	6

CGCMT 2014-GC23 Annex A

									Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten	Appraised		As Stabilized	As Stabilized
Number	Property Flag	Footnotes	Loan Seller		Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date
1	Loan		CGMRC	28-40 West 23rd Street	Trailing 12	33,930,089	11,657,843	22,272,247	15.9%	114,241	1,146,796	21,011,210	3.83	15.0%	515,000,000	5/1/2014	NAP	NAP
2	Loan	8, 9	GSMC	Selig Portfolio	Trailing 12	27,283,001	7,205,223	20,077,778	10.2%	270,654	851,546	18,955,579	2.06	9.6%	335,300,000	4/3/2014	354,500,000	Various
2.01	Property	9		Fourth & Blanchard	Trailing 12	9,273,835	3,242,279	6,031,556		101,540	342,249	5,587,768			105,000,000	4/3/2014	109,000,000	10/1/2015
2.02	Property	9, 10		635 Elliott	Trailing 12	6,983,340	794,194	6,189,147		47,739	140,576	6,000,832			86,000,000	4/3/2014	90,000,000	9/1/2014
2.03	Property	9		645 Elliott	Trailing 12	3,191,847	917,535	2,274,312		36,280	98,930	2,139,102			61,000,000	4/3/2014	68,000,000	4/1/2015
2.04	Property	9, 11, 12		Fifth & Jackson	Trailing 12	4,135,093	1,110,812	3,024,280		36,085	120,585	2,867,610			38,500,000	4/3/2014	39,600,000	4/1/2015
2.05	Property			North Tower - 100 West Harrison	Trailing 12	1,375,685	405,994	969,691		16,325	57,330	896,036			15,200,000	4/3/2014	NAP	NAP
2.06	Property	9		200 West Thomas	Trailing 12	1,172,676	362,839	809,837		16,160	48,162	745,515			14,900,000	4/3/2014	16,600,000	10/1/2015
2.07	Property	9		South Tower - 100 West Harrison	Trailing 12	1,150,525	371,570	778,956		16,527	43,714	718,715			14,700,000	4/3/2014	16,100,000	4/1/2015
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	Trailing 12	28,143,409	15,973,829	12,169,580	13.5%	1,125,736	0	11,043,844	2.07	12.3%	165,400,000	6/3/2014	187,400,000	Various
3.01	Property			Hyatt Place Midtown South	Trailing 12	16,917,486	9,395,345	7,522,141		676,699	0	6,845,442			108,000,000	6/3/2014	115,000,000	7/1/2016
3.02	Property			Hyatt Herald Square	Trailing 12	11,225,923	6,578,484	4,647,439		449,037	0	4,198,402			57,400,000	6/3/2014	72,400,000	10/1/2016
4	Loan	9, 14	GSMC	Chula Vista Center	Trailing 12	11,767,383	4,314,987	7,452,395	10.6%	154,265	295,522	7,002,608	1.71	10.0%	116,000,000	5/29/2014	131,000,000	6/1/2016
5	Loan		GSMC	Palm Island Apartments	Trailing 12	7,838,449	2,460,161	5,378,288	8.4%	133,152	0	5,245,136	1.81	8.2%	107,190,000	6/6/2014	NAP	NAP
6	Loan	5, 15	RMF	Woodyard Crossing	Trailing 12	8,045,929	2,062,333	5,983,596	9.6%	44,629	173,470	5,765,497	1.54	9.2%	96,000,000	4/26/2014	NAP	NAP
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	Trailing 12	5,125,282	1,323,278	3,802,004	9.5%	44,436	148,058	3,609,509	1.37	9.0%	54,455,000	5/1/2014	NAP	NAP
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	Trailing 12	13,907,889	9,708,276	4,199,613	12.0%	554,120	0	3,645,493	1.64	10.4%	46,900,000	6/2/2014	49,900,000	7/1/2016
9	Loan	23, 24, 25	RMF	Wells Fargo Center	Trailing 12	14,582,625	9,195,408	5,387,217	15.4%	160,425	680,250	4,546,542	2.07	13.0%	52,510,000	5/1/2014	NAP	NAP
9.01	Property			Wells Fargo Tower	Trailing 12	14,013,893	8,905,881	5,108,012		132,375	680,250	4,295,387			49,810,000	5/1/2014	NAP	NAP
9.02	Property			Wells Fargo Center - Annex Garage	Trailing 12	568,732	289,527	279,205		28,050	0	251,155			2,700,000	5/1/2014	NAP	NAP
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	Not Available	4,726,981	2,122,457	2,604,524	7.9%	81,000	0	2,523,524	1.23	7.6%	46,680,000	5/29/2014	47,220,000	10/29/2014
11	Loan	28	CGMRC	Centre Properties Portfolio	Trailing 12	3,885,919	806,709	3,079,210	9.7%	35,016	138,608	2,905,586	1.45	9.2%	42,380,000	5/9/2014	NAP	NAP
11.01	Property			Greendale	Trailing 12	2,148,659	384,056	1,764,603		22,604	78,756	1,663,243			22,800,000	5/9/2014	NAP	NAP
11.02	Property			Castleton	Trailing 12	798,152	188,444	609,708		4,983	22,235	582,490			9,170,000	5/9/2014	NAP	NAP
11.03	Property			Centre West Shops	Trailing 12	649,166	157,305	491,861		5,479	27,742	458,640			7,650,000	5/9/2014	NAP	NAP
11.04	Property			Centre West Interstate Shops	Trailing 12	289,942	76,904	213,038		1,950	9,876	201,212			2,760,000	5/9/2014	NAP	NAP
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	Annualized	10,695,157	5,780,238	4,914,919	15.9%	427,806	0	4,487,112	2.31	14.5%	50,000,000	5/19/2014	54,700,000	6/1/2017
13	Loan	31	CGMRC	River Marketplace	Trailing 12	3,239,396	683,965	2,555,431	10.1%	75,886	150,120	2,329,426	1.49	9.2%	35,400,000	3/27/2014	NAP	NAP
14	Loan		RMF	Golden Gate Apartments	Trailing 12	3,083,920	1,293,076	1,790,844	8.0%	0	0	1,790,844	1.28	8.0%	30,000,000	4/3/2014	NAP	NAP
15	Loan		CGMRC	Drayton Tower Apartments	Trailing 12	2,293,222	821,491	1,471,730	7.8%	26,087	6,685	1,438,958	1.22	7.6%	27,750,000	4/30/2014	NAP	NAP
16	Loan	9, 32, 33	RMF	Doubletree Rochester	Trailing 12	8,589,375	5,745,903	2,843,472	15.8%	343,575	0	2,499,897	2.06	13.9%	22,000,000	3/28/2014	30,000,000	4/1/2017
17	Loan	5	RMF	Esplanade at Butler Plaza	Trailing 12	2,074,023	537,351	1,536,673	9.1%	25,816	64,540	1,446,316	1.41	8.6%	23,400,000	4/18/2014	NAP	NAP
18	Loan	34	GSMC	Sedona Pointe	Trailing 12	2,469,216	1,376,914	1,092,302	13.2%	86,944	0	1,005,358	1.90	12.3%	13,690,000	4/15/2014	NAP	NAP
19	Loan	34	GSMC	Gallery At Champions	Trailing 12	2,620,771	1,498,258	1,122,513	13.2%	72,924	0	1,049,589	1.90	12.3%	15,260,000	4/15/2014	NAP	NAP
20	Loan		CGMRC	401 South La Brea	Not Available	1,731,974	325,044	1,406,929	9.6%	5,849	17,797	1,383,284	1.53	9.4%	25,700,000	3/20/2014	NAP	NAP
21	Loan	35	RMF	Westgate Commons	Trailing 10 Annualized	1,323,747	266,169	1,057,578	9.5%	13,472	59,861	984,245	1.41	8.8%	14,700,000	5/1/2014	NAP	NAP
22	Loan	35	RMF	Office Max	Not Available	364,684	87,656	277,028	9.5%	6,108	23,442	247,478	1.41	8.8%	3,900,000	5/21/2014	NAP	NAP
23	Loan		GSMC	Promenade Shopping Center	Trailing 12	2,011,127	670,029	1,341,098	9.6%	11,849	66,466	1,262,784	1.47	9.0%	18,700,000	4/17/2014	NAP	NAP
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	Trailing 12	3,320,971	2,003,508	1,317,463	9.9%	36,900	0	1,280,563	1.51	9.6%	19,020,000	2/12/2014	NAP	NAP
25	Loan	36	RMF	Lake Shore Plaza	Trailing 12	2,093,597	655,500	1,438,097	10.9%	14,444	87,234	1,336,419	1.67	10.1%	18,700,000	3/28/2014	NAP	NAP
26	Loan		RMF	Houston Multifamily Portfolio	Trailing 12	2,700,743	1,570,584	1,130,159	9.2%	95,750	0	1,034,409	1.25	8.4%	16,440,000	5/5/2014	NAP	NAP
26.01	Property			Seton Chase Apartments	Trailing 12	1,644,441	899,206	745,235		58,000	0	687,235			9,520,000	5/5/2014	NAP	NAP
26.02	Property			Willowbrook Point Apartments	Trailing 12	1,056,302	671,378	384,924		37,750	0	347,174			6,920,000	5/5/2014	NAP	NAP
27	Loan		GSMC	Woodside Village	Trailing 12	2,657,703	1,374,354	1,283,349	10.7%	55,860	0	1,227,489	1.58	10.2%	19,540,000	4/15/2014	NAP	NAP
28	Loan	37	RCMC	Viceroy Palm Springs	Trailing 12	8,118,275	6,698,513	1,419,762	12.1%	243,548	0	1,176,214	1.63	10.0%	17,600,000	5/19/2014	NAP	NAP
29	Loan	38	CGMRC	5185 MacArthur Boulevard	Trailing 12	1,749,773	745,595	1,004,179	8.6%	10,470	68,282	925,426	1.29	8.0%	16,000,000	4/18/2014	NAP	NAP
30	Loan		CGMRC	317 Glenmore Avenue	Not Available	1,342,488	355,209	987,279	8.6%	24,230	27,602	935,447	1.24	8.1%	15,700,000	4/25/2014	NAP	NAP
31	Loan		RCMC	Jones Place Townhomes	Trailing 12	1,183,434	302,767	880,667	8.6%	13,800	0	866,867	1.38	8.5%	13,900,000	5/6/2014	NAP	NAP
32	Loan		RMF	Storage 105	Trailing 12	1,909,879	945,763	964,116	10.1%	60,358	0	903,759	1.49	9.4%	14,200,000	4/14/2014	NAP	NAP
33	Loan	9	RMF	Resaca Village Center	Not Available	1,512,908	558,320	954,588	11.3%	34,736	125,524	794,328	1.48	9.4%	10,780,000	5/14/2014	12,500,000	9/1/2014
34	Loan		GSMC	Joppa-Perring Retail Center	Not Available	973,615	91,561	882,054	10.7%	25,376	34,459	822,219	1.57	9.9%	12,500,000	Various	NAP	NAP
34.01	Property			Silver Diner	Not Available	399,000	11,982	387,018		9,185	4,446	373,388			6,700,000	12/19/2013	NAP	NAP
34.02	Property	39		Joppa Perring	Not Available	574,615	79,579	495,036		16,191	30,013	448,831			5,800,000	12/20/2013	NAP	NAP
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	Trailing 12	1,240,983	413,818	827,165	10.2%	16,784	0	810,381	1.63	10.0%	11,000,000	4/10/2014	NAP	NAP
35.01	Property			Western	Not Available	N/A	N/A	N/A		N/A	0	N/A			NAP	NAP	NAP	NAP
35.02	Property			Blackburn	Not Available	N/A	N/A	N/A		N/A	0	N/A			NAP	NAP	NAP	NAP
35.03	Property			Britain	Not Available	N/A	N/A	N/A		N/A	0	N/A			NAP	NAP	NAP	NAP

CGCMT 2014-GC23 Annex A

									Debt Yield on	Underwritten				Debt Yield on
Control	Loan /		Mortgage		Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net	Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten	Appraised		As Stabilized	As Stabilized
Number	Property Flag	Footnotes	Loan Seller		Description	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Value ($)	Appraisal Date	Appraised Value ($)	Appraisal Date
36	Loan	9	CGMRC	Long Meadow Shopping Center	Trailing 12	1,354,064	486,135	867,929	11.1%	21,866	62,177	783,887	1.45	10.1%	14,000,000	3/1/2014	20,900,000	3/1/2017
37	Loan	42	RCMC	Golden Eagle Village	Trailing 12	979,387	273,044	706,343	9.4%	9,608	9,468	687,268	1.48	9.2%	10,000,000	4/30/2014	NAP	NAP
38	Loan		GSMC	Roundhill Townhomes	Trailing 12	1,615,937	747,499	868,438	12.0%	38,383	0	830,055	1.80	11.5%	12,580,000	4/15/2014	NAP	NAP
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	Trailing 12	950,931	309,518	641,413	9.3%	18,616	0	622,797	1.37	9.0%	9,200,000	3/13/2014	9,800,000	Various
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon	Trailing 12	513,913	139,591	374,322		8,714	0	365,608			5,350,000	3/13/2014	5,600,000	4/13/2015
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City	Trailing 12	437,018	169,927	267,092		9,902	0	257,189			3,850,000	3/13/2014	4,200,000	5/13/2015
40	Loan		RMF	Tenaya Village	Trailing 12	1,080,030	285,090	794,940	12.3%	7,433	64,279	723,228	1.74	11.2%	9,980,000	3/5/2014	NAP	NAP
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	Trailing 12	966,099	388,138	577,961	9.0%	4,841	40,618	532,501	1.31	8.3%	8,700,000	6/1/2014	NAP	NAP
42	Loan		GSMC	Brisas Del Mar	Trailing 12	1,758,498	993,191	765,307	12.2%	61,698	0	703,609	1.76	11.2%	10,160,000	4/15/2014	NAP	NAP
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	Trailing 12	2,745,276	1,912,052	833,224	13.6%	109,811	0	723,413	1.98	11.8%	9,400,000	5/7/2014	NAP	NAP
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	Trailing 12	2,189,743	1,394,068	795,675	13.8%	87,590	0	708,085	1.95	12.2%	7,250,000	3/1/2014	8,750,000	3/1/2015
45	Loan	9, 45	CGMRC	Stonebridge Crossing	Trailing 12	847,137	312,788	534,349	9.3%	4,375	44,398	485,576	1.38	8.4%	7,700,000	4/23/2014	8,100,000	5/1/2015
46	Loan	46	GSMC	McDowell Corners	Not Available	831,906	275,831	556,075	9.8%	15,712	36,805	503,558	1.43	8.8%	7,840,000	5/20/2014	NAP	NAP
47	Loan	9	CGMRC	Newbridge Shopping Center	Trailing 12	1,063,131	398,321	664,810	11.7%	6,276	31,043	627,491	1.74	11.0%	9,200,000	4/16/2014	11,500,000	5/1/2017
48	Loan	9	MC-FiveMile	Desert View MHC	Not Available	1,579,370	892,936	686,434	12.3%	21,150	0	665,284	1.84	11.9%	12,900,000	3/12/2014	14,900,000	6/12/2016
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	Trailing 12	1,883,447	1,167,619	715,828	13.3%	88,032	0	627,796	1.58	11.6%	7,750,000	6/1/2014	8,100,000	6/1/2016
50	Loan		RMF	Waterlick Plaza	Trailing 12	847,994	194,262	653,732	12.2%	19,784	48,348	585,600	1.50	11.0%	7,300,000	5/16/2014	NAP	NAP
51	Loan		RMF	Bay Mall	Not Available	923,886	272,672	651,213	12.2%	22,134	29,124	599,955	1.79	11.2%	7,130,000	3/10/2014	NAP	NAP
52	Loan		RMF	La Jolla Apartments	Trailing 12	1,239,379	462,052	777,327	14.8%	48,400	0	728,927	2.23	13.9%	9,000,000	5/13/2014	NAP	NAP
53	Loan	47	RMF	Williamsburg Self-Storage	Trailing 12	400,426	144,780	255,646	9.9%	6,177	0	249,469	1.50	9.7%	3,740,000	4/10/2014	NAP	NAP
54	Loan	9, 47	RMF	Climatrol Self-Storage	Trailing 12	433,394	183,801	249,593	9.9%	6,163	0	243,430	1.50	9.7%	4,000,000	4/10/2014	4,250,000	12/10/2015
55	Loan		RCMC	Hampton Inn Houma	Trailing 12	2,330,890	1,542,032	788,858	15.6%	93,236	0	695,623	2.25	13.8%	8,200,000	5/14/2014	NAP	NAP
56	Loan		RMF	Florence Square	Trailing 12	1,616,240	358,448	1,257,792	25.1%	48,387	98,347	1,111,058	3.05	22.1%	13,100,000	5/27/2014	NAP	NAP
57	Loan	9, 48	GSMC	8816 Six Forks Road	Trailing 12	733,441	244,245	489,197	9.8%	10,263	28,636	450,298	1.47	9.0%	5,995,000	5/8/2014	6,915,000	8/1/2015
58	Loan		RMF	AAAA Self-Storage	Trailing 12	707,952	227,438	480,515	9.6%	10,616	0	469,898	1.45	9.4%	6,930,000	4/10/2014	NAP	NAP
59	Loan		GSMC	Azalea Hill Apartments	Trailing 12	985,152	428,517	556,635	11.6%	45,648	0	510,987	1.72	10.6%	7,500,000	5/6/2014	NAP	NAP
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	Not Available	987,319	420,937	566,382	11.8%	22,838	38,063	505,481	1.71	10.5%	7,570,000	4/22/2014	NAP	NAP
61	Loan	50	RMF	Capewood Apartments	Trailing 12	1,154,671	683,338	471,334	10.2%	53,152	0	418,182	1.42	9.0%	6,300,000	11/6/2014	NAP	NAP
62	Loan		GSMC	Lee’s Crossing	Trailing 12	1,276,346	375,279	901,067	20.0%	44,792	61,804	794,472	2.92	17.7%	9,925,000	4/26/2014	NAP	NAP
63	Loan		RMF	Rite Aid - La Vergne	Trailing 12	503,905	56,146	447,759	10.3%	2,913	4,078	440,768	1.55	10.1%	6,600,000	4/8/2014	NAP	NAP
64	Loan		MC-FiveMile	Sausalito Apartments	Annualized	1,227,521	782,293	445,228	10.4%	57,000	0	388,228	1.35	9.0%	6,120,000	5/21/2014	NAP	NAP
65	Loan		MC-FiveMile	Oak Business Park	Trailing 12	635,542	191,466	444,076	10.6%	7,712	50,987	385,377	1.43	9.2%	5,650,000	3/28/2014	NAP	NAP
66	Loan		RMF	North Port Commons	Annualized	723,656	282,758	440,898	11.6%	8,499	35,342	397,057	1.64	10.5%	5,600,000	4/10/2014	NAP	NAP
67	Loan		MC-FiveMile	Maple Grove Shopping Center	Trailing 12	575,374	189,333	386,041	10.4%	6,580	32,943	346,517	1.46	9.4%	5,000,000	5/2/2014	NAP	NAP
68	Loan	51	RMF	Dennison Road	Trailing 12	685,280	296,541	388,739	11.1%	12,750	0	375,989	1.70	10.8%	5,100,000	5/15/2014	NAP	NAP
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	Not Available	624,889	177,882	447,008	13.0%	12,250	38,955	395,803	1.81	11.5%	4,850,000	5/6/2014	NAP	NAP
70	Loan	9, 53	RMF	Mission Trace Shopping Center	Trailing 12	728,537	325,457	403,080	12.2%	11,045	68,138	323,897	1.59	9.8%	4,550,000	5/19/2014	4,690,000	5/1/2015
71	Loan		MC-FiveMile	Concorde Club Apartments	Trailing 12	1,114,875	696,593	418,282	12.9%	49,693	0	368,589	1.76	11.4%	4,900,000	3/28/2014	NAP	NAP
72	Loan		RMF	Ridgefield Self-Storage	Trailing 12	440,850	121,118	319,732	10.3%	3,881	0	315,851	1.57	10.2%	4,400,000	5/20/2014	NAP	NAP
73	Loan		RMF	Azalea Self-Storage	Trailing 12	517,223	211,064	306,158	10.5%	6,935	0	299,223	1.63	10.2%	4,000,000	4/9/2014	NAP	NAP
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	Trailing 7	333,181	79,549	253,632	8.9%	1,320	9,938	242,373	1.33	8.5%	3,730,000	5/28/2014	3,820,000	12/1/2014
75	Loan		RMF	Easy Does It Self-Storage	Trailing 12	440,270	181,899	258,371	10.0%	9,503	0	248,869	1.48	9.6%	3,600,000	4/15/2014	NAP	NAP
76	Loan		MC-FiveMile	Evergreen MHC	Not Available	558,642	276,860	281,782	11.2%	7,050	0	274,732	1.63	10.9%	4,060,000	3/26/2014	NAP	NAP
77	Loan		RMF	Hampton Inn Plover	Trailing 12	1,384,897	1,002,975	381,922	15.3%	55,744	0	326,178	2.08	13.1%	3,800,000	3/13/2014	NAP	NAP
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	Trailing 12	309,070	84,355	224,715	9.7%	3,399	19,485	201,832	1.34	8.7%	3,200,000	5/14/2014	NAP	NAP
79	Loan		MC-FiveMile	Country Terrace MHC	Not Available	560,553	283,816	276,737	12.1%	6,600	0	270,137	1.75	11.8%	4,420,000	4/3/2014	NAP	NAP
80	Loan		RMF	Herriman Self-Storage	Trailing 12	320,729	102,582	218,147	9.9%	4,545	0	213,603	1.55	9.7%	3,100,000	3/18/2014	NAP	NAP
81	Loan		RMF	Cedar Ridge East Townhomes	Trailing 12	396,532	186,195	210,337	9.8%	11,000	0	199,337	1.38	9.3%	3,330,000	2/13/2014	NAP	NAP
82	Loan		RMF	Storage Mall - Dewitt	Trailing 12	401,492	148,597	252,894	12.1%	11,252	0	241,642	1.59	11.5%	3,750,000	5/7/2014	NAP	NAP
83	Loan		MC-FiveMile	The Village Apartments	Trailing 6 Annualized	334,700	142,681	192,019	9.6%	14,405	0	177,613	1.25	8.9%	2,670,000	3/26/2014	NAP	NAP

CGCMT 2014-GC23 Annex A

															Second	Second
Control	Loan /		Mortgage		Cut-off Date	LTV Ratio		Occupancy				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller		LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan		CGMRC	28-40 West 23rd Street	27.2%	27.2%	87.1%	7/1/2014	NAP	NAP	AppNexus	219,105	2/28/2024	Home Depot USA Inc.	118,500	1/31/2024
2	Loan	8, 9	GSMC	Selig Portfolio	58.8%	55.6%	85.4%		NAP	NAP
2.01	Property	9		Fourth & Blanchard			86.9%	3/25/2014	NAP	NAP	Varian Medical Systems, Inc.	33,349	11/17/2017	Wireless Advocates, LLC	23,333	12/31/2017
2.02	Property	9, 10		635 Elliott			100.0%	3/25/2014	NAP	NAP	Amazon	190,956	8/31/2019	NAP
2.03	Property	9		645 Elliott			59.3%	3/25/2014	NAP	NAP	Clear Channel Communications	37,699	3/31/2026	Pacific Biomarkers	21,216	5/9/2022
2.04	Property	9, 11, 12		Fifth & Jackson			100.0%	3/25/2014	NAP	NAP	Sound Transit	60,006	2/29/2020	Summit Law Group, PLLC	30,386	12/31/2022
2.05	Property			North Tower - 100 West Harrison			88.9%	3/25/2014	NAP	NAP	Alzheimer’s Association	8,095	11/1/2019	National CASA Association	7,561	12/31/2015
2.06	Property	9		200 West Thomas			72.7%	3/25/2014	NAP	NAP	Floyd Pflueger & Ringer, P.S.	13,477	5/22/2021	Cheezburger, Inc.	13,144	1/29/2017
2.07	Property	9		South Tower - 100 West Harrison			68.4%	3/25/2014	NAP	NAP	DSHS	14,455	6/30/2018	Prime Team Partners	4,364	10/15/2018
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	54.4%	40.8%	95.5%		245.39	234.37
3.01	Property			Hyatt Place Midtown South			95.6%	5/31/2014	259.11	247.81	NAP			NAP
3.02	Property			Hyatt Herald Square			95.3%	5/31/2014	224.50	213.98	NAP			NAP
4	Loan	9, 14	GSMC	Chula Vista Center	60.3%	46.4%	93.3%	4/30/2014	NAP	NAP	Burlington Coat Factory	83,232	4/30/2025	JCPenney	80,000	11/30/2018
5	Loan		GSMC	Palm Island Apartments	59.7%	59.7%	98.9%	6/19/2014	NAP	NAP	NAP			NAP
6	Loan	5, 15	RMF	Woodyard Crossing	65.0%	52.5%	98.3%	4/17/2014	NAP	NAP	Wal-Mart	134,247	10/24/2020	Lowes	118,000	4/27/2021
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	73.3%	53.6%	97.7%	4/16/2014	NAP	NAP	Lowe’s	131,644	3/31/2017	Kohl’s	86,584	1/31/2019
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	74.6%	61.2%	76.0%	4/30/2014	114.61	87.12	NAP			NAP
9	Loan	23, 24, 25	RMF	Wells Fargo Center	66.7%	60.0%	85.1%		NAP	NAP
9.01	Property			Wells Fargo Tower			85.1%	5/30/2014	NAP	NAP	Internal Revenue Service	110,064	11/2/2015	Wells Fargo	109,221	9/30/2024
9.02	Property			Wells Fargo Center - Annex Garage			NAP	NAP	NAP	NAP	NAP			NAP
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	70.7%	64.2%	83.6%	7/7/2014	NAP	NAP	NAP			NAP
11	Loan	28	CGMRC	Centre Properties Portfolio	74.9%	67.5%	92.9%		NAP	NAP
11.01	Property			Greendale			98.8%	5/1/2014	NAP	NAP	Bed Bath & Beyond	33,208	1/31/2016	DSW Shoe Warehouse	23,876	1/31/2016
11.02	Property			Castleton			83.0%	5/1/2014	NAP	NAP	Regency	6,000	5/31/2020	IRC Music Store	4,800	7/31/2015
11.03	Property			Centre West Shops			82.5%	5/1/2014	NAP	NAP	Dollar Tree	10,601	1/31/2015	Rainbow	4,640	1/31/2017
11.04	Property			Centre West Interstate Shops			100.0%	5/1/2014	NAP	NAP	Shoe Carnival	10,000	5/31/2018	Juanita Taylor, DDS	3,000	7/31/2019
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	61.9%	46.3%	82.6%	5/31/2014	159.96	132.16	NAP			NAP
13	Loan	31	CGMRC	River Marketplace	71.2%	62.6%	96.4%	2/8/2014	NAP	NAP	Ross Dress for Less	29,989	1/31/2019	Stage	26,000	1/31/2019
14	Loan		RMF	Golden Gate Apartments	75.0%	67.4%	98.4%	5/7/2014	NAP	NAP	NAP			NAP
15	Loan		CGMRC	Drayton Tower Apartments	67.9%	62.4%	94.9%	4/28/2014	NAP	NAP	NAP			NAP
16	Loan	9, 32, 33	RMF	Doubletree Rochester	66.6%	44.3%	57.9%	2/28/2014	118.89	68.81	NAP			NAP
17	Loan	5	RMF	Esplanade at Butler Plaza	72.1%	66.0%	95.3%	3/1/2014	NAP	NAP	Publix Super Markets	38,341	8/1/2019	Jo-Ann Stores	36,185	1/31/2024
18	Loan	34	GSMC	Sedona Pointe	57.8%	50.8%	93.8%	6/9/2014	NAP	NAP	NAP			NAP
19	Loan	34	GSMC	Gallery At Champions	57.8%	50.8%	88.7%	6/9/2014	NAP	NAP	NAP			NAP
20	Loan		CGMRC	401 South La Brea	57.3%	46.5%	100.0%	3/31/2014	NAP	NAP	Orchard Supply Hardware	38,990	2/28/2029	NAP
21	Loan	35	RMF	Westgate Commons	75.5%	69.6%	100.0%	5/31/2014	NAP	NAP	Marshalls	46,661	4/30/2024	David’s Bridal	10,125	11/30/2017
22	Loan	35	RMF	Office Max	75.5%	69.6%	100.0%	5/23/2014	NAP	NAP	Office Max	24,000	10/31/2016	Cricket Communications	5,086	1/31/2017
23	Loan		GSMC	Promenade Shopping Center	75.0%	65.7%	98.3%	6/1/2014	NAP	NAP	Sports Authority	39,334	5/31/2016	Ross Dress for Less	25,000	1/31/2022
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	69.9%	57.3%	97.6%	5/30/2014	NAP	NAP	NAP			NAP
25	Loan	36	RMF	Lake Shore Plaza	70.6%	58.7%	100.0%	5/27/2014	NAP	NAP	Regal Cinema	39,660	12/31/2023	Goodwill	17,023	6/30/2024
26	Loan		RMF	Houston Multifamily Portfolio	75.0%	65.4%	95.8%		NAP	NAP
26.01	Property			Seton Chase Apartments			96.1%	5/8/2014	NAP	NAP	NAP			NAP
26.02	Property			Willowbrook Point Apartments			95.4%	5/8/2014	NAP	NAP	NAP			NAP
27	Loan		GSMC	Woodside Village	61.4%	54.0%	93.9%	6/10/2014	NAP	NAP	NAP			NAP
28	Loan	37	RCMC	Viceroy Palm Springs	66.8%	62.4%	66.0%	3/31/2014	251.42	165.94	NAP			NAP
29	Loan	38	CGMRC	5185 MacArthur Boulevard	72.7%	66.7%	97.6%	4/1/2014	NAP	NAP	Interplan	6,193	7/31/2019	John I. Haas, Inc.	5,445	7/31/2021
30	Loan		CGMRC	317 Glenmore Avenue	73.1%	56.7%	100.0%	7/1/2014	NAP	NAP	Old Williamsburg Candle Corp.	121,151	3/31/2029	NAP
31	Loan		RCMC	Jones Place Townhomes	73.4%	62.8%	100.0%	6/1/2014	NAP	NAP	NAP			NAP
32	Loan		RMF	Storage 105	67.4%	62.2%	83.5%	4/10/2014	NAP	NAP	NAP			NAP
33	Loan	9	RMF	Resaca Village Center	78.7%	59.8%	81.0%	6/25/2014	NAP	NAP	Big Lots	30,104	2/1/2016	FP Stores, Inc	20,000	3/1/2019
34	Loan		GSMC	Joppa-Perring Retail Center	66.2%	54.2%	100.0%		NAP	NAP
34.01	Property			Silver Diner			100.0%	5/1/2014	NAP	NAP	Silver Diner	5,850	8/16/2027	NAP
34.02	Property	39		Joppa Perring			100.0%	5/1/2014	NAP	NAP	Savers	39,491	3/31/2023	NAP
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	73.6%	59.7%	84.1%		NAP	NAP
35.01	Property			Western			85.2%	5/1/2014	NAP	NAP	NAP			NAP
35.02	Property			Blackburn			79.2%	5/1/2014	NAP	NAP	NAP			NAP
35.03	Property			Britain			85.9%	5/1/2014	NAP	NAP	NAP			NAP

CGCMT 2014-GC23 Annex A
															Second	Second
Control	Loan /		Mortgage		Cut-off Date	LTV Ratio		Occupancy				Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller		LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Date	ADR ($)	RevPAR ($)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
36	Loan	9	CGMRC	Long Meadow Shopping Center	55.6%	27.8%	54.0%	1/15/2014	NAP	NAP	Pennsylvania Dutch Market	20,000	11/30/2027	CVS	13,225	1/31/2036
37	Loan	42	RCMC	Golden Eagle Village	75.0%	65.9%	87.5%	6/18/2014	NAP	NAP	Publix	45,600	5/31/2031	AT&T ; Mobile Com	1,518	10/31/2016
38	Loan		GSMC	Roundhill Townhomes	57.5%	50.4%	93.1%	6/10/2014	NAP	NAP	NAP			NAP
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	74.8%	58.3%	78.5%		NAP	NAP
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon			84.4%	3/31/2014	NAP	NAP	NAP			NAP
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City			71.7%	3/31/2014	NAP	NAP	NAP			NAP
40	Loan		RMF	Tenaya Village	65.0%	53.4%	91.8%	6/4/2014	NAP	NAP	Timbers Bar & Grill	5,700	3/31/2020	Pointe of Grace Dance Center	3,250	9/15/2018
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	73.6%	64.9%	81.3%	6/1/2014	NAP	NAP	Discovery Clothing	6,036	7/31/2017	Sleepy’s	4,773	11/30/2019
42	Loan		GSMC	Brisas Del Mar	61.6%	54.0%	90.3%	6/9/2014	NAP	NAP	NAP			NAP
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	65.1%	59.5%	67.3%	4/30/2014	97.92	65.93	NAP			NAP
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	79.8%	60.9%	76.2%	2/28/2014	NAP	NAP	NAP			NAP
45	Loan	9, 45	CGMRC	Stonebridge Crossing	75.0%	65.2%	87.5%	5/1/2014	NAP	NAP	Centennial Medical Center	5,977	10/31/2023	Sidekicks Martial Arts	2,520	1/31/2018
46	Loan	46	GSMC	McDowell Corners	72.7%	63.9%	97.3%	5/1/2014	NAP	NAP	Food City	48,984	10/31/2033	Family Dollar	9,055	1/31/2022
47	Loan	9	CGMRC	Newbridge Shopping Center	61.9%	45.6%	100.0%	3/31/2014	NAP	NAP	Newbridge Farmer’s Market	9,740	1/31/2017	WC Bergenfield, LLC	6,000	12/31/2017
48	Loan	9	MC-FiveMile	Desert View MHC	43.4%	30.9%	78.7%	5/6/2014	NAP	NAP	NAP			NAP
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	69.6%	50.7%	55.0%	5/31/2014	70.44	38.73	NAP			NAP
50	Loan		RMF	Waterlick Plaza	73.2%	55.6%	89.5%	6/23/2014	NAP	NAP	StarTek	41,280	12/31/2018	Dollar Tree	16,229	8/31/2024
51	Loan		RMF	Bay Mall	74.9%	61.2%	91.1%	5/12/2014	NAP	NAP	Dunham’s Athleisure Corp.	31,000	1/31/2017	Bed, Bath & Beyond	21,000	1/31/2018
52	Loan		RMF	La Jolla Apartments	58.3%	53.6%	99.4%	5/1/2014	NAP	NAP	NAP			NAP
53	Loan	47	RMF	Williamsburg Self-Storage	65.7%	52.5%	100.0%	6/19/2014	NAP	NAP	NAP			NAP
54	Loan	9, 47	RMF	Climatrol Self-Storage	65.7%	52.5%	86.6%	6/19/2014	NAP	NAP	NAP			NAP
55	Loan		RCMC	Hampton Inn Houma	61.6%	50.0%	65.8%	4/30/2014	114.43	75.24	NAP			NAP
56	Loan		RMF	Florence Square	38.3%	34.3%	85.7%	5/31/2014	NAP	NAP	K Mart	104,231	3/31/2016	Essex Bargain Hunt	38,117	12/31/2021
57	Loan	9, 48	GSMC	8816 Six Forks Road	83.4%	63.4%	90.4%	5/1/2014	NAP	NAP	Rivercrest Realty Associates, LLC	12,605	7/31/2027	Capitol Financial Solutions	12,605	6/30/2017
58	Loan		RMF	AAAA Self-Storage	71.9%	59.4%	97.4%	6/24/2014	NAP	NAP	NAP			NAP
59	Loan		GSMC	Azalea Hill Apartments	64.0%	54.9%	86.8%	5/13/2014	NAP	NAP	NAP			NAP
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	63.4%	55.6%	100.0%	4/30/2014	NAP	NAP	The Imperial Electric Company	83,051	11/30/2018	DataVantage	69,199	2/28/2019
61	Loan	50	RMF	Capewood Apartments	73.6%	63.4%	99.4%	4/1/2014	NAP	NAP	NAP			NAP
62	Loan		GSMC	Lee’s Crossing	45.3%	40.6%	89.0%	6/2/2014	NAP	NAP	Hobby Lobby	58,770	5/26/2019	Queen of Hearts	32,000	1/31/2024
63	Loan		RMF	Rite Aid - La Vergne	65.8%	54.5%	100.0%	7/6/2014	NAP	NAP	Rite Aid	14,564	4/22/2029	NAP
64	Loan		MC-FiveMile	Sausalito Apartments	70.2%	58.4%	91.6%	5/22/2014	NAP	NAP	NAP			NAP
65	Loan		MC-FiveMile	Oak Business Park	74.3%	62.7%	94.1%	6/20/2014	NAP	NAP	Veterans Affair Clinic	9,762	11/30/2021	Brazosport Regional Health System	4,800	12/31/2023
66	Loan		RMF	North Port Commons	67.6%	55.6%	83.2%	5/5/2014	NAP	NAP	Florida Dept of Children’s Services	4,876	5/31/2019	ReMax Anchor Realty	4,250	3/31/2019
67	Loan		MC-FiveMile	Maple Grove Shopping Center	73.9%	68.2%	98.4%	6/16/2014	NAP	NAP	Piggly Wiggly Midwest	30,400	11/18/2023	Aurora Health Care, Inc. (Pharmacy)	4,026	11/30/2015
68	Loan	51	RMF	Dennison Road	68.6%	56.1%	100.0%	6/1/2014	NAP	NAP	NAP			NAP
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	71.1%	58.2%	100.0%	4/17/2014	NAP	NAP	Camden Clark Medical Center	7,852	7/21/2022	Med Express	4,974	7/31/2022
70	Loan	9, 53	RMF	Mission Trace Shopping Center	72.4%	57.1%	82.3%	4/1/2014	NAP	NAP	Colpar Hobbies, Inc	3,273	1/31/2015	Namaste Restaurant	3,062	1/31/2016
71	Loan		MC-FiveMile	Concorde Club Apartments	66.2%	54.6%	96.3%	5/3/2014	NAP	NAP	NAP			NAP
72	Loan		RMF	Ridgefield Self-Storage	70.3%	58.0%	77.0%	4/15/2014	NAP	NAP	NAP			NAP
73	Loan		RMF	Azalea Self-Storage	73.1%	62.9%	92.5%	5/8/2014	NAP	NAP	NAP			NAP
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	75.0%	63.1%	100.0%	5/16/2014	NAP	NAP	Starbucks	1,798	2/29/2024	AT&T	1,593	4/30/2019
75	Loan		RMF	Easy Does It Self-Storage	72.1%	59.5%	70.1%	4/21/2014	NAP	NAP	NAP			NAP
76	Loan		MC-FiveMile	Evergreen MHC	62.2%	51.7%	97.2%	5/6/2014	NAP	NAP	NAP			NAP
77	Loan		RMF	Hampton Inn Plover	65.7%	60.4%	62.3%	4/30/2014	94.79	59.06	NAP			NAP
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	72.7%	60.0%	100.0%	6/2/2014	NAP	NAP	JAG Fitness	7,379	5/31/2017	Once Upon a Fairy Tale LLC	4,183	1/31/2018
79	Loan		MC-FiveMile	Country Terrace MHC	51.9%	43.2%	93.3%	4/30/2014	NAP	NAP	NAP			NAP
80	Loan		RMF	Herriman Self-Storage	70.8%	57.9%	93.0%	4/21/2014	NAP	NAP	NAP			NAP
81	Loan		RMF	Cedar Ridge East Townhomes	64.5%	53.7%	97.7%	5/28/2014	NAP	NAP	NAP			NAP
82	Loan		RMF	Storage Mall - Dewitt	55.9%	42.3%	84.0%	6/24/2014	NAP	NAP	NAP			NAP
83	Loan		MC-FiveMile	The Village Apartments	74.7%	60.2%	98.1%	4/24/2014	NAP	NAP	NAP			NAP

CGCMT 2014-GC23 Annex A

						Third	Third		Fourth	Fourth		Fifth	Fifth	Environmental		Environmental
Control	Loan /		Mortgage		Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II
Number	Property Flag	Footnotes	Loan Seller		Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date
1	Loan		CGMRC	28-40 West 23rd Street	Aramis	90,500	1/31/2028	Converse	69,600	11/30/2019	NAP			4/23/2014	No	NAP
2	Loan	8, 9	GSMC	Selig Portfolio
2.01	Property	9		Fourth & Blanchard	Department of Revenue	22,722	2/28/2019	Windstar Cruises, LLC	20,541	8/31/2020	General Services Administration	13,447	7/31/2019	4/14/2014	No	NAP
2.02	Property	9, 10		635 Elliott	NAP			NAP			NAP			4/14/2014	No	NAP
2.03	Property	9		645 Elliott	Amnis Corporation	18,334	11/30/2021	Andrews Skinner, P.S.	6,391	3/6/2018	Gourmondo Cafe & Catering Co.	2,403	10/13/2014	4/14/2014	No	NAP
2.04	Property	9, 11, 12		Fifth & Jackson	Dept. of Labor & Industries	27,665	9/30/2017	Walsh Construction	15,338	7/31/2019	W.P.A.S., Inc.	4,852	4/30/2022	4/14/2014	No	NAP
2.05	Property			North Tower - 100 West Harrison	PerkinElmer, Inc.	4,765	5/31/2015	ReidPedersenMcCarthy&BallewLLP	4,599	5/29/2016	Nextec Corporation	4,205	12/14/2018	4/14/2014	No	NAP
2.06	Property	9		200 West Thomas	FXVille	4,135	10/31/2017	Skykick, Inc.	3,955	2/28/2017	Murray Dunham and Murray	3,058	3/31/2016	4/14/2014	No	NAP
2.07	Property	9		South Tower - 100 West Harrison	Dental Health Services	4,185	5/14/2020	Minar & Northey, LLP	3,845	9/14/2016	Marine Exchange of Puget Sound	3,553	12/31/2017	4/14/2014	No	NAP
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio
3.01	Property			Hyatt Place Midtown South	NAP			NAP			NAP			6/11/2014	No	NAP
3.02	Property			Hyatt Herald Square	NAP			NAP			NAP			6/11/2014	No	NAP
4	Loan	9, 14	GSMC	Chula Vista Center	AMC	34,037	6/30/2029	CVS	21,325	3/31/2018	Kaplan College	18,274	11/30/2019	6/16/2014	No	NAP
5	Loan		GSMC	Palm Island Apartments	NAP			NAP			NAP			6/17/2013	No	NAP
6	Loan	5, 15	RMF	Woodyard Crossing	Safeway	60,106	12/31/2019	Staples	20,000	2/29/2020	Petco	13,033	10/31/2017	5/1/2014	No	NAP
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	Harris Teeter	48,800	4/23/2017	Blacklion International	15,000	2/28/2017	Mattress Firm	11,000	9/30/2016	5/20/2014	No	NAP
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	NAP			NAP			NAP			5/23/2014	No	NAP
9	Loan	23, 24, 25	RMF	Wells Fargo Center
9.01	Property			Wells Fargo Tower	Regency Centers Corporation	60,015	6/30/2017	Foley & Lardner	32,170	6/30/2022	The River Club	29,045	3/11/2024	5/6/2014	No	NAP
9.02	Property			Wells Fargo Center - Annex Garage	NAP			NAP			NAP			5/6/2014	No	NAP
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	NAP			NAP			NAP			4/11/2014	No	NAP
11	Loan	28	CGMRC	Centre Properties Portfolio
11.01	Property			Greendale	Casual Male	8,052	9/30/2023	Beauty Brands	6,380	12/31/2014	Lane Bryant	5,050	1/31/2023	5/21/2014	No	NAP
11.02	Property			Castleton	Eye Care Express	3,240	2/28/2022	Firehouse Subs	2,400	9/30/2022	Porter Paints	2,040	5/31/2015	5/21/2014	No	NAP
11.03	Property			Centre West Shops	rue21	4,500	1/31/2021	Mulamba DDS	3,440	12/31/2023	Check$mart	2,000	1/31/2019	5/23/2014	No	NAP
11.04	Property			Centre West Interstate Shops	NAP			NAP			NAP			5/21/2014	No	NAP
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	NAP			NAP			NAP			6/3/2014	No	NAP
13	Loan	31	CGMRC	River Marketplace	Cost Plus	18,300	1/31/2015	Books-A-Million	18,000	7/31/2015	Dress Barn	8,040	12/31/2018	4/2/2014	No	NAP
14	Loan		RMF	Golden Gate Apartments	NAP			NAP			NAP			4/28/2014	No	NAP
15	Loan		CGMRC	Drayton Tower Apartments	NAP			NAP			NAP			5/16/2014	No	NAP
16	Loan	9, 32, 33	RMF	Doubletree Rochester	NAP			NAP			NAP			4/11/2014	No	NAP
17	Loan	5	RMF	Esplanade at Butler Plaza	Guitar Center	8,035	1/31/2024	4 Rivers Smokehouse	6,200	8/31/2023	Cici’s Pizza	5,000	2/28/2017	4/23/2014	No	NAP
18	Loan	34	GSMC	Sedona Pointe	NAP			NAP			NAP			5/12/2014	No	NAP
19	Loan	34	GSMC	Gallery At Champions	NAP			NAP			NAP			5/12/2014	No	NAP
20	Loan		CGMRC	401 South La Brea	NAP			NAP			NAP			4/1/2014	No	NAP
21	Loan	35	RMF	Westgate Commons	Famous Footwear	10,000	1/31/2017	Dress Barn	8,125	12/31/2018	Rue21	7,250	1/31/2025	6/20/2014	No	NAP
22	Loan	35	RMF	Office Max	NAP			NAP			NAP			5/20/2014	No	NAP
23	Loan		GSMC	Promenade Shopping Center	Barnes & Noble	21,353	1/31/2019	Skechers U.S.A.	7,500	8/31/2016	Hallmark Showcase	6,790	2/28/2017	4/23/2014	No	NAP
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	NAP			NAP			NAP			2/18/2014	No	NAP
25	Loan	36	RMF	Lake Shore Plaza	AutoZone	15,361	12/31/2022	Dollar Tree	10,700	6/30/2021	Sleepy’s	7,032	11/30/2014	4/24/2014	No	NAP
26	Loan		RMF	Houston Multifamily Portfolio
26.01	Property			Seton Chase Apartments	NAP			NAP			NAP			5/21/2014	No	NAP
26.02	Property			Willowbrook Point Apartments	NAP			NAP			NAP			5/21/2014	No	NAP
27	Loan		GSMC	Woodside Village	NAP			NAP			NAP			5/12/2014	No	NAP
28	Loan	37	RCMC	Viceroy Palm Springs	NAP			NAP			NAP			5/30/2014	No	NAP
29	Loan	38	CGMRC	5185 MacArthur Boulevard	The Webster Group	3,864	10/31/2016	The Current Newspapers, Inc.	3,374	10/31/2016	Cortz Inc.	2,610	1/31/2017	4/30/2014	No	NAP
30	Loan		CGMRC	317 Glenmore Avenue	NAP			NAP			NAP			5/8/2014	No	NAP
31	Loan		RCMC	Jones Place Townhomes	NAP			NAP			NAP			5/13/2014	No	NAP
32	Loan		RMF	Storage 105	NAP			NAP			NAP			5/21/2014	No	NAP
33	Loan	9	RMF	Resaca Village Center	Univ of TX at Brownville	17,200	9/1/2016	Guitar Center Stores	13,749	4/1/2019	Harbor Freight Tools	12,600	1/1/2017	4/11/2014	No	NAP
34	Loan		GSMC	Joppa-Perring Retail Center
34.01	Property			Silver Diner	NAP			NAP			NAP			12/19/2013	No	NAP
34.02	Property	39		Joppa Perring	NAP			NAP			NAP			12/17/2013	Yes	2/3/2014
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio
35.01	Property			Western	NAP			NAP			NAP			4/30/2014	No	NAP
35.02	Property			Blackburn	NAP			NAP			NAP			4/30/2014	No	NAP
35.03	Property			Britain	NAP			NAP			NAP			4/30/2014	No	NAP

CGCMT 2014-GC23 Annex A

						Third	Third		Fourth	Fourth		Fifth	Fifth	Environmental		Environmental
Control	Loan /		Mortgage		Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant	Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II
Number	Property Flag	Footnotes	Loan Seller		Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date
36	Loan	9	CGMRC	Long Meadow Shopping Center	Dollar General	9,987	10/30/2019	Long Meadow Wine & Liquor LI	7,400	8/30/2019	Fit Kids LLC	6,000	8/31/2016	3/11/2014	No	NAP
37	Loan	42	RCMC	Golden Eagle Village	Trio Martial Arts Academy	1,412	7/31/2019	Dollar Bee	1,374	1/31/2019	Bamboo Gardens	1,300	8/31/2021	5/6/2014	No	NAP
38	Loan		GSMC	Roundhill Townhomes	NAP			NAP			NAP			5/12/2014	No	NAP
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon	NAP			NAP			NAP			3/28/2014	No	NAP
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City	NAP			NAP			NAP			3/27/2014	No	NAP
40	Loan		RMF	Tenaya Village	Southwest Bikes	3,120	8/30/2018	Café Burger	3,050	12/31/2019	Ensemble Arts Academy	2,450	9/30/2017	3/24/2014	No	NAP
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	U.S. Government	4,169	3/31/2015	Vitamin Shoppe	3,180	12/31/2023	Payless Shoe Store	2,600	6/30/2019	5/30/2014	No	NAP
42	Loan		GSMC	Brisas Del Mar	NAP			NAP			NAP			5/14/2014	No	NAP
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	NAP			NAP			NAP			5/16/2014	No	NAP
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	NAP			NAP			NAP			3/4/2014	No	NAP
45	Loan	9, 45	CGMRC	Stonebridge Crossing	JC’s Burger House	2,365	9/30/2020	Nom Nom’s Mexican Grill	2,200	5/31/2019	Sylvan Learning Center	2,045	11/30/2017	5/15/2014	No	NAP
46	Loan	46	GSMC	McDowell Corners	Wireless Republic (Wireless 101)	4,050	6/30/2015	Armenta Business Investments	2,300	8/31/2016	Radio Shack	2,077	3/31/2015	5/14/2014	No	NAP
47	Loan	9	CGMRC	Newbridge Shopping Center	Jersey Glatt, Inc.	5,060	4/30/2024	DELI MART	2,500	4/30/2019	New Bridge Laundromat, LLC	2,400	8/31/2023	4/22/2014	No	NAP
48	Loan	9	MC-FiveMile	Desert View MHC	NAP			NAP			NAP			4/1/2014	No	NAP
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	NAP			NAP			NAP			2/6/2014	No	NAP
50	Loan		RMF	Waterlick Plaza	China Super Buffet	7,000	7/31/2017	Mi Patron	3,200	10/31/2018	Original Italian Pizza	3,000	6/30/2017	5/16/2014	No	NAP
51	Loan		RMF	Bay Mall	Peebles	20,570	1/31/2018	Dollar Tree	11,237	8/31/2015	Sherwin Williams Co.	9,100	3/31/2018	4/3/2014	No	NAP
52	Loan		RMF	La Jolla Apartments	NAP			NAP			NAP			5/19/2014	No	NAP
53	Loan	47	RMF	Williamsburg Self-Storage	NAP			NAP			NAP			4/17/2014	No	NAP
54	Loan	9, 47	RMF	Climatrol Self-Storage	NAP			NAP			NAP			4/17/2014	No	NAP
55	Loan		RCMC	Hampton Inn Houma	NAP			NAP			NAP			4/9/2014	No	NAP
56	Loan		RMF	Florence Square	T.J. Maxx	24,000	1/31/2019	Tuesday Morning, Inc.	8,020	1/31/2017	Mongolian Grill Buffett	8,000	3/31/2020	6/6/2014	No	NAP
57	Loan	9, 48	GSMC	8816 Six Forks Road	Capital Bank	3,960	12/31/2020	Edward Jones	1,093	11/30/2014	NAP			5/20/2014	No	NAP
58	Loan		RMF	AAAA Self-Storage	NAP			NAP			NAP			4/17/2014	No	NAP
59	Loan		GSMC	Azalea Hill Apartments	NAP			NAP			NAP			5/13/2014	No	NAP
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	NAP			NAP			NAP			4/30/2014	No	NAP
61	Loan	50	RMF	Capewood Apartments	NAP			NAP			NAP			5/13/2014	No	NAP
62	Loan		GSMC	Lee’s Crossing	Body Plex	30,942	4/30/2017	Northern Tool	15,585	7/31/2024	Dentistry for Children	6,188	7/31/2023	5/2/2014	No	NAP
63	Loan		RMF	Rite Aid - La Vergne	NAP			NAP			NAP			4/15/2014	No	NAP
64	Loan		MC-FiveMile	Sausalito Apartments	NAP			NAP			NAP			5/27/2014	No	NAP
65	Loan		MC-FiveMile	Oak Business Park	Texas Dow Employees Credit Union	4,800	10/26/2018	Another Party Place	3,600	5/15/2026	Lucy Ryan, MD	3,600	12/31/2015	12/6/2013	No	NAP
66	Loan		RMF	North Port Commons	Center For Sight	3,608	3/7/2015	Joseph Whitesides, Orthodontist	2,603	12/31/2023	Riverchase Dermatology	1,987	9/30/2017	4/14/2014	No	NAP
67	Loan		MC-FiveMile	Maple Grove Shopping Center	Aurora Medical Group, Inc.	3,964	7/31/2015	Premier Studio 67 Hair Salon	2,046	6/30/2019	PT Plus Physical Therapy	1,450	4/30/2017	5/16/2014	No	NAP
68	Loan	51	RMF	Dennison Road	NAP			NAP			NAP			5/21/2014	No	NAP
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	Mattress Warehouse	4,725	3/31/2016	Rent A Center	4,137	10/31/2017	First Settlement Physical Therapy	3,306	3/31/2017	5/7/2014	No	NAP
70	Loan	9, 53	RMF	Mission Trace Shopping Center	The Rusty Bucket	2,945	7/31/2018	Day At A Time	2,922	12/31/2016	Subway	2,711	8/31/2016	5/29/2014	No	NAP
71	Loan		MC-FiveMile	Concorde Club Apartments	NAP			NAP			NAP			4/9/2014	No	NAP
72	Loan		RMF	Ridgefield Self-Storage	NAP			NAP			NAP			4/22/2014	No	NAP
73	Loan		RMF	Azalea Self-Storage	NAP			NAP			NAP			4/16/2014	No	NAP
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	Sally Beauty Supply	1,300	11/30/2020	Togo	1,200	7/31/2024	GNC	1,200	9/30/2023	6/20/2014	No	NAP
75	Loan		RMF	Easy Does It Self-Storage	NAP			NAP			NAP			4/17/2014	No	NAP
76	Loan		MC-FiveMile	Evergreen MHC	NAP			NAP			NAP			4/1/2014	No	NAP
77	Loan		RMF	Hampton Inn Plover	NAP			NAP			NAP			3/26/2014	No	NAP
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	Jet’s Pizza	2,111	2/28/2022	His & Hers Styles & Cuts	1,773	7/31/2017	Kids Time Pediatrics of Gwinnett, LLC	1,681	2/28/2017	4/7/2014	No	NAP
79	Loan		MC-FiveMile	Country Terrace MHC	NAP			NAP			NAP			4/1/2014	No	NAP
80	Loan		RMF	Herriman Self-Storage	NAP			NAP			NAP			3/26/2014	No	NAP
81	Loan		RMF	Cedar Ridge East Townhomes	NAP			NAP			NAP			3/25/2014	No	NAP
82	Loan		RMF	Storage Mall - Dewitt	NAP			NAP			NAP			5/16/2014	No	NAP
83	Loan		MC-FiveMile	The Village Apartments	NAP			NAP			NAP			4/3/2014	No	NAP

CGCMT 2014-GC23 Annex A

								Earthquake			Upfront
Control	Loan /		Mortgage		Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Insurance	Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Property Flag	Footnotes	Loan Seller		Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
1	Loan		CGMRC	28-40 West 23rd Street	4/22/2014	NAP	NAP	No	903,290	451,645	0	0	0	0	0	0
2	Loan	8, 9	GSMC	Selig Portfolio				No	154,704	154,704	178,601	13,739	0	22,553	0	0
2.01	Property	9		Fourth & Blanchard	4/14/2014	4/10/2014	5%	No
2.02	Property	9, 10		635 Elliott	4/11/2014	4/12/2014	6%	No
2.03	Property	9		645 Elliott	4/11/2014	4/12/2014	6%	No
2.04	Property	9, 11, 12		Fifth & Jackson	4/14/2014	4/11/2014	13%	No
2.05	Property			North Tower - 100 West Harrison	4/9/2014	4/8/2014	11%	No
2.06	Property	9		200 West Thomas	4/9/2014	4/9/2014	11%	No
2.07	Property	9		South Tower - 100 West Harrison	4/9/2014	4/8/2014	11%	No
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio				No	226,294	226,294	0	0	0	0	0	0
3.01	Property			Hyatt Place Midtown South	6/11/2014	NAP	NAP	No
3.02	Property			Hyatt Herald Square	6/11/2014	NAP	NAP	No
4	Loan	9, 14	GSMC	Chula Vista Center	6/18/2014	6/19/2014	7%	No	332,965	83,241	0	0	0	12,855	308,529	0
5	Loan		GSMC	Palm Island Apartments	6/17/2013	6/17/2013	11%	No	0	0	0	0	0	9,500	0	0
6	Loan	5, 15	RMF	Woodyard Crossing	5/1/2014	NAP	NAP	No	0	0	0	0	0	0	0	0
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	5/13/2014	NAP	NAP	No	257,366	42,894	28,614	3,179	300,000	19,583	0	0
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	5/22/2014	NAP	NAP	No	215,074	35,846	28,796	7,199	0	0	0	0
9	Loan	23, 24, 25	RMF	Wells Fargo Center				No	535,506	102,001	0	0	1,446,275	0	0	2,500,000
9.01	Property			Wells Fargo Tower	5/6/2014	NAP	NAP	No
9.02	Property			Wells Fargo Center - Annex Garage	5/6/2014	NAP	NAP	No
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	4/11/2014	NAP	NAP	No	462,657	77,109	38,742	12,914	0	6,750	0	0
11	Loan	28	CGMRC	Centre Properties Portfolio				No	65,265	32,632	17,258	2,465	0	2,319	111,292	0
11.01	Property			Greendale	5/20/2014	NAP	NAP	No
11.02	Property			Castleton	5/20/2014	NAP	NAP	No
11.03	Property			Centre West Shops	5/20/2014	NAP	NAP	No
11.04	Property			Centre West Interstate Shops	5/20/2014	NAP	NAP	No
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	6/3/2014	NAP	NAP	No	206,805	41,361	0	0	0	35,154	0	0
13	Loan	31	CGMRC	River Marketplace	4/1/2014	NAP	NAP	No	183,179	22,897	0	0	0	6,324	0	0
14	Loan		RMF	Golden Gate Apartments	4/28/2014	NAP	NAP	No	65,249	20,714	51,832	6,171	533,600	0	0	0
15	Loan		CGMRC	Drayton Tower Apartments	5/12/2014	NAP	NAP	No	21,154	10,577	7,405	3,703	0	2,063	0	0
16	Loan	9, 32, 33	RMF	Doubletree Rochester	4/11/2014	NAP	NAP	No	230,485	46,097	7,653	7,653	0	0	0	0
17	Loan	5	RMF	Esplanade at Butler Plaza	4/23/2014	NAP	NAP	No	139,350	14,746	12,019	5,724	0	2,151	0	0
18	Loan	34	GSMC	Sedona Pointe	4/23/2014	NAP	NAP	No	167,582	23,940	176,046	14,671	0	8,800	0	0
19	Loan	34	GSMC	Gallery At Champions	4/29/2014	NAP	NAP	No	159,739	26,623	177,046	14,754	0	8,850	0	0
20	Loan		CGMRC	401 South La Brea	3/28/2014	3/29/2014	15%	No	112,622	18,770	3,750	750	0	487	0	0
21	Loan	35	RMF	Westgate Commons	5/19/2014	NAP	NAP	No	0	9,879	22,543	1,508	0	1,123	0	0
22	Loan	35	RMF	Office Max	5/20/2014	6/19/2014	18%	No	4,358	4,358	10,710	785	0	509	0	0
23	Loan		GSMC	Promenade Shopping Center	4/15/2014	4/15/2014	9%	No	55,846	18,615	0	0	0	997	47,833	0
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	2/21/2014	NAP	NAP	No	0	13,709	19,878	4,969	0	3,588	0	0
25	Loan	36	RMF	Lake Shore Plaza	4/24/2014	NAP	NAP	No	30,735	29,271	28,964	2,758	0	708	0	966,117
26	Loan		RMF	Houston Multifamily Portfolio				No	183,986	26,284	53,936	17,979	0	7,979	0	0
26.01	Property			Seton Chase Apartments	6/3/2014	NAP	NAP	No
26.02	Property			Willowbrook Point Apartments	6/4/2014	NAP	NAP	No
27	Loan		GSMC	Woodside Village	4/23/2014	NAP	NAP	No	183,381	26,197	113,984	16,148	0	4,900	0	0
28	Loan	37	RCMC	Viceroy Palm Springs	5/27/2014	5/27/2014	8%	No	0	0	0	0	0	3% of Gross Income	0	0
29	Loan	38	CGMRC	5185 MacArthur Boulevard	4/30/2014	NAP	NAP	No	127,860	25,572	2,377	1,188	0	873	0	0
30	Loan		CGMRC	317 Glenmore Avenue	5/6/2014	NAP	NAP	No	15,027	15,027	0	0	0	1,767	0	0
31	Loan		RCMC	Jones Place Townhomes	5/13/2014	NAP	NAP	No	30,000	5,000	9,492	4,746	0	1,150	0	0
32	Loan		RMF	Storage 105	4/18/2014	NAP	NAP	No	87,909	13,954	35,274	5,599	0	5,030	0	0
33	Loan	9	RMF	Resaca Village Center	4/10/2014	NAP	NAP	No	66,907	10,620	73,296	17,451	0	2,171	0	500,000
34	Loan		GSMC	Joppa-Perring Retail Center				No	29,109	2,646	0	0	0	1,391	0	0
34.01	Property			Silver Diner	12/20/2013	NAP	NAP	No
34.02	Property	39		Joppa Perring	12/19/2013	NAP	NAP	No
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio				No	66,685	8,336	8,732	2,183	0	1,399	0	0
35.01	Property			Western	4/28/2014	NAP	NAP	No
35.02	Property			Blackburn	4/28/2014	NAP	NAP	No
35.03	Property			Britain	4/28/2014	NAP	NAP	No

CGCMT 2014-GC23 Annex A

								Earthquake			Upfront
Control	Loan /		Mortgage		Engineering	Seismic		Insurance	Upfront RE	Ongoing RE	Insurance	Ongoing	Upfront	Ongoing	Replacement	Upfront
Number	Property Flag	Footnotes	Loan Seller		Report Date	Report Date	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)
36	Loan	9	CGMRC	Long Meadow Shopping Center	3/11/2014	NAP	NAP	No	264,161	22,013	0	0	0	1,822	0	0
37	Loan	42	RCMC	Golden Eagle Village	5/7/2014	NAP	NAP	No	71,332	7,926	5,543	2,772	0	800	28,800	100,000
38	Loan		GSMC	Roundhill Townhomes	4/23/2014	NAP	NAP	No	108,233	15,462	60,730	5,504	0	3,275	0	0
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio				No	33,136	4,734	22,135	3,162	0	1,551	0	0
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon	3/31/2014	NAP	NAP	No
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City	3/27/2014	NAP	NAP	No
40	Loan		RMF	Tenaya Village	3/24/2014	NAP	NAP	No	18,318	6,908	2,819	1,343	0	619	0	0
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	5/30/2014	NAP	NAP	No	135,082	22,601	0	0	0	403	14,523	200,000
42	Loan		GSMC	Brisas Del Mar	4/29/2014	NAP	NAP	No	108,172	15,453	113,030	9,419	0	5,650	0	0
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	5/16/2014	NAP	NAP	No	41,943	5,243	8,560	4,280	0	4% of Gross Income	110,400	0
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	3/4/2014	NAP	NAP	No	39,301	5,614	0	0	0	7,299	0	0
45	Loan	9, 45	CGMRC	Stonebridge Crossing	5/13/2014	NAP	NAP	No	72,852	12,142	0	0	50,000	1,617	50,000	0
46	Loan	46	GSMC	McDowell Corners	5/21/2014	NAP	NAP	No	34,243	11,414	0	0	0	1,318	47,461	100,000
47	Loan	9	CGMRC	Newbridge Shopping Center	4/21/2014	NAP	NAP	No	74,807	18,702	0	0	0	523	0	0
48	Loan	9	MC-FiveMile	Desert View MHC	4/1/2014	NAP	NAP	No	30,385	7,596	26,268	2,627	0	1,763	0	0
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	2/6/2014	NAP	NAP	No	56,186	4,459	7,364	2,338	175,000	7,336	425,000	0
50	Loan		RMF	Waterlick Plaza	5/14/2014	NAP	NAP	No	28,456	3,011	7,591	723	0	1,649	0	0
51	Loan		RMF	Bay Mall	4/3/2014	NAP	NAP	No	78,945	8,772	9,735	811	0	1,845	0	0
52	Loan		RMF	La Jolla Apartments	5/19/2014	NAP	NAP	No	33,032	4,494	18,948	3,609	0	4,033	0	0
53	Loan	47	RMF	Williamsburg Self-Storage	4/17/2014	NAP	NAP	No	1,176	1,120	866	825	0	515	0	0
54	Loan	9, 47	RMF	Climatrol Self-Storage	4/17/2014	NAP	NAP	No	1,932	1,840	707	674	0	514	0	0
55	Loan		RCMC	Hampton Inn Houma	4/9/2014	NAP	NAP	No	45,054	5,006	24,117	8,039	7,770	4% of Gross Income	279,708	0
56	Loan		RMF	Florence Square	6/6/2014	NAP	NAP	No	85,421	10,169	9,864	3,131	0	4,032	145,160	350,000
57	Loan	9, 48	GSMC	8816 Six Forks Road	5/20/2014	NAP	NAP	No	30,193	4,313	0	0	0	855	0	0
58	Loan		RMF	AAAA Self-Storage	4/17/2014	NAP	NAP	No	3,048	2,903	2,985	711	0	885	0	0
59	Loan		GSMC	Azalea Hill Apartments	5/13/2014	NAP	NAP	No	22,349	3,193	0	0	0	3,806	0	0
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	4/30/2014	NAP	NAP	No	28,762	14,381	0	0	0	1,903	0	0
61	Loan	50	RMF	Capewood Apartments	5/13/2014	NAP	NAP	No	44,312	7,385	7,106	7,106	349,596	4,429	0	0
62	Loan		GSMC	Lee’s Crossing	5/2/2014	NAP	NAP	No	60,969	8,710	20,254	2,025	0	3,730	0	0
63	Loan		RMF	Rite Aid - La Vergne	4/14/2014	NAP	NAP	No	0	0	6,406	0	0	0	0	0
64	Loan		MC-FiveMile	Sausalito Apartments	5/27/2014	NAP	NAP	No	33,912	6,782	35,189	7,038	12,000	4,750	0	0
65	Loan		MC-FiveMile	Oak Business Park	12/6/2013	NAP	NAP	No	72,283	7,228	8,318	4,159	0	643	0	0
66	Loan		RMF	North Port Commons	4/14/2014	NAP	NAP	No	18,379	5,835	3,124	2,975	0	708	0	78,041
67	Loan		MC-FiveMile	Maple Grove Shopping Center	5/16/2014	NAP	NAP	No	2,296	2,296	8,392	932	0	731	26,322	0
68	Loan	51	RMF	Dennison Road	5/20/2014	NAP	NAP	No	17,068	8,128	14,480	2,758	100,000	1,063	0	0
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	5/7/2014	NAP	NAP	No	24,152	4,845	0	0	0	1,021	36,756	0
70	Loan	9, 53	RMF	Mission Trace Shopping Center	5/29/2014	NAP	NAP	No	20,182	9,610	7,244	862	0	920	0	0
71	Loan		MC-FiveMile	Concorde Club Apartments	4/9/2014	NAP	NAP	No	27,505	6,876	22,866	2,541	21,000	4,141	0	0
72	Loan		RMF	Ridgefield Self-Storage	4/22/2014	NAP	NAP	No	8,824	2,941	1,890	900	35,000	323	0	0
73	Loan		RMF	Azalea Self-Storage	4/16/2014	NAP	NAP	No	7,152	973	7,239	3,447	0	578	20,805	0
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	6/19/2014	6/19/2014	12%	No	24,959	3,566	1,671	167	0	110	5,280	0
75	Loan		RMF	Easy Does It Self-Storage	4/18/2014	NAP	NAP	No	20,520	3,257	1,992	949	0	792	0	0
76	Loan		MC-FiveMile	Evergreen MHC	4/1/2014	NAP	NAP	No	51,025	6,378	22,420	2,242	0	588	0	0
77	Loan		RMF	Hampton Inn Plover	3/27/2014	NAP	NAP	No	6,230	5,933	12,920	947	0	4,645	0	0
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	4/7/2014	NAP	NAP	No	15,819	1,758	6,098	762	0	283	4,532	0
79	Loan		MC-FiveMile	Country Terrace MHC	4/1/2014	4/30/2014	13%	No	3,042	1,521	6,708	745	11,500	550	0	0
80	Loan		RMF	Herriman Self-Storage	3/26/2014	4/28/2014	2%	No	29,784	3,546	629	300	0	379	13,634	0
81	Loan		RMF	Cedar Ridge East Townhomes	3/25/2014	NAP	NAP	No	33,684	4,583	8,716	2,767	0	979	0	0
82	Loan		RMF	Storage Mall - Dewitt	5/15/2014	NAP	NAP	No	28,554	2,719	10,943	869	0	938	33,768	0
83	Loan		MC-FiveMile	The Village Apartments	4/3/2014	NAP	NAP	No	7,733	1,105	1,820	910	0	1,200	0	0

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller		TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan		CGMRC	28-40 West 23rd Street	0	0	0	0	0	0	0	0	0	0
2	Loan	8, 9	GSMC	Selig Portfolio	135,316	0	0	0	253,110	0	0	0	2,898,012	0
2.01	Property	9		Fourth & Blanchard
2.02	Property	9, 10		635 Elliott
2.03	Property	9		645 Elliott
2.04	Property	9, 11, 12		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	9		200 West Thomas
2.07	Property	9		South Tower - 100 West Harrison
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	0	0	0	0	0	0	0	0	2,500,000	0
3.01	Property			Hyatt Place Midtown South
3.02	Property			Hyatt Herald Square
4	Loan	9, 14	GSMC	Chula Vista Center	19,859	238,308	0	0	0	0	0	0	2,744,270	0
5	Loan		GSMC	Palm Island Apartments	0	0	0	0	0	0	0	0	0	0
6	Loan	5, 15	RMF	Woodyard Crossing	0	0	0	0	0	0	0	0	147,449	0
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	0	0	0	0	73,379	0	0	0	0	0
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	0	0	0	0	270,010	0	0	0	1,157,826	0
9	Loan	23, 24, 25	RMF	Wells Fargo Center	0	2,500,000	0	0	35,000	0	0	0	0	0
9.01	Property			Wells Fargo Tower
9.02	Property			Wells Fargo Center - Annex Garage
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	0	0	459,811	0	0	0	0	0	5,925,000	0
11	Loan	28	CGMRC	Centre Properties Portfolio	11,593	0	0	0	106,538	0	0	0	99,207	0
11.01	Property			Greendale
11.02	Property			Castleton
11.03	Property			Centre West Shops
11.04	Property			Centre West Interstate Shops
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	0	0	0	0	0	0	0	0	0	0
13	Loan	31	CGMRC	River Marketplace	12,495	449,802	0	0	45,060	0	0	0	0	0
14	Loan		RMF	Golden Gate Apartments	0	0	0	0	0	0	0	0	0	0
15	Loan		CGMRC	Drayton Tower Apartments	0	0	0	0	9,250	0	0	0	979,432	0
16	Loan	9, 32, 33	RMF	Doubletree Rochester	0	0	0	0	0	0	0	0	5,000,000	0
17	Loan	5	RMF	Esplanade at Butler Plaza	5,378	200,000	0	0	0	0	0	0	29,630	0
18	Loan	34	GSMC	Sedona Pointe	0	0	0	0	404,408	0	0	0	0	0
19	Loan	34	GSMC	Gallery At Champions	0	0	0	0	205,937	0	0	0	0	0
20	Loan		CGMRC	401 South La Brea	0	0	0	0	7,500	0	0	0	0	0
21	Loan	35	RMF	Westgate Commons	4,988	160,000	0	0	0	0	0	0	0	0
22	Loan	35	RMF	Office Max	1,953	40,000	0	0	13,438	0	0	0	0	0
23	Loan		GSMC	Promenade Shopping Center	6,667	240,000	0	0	0	0	50,000	0	40,000	0
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	0	0	0	0	26,250	0	0	0	30,000	0
25	Loan	36	RMF	Lake Shore Plaza	4,012	200,000	0	0	0	0	0	0	382,574	0
26	Loan		RMF	Houston Multifamily Portfolio	0	0	0	0	91,344	0	0	0	0	0
26.01	Property			Seton Chase Apartments
26.02	Property			Willowbrook Point Apartments
27	Loan		GSMC	Woodside Village	0	0	0	0	193,600	0	0	0	0	0
28	Loan	37	RCMC	Viceroy Palm Springs	0	0	0	0	14,313	0	0	0	177,561	0
29	Loan	38	CGMRC	5185 MacArthur Boulevard	5,417	260,000	0	0	0	0	0	0	0	0
30	Loan		CGMRC	317 Glenmore Avenue	0	0	0	0	0	0	0	0	0	0
31	Loan		RCMC	Jones Place Townhomes	0	0	0	0	9,375	0	0	0	0	0
32	Loan		RMF	Storage 105	0	0	0	0	3,638	0	0	0	0	0
33	Loan	9	RMF	Resaca Village Center	10,855	500,000	0	0	50,066	0	0	0	582,065	0
34	Loan		GSMC	Joppa-Perring Retail Center	0	0	0	0	0	0	0	0	0	0
34.01	Property			Silver Diner
34.02	Property	39		Joppa Perring
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	0	0	0	0	8,875	0	0	0	0	0
35.01	Property			Western
35.02	Property			Blackburn
35.03	Property			Britain

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Ongoing		Upfront Debt	Ongoing Debt	Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller		TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
36	Loan	9	CGMRC	Long Meadow Shopping Center	4,154	0	72,909	0	53,750	0	0	0	0	0
37	Loan	42	RCMC	Golden Eagle Village	789	100,000	0	0	0	0	0	0	0	0
38	Loan		GSMC	Roundhill Townhomes	0	0	0	0	64,185	0	0	0	0	0
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	0	0	0	0	7,950	0	0	0	0	0
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City
40	Loan		RMF	Tenaya Village	4,476	125,000	0	0	0	0	0	0	0	0
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	2,286	150,000	0	0	0	0	0	0	42,934	0
42	Loan		GSMC	Brisas Del Mar	0	0	0	0	67,705	0	0	0	0	0
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	0	0	0	0	0	0	0	0	140,000	0
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	0	0	0	0	0	0	0	0	1,225,000	0
45	Loan	9, 45	CGMRC	Stonebridge Crossing	2,852	136,000	0	0	0	0	0	0	39,776	0
46	Loan	46	GSMC	McDowell Corners	0	100,000	0	0	12,650	0	0	0	0	0
47	Loan	9	CGMRC	Newbridge Shopping Center	1,961	0	0	0	871,746	0	1,235,069	0	12,500	0
48	Loan	9	MC-FiveMile	Desert View MHC	0	0	0	0	14,063	0	0	0	0	0
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	0	0	0	0	0	0	0	0	0	0
50	Loan		RMF	Waterlick Plaza	4,946	400,000	0	0	382,613	0	0	0	280,000	0
51	Loan		RMF	Bay Mall	2,427	0	0	0	58,750	0	30,000	0	0	0
52	Loan		RMF	La Jolla Apartments	0	0	0	0	96,488	0	0	0	0	0
53	Loan	47	RMF	Williamsburg Self-Storage	0	0	0	0	0	0	0	0	25,000	0
54	Loan	9, 47	RMF	Climatrol Self-Storage	0	0	0	0	0	0	0	0	0	0
55	Loan		RCMC	Hampton Inn Houma	0	0	0	0	0	0	0	0	150,000	0
56	Loan		RMF	Florence Square	10,081	0	0	0	74,270	0	0	0	0	0
57	Loan	9, 48	GSMC	8816 Six Forks Road	7,083	255,000	0	0	0	0	0	0	276,058	0
58	Loan		RMF	AAAA Self-Storage	0	0	0	0	0	0	0	0	0	0
59	Loan		GSMC	Azalea Hill Apartments	0	0	0	0	3,300	0	0	0	0	0
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	3,172	114,188	0	0	49,906	0	0	0	299,764	0
61	Loan	50	RMF	Capewood Apartments	0	0	0	0	250,404	0	0	0	0	0
62	Loan		GSMC	Lee’s Crossing	4,167	150,000	0	0	47,630	0	0	0	0	0
63	Loan		RMF	Rite Aid - La Vergne	0	0	0	0	0	0	0	0	0	0
64	Loan		MC-FiveMile	Sausalito Apartments	0	0	0	0	97,250	0	0	0	0	0
65	Loan		MC-FiveMile	Oak Business Park	3,750	120,000	0	0	0	0	0	0	0	4,838
66	Loan		RMF	North Port Commons	2,945	120,000	0	0	0	0	0	0	15,610	0
67	Loan		MC-FiveMile	Maple Grove Shopping Center	4,204	50,000	0	0	0	0	0	0	0	0
68	Loan	51	RMF	Dennison Road	0	0	0	0	166,996	0	0	0	0	0
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	2,480	119,040	0	0	0	0	0	0	0	0
70	Loan	9, 53	RMF	Mission Trace Shopping Center	3,682	132,540	0	0	42,281	0	0	0	4,974	0
71	Loan		MC-FiveMile	Concorde Club Apartments	0	0	0	0	66,750	0	0	0	0	0
72	Loan		RMF	Ridgefield Self-Storage	0	0	0	0	46,343	0	0	0	0	0
73	Loan		RMF	Azalea Self-Storage	0	0	0	0	0	0	0	0	0	0
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	828	40,000	0	0	0	0	0	0	92,810	0
75	Loan		RMF	Easy Does It Self-Storage	0	0	0	0	23,885	0	0	0	0	0
76	Loan		MC-FiveMile	Evergreen MHC	0	0	0	0	8,750	0	0	0	0	0
77	Loan		RMF	Hampton Inn Plover	0	0	0	0	0	0	0	0	125,000	0
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	1,888	120,000	0	0	0	0	0	0	29,377	0
79	Loan		MC-FiveMile	Country Terrace MHC	0	0	0	0	9,688	0	0	0	2,510	2,510
80	Loan		RMF	Herriman Self-Storage	0	0	0	0	0	0	0	0	0	0
81	Loan		RMF	Cedar Ridge East Townhomes	0	0	0	0	84,663	0	0	0	0	0
82	Loan		RMF	Storage Mall - Dewitt	0	0	0	0	116,296	0	0	0	0	0
83	Loan		MC-FiveMile	The Village Apartments	0	0	0	0	42,663	0	0	0	0	0

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Other Reserve			Loan
Number	Property Flag	Footnotes	Loan Seller		Description	Borrower Name	Carve-out Guarantor	Purpose
1	Loan		CGMRC	28-40 West 23rd Street		23rd Street Properties LLC	None	Refinance
2	Loan	8, 9	GSMC	Selig Portfolio	Unfunded Obligations	SREH 2014 LLC	Selig Family Holdings, LLC and Martin Selig	Refinance
2.01	Property	9		Fourth & Blanchard
2.02	Property	9, 10		635 Elliott
2.03	Property	9		645 Elliott
2.04	Property	9, 11, 12		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	9		200 West Thomas
2.07	Property	9		South Tower - 100 West Harrison
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	Performance Reserve	CHSP 31st Street LLC and CHSP 36th Street LLC	Chesapeake Lodging, L.P.	Refinance
3.01	Property			Hyatt Place Midtown South
3.02	Property			Hyatt Herald Square
4	Loan	9, 14	GSMC	Chula Vista Center	Unfunded Obligations	Chula Vista Center, LP	Rouse Properties, LP	Recapitalization
5	Loan		GSMC	Palm Island Apartments		Fountain Valley Senior Housing L.P.	David Gianulias and James C. Gianulias	Refinance
6	Loan	5, 15	RMF	Woodyard Crossing	Free Rent Reserve	Jubilee-Clinton II LLC	Schottenstein Realty LLC	Refinance
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center		Northcross Land & Development, LLC	Riprand Count Arco	Refinance
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	PIP Reserve ($1,057,826); Seasonality Reserve ($100,000)	Knoxville Hotel XXV Owner LLC	David B. Pollin, Robert E. Buccini and Christopher F. Buccini	Acquisition
9	Loan	23, 24, 25	RMF	Wells Fargo Center		WFC Lessee LLC	Rodolfo Touzet	Acquisition
9.01	Property			Wells Fargo Tower
9.02	Property			Wells Fargo Center - Annex Garage
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	Debt Yield Holdback Reserve ($4,500,000); Outstanding Work Reserve ($1,425,000)	Dolce Living Rosenberg, LLC	Ruslan Krivoruchko	Refinance
11	Loan	28	CGMRC	Centre Properties Portfolio	Unfunded Obligations Reserve	Centre West Interstate Shops, LLC	Craig W. Johnson and James F. Singleton	Refinance
11.01	Property			Greendale
11.02	Property			Castleton
11.03	Property			Centre West Shops
11.04	Property			Centre West Interstate Shops
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt		2400 TNWestend Avenue, LLC	Robert M. Rogers	Refinance
13	Loan	31	CGMRC	River Marketplace		RB River IV LLC and RB River VI LLC	Joseph Blum	Refinance
14	Loan		RMF	Golden Gate Apartments		Seventh Carr Limited Partnership	John E. Cowles	Refinance
15	Loan		CGMRC	Drayton Tower Apartments	Additional Reserve ($370,000); New Tenants Reserve ($609,432)	Drayton Tower LLC and Drayton Parking Owner LLC	Jonathan Kully and Michael Walsdorf	Refinance
16	Loan	9, 32, 33	RMF	Doubletree Rochester	PIP Funds	AFP 108 Corp.	United Capital Corp.	Acquisition
17	Loan	5	RMF	Esplanade at Butler Plaza	Free Rent Reserve	Esplanade Capital, LLC	Daniel Halberstein	Acquisition
18	Loan	34	GSMC	Sedona Pointe		GALP Highcross Limited Partnership	Domenic (a.k.a “Domenico”, “Dominic”, and “Don”) Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson	Refinance
19	Loan	34	GSMC	Gallery At Champions		GALP Waters Limited Partnership	Domenic (a.k.a “Domenico”, “Dominic”, and “Don”) Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson	Refinance
20	Loan		CGMRC	401 South La Brea		401 South La Brea Ave. (LA) Owner, LLC	CIM Group (CA), LLC	Refinance
21	Loan	35	RMF	Westgate Commons		CPC Fargo, LLC	Thomas C. Lund, John J. Graham and T. Chadwick Lund	Refinance
22	Loan	35	RMF	Office Max		CPC Memphis Midtown, LLC	Core Property Capital Fund II, LP	Refinance
23	Loan		GSMC	Promenade Shopping Center	Unfunded Obligations	Promenade Modesto, LLC	Jonathan M. Rayden, West Valley Properties, Inc. and Guardian Equity Growth, LLC	Refinance
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	Condominium Assessment Reserve	Spring-Ridge Associates, L.P.	Jean Grasso	Refinance
25	Loan	36	RMF	Lake Shore Plaza	Goodwill Funds ($314,000); Rent Reserve ($68,574)	Lake Shore Plaza Owner LLC	Richard J. Birdoff and Jay Furman	Refinance
26	Loan		RMF	Houston Multifamily Portfolio		S Chase Limited Partnership and W Point Limited Partnership	Fabrizio Lucchese	Refinance
26.01	Property			Seton Chase Apartments
26.02	Property			Willowbrook Point Apartments
27	Loan		GSMC	Woodside Village		2400 Hackett Limited Partnership	Domenic (a.k.a “Domenico”, “Dominic”, and “Don”) Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson	Refinance
28	Loan	37	RCMC	Viceroy Palm Springs	Seasonality Reserve	Casa Real Estate Limited Partnership	Bradford J. Korzen	Refinance
29	Loan	38	CGMRC	5185 MacArthur Boulevard		5185 MacArthur LLC	Robb Lakritz and Joshua Adler	Acquisition
30	Loan		CGMRC	317 Glenmore Avenue		MBSF Alabama, LLC	Yakov Shalom Fisher	Refinance
31	Loan		RCMC	Jones Place Townhomes		Jones Place Holdings, LLC	Gregory Metheny and Heidi Metheny	Refinance
32	Loan		RMF	Storage 105		McClanahan Storage 105, Inc.	Jack L. McClanahan	Refinance
33	Loan	9	RMF	Resaca Village Center	Outstanding TI/LC Reserve($373,065.30); Façade Repair Reserve ($170,000); Free Rent Reserve ($39,000)	Resaca Partners, LLC	Charles Christopher Rhett	Acquisition
34	Loan		GSMC	Joppa-Perring Retail Center		Joppa Mart LLC and Reston Corner, LLC	Richard E. Rotner	Acquisition
34.01	Property			Silver Diner
34.02	Property	39		Joppa Perring
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio		All Storage, Inc.	Jay Schuminsky	Recapitalization
35.01	Property			Western
35.02	Property			Blackburn
35.03	Property			Britain

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Other Reserve			Loan
Number	Property Flag	Footnotes	Loan Seller		Description	Borrower Name	Carve-out Guarantor	Purpose
36	Loan	9	CGMRC	Long Meadow Shopping Center		FB Hagerstown, LLC	Jay Furman and Richard Birdoff	Refinance
37	Loan	42	RCMC	Golden Eagle Village		Golden Eagle Investors, LLC	John C. Vick, III, Ryan P. Stahl and James L. Gissy	Acquisition
38	Loan		GSMC	Roundhill Townhomes		Roundhill I, L.P.	Domenic (a.k.a “Domenico”, “Dominic”, and “Don”) Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson	Refinance
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio		J-Tel Brandon, LLC and Tellus Ten, LLC	Thomas Davis Gordon	Refinance
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City
40	Loan		RMF	Tenaya Village		Tenaya Village LLC	Stephen Copulos	Acquisition
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	Sleepy’s Rent Abatement ($26,251.50); Payless Shoe Store Rent Abatement ($11,282.34); Hertz Rent Abatement ($5,400.00)	NRF VII - Oak Lawn, LLC	Next Realty Fund VII, L.P.	Refinance
42	Loan		GSMC	Brisas Del Mar		GALP Bammel Limited Partnership	Domenic (a.k.a “Domenico”, “Dominic”, and “Don”) Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson	Recapitalization
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	PIP Reserve	Bluffton HIX Partners, LLC	Andy Chopra, Rakesh Chauhan and Manoj Chauhan	Acquisition
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	PIP Reserve	HISL Holding LLC	Brian Patrick Martin, Neil O’Halloran, Leonard Fox and Edward Herrick	Acquisition
45	Loan	9, 45	CGMRC	Stonebridge Crossing	New Tenant Reserve	Barclay/Texas Holdings II, L.P.	David S. Coia, Daniel L. Vietto, Karen Vietto, Scott T. Archer and Carol Archer	Refinance
46	Loan	46	GSMC	McDowell Corners		McDowell Corners LLC	Keith J. Pomeroy and Keith J. Pomeroy, Trustee of the Keith J. Pomeroy Trust of December 13, 1976, as Amended and Restated February 24, 2014	Acquisition
47	Loan	9	CGMRC	Newbridge Shopping Center	Unfunded Obligations	New Bridge Shopping Center LLC	David Lichtenstein	Acquisition
48	Loan	9	MC-FiveMile	Desert View MHC		YCW - Desert View Mobile Home Park, L.L.C.	Dennis J. Werner, Karen Werner and Fred L. York	Refinance
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley		Aumkar Investment LLC and Ram Hospitality, Inc.	Ramnikbhai Vaghani	Refinance
50	Loan		RMF	Waterlick Plaza	Reduced Rent Reserve	Lynchburg Partners, LLC	Nathan A. Shor	Refinance
51	Loan		RMF	Bay Mall		Petoskey Mall Associates LLC	Christopher G. Brochert and Daniel L. Stern	Acquisition
52	Loan		RMF	La Jolla Apartments		Fort Worth Jewel LLC	Victor D. Huhem	Refinance
53	Loan	47	RMF	Williamsburg Self-Storage	Residential Unit Capital Expenditure Deposit	RWV Self Storage I, LLC	Robert Moser and Robert Morgan	Acquisition
54	Loan	9, 47	RMF	Climatrol Self-Storage		RWV Self Storage II, LLC	Robert Moser and Robert Morgan	Acquisition
55	Loan		RCMC	Hampton Inn Houma	PIP Reserve	Houma HPA LLC	InLight Ventures I, LP	Acquisition
56	Loan		RMF	Florence Square		Florence Square Holdings LLC	Joseph Brachfeld	Acquisition
57	Loan	9, 48	GSMC	8816 Six Forks Road	Unfunded Obligations	Beacon Center Properties, LLC	Stanley Werb and J. Fielding Miller	Refinance
58	Loan		RMF	AAAA Self-Storage		RWV Self Storage III, LLC	Robert Moser and Robert Morgan	Acquisition
59	Loan		GSMC	Azalea Hill Apartments		SIMA/Signature Lakes, L.P.	Donald E. Lippman	Refinance
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	Existing TI/LC Reserve ($224,764); Parking Reserve ($75,000)	30500 Bruce Industrial, LLC	Peter Sullivan	Refinance
61	Loan	50	RMF	Capewood Apartments		Capewood, LLC	Swapnil Agarwal and Prashant Kothari	Acquisition
62	Loan		GSMC	Lee’s Crossing		Minerva Lee’s Crossing, L.P.	Minerva Properties, L.L.P.	Refinance
63	Loan		RMF	Rite Aid - La Vergne		TN Rad Owner LLC	Michael K. Federman	Refinance
64	Loan		MC-FiveMile	Sausalito Apartments		Himk Corporation	Chowdary Yalamanchili	Refinance
65	Loan		MC-FiveMile	Oak Business Park	Rollover Reserve Excess Deposit	Oak Drive Business Park, LLC	Richard A. Clark	Refinance
66	Loan		RMF	North Port Commons	Free Rent Reserve	North Port OMV, LLC	Dharma Malempati	Acquisition
67	Loan		MC-FiveMile	Maple Grove Shopping Center		Maple Grove Shopping Center, LLC	John L. Bernhardt	Refinance
68	Loan	51	RMF	Dennison Road		GP Dennison, LLC	Barrett C. Bilotta, Eamonn T. Healy and Kenneth Rubin	Refinance
69	Loan	52	RCMC	Shoppes at Stoneridge Commons		Concord Stonebridge SPE, LLC and Tall Pine Stonebridge SPE, LLC	Ron L. Turner, Jr., C. Lee Wooddall, John H. Irby and Jeffery A. Watson	Acquisition
70	Loan	9, 53	RMF	Mission Trace Shopping Center	Free Rent Reserve	Mission Trace Investments II LLC	Francis Greenburger	Refinance
71	Loan		MC-FiveMile	Concorde Club Apartments		MIMG XXXIX Concorde Club, LLC	C. Robert Nicolls, II	Refinance
72	Loan		RMF	Ridgefield Self-Storage		872 Ethan Allen Highway LLC	Robert Moser and Robert Morgan	Acquisition
73	Loan		RMF	Azalea Self-Storage		RMG Storage Partners, LLLP	Richard M. Graham and Walter E. Graham	Acquisition
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	Togo Reserve	Marquee-Brawley, LLC	Shahriar Pourteymour and Shahriar and Maria T. Pourteymour as Trustees of the Pourteymour Family Trust dated March 1, 2007	Refinance
75	Loan		RMF	Easy Does It Self-Storage		RWV Self Storage IV, LLC	Robert Moser and Robert Morgan	Acquisition
76	Loan		MC-FiveMile	Evergreen MHC		Evergreen Mobile Home Park, LLC	Dennis J. Werner, Karen Werner and Fred L. York	Refinance
77	Loan		RMF	Hampton Inn Plover	Capital Improvement Reserve (Upfront: $100,000; Monthly: 50% of Excess Cash Flow); Seasonality Deposit (Upfront: $25,000; Monthly: $2,777.78)	Village Park Hospitality, LLC	Brian Coryat	Refinance
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	Free Rent Reserve	Sugarloaf Walk Shopping Center LLC	Michael Ainbinder and Jon Ainbinder	Refinance
79	Loan		MC-FiveMile	Country Terrace MHC	Nevada Water Reserve	CW - Country Terrace, L.L.C.	Dennis J. Werner, Karen Werner and Fred L. York	Refinance
80	Loan		RMF	Herriman Self-Storage		Herriman Self Storage & Moving, LLC	Briant A. Buckwalter	Acquisition
81	Loan		RMF	Cedar Ridge East Townhomes		GPP Cedar Ridge LLC	Stan Smith	Refinance
82	Loan		RMF	Storage Mall - Dewitt		Storage Mall Dewitt, LLC	Patrick Bailey	Refinance
83	Loan		MC-FiveMile	The Village Apartments		TVAI, LLC	Kurtis P. Keeney, Nathaniel G. Smith and Dennis R. Williams	Refinance

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Loan Amount	Principal’s New Cash								Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller		(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
1	Loan		CGMRC	28-40 West 23rd Street	140,000,000	0	0	100,000	140,100,000	57,008,517	0	5,964,046	903,290	76,224,148	0	140,100,000	Springing	Springing
2	Loan	8, 9	GSMC	Selig Portfolio	197,000,000	1,219,280	0	0	198,219,280	193,987,842	0	747,011	3,484,427	0	0	198,219,280	Hard	In Place
2.01	Property	9		Fourth & Blanchard
2.02	Property	9, 10		635 Elliott
2.03	Property	9		645 Elliott
2.04	Property	9, 11, 12		Fifth & Jackson
2.05	Property			North Tower - 100 West Harrison
2.06	Property	9		200 West Thomas
2.07	Property	9		South Tower - 100 West Harrison
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	90,000,000	0	0	0	90,000,000	60,011,467	0	1,385,698	2,726,294	25,876,541	0	90,000,000	Hard	In Place
3.01	Property			Hyatt Place Midtown South
3.02	Property			Hyatt Herald Square
4	Loan	9, 14	GSMC	Chula Vista Center	70,000,000	0	0	0	70,000,000	55,074,748	0	467,496	3,077,235	11,380,521	0	70,000,000	Hard	Springing
5	Loan		GSMC	Palm Island Apartments	64,000,000	0	0	0	64,000,000	62,496,351	0	692,754	0	810,895	0	64,000,000	Soft	Springing
6	Loan	5, 15	RMF	Woodyard Crossing	62,500,000	0	0	0	62,500,000	32,048,179	0	991,169	147,449	29,313,203	0	62,500,000	Springing	Springing
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	40,000,000	0	0	0	40,000,000	22,530,529	0	393,319	659,359	16,416,793	0	40,000,000	Hard	In Place
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	35,000,000	8,275,394	0	1,344,262	44,619,656	0	40,600,000	1,003,688	1,671,706	0	1,344,262	44,619,656	Hard	Springing
9	Loan	23, 24, 25	RMF	Wells Fargo Center	35,000,000	17,644,693	0	0	52,644,693	0	47,000,000	1,127,912	4,516,781	0	0	52,644,693	Hard	Springing
9.01	Property			Wells Fargo Tower
9.02	Property			Wells Fargo Center - Annex Garage
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	33,000,000	0	0	0	33,000,000	18,922,622	0	1,009,547	6,886,210	6,181,622	0	33,000,000	Soft	Springing
11	Loan	28	CGMRC	Centre Properties Portfolio	31,750,000	0	0	90,000	31,840,000	30,997,237	0	453,526	288,268	100,968	0	31,840,000	Hard	Springing
11.01	Property			Greendale
11.02	Property			Castleton
11.03	Property			Centre West Shops
11.04	Property			Centre West Interstate Shops
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	31,000,000	0	0	0	31,000,000	24,063,025	0	434,934	206,805	6,295,236	0	31,000,000	Springing	Springing
13	Loan	31	CGMRC	River Marketplace	25,200,000	0	0	547,000	25,747,000	25,055,098	0	425,266	228,239	38,396	0	25,747,000	Hard	Springing
14	Loan		RMF	Golden Gate Apartments	22,500,000	0	0	0	22,500,000	15,202,225	0	582,925	650,682	6,064,168	0	22,500,000	Springing	Springing
15	Loan		CGMRC	Drayton Tower Apartments	18,850,000	0	0	80,000	18,930,000	15,572,783	0	527,246	1,017,241	1,812,730	0	18,930,000	Hard	In Place
16	Loan	9, 32, 33	RMF	Doubletree Rochester	18,000,000	8,510,971	0	0	26,510,971	0	21,000,000	272,833	5,238,138	0	0	26,510,971	Hard	Springing
17	Loan	5	RMF	Esplanade at Butler Plaza	16,875,000	6,239,648	0	0	23,114,648	0	22,500,000	433,648	181,000	0	0	23,114,648	Hard	Springing
18	Loan	34	GSMC	Sedona Pointe	8,467,000	1,530,577	0	0	9,997,577	9,069,117	0	180,423	748,037	0	0	9,997,577	Springing	Springing
19	Loan	34	GSMC	Gallery At Champions	8,283,000	5,294,101	0	0	13,577,101	12,856,851	0	177,528	542,722	0	0	13,577,101	Springing	Springing
20	Loan		CGMRC	401 South La Brea	14,750,000	0	0	30,000	14,780,000	11,079,023	0	59,873	123,872	3,517,232	0	14,780,000	Hard	Springing
21	Loan	35	RMF	Westgate Commons	11,150,000	895,447	0	0	12,045,447	11,773,889	0	249,015	22,543	0	0	12,045,447	Springing	Springing
22	Loan	35	RMF	Office Max	2,900,000	0	0	0	2,900,000	2,268,887	0	105,330	28,506	497,277	0	2,900,000	Springing	Springing
23	Loan		GSMC	Promenade Shopping Center	14,025,000	0	0	0	14,025,000	13,412,025	0	428,061	145,846	39,068	0	14,025,000	Hard	Springing
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	13,300,000	0	0	0	13,300,000	12,266,193	0	341,887	76,128	615,793	0	13,300,000	Soft	Springing
25	Loan	36	RMF	Lake Shore Plaza	13,200,000	671,459	0	0	13,871,459	12,286,369	0	176,700	1,408,389	0	0	13,871,459	Hard	Springing
26	Loan		RMF	Houston Multifamily Portfolio	12,330,000	166,757	0	0	12,496,757	11,967,824	0	199,667	329,266	0	0	12,496,757	Soft	Springing
26.01	Property			Seton Chase Apartments
26.02	Property			Willowbrook Point Apartments
27	Loan		GSMC	Woodside Village	12,025,000	0	0	0	12,025,000	7,558,007	0	348,645	490,965	3,627,383	0	12,025,000	Springing	Springing
28	Loan	37	RCMC	Viceroy Palm Springs	11,750,000	0	0	0	11,750,000	5,948,631	0	393,883	191,874	5,215,612	0	11,750,000	Hard	Springing
29	Loan	38	CGMRC	5185 MacArthur Boulevard	11,625,000	3,904,395	0	253,010	15,782,405	0	14,925,000	727,169	130,236	0	0	15,782,405	Soft Springing	Springing
30	Loan		CGMRC	317 Glenmore Avenue	11,500,000	0	0	50,000	11,550,000	9,156,419	0	340,788	15,027	2,037,766	0	11,550,000	Hard	Springing
31	Loan		RCMC	Jones Place Townhomes	10,200,000	0	0	0	10,200,000	9,317,280	0	325,229	48,867	508,624	0	10,200,000	Springing	Springing
32	Loan		RMF	Storage 105	9,600,000	0	0	0	9,600,000	5,883,615	0	235,003	126,820	3,354,562	0	9,600,000	Springing	Springing
33	Loan	9	RMF	Resaca Village Center	8,480,000	2,944,569	0	0	11,424,569	0	9,800,000	352,234	1,272,335	0	0	11,424,569	Springing	Springing
34	Loan		GSMC	Joppa-Perring Retail Center	8,300,000	4,522,421	0	0	12,822,421	0	12,475,000	318,311	29,109	0	0	12,822,421	Springing	Springing
34.01	Property			Silver Diner
34.02	Property	39		Joppa Perring
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	8,100,000	0	0	63,000	8,163,000	0	0	214,224	84,292	7,864,485	0	8,163,000	Springing	Springing
35.01	Property			Western
35.02	Property			Blackburn
35.03	Property			Britain

CGCMT 2014-GC23 Annex A

Control	Loan /		Mortgage		Loan Amount	Principal’s New Cash								Principal Equity				Cash
Number	Property Flag	Footnotes	Loan Seller		(sources)	Contribution (7)	Debt	Other Sources	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox	Management
36	Loan	9	CGMRC	Long Meadow Shopping Center	7,800,000	0	0	50,000	7,850,000	5,949,204	0	185,525	390,820	1,324,450	0	7,850,000	Springing	Springing
37	Loan	42	RCMC	Golden Eagle Village	7,500,000	2,277,835	0	0	9,777,835	0	9,339,981	260,979	176,875	0	0	9,777,835	Springing	Springing
38	Loan		GSMC	Roundhill Townhomes	7,250,000	0	0	0	7,250,000	5,017,589	0	162,528	233,148	1,836,734	0	7,250,000	Springing	Springing
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	6,900,000	0	0	30,000	6,930,000	6,616,761	0	164,903	63,220	85,116	0	6,930,000	Springing	Springing
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City
40	Loan		RMF	Tenaya Village	6,500,000	3,684,904	0	0	10,184,904	0	9,935,000	228,766	21,137	0	0	10,184,904	Soft Springing	Springing
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	6,400,000	0	0	0	6,400,000	4,081,970	0	225,278	378,015	1,714,737	0	6,400,000	Springing	Springing
42	Loan		GSMC	Brisas Del Mar	6,275,000	0	0	0	6,275,000	0	0	147,409	288,906	5,838,685	0	6,275,000	Springing	Springing
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	6,125,000	2,525,891	0	0	8,650,891	0	8,232,733	227,655	190,503	0	0	8,650,891	Springing	Springing
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	5,800,000	2,300,836	0	229,077	8,329,913	0	6,550,000	515,613	1,264,301	0	0	8,329,913	Soft Springing	Springing
45	Loan	9, 45	CGMRC	Stonebridge Crossing	5,775,000	0	0	147,968	5,922,968	5,324,761	0	167,663	162,628	267,916	0	5,922,968	Springing	Springing
46	Loan	46	GSMC	McDowell Corners	5,700,000	2,222,701	0	0	7,922,701	0	7,600,000	175,808	146,893	0	0	7,922,701	Hard	In Place
47	Loan	9	CGMRC	Newbridge Shopping Center	5,700,000	0	0	50,000	5,750,000	0	2,500,000	346,489	2,194,122	709,389	0	5,750,000	Hard	Springing
48	Loan	9	MC-FiveMile	Desert View MHC	5,600,000	0	0	0	5,600,000	5,302,708	0	193,306	70,715	33,272	0	5,600,000	Springing	Springing
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	5,400,000	0	0	0	5,400,000	3,825,864	0	143,300	238,549	1,192,286	0	5,400,000	Hard	Springing
50	Loan		RMF	Waterlick Plaza	5,350,000	98,678	0	0	5,448,678	4,577,702	0	172,317	698,659	0	0	5,448,678	Hard	Springing
51	Loan		RMF	Bay Mall	5,347,500	1,526,438	0	0	6,873,938	0	6,600,000	96,508	177,430	0	0	6,873,938	Soft Springing	Springing
52	Loan		RMF	La Jolla Apartments	5,250,000	0	0	0	5,250,000	4,340,420	0	196,325	148,467	564,788	0	5,250,000	Springing	Springing
53	Loan	47	RMF	Williamsburg Self-Storage	2,550,000	817,369	0	0	3,367,369	0	3,150,000	190,327	27,042	0	0	3,367,369	Springing	Springing
54	Loan	9, 47	RMF	Climatrol Self-Storage	2,550,000	643,580	0	0	3,193,580	0	3,050,000	140,940	2,639	0	0	3,193,580	Springing	Springing
55	Loan		RCMC	Hampton Inn Houma	5,060,000	2,431,605	0	0	7,491,605	0	7,011,025	253,640	226,941	0	0	7,491,605	Springing	Springing
56	Loan		RMF	Florence Square	5,025,000	2,497,899	0	0	7,522,899	0	6,720,000	283,345	519,554	0	0	7,522,899	Soft Springing	Springing
57	Loan	9, 48	GSMC	8816 Six Forks Road	5,000,000	0	0	0	5,000,000	4,458,179	0	90,938	306,251	144,633	0	5,000,000	None	None
58	Loan		RMF	AAAA Self-Storage	5,000,000	1,279,087	0	0	6,279,087	0	6,050,000	223,054	6,033	0	0	6,279,087	Springing	Springing
59	Loan		GSMC	Azalea Hill Apartments	4,800,000	0	0	0	4,800,000	3,463,839	0	128,703	25,649	1,181,810	0	4,800,000	None	None
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	4,800,000	0	0	0	4,800,000	3,967,795	0	274,152	378,432	179,621	0	4,800,000	Hard	Springing
61	Loan	50	RMF	Capewood Apartments	4,635,000	1,681,202	0	0	6,316,202	0	5,544,000	120,784	651,418	0	0	6,316,202	Springing	Springing
62	Loan		GSMC	Lee’s Crossing	4,500,000	0	0	0	4,500,000	3,973,470	0	181,630	128,853	216,047	0	4,500,000	Springing	Springing
63	Loan		RMF	Rite Aid - La Vergne	4,350,000	0	0	0	4,350,000	3,318,800	0	232,376	6,406	792,419	0	4,350,000	Hard	In Place
64	Loan		MC-FiveMile	Sausalito Apartments	4,300,000	0	0	0	4,300,000	3,511,419	0	168,964	178,351	441,266	0	4,300,000	Soft	Springing
65	Loan		MC-FiveMile	Oak Business Park	4,200,000	0	0	0	4,200,000	3,840,378	0	109,740	80,601	169,282	0	4,200,000	Springing	Springing
66	Loan		RMF	North Port Commons	3,800,000	1,810,714	0	0	5,610,714	0	5,300,000	195,560	115,154	0	0	5,610,714	Springing	Springing
67	Loan		MC-FiveMile	Maple Grove Shopping Center	3,700,000	46,822	0	0	3,746,822	2,986,765	0	149,368	10,689	0	600,000	3,746,822	Hard	Springing
68	Loan	51	RMF	Dennison Road	3,500,000	16,410	0	0	3,516,410	3,065,351	0	152,515	298,545	0	0	3,516,410	Springing	Springing
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	3,450,000	1,298,426	0	0	4,748,426	0	4,510,984	213,289	24,152	0	0	4,748,426	NAP	NAP
70	Loan	9, 53	RMF	Mission Trace Shopping Center	3,300,000	0	0	0	3,300,000	2,369,073	0	121,357	74,681	734,889	0	3,300,000	Hard	Springing
71	Loan		MC-FiveMile	Concorde Club Apartments	3,250,000	0	0	0	3,250,000	1,938,691	0	160,706	138,121	1,012,482	0	3,250,000	Springing	Springing
72	Loan		RMF	Ridgefield Self-Storage	3,100,000	887,465	0	0	3,987,465	0	3,700,000	195,408	92,057	0	0	3,987,465	Springing	Springing
73	Loan		RMF	Azalea Self-Storage	2,925,000	1,135,730	0	0	4,060,730	0	3,900,000	146,339	14,392	0	0	4,060,730	Springing	Springing
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	2,865,000	0	0	27,500	2,892,500	2,294,886	0	74,509	119,440	403,665	0	2,892,500	Springing	Springing
75	Loan		RMF	Easy Does It Self-Storage	2,600,000	735,548	0	0	3,335,548	0	3,150,000	139,151	46,397	0	0	3,335,548	Springing	Springing
76	Loan		MC-FiveMile	Evergreen MHC	2,527,500	32,531	0	0	2,560,031	2,293,233	0	184,604	82,195	0	0	2,560,031	Springing	Springing
77	Loan		RMF	Hampton Inn Plover	2,500,000	43,015	0	0	2,543,015	2,247,113	0	151,752	144,150	0	0	2,543,015	Hard	In Place
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	2,330,000	0	0	0	2,330,000	0	0	109,661	51,293	2,169,045	0	2,330,000	Springing	Springing
79	Loan		MC-FiveMile	Country Terrace MHC	2,297,500	17,347	0	0	2,314,847	2,151,068	0	130,332	33,448	0	0	2,314,847	Springing	Springing
80	Loan		RMF	Herriman Self-Storage	2,200,000	929,754	0	0	3,129,754	0	3,000,000	99,341	30,413	0	0	3,129,754	Springing	Springing
81	Loan		RMF	Cedar Ridge East Townhomes	2,150,000	0	0	0	2,150,000	1,816,243	0	150,127	127,063	56,567	0	2,150,000	Springing	Springing
82	Loan		RMF	Storage Mall - Dewitt	2,100,000	0	0	0	2,100,000	917,799	0	106,954	155,794	919,453	0	2,100,000	Springing	Springing
83	Loan		MC-FiveMile	The Village Apartments	2,000,000	3,679	0	0	2,003,679	1,825,763	0	125,702	52,215	0	0	2,003,679	Soft	Springing

CGCMT 2014-GC23 Annex A

											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller		Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan		CGMRC	28-40 West 23rd Street	(i) the occurrence of an Event of Default	No							Yes	1
2	Loan	8, 9	GSMC	Selig Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement								Yes	2
2.01	Property	9		Fourth & Blanchard		No							Yes	2.01
2.02	Property	9, 10		635 Elliott		No							Yes	2.02
2.03	Property	9		645 Elliott		No							Yes	2.03
2.04	Property	9, 11, 12		Fifth & Jackson		No							Yes	2.04
2.05	Property			North Tower - 100 West Harrison		No							Yes	2.05
2.06	Property	9		200 West Thomas		No							Yes	2.06
2.07	Property	9		South Tower - 100 West Harrison		No							Yes	2.07
3	Loan	9, 13	GSMC	Hyatt NYC Portfolio	(i) the occurrence of an Event of Default, (ii) Hyatt Flag Default is continuing (iii) Net Operating Income is less than $8,500,000, (iv) failure to deliver financial statements as required in the Loan Agreement								Yes	3
3.01	Property			Hyatt Place Midtown South		No							Yes	3.01
3.02	Property			Hyatt Herald Square		No							Yes	3.02
4	Loan	9, 14	GSMC	Chula Vista Center	(i) the occurrence of an Event of Default, (ii) Maturity, (iii) DSCR is less than 1.15x, (iv) commencement of a Lease Sweep Period	No							Yes	4
5	Loan		GSMC	Palm Island Apartments	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	5
6	Loan	5, 15	RMF	Woodyard Crossing	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower or Guarantor	No							Yes	6
7	Loan	16, 17, 18,	GSMC	NorthCross Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) occurrence of Rollover Trigger Event	No							Yes	7
8	Loan	9, 19, 20, 21, 22,	MC-FiveMile	Hilton Knoxville	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) Debt Yield is less than 7.50%	No							Yes	8
9	Loan	23, 24, 25	RMF	Wells Fargo Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x		6/19/2113	1,680,000					Yes	9
9.01	Property			Wells Fargo Tower		Yes	6/19/2113	1,603,875					Yes	9.01
9.02	Property			Wells Fargo Center - Annex Garage		Yes	6/19/2113	76,125					Yes	9.02
10	Loan	9, 26, 27	MC-FiveMile	Dolce Living Rosenberg	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.50%	No							Yes	10
11	Loan	28	CGMRC	Centre Properties Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x								Yes	11
11.01	Property			Greendale		No							Yes	11.01
11.02	Property			Castleton		No							Yes	11.02
11.03	Property			Centre West Shops		No							Yes	11.03
11.04	Property			Centre West Interstate Shops		No							Yes	11.04
12	Loan	9, 29, 30	GSMC	Homewood Suites Nashville Vanderbilt	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	12
13	Loan	31	CGMRC	River Marketplace	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	13
14	Loan		RMF	Golden Gate Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x	No							Yes	14
15	Loan		CGMRC	Drayton Tower Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	15
16	Loan	9, 32, 33	RMF	Doubletree Rochester	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x	No							Yes	16
17	Loan	5	RMF	Esplanade at Butler Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	17
18	Loan	34	GSMC	Sedona Pointe	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	18
19	Loan	34	GSMC	Gallery At Champions	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	19
20	Loan		CGMRC	401 South La Brea	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	20
21	Loan	35	RMF	Westgate Commons	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x , (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	21
22	Loan	35	RMF	Office Max	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x , (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	22
23	Loan		GSMC	Promenade Shopping Center	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) borrower’s election to do a cash sweep in lieu of a deposit into the Anchor Tenant Reserve Account	No							Yes	23
24	Loan		MC-FiveMile	Ashbridge Manor Senior Housing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.50%	No							Yes	24
25	Loan	36	RMF	Lake Shore Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	25
26	Loan		RMF	Houston Multifamily Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x								Yes	26
26.01	Property			Seton Chase Apartments		No							Yes	26.01
26.02	Property			Willowbrook Point Apartments		No							Yes	26.02
27	Loan		GSMC	Woodside Village	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	27
28	Loan	37	RCMC	Viceroy Palm Springs	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No							Yes	28
29	Loan	38	CGMRC	5185 MacArthur Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x (iii) an Interplan Trigger	No							Yes	29
30	Loan		CGMRC	317 Glenmore Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	30
31	Loan		RCMC	Jones Place Townhomes	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x	No							Yes	31
32	Loan		RMF	Storage 105	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No							Yes	32
33	Loan	9	RMF	Resaca Village Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	33
34	Loan		GSMC	Joppa-Perring Retail Center	(i) the occurrence of an Event of Default, (ii) failure to deliver financial statements as required in the Loan Agreement, (iii) the occurrence of a Tenant Trigger Event, (iv) the occurrence of a recognized environmental condition								Yes	34
34.01	Property			Silver Diner		No							Yes	34.01
34.02	Property	39		Joppa Perring		No							Yes	34.02
35	Loan	40, 41	CGMRC	All Storage Amarillo Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x								Yes	35
35.01	Property			Western		No							Yes	35.01
35.02	Property			Blackburn		No							Yes	35.02
35.03	Property			Britain		No							Yes	35.03

CGCMT 2014-GC23 Annex A

											Cut-off Date
Control	Loan /		Mortgage		Cash Management	Ground	Ground Lease	Annual Ground	Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller		Triggers	Lease Y/N	Expiration Date	Lease Payment ($)	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
36	Loan	9	CGMRC	Long Meadow Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) a Specified Tenant Trigger Period	No							Yes	36
37	Loan	42	RCMC	Golden Eagle Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Tenant Trigger Event Period	No							Yes	37
38	Loan		GSMC	Roundhill Townhomes	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	38
39	Loan	9	CGMRC	Tellus MS-FL Self Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x								Yes	39
39.01	Property			Tellus MS-FL Self Storage Portfolio - Brandon		No							Yes	39.01
39.02	Property			Tellus MS-FL Self Storage Portfolio - Lake City		No							Yes	39.02
40	Loan		RMF	Tenaya Village	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No							Yes	40
41	Loan	43	MC-FiveMile	Oak Lawn Promenade	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	No							Yes	41
42	Loan		GSMC	Brisas Del Mar	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	42
43	Loan	44	RCMC	Holiday Inn Express & Suites - Bluffton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Franchise Agreement Default or Termination, (iv) One Year prior to Franchise Agreement Termination	No							Yes	43
44	Loan	9	CGMRC	Hampton Inn - Lake Charles	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) the occurrence of a Manager Bankruptcy Event, or (vi) the occurrence of a Remaining Scheduled PIP Trigger Event	No							Yes	44
45	Loan	9, 45	CGMRC	Stonebridge Crossing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	45
46	Loan	46	GSMC	McDowell Corners	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	46
47	Loan	9	CGMRC	Newbridge Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	47
48	Loan	9	MC-FiveMile	Desert View MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) Debt Yield is less than 9.00%	No							Yes	48
49	Loan	9	RMF	Comfort Inn and Suites Crabtree Valley	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.30x, (iv) the occurrence of a Franchise Renewal Trigger Event	No							Yes	49
50	Loan		RMF	Waterlick Plaza	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	50
51	Loan		RMF	Bay Mall	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	51
52	Loan		RMF	La Jolla Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No							Yes	52
53	Loan	47	RMF	Williamsburg Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	53
54	Loan	9, 47	RMF	Climatrol Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	54
55	Loan		RCMC	Hampton Inn Houma	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x, (iii) Franchise Agreement Default or Termination, (iv) One Year prior to Franchise Agreement Termination	No							Yes	55
56	Loan		RMF	Florence Square	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	56
57	Loan	9, 48	GSMC	8816 Six Forks Road	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 67% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	57
58	Loan		RMF	AAAA Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	58
59	Loan		GSMC	Azalea Hill Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No							Yes	59
60	Loan	49	RCMC	30500 Bruce Industrial Parkway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Tenant Trigger Event	No							Yes	60
61	Loan	50	RMF	Capewood Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.40x	No							Yes	61
62	Loan		GSMC	Lee’s Crossing	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No							Yes	62
63	Loan		RMF	Rite Aid - La Vergne	NAP	No							Yes	63
64	Loan		MC-FiveMile	Sausalito Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%	No							Yes	64
65	Loan		MC-FiveMile	Oak Business Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.75%, (iv) the occurrence of a Trigger Lease Event	No							Yes	65
66	Loan		RMF	North Port Commons	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x , (iv) the occurrence of a Critical Tenant Trigger Event	No							Yes	66
67	Loan		MC-FiveMile	Maple Grove Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.50%, (iv) the occurrence of a Trigger Lease Event	No							Yes	67
68	Loan	51	RMF	Dennison Road	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	68
69	Loan	52	RCMC	Shoppes at Stoneridge Commons	NAP	No							Yes	69
70	Loan	9, 53	RMF	Mission Trace Shopping Center	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	70
71	Loan		MC-FiveMile	Concorde Club Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) Debt Yield is less than 8.50%	No							Yes	71
72	Loan		RMF	Ridgefield Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	72
73	Loan		RMF	Azalea Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No							Yes	73
74	Loan	9, 54, 55	CGMRC	Brawley Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No							Yes	74
75	Loan		RMF	Easy Does It Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.25x	No							Yes	75
76	Loan		MC-FiveMile	Evergreen MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%	No							Yes	76
77	Loan		RMF	Hampton Inn Plover	NAP	No							Yes	77
78	Loan		MC-FiveMile	Sugarloaf Walk Shopping Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) Debt Yield is less than 8.00%, (iv) the occurrence of a Trigger Lease Event	No							Yes	78
79	Loan		MC-FiveMile	Country Terrace MHC	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 8.00%	No							Yes	79
80	Loan		RMF	Herriman Self-Storage	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x	No							Yes	80
81	Loan		RMF	Cedar Ridge East Townhomes	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.40x	No							Yes	81
82	Loan		RMF	Storage Mall - Dewitt	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor or Manager, (iii) DSCR is less than 1.20x	No							Yes	82
83	Loan		MC-FiveMile	The Village Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield is less than 7.25%	No							Yes	83

Footnotes to Annex A

(1)
The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the Commercial Real Estate Finance Counsel (CREFC ®) Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Cut-off Date Balance of $97,000,000 represents the note A-2 of a $197,000,000 whole loan evidenced by two pari passu notes.  One companion loan with a principal balance of $100,000,000 as of the Cut-off Date was contributed to GSMS 2014-GC22.  Cut-off Date LTV Ratio, LTV Ratio at Maturity/ARD, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $197,000,000.

(9)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “As-Is” Appraised Value. The LTV Ratio at Maturity/ARD is calculated in whole or in part on the basis of the “As Stabilized” Appraised Value.

(10)
The sole tenant at the Mortgaged Property, Amazon, has executed a lease but has not yet taken occupancy or commenced paying rent.  Amazon is expected to take occupancy in September 2014.  Rental payments will commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014.

(11)	The Largest Tenant, Sound Transit, leases 5,277 SF expiring on November 1, 2014 and 54,729 SF expiring on February 29, 2020.

(12)	The Fourth Largest Tenant, Walsh Construction, has an executed lease and is expected to take occupancy and begin paying rent in August 2014.

(13)
Ongoing Replacement Reserves, which are held by the property manager in an account pledged to the lender, are the greater of (i) revenues from each Mortgaged Property for the most recently ended calendar month, times 4% and (ii) the amount required to be deposited into, as applicable, the approved FF&E accounts pursuant to the management agreement and the franchise agreement (calculated on a monthly basis).

(14)
The Third Largest Tenant at the Mortgaged Property, AMC, is expected to take occupancy in August 2014 and commence paying rent in September 2014.  We cannot assure you that AMC will take occupancy or begin paying as expected.

(15)
Size includes 139,978 SF of tenant-owned improvements located on ground leased parcels. Excluding the tenant-owned improvements, the property contains 346,940 SF and the Cut-off Date Principal Balance per SF is $179.93.

(16)
Borrower reserved $300,000 at loan closing for Replacement Reserves, with Ongoing Replacement Reserves equal to $19,583.33/month from the Due Date in August 2014 through the Due Date in July 2016.  These funds are to be used for expected roof repairs which are expected to be completed within three years following closing.  Beginning on the Due Date in August 2016 and thereafter, the Ongoing Replacement Reserve will be $3,703.04/month.  Commencing with the Due Date in August 2017, if the borrower has completed the required roof repairs, then the Ongoing Reserves will only be required if the balance in the Replacement Reserve account is less than the Replacement Reserve Cap, $133,309.

(17)	The Third Largest Tenant at the Mortgaged Property, Harris Teeter (48,800 SF), subleases 4,800 SF to various retailers.

(18)
Mattress Firm has 11,000 SF of total Tenant GLA consisting of two separate outparcels. The 6,500 SF outparcel has a lease expiration date of September 30, 2016 and the 4,500 SF outparcel has a lease expiration date of November 30, 2017.

(19)	At closing, $1,057,826 will be reserved which represents 110% of the cost to complete the PIP.

(20)
In addition, a $100,000 Seasonality Reserve will be funded which will increase to $250,000 over the following three months to ensure debt service coverage in December and January. The Seasonality Reserve can be drawn upon by the Borrower for debt service and impounds in December and January. If drawn, the reserve will be replenished in the following month from any free cash flow from the property and must be equal to or greater than the Minumum Seasonality Balance, which is the lesser of (a) $250,000 and (b) the Adjusted Minimum Seasonality Balance.

(21)
Beginning on the payment date one year from the first payment date, the Replacement/FF&E Reserve will be implemented at a monthly rate that is the greater of (a) the monthly amount required to be reserved for FF&E pursuant to the Franchise Agreement, and (b) one-twelfth (1/12th) of four percent (4.0%) gross revenues for the prior calendar year.

(22)
Underwritten net cash flow includes $200,304 of income generated from 115 parking spaces which are leased from an adjacent garage.  The fully extended term of the lease runs through December 31, 2039, or 15 years beyond the loan term.

(23)	The 66,183 SF in the Wells Fargo Center - Annex Garage Property has 561 parking spaces. The Wells Fargo Center Properties contain an aggregate of 1,974 parking spaces.

(24)	Monthly collection of replacement reserves in an amount equal to $13,369 begin in July 2017.

(25)	Monthly collection of insurance reserves are waived so long as the property remains covered under a blanket insurance policy and no event of default has occurred and is continuing.

(26)	Upfront Debt Service Reserve is comprised of two months of debt service and escrow amounts

(27)
Upfront Other Reserve is comprised of a Debt Yield Holdback Reserve of $4,500,000 to be released subject to the property achieving, on or before December 1, 2015, among other conditions, an NCF debt yield of 8.0% based on an annualized T6 cash flow, as well as no Default or Event of Default remaining uncured, delivery to the lender of all outstanding certificates of occupancy, and that the borrower cannot request to draw on the holdback more than four times. There is an Outstanding Work Reserve of $1,425,000 to be released subject to completion of outstanding construction, among other conditions.

(28)
The loan is structured with an ongoing payment of $11,593 - $0.06 PSF and springing TI/LC cap of 417,351. The TI/LC Reserve will remain uncapped if both anchor tenants do not renew their lease or if replacement tenants for both spaces are not in place.

Footnotes to Annex A

(29)
Monthly Replacement Reserves are $35,154.23 for the Due Dates occurring in August 2014 through July 2015 and thereafter the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth of 4% of the Operating Income of the Property for the previous twelve month period as determined on the anniversary of the last day of June.

(30)	Occupancy represents the average occupancy for the seven month period commencing with the first full month of operations of November 2013 through May 31, 2014.

(31)	Borrower is required to make Ongoing TI/LC Reserve payments of $12,494.50 per month, capped at $449,802

(32)
The Cut-off Date LTV Ratio is calculated based on the appraiser’s “as-is” appraised value of $22,000,000 plus the $5,000,000 reserve related to the property improvement plan (“PIP”) planned at the related Mortgaged Property.  The Cut-off Date LTV Ratio without adding the $5,000,000 PIP reserve is 81.7%.

(33)
Monthly collection of replacement reserves begin in July 2018 (equal to the greater of 1/12th of 4% of Gross Income, or the aggregate amount, if any, required to be reserved under the Management Agreement or the Franchise Agreement).

(34)
With respect to the Sedona Pointe and Gallery At Champions Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Debt Yield on Underwritten Net Operating Income, Underwritten NCF DSCR, Underwritten NOI DSCR, Debt Yield on Underwritten Net Cash Flow, Cut-off Date LTV Ratio and the LTV Ratio at Maturity of the Mortgage Loans are presented in the aggregate.

(35)
With respect to the Westgate Commons and Office Max Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity/ARD, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of the Mortgage Loans are presented in the aggregate.

(36)	The second largest tenant, Goodwill, has an executed lease and is expected to take occupancy in July 2014.

(37)
In the event that on any payment date, the seasonality reserve is less than $177,561, the borrower shall pay to lender on each such payment date all net cash flow after debt service up to the amount required for the seasonality reserve to equal $177,561

(38)	Borrower is required to make Ongoing TI/LC Reserve payments of $5,416.67 per month, capped at $260,000

(39)
The Appraised Value of $5,800,000 is a hypothetical market value.  It assumes Checkers, which was an outparcel at the time of the appraisal, is carved out of collateral based on redrawn lot lines.  The lot lines have been redrawn, and the Checkers is not part of the collateral.

(40)	Allocated Cut-off Date Balance was allocated based on square footage.

(41)	The Appraised Value of $11,000,000 is the combined “as-is” value for the three properties within the portfolio. The appraisal does not provide allocated value by property.

(42)
Monthly deposits into the rollover reserve shall not be required if (i) no event of default has occurred and is continuing and (ii) the physical and economic occupancy at the property is 75% or greater and (iii) funds on deposit in the rollover reserve are greater than $50,000.  If funds on deposit are less than $50,000, borrower shall commence making monthly deposits to the extent funds on deposit are less than $100,000.

(43)	The largest tenant by NRA, Discovery Clothing, is currently dark.

(44)
Commencing on August 5, 2015, borrower shall make monthly deposits into the FF&E Reserve in the amount equal to the greatest of (i) one-twelfth of 4% of gross income from operations, (ii) any amount actually required to be paid under the franchise agreement or annual budget, or (iii) until the earlier to occur of (a) the monthly payment date occurring on August 5, 2016, (b) the completion of the PIP work in accordance with the loan agreement or (c) the monthly payment date on which an aggregate amount equal to $110,400 has been paid into the FF&E Reserve Account, $9,200.

(45)	Borrower is required to make Ongoing TI/LC Reserve payments of $2,852.08 per month, capped at $136,000

(46)	Historical 2013 cash flow numbers are October 31, 2013 trailing ten months numbers.

(47)
With respect to the Williamsburg Self-Storage and Climatrol Self-Storage Mortgage Loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the LTV Ratio at Maturity/ARD, the Underwritten NCF DSCR, the Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow of the Mortgage Loans are presented in the aggregate.

(48)
The Largest Tenant at the Mortgaged Property, Rivercrest Realty Associates, LLC, is expected to take occupancy in August 2014 and commence paying rent in September 2014.  We cannot assure you that Rivercrest Realty Associates, LLC will take occupancy or begin paying as expected.

(49)
Monthly deposits into the rollover reserve shall not be required if (i) no event of default has occurred or is continuing, (ii) occupancy is at least 77.5% and (iii) the rollover reserve is greater than or equal to $114,188

(50)	The Cut-off Date LTV Ratio is calculated based on the “as repaired” value from the appraisal that assumes roof renovations are complete. The borrower reserved $600,000 with lender at closing.

(51)	Historical cashflows are reported on a school year basis rather than a calendar year basis.

(52)
Monthly deposits into the rollover reserve shall not be required if (i) no event of default has occurred and is continuing, (ii) physical and economic occupancy is at least 85% and (iii) the rollover reserve is greater than or equal to $119,040.

(53)	The TI/LC Cap decreases to $88,360 after the July 2017 payment date.

(54)
The Appraised Value presents the “As-Is” Appraised Value of the Mortgaged Property, which takes into account a $90,000 lease-up deduction for the Togo’s tenant. Togo’s lease was in final form and had been distributed for execution by the tenant as of the May 28, 2014 appraisal date.  The Cut-off Date LTV Ratio is calculated on the basis of the “Prospective As-Stabilized” Appraised Value, which assumes the lease with Togo’s has been executed and the tenant is open for business. Togo’s executed their lease on June 13, 2014 and took possession of their space on June 16, 2014.  The LTV Ratio at Maturity is calculated on the basis of the “Prospective As Stabilized” Appraised Value.

(55)	Borrower is required to make Ongoing TI/LC Reserve payments of $828.17 per month, capped at $40,000

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

(THIS PAGE INTENTIONALLY LEFT BLANK)

July 17, 2014

Structural and Collateral Term Sheet

$1,232,066,996
(Approximate Mortgage Pool Balance)

$1,087,299,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2014-GC23
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Goldman Sachs Mortgage Company
Citigroup Global Markets Realty Corp.
Rialto Mortgage Finance, LLC
MC-Five Mile Commercial Mortgage Finance LLC
Redwood Commercial Mortgage Corporation
As Sponsors

Citigroup	Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	RBS
Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Initial Certificate Principal Amount or Notional Amount(1)	Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$49,642,000	30.000%(4)	1.392%	Fixed	2.83	9/14 – 6/19
Class A-2	$85,798,000	30.000%(4)	2.851%	Fixed	4.91	6/19 – 7/19
Class A-3	$300,000,000	30.000%(4)	3.356%	Fixed	9.83	5/24 – 7/24
Class A-4	$345,240,000	30.000%(4)	3.622%	Fixed	9.93	7/24 – 7/24
Class A-AB	$81,766,000	30.000%(4)	3.337%	Fixed	7.41	7/19 – 5/24
Class X-A	$957,932,000(5)	N/A	1.304%	Variable IO(6)	N/A	N/A
Class X-B	$129,367,000(5)	N/A	0.319%	Variable IO(6)	N/A	N/A
Class A-S(7)	$95,486,000(8)	22.250%	3.863%	Fixed	9.93	7/24 – 7/24
Class B(7)	$80,084,000(8)	15.750%	4.175%	WAC CAP(9)	9.93	7/24 – 7/24
Class PEZ(7)	$224,853,000(8)	11.750%(10)	(11)	(11)	9.93	7/24 – 7/24
Class C(7)	$49,283,000(8)	11.750%(10)	4.604%	WAC-0.054%(12)	9.93	7/24 – 7/24

NON-OFFERED CERTIFICATES

Non- Offered Class	Initial Certificate Principal Amount or Notional Amount(1)	Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-C	$24,641,000(5)	N/A	1.450%	Variable IO(6)	N/A	N/A
Class X-D	$55,443,996(5)	N/A	1.450%	Variable IO(6)	N/A	N/A
Class D	$64,683,000	6.500%	4.658%	WAC(13)	9.93	7/24 – 7/24
Class E	$24,641,000	4.500%	3.208%	WAC CAP(9)	9.93	7/24 – 7/24
Class F	$9,241,000	3.750%	3.208%	WAC CAP(9)	9.93	7/24 – 7/24
Class G	$46,202,996	0.000%	3.208%	WAC CAP(9)	9.93	7/24 – 7/24
Class R(14)	N/A	N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-189017) dated July 14, 2014 (the “Base Prospectus”) and a separate Prospectus Supplement dated July 17, 2014 (the “Prospectus Supplement”). Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to them elsewhere in the Prospectus Supplement or, if not defined in the Prospectus Supplement, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Determined assuming no prepayments prior to maturity date of each mortgage loan and otherwise based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A, Class X-B, Class X-C and Class X-D certificates (collectively, the “Class X Certificates”) will not have certificate principal amounts and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B, Class X-C and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The notional amount of the Class X-B certificates will be equal to the aggregate of the certificate principal amounts of the Class B trust component and Class C trust component. The notional amount of the Class X-C certificates will be equal to the certificate principal amount of the Class E certificates. The notional amount of the Class X-D certificates will be equal to the aggregate of the certificate principal amounts of the Class F and Class G certificates.

(6)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in the Prospectus Supplement.  The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class B trust component and Class C trust component, as described in the Prospectus Supplement. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate on the Class E certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates on the Class F and Class G certificates, as described in the Prospectus Supplement.

(7)
The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B, Class PEZ and Class C certificates are collectively referred to as the “Exchangeable Certificates”.

CERTIFICATE SUMMARY (continued)

(8)
On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding principal balances, subject to a variance of plus or minus 5%, of $95,486,000, $80,084,000 and $49,283,000, respectively. The exchangeable certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-S, Class B and/or Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding principal balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate principal amount of each class of the Class A-S, Class B and Class C certificates shown in the table above represents the maximum certificate principal amount of such class without giving effect to any issuance of Class PEZ certificates. The initial certificate principal amount of the Class PEZ certificates shown in the table above is equal to the aggregate of the maximum initial certificate principal amounts of the Class A-S, Class B and Class C certificates, representing the maximum certificate principal amount of the Class PEZ certificates that could be issued in an exchange. The certificate principal amounts of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal amount of the Class PEZ certificates issued on the closing date. The aggregate certificate principal amount of the offered certificates shown on the cover page of this Term Sheet includes the maximum certificate principal amount of exchangeable certificates that could be outstanding on the closing date, equal to $224,853,000 (subject to a variance of plus or minus 5%).

(9)
For any distribution date, the pass-through rate on each class of the Class B, Class E, Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the initial pass-through rate for such class specified in the table above and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, as adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(10)
The initial subordination levels for the Class C and Class PEZ certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $49,283,000 (subject to a variance of plus or minus 5%).

(11)
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-S, Class B and Class C certificates.

(12)
For any distribution date, the pass-through rate on the Class C certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, less 0.054%.

(13)
For any distribution date, the pass-through rate on the Class D certificates will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(14)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Prospectus Supplement. The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance	$1,232,066,996
Number of Mortgage Loans	83
Number of Mortgaged Properties	99
Average Cut-off Date Mortgage Loan Balance	$14,844,181
Weighted Average Mortgage Interest Rate	4.5237%
Weighted Average Remaining Term to Maturity (months)	114
Weighted Average Remaining Amortization Term (months)(2)	351
Weighted Average Cut-off Date LTV Ratio(3)	61.2%
Weighted Average Maturity Date LTV Ratio(4)	52.2%
Weighted Average Underwritten Debt Service Coverage Ratio(5)	1.94x
Weighted Average Debt Yield on Underwritten NOI(6)	11.5%
% of Mortgage Loans with Additional Debt	0.0%
% of Mortgaged Properties with Single Tenants	5.3%

(1)
The Selig Portfolio mortgage loan has one related pari passu companion loan, and the loan-to-value ratio, debt service coverage ratio and debt yield calculations presented in this Term Sheet include the related pari passu companion loan unless otherwise indicated.  In addition, the Selig Portfolio mortgage loan permits the incurrence of additional pari passu debt secured by the related mortgaged property, subject to certain loan-to-value ratio, debt service coverage ratio, debt yield and other conditions described under “Selig Portfolio—Permitted Pari Passu Debt” in this Term Sheet. Additionally, with respect to (i) the Sedona Pointe and Gallery At Champions mortgage loans, (ii) the Westgate Commons and Office Max mortgage loans and (iii) the Williamsburg Self-Storage and Climatrol Self-Storage mortgage loans, which are, in the case of each such pair of mortgage loans, cross-collateralized and cross-defaulted with each other, the loan-to-value ratio, debt service coverage ratio and debt yield of the respective groups of mortgage loans are presented in the aggregate unless otherwise indicated. Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Excludes mortgage loans that are interest-only for the entire term.

(3)
Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to the Joppa Perring mortgage loan, the Cut-off Date LTV Ratio was calculated based on the appraiser’s “hypothetical market value” for the Joppa Perring Mortgaged Property of $5,800,000 as the “as is” value included represents the value of the collateral plus an outparcel that is not part of the collateral. With respect to the Brawley Shopping Center mortgage loan, the Cut-off Date LTV Ratio was calculated using the related aggregate “as stabilized” appraised value. Additionally, with respect to the Doubletree Rochester mortgage loan, the Cut-off Date LTV Ratio was calculated based on the appraiser’s “as-is” appraised value of $22,000,000 plus a stated property improvement plan (“PIP”) amount of $5,000,000. Further, with respect to the Capewood Apartments mortgage loan, the Cut-off Date LTV Ratio is calculated based on the “as repaired” value from the appraisal that assumes roof renovations are complete. The Weighted Average Cut-off Date LTV Ratio of the mortgage pool using the “as-is” appraised value for all mortgage loans is 61.4%.  See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Cut-off Date LTV Ratio.

(4)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 19 mortgage loans, representing approximately 35.6% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool—–Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(5)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(6)
Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.
Co-Managers:	Drexel Hamilton, LLC and RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,232,066,996
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Trimont Real Estate Advisors, Inc.
Pricing:	Week of July 14, 2014
Closing Date:	August 7, 2014
Cut-off Date:	For each mortgage loan, the related due date for such mortgage loan in August 2014
Determination Date:	The 6th day of each month or next business day, commencing in September 2014
Distribution Date:	The 4th business day after the Determination Date, commencing in September 2014
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Prospectus Supplement
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2047
Cleanup Call:	1.0%
Minimum Denominations:
$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates, except Class PEZ certificates will not have a minimum denomination

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,232,066,996 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 83 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,232,066,996  (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $14,844,181 and are secured by 99 mortgaged properties located throughout 31 states and the District of Columbia

—	LTV: 61.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.94x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.5% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 75.6% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	31.9% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	43.7% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 47.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps:  82.1% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 79 mortgage loans representing 88.4% of the Initial Pool Balance

–	Insurance: 61 mortgage loans representing 49.8% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 77 mortgage loans representing 71.6% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 32 mortgage loans representing 60.8% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 80.4% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 32.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (18.1% are anchored retail properties and 5.7% is a super-regional mall property)

—	Hospitality: 17.1% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 13.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Mixed Use: 12.6% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Office: 11.3% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Senior Housing: 6.3% of the mortgaged properties by allocated Initial Pool Balance are senior housing properties

■
Geographic Diversity:  The 99 mortgaged properties are located throughout 31 states and the District of Columbia with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (22.3%), California (14.4%) and Texas (11.4%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	17	25	$476,426,039	38.7%
Citigroup Global Markets Realty Corp	14	20	296,505,590	24.1
Rialto Mortgage Finance, LLC	32	34	292,410,677	23.7
MC-Five Mile Commercial Mortgage Finance LLC	13	13	117,857,070	9.6
Redwood Commercial Mortgage Corporation	7	7	48,867,620	4.0
Total	83	99	$1,232,066,996	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Units	Cut-off Date Balance Per SF / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
28-40 West 23rd Street	$140,000,000	11.4%	Mixed Use	571,205	$245	3.83x	15.9%	27.2%
Selig Portfolio	97,000,000	7.9	Office	1,082,617	$182	2.06x	10.2%	58.8%
Hyatt NYC Portfolio	90,000,000	7.3	Hospitality	307	$293,160	2.07x	13.5%	54.4%
Chula Vista Center	70,000,000	5.7	Retail	485,841	$144	1.71x	10.6%	60.3%
Palm Island Apartments	64,000,000	5.2	Senior Housing	456	$140,351	1.81x	8.4%	59.7%
Woodyard Crossing	62,423,745	5.1	Retail	486,918	$128	1.54x	9.6%	65.0%
NorthCross Shopping Center	39,930,994	3.2	Retail	382,829	$104	1.37x	9.5%	73.3%
Hilton Knoxville	35,000,000	2.8	Hospitality	320	$109,375	1.64x	12.0%	74.6%
Wells Fargo Center	35,000,000	2.8	Office/Parking	714,490	$49	2.07x	15.4%	66.7%
Dolce Living Rosenberg	33,000,000	2.7	Multifamily	324	$101,852	1.23x	7.9%	70.7%
Top 10 Total / Wtd. Avg.	$666,354,739	54.1%				2.22x	11.9%	55.1%
Remaining Total / Wtd. Avg.	565,712,257	45.9				1.61x	11.1%	68.4%
Total / Wtd. Avg.	$1,232,066,996	100.0%				1.94x	11.5%	61.2%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer
Selig Portfolio	$97,000,000	7.9%	$100,000,000	$197,000,000	GSMS 2014-GC22	Wells Fargo	CWCapital

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
28-40 West 23rd Street	CGMRC	New York	NY	Mixed Use	$140,000,000	11.4%	COMM 2001-J1A
Woodyard Crossing	RMF	Clinton	MD	Retail	$62,423,745	5.1%	COMM 2004-LB4A
Hilton Knoxville	MC-FiveMile	Knoxville	TN	Hospitality	$35,000,000	2.8%	LBUBS 2006-C3
Fourth & Blanchard(3)	GSMC	Seattle	WA	Office	$30,375,783	2.5%	JPMCC 2004-CIBC9
River Marketplace	CGMRC	Lafayette	LA	Retail	$25,200,000	2.0%	CD 2005-CD1
Golden Gate Apartments	RMF	Alexandria	VA	Multifamily	$22,500,000	1.8%	GNR 2003-87
Promenade Shopping Center	GSMC	Modesto	CA	Retail	$14,025,000	1.1%	CSFB 2004-C5
Lake Shore Plaza	RMF	Lake Ronkonkoma	NY	Retail	$13,200,000	1.1%	GMACC 2004-C2
5185 MacArthur Boulevard	CGMRC	Washington	DC	Mixed Use	$11,625,000	0.9%	JPMCC 2005-LDP5
Fifth & Jackson(3)	GSMC	Seattle	WA	Office	$11,137,787	0.9%	GMACC 2004-C3
Stonebridge Crossing	CGMRC	Mckinney	TX	Retail	$5,775,000	0.5%	BACM 2004-4
Desert View MHC	MC-FiveMile	West Richland	WA	Manufactured Housing	$5,594,070	0.5%	GSMS 2004-GG2
Western	CGMRC	Amarillo	TX	Self Storage	$5,473,204	0.4%	JPMCC 2003-PM1A
Waterlick Plaza	RMF	Lynchburg	VA	Retail	$5,342,328	0.4%	JPMCC 2005-LDP5
Florence Square	RMF	Florence	AL	Retail	$5,017,727	0.4%	CWCI 2006-C1
8816 Six Forks Road	GSMC	Raleigh	NC	Office	$5,000,000	0.4%	CSFB 2004-C4
30500 Bruce Industrial Parkway	RCMC	Solon	OH	Industrial	$4,800,000	0.4%	BSCMS 2004-PWR5
Lee’s Crossing	GSMC	Buford	GA	Retail	$4,500,000	0.4%	BSCMS 2004-PWR5
North Tower - 100 West Harrison(3)	GSMC	Seattle	WA	Office	$4,397,256	0.4%	JPMCC 2004-CIBC10
200 West Thomas(3)	GSMC	Seattle	WA	Office	$4,310,468	0.3%	JPMCC 2004-CIBC10
Sausalito Apartments	MC-FiveMile	Houston	TX	Multifamily	$4,295,798	0.3%	CSFB 2005-C1
South Tower - 100 West Harrison(3)	GSMC	Seattle	WA	Office	$4,252,610	0.3%	JPMCC 2004-CIBC10
Mission Trace Shopping Center	RMF	Lakewood	CO	Retail	$3,296,172	0.3%	CCMSC 2000-1
Evergreen MHC	MC-FiveMile	Nampa	ID	Manufactured Housing	$2,525,009	0.2%	GSMS 2004-GG2
Country Terrace MHC	MC-FiveMile	Reno	NV	Manufactured Housing	$2,295,263	0.2%	GSMS 2004-GG2
Herriman Self-Storage	RMF	Herriman	UT	Self Storage	$2,194,743	0.2%	MLMT 2005-LC1
Blackburn	CGMRC	Amarillo	TX	Self Storage	$1,572,072	0.1%	BACM 2004-4
Britain	CGMRC	Amarillo	TX	Self Storage	$1,045,263	0.1%	BACM 2004-4

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.
(3)
Multiple Selig Portfolio mortgaged properties were included in prior securitizations.  A mortgage loan secured by the Fourth & Blanchard mortgaged property was included in the JPMCC 2004-CIBC9 securitization.  A mortgage loan secured by the Fifth & Jackson mortgaged property was included in the GMACC 2004-C3 securitization. A mortgage loan secured by the North Tower - 100 West Harrison, 200 West Thomas and South Tower - 100 West Harrison mortgaged properties was included in the JPMCC 2004-CIBC10 securitization. The table above does not include any mortgage loans secured by the other mortgaged properties that secure the Selig Portfolio mortgage loan.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	34	$404,448,088	32.8%	1.57x	67.7%	10.4%
Anchored	18	223,488,953	18.1	1.57x	69.2%	10.5%
Super Regional Mall	1	70,000,000	5.7	1.71x	60.3%	10.6%
Power Center/Big Box	1	39,930,994	3.2	1.37x	73.3%	9.5%
Single Tenant Retail	4	27,339,497	2.2	1.55x	61.3%	10.0%
Shadow Anchored	5	23,924,235	1.9	1.43x	74.0%	9.8%
Unanchored	5	19,764,410	1.6	1.64x	67.2%	11.5%
Hospitality	11	$210,532,839	17.1%	1.99x	62.3%	13.8%
Full Service	4	100,720,356	8.2	1.87x	65.0%	13.2%
Limited Service	6	55,812,483	4.5	2.15x	65.0%	15.1%
Select Service	1	54,000,000	4.4	2.07x	54.4%	13.5%
Multifamily	19	$168,967,000	13.7%	1.46x	67.9%	9.8%
Garden	16	136,420,879	11.1	1.49x	67.5%	10.1%
High Rise	1	18,850,000	1.5	1.22x	67.9%	7.8%
Student Housing	2	13,696,121	1.1	1.46x	72.2%	9.2%
Mixed Use	3	$155,412,028	12.6%	3.59x	31.6%	15.2%
Retail/Office	3	155,412,028	12.6	3.59x	31.6%	15.2%
Office	10	$139,512,500	11.3%	2.02x	62.0%	11.4%
CBD	8	130,312,500	10.6	2.06x	60.8%	11.5%
General Suburban	1	5,000,000	0.4	1.47x	83.4%	9.8%
Medical	1	4,200,000	0.3	1.43x	74.3%	10.6%
Senior Housing	2	$77,285,566	6.3%	1.76x	61.5%	8.7%
Independent Living	2	77,285,566	6.3	1.76x	61.5%	8.7%
Self Storage	14	$47,523,211	3.9%	1.51x	70.3%	10.0%
Industrial	2	$16,283,923	1.3%	1.38x	70.2%	9.5%
Warehouse	1	11,483,929	0.9	1.24x	73.1%	8.6%
Flex	1	4,800,000	0.4	1.71x	63.4%	11.8%
Manufactured Housing	3	$10,414,342	0.8%	1.77x	49.8%	12.0%
Parking	1	$1,687,500	0.1%	2.07x	66.7%	15.4%
Garage	1	1,687,500	0.1	2.07x	66.7%	15.4%
Total / Wtd. Avg.	99	$1,232,066,996	100.0%	1.94x	61.2%	11.5%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	7	$274,751,217	22.3%	$740,550,000	31.3%	$39,963,569	26.3%
California	6	177,353,589	14.4	288,920,000	12.2	17,252,104	11.3
Texas	19	140,005,960	11.4	208,430,000	8.8	14,495,112	9.5
Washington	8	102,594,070	8.3	348,200,000	14.7	20,764,213	13.7
Maryland	3	74,116,928	6.0	115,800,000	4.9	7,346,561	4.8
Tennessee	4	73,210,843	5.9	107,400,000	4.5	9,839,319	6.5
Florida	6	66,043,257	5.4	95,360,000	4.0	8,338,223	5.5
North Carolina	3	50,323,394	4.1	68,200,000	2.9	5,007,029	3.3
Virginia	6	42,283,607	3.4	58,670,000	2.5	3,817,348	2.5
Louisiana	3	36,040,192	2.9	50,850,000	2.1	4,139,964	2.7
Indiana	4	31,750,000	2.6	42,380,000	1.8	3,079,210	2.0
Georgia	3	25,677,547	2.1	40,875,000	1.7	2,597,512	1.7
West Virginia	2	13,646,194	1.1	18,750,000	0.8	1,327,675	0.9
Pennsylvania	1	13,285,566	1.1	19,020,000	0.8	1,317,463	0.9
Alabama	3	12,742,727	1.0	24,600,000	1.0	2,120,585	1.4
District of Columbia	1	11,625,000	0.9	16,000,000	0.7	1,004,179	0.7
North Dakota	1	11,150,000	0.9	14,700,000	0.6	1,057,578	0.7
Nevada	2	8,780,296	0.7	14,400,000	0.6	1,071,677	0.7
Michigan	2	8,584,133	0.7	12,030,000	0.5	1,069,495	0.7
Illinois	1	6,400,000	0.5	8,700,000	0.4	577,961	0.4
Wisconsin	2	6,193,202	0.5	8,800,000	0.4	767,963	0.5
South Carolina	1	6,117,402	0.5	9,400,000	0.4	833,224	0.5
Arizona	1	5,700,000	0.5	7,840,000	0.3	556,075	0.4
New Jersey	1	5,693,698	0.5	9,200,000	0.4	664,810	0.4
Connecticut	2	5,687,199	0.5	8,000,000	0.3	578,103	0.4
Ohio	1	4,800,000	0.4	7,570,000	0.3	566,382	0.4
Mississippi	1	4,003,786	0.3	5,350,000	0.2	374,322	0.2
New Hampshire	1	3,496,121	0.3	5,100,000	0.2	388,739	0.3
Colorado	1	3,296,172	0.3	4,550,000	0.2	403,080	0.3
Idaho	1	2,525,009	0.2	4,060,000	0.2	281,782	0.2
Utah	1	2,194,743	0.2	3,100,000	0.1	218,147	0.1
Kentucky	1	1,995,145	0.2	2,670,000	0.1	192,019	0.1
Total	99	$1,232,066,996	100.0%	$2,369,475,000	100.0%	$152,011,423	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

Distribution of Cut-off Date Balances

			% of
	Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
1,995,145 - 4,999,999	29	$95,063,897	7.7%
5,000,000 - 9,999,999	26	170,770,997	13.9
10,000,000 - 14,999,999	11	135,766,703	11.0
15,000,000 - 19,999,999	3	53,695,356	4.4
20,000,000 - 29,999,999	2	47,700,000	3.9
30,000,000 - 49,999,999	6	205,646,297	16.7
50,000,000 - 69,999,999	2	126,423,745	10.3
70,000,000 - 89,999,999	1	70,000,000	5.7
90,000,000 - 140,000,000	3	327,000,000	26.5
Total	83	$1,232,066,996	100.0%
Distribution of Underwritten DSCRs(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.22 - 1.31	8	$118,184,067	9.6%
1.32 - 1.41	11	105,352,263	8.6
1.42 - 1.51	18	158,839,506	12.9
1.52 - 1.61	10	117,840,159	9.6
1.62 - 1.71	10	155,573,697	12.6
1.72 - 1.81	10	108,804,786	8.8
1.82 - 1.91	3	22,314,351	1.8
1.92 - 3.83	13	445,158,166	36.1
Total	83	$1,232,066,996	100.0%
(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Interest Only, Then
Amortizing(2)	32	$538,185,000	43.7%
Interest Only	3	301,000,000	24.4
Amortizing (30 Years)	34	253,640,157	20.6
Amortizing (25 Years)	12	125,762,772	10.2
Amortizing (27 Years)	1	11,483,923	0.9
Amortizing (27.5 Years)	1	1,995,145	0.2

Total	83	$1,232,066,996	100.0%

(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
			% of
			Initial
	Number of	Cut-off Date	Pool
Lockbox Type	Mortgage Loans	Balance	Balance
Hard	25	$583,512,200	47.4%
Springing	44	472,146,686	38.3
Soft	6	128,906,508	10.5
Soft Springing	5	34,255,407	2.8
None	3	13,246,194	1.1
Total	83	$1,232,066,996	100.0%
Distribution of Cut-off Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Cut-off	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
27.2 - 44.9	3	$150,611,797	12.2%
45.0 - 49.9	1	4,500,000	0.4
50.0 - 54.9	2	92,295,263	7.5
55.0 - 59.9	9	214,805,313	17.4
60.0 - 64.9	10	144,253,186	11.7
65.0 - 69.9	18	217,583,702	17.7
70.0 - 74.9	29	309,706,567	25.1
75.0 - 83.4	11	98,311,169	8.0
Total	83	$1,232,066,996	100.0%
(1)	See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
27.2 - 39.9	4	$158,399,454	12.9%
40.0 - 44.9	5	116,862,557	9.5
45.0 - 49.9	4	121,372,590	9.9
50.0 - 54.9	19	197,185,010	16.0
55.0 - 59.9	20	269,871,503	21.9
60.0 - 64.9	20	228,249,865	18.5
65.0 - 69.6	11	140,126,018	11.4
Total	83	$1,232,066,996	100.0%
(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	54	$929,044,985	75.4%
Acquisition	26	218,667,855	17.7
Recapitalization	3	84,354,156	6.8
Total	83	$1,232,066,996	100.0%

Distribution of Mortgage Interest Rates
			% of
	Number of		Initial
Range of Mortgage	Mortgage		Pool
Interest Rates (%)	Loans	Cut-off Date Balance	Balance
3.860 - 3.999	1	$140,000,000	11.4%
4.000 - 4.249	6	112,224,372	9.1
4.250 - 4.499	8	285,947,141	23.2
4.500 - 4.749	23	349,883,602	28.4
4.750 - 4.999	25	262,424,904	21.3
5.000 - 5.249	10	38,148,460	3.1
5.250 - 5.499	9	41,443,373	3.4
5.500 - 5.560	1	1,995,145	0.2
Total	83	$1,232,066,996	100.0%

Distribution of Debt Yield on Underwritten NOI(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance
7.8 - 7.9	2	$51,850,000	4.2%
8.0 - 8.9	6	122,673,923	10.0
9.0 - 9.9	23	275,375,688	22.4
10.0 - 10.9	16	273,136,430	22.2
11.0 - 11.9	8	41,369,513	3.4
12.0 - 12.9	12	93,944,402	7.6
13.0 - 13.9	7	127,462,447	10.3
14.0 - 14.9	1	5,250,000	0.4
15.0 - 25.1	8	241,004,595	19.6
Total	83	$1,232,066,996	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
			% of
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance
7.6 - 7.9	2	$51,850,000	4.2%
8.0 - 8.9	15	188,126,614	15.3
9.0 - 9.9	25	381,177,855	30.9
10.0 - 10.9	15	187,603,557	15.2
11.0 - 11.9	13	64,547,925	5.2
12.0 - 12.9	4	112,506,450	9.1
13.0 - 13.9	5	65,771,564	5.3
14.0 - 14.9	1	30,965,304	2.5
15.0 - 22.1	3	149,517,727	12.1
Total	83	$1,232,066,996	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
			% of
Original Partial	Number of		Initial
Interest Only	Mortgage		Pool
Period (months)	Loans	Cut-off Date Balance	Balance
11 - 12	4	$32,015,000	2.6%
13 - 24	6	$124,890,000	10.1%
25 - 36	11	$185,005,000	15.0%
37 - 48	4	$93,750,000	7.6%
49 - 60	7	$102,525,000	8.3%

Distribution of Original Terms to Maturity
	Number of		% of Initial
Original Term to	Mortgage	Cut-off Date	Pool
Maturity (months)	Loans	Balance	Balance
60	13	$92,359,912	7.5%
84	1	2,900,000	0.2
120	69	1,136,807,085	92.3
Total	83	$1,232,066,996	100.0%

Distribution of Remaining Terms to Maturity
			% of
Range of Remaining	Number of		Initial
Terms to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
58 - 59	13	$92,359,912	7.5%
83	1	2,900,000	0.2
117 - 119	69	1,136,807,085	92.3
Total	83	$1,232,066,996	100.0%
Distribution of Original Amortization Terms(1)
			% of
Range of Original	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	3	$301,000,000	24.4%
300	12	125,762,772	10.2
301 - 360	68	805,304,225	65.4
Total	83	$1,232,066,996	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of			% of
Remaining	Number of		Initial
Amortization	Mortgage		Pool
Terms (months)	Loans	Cut-off Date Balance	Balance
Interest Only	3	$301,000,000	24.4%
299 - 300	12	125,762,772	10.2
301 - 360	68	805,304,225	65.4
Total	83	$1,232,066,996	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
			% of
	Number of		Initial
Prepayment	Mortgage		Pool
Provision	Loans	Cut-off Date Balance	Balance
Defeasance	71	$990,399,136	80.4%
Yield Maintenance	12	241,667,861	19.6
Total	83	$1,232,066,996	100.0%
Distribution of Escrow Types
	Number		% of
	of		Initial
	Mortgage		Pool
Escrow Type	Loans	Cut-off Date Balance	Balance
Real Estate Tax	79	$1,089,547,712	88.4%
Replacement Reserves(1)	77	$882,327,356	71.6%
Insurance	61	$613,749,937	49.8%
TI/LC(2)	32	$436,165,879	60.8%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, mixed use, office and industrial properties only.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)
Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Woodside Village	Multifamily	$12,003,626	1.0%	59	1.58x	10.7%	61.4%
Viceroy Palm Springs	Hospitality	$11,750,000	1.0%	59	1.63x	12.1%	66.8%
Storage 105	Self Storage	$9,577,341	0.8%	58	1.49x	10.1%	67.4%
Sedona Pointe(2)	Multifamily	$8,451,977	0.7%	59	1.90x	13.2%	57.8%
Gallery At Champions(2)	Multifamily	$8,268,304	0.7%	59	1.90x	13.2%	57.8%
Roundhill Townhomes	Multifamily	$7,236,848	0.6%	59	1.80x	12.0%	57.5%
Brisas Del Mar	Multifamily	$6,263,617	0.5%	59	1.76x	12.2%	61.6%
Holiday Inn Express & Suites –Bluffton	Hospitality	$6,117,402	0.5%	59	1.98x	13.6%	65.1%
Hampton Inn – Lake Charles	Hospitality	$5,786,169	0.5%	58	1.95x	13.8%	79.8%
Newbridge Shopping Center	Retail	$5,693,698	0.5%	59	1.74x	11.7%	61.9%
Florence Square	Retail	$5,017,727	0.4%	59	3.05x	25.1%	38.3%
Maple Grove Shopping Center	Retail	$3,696,018	0.3%	59	1.46x	10.4%	73.9%
Hampton Inn Plover	Hospitality	$2,497,185	0.2%	59	2.08x	15.3%	65.7%

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the aggregate principal balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Prospectus Supplement. See footnotes (1), (3), (5) and (6) to the table entitled “Mortgage Pool Characteristics” above.

(2)	The Sedona Pointe mortgage loan and the Gallery At Champions mortgage loan are cross-collateralized and cross-defaulted.

STRUCTURAL OVERVIEW

Distributions
On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity and net of yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B, X-C and X-D certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates, up to, and pro rata, in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Prospectus Supplement for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  However, if the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amounts of those classes, together with interest at their respective pass-through rates.

4.   Class A-S and Class PEZ certificates: (i) first, to interest on Class A-S and Class PEZ certificates in the amount of the interest entitlement with respect to the Class A-S trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class A-S trust component, until the certificate principal amount of the Class A-S trust component is reduced to zero; and (iii) next, to reimburse Class A-S and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class A-S trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class A-S trust component.

5.   Class B and Class PEZ certificates:  (i) first, to interest on Class B and Class PEZ certificates in the amount of the interest entitlement with respect to the Class B trust component, pro rata in proportion to their respective percentage interests in the Class B trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on Class B and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class B trust component, until the certificate principal amount of the Class B trust component is reduced to zero; and (iii) next, to reimburse Class B and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class B trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class B trust component.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)
6.   Class C and Class PEZ certificates:  (i) first, to interest on Class C and Class PEZ certificates in the amount of the interest entitlement with respect to the Class C trust component, pro rata in proportion to their respective percentage interests in the Class C trust component; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on Class C and Class PEZ certificates, pro rata in proportion to their respective percentage interests in the Class C trust component, until the certificate principal amount of the Class C trust component is reduced to zero; and (iii) next, to reimburse Class C and Class PEZ certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of the Class C trust component, together with interest at the pass-through rate for such trust component, pro rata in proportion to their respective percentage interests in the Class C trust component.

7.   Class D certificates:  (i) first, to interest on Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S, Class B and Class C trust components), to principal on Class D certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate principal amount of that class, together with interest at its pass-through rate.

8.   After Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C, Class X-D, Class A-S, Class B, Class PEZ, Class C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class D certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components (and thus, the Exchangeable Certificates) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class or trust component on such Distribution Date. On each Distribution Date, any such write-offs will be applied to such classes of certificates and trust components in the following order, in each case until the related certificate principal amount is reduced to zero: first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C trust component (and correspondingly to the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component); sixth, to the Class B trust component (and correspondingly to the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component); seventh, to the Class A-S trust component (and correspondingly to the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component); and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate principal amounts of the Class B trust component and the Class C trust component resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate principal amount of the Class E certificates resulting from allocations of losses realized on the mortgage loans.  The notional amount of the Class X-D certificates will be reduced to reflect reductions in the certificate principal amounts of the Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A certificates and the Class A-S trust component (and correspondingly the Class A-S and Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and (y) the group (the “YM Group B” and together with the YM Group A, the “YM Groups”), of the Class B trust component (and correspondingly the Class B and Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), the Class C trust component (and correspondingly to  the Class C and Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component) and the Class D and Class X-B certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X and Exchangeable Certificates) and trust components (and, therefore, the applicable classes of Exchangeable Certificates) in each YM group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates and trust components in such YM Group in the following manner: (A) each class of certificates (other than the Class X and Exchangeable Certificates) and trust components in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates or trust component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X and Exchangeable Certificates) and trust components in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates or trust component, and (z) the amount of such yield maintenance charge allocated to such YM Group and (B) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X certificates in such YM Group. If there is more than one class of certificates (other than the Class X and Exchangeable Certificates) and/or trust component (and thus the applicable classes of Exchangeable Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X and Exchangeable Certificates) and/or trust components (and, therefore, the applicable classes of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates or any trust component is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates or trust component exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class X-D, Class E, Class F, Class G, or Class R certificates.  Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the trust components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

STRUCTURAL OVERVIEW (continued)

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and, other than with respect to the outside serviced mortgage loan (as discussed under “-Loan Combinations” below), servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

Appraisal Reduction Amounts
An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a mortgage loan or loan combination with respect to which certain defaults, modifications or insolvency events have occurred (as further described in the Prospectus Supplement in the case of a mortgage loan serviced under the CGCMT 2014-GC23 pooling and servicing agreement)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan.  In general, any appraisal reduction amount calculated with respect to a loan combination will be allocated to the related mortgage loan and companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances.  In the case of an outside serviced mortgage loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement (as discussed under “-Loan Combinations” below).  As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Exchangeable Certificates and Class R certificates) and/or trust components then outstanding (i.e., first to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class C trust component), then to the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class B trust component), then to the Class A-S trust component (and correspondingly, to the Class A-S certificates and the Class PEZ certificates, pro rata based on their respective percentage interests in the Class A-S trust component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-C and Class X-D certificates). In general, a mortgage loan (or loan combination, if applicable) will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or loan combination, if applicable) to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction amount with respect to a mortgage loan serviced under the CGCMT 2014-GC23 pooling and servicing agreement that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) with respect to a mortgage loan or loan combination serviced under the CGCMT 2014-GC23 pooling and servicing agreement are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “-Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related companion loan(s) as one whole loan.

STRUCTURAL OVERVIEW (continued)

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components and the notional amounts of the Class X-A and Class X-B certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate principal amount).  The controlling class is the most subordinate class of the Class F and Class G certificates that has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates, or if no such class meets the preceding requirement, then the Class F certificates will be the controlling class. See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that one or more entities managed by Rialto Capital Advisors, LLC will be the initial holder of a majority of the controlling class certificates by certificate principal amount and is expected to appoint Rialto CMBS III, LLC, to be the initial Controlling Class Representative.

Control Termination Event
Will occur when no class of the Class F and Class G certificates has an outstanding certificate principal amount as notionally reduced by any appraisal reduction amounts allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Control Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Consultation Termination Event
Will occur when no Class of the Class F and Class G certificates has an outstanding certificate principal amount, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or when a Consultation Termination Event is deemed to have occurred pursuant to the terms of the pooling and servicing agreement.

Control/Consultation Rights
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan (other than an outside serviced mortgage loan) and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan (other than an outside serviced mortgage loan) subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until the occurrence of a Consultation Termination Event, all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the controlling class by certificate principal amount and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to an outside serviced loan combination, the controlling class representative will have limited consultation rights, and the applicable outside controlling class representative pursuant to the related outside servicing agreement will have consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Prospectus Supplement.

Loan Combinations
The Selig Portfolio mortgage loan, which will be contributed to the issuing entity, has an outstanding principal balance as of the Cut-off Date of $97,000,000 and represents approximately 7.9% of the Initial Pool Balance, and has a related companion loan, which was contributed to the mortgage pool backing the GS Mortgage Securities Trust 2014-GC22, Commercial Mortgage Pass-Through Certificates, Series 2014-GC22 (referred to in this Term Sheet as the “GSMS 2014-GC22 certificates”).

The Selig Portfolio mortgage loan is referred to in this Term Sheet as an “outside serviced mortgage loan”, and an outside serviced mortgage loan, together with the related companion loan, is referred to in this Term Sheet as an “outside serviced loan combination”. The Selig Portfolio mortgage loan and the related companion loan are being serviced pursuant to the pooling and servicing agreement governing the issuance of the GSMS 2014-GC22 certificates (referred to in this Term Sheet as the “GSMS 2014-GC22 pooling and servicing agreement”), pursuant to which Wells Fargo Bank, National Association is acting as master servicer and CWCapital Asset Management LLC is acting as special servicer. The GSMS 2014-GC22 pooling and servicing agreement is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside servicing agreement”. The controlling class representative under the GSMS 2014-GC22 securitization is referred to in this Term Sheet (in each case, with respect to the applicable outside serviced mortgage loan) as an “outside controlling class representative”.  See “Description of the Mortgage Pool – The Loan Combinations” in the Prospectus Supplement.

Accordingly, all decisions, consents, waivers, approvals and other actions on the part of the holders of the outside serviced mortgage loans and the related companion loan will be effected in accordance with the related outside servicing agreement and the related co-lender agreement. Consequently, the servicing provisions described in this Term Sheet will generally not be applicable to an outside serviced mortgage loan, but instead the servicing and administration of an outside serviced mortgage loan will be governed by the related outside servicing agreement.

Servicing Standard
Each of the mortgage loans, excluding the outside serviced mortgage loan, will be serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. The mortgage loans serviced pursuant to the pooling and servicing agreement are referred to in this Term Sheet as “serviced mortgage loans.” In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender.  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event, the special servicer (with respect to all of the serviced mortgage loans) may be removed and replaced by the controlling class representative with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer with respect to the serviced mortgage loans. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose).

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (with respect to all of the serviced mortgage loans) resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates (considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) vote affirmatively to so replace.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer.  Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan (or serviced loan combination, if applicable) ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related serviced mortgage loan, and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced mortgage loan) and the special servicer (for penalty fees accrued while a specially serviced mortgage loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each specially serviced mortgage loan and REO property (other than an outside serviced mortgage loan or any related REO Property), subject in any case to a minimum liquidation fee of $25,000. For any corrected mortgage loan (other than an outside serviced mortgage loan), workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than six (6) months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized,” “as repaired,” “hypothetical,” or “as renovated” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” or “as renovated” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, multifamily and manufactured community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender. With respect to the mortgage loan secured by the Hyatt NYC Portfolio, representing approximately 7.3% of the Initial Pool Balance, each operating lessee established an operating account (which is pledged to the lender and subject to an account control agreement in favor of the lender) pursuant to the management agreements into which the revenues of the respective properties are deposited, following which the property manager is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees, any reserves required under the management agreement and all other amounts required or permitted to be paid by the property manager pursuant to the management agreement in the performance of its duties and obligations with respect to each mortgaged property, and the lender has no rights with respect to directing monies in that operating account until the management agreement has been terminated, however, the loan agreement prohibits the borrower or operating lessee from withdrawing or transferring money from such operating account during the continuance of an event of default under the related loan documents.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of certificates (other than Class R or Class X certificates)(considering each class of the Class A-S, Class B and Class C certificates, together with the Class PEZ certificates’ applicable percentage interest of the trust component with the same alphabetic class designation, as a single “Class” for such purpose) that has an outstanding certificate principal amount as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

CERTAIN DEFINITIONS (continued)

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced loan combination, any class of securities backed by the related serviced companion loan). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Prospectus Supplement to the extent material, and in certain cases contractual rent increases generally within 13 months (or, in the case of the 401 South La Brea mortgage loan, up to 67 months) past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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28-40 WEST 23RD STREET

28-40 WEST 23RD STREET

CARTIFACT
MIDTOWN SOUTH
FLATIRON DISTRICT
28-40 West 23rd Street
28-40 West 23rd Street
New York, NY 10010
W 23RD STREET
E 23RD STREET
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
Central Park
UPPER WESTSIDE
UPPER EASTSIDE
MIDTOWN
NEW JERSEY
NEW YORK

28-40 WEST 23RD STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$140,000,000
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF(1)	$245.10
Size (SF)(1)	571,205	Percentage of Initial Pool Balance	11.4%
Total Occupancy as of 7/1/2014	87.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2014	87.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1911 / 1987	Mortgage Rate	3.8600%
Appraised Value	$515,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$33,930,089
Underwritten Expenses	$11,657,843	Escrows
Underwritten Net Operating Income (NOI)	$22,272,247	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,011,210	Taxes	$903,290	$451,645
Cut-off Date LTV Ratio	27.2%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	27.2%	Replacement Reserves(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	4.06x / 3.83x	TI/LC(2)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.9% / 15.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$140,000,000	99.9%	Principal Equity Distribution	$76,224,148	54.4%
Other Sources	100,000	0.1	Loan Payoff	57,008,517	40.7
			Closing Costs	5,964,046	4.3
			Reserves	903,290	0.6
Total Sources	$140,100,000	100.0%	Total Uses	$140,100,000	100.0%

(1)	The 28-40 West 23rd Street Property is a mixed use property with a total of 452,705 SF of office space and 118,500 SF of retail space.
(2)	See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “28-40 West 23rd Street Loan”) is evidenced by a note in the original principal amount of $140,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a mixed use property located in New York, New York (the “28-40 West 23rd Street Property”).  The 28-40 West 23rd Street Loan was originated by Citigroup Global Markets Realty Corp. on June 10, 2014.  The 28-40 West 23rd Street Loan has an outstanding principal balance as of the Cut-off Date of $140,000,000 which represents approximately 11.4% of the Initial Pool Balance, and accrues interest at an interest rate of 3.8600% per annum.  The proceeds of the 28-40 West 23rd Street Loan were primarily used to refinance the 28-40 West 23rd Street Property.

The 28-40 West 23rd Street Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires interest only payments during the entire term of the 28-40 West 23rd Street Loan.  The scheduled maturity date of the 28-40 West 23rd Street Loan is the due date in July 2024.  At any time after the second anniversary of the securitization Closing Date, the 28-40 West 23rd Street Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents.  Voluntary prepayment of the 28-40 West 23rd Street Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in May 2024.

■
The Mortgaged Property.  The 28-40 West 23rd Street Property is located on the south side of West 23rd Street, between Fifth and Sixth Avenues, in the Flatiron submarket of New York City.  The 28-40 West 23rd Street Property is a Class B, mixed-use property comprised of two adjacent mixed use office and retail buildings with a total of 571,205 SF consisting of 452,705 SF of office space and 118,500 SF of retail space.  The two adjoining buildings contain 508,600 SF in the 12-story portion of the building (28 West) and 62,605 SF in the six-story portion of the building (40 West) for a total of 571,205 SF.  As of July 1, 2014, the Total Occupancy was 87.1%.

28-40 WEST 23RD STREET

The retail portion of the 28-40 West 23rd Street Property is 100.0% occupied by Home Depot USA Inc., the second largest tenant at the 28-40 West 23rd Street Property, and the office space is occupied by three tenants: AppNexus, Aramis and Converse.  AppNexus, the largest tenant at the 28-40 West 23rd Street Property, is a company based in New York City which provides a real-time online ad purchasing platform. The company, which was founded in 2007, specializes in online advertising, advertising technology, real-time bidding, and cloud computing. Aramis, which is part of the Estee Lauder companies, is a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that is mainly sold in department stores.  Converse manufactures and sells basketball sneakers.  The company was acquired by Nike, Inc. in 2003.

The following table presents certain information relating to the tenants at the 28-40 West 23rd Street Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
AppNexus	NR / NR / NR	219,105	38.4%	$12,032,025	44.3%	$54.91	2/28/2024	1, 5-year option
Home Depot USA Inc.	A- / A2 / A	118,500	20.7	6,271,640	23.1	52.93	1/31/2024	None
Aramis	A+ / A2 / A+	90,500	15.8	4,817,450	17.7	53.23	1/31/2028	1, 5-year option
Converse	AA / A1 / AA-	69,600	12.2	4,053,844	14.9	58.24	11/30/2019	1, 5-year option
Largest Tenants		497,705	87.1%	$27,174,960	100.0%	$54.60
Vacant		73,500	12.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		571,205	100.0%	$27,174,960	100.0%	$54.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents general descriptions of the major tenants at the 28-40 West 23rd Street Property:

Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Tenant Description	Renewal / Extension Options
AppNexus
AppNexus is a New York City-based company that provides a platform specializing in real-time online advertising.  AppNexus offers online auction infrastructure and technology for data management, optimization, financial clearing and support for directly negotiated advertising campaigns.  It operates out of multiple data centers, including one in Amsterdam serving Europe and the Middle East.  AppNexus is a private company.  It was founded in 2007.
1, 5-year option

Home Depot USA Inc.
Home Depot USA Inc. is an American retailer of home improvement and construction products and services.  The company is headquartered in Atlanta, Georgia and it operates many big-box format stores across the United States, all ten provinces of Canada, as well as Mexico.  Home Depot USA Inc. trades on the NYSE (HD).  The company was founded in 1978 and it has 340,000 employees.
NA

Aramis
Aramis, which is part of the Estee Lauder companies, is a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that is mainly sold in department stores.  The parent company, Estee Lauder Companies, is a manufacturer and marketer of skincare, makeup, fragrance and hair care products.  Estee Lauder Companies trades on the NYSE (EL).  The company was founded in 1946 and it has 38,500 employees.
1, 5-year option

Converse
Converse manufactures and sells basketball sneakers.  The company was acquired by Nike, Inc. in 2003.  Nike, Inc. is an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and selling of footwear, apparel, equipment, accessories and services.  Nike, Inc. trades on the NYSE (NKE).  It was founded in 1964 and it has 44,000 employees.
1, 5-year option

28-40 WEST 23RD STREET

The following table presents the lease rollover schedule at the 28-40 West 23rd Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	69,600	12.2	12.2%	4,053,844	14.9	58.24	1
2020	0	0.0	12.2%	0	0.0	0.00	0
2021	0	0.0	12.2%	0	0.0	0.00	0
2022	0	0.0	12.2%	0	0.0	0.00	0
2023	0	0.0	12.2%	0	0.0	0.00	0
2024	337,605	59.1	71.3%	18,303,665	67.4	54.22	2
2025 & Thereafter	90,500	15.8	87.1%	4,817,450	17.7	53.23	1
Vacant	73,500	12.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	571,205	100.0%		$27,174,960	100.0%	$54.60	4

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 28-40 West 23rd Street Property:

Historical Leased %
	2009(1)	2010(1)	2011(1)	2012(2)	2013(2)	As of 7/1/2014
Owned Space	100.0%	100.0%	100.0%	100.0%	86.9%	87.1%

(1)	As provided by the borrower and represents occupancy as of January 5, for the indicated year.
(2)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

The following table presents certain information relating to the historical average annual rent per SF at the 28-40 West 23rd Street Property:

Historical Average Base Rent PSF(1)
	2011	2012	2013
Base Rent per SF	$40.60	$35.11	$45.33

(1)	Base Rent PSF calculation is based on borrower provided rental figures and total occupied square footage of 571,205 (2011), 571,205 (2012) and 496,377 (2013).

28-40 WEST 23RD STREET

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 28-40 West 23rd Street Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$23,193,584	$20,056,502	$22,503,149	$22,660,719	$27,174,960	$47.57
Contractual Rent Steps(2)	0	0	0	0	3,183,189	5.57
Gross Up Vacancy	0	0	0	0	4,508,000	7.89
Total Rent	$23,193,584	$20,056,502	$22,503,149	$22,660,719	$34,866,148	$61.04
Total Reimbursables	1,002,701	1,217,138	1,245,976	1,325,148	1,421,022	2.49
Other Income(3)	2,150,242	2,124,248	2,401,014	2,373,476	2,150,919	3.77
Less Vacancy & Credit Loss	(0)	(0)	(0)	(0)	(4,508,000)	(7.89)
Effective Gross Income	$26,346,527	$23,397,888	$26,150,139	$26,359,343	$33,930,089	$59.40

Total Operating Expenses	$7,559,519	$9,711,496	$10,545,954	$10,818,310	$11,657,843	$20.41

Net Operating Income(4)	$18,787,008	$13,686,392	$15,604,185	$15,541,033	$22,272,247	$38.99
TI/LC	0	0	0	0	1,146,796	2.01
Capital Expenditures	0	0	0	0	114,241	0.20
Net Cash Flow	$18,787,008	$13,686,392	$15,604,185	$15,541,033	$21,011,210	$36.78

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten Contractual Rent Steps include contractual rent steps through December 1, 2014 for AppNexus.  Underwritten Base Rent includes the present value of contractual rent steps (discounted at an 8.0% discount rate) pursuant to the Home Depot USA Inc., Aramis and Converse leases.

(3)	Other Income includes submetered electric, water/sewer, sprinkler, freight elevator, chilled water and other miscellaneous items.
(4)	The net operating income for the period beginning on January 1, 2014 and ending on March 31, 2014 is $3,119,293.

■	Appraisal. According to the appraisal, the 28-40 West 23rd Street Property had an “as-is” appraised value of $515,000,000 as of an effective date of May 1, 2014.

■
Environmental Matters.  Based on a Phase I environmental report dated April 23, 2014, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action other than the institution of an operations and maintenance plan for asbestos, which was in place at origination of the 28-40 West 23rd Street Loan.

■
Market Overview and Competition.  According to the appraisal, the 28-40 West 23rd Street Property is located in the Madison/Union Square office submarket of Manhattan.  According to a third party report, the Madison/Union Square office submarket’s total office inventory, as of the fourth quarter of 2013 was approximately 31.1 million SF.  The overall vacancy for that same period was 10.0% and the overall average asking rents were $62.61 per SF.  Additionally, the appraiser surveyed 35 buildings that were considered competitive with the 28-40 West 23rd Street Property and determined that eight buildings compete directly with the 28-40 West 23rd Street Property.  The eight buildings that compete directly with the 28-40 West 23rd Street Property totaled approximately 2.3 million SF with an average vacancy of 1.8% and average asking rents ranging from $43.00 to $69.00 per SF.  According to a third party report, the 28-40 West 23rd Street Property is located within the Chelsea retail submarket of Manhattan.  As of the first quarter of 2014, the Chelsea retail submarket consisted of approximately 5.8 million SF comprised of 496 buildings with a total vacancy rate for retail buildings of 3.5% and an average gross rental rate of $110.01 per SF.

28-40 WEST 23RD STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 28-40 West 23rd Street Property:

Office Lease Comparables(1)(2)
	27 West 23rd Street	50 West 23rd Street	53 West 23rd Street	230 Fifth Avenue
Year Built	1920	1892, 1990	1916	1915
Total NRA	159,000	300,000	175,000	300,000
Total Occupancy	100.0%	100.0%	100.0%	100.0%
Quoted Rent Rate per SF	NA	NA	NA	NA

	245 Fifth Avenue	261 Fifth Avenue	620 Avenue of the Americas	200 Park Avenue South
Year Built	1926	1928	1896	1908
Total NRA	258,356	411,424	488,000	225,000
Total Occupancy	89.4%	97.6%	100.0%	98.1%
Quoted Rent Rate per SF	$43.00-$69.00	$55.00	NA	$55.00-$67.00

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the 28-40 West 23rd Street Property:

Retail Lease Comparables(1)

Property	Tenant Name	Total GLA	In Place Rent PSF
28-40 West 23rd Street		571,205	$55
101 Seventh Avenue	Barney’s	50,450	$102
608 Fifth Avenue	Topshop	44,287	$360
249 West 17th Street	Room & Board	60,919	$77
1095 Avenue of the Americas	Whole Foods	33,338	$200
1293 Broadway	H&M	50,456	$297
1095 Avenue of the Americas	Equinox	30,126	$92
1333 Broadway	Urban Outfitters	58,301	$106
766 Avenue of the Americas	Fairway	25,300	$83
Total / Wtd. Avg.(2)		353,177	$163

(1)      Source: Appraisal.
(2)      Total / Wtd. Avg. excludes the 28-40 West 23rd Street Property.

■
The Borrower.  The borrower is 23rd Street Properties LLC, a single member Delaware limited liability company organized as a recycled single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 28-40 West 23rd Street Loan.  The borrower for the 28-40 West 23rd Street Property is controlled by three investors, Michael T. Cohen, Robert Getreu and Andrew H. Roos.  Michael T. Cohen, Robert Getreu and Andrew H. Roos are employed by Colliers International, a global real estate firm active in the New York City market.  There is no non-recourse carveout guarantor for the 28-40 West 23rd Street Loan.

28-40 WEST 23RD STREET

■	Escrows. On the origination date, the borrower funded aggregate reserves of $903,290, for real estate taxes, with respect to the 28-40 West 23rd Street Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 28-40 West 23rd Street Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, (iii) a replacement reserve in the amount of $9,520.08 for replacements to the 28-40 West 23rd Street Property (provided, that, the replacement reserve monthly deposit will only be due and payable after the occurrence and during the continuance of a 28-40 West 23rd Street Reserve Trigger Period as defined below) and (iv) a leasing reserve in the amount of $125,000 for tenant improvements and leasing commissions (provided, that, the leasing reserve monthly deposit will only be due and payable after the occurrence and during the continuance of a 28-40 West 23rd Street Reserve Trigger Period).

A “28-40 West 23rd Street Reserve Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the 28-40 West 23rd Street Loan and (ii) the debt service coverage ratio (as calculated under the loan documents) is less than 1.90x and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the date upon which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.95x for one calendar quarter.

■
Lockbox and Cash Management.  The 28-40 West 23rd Street Loan requires a springing lockbox whereby the loan documents require that, upon the first occurrence of a 28-40 West 23rd Street Trigger Period, the lender is required to establish and thereafter maintain on the borrower’s behalf a lender controlled lockbox account.  Upon origination, the borrower delivered to lender in escrow a notice to tenants directing the tenants to pay their rents directly into such lender controlled lockbox account, and upon the occurrence of a 28-40 West 23rd Street Trigger Period, the lender may release that notice from escrow and deliver to the tenants.  Upon the establishment of such lender controlled lockbox account, on each business day, sums on deposit in the lockbox account shall be transferred to a lender controlled cash management account (which cash management account is also to be established and thereafter maintained by the lender on borrower’s behalf upon the first occurrence of a 28-40 West 23rd Street Trigger Period).  On each due date, the loan documents require that all amounts on deposit in the cash management account, if any, after payment of debt service and funding of any required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums, replacement reserves, and other amounts due and owing to the lender and/or servicer pursuant to the terms of the 28-40 West 23rd Street Loan documents, (i) to the extent that a 28-40 West 23rd Street Trigger Period has occurred and is continuing, be held by the lender as additional collateral for the 28-40 West 23rd Street Loan, or (ii) to the extent that no 28-40 West 23rd Street Trigger Period exists, be disbursed to the borrower.  During the continuance of an event of default under the 28-40 West 23rd Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 28-40 West 23rd Street Loan and/or toward the payment of expenses of the 28-40 West 23rd Street Property, in such order of priority as the lender may determine.

A “28-40 West 23rd Street Trigger Period” means a period commencing upon the occurrence and continuance of an event of default under the 28-40 West 23rd Street Loan and expiring upon the cure (if applicable) of such event of default.

28-40 WEST 23RD STREET

■
Property Management.  The 28-40 West 23rd Street Property is currently managed by Colliers Tri-State Management LLC pursuant to a management agreement.  Under the loan documents, the 28-40 West 23rd Street Property may not be managed by any party other than Colliers Tri-State Management LLC or another management company approved by the lender in accordance with the loan documents; provided, however, if no event of default under the 28-40 West 23rd Street loan documents exists, the borrower can replace Colliers Tri-State Management LLC, with a property manager approved by the lender in writing, which such approval may be conditioned upon the lender’s receipt of a Rating Agency Confirmation, and if such property manager is an affiliate of the borrower, a new non-consolidation opinion from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists an event of default under the 28-40 West 23rd Street Loan which remains uncured and is continuing; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■
Mezzanine or Subordinate Indebtedness.  Mezzanine debt secured by a pledge of direct or indirect equity interests in borrower is permitted from certain qualified institutional lenders meeting the requirements set forth in the 28-40 West 23rd Street loan agreement, so long as, among other things (a) after giving effect to the mezzanine loan, the debt service coverage ratio is equal to or greater than 1.40x and the debt yield is equal to or greater than 9%, provided that, (i) the principal amount of the mezzanine loan includes the maximum amount of all possible earn-out or other advances or negative amortization or similar features contemplated in the mezzanine loan which would in any way increase the principal amount due and the debt service due under the mezzanine loan includes corresponding increases in debt service payments due as a result of the foregoing and (ii) with respect to the calculation of the debt service coverage ratio, the aggregate debt service component includes an imputed additional amount of debt service due under the loan and the mezzanine loan, in each case, in an amount equal to monthly amortization payments under the 28-40 West 23rd Street loan agreement for the applicable period based, in each case, upon a thirty-year amortization schedule); (b) after giving effect to the mezzanine loan, the loan-to-value ratio will be equal to or less than 65% (provided that for the purposes of calculating the loan-to-value ratio, the principal amount of the mezzanine loan will include the maximum amount of all possible earn-out or other advances or negative amortization or similar features contemplated in the mezzanine loan which would in any way increase the principal amount due); (c) the mezzanine lender has entered into an intercreditor agreement acceptable in form and substance acceptable to the lender and the Rating Agencies, and (d) the borrower delivers to the lender a Rating Agency Confirmation.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the 28-40 West 23rd Street Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6 months extended period of indemnity or until the income is restored to prior level (whichever first occurs).  The “all-risk” insurance is required to contain a deductible that is no higher than $25,000.   With respect to the aforesaid insurance policies, the same are required to provide terrorism coverage; provided, that, If TRIPRA (or such subsequent statute, extension or reauthorization) is not in effect and terrorism coverage becomes subject to rating and availability on the open market, the borrower shall not be required to pay additional annual premiums in excess of an amount equal to two times the annual premium for the insurance policies required to be maintained under the 28-40 West 23rd Street Loan documents (without giving effect to the terrorism insurance components of said policies) in order to obtain terrorism coverage as part of any applicable insurance policy (but the borrower shall be obligated to purchase the maximum amount of terrorism coverage available with respect to the applicable insurance policy with funds equal to the aforesaid amount).  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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SELIG PORTFOLIO

SELIG PORTFOLIO

Lake Union
UPTOWN
SEATTLE CENTER
BELLTOWN
SOUTH LAKE UNION
CAPITOL HILL
SEATTLE
PIKE/PINE CORRIDOR
FIRST HILL
CENTRAL BUSINESS DISTRICT
PIKE MARKET DISTRICT
WATERFRONT DISTRICT
PIONEER SQUARE
INTERNATIONAL DISTRICT
SODO
Elliott Bay
Space Needle
Key Arena
Pacific Science Center
Bill & Melinda Gates Foundation
Amazon Headquarters
The Seattle Times
Westlake Mall
Pacific Place
Washington State Convention & Trade Center
Virginia Mason Hospital
Harborview Medical Center
Centurylink Field
Safeco Field
Myrtle Edwards Park
Kinnear Park
Centennial Park
Denny Park
South Lake Union Park
Kobe Terrace
MERCER ST
REPUBLICAN ST
HARRISON ST
THOMAS ST
JOHN ST
DENNY WAY
W OLYMPIC PL
W LEE ST V
W COMSTOCK ST
W HIGHLAND DR
W PROSPECT ST
W MERCER PL
ELLIOTT AVE W
ALASKAN WAY
YESLER WAY
S MAIN ST
S JACKSON ST
S KING ST
CARTIFACT

SELIG PORTFOLIO

1	Fourth & Blanchard	2101 Fourth Avenue	Seattle, WA	98121
2	635 Elliott	635 Elliott Avenue West	Seattle, WA	98119
3	645 Elliott	645 Elliott Avenue West	Seattle, WA	98119
4	Fifth & Jackson	418 South Jackson Street	Seattle, WA	98104
5	North Tower, 100 West Harrison	413 1st Avenue West	Seattle, WA	98119
6	South Tower, 100 West Harrison	401 1st Avenue West	Seattle, WA	98119
7	200 West Thomas	200 West Thomas Street	Seattle, WA	98119

SELIG PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	GSMC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance(4)	$97,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$181.97
Size (SF)	1,082,617	Percentage of Initial Pool Balance	7.9%
Total Occupancy as of 3/25/2014(1)	85.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/25/2014(1)	85.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.6080%
Appraised Value	$335,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	120

Underwritten Revenues	$27,283,001
Underwritten Expenses	$7,205,223	Escrows
Underwritten Net Operating Income (NOI)	$20,077,778	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,955,579	Taxes	$154,704	$154,704
Cut-off Date LTV Ratio(2)	58.8%	Insurance	$178,601	$13,739
Maturity Date LTV Ratio(2)(3)	55.6%	Replacement Reserve	$0	$22,553
DSCR Based on Underwritten NOI / NCF(2)	2.18x / 2.06x	TI/LC	$0	$135,316
Debt Yield Based on Underwritten NOI / NCF(2)	10.2% / 9.6%	Other(5)	$3,151,122	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$197,000,000	99.4%	Loan Payoff	$193,987,842	97.9%
Principal’s New Cash Contribution	1,219,280	0.6	Reserves	3,484,427	1.8
			Closing Costs	747,011	0.4

Total Sources	$198,219,280	100.0%	Total Uses	$198,219,280	100.0%

(1)
Total Occupancy and Owned Occupancy include 25,909 SF for the following tenants who have executed leases but have not yet taken occupancy or begun paying rent: Walsh Construction, Lorber Law and Seattle Corporate Search.  The Total Occupancy and Owned Occupancy without taking into account these signed but not open tenants are both 83.0%.  We cannot assure you that these tenants will take occupancy and begin paying rent as expected or at all.

(2)	Calculated based on the Selig Portfolio Loan Combination.
(3)
The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $354,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 58.8%. See “—Appraisal” below.

(4)
The Cut-off Date Principal Balance of $97,000,000 represents the note A-2 of a $197,000,000 loan combination evidenced by two pari passu notes. The note A-1 companion loan, with an aggregate principal balance of $100,000,000, was contributed to the GSMS 2014-GC22 transaction.

(5)
Other upfront reserve represents a free rent reserve amount equal to seven months’ base rent under the Amazon lease in connection with the seven-month free rent period prior to November 21, 2014 when Amazon is required to take occupancy and begin paying rent ($2,478,190), tenant allowances ($419,822) and a deferred maintenance reserve ($253,110). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Selig Portfolio Loan”) is part of a loan combination structure (the “Selig Portfolio Loan Combination”) comprised of two pari passu notes that are together secured by first mortgages encumbering seven office buildings located in Seattle, Washington (collectively, the “Selig Portfolio Properties”).  The Selig Portfolio Loan (evidenced by Note A-2), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $97,000,000 and represents approximately 7.9% of the Initial Pool Balance. The related companion loan (evidenced by Note A-1) was contributed to the GSMS 2014-GC22 transaction and has an outstanding principal balance as of the Cut-off Date of $100,000,000. The Selig Portfolio Loan Combination was originated by Goldman Sachs Mortgage Company on April 24, 2014.  The Selig Portfolio Loan Combination has an original principal balance of $197,000,000 and each note has an interest rate of 4.6080% per annum.  The borrower utilized the proceeds of the Selig Portfolio Loan Combination to refinance the existing debt on the Selig Portfolio Properties.

The Selig Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date and requires interest only payments for the term of the loan. The scheduled maturity date is the due date in May 2024. The Selig Portfolio Loan Combination may be voluntarily prepaid in whole or in part on or after the due date in February 2024. Provided no event of default is continuing, defeasance of the Selig Portfolio Loan Combination with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

SELIG PORTFOLIO

■
The Mortgaged Properties.  The Selig Portfolio Properties consist of three Class A, one Class A/B and three Class B office buildings located in Seattle, Washington and were constructed between 1970 and 2009  The collateral securing the Selig Portfolio Loan Combination totals approximately 1,082,617 SF and the largest tenants include Amazon (17.6% GLA), Sound Transit (5.5% GLA) and Clear Channel Communications (3.5% GLA).  As of March 25, 2014, Total Occupancy and Owned Occupancy were both 85.4%.

The following table presents certain information relating to the Selig Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)(2)	Year Built / Renovated	Appraised Value(1)	UW NCF(1)
Fourth & Blanchard	Seattle	WA	$30,375,783	406,158	86.9%	1979 / NAP	$105,000,000	$5,587,768
635 Elliott	Seattle	WA	24,879,212	190,956	100.0%	2009 / NAP	86,000,000	6,000,832
645 Elliott	Seattle	WA	17,646,884	145,120	59.3%	2009 / NAP	61,000,000	2,139,102
Fifth & Jackson	Seattle	WA	11,137,787	144,338	100.0%	2002 / NAP	38,500,000	2,867,610
North Tower – 100 West Harrison	Seattle	WA	4,397,256	65,298	88.9%	1972 / 2003	15,200,000	896,036
200 West Thomas	Seattle	WA	4,310,468	64,640	72.7%	1974 / 2003	14,900,000	745,515
South Tower – 100 West Harrison	Seattle	WA	4,252,610	66,107	68.4%	1970 / 2003	14,700,000	718,715
Total / Wtd. Avg.			$97,000,000	1,082,617	85.4%		$335,300,000	$18,955,579

(1)	Based on the Selig Portfolio Loan Combination.
(2)	Occupancy as of March 25, 2014.

The following table presents certain information relating to the major tenants at the Selig Portfolio Properties:

Tenant Name	Tenant Description	Renewal / Extension Options
Amazon
Amazon.com (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington.  Founded in 1994, Amazon is now a Fortune 100 company and one of the largest online retailers in the world, with $74.45 billion of net sales in 2013.
2, 5-year options

Sound Transit
Sound Transit (also known as the Central Puget Sound Regional Transit Authority) plans, builds and operates express bus, light rail and commuter train services for the urban areas of King, Pierce and Snohomish counties in Washington State.  The entity is funded by public tax dollars.
2, 5-year options

Clear Channel Communications
Clear Channel Communications is one of the world’s leading media and entertainment companies, operating as CC Media Holdings (OTCBB: CCMO).  Founded in 1972, Clear Channel consists of two main media businesses: Clear Channel Outdoor Holdings (NYSE: CCO) and Clear Channel Media and Entertainment.  Clear Channel’s Media and Entertainment division has 243 million monthly listeners. It serves 150 cities through 850 owned radio stations in the U.S., as well as more than 140 stations in New Zealand and Australia.
2, 5-year options

Summit Law Group, PLLC	Summit Law Group is a Seattle-based regional law firm offering legal services in business, environmental, labor/employment and litigation areas.	2, 5-year options

Dept. of Labor & Industries
The Washington Department of Labor & Industries is a state agency dedicated to the safety, health and security of Washington’s workers.  The agency helps employers meet safety and health standards, conducts inspections of workplaces when alerted to hazards, and oversees benefits to workers who are injured or become ill on the job, among other duties.
1, 3-year option

SELIG PORTFOLIO

The following table presents certain information relating to the major tenants at the Selig Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon(2)	NR / Baa1 / AA-	190,956	17.6%	$4,248,326	18.8%	$22.25	8/31/2019	2, 5-year options
Sound Transit(3)(4)	NR / Aa2 / AAA	60,006	5.5	1,502,872	6.7	25.05	(3)	2, 5-year options
Clear Channel Communications	CCC / Caa2 / CCC+	37,699	3.5	1,287,262	5.7	34.15	3/31/2026	2, 5-year options
Summit Law Group, PLLC	NR / NR / NR	30,386	2.8	949,563	4.2	31.25	12/31/2022	2, 5-year options
Dept. of Labor & Industries	AA+ / Aa3 / AA+	27,665	2.6	774,620	3.4	28.00	9/30/2017	1, 3-year option
Pacific Biomarkers	NR / NR / NR	21,216	2.0	759,821	3.4	35.81	5/9/2022	1, 5-year option
Varian Medical Systems, Inc.(5)	NR / NR / NR	33,349	3.1	750,353	3.3	22.50	11/17/2017	1, 5-year option
Department of Revenue	AAA / Aaa / AA+	22,722	2.1	545,328	2.4	24.00	2/28/2019	1, 5-year option
Amnis Corporation	NR / NR / NR	18,334	1.7	527,664	2.3	28.78	11/30/2021	2, 5-year options
Wireless Advocates, LLC(6)	NR / NR / NR	23,333	2.2	524,993	2.3	22.50	12/31/2017	1, 5-year option
Ten Largest Tenants		465,666	43.0%	$11,870,801	52.6%	$25.49
Remaining Tenants		458,915	42.4	10,681,891	47.4	23.28
Vacant		158,036	14.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,082,617	100.0%	$22,552,692	100.0%	$24.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Amazon has an executed lease but has not yet taken occupancy or commenced paying rent.  Amazon is expected to take occupancy in September 2014.  Rental payments are required to commence upon the earlier of (a) Amazon taking occupancy and (b) November 21, 2014.  Initial annual base rent is $4,248,326 with annual rent steps beginning in September 2015 and continuing through lease expiration.  We cannot assure you that Amazon will take occupancy and begin paying rent as expected or at all.

(3)	Sound Transit has 5,277 SF that expires on November 1, 2014 and 54,729 SF that expires on February 29, 2020.
(4)
Sound Transit has termination options in both of its two leases.  For the 5,277 SF expiring in November 2014, Sound Transit has the option to terminate its lease at any time by giving the landlord at least 120 days’ prior notice and paying a termination fee.  For the remaining space, Sound Transit has the option to terminate its lease any time after March 1, 2017 by giving the landlord at least nine months’ prior notice and paying a termination fee.  In each instance, the termination fee is required to be equivalent to the unamortized portion of costs incurred by the landlord pursuant to its lease (e.g., architectural fees, tenant improvement costs and broker commission).

(5)
Varian Medical Systems, Inc. has the right to terminate its lease at any time by giving the landlord at least six months’ notice and paying an unamortized real estate fee and a penalty equal to two months’ current total monthly rent.

(6)
Wireless Advocates, LLC has the option to terminate its lease beginning January 1, 2015 in the event that they lose their contract with Costco or in the event they decide to co-locate with Car Toys, subject to providing six months’ prior notice and paying a penalty equal to the unamortized portion of transaction costs.

The following table presents the lease rollover schedule at the Selig Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
MTM	7,267	0.7%	0.7%	$6,912	0.0%	$0.95	32
2014	33,354	3.1	3.8%	670,542	3.0	20.10	14
2015	52,764	4.9	8.6%	1,196,395	5.3	22.67	25
2016	68,649	6.3	15.0%	1,560,949	6.9	22.74	25
2017	157,474	14.5	29.5%	3,708,532	16.4	23.55	42
2018	82,344	7.6	37.1%	2,069,630	9.2	25.13	26
2019	270,896	25.0	62.1%	6,298,513	27.9	23.25	27
2020	85,712	7.9	70.1%	2,140,607	9.5	24.97	12
2021	48,944	4.5	74.6%	1,222,473	5.4	24.98	7
2022	67,676	6.3	80.8%	2,112,387	9.4	31.21	10
2023	11,802	1.1	81.9%	278,490	1.2	23.60	5
2024	0	0.0	81.9%	0	0.0	0.00	0
2025 & Thereafter	37,699	3.5	85.4%	1,287,262	5.7	34.15	5
Vacant	158,036	14.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,082,617	100.0%		$22,552,692	100.0%	$24.39	230

(1)	Calculated based on approximate square footage occupied by each owned tenant.

SELIG PORTFOLIO

The following table presents certain information relating to historical leasing at the Selig Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011	2012	2013
Selig Portfolio Properties	61.4%	61.2%	63.9%	66.7%	64.6%

(1)
As provided by the borrower which reflects average occupancy for the specified year.  The 635 Elliott and 645 Elliott properties were constructed and completed in 2009 and were in the process of lease-up during the period shown above (they do not reflect the lease recently executed with Amazon for 17.6% of the Selig Portfolio Properties SF).  Excluding the 635 Elliott and 645 Elliott properties from the historical occupancy presentation, the Selig Portfolio Properties occupancy for 2009-2013 was: 89.0%, 88.8%, 88.0%, 86.9% and 82.4%, respectively.

The following table presents certain information relating to historical leasing at the Selig Portfolio Properties:

Historical Weighted Average Rent PSF(1)
Property Name	2011	2012	2013
Fourth & Blanchard	$23.85	$23.87	$23.97
635 Elliott(2)	NAP	NAP	NAP
645 Elliott	$32.63	$34.31	$34.92
Fifth & Jackson	$26.96	$25.60	$26.57
South Tower – 100 West Harrison	$22.99	$23.10	$23.00
200 West Thomas	$18.16	$20.09	$21.03
North Tower – 100 West Harrison	$20.14	$20.51	$20.83
Total / Wtd. Average	$24.53	$24.74	$25.20

(1)	As provided by the borrower.
(2)	The 635 Elliott property has not been occupied since its completion in 2009.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Selig Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per SF
Base Rent(2)	$16,394,751	$17,085,826	$16,898,437	$16,791,453	$22,552,692	$20.83
Gross Up Vacancy	0	0	0	0	3,682,347	3.40
Contractual Rent Steps(3)	0	0	0	0	656,782	0.61
Total Rent	$16,394,751	$17,085,826	$16,898,437	$16,791,453	$26,891,821	$24.84
Total Reimbursables(4)	600,054	421,384	343,235	336,487	937,469	0.87
Parking Revenue(5)	1,507,812	1,469,156	1,568,802	1,572,615	2,940,615	2.72
Other Revenue	148,729	177,679	190,764	195,443	195,443	0.18
Vacancy & Credit Loss(6)	161,278	(523,510)	(513,067)	(987,999)	(3,682,347)	(3.40)
Effective Gross Income	$18,812,623	$18,630,534	$18,488,171	$17,907,999	$27,283,001	$25.20

Total Operating Expenses	$6,962,129	$7,294,412	$7,234,287	$7,347,957	$7,205,223	$6.66

Net Operating Income	$11,850,495	$11,336,122	$11,253,884	$10,560,042	$20,077,778	$18.55
TI/LC	0	0	0	0	851,546	0.79
Replacement Reserves	0	0	0	0	270,654	0.25
Net Cash Flow	$11,850,495	$11,336,122	$11,253,884	$10,560,042	$18,955,579	$17.51

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on contractual rents as of March 25, 2014 and contractual rent steps through June 30, 2015. Base Rent includes $4,248,326 of rental revenue for the recently executed Amazon lease.  Base rent also includes $697,601 for the following tenants who have executed leases but have not yet taken occupancy or begun paying rent: Walsh Construction, Lorber Law and Seattle Corporate Search.  We cannot assure you that these tenants will take occupancy and begin paying rent as expected or at all.

(3)	Present value of contractual rent steps for investment-grade tenants (Amazon, Sound Transit and J.B. Hunt Transport, Inc.) through the loan maturity date using an 8.0% discount rate.
(4)	Includes reimbursement of all estimated expenses at the 635 Elliott property, as Amazon will lease 100% of the space on a triple-net basis.
(5)	Incorporates estimated parking usage at the 635 Elliott property (which is part of the collateral) based on the number of spaces Amazon has the right to use at a contractual rate per its lease.
(6)
Historical Credit Loss includes a recovery of $182,753 in 2011, and losses of $520,400, $472,818 and $932,818 in 2012, 2013 and the 2/28/2014 TTM period, respectively.  The losses are driven by tenants that are no longer at the Selig Portfolio Properties.

SELIG PORTFOLIO

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Appraisal. According to the appraisals dated as of April 3, 2014, the Selig Portfolio Properties had an aggregate “as-is” appraised value of $335,300,000 and an aggregate “as stabilized” appraised value of $354,500,000, based on stabilized occupancy at certain of the Selig Portfolio Properties as of dates ranging from September 2014 to October 2015.

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Environmental Matters. According to a Phase I environmental report dated April 14, 2014, the 635 Elliott and 645 Elliott properties had together been listed as a leaking underground storage tank site and a state hazardous waste site, and was remediated from 1990 through 2011 as a voluntary cleanup program case that was closed in 2011.  Although a no further action letter was issued with respect to the historic contamination, the associated underground storage tank and state hazardous waste site case remains open for administrative purposes, and the environmental consultant recommended consultation with the Washington Department of Ecology  to determine whether any additional administrative, investigation, or remediation actions are needed in order to achieve administrative closure of the open case.  In addition, a Phase I environmental report dated April 14, 2014, related to the Fourth & Blanchard property reported the presence of a groundwater monitoring well in an alley between the Fourth & Blanchard property and an adjacent building.  The well reportedly is associated with a public works project, but no records were immediately available.  The Phase I environmental report recommended that an agency review be performed in order to determine the purpose of the well.  According to the remaining Phase I environmental reports, each dated April 14, 2014, there are no recognized environmental conditions or recommendations for further action other than a recommendation for an asbestos operations and maintenance (O&M) plan at the 200 West Thomas, North Tower - 100 West Harrison and South Tower - 100 West Harrison properties.

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Market Overview and Competition.  The Selig Portfolio Properties are located within the Seattle central business district, which contains approximately 41.5 million SF of office space with a direct vacancy level of 12.2% as of the 4th quarter 2013, and rents with an average asking rate of $31.31 per SF. The Seattle central business district recorded 3.1 million SF of office leasing activity and approximately 1.4 million SF of absorption in 2013.  The Fifth & Jackson property is located in the Pioneer Square / International District submarket, and the remaining six properties are located in the Lower Queen Anne / Lake Union submarket.  Office space in the Pioneer Square / International District submarket totaled 4.2 million SF with a direct vacancy level of 9.1% as of the 4th quarter 2013, and rents with an average asking rate of $27.06 per SF.  Office space in the Lower Queen Anne / Lake Union submarket totaled 7.7 million SF with a direct vacancy level of 8.7% as of the 4th quarter 2013, and rents with an average asking rate of $27.97 per SF.  The Selig Office Portfolio Properties compete with office properties of similar location, type and class, which vary across the Selig Office Portfolio.

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The Borrower.  The borrower of the Selig Portfolio Loan Combination is SREH 2014 LLC, a single-purpose entity that owns no assets other than the Selig Portfolio Properties. The non-recourse carveout guarantors are Selig Family Holdings, LLC and Martin Selig, jointly and severally. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Selig Portfolio Loan Combination.  Martin Selig is the principal and founder of Martin Selig Real Estate.  Martin Selig Real Estate was founded in 1958 and is a privately-held company in the commercial real estate industry in Washington state.  Martin Selig Real Estate is headquartered in Seattle, Washington and owns a portfolio of more than 4.25 million SF of Seattle commercial office space across 19 buildings.

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Escrows. At origination, the borrower funded (a) an insurance reserve of $178,601, (b) a tax reserve of $154,704, (c) a deferred maintenance reserve of $253,110 and (d) a reserve of $2,898,012 which includes, (i) a free rent reserve amount equal to seven months’ base rent under the Amazon lease in connection with the seven-month free rent period prior to November 21, 2014, the date the tenant is required to take occupancy and begin paying rent ($2,478,190), that will be remitted to the cash management account on a monthly basis and reduced proportionately for any space that Amazon commences paying rent on or prior to November 21, 2014 and (ii) a tenant allowances reserve ($419,822).  On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period, (iii) a tenant improvement and leasing commissions reserve in the amount of $135,316 and (iv) a capital expenditure reserve in the amount of $22,553.

SELIG PORTFOLIO

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Lockbox and Cash Management. The Selig Portfolio Loan Combination requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  All amounts in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account.

On each business day that no Selig Portfolio Trigger Period or event of default under the Selig Portfolio Loan is continuing, all amounts in the cash management account in excess of the amounts required to pay monthly reserves and debt service on the next due date are required to be deposited into a borrower-controlled account containing only amounts relating to the Selig Portfolio Loan Combination (the “Operating Account”). On each due date during a Selig Portfolio Trigger Period (and, at lender’s option, during the continuance of an event of default until the Selig Portfolio Loan Combination has been accelerated), the loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses and that all remaining amounts be reserved in an excess cash flow reserve account.  So long as no event of default is continuing, all amounts in the excess cash flow reserve account are required to be swept into the cash management account on the first due date after which the borrower delivers evidence reasonably satisfactory to the lender that no Selig Portfolio Trigger Period is then continuing.  During the continuance of an event of default, the lender may apply all funds on deposit in the cash management account to amounts payable under the Selig Portfolio Loan Combination in such order of priority as the lender may determine.

A “Selig Portfolio Trigger Period” means the period (A) commencing as of the end of any fiscal quarter in which the net operating income (as calculated under the loan documents) of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is less than $15,087,022.40 (as adjusted to account for property releases) and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Selig Portfolio Properties for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than $15,087,022.40 (as adjusted to account for property releases) or (B) commencing upon the borrower’s failure to deliver the required annual, quarterly and monthly financial reports and ending when such financial reports are delivered and they indicate that no trigger period under clause (A) above has commenced.

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Property Management. The Selig Portfolio Properties are currently managed by MSRE Management, L.L.C. pursuant to a management agreement.  Under the loan documents, the Selig Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which the lender has received a Rating Agency Confirmation.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Selig Portfolio Loan, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a default under the management agreement after the expiration of any applicable notice and/or cure periods (after the expiration of any applicable notice and/or cure period), if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

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Permitted Pari Passu Debt.  Upon 30 days’ prior written notice to the lender, the borrower may elect (an “Additional Permitted Debt Election”), to incur additional pari passu fixed-rate debt that is co-terminus with the Selig Portfolio Loan (“Additional Permitted Debt”) secured by the Selig Portfolio Properties, provided that (i) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, the aggregate loan-to-value ratio (as calculated under the loan documents) may not exceed 60%, and if the borrower requests the lender’s approval of an Additional Permitted Debt Election after April 24, 2019, the aggregate loan-to-value ratio may not exceed 55%; (ii) immediately after giving effect to such Additional Permitted Debt, if the borrower requests the lender’s approval of an Additional Permitted Debt Election on or prior to April 24, 2019, debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter must be equal to or greater than 1.65x, and if such request is made after April 24, 2019, the debt service coverage ratio for the twelve-month period immediately preceding such fiscal quarter end must be equal to or greater than 1.60x; (iii) the debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding the most recently ended fiscal quarter may be no less than 9.57%; (iv) the lender of the Additional Permitted Debt is required to enter into a co-lender agreement with the lender; (v) Rating Agency Confirmation is obtained; (vi) a REMIC opinion, as well as updated non-consolidation and enforceability opinions

SELIG PORTFOLIO

must be delivered; (vii) the borrower, the lender and the lender of the Additional Permitted Debt have executed amendments to the loan documents reasonably requested by any such party to reflect the existence of such Additional Permitted Debt; (viii) borrower must pay all reasonable out of pocket costs and expenses incurred by the lender and (ix) lender has otherwise approved the terms and documentation of such loan.

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Mezzanine or Subordinate Indebtedness. Fixed rate mezzanine debt is permitted from certain qualified institutional lenders meeting the requirements set forth in the loan agreement for the Selig Portfolio Loan to a direct owner of the borrower that is secured by a pledge of direct equity interests in the borrower (a “Permitted Mezzanine Loan”), so long as (i)  the aggregate loan-to-value ratio (as calculated under the loan documents) does not exceed 58.8%; (ii) the debt yield (as calculated under the loan documents) for the twelve-month period immediately preceding such fiscal quarter end is at least 9.57%; (iii) the debt service coverage ratio (as calculated under the loan documents) for the twelve-month period immediately preceding such fiscal quarter end is at least 2.05x; (iv) no event of default has occurred and is continuing under any of the loan documents; (v) the lender has received evidence that the Permitted Mezzanine Loan has no adverse effect on the bankruptcy remote status of the borrower under the rating agency requirements and a new non-consolidation opinion; (vi) the lender receives all items reasonably required to evaluate and approve of the Permitted Mezzanine Loan, including current rent rolls, operating statements and financial statements; (vii) the lender determines that there has been no material adverse change in the condition, financial, physical or otherwise, of any of the Selig Portfolio Properties or the borrower from and after the origination date; (viii) the borrower has executed amendments to the loan documents reasonably required by the lender to reflect the existence of such Permitted Mezzanine Loan and has received enforceability and due authorization opinions with respect thereto; (ix) the borrower pays all reasonable out of pocket costs and expenses incurred by the lender; (x) Rating Agency Conformation has been obtained and (xi) lender has otherwise approved the terms and documentation of such loan.

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Release of Collateral. Provided no event of default is then continuing under the Selig Portfolio Loan, at any time on or after the first due date following the second anniversary of the securitization Closing Date, the borrower may obtain the release of one or more of the Selig Portfolio Properties from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) delivery of defeasance collateral in an amount equal to the Selig Portfolio Release Price for each Selig Portfolio Property being released, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining Selig Portfolio Properties for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 2.05x and (b) the debt service coverage ratio immediately prior to the release and (iii) delivery of Rating Agency Confirmation with respect to such defeasance.

“Selig Portfolio Release Price” means, with respect to the release of any Selig Portfolio Property, the greater of (x) 90% of net sales proceeds with respect to such Selig Portfolio Property and (y) (i) in the case of the 635 Elliott property, the 645 Elliott property, the Fourth & Blanchard property and the Fifth & Jackson property, 125% of their respective allocated loan amounts and (ii) in the case of the North Tower – 100 West Harrison Street property, the South Tower – 100 West Harrison property and the 200 West Thomas property, 115% of their respective allocated loan amounts.

SELIG PORTFOLIO

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Selig Portfolio Properties, plus twelve months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Selig Portfolio Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the Selig Portfolio Properties and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available on the current market rates with funds equal to such amount, in either such case with a deductible not exceeding $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence reasonably satisfactory to the lender that the insurance premiums for the Selig Portfolio Properties are separately allocated to the Selig Portfolio Properties under the blanket policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

HYATT NYC PORTFOLIO

HYATT NYC PORTFOLIO

MIDTOWN SOUTH
MURRAY HILL
HERALD SQUARE
CHELSEA
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
BROADWAY
Bryant Park
MADISON SQUARE GARDEN
PENN STATION
FASHION INSTITUTE OF TECHNOLOGY
EMPIRE STATE BUILDING
MACY'S
GRAND CENTRAL TERMINAL
NEW YORK PUBLIC LIBRARY
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
Hudson River
East River
Hyatt NYC Portfolio
1 Hyatt Herald Square
30-32 West 31st Street
New York, NY 10001
2 Hyatt Place Midtown South
52 West 36th Street
New York, NY 10018
CARTIFACT

HYATT NYC PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$90,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$293,159.61
Size (Rooms)	307	Percentage of Initial Pool Balance		7.3%
Total TTM Occupancy as of 5/31/2014	95.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 5/31/2014	95.5%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	2011, 2013 / 2014, NAP	Mortgage Rate		4.3005%
Appraised Value(2)	$165,400,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24

Underwritten Revenues	$28,143,409
Underwritten Expenses	$15,973,829
Underwritten Net Operating Income (NOI)	$12,169,580	Escrows
Underwritten Net Cash Flow (NCF)	$11,043,844		Upfront	Monthly
Cut-off Date LTV Ratio	54.4%	Taxes	$226,294	$226,294
Maturity Date LTV Ratio(3)	40.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	2.28x / 2.07x	FF&E(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	13.5% / 12.3%	Other(6)	$2,500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$90,000,000	100.0%	Loan Payoff	$60,011,467	66.7%
			Principal Equity Distribution(7)	25,876,541	28.8
			Reserves	2,726,294	3.0
			Closing Costs	1,385,698	1.5
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)
The Hyatt Herald Square Property was opened in January 2012 as a full-service Holiday Inn and is undergoing renovation and conversion into a full-service Hyatt and is expected to be completed by October 2014. The Hyatt Place Midtown South Property opened in March 2013.

(2)	See “—Appraisals” below.
(3)
The Maturity Date LTV Ratio is calculated utilizing the aggregate “as-stabilized” appraised value of $187,400,000. The Maturity Date LTV Ratio, calculated on the basis of the aggregate “as-is” appraised value, is 46.2%.

(4)	Based on the current interest only payments, the DSCR based on Underwritten NOI and the DSCR based on Underwritten NCF are 3.10x and 2.81x, respectively.
(5)
The monthly FF&E reserve is equal to the greater of any franchise-mandated amount and 4.0% of the actual revenues from the related Hyatt NYC Portfolio Property for the most recently ended calendar month. Monthly FF&E reserves are held by manager in an account pledged to the lender. See “—Escrows” below.

(6)	Other upfront reserve represents a performance reserve in the amount of $2,500,000 in connection with the Hyatt Herald Square Property PIP. See “—Escrows” below.
(7)
The borrower is expected to utilize funds from the Principal Equity Distribution to complete the Hyatt Herald Square PIP. The estimated cost of the Hyatt Herald Square PIP is $6,950,000.  As of origination, the borrower has spent approximately $2,842,000 of this amount, primarily on FF&E deposits, leaving an estimated $4,108,000 in expected remaining expenditures.  As the loan agreement allows for up to $592,000 to be released from the Hyatt Herald Square Property FF&E reserve in respect of the Hyatt Herald Square PIP, the remaining amount is expected to be funded by the borrower.  Additionally, the borrower sponsor is expected to use distributions from the Principal Equity Distribution to pay down its corporate revolving line.

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The Mortgage Loan. The mortgage loan (the “Hyatt NYC Portfolio Loan”) is evidenced by a note in the original principal amount of $90,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in two hotels located in New York, New York (the “Hyatt Herald Square Property” and the “Hyatt Place Midtown South Property”, collectively, the “Hyatt NYC Portfolio Properties”).  The Hyatt NYC Portfolio Loan was originated by Goldman Sachs Mortgage Company on July 3, 2014 and represents approximately 7.3% of the Initial Pool Balance.  The note evidencing the Hyatt NYC Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $90,000,000 and has an interest rate of 4.3005% per annum.  The borrower utilized a portion of the proceeds of the Hyatt NYC Portfolio Loan to refinance the existing debt on the Hyatt NYC Portfolio Properties and will utilize the remaining proceeds to fund a renovation/conversion of the Hyatt Herald Square Property and provide equity to the borrower sponsor.

The Hyatt NYC Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The Hyatt NYC Portfolio Loan requires monthly payments of interest only for the initial 24 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2024.  Voluntary prepayment of the Hyatt NYC Portfolio Loan is prohibited prior to April 6, 2024.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

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The Mortgaged Properties. The Hyatt NYC Portfolio Properties consist of two hotels totaling 307 keys. The Hyatt Herald Square Property opened in January 2012 and has operated as the Holiday Inn New York City Midtown - 31st Street. The Hyatt Place Midtown South Property opened in March 2013. Each property was acquired just prior to their respective openings, and the aggregate amount paid for the Hyatt NYC Portfolio Properties was $128,446,594. Prior to origination, the borrower sponsor had invested an additional $4,447,544 in

HYATT NYC PORTFOLIO

capital improvements in the Hyatt NYC Portfolio Properties since their respective acquisitions, including $486,892 of expenditures from the pre-existing FF&E reserves.

The Hyatt Herald Square Property is a 122 key, 19-story hotel located in lower Midtown Manhattan on West 31st between Broadway and 5th Avenue. The Hyatt Herald Square Property was constructed in 2011 as a full-service Holiday Inn and offers a fitness center, a lobby bar, a restaurant and a seasonal rooftop bar. The borrower has committed to a $6.95 million property improvement plan to convert the Hyatt Herald Square Property from its current branding as the Holiday Inn New York City Midtown - 31st Street. The conversion is expected to start in July 2014 with renovations of the lobby and restaurant and finish by October 2014 following a two month closure and renovation of all the guestrooms. As of the origination date, $2,841,898 of the estimated $6,950,000 has already been expended by the borrower in connection with the renovation/conversion.  Additionally, between acquisition and origination, the borrower has spent $1,466,543 in additional capital improvements at the Hyatt Herald Square Property including $347,789 of expenditures from the FF&E reserves in place pursuant to the pre-existing management agreements.

The Hyatt Place Midtown South Property is a 185 key, 25-story, select-service hotel located in lower Midtown Manhattan on West 36th Street between 5th Avenue and 6th Avenue. The Hyatt Place Midtown South Property was constructed in 2013 and amenities include complimentary breakfast, a café/restaurant, free Wi-Fi and a 24-hour fitness center.

The following table presents certain information relating to the Hyatt NYC Portfolio Properties:

Property Name	Number of Rooms	Cut-off Date Allocated Loan Amount	% of Cut-off Date Allocated Loan Amount	Year Built	Appraised Value	UW NCF	UW NCF per Room
Hyatt Herald Square	122	$36,000,000	40.0%	2011	$57,400,000	$4,198,402	$34,413
Hyatt Place Midtown South	185	54,000,000	60.0	2013	108,000,000	6,845,442	37,002
Total / Wtd. Avg.	307	$90,000,000	100.0%		$165,400,000	$11,043,844	$35,973

The following table presents certain information relating to the 2013 demand analysis with respect to the Hyatt NYC Portfolio based on market segmentation, as provided in the appraisals for the Hyatt NYC Portfolio Properties:

Estimated 2013 Accommodated Room Night Demand (1)
Property	Commercial	Meeting and Group	Leisure
Hyatt Herald Square	45.0%	5.0%	50.0%
Hyatt Place Midtown South	45.0%	5.0%	50.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing twelve-month period through May 2014 penetration rates relating to the Hyatt NYC Portfolio Properties, as provided in the May 2014 travel research reports:

TTM 5/31/2014 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Hyatt Herald Square	102.9%	95.2%	97.9%
Hyatt Place Midtown South	102.6%	107.5%	110.4%
Wtd. Avg.(2)	102.7%	102.6%	105.4%

(1)	Source: May 2014 travel research reports.
(2)	Weighted based on the Cut-off Date Allocated Loan Amount.

HYATT NYC PORTFOLIO

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt NYC Portfolio Properties:

Hyatt NYC Portfolio(1)
	2012			2013			TTM 5/31/2014
Property	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR	Occ.(2)	ADR	RevPAR
Hyatt Herald Square(3)	80.4%	$233.94	$188.00	92.6%	$227.82	$210.87	95.3%	$224.50	$213.98
Hyatt Place Midtown South(4)	-	-	-	76.0%	$276.06	$209.91	95.6%	$259.11	$247.81
Wtd. Avg.	80.4%	$233.94	$188.00	82.6%	$254.58	$210.30	95.5%	$245.39	$234.37

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.
(3)	The Hyatt Herald Square Property opened in January 2012 and Occupancy reflects partial average occupancy for 2012.
(4)	The Hyatt Place Midtown South Property opened in March 2013 and Occupancy reflects partial average occupancy for 2013.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt NYC Portfolio Properties:

Cash Flow Analysis(1)
	2012(2)	2013(3)	TTM 5/31/2014	Underwritten	Underwritten $ per Room
Rooms Revenue	$8,394,616	$23,564,713	$26,261,974	$27,443,002	$89,391
Food & Beverage Revenue	207	357,915	498,097	604,233	1,968
Other Operating Revenue	156,306	171,980	97,559	96,174	313
Total Revenue	$8,551,129	$24,094,608	$26,857,630	$28,143,409	$91,672

Room Expense	$1,490,645	$4,333,685	$5,125,045	$5,500,757	$17,918
Food & Beverage Expense	1,994	410,708	577,058	628,605	2,048
Other Operating Expense	25,557	68,776	76,157	75,327	245
Total Departmental Expense	$1,518,196	$4,813,169	$5,778,260	$6,204,689	$20,211
Total Undistributed Expense	2,445,629	5,679,619	6,344,140	6,988137	22,763
Total Fixed Charges	720,886	1,814,072	2,494,443	2,781,003	9,059
Total Operating Expenses	$4,684,711	$12,306,860	$14,616,843	$15,973,829	$52,032

Net Operating Income	$3,866,418	$11,787,748	$12,240,787	$12,169,580	$39,640
FF&E	340,516	963,008	1,074,253	1,125,736	3,667
Net Cash Flow	$3,525,902	$10,824,740	$11,166,534	$11,043,844	$35,973

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Only reflects the Hyatt Herald Square Property’s performance, which opened in January 2012 and operated as the Holiday Inn New York City Midtown - 31st Street.
(3)	Reflects a full year of Hyatt Herald Square Property performance and a partial year of Hyatt Place Midtown South Property performance (opened in March 2013).

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Appraisals.  According to the appraisal dated as of June 24, 2014, the Hyatt Herald Square Property has an “as-is” appraised value of $57,400,000 and a “when complete” appraised value of $68,900,000 as of October 2014 following the completion of the renovation and conversion to a Hyatt-branded hotel.  Additionally, the Hyatt Herald Square Property has an “as-stabilized” appraised value of $72,400,000.  According to the appraisal dated as of June 20, 2014, the Hyatt Place Midtown South Property has an “as-is” appraised value of $108,000,000 and an “as stabilized” appraised value of $115,000,000.

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Environmental Matters.  According to Phase I environmental reports dated June 11, 2014, there are no existing environmental conditions or recommendations for further action at the Hyatt Herald Square Property or the Hyatt Place Midtown South Property.

■
Market Overview and Competition.  The Hyatt Herald Square Property is located in lower Midtown Manhattan in the Garment District neighborhood. The Hyatt Herald Square Property and its competitive set collectively had an average occupancy of 90.5%, ADR of $280.82, and RevPAR of $253.88 as of year-end 2013.

HYATT NYC PORTFOLIO

The following table presents certain information relating to the primary competition for the Hyatt Herald Square Property:

Property	Number of Rooms	Year Built	Estimated 2013 Occupancy	Estimated 2013 ADR	Estimated 2013 RevPAR
Hyatt Herald Square	122	2011	93%	$226.08	$210.87
Roger New York	194	1920	85%	$250.00	$212.50
Hilton Garden Inn West 35th Street	298	2009	100%	$256.00	$256.00
Ace Hotel New York	280	2009	93%	$321.00	$298.53
Strand Hotel New York	176	2009	86%	$275.00	$236.50
Eventi Hotel	292	2010	88%	$318.00	$279.84
Hyatt Place New York Midtown South	185	2013	95%	$276.00	$262.20
Courtyard By Marriott New York Manhattan Herald Square	167	2013	78%	$280.00	$218.40

Source: Appraisal.

The Hyatt Place Midtown South Property is located in lower Midtown Manhattan in the Garment District neighborhood. The Hyatt Place Midtown South Property and its competitive set collectively had an average occupancy of 89.3%, ADR of $253.04, and RevPAR of $225.32 as of year-end 2013.

The following table presents certain information relating to the primary competition for the Hyatt Place Midtown South Property:

Property	Number of Rooms	Year Built	Estimated 2013 Occupancy	Estimated 2013 ADR	Estimated 2013 RevPAR
Hyatt Place Midtown South	185	2013	95%	$276.00	$262.20
Comfort Inn New York Manhattan	132	1986	82%	$200.00	$164.00
Hampton Inn New York 35th Street Empire State Building	146	2008	97%	$242.00	$234.74
Hilton Garden Inn West 35th Street	298	2009	100%	$256.00	$256.00
Strand Hotel New York	176	2009	83%	$273.00	$226.59
Fairfield Inn by Marriott New York Manhattan Fifth Avenue	92	2009	97%	$235.00	$227.95
Holiday Inn Express NYC Herald Square 36th Street	135	2013	90%	$220.00	$198.00
Springhill Suites Midtown Fifth Avenue	173	2013	75%	$285.00	$213.75
Best Western Premier Herald Square Hotel	94	2013	93%	$211.00	$196.23
Courtyard by Marriott New York Manhattan Herald Square	167	2013	78%	$280.00	$218.40

Source: Appraisal.

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The Borrower.  The borrower is, collectively, CHSP 31st Street LLC and CHSP 36th Street LLC, each of which is a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt NYC Portfolio Loan. Chesapeake Lodging, L.P., the owner of the borrower, is the non-recourse carveout guarantor under the Hyatt NYC Portfolio Loan.  Chesapeake Lodging, L.P. is the operating partnership of Chesapeake Lodging Trust.  Chesapeake Lodging Trust is a self-advised real estate investment trust that was organized in June 2009 and is primarily focused on investments in upper-upscale hotels in major business and convention markets and certain premium select-service urban hotels.  Chesapeake Lodging Trust currently owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia.

■
Escrows. At origination, the borrower funded a performance reserve in the amount of $2,500,000 in connection with converting the Hyatt Herald Square Property from a Holiday Inn branded-hotel into a Hyatt-branded hotel.  The performance reserve will be disbursed to the borrower on the later of October 31, 2014 or the first due date following the completion of the Hyatt Herald Square property improvement plan (the “Hyatt Herald Square PIP”) and reopening of the Hyatt Herald Square Property as a Hyatt-branded hotel, provided no event of default under the Hyatt NYC Portfolio Loan is continuing.

On each due date, the borrower will be required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding twelve-month period and (ii) commencing when the Hyatt NYC Portfolio Properties are no longer insured under a blanket insurance program meeting the requirements under the loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period.

In addition, on each due date, each manager will be required to fund into an FF&E reserve account established under the related management agreement, and in the name of the borrower for each of the Hyatt NYC Portfolio

HYATT NYC PORTFOLIO

Properties (which accounts are pledged to the lender and subject to account control agreements in favor of the lender) FF&E reserves with respect to each Hyatt NYC Portfolio Property in an amount equal to the greater of (i) the amount required to be reserved pursuant to the related management or franchise agreement for FF&E and (ii) 4% of the revenues from the related Hyatt NYC Portfolio Property for the most recently ended calendar month (the “FF&E Funding Amount”).  During the continuance of an FF&E Reserve Period or Hyatt NYC Portfolio Trigger Period the borrower is required to fund the FF&E Funding Amount into a lender-controlled FF&E reserve account for each of the Hyatt NYC Portfolio Properties.

An “FF&E Reserve Period” means a period commencing when the manager fails to fund the respective FF&E reserves maintained by manager under the management agreements in an amount equal to the FF&E Funding Amount, a Hyatt NYC Portfolio Trigger Period or an event of default under the loan documents exists and ending when the failure has been cured, such Hyatt NYC Portfolio Trigger Period is no longer continuing, and/or such event of default has been waived by the lender, as applicable.

A “Hyatt NYC Portfolio Trigger Period” means any period (i) commencing on the day immediately following the due date in October 2014 if the borrower has not completed the planned conversion/reopening of the Hyatt Herald Square Property from a Holiday Inn to a Hyatt and ending when such conversion/reopening is completed or (ii) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the loan documents) is less than $8,500,000, and ending at the conclusion of a fiscal quarter for which the net operating income for the trailing twelve-month period (ending on the last day of the fiscal quarter) is equal to or greater than $8,500,000.

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Lockbox and Cash Management.  The Hyatt NYC Portfolio Loan requires a hard lockbox, which is already in place.  The loan documents also require that all credit card receivables, cash revenues and all other money received by either borrower, property manager or operating lessee be deposited into the operating account established under the management agreement and controlled by the property manager related to the applicable Hyatt NYC Portfolio Property.  These operating accounts are pledged to the lender and subject to account control agreements. The operating lessee will be required to cause all amounts required to be remitted by any property manager to the borrower or operating lessee to be remitted directly to a lender-controlled cash management account or, if such amounts are remitted to the borrower or operating lessee, to cause such amounts to be remitted to the cash management account within one business day after receipt.  Provided that no Hyatt NYC Portfolio Trigger Period or event of default under the Hyatt NYC Portfolio Loan is continuing, on each business day (or less frequently at the borrower’s option) all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to an account controlled by the related borrower or operating lessee.

On each due date during a Hyatt NYC Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Hyatt NYC Portfolio Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service and required reserves, subject to the terms of the loan documents, be reserved in an excess cash flow account as additional collateral for the Hyatt NYC Portfolio Loan.

HYATT NYC PORTFOLIO

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Property Management.  The Hyatt NYC Portfolio Properties are managed by Real Hospitality Group, LLC pursuant to management agreements. Under the loan documents, the Hyatt NYC Portfolio Properties must remain managed by Real Hospitality Group, LLC or another management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of a material default by the property manager under the related management agreement (after the expiration of any applicable notice and/or cure periods), the lender has the right to require the related borrower to exercise all available remedies under such management agreement and, if the exercise of those remedies results in the termination of such management agreement, engage a replacement property manager reasonably acceptable to the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hyatt NYC Portfolio Properties (plus rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Hyatt NYC Portfolio Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $500,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hyatt NYC Portfolio Properties are separately allocated to the Hyatt NYC Portfolio Properties and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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Operating Leases.  Indirect, wholly owned subsidiaries of the non-recourse carveout guarantor, CHSP TRS 31st Street LLC and CHSP TRS 36th Street LLC (“Operating Lessees”), which are single-purpose, single-asset entities formed solely for the purpose of operating the Hyatt Herald Square and the Hyatt Place Midtown South, lease the Hyatt Herald Square Property and the Hyatt Place Midtown South Property from the borrower pursuant to lease agreements: the first relating to the Hyatt Herald Square Property dated December 22, 2011 (effective through July 31, 2014) and amended and restated by a lease dated June 25, 2014 (effective from and after August 1, 2014) and the second relating to the Hyatt Place Midtown South Property dated March 8, 2013 (the “Operating Leases”). These Operating Leases are pledged to the lender as additional collateral for the Hyatt NYC Portfolio Loan under the mortgage. The Operating Lessees are the parties to the management agreements.  Upon foreclosure, the lender may terminate the Operating Leases at its sole option without the payment of any termination fee.

CHULA VISTA CENTER

CHULA VISTA CENTER

Chula Vista Center
555 Broadway
Chula Vista, CA 91910
Chula Vista
San Diego
National City
Coronado
Bonita
Imperial Beach
DOWNTOWN SAN DIEGO
GASLAMP QUARTER
San Diego Bay
SAN DIEGO INTERNATIONAL AIRPORT
NORTH ISLAND NAVAL AIR STATION
Qualcomm Stadium
University Of San Diego
San Diego State University
COLLEGE WEST
Seaworld
Sports Arena
Midway Towne Center
LOMA PORTAL
OLD TOWN
MISSION HILLS
UNIVERSITY HEIGHTS
NORMAL HEIGHTS
NORTH PARK
CITY HEIGHTS
EL CERRITO
OAK PARK
SOUTH PARK
BROADWAY HEIGHTS
EMERALD HILLS
GRANT HILL
MIDWAY DISTRICT
MIDTOWN
BANKERS HILL
Petco Park
Fashion Valley Mall
Westfield Mission Valley Shopping Mall
Campus Plaza
Promise Hospital Of San Diego
University Square
Marketplace At The Grove
Paradise Valley Hospital
South Bay Plaza North
Sweetwater Plaza Shopping Center West
South Bay Marketplace
Plaza Bonita
Costco Plaza
Palomar Trolley Center
Southland Plaza Shopping Center
CARTIFACT
Carlsbad
Encinitas
Rancho Santa Fe
Ramona
Poway
Del Mar
Santee
Lakeside
La Jolla
La Mesa
El Cajon
Crest
Spring Valley
Jamul
Lemon Grove
La Presa
Coronado
National City
Chula Vista
Imperial Beach
PACIFIC OCEAN

CHULA VISTA CENTER

jcpenney
macy's
sears
CVS
Burlington
PARKING STRUCTURE
KAPLAN UNIVERSITY
Foot Locker
Lady Foot Locker
EXPRESS
VICTORIA'S SECRET
KAY
Vans
sears
T.B.A.
Anchor
Non Anchor
Vacant
Not Part of Collateral

sears
AMC
THEATRES
Anchor
Non Anchor
Vacant
Not Part of Collateral

CHULA VISTA CENTER

H STREET
BROADWAY AVENUE
I STREET
RED LOBSTER
macy's
sears
jcpenney
CVS
Burlington
sears
BURGER KING
Olive Garden
PARKING STRUCTURE
CENTER COURT
FOOD COURT UPPER LEVEL
ENTERTAINMENT COURT
RETAIL SHOPS
Anchor
Non Anchor
Vacant
Not Part of Collateral

CHULA VISTA CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Chula Vista, California	Cut-off Date Principal Balance		$70,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$144.08
Size (SF)	485,841	Percentage of Initial Pool Balance		5.7%
Total Occupancy as of 4/30/2014(1)	96.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2014(1)	93.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	1962, 1993-1994 / 2012	Mortgage Rate		4.1765%
Appraised Value	$116,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$11,767,383
Underwritten Expenses	$4,314,987	Escrows
Underwritten Net Operating Income (NOI)	$7,452,395		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,002,608	Taxes	$332,965	$83,241
Cut-off Date LTV Ratio	60.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	46.4%	Replacement Reserves(3)	$0	$12,855
DSCR Based on Underwritten NOI / NCF	1.82x / 1.71x	TI/LC(4)	$0	$19,859
Debt Yield Based on Underwritten NOI / NCF	10.6% / 10.0%	Other(5)	$2,744,270	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$70,000,000	100.0%	Principal Equity Distribution(6)	$55,074,748	78.7%
			Sponsor Cash Out	11,380,521	16.3
			Reserves	3,077,235	4.4
			Closing Costs	467,496	0.7
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%

(1)
Total Occupancy (96.3%) and Owned Occupancy (93.3%) include both temporary tenant space and the AMC tenant space.  Total Occupancy excluding temporary tenant space is 91.0% and Owned Occupancy excluding temporary tenant space is 83.8%.  AMC has an executed lease but has not yet taken occupancy or commenced paying rent.  AMC is expected to take occupancy in August 2014 and begin paying rent in September 2014.  Total Occupancy excluding the AMC tenant space is 92.4% and Owned Occupancy excluding the AMC tenant space is 86.3%.  We cannot assure you that AMC will begin paying rent as expected or at all.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $131,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 52.4%. See “—Appraisal” below.

(3)	Replacement reserves are capped at $308,529. See “—Escrows” below.
(4)	TI/LC reserves are capped at $238,308.
(5)	Other upfront reserves represent unfunded obligation reserves for AMC ($2,500,000) and Payless ShoeSource ($244,270).
(6)
The Chula Vista Center Property previously secured a term loan for Rouse Properties L.P. At origination, Rouse Properties L.P. used the proceeds from the Chula Vista Center Loan to pay off a $55.1 million existing mortgage loan encumbering Sikes Senter property in Wichita Falls, Texas and pledged the Sikes Senter property under the term loan to replace the Chula Vista Center Property. The pro rata allocation for the Chula Vista Center Property under the term loan was $36.4 million.

■
The Mortgage Loan.  The mortgage loan (the “Chula Vista Center Loan”) is evidenced by a note in the original principal amount of $70,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a super-regional mall located in Chula Vista, California (the “Chula Vista Center Property”).  The Chula Vista Center Loan was originated by Goldman Sachs Mortgage Company on July 1, 2014 and represents approximately 5.7% of the Initial Pool Balance.  The note evidencing the Chula Vista Center Loan has an outstanding principal balance as of the Cut-off Date of $70,000,000 and has an interest rate of 4.1765% per annum.  The borrower utilized the proceeds of the Chula Vista Center Loan to recapitalize existing debt on the Chula Vista Center Property and to provide equity to the borrower sponsor.

The Chula Vista Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The Chula Vista Center Loan requires payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2024.  Voluntary prepayment of the Chula Vista Center Loan is prohibited prior to the due date in April 2024.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

CHULA VISTA CENTER

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The Mortgaged Property.  The Chula Vista Center Property is 485,841 SF of an approximately 878,341 SF open-air one and partial two-story super-regional mall in Chula Vista, California. The Chula Vista Center Property is located in the city of Chula Vista, within the southern portion of San Diego and situated along the southern side of H Avenue, east of Broadway. The Chula Vista Center Property is located less than one half mile from Interstate 5, and approximately 2.0 miles west of Interstate 805. The Chula Vista Center Property was constructed in 1962, expanded in 1993-1994 and was renovated in 1988, 1994, 2004, and most recently in 2012 when it underwent an approximate $3.0 million renovation of the common areas. The Chula Vista Center Property includes tenants such as Burlington Coat Factory, AMC (which has an executed lease and is expected to take occupancy in August 2014 and begin paying rent in September 2014), CVS, and restaurants including BJ’s Restaurant & Brewery, Panera Bread, Rubio’s Fresh Mexican Grill, Buffalo Wild Wings, See’s Candies, Jamba Juice and Project Pie. As of April 2014, the Total Occupancy was 96.3% and Owned Occupancy was 93.3%. The Chula Vista Center Property generates in-line, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for at least one year) sales of approximately $374 per SF and an occupancy cost of 11.7% as of April 30, 2014.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the mall of which the Chula Vista Center Property is a part:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Sears	B- / Caa1 / CCC+	250,000	28.5%	No	$100,050	$0.40	NAP	$128	0.3%	NA
Macy’s	NR / Baa2 / BBB+	142,500	16.2	No	$0	$0.00	NAP	$196	NA	NA
Burlington Coat Factory	NR / Caa1 /NR	83,232	9.5	Yes	$1,048,723	$12.60	4/30/2025	$143	8.8%	4, 5-year options
JCPenney	NR / NR / CCC+	80,000	9.1	Yes	$382,004	$4.78	11/30/2018	$170	2.8%	1, 5-year option
Total Anchors		555,732	63.3%

Jr. Anchors
AMC(3)	NR / NR / B	34,037	3.9%	Yes	$705,171	$20.72	6/30/2029	NA	NA	3, 5-year options
CVS	NR / Baa1 / BBB+	21,325	2.4	Yes	$607,669	$28.50	3/31/2018	$458	6.2%	1, 5-year option
Kaplan College	NR / Baa3 / BBB	18,274	2.1	Yes	$508,152	$27.81	11/30/2019	NA	NA	1, 5-year option
Olive Garden	BBB- / Baa3 / BBB-	12,000	1.4	Yes	$379,444	$31.62	7/31/2020	$615	5.1%	NA
Total Jr. Anchors		85,636	9.7%

Occupied In-line		188,738	21.5%		$6,187,549	$32.78
Occupied Food Court		6,056	0.7%		$355,525	$58.71
Occupied Outparcel		9,226	1.1%		$318,536	$34.53
Occupied Kiosk		560	0.1%		$21,000	$37.50
Vacant Spaces		32,393	3.7%		$0	$0.00
Total Owned SF		485,841	55.3%
Total SF		878,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Anchor sales are estimates as of December 31, 2013. Junior Anchor sales estimates are as of April 30, 2014.
(3)
AMC has an executed lease but has not yet taken occupancy or commenced paying rent.  AMC is expected to take occupancy in August 2014 and begin paying rent in September 2014.  We cannot assure you that AMC will begin paying rent as expected or at all.

CHULA VISTA CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Chula Vista Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Burlington Coat Factory	NR / Caa1 /NR	83,232	17.1%	$965,491	12.7%	$11.60	4/30/2025	$143	8.8%	4, 5-year options
AMC(4)	NR / NR / B	34,037	7.0	603,060	7.9	17.72	6/30/2029	NA	NA	3, 5-year options
CVS	NR / Baa1 / BBB+	21,325	4.4	563,481	7.4	26.42	3/31/2018	$458	6.2%	1, 5-year option
Kaplan College	NR / Baa3 / BBB	18,274	3.8	311,389	4.1	17.04	11/30/2019	NA	NA	1, 5-year option
BJ’s Restaurant & Brewery	NR / NR / NR	9,501	2.0	297,825	3.9	31.35	11/30/2023	$496	8.1%	2, 5-year options
New York & Company	NR / NR / NR	8,276	1.7	275,000	3.6	33.23	1/31/2015	$233	15.0%	NA
Olive Garden	BBB- / Baa3 / BBB-	12,000	2.5	261,360	3.4	21.78	7/31/2020	$615	5.1%	NA
Anna’s Linens	NR / NR / NR	12,009	2.5	224,161	2.9	18.67	(5)	$180	14.7%	NA
AT&T Mobility	A- / NR / NR	4,084	0.8	221,434	2.9	54.22	4/30/2018	NA	NA	NA
Shakey’s Pizza Parlor	NR / NR / NR	6,271	1.3	206,943	2.7	33.00	11/30/2019	$136	27.8%	NA
Ten Largest Owned Tenants		209,009	43.0%	$3,930,144	51.6%	$18.80
Remaining Owned Tenants		244,439	50.3	3,691,905	48.4	15.10
Vacant Spaces (Owned Space)		32,393	6.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		485,841	100.0%	$7,622,049	100.0%	$16.81

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Burlington Coat Factory sales are estimates as of December 31, 2013. Remaining tenant sales estimates are as of April 30, 2014.
(4)
AMC has an executed lease but has not yet taken occupancy or commenced paying rent.  AMC is expected to take occupancy in August 2014 and begin paying rent in September 2014.  We cannot assure you that AMC will begin paying rent as expected or at all.

(5)	Anna’s Linens occupies two suites at the Chula Vista Center Property. One 9,984 SF suite expires August 31, 2017 and a second 2,025 SF suite expires August 31, 2014.

The following table presents certain information relating to the lease rollover schedule at the Chula Vista Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	17,555	3.6	3.6%	174,591	2.3	9.95	8
2015	52,951	10.9	14.5%	860,695	11.3	16.25	21
2016	27,350	5.6	20.1%	550,428	7.2	20.13	13
2017	22,125	4.6	24.7%	692,468	9.1	31.30	6
2018	120,422	24.8	49.5%	1,153,194	15.1	9.58	7
2019	29,428	6.1	55.5%	747,179	9.8	25.39	5
2020	12,000	2.5	58.0%	261,360	3.4	21.78	1
2021	8,306	1.7	59.7%	120,000	1.6	14.45	1
2022	19,671	4.0	63.8%	483,095	6.3	24.56	4
2023	14,861	3.1	66.8%	519,413	6.8	34.95	5
2024	11,510	2.4	69.2%	491,075	6.4	42.67	5
2025 & Thereafter	117,269	24.1	93.3%	1,568,551	20.6	13.38	2
Vacant	32,393	6.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	485,841	100.0%		$7,622,049	100.0%	$ 16.81	78

(1)	Calculated based on approximate square footage occupied by each owned tenant per the rent roll dated April 30, 2014.

The following table presents certain information relating to historical leasing at the Chula Vista Center Property:

Historical Leased %(1)
	2011	2012	2013	As of 4/30/2014
Owned Space	91.6%	95.9%	93.9%	93.3%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless specified otherwise.

CHULA VISTA CENTER

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chula Vista Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 04/30/2014	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$6,780,038	$7,128,245	$7,104,093	$7,125,629	$7,622,049	$15.69
Overage Rent	146,571	165,502	305,052	310,976	661,877	1.36
Kiosks / Temporary / Specialty(4)	698,037	709,356	716,773	765,676	762,190	1.57
Other Rental Revenue	430,358	339,466	433,649	389,893	391,368	0.81
Gross Up Vacancy	0	0	0	0	1,699,057	3.50
Total Rent	$8,055,004	$8,342,568	$8,559,567	$8,592,174	$11,136,542	$22.92
Total Reimbursables	2,995,171	2,479,653	2,556,658	2,473,006	2,329,898	4.80
Vacancy & Credit Loss	0	0	0	0	(1,699,057)	(3.50)
Effective Gross Income	$11,050,175	$10,822,221	$11,116,225	$11,065,180	$11,767,383	$24.22

Total Operating Expenses	$4,108,950	$4,243,006	$4,156,855	$4,166,915	$4,314,987	$8.88

Net Operating Income	$6,941,225	$6,579,216	$6,959,369	$6,898,265	$7,452,395	$15.34
TI/LC	0	0	0	0	295,522	0.61
Capital Expenditures	0	0	0	0	154,265	0.32
Net Cash Flow	$6,941,225	$6,579,216	$6,959,369	$6,898,265	$7,002,608	$14.41

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the April 30, 2014 rent roll with rent steps through August 30, 2015.
(3)
Underwritten Base Rent includes base rent for AMC ($603,060).  AMC has an executed lease but has not yet taken occupancy or commenced paying rent.  AMC is expected to take occupancy in August 2014 and begin paying rent in September 2014.  We cannot assure you that AMC will begin paying rent as expected or at all.

(4)	Kiosk / Temporary / Specialty includes $609,828 of income associated with temporary tenants.

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Appraisal.  According to the appraisal, the Chula Vista Center Property had an “as-is” appraised value of $116,000,000 as of an effective date of May 29, 2014, and an “as stabilized” appraised value of $131,000,000 as of an effective date of June 1, 2016.  The “as stabilized” appraised value is based upon an assumed lease-up of in-line mall shop space to a level between 75.0% and 80.0% and the assumption that AMC takes occupancy.

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Environmental Matters.  According to a Phase I environmental report, dated June 16, 2014, there are no current recognized environmental conditions or recommendations for further action at the Chula Vista Center Property other than a recommendation for an asbestos operations and maintenance plan.

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Market Overview and Competition. The Chula Vista Center Property is a super-regional mall located in Chula Vista, California. The Chula Vista Center Property is located in the San Diego-Carlsbad-San Marcos metropolitan statistical area along the southern side of H Avenue and east of Broadway.  The Chula Vista Center Property is located less than one half mile from Interstate 5, and approximately 2.0 miles west of Interstate 805. As of 2014, the population within a 5-mile radius of the Chula Vista Center Property was 413,371 with an average household income of $120,226.

The following table presents certain information relating to the primary competition for the Chula Vista Center Property:

Competitive Set(1)
	Chula Vista Center	Westfield Plaza Bonita	Otay Ranch Town Center	Las Americas Premium Outlets
Distance from Subject	-	3.5 miles NE	9.5 miles E	7.5 miles S
Property Type	Super-Regional Mall	Super-Regional Center	Lifestyle Center	Outlet Center
Year Built	1962, 1993-1994	1981	2006	2001
Total GLA	878,341	1,019,293	678,244	561,428
Total Occupancy	96%	98%	85%	100%
Anchors	Sears, JCPenney, Macy’s, Burlington Coat Factory	Target, Cinema, Macy’s, JCPenney, Nordstrom Rack	Cinema, Macy’s, REI, Best Buy, Barnes & Noble	Last Call Neiman Marcus, Polo RL, Nike Factory Outlet

(1)	Source: Appraisal.

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The Borrower. The borrower is Chula Vista Center, LP, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Chula Vista Center Loan.  Rouse Properties, LP, an indirect owner of the borrower, is the non-recourse carveout guarantor under the Chula Vista Center Loan.  Rouse Properties, LP is the operating partnership of Rouse Properties, Inc., a publicly

CHULA VISTA CENTER

traded real estate investment trust headquartered in New York City. Rouse Properties, Inc.’s portfolio includes 35 malls in 22 states that represent approximately 24.5 million square feet of retail space.

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Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $332,965 in respect of taxes, and (ii) a rollover reserve in the amount of $2,744,270 in respect of unfunded obligations.

On each due date, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period, unless, in the case of insurance payments, the borrower provides evidence that applicable blanket policies permitted under the loan documents are in effect, (ii) a capital expenditure reserve in an amount equal to $12,855, subject to a cap of $308,529 and (iii) a tenant improvement and leasing commission reserve in an amount equal to $19,859, subject to a cap of $238,308.

On each due date during a Chula Vista Lease Sweep Period, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and (other than in the case of an event of default) budgeted operating expenses, subject to the terms of the loan documents, be held in an escrow account with respect to each related Major Tenant, up to an amount equal to the product of $10 times the square footage leased by such Major Tenant, with remaining amounts to be remitted to the borrower-controlled operating account.  On each due date during a Chula Vista Cash Management Period (other than a Chula Vista Lease Sweep Period), the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and (other than in the case of an event of default) budgeted operating expenses, subject to the terms of the loan documents, be held as additional collateral for the Chula Vista Center Loan.

A “Chula Vista Center Cash Management Period” means the period (i) commencing upon the stated maturity date and ending upon the Chula Vista Center Loan being paid in full, (ii) commencing upon an event of default under the Chula Vista Center Loan and ending when such event of default has been cured (as long as no other event of default is continuing), (iii) commencing upon the debt service coverage ratio (as calculated under the loan documents) for the trailing twelve-month period (as of the last day of any fiscal quarter) falling below 1.15x and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio is equal to or greater than 1.20x or (iv) during the continuance of a Chula Vista Center Lease Sweep Period.

A “Chula Vista Center Lease Sweep Period” means the period commencing upon the occurrence of a Tenant Trigger Event and ending (i) in the case of any Tenant Trigger Event, when an amount has been deposited into a rollover reserve equal to $10 per SF of the related Major Tenant’s leased space; (ii) in the case of a Tenant Trigger Event solely under clauses (i), (ii) or (iii) of that definition, if the tenant exercises its renewal or extension option or the related space has been leased pursuant to one or more replacement leases reasonably approved by the lender; (iii) in the case of a Tenant Trigger Event solely under clause (iv) of that definition, if the related default has been cured; or (iv) in the case of a Tenant Trigger Event solely under clause (v) of that definition, if the insolvency proceeding has terminated and the related lease has been affirmed.

“Tenant Trigger Event” means the date that (i) a Major Tenant fails to give notice of renewal of its lease pursuant to the lease, (ii) a Major Tenant surrenders, cancels or terminates its lease prior to the expiration date, (iii) a Major Tenant discontinues its business (unless such tenant has an investment grade rating or continues to pay rent), (iv) a material monetary default under a Major Tenant lease (or other default where the borrower has a termination right) or (v) certain insolvency proceedings involving a Major Tenant.

A “Major Tenant” is a tenant that (i) leases more than 20,000 SF of space at the Chula Vista Center Property (including space leased by any affiliate of such tenant), (ii) has a purchase option with respect to all or any portion of its leased space or (iii) is a borrower affiliate.

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Lockbox and Cash Management.  The Chula Vista Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents (except de minimis and sponsorship income) received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  For so long as no Chula Vista Center Cash Management Period is continuing, all amounts in the lockbox account will be swept on a daily basis to a borrower-controlled operating account.  During

CHULA VISTA CENTER

a Chula Vista Center Cash Management Period, all amounts in the lockbox account will be swept on a daily basis to a lender-controlled cash management account.

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Property Management.  The Chula Vista Center Property is currently self-managed. There is currently no property management agreement for Chula Vista Center Property. Under the loan documents, the Chula Vista Center Property must remain self-managed or managed by (i) Rouse Properties, Inc., (ii) a property manager that (a) is a reputable, nationally or regionally recognized management company having at least five (5) years’ experience in the management of similar type properties, (b) at the time of its engagement as property manager has leasable square footage of the same property type as the Chula Vista Center Property equal to not less than 2,500,000 leasable square feet and (c) is not, at the time of appointment as property manager, the subject of a bankruptcy or similar insolvency proceeding or (iii) any other property manager consented to by the lender and with respect to which Rating Agency Confirmation has been received.  If the borrower enters into a management agreement, then the lender will have the right to require the borrower to replace the related property manager with a property manager approved by the lender in the event (i) an event of default under the Chula Vista Center Loan has occurred and is continuing, (ii) the property manager is in default beyond any applicable grace or cure period under the related management agreement, (iii) certain insolvency events with respect to the property manager or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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Release of Collateral.  At any time after the second anniversary of the securitization Closing Date, the borrower is permitted to obtain the release of a non-income producing vacant portion of the Chula Vista Center Property, subject to the satisfaction of certain conditions, including that: (i) no event of default is then continuing and the release will not cause an event of default to occur, (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the loan documents) for the remaining portion of the Chula Vista Center Property is at least 1.67x, (iii) after giving effect to the release, the loan-to-value ratio (as calculated under the loan documents) for the remaining portion of the Chula Vista Center Property is no greater than 60.3%, and (iv) the borrower delivers a REMIC opinion.

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Terrorism Insurance.  The borrower is required to obtain and maintain coverage as part of its property insurance policy against loss or damage by terrorist acts in an amount equal to 100% of the “Full Replacement Cost” of the Chula Vista Center Property plus loss of rents or business income and general liability and excess liability/umbrella.  If such coverage is unavailable, then the borrower will be required to obtain such coverage as a stand-alone policy.  Notwithstanding the foregoing, if TRIPRA or any successor or equivalent replacement acts are ever not in effect, then with respect to any such stand-alone policy covering terrorist acts, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the premiums that borrower paid for the portion of property and casualty insurance allocable to terrorism insurance for the last policy year in which coverage for terrorism was included as part of the applicable policies required under the loan documents.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Chula Vista Center Property are separately allocated to the Chula Vista Center Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

PALM ISLAND APARTMENTS

PALM ISLAND APARTMENTS

CARTIFACT
Palm Island Apartments
11300 Warner Avenue
Fountain Valley, CA 92708
Knott's Berry Farm
Buena Park
Cypress Civic Center
Cypress College
Cypress
Los Alamitos Racetrack
Los Alamitos
LOS ALAMITOS ARMY AIRFIELD
Stanton
Anaheim
Disneyland
Disney California Adventure
Disneyland Convention Center
Angel Stadium of Anaheim
Honda Center
ARTIC Regional Transportation Hub (Future)
The Mall of Orange
Chapman University
UCI Medical Center
The Outlets at Orange
CHOC
Main Place Mall
Garden Grove
Orange
Santa Ana College
Westminster
Westminster Mall
Golden West College
Bella Terra
Santa Ana
Tustin
Fountain Valley Regional Hospital
Fountain Valley
Huntington Beach Hospital
Loehmanns 5 Points Plaza
South Coast Plaza
Irvine
Irvine Civic Center
Tustin Legacy
The District at Tustin Legacy
Costa Mesa
Huntington Beach Civic Center
Huntington Beach
Orange Coast College
Orange County Fairgrounds
Fairview Developmental Center
JOHN WAYNE ORANGE COUNTY AIRPORT
Webster University Irvine
University of California - Irvine
Newport Beach
San Joaquin Hills
Fashion Island
Newport Coast
PACIFIC OCEAN
LINCOLN AVE
W LINCOLN AVE
BALL RD
CERRITOS AVE
KATELLA AVE
CHAPMAN AVE
GARDEN GROVE BLVD
WESTMINSTER AVE
WESTMINSTER BLVD
BOLSA AVE
EDINGER AVE
WARNER AVE
TALBERT AVE
ELLIS AVE
YORKTOWN AVE
ADAMS AVE
E COLLINS AVE
E WALNUT AVE
E PALM AVE
E DYER RD
PACIFIC COAST HWY
Palmdale
Pasadena
Burbank
Los Angeles
Santa Monica
Long Beach
Anaheim
Santa Ana
Irvine
Huntington Beach
Newport Beach
Laguna Beach
Dana Point
Corona
Ontario
Fullerton
PACIFIC OCEAN

PALM ISLAND APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Fountain Valley, California	Cut-off Date Principal Balance	$64,000,000
Property Type	Senior Housing	Cut-off Date Principal Balance per Unit	$140,350.88
Size (Units)	456	Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 6/19/2014	98.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/19/2014	98.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	2001 / NAP	Mortgage Rate	4.4770%
Appraised Value	$107,190,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$7,838,449
Underwritten Expenses	$2,460,161	Escrows
Underwritten Net Operating Income (NOI)	$5,378,288	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,245,136	Taxes	$0	$0
Cut-off Date LTV Ratio	59.7%	Insurance	$0	$0
Maturity Date LTV Ratio	59.7%	Replacement Reserves	$0	$9,500
DSCR Based on Underwritten NOI / NCF	1.85x / 1.81x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$64,000,000	100.0%	Loan Payoff	$62,496,351	97.7%
			Principal Equity Distribution	810,895	1.3
			Closing Costs	692,754	1.1
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%

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The Mortgage Loan.  The mortgage loan (the “Palm Island Apartments Loan”) is evidenced by a note in the original principal amount of $64,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a senior housing apartment community located in Fountain Valley, California (the “Palm Island Apartments Property”).  The Palm Island Apartments Loan was originated by GS Commercial Real Estate LP and was subsequently purchased by Goldman Sachs Mortgage Company.  The Palm Island Apartments Loan was originated on June 25, 2014 and represents approximately 5.2% of the Initial Pool Balance.  The note evidencing the Palm Island Apartments Loan has an outstanding principal balance as of the Cut-off Date of $64,000,000 and has an interest rate of 4.4770% per annum.  The borrower utilized the proceeds of the Palm Island Apartments Loan to refinance the existing debt on the Palm Island Apartments Property and to return equity to the borrower sponsors.

The Palm Island Apartments Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The Palm Island Apartments Loan requires monthly payments of interest only during its term. The scheduled maturity date is the due date in July 2024. The Palm Island Apartments Loan may be voluntarily prepaid on any due date on or after the due date in July 2016 with the payment of a prepayment fee equal to a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments.  If a prepayment occurs following an acceleration of the loan due to an event of default prior to the due date in July 2016, the yield maintenance premium must be at least 3.0% of the principal amount being prepaid.  Voluntary prepayment of the Palm Island Apartments Loan is permitted on and after April 6, 2024 without payment of any yield maintenance or prepayment premium.

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The Mortgaged Property.  The Palm Island Apartments Property is a 456-unit senior housing apartment community located in Fountain Valley within Orange County, California. The Palm Island Apartments Property was built in 2001 by James C. Gianulias and David Gianulias who are the non-recourse carveout guarantors under the Palm Island Apartments Loan. The Palm Island Apartments Property is a gated community, for residents aged 55 and older, that features amenities including a resort-style pool and spa, library with fireplace, fitness center, business center, as well as a card and billiard room. Organized social activities include a regular schedule of programs and outings. The Palm Island Apartments Property offers studio, 1, 2 and 2+ bedroom floor plans with private patios/balcony. The Palm Island Apartments Property has been at or above 98.7% occupancy since 2008 and as of June 19, 2014, Total Occupancy and Owned Occupancy were both 98.9%.

PALM ISLAND APARTMENTS

The following table presents certain information relating to the units and rent at the Palm Island Apartments Property:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent	Underwritten Rent
2 bed / 2 bath (with den)	30	1,046	$1,800	$1,752	$1,757	$632,400
2 bed / 2 bath	96	914	$1,650	$1,593	$1,593	1,835,520
2 bed / 1 bath	42	783	$1,475	$1,425	$1,425	717,960
1 bed / 1 bath	231	597	$1,350	$1,284	$1,285	3,562,104
Studio	57	526	$1,225	$1,178	$1,178	805,740
Total / Wtd. Avg.	456	702	$1,439	$1,378	$1,380	$7,553,724

(1)	Source: Appraisal.
(2)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Palm Island Apartments Property:

Historical Leased %(1)
2011	2012	2013	As of 6/19/2014
98.7%	98.9%	99.6%	98.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless specified otherwise.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Palm Island Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 4/30/2014	Underwritten	Underwritten $ per Unit
Base Rent	$7,079,197	$7,100,223	$7,326,077	$7,389,790	$7,327,112	$16,068
Gross Up Vacancy	0	0	0	0	226,612	497
Goss Potential Rent	$7,079,197	$7,100,223	$7,326,077	$7,389,790	$7,553,724	$16,565
Vacancy, Credit Loss and Concessions	(5,782)	(6,628)	(7,998)	(13,498)	(242,089)	(531)
Non-Revenue Units	0	(21,970)	(31,214)	(31,479)	(31,524)	(69)
Total Rent Revenue	$7,073,414	$7,071,625	$7,286,864	$7,344,813	$7,280,111	$15,965
Other Revenue(2)	565,175	539,748	560,241	558,339	558,339	1,224
Effective Gross Income	$7,638,589	$7,611,374	$7,847,106	$7,903,152	$7,838,449	$17,190

Total Operating Expenses	$2,249,244	$2,337,627	$2,437,495	$2,451,455	$2,460,161	$5,395

Net Operating Income	$5,389,346	$5,273,746	$5,409,611	$5,451,697	$5,378,288	$11,794
Replacement Reserves	0	0	0	0	133,152	292
Net Cash Flow	$5,389,346	$5,273,746	$5,409,611	$5,451,697	$5,245,136	$11,502

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes utilities, EMS fees, parking, laundry, storage and other miscellaneous revenues.

PALM ISLAND APARTMENTS

■	Appraisal. According to the appraisal, the Palm Island Apartments Property had an “as-is” appraised value of $107,190,000 as of an effective date of June 6, 2014.

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Environmental Matters.  According to the Phase I environmental report, dated June 17, 2013, there are no recognized environmental conditions or recommendations for further action at the Palm Island Apartments Property.

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Market Overview and Competition.  The Palm Island Apartments Property is located in the city of Fountain Valley, Orange County, California. Fountain Valley is located in central Orange County and is proximate to Interstate 405, also known as the San Diego Freeway. Access to the Palm Island Apartments Property neighborhood is provided by 55 Freeway, I-5 Freeway and the 73 toll road. The Orange County metropolitan statistical area unemployment rate as of 2013 was 6.0%, down from the 7.6% level reported as of 2012 and the 8.7% value in 2011.  The Palm Island Apartments Property is close to neighborhood and regional shopping and is within walking distance to the Fountain Valley Regional Hospital and Mile Square Park.

The 2013 population in Orange County was 3,108,400, with an estimated average household income of $164,651 during the fourth quarter of 2013. The estimated 2014 population in a 5-mile radius of the property is 742,531 with an estimated average household income of $59,150. At $1,633 and $1,596 per month, average fourth quarter 2013 asking and effective rents, as reported by a market research report, were up 0.4% and 0.5% for the quarter as well as up 2.4% and 2.8%, respectively, for the year. Fourth quarter Class A and B/C asking averages were $1,903 and $1,465, up 2.8% and 2.1%, respectively, for the year.

The following table presents certain information relating to the primary competition for the Palm Island Apartments Property:

Competitive Set(1)
	Palm Island Apartments	Fountain Glen at Jacaranda	Fountain Glen at Anaheim Hills	Bradford Terrace	Five Points Villas Senior Apts.
City	Fountain Valley	Fullerton	Anaheim	Placentia	Huntington Beach
Occupancy	98.9%	95.0%	99.0%	100.0%	98.0%
Age Restricted	Yes	Yes	Yes	Yes	Yes
	Huntington Westminster	Creekview Senior Apartments	The Galleria	Havens
City	Westminster	Orange	Fountain Valley	Fountain Valley
Occupancy	90.0%	100.0%	94.0%	93.0%
Age Restricted	Yes	Yes	No	No

(1)	Source: Appraisal.

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The Borrower. The borrower is Fountain Valley Senior Housing L.P., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Palm Island Apartments Loan.  David Gianulias and James C. Gianulias, each an indirect owner of the borrower, are the non-recourse carveout guarantors under the Palm Island Apartments Loan.

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Escrows. On each due date, the borrower will be required to fund a capital expenditure reserve in an amount equal to $9,500. In addition, on each due date during an event of default under the Palm Island Apartments Loan or following the borrower’s failure to pay taxes or insurance premiums (or to provide proof of such payment), the borrower will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period.

PALM ISLAND APARTMENTS

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Lockbox and Cash Management.  The Palm Island Apartments Loan requires a soft lockbox, which is already in place, with springing cash management. All cash revenues relating to the Palm Island Apartments Property and all other money received by the borrower or property manager with respect to the Palm Island Apartments Property (other than tenant security deposits required to be held in escrow accounts) are required to be deposited into the lockbox account within one business day after receipt. For so long as no Palm Island Apartments Trigger Period or event of default under the Palm Island Apartments Loan is continuing, all amounts in the lockbox account will be swept on each business day into a borrower-controlled operating account.  During a Palm Island Apartments Trigger Period or during the continuance of an event of default under the Palm Island Apartments Loan, all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account.

On each due date during a Palm Island Apartments Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the Palm Island Apartments Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and budgeted operating expenses, be held as additional collateral for the Palm Island Apartments Loan.

A “Palm Island Apartments Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the net operating income (as calculated under the loan documents) is less than $4,628,217, and ending at the conclusion of the second consecutive fiscal quarter for which the net operating income for the trailing twelve-month period (ending on the last day of any fiscal quarter) is equal to or greater than $4,628,217; and (ii) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered.

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Property Management.  The Palm Island Apartments Property is managed by Mesa Management Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Palm Island Apartments Property must remain managed by Mesa Management Inc. or another management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the Palm Island Apartments Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace, or require the borrower to replace, such property manager with a property manager approved by the lender.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

PALM ISLAND APARTMENTS

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Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Palm Island Apartments Property (plus 18 months of rental loss and/or business interruption coverage and containing an extended period of indemnity endorsement covering the 12 month period commencing on the date on which the Palm Island Apartments Property has been restored).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Palm Island Apartments Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Palm Island Apartments Property are separately allocated to the Palm Island Apartments Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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WOODYARD CROSSING

CARTIFACT
Suitland
District Heights
Great Eastern Plaza Shopping Center
Forest Village Park Mall Shopping Center
Suitland Community Park
Forestville
Marlow Heights Shopping Center
National Capital Parks
Morningside
Temple Hills
Camp Springs
ANDREWS AIR FORCE BASE
Rosaryville
Henson Creek Park
Courses At Andrews Air Force Base
Sherwood Forest Community Park
Melwood Hills Park
Woodyard Crossing
8745-8915 Woodyard Road
Clinton, MD 20735
Piscataway Park
Resurrection Cemetery
Rosaryville State Park
Clinton
Tinkers Creek Park
Medstar Southern Maryland Hospital Center
Forest Hill Memorial Gardens
Louise F Cosca Regional Park
SILVER HILL RD
SUITLAND RD
MARLBORO PIKE
WESTPHALIA RD
SUITLAND PKWY
FORESTVILLE RD
BRANCH AVE
PENNSYLVANIA AVE
TEMPLE HILL RD
DOWER HOUSE RD
BRINKLEY RD
ALLENTOWN RD
WOODYARD RD
KIRBY RD
OLD BRANCH AVE
DANGERFIELD RD
ROSARYVILLE RD
FRANK TIPPETT RD
STEED RD
BRANDYWINE RD
SURRATTS RD
PISCATAWAY RD
TIPPETT RD
THRIFT RD
Wheaton-Glenmont
Kensington
White Oak
Beltsville
Greenbelt
Potomac
Bethesda
Silver Spring
College Park
Goddard
Somerset
Chillum
Brookmont
McLean
DISTRICT OF COLUMBIA
Bladensburg
Washington, DC
Vienna
Falls Church
Arlington
Capitol Heights
Hyattsville
Jefferson
Seven Corners
Hillcrest Heights
VIRGINIA
Morningside
Annandale
Alexandria
Marlow Heights
Temple Hills
Huntington
MARYLAND
Franconia
Belle Haven
Friendly
Clinton

WOODYARD CROSSING

WOODYARD CROSSING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Clinton, Maryland	Cut-off Date Principal Balance	$62,423,745
Property Type	Retail	Cut-off Date Principal Balance per SF(1)	$128.20
Size (SF)(1)	486,918	Percentage of Initial Pool Balance	5.1%
Total Occupancy as of 4/17/2014(2)	98.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/17/2014(2)	97.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1995 / NAP	Mortgage Rate	4.3950%
Appraised Value	$96,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$8,045,929
Underwritten Expenses	$2,062,333	Escrows(3)
Underwritten Net Operating Income (NOI)	$5,983,596	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,765,497	Taxes	$0	$0
Cut-off Date LTV Ratio	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio	52.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.59x / 1.54x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.2%	Other(4)	$147,449	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$62,500,000	100.0%	Loan Payoff	$32,048,179	51.3%
			Principal Equity Distribution	29,313,203	46.9
			Closing Costs	991,169	1.6
			Reserves	147,449	0.2
Total Sources	$62,500,000	100.0%	Total Uses	$62,500,000	100.0%

(1)
Size (SF) includes 139,978 SF of tenant-owned improvements located on parcels ground leased to the related tenants. Excluding the tenant-owned improvements, the Woodyard Crossing Property contains 346,940 SF and the Cut-off Date Principal Balance per SF is $179.93.

(2)
The Total Occupancy and Owned Occupancy include The Dress Barn, Five Below and Famous Footwear, each of which have executed leases. The Dress Barn and Five Below are expected to take occupancy and begin paying rent in September 2014. Famous Footwear is expected to take occupancy and begin paying rent in April 2015. We cannot assure you these tenants will take occupancy and begin paying rent as expected or at all.

(3)	See “—Escrows” below.
(4)	Other reserve represents a free rent reserve with respect to the leases of The Dress Barn, Five Below and Famous Footwear.

■
The Mortgage Loan. The mortgage loan (the “Woodyard Crossing Loan”) is evidenced by a note in the original principal amount of $62,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 486,918 SF retail shopping center located in Clinton, Maryland (the “Woodyard Crossing Property”). The Woodyard Crossing Loan was originated by Rialto Mortgage Finance, LLC on June 12, 2014 and represents approximately 5.1% of the Initial Pool Balance. The note evidencing the Woodyard Crossing Loan has an outstanding principal balance as of the Cut-off Date of $62,423,745 and has an interest rate of 4.3950% per annum. The borrower utilized a portion of the proceeds of the Woodyard Crossing Loan to refinance existing debt on the Woodyard Crossing Property and to return equity to the borrower sponsor.

The Woodyard Crossing Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Woodyard Crossing Loan is the due date in July 2024. The Woodyard Crossing Loan may be voluntarily prepaid in whole or in part on any date after the second anniversary of the securitization Closing Date, with the payment of a yield maintenance premium of no less than 1% of the principal amount prepaid.  On or after the due date occurring in March 2024, the borrower will be permitted to prepay the Woodyard Crossing Loan without payment of any yield maintenance premium.

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The Mortgaged Property. The Woodyard Crossing Property is comprised of an anchored retail shopping center located in Clinton, Maryland, approximately 14.2 miles southeast of Washington, D.C. The Woodyard Crossing Property totals 486,918 SF, consisting of seven, one-story retail buildings and seven, one-story outparcels. The collateral is comprised of 346,940 SF of improvements and parcels ground-leased to Lowes and five smaller tenants that contain 139,978 SF of tenant-owned improvements. The Woodyard Crossing Property is anchored by national investment grade tenants: Wal-Mart (Moody’s/S&P/Fitch: Aa2/AA/AA, 17.6% of UW Base Rent), Lowes (Moody’s/S&P: A3/A-, 13.2% of UW Base Rent) and Safeway (Moody’s/S&P/Fitch: Baa3/BBB/BBB-, 9.8% of UW Base Rent). The improvements were constructed in 1995 and are situated on approximately 64.1 acres. As of April 17, 2014, Total Occupancy was 98.3% and Owned Occupancy was 97.6% at the Woodyard Crossing Property.

WOODYARD CROSSING

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Woodyard Crossing Property:

Ten Largest Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Wal-Mart	AA/Aa2/AA	134,247	27.6%	$1,107,538	17.6%	$8.25	10/24/2020	NA	NA	6, 5-year options
Lowes(3)	NR/A3/A-	118,000	24.2	830,544	13.2	7.04	4/27/2021	NA	NA	8, 5-year options
Safeway	BBB/Baa3/BBB-	60,106	12.3	616,086	9.8	10.25	12/31/2019	$401	3.6%	10, 5-year options
Staples	BBB-/Baa2/BBB-	20,000	4.1	334,692	5.3	16.73	2/29/2020	NA	NA	3, 5-year options
Petco	NR/B3/B	13,033	2.7	272,390	4.3	20.90	10/31/2017	NA	NA	2, 5-year options
CVS	NR/Baa1/BBB+	11,486	2.4	229,720	3.6	20.00	12/31/2017	$317	7.8%	None
Bank of America, N.A.	A/Baa2/A-	5,863	1.2	184,014	2.9	31.39	6/30/2015	NA	NA	3, 5-year options
Verizon Wireless	A-/A3/NR	3,673	0.8	167,729	2.7	45.67	5/31/2016	NA	NA	2, 5-year options
The Dress Barn(4)	NR/NR/NR	7,364	1.5	147,280	2.3	20.00	9/17/2024	NA	NA	3, 5-year options
Beauty Max	NR/NR/NR	5,100	1.0	139,740	2.2	27.40	11/30/2014	NA	NA	None
Ten Largest Owned Tenants		378,872	77.8%	$4,029,733	63.9%	$10.64
Remaining Owned Tenants(5)(6)		99,796	20.5	2,278,805	36.1	22.83
Vacant Spaces (Owned Space)		8,250	1.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		486,918	100.0%	$6,308,538	100.0%	$13.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of December 31, 2013.
(3)	Lowes owns the improvements located on the parcel ground leased to it.
(4)
The Dress Barn has executed a lease but is not yet open or paying rent. The Dress Barn is expected to open and begin paying rent in September 2014 and is moving to its premises from a smaller suite at the Woodyard Crossing Property.

(5)
Remaining Owned Tenants includes the following two tenants that have executed leases but are not yet open or paying rent: Five Below and Famous Footwear. Five Below is expected to open and begin paying rent in September 2014. Famous Footwear is expected to open and begin paying rent in April 2015.

(6)	Includes five tenants totaling 21,978 SF located on parcels ground leased to those tenants.

The following table presents certain information relating to the lease rollover schedule:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA (SF)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	6,700	1.4	1.4%	176,252	2.8	26.31	2
2015	21,763	4.5	5.8%	575,148	9.1	26.43	9
2016	13,593	2.8	8.6%	445,240	7.1	32.76	6
2017	34,486	7.1	15.7%	724,827	11.5	21.02	6
2018	0	0.0	15.7%	0	0.0	0.00	0
2019	80,615	16.6	32.3%	995,907	15.8	12.35	6
2020	156,747	32.2	64.5%	1,494,303	23.7	9.53	3
2021	118,000	24.2	88.7%	830,544	13.2	7.04	1
2022	0	0.0	88.7%	0	0.0	0.00	0
2023	12,489	2.6	91.3%	300,082	4.8	24.03	3
2024	17,135	3.5	94.8%	339,883	5.4	19.84	3
2025 & Thereafter	17,140	3.5	98.3%	426,353	6.8	24.87	5
Vacant	8,250	1.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	486,918	100.0%		$6,308,538	100.0%	$13.18	44

(1)	Calculated based on approximate square footage occupied by each tenant.

WOODYARD CROSSING

The following table presents certain information relating to historical leasing at the Woodyard Crossing Property:

Historical Leased %(1)
	2011	2012	2013	As of 4/17/2014(2)
Owned Space	94.0%	95.0%	95.0%	98.3%

(1)	As provided by the borrower.
(2)
Total Occupancy includes The Dress Barn, Five Below and Famous Footwear, each of which have executed leases. The Dress Barn and Five Below are expected to take occupancy and begin paying rent in September 2014. Famous Footwear is expected to take occupancy and begin paying rent in April 2015. We cannot assure you these tenants will take occupancy and begin paying rent as expected or at all.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodyard Crossing Property:

Cash Flow Analysis(1)
	2011	2012	2013		TTM 2/28/2014		Underwritten(2)		Underwritten $ per SF(3)
Base Rent	$5,932,096	$6,054,154	$6,098,893		$6,096,318		$6,308,538		$12.96
Overage Rent	40,778	52,249	55,387		55,387		0		0.00
Gross Up Vacancy	0	0	0		0		198,000		0.41
Total Rent	$5,972,874	$6,106,403	$6,154,280		$6,151,705		$6,506,538		$13.36
Total Reimbursables	1,630,395	1,547,318	1,556,561		1,505,683		1,703,907		3.50
Other Income(4)	80,893	80,665	87,990		72,672		72,672		0.15
Less Vacancy & Credit Loss	(115,253)	(169,825)	(253,865)		(269,033)		(237,188)		(0.49)
Effective Gross Income	$7,568,910	$7,564,561	$7,544,967		$7,461,027		$8,045,929		$16.52

Total Operating Expenses	$2,079,921	$1,993,404	$2,045,038		$2,045,155		$2,062,333		$4.24

Net Operating Income	$5,488,988	$5,571,157	$5,499,929	(5)	$5,415,872	(5)	$5,983,596	(5)	$12.29
TI/LC	0	0	0		0		173,470		0.36
Capital Expenditures	0	0	0		0		44,629		0.09
Net Cash Flow	$5,488,988	$5,571,157	$5,499,929		$5,415,872		$5,765,497		$11.84

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of April 17, 2014 and rent steps through June 30, 2015.
(3)	Based on 486,918 SF which includes 139,978 SF of tenant-owned improvements located on parcels ground leased to the related tenants.
(4)	Other income includes sub-metered utility charges, late fees and miscellaneous income.
(5)
The increase in Net Operating Income from 2013 and TTM 2/28/2014 to Underwritten reflects $90,023 in rent steps along with $364,601 in rent attributable to three new leases. The Dress Barn, Five Below and Famous Footwear, have executed leases but are not yet in occupancy. The Dress Barn and Five Below are expected to take occupancy and begin paying rent in September 2014. Famous Footwear is expected to take occupancy and begin paying rent in April 2015.

■	Appraisal. According to the appraisal, the Woodyard Crossing Property had an “as-is” appraised value of $96,000,000 as of an effective date of April 26, 2014.

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Environmental Matters. According to a Phase I environmental report, dated May 1, 2014, there are no recommendations for further action at the Woodyard Crossing Property other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

■
Market Overview and Competition. The Woodyard Crossing Property is an anchored retail center located in Clinton, Maryland, a suburb approximately 14.2 miles southeast of Washington, D.C., within the Washington, D.C. metropolitan statistical area. The 2014 estimated population in the Washington, D.C. metropolitan statistical area is approximately 6.0 million people and the March 2014 unemployment rate was 7.6%. The Woodyard Crossing Property is situated at the intersection of State Route 5 (Branch Avenue) and Woodyard Road with a reported traffic count of 97,871 vehicles per day. State Route 5 serves as the primary thoroughfare in the neighborhood and connects to major interstates in the Washington D.C. metropolitan statistical area including Interstate 95/495, the Suitland Parkway to the north, and Highway 301 (Blue Star Memorial Highway) to the south. Joint Base Andrews, consisting of 6.9 square miles and two runways, is located approximately 2.6 miles northeast of the Woodyard Crossing Property. The estimated 2014 population within a one-, three- and five-mile radius of the Woodyard Crossing Property is 8,273, 45,804, and 112,583, respectively. The 2014 average household income within a one-, three- and five-mile radius of the Woodyard Crossing Property is $113,964, $109,886, and $102,653, respectively.

WOODYARD CROSSING

According to a market research report, the Woodyard Crossing Property is located in the Southern Prince George’s County retail submarket. As of the first quarter of 2014, the submarket contained approximately 12.4 million SF of retail space, the average submarket vacancy rate was 5.5% and the average rental rate was $14.27 PSF.

The following table presents certain information relating to the primary competition for the Woodyard Crossing Property:

Competitive Set(1)
	Woodyard Crossing Property	Clinton Plaza Shopping Center	Coventry Plaza	Woodberry Square Shopping Center	Andrews Manor
Distance from Subject	-	0.1 miles	1.6 miles	4.5 miles	4.9 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built	1995	1980	1980	1988	1960
Total GLA	486,918	201,038	112,777	53,110	290,000
Total Occupancy	98.3%	96%	99%	83%	67%
Anchors	Wal-Mart, Lowes, Safeway	Giant Food, Big K-Mart	Shopper’s Food	AutoZone, Family Dollar	Value Village

(1)	Source: Appraisal.

■	The Borrower. The borrower is Jubilee-Clinton II LLC, a single-purpose, single-asset entity. The non-recourse carveout guarantor is Schottenstein Realty LLC.

■
Escrows. On the origination date, the borrower funded a free rent reserve of $147,449 with respect to the Woodyard Crossing Loan with respect to the leases of The Dress Barn, Famous Footwear and Five Below.

Additionally, on each due date during the occurrence of an Operating Reserve Trigger Event (as defined below), the borrower is required to fund the following reserves with respect to the Woodyard Crossing Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; and (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period.

An “Operating Reserve Trigger Event” means a period (a) commencing upon the earliest of (i) the failure by borrower to timely pay all taxes, (ii) the failure to timely renew all insurance policies, or (iii) a Cash Management Trigger Event (as defined below), and (b) expiring, as applicable, upon (i) the payment of all applicable taxes, (ii) the lender’s receipt of certificates of insurance evidencing the insurance policies or renewals and the payment of all applicable insurance premiums, or (iii) the cure of a Cash Management Trigger Event.

■
Lockbox and Cash Management. The Woodyard Crossing Loan requires a springing hard lockbox. During the occurrence and continuation of a Cash Management Trigger Event, the loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account (although tenants are only required to be advised that the borrower’s direction is not revocable without lender’s consent upon a Cash Management Trigger Event). During the continuance of a Cash Management Trigger Event, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of debt service and funding of monthly escrows with any excess to be held by lender as additional security for the loan.

WOODYARD CROSSING

A “Cash Management Trigger Event” means a period (a) commencing upon the earliest of (i) a monetary event of default under the Woodyard Crossing Loan, and (ii) any bankruptcy action of the borrower or non-recourse carveout guarantor, and (b) expiring, upon (i) a cure of the event of default which is accepted by the lender, and (ii) the bankruptcy action being discharged, stayed or dismissed within 120 days of such filing.

■
Property Management. The Woodyard Crossing Property is currently managed by Schottenstein Property Group LLC, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Woodyard Crossing Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager (i) during the continuance of an event of default under the Woodyard Crossing Loan, (ii) during the continuance of a default by the property manager under the management agreement after the expiration of any applicable cure period, (iii) if the property manager becomes insolvent or files or is the subject of a petition in bankruptcy, or (iv) if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain terrorism insurance for certified and noncertified acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Woodyard Crossing Property, plus 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Woodyard Crossing Property are separately allocated under the blanket policy and that certain other requirements are satisfied. In the event that TRIPRA or a similar or subsequent statute is no longer in effect, the borrower is required to obtain terrorism insurance only to the extent obtainable for 200% of the then annual cost of property coverage as of a date determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

NORTHCROSS SHOPPING CENTER

NORTHCROSS SHOPPING CENTER

CARTIFACT
NorthCross Shopping Center
9705-9815 Sam Furr Road,
16637-16641, 16632 & 16830 Statesville Road,
and 16801-16815 Caldwell Creek Drive
Huntersville, NC 28078
Davidson
Davidson College
Lake Norman
Huntersville
Charlotte
Mt Holly
CONCORD REGIONAL AIRPORT
Concord Mills Mall
Northlake Mall
University of NC -Charlotte
Johnson C Smith University
DOWNTOWN CHARLOTTE
CHARLOTTE/DOUGLAS INT'L AIRPORT
Memorial Stadium
Mountain Island Lake
Latta Plantation Nature Preserve
SAM FURR RD
STATESVILLE RD
OLD STATESVILLE RD
HUNTERSVILLE-CONCORD RD
DAVIDSON-CONCORD RD
CONCORD RD
EASTFIELD RD
MT HOLLY-HUNTERSVILLE RD
BEATTIES FORD RD
BROOKSHIRE BLVD
WILKINSON BLVD
TUCKASEEGEE RD
W WT HARRIS BLVD
Huntersville
Concord
Stanley
Mt Holly
Lowell
Belmont
Charlotte
Harrisburg
Mint Hill
Matthews
Hemby Bridge
Lake Park
Indian Trail
Pineville
Tega Cay
Weddington

NORTHCROSS SHOPPING CENTER

NORTHCROSS SHOPPING CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Huntersville, North Carolina		Cut-off Date Principal Balance		$39,930,994
Property Type	Retail		Cut-off Date Principal Balance per SF		$104.31
Size (SF)(1)	382,829		Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 4/16/2014	98.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/16/2014	97.7%		Type of Security		Fee Simple
Year Built / Latest Renovation	1995-1999 / NAP		Mortgage Rate		4.3585%
Appraised Value	$54,455,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		300
			Original Interest Only Period (Months)		NAP
Underwritten Revenues	$5,125,282
Underwritten Expenses	$1,323,278		Escrows
Underwritten Net Operating Income (NOI)	$3,802,004			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,609,509		Taxes	$257,366	$42,894
Cut-off Date LTV Ratio	73.3%		Insurance	$28,614	$3,179
Maturity Date LTV Ratio	53.6%		Replacement Reserves(2)	$300,000	$19,583
DSCR Based on Underwritten NOI / NCF	1.45x / 1.37x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.0%		Other(3)	$73,379	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	100.0%	Loan Payoff	$22,530,529	56.3%
			Principal Equity Distribution	16,416,793	41.0
			Reserves	659,359	1.6
			Closing Costs	393,319	1.0
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	Size (SF) includes sites ground leased to Kohl’s (86,584 SF), Longhorn Steakhouse (1 SF) and Chili’s (1 SF).
(2)
Ongoing replacement reserves represent structural reserves of $19,583 per month beginning August 2014 through July 2016 and $3,703 per month thereafter (subject to a cap of $133,309 beginning in August 2017 to the extent Borrower has previously completed the defined roof repairs).  See “—Escrows” below.

(3)	Other upfront reserve represents a deferred maintenance reserve of $73,379. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “NorthCross Shopping Center Loan”) is evidenced by a note in the original principal amount of $40,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a retail power center located in Huntersville, North Carolina (the “NorthCross Shopping Center Property”).  The NorthCross Shopping Center Loan was originated by Goldman Sachs Mortgage Company on June 10, 2014 and represents approximately 3.2% of the Initial Pool Balance.  The note evidencing the NorthCross Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $39,930,994 and has an interest rate of 4.3585% per annum.  The borrower utilized the proceeds of the NorthCross Shopping Center Loan to refinance the existing debt on the NorthCross Shopping Center Property and to provide equity to the borrower sponsor.

The NorthCross Shopping Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.  The NorthCross Shopping Center Loan requires payments of interest and principal sufficient to amortize the loan over a 25-year amortization schedule.  The scheduled maturity date is the due date in July 2024.  Other than as described under “—Release of Collateral” below, voluntary prepayment of the NorthCross Shopping Center Loan is prohibited prior to April 6, 2024.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■
The Mortgaged Property.  The NorthCross Shopping Center Property is a 382,829 SF (excluding Target, which is not part of the collateral) retail power center property located in Huntersville, North Carolina.  The NorthCross Shopping Center Property was developed in phases from 1995 to 1999 and is anchored by Lowe’s, Harris Teeter, Blacklion International and Kohl’s. The NorthCross Shopping Center Property is shadow anchored by Target and also includes a standalone IHOP and a standalone Mattress Firm.  Three pads at the NorthCross Shopping Center Property are ground leased to Kohl’s, Chili’s and Longhorn Steakhouse and each respective tenant owns the related improvements. Investment grade tenants account for 45.4% of the Total Underwritten Base Rent.  The NorthCross Shopping Center Property is located at the intersection of Sam Furr Road and Highway 21 and is accessible from I-77, the primary north-south interstate that serves Charlotte, North Carolina.  As of April 16, 2014, the Total Occupancy was 98.2% and the Owned Occupancy was 97.7%.

NORTHCROSS SHOPPING CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the NorthCross Shopping Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Lowe’s	NR / A3 / A-	131,644	26.8%	Yes	$1,218,480	$9.26	3/31/2017	NA	NA	6, 5-year options
Target	A- / A2 / A	108,436	22.1	No	$12,340	$0.11	NA	NA	NA	NA
Kohl’s(3)	BBB+ / Baa1 / BBB+	86,584	17.6	Yes	$384,907	$4.45	1/31/2019	$187	2.4%	8, 5-year options
Harris Teeter(4)	BBB / Baa2 / BBB	48,800	9.9	Yes	$571,684	$11.71	4/23/2017	$577	2.3%	5, 5-year options
Total Anchors		375,464	76.4%

Jr. Anchors
Blacklion International	NR / NR / NR	15,000	3.1%	Yes	$247,393	$16.49	2/28/2017	$96	17.3%	NA
Total Jr. Anchors		15,000	3.1%

Occupied In-line		75,130	15.3%		$2,022,824	$26.92
Occupied Outparcel(5)		16,802	3.4%		$687,580	$29.69
Vacant Spaces		8,869	1.8%		$0	$0.00
Total Owned SF		382,829	77.9%
Total SF		491,265	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Kohl’s sales are estimates as of December 31, 2012. All other sales are estimates as of December 31, 2013.
(3)	Kohl’s pad is ground leased to the tenant.
(4)	Harris Teeter occupies 44,000 SF and subleases 4,800 SF (3,600 SF to Global Golf and 1,200 SF to Mann Travel). Harris Teeter Sales $ per SF are based on 44,000 SF.
(5)	Includes two SF representing the Chili’s and Longhorn Steakhouse ground leases. Chili’s and Longhorn Steakhouse Total Rent amounts are excluded from the Total Rent $ per SF calculation.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the NorthCross Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Lowe’s	NR / A3 / A-	131,644	34.4%	$934,672	22.7%	$7.10	3/31/2017	NA	NA	6, 5-year options
Harris Teeter(4)	BBB / Baa2 / BBB	48,800	12.7	459,208	11.1	9.41	4/23/2017	$577	2.3%	5, 5-year options
Mattress Firm	NR / NR / NR	11,000	2.9	317,750	7.7	28.89	(5)	$179	17.3%	(6)
Kohl’s(7)	BBB+ / Baa1 / BBB+	86,584	22.6	270,142	6.6	3.12	1/31/2019	$187	2.4%	8, 5-year options
Blacklion International	NR / NR / NR	15,000	3.9	180,000	4.4	12.00	2/28/2017	$96	17.3%	NA
Rack Room Shoes	NR / NR / NR	6,232	1.6	153,556	3.7	24.64	1/31/2017	$411	7.1%	1, 5-year option
Dress Barn	NR / NR / NR	9,000	2.4	135,000	3.3	15.00	1/31/2015	$96	20.2%	NA
IHOP	BB- / B3 / B	5,800	1.5	127,600	3.1	22.00	5/31/2016	NA	NA	4, 5-year options
Plaza Appliance Mart	NR / NR / NR	4,995	1.3	106,144	2.6	21.25	1/31/2016	$375	6.9%	1, 5-year option
Omega Sports	NR / NR / NR	4,848	1.3	105,783	2.6	21.82	9/30/2018	$211	12.4%	NA
Ten Largest Owned Tenants		323,903	84.6%	$2,789,856	67.7%	$8.61
Remaining Owned Tenants(8)		50,057	13.1	1,330,030	32.3	26.57
Vacant Owned Space		8,869	2.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		382,829	100.0%	$4,119,886	100.0%	$11.02

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Kohl’s sales are estimates as of December 31, 2012. All other sales are estimates as of December 31, 2013.
(4)	Harris Teeter occupies 44,000 SF and subleases 4,800 SF (3,600 SF to Global Golf and 1,200 SF to Mann Travel). Harris Teeter Tenant Sales $ per SF are based on 44,000 SF.
(5)
Mattress Firm has 11,000 SF of total Tenant GLA consisting of two separate outparcels. The 6,500 SF outparcel ($29.50 base rent per SF) has a lease expiration date of September 30, 2016 and the 4,500 SF outparcel ($28.00 base rent per SF) has a lease expiration date of November 30, 2017.

(6)	The 6,500 SF Mattress Firm outparcel has 2, 5-year extension options and the 4,500 SF Mattress Firm outparcel has 1, 5-year extension option.
(7)	Kohl’s pad is ground leased to the tenant.
(8)	Includes two SF representing the Chili’s and Longhorn Steakhouse ground leases.

NORTHCROSS SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the NorthCross Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA(2)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	5,144	1.3	1.3%	123,524	3.0	24.01	2
2015	17,049	4.5	5.8%	343,756	8.3	20.16	6
2016	24,760	6.5	12.3%	669,261	16.2	27.03	8
2017	221,019	57.7	70.0%	2,279,299	55.3	10.31	12
2018	18,204	4.8	74.8%	397,652	9.7	21.84	5
2019	86,584	22.6	97.4%	270,142	6.6	3.12	1
2020	0	0.0	97.4%	0	0.0	0.00	0
2021	0	0.0	97.4%	0	0.0	0.00	0
2022	0	0.0	97.4%	0	0.0	0.00	0
2023	1,200	0.3	97.7%	36,252	0.9	30.21	1
2024	0	0.0	97.7%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	97.7%	0	0.0	0.00	0
Vacant	8,869	2.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	382,829	100.0%		$4,119,886	100.0%	$11.02	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes two SF representing the Chili’s and Longhorn Steakhouse ground leases.

The following table presents certain information relating to historical leasing at the NorthCross Shopping Center Property:

Historical Leased %(1)
	2011	2012	2013	TTM 3/31/2014
Owned Space	98.0%	98.0%	99.0%	97.0%

(1)	As provided by the borrower and represents average occupancy for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the NorthCross Shopping Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 3/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,895,969	$4,068,325	$4,094,151	$4,112,304	$4,119,886	$10.76
Overage Rent	0	0	3,828	3,828	5,260	0.01
Gross Up Vacancy	0	0	0	0	249,826	0.65
Total Rent	$3,895,969	$4,068,325	$4,097,979	$4,116,132	$4,374,973	$11.43
Total Reimbursables	922,508	1,045,533	1,026,127	1,055,785	1,020,061	2.66
Other Income	4,061	2,763	30,536	0	0	0.00
Vacancy & Credit Loss	0	(50,408)	(67,532)	(78,507)	(269,752)	(0.70)
Effective Gross Income	$4,822,538	$5,066,213	$5,087,110	$5,093,410	$5,125,282	$13.39

Total Operating Expenses	$1,245,802	$1,355,328	$1,236,081	$1,241,766	$1,323,278	$3.46

Net Operating Income	$3,576,736	$3,710,885	$3,851,030	$3,851,644	$3,802,004	$9.93
TI/LC	0	0	0	0	148,058	0.39
Capital Expenditures	0	0	0	0	44,436	0.12
Net Cash Flow	$3,576,736	$3,710,885	$3,851,030	$3,851,644	$3,609,509	$9.43

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the April 16, 2014 rent roll with rent steps through August 31, 2015.

NORTHCROSS SHOPPING CENTER

■	Appraisal. According to the appraisal, the NorthCross Shopping Center Property had an “as-is” appraised value of $54,455,000 as of an effective date of May 1, 2014.

■	Environmental Matters. According to a Phase I environmental report, dated May 20, 2014, there are no recognized environmental conditions or recommendations for further action.

■
Market Overview and Competition.  The NorthCross Shopping Center Property is a retail power center property located in Huntersville, North Carolina.  The NorthCross Shopping Center Property is part of the North Charlotte retail submarket which has a vacancy rate of 6.6% as of second half of 2013.  Primary competition for the NorthCross Shopping Center consists of a total of 530,979 SF of retail, which has 93.6% weighted average occupancy.

The following table presents certain information relating to the primary competition for the NorthCross Shopping Center Property:

Competitive Set(1)
	NorthCross Shopping Center	Market Square Shopping Center	Rosedale Shopping Center	Huntersville Square Shopping Center	NorthCross Village Shopping Center
Distance from Subject	-	3.1 miles S	3.0 miles S	2.3 miles S	0.1 miles E
Property Type	Shopping Center	Shopping Center	Shopping Center	Shopping Center	Shopping Center
Year Built	1995-1999	2000	1993	1986-1992 / 2001	2007-2009
Total GLA	382,289	75,374	119,197	90,000	246,408
Total Occupancy	98.2%	92%	98%	88%	94%
Anchors	Lowe’s, Harris Teeter, Kohl’s	Bi-Lo	Harris Teeter	Food Lion, H&R Block, Sprint	Marshall’s, Home Goods, Staples, Petco

(1)	Source: Appraisal.

■
The Borrower. The borrower is Northcross Land & Development, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the NorthCross Shopping Center Loan.  Riprand Count Arco, an owner of the borrower, is the non-recourse carveout guarantor under the NorthCross Shopping Center Loan.  Riprand Count Arco founded American Asset Corporation in 1986. American Asset Corporation’s portfolio contains 4.5 million SF of retail, office and industrial space valued at nearly $700 million.

■
Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $257,366 in respect of taxes and $28,614 in respect of insurance premiums, (ii) a deferred maintenance reserve in the amount of $73,379 for certain parking lot and roof repair and (iii) a capital expenditure reserve in the amount of $300,000.

On each due date, the borrower will be required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period.  In addition, on each due date beginning in August 2014, the borrower will be required to fund a capital expenditure reserve in the amount of (i) $19,583 through and including the due date in July 2016 and (ii) $3,703 thereafter. Commencing with the due date in August 2017, the capital expenditure reserve amount will be capped at $133,309 if the borrower has completed certain roof repairs.

In addition, on each due date during the continuance of a NorthCross Shopping Center Trigger Period caused by a Rollover Trigger Event, the loan documents require an excess cash reserve as discussed below under “—Lockbox and Cash Management”.

NORTHCROSS SHOPPING CENTER

A “NorthCross Shopping Center Trigger Period” means the period (i) commencing as of the conclusion of any twelve-month period (ending on the last day of any fiscal quarter) during which the debt service coverage ratio (as calculated under the loan documents) is less than 1.10x, and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio for the trailing twelve-month period (ending on the last day of any fiscal quarter) is greater than 1.10x; (ii) commencing upon the borrower’s failure to deliver certain financial reports and ending when such financial reports are delivered; and (iii) commencing upon the occurrence of a Rollover Trigger Event and ending (a)(1) in the case of any Rollover Trigger Event, to the extent that the applicable tenant does not satisfy the criteria under clauses (2) through (4) below and the lease is terminated, at least 90% of the applicable space is leased to one or more tenants acceptable to the lender; (2) in the case of any Rollover Trigger Event solely under clause (i) of that definition, the applicable tenant enters into an extension or renewal of its lease and is in occupancy and paying full monthly rent; (3) in the case of a Rollover Trigger Event solely under clause (ii) of that definition, the applicable tenant has recommenced its operations in its space and is paying full monthly rent; and (4) in the case of a Rollover Trigger Event solely under clause (iii) of that definition, the applicable tenant affirms its lease in the applicable bankruptcy proceeding and is paying full monthly rent due under its lease; and (b) following the satisfaction of the applicable conditions in clause (a) above, the net operating income (as calculated under the loan documents) of the NorthCross Shopping Center Property is equal to or greater than $3,768,934.

“Rollover Trigger Event” means the date that (i) either Lowe’s or Harris Teeter (or any successor tenant) gives notice of its intent to terminate or vacate all or a material portion of its leased space or fails to give notice of renewal of its lease as of the date that is the earlier of the date required pursuant to its lease or one year prior to the expiration of its lease, (ii) either Lowe’s or Harris Teeter (or any successor tenant) goes dark, discontinues its operations or business in all or substantially all of its space, vacates or is otherwise not in occupancy of all or substantially all of its space for 30 days (excluding casualty, condemnation, renovations or alterations undertaken pursuant to its lease) or (iii) a bankruptcy petition is filed by or against either Lowe’s or Harris Teeter (or any successor tenant) or the guarantor of the related lease.

■
Lockbox and Cash Management.  The NorthCross Shopping Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the NorthCross Shopping Center Property and all other money received by the borrower or the property manager with respect to the NorthCross Shopping Center Property (other than tenant security deposits) be deposited into the lockbox account or a lender-controlled cash management account within one business day after receipt.  On each business day, all amounts in the lockbox account are required to be swept to the cash management account.  Provided that no NorthCross Shopping Center Trigger Period or event of default under the NorthCross Shopping Center Loan is continuing, on each business day all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to the borrower’s operating account.

On each due date during a NorthCross Shopping Center Trigger Period that is not caused by a Rollover Trigger Event or, at the lender’s discretion, during an event of default under the NorthCross Shopping Center Loan, the loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service, required reserves and (other than in the case of an event of default) budgeted operating expenses, be held by the lender as additional collateral for the NorthCross Shopping Center Loan.  On each due date during the continuance of a NorthCross Shopping Center Trigger Period caused by a Rollover Trigger Event, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service, required reserves and budgeted operating expenses, be held in an escrow account for purposes of reserving amounts for tenant improvements and leasing commissions in respect of the Lowe’s or Harris Teeter space, as applicable, and those amounts will be released to the cash management account when the related NorthCross Shopping Center Trigger Period caused by a Rollover Trigger Event has ended and no other Rollover Trigger Event is continuing.

NORTHCROSS SHOPPING CENTER

■
Property Management.  The NorthCross Shopping Center Property is managed by American Asset Corporation pursuant to a management agreement.  Under the loan documents, the NorthCross Shopping Center Property must remain managed by American Asset Corporation or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of an event of default under the NorthCross Shopping Center Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files for or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, the lender has the right to replace or require the borrower to replace the property manager with a property manager selected by the lender.

■
Release of Collateral. To the extent that a Rollover Trigger Event relating to Lowe’s occurs, the borrower may voluntarily obtain the release of the portion of the NorthCross Shopping Center Property that is leased to Lowe’s from the lien of the loan documents, subject to the satisfaction of certain conditions set forth in the loan documents, including among others: (i) if such release occurs prior to the first due date following the second anniversary of the securitization Closing Date, (a) prepayment in an amount equal to 110% of the allocated loan amount for the released parcel and (b) payment of a yield maintenance premium of no less than 1% of the amount prepaid; (ii) if such release occurs on or after the first due date following the second anniversary of the securitization Closing Date, (a) defeasance in an amount equal to 110% of the allocated loan amount for the released parcel, and (b) after giving effect to the release, the debt yield as calculated under the loan agreement for the remaining portion of the NorthCross Shopping Center Property for the twelve-month period preceding the end of the most recent fiscal quarter is no less than the greater of (1) 9.55% and (2) the debt yield for the NorthCross Shopping Center Property for the twelve-month period preceding the end of the most recent fiscal quarter without giving effect to the release; and (iii) delivery of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the NorthCross Shopping Center Property (plus eighteen months of rental loss and/or business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the NorthCross Shopping Center Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance may not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the NorthCross Shopping Center Property are separately allocated to the NorthCross Shopping Center Property and that the policy will provide the same protection as a separate policy.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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HILTON KNOXVILLE

HILTON KNOXVILLE

CARTIFACT
Knoxville
Hilton Knoxville
501 West Church Avenue
Knoxville, TN 37902
OAKWOOD
BELLE MORRIS
Mercy Medical Center-st Mary's
OLD NORTH KNOXVILLE
PARKRIDGE
PARK CITY
EDGEWOOD
BEAUMONT
COLLEGE HILLS
MECHANICSVILLE
OLD CITY
MORNNGSIDE
Knoxville Civic Auditorium and Coliseum
Bijou Theatre
Knoxville Convention Center
OLD SEVIER
DOWNTOWN KNOXVILLE
FORT SANDERS
KNOXVILLE DOWNTOWN ISLAND AIRPORT
Neyland Stadium
University of Tennessee -Knoxville
SOUTH KNOXVILLE
Univ of Tennessee Medical Center
Nashville
Chattanooga
Charlotte
Atlanta

HILTON KNOXVILLE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		MC-Five Mile
Location (City/State)	Knoxville, Tennessee	Cut-off Date Principal Balance		$35,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$109,375.00
Size (Rooms)	320	Percentage of Initial Pool Balance		2.8%
Total TTM Occupancy as of 4/30/2014	76.0%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 4/30/2014	76.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1981 / 2011-2013	Mortgage Rate		4.8500%
Appraised Value	$46,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	30

Underwritten Revenues	$13,907,889
Underwritten Expenses	$9,708,276
Underwritten Net Operating Income (NOI)	$4,199,613	Escrows(3)
Underwritten Net Cash Flow (NCF)(1)	$3,645,493
Cut-off Date LTV Ratio	74.6%		Upfront	Monthly
Maturity Date LTV Ratio(2)	61.2%	Taxes	$215,074	$35,846
DSCR Based on Underwritten NOI / NCF	1.89x / 1.64x	Insurance	$28,796	$7,199
Debt Yield Based on Underwritten NOI / NCF	12.0% / 10.4%	Other(4)	$1,427,836	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	78.4%	Purchase Price(5)	$40,600,000	91.0%
Borrower Equity Contribution	8,275,394	18.5	Reserves	1,671,706	3.7
Funded Prior to Close or Deferred Funding	1,344,262	3.1	Costs Incurred Prior to Close and Deferred Costs	1,344,262	3.0
			Closing Costs	1,003,688	2.3
Total Sources	$44,619,656	100.0%	Total Uses	$44,619,656	100.0%

(1)
Underwritten Net Cash Flow includes $200,304 of income generated from 115 parking spaces which are leased from an adjacent garage, spa revenue and laundry revenue.  The fully extended term of the parking lease runs through December 31, 2039, or approximately 15 years beyond the loan term.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $49,900,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $46,900,000, is 65.1%.

(3)	See “—Escrows” below.
(4)
Other reserves are comprised of (i) $1,057,826 which represents 110% of the cost to complete a PIP (Property Improvement Plan), a (ii) $100,000 seasonality reserve and (iii) a $270,010 deferred maintenance reserve.  The seasonality reserve requires an additional deposit of $150,000 to be funded within 90 days following the origination date.  The seasonality reserve can be drawn upon by the borrower for debt service and impounds in December and January.  If drawn, the reserve will be replenished in the following month from any free cash flow from the property and will be capped at $250,000.  Commencing on July 1, 2015, the borrower will be required to pay a monthly replacement FF&E deposit which is equal to the greater of (i) the monthly amount required to be reserved for FF&E under the franchise agreement and (ii) 1/12th of 4% of the revenues for the prior calendar year.   Other reserves also include an ADA reserve fund, into which the borrower must deposit $115,000 within 3 months of the closing date unless a Satisfactory ADA Event occurred.

(5)	Per executed purchase and sale agreement.

■
The Mortgage Loan.  The mortgage loan (the “Hilton Knoxville Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000 and is secured by a first mortgage encumbering a 320-room hotel located in Knoxville, Tennessee (the “Hilton Knoxville Property”).  The Hilton Knoxville Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on June 26, 2014 and represents approximately 2.8% of the Initial Pool Balance.  The note evidencing the Hilton Knoxville Loan has a principal balance as of the Cut-off Date of $35,000,000 and an interest rate of 4.8500% per annum.  The borrower utilized the proceeds of the Hilton Knoxville Loan to acquire the Hilton Knoxville Property.

The Hilton Knoxville Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the initial 30 months and then payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of The Hilton Knoxville Loan is the due date in July 2024.  The Hilton Knoxville Loan may be voluntarily prepaid on any due date occurring on or after September 1, 2016 by defeasance with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents. Voluntary prepayment of the Hilton Knoxville Loan is permitted on or after the due date occurring in April 2024 without payment of any prepayment premium.

HILTON KNOXVILLE

■
The Mortgaged Property. The Hilton Knoxville Property is a 320-room hotel located in Knoxville, Tennessee. The Hilton Knoxville Property was constructed in 1981 and underwent approximately $4,374,417 in renovations between 2011 and 2013. The Hilton Knoxville Property features a newly renovated Hilton Club Lounge, an outdoor pool, a fitness center, a business center, and 14,000 SF of meeting space. In addition, the Hilton Knoxville Property includes three food and beverage outlets, including the Market Café restaurant, the Orange Martini bar and lounge and a Starbucks.

The following table presents certain information relating to the 2013 demand analysis with respect to the Hilton Knoxville Property based on market segmentation, as provided in the appraisal for the Hilton Knoxville Property:

2013 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hilton Knoxville	40.0%	20.0%	40.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM period through April 30, 2014 penetration rates relating to the Hilton Knoxville Property and various market segments, as provided in the April 2014 travel research report for the Hilton Knoxville Property:

TTM Through April 30, 2014 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hilton Knoxville	140.0%	107.1%	149.9%

(1)	Source: April 2014 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hilton Knoxville Property:

Hilton Knoxville(1)
	2011	2012	2013	TTM 4/30/2014
Occupancy	73.7%	74.4%	75.8%	76.0%
ADR	$112.22	$112.82	$114.63	$114.61
RevPAR	$82.67	$83.93	$86.85	$87.12

(1)	As provided by the borrower.

HILTON KNOXVILLE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hilton Knoxville Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 4/30/2014	Underwritten	Underwritten $ per Room
Rooms Revenue	$9,564,780	$9,737,343	$10,143,498	$ 10,176,199	$ 10,176,199	$ 31,801
Food & Beverage Revenue	2,587,990	2,731,410	2,481,053	2,495,561	2,495,561	7,799
Other Revenue(2)	794,556	1,229,645	1,228,130	1,236,129	1,236,129	3,863
Total Revenue	$12,947,326	$13,698,398	$13,852,681	$ 13,907,889	$ 13,907,889	$ 43,462

Room Expense	$2,171,744	$2,296,113	$2,319,165	$ 2,275,240	$ 2,279,469	$ 7,123
Food & Beverage Expense	1,981,983	1,806,845	1,680,920	1,659,069	1,659,548	5,186
Other Expense	713,417	894,584	937,072	963,859	963,859	3,012
Total Departmental Expense	$4,867,144	$4,997,542	$4,937,157	$ 4,898,168	$ 4,902,876	$ 15,321
Total Undistributed Expense	2,685,432	2,856,109	2,766,284	2,753,643	2,756,869	8,615
Total Fixed Charges	1,666,214	1,792,006	1,901,415	1,919,944	2,048,531	6,402
Total Operating Expenses	$9,218,790	$9,645,657	$9,604,856	$9,571,755	$9,708,276	$30,338

Net Operating Income	$3,728,536	$4,052,741	$4,247,825	$ 4,336,134	$ 4,199,613	$ 13,124
FF&E	517,893	547,936	554,107	556,316	554,120	1,732
Net Cash Flow(3)	$3,210,643	$3,504,805	$3,693,718	$ 3,779,818	$ 3,645,493	$ 11,392

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes food outlet revenue, parking, vending commissions, laundry revenue, gift shop income and other miscellaneous revenue.
(3)
Underwritten net cash flow includes $200,304 of income generated from 115 parking spaces which are leased from an adjacent garage, spa revenue and laundry revenue.  The fully extended term of the parking lease runs through December 31, 2039, or approximately 15 years beyond the loan term.

■	Appraisal. According to the appraisal, the Hilton Knoxville Property had an “as-is” appraised value of $46,900,000 as of June 2, 2014 and an “as-stabilized” value of $49,900,000 as of July 1, 2016.

■
Environmental Matters.  According to a Phase I environmental report, dated May 23, 2014, asbestos and suspect asbestos were identified at the Hilton Knoxville Property. An asbestos operations & maintenance plan is in place as of loan closing.

■
Market Overview and Competition.  The Hilton Knoxville Property is located on West Church Avenue in Downtown Knoxville. The Hilton Knoxville Property has an average occupancy of 76.0%, ADR of $114.61, and RevPAR of $87.12 as of the trailing twelve-month period ended April 30, 2014.

The following table presents certain information relating to the primary competition for the Hilton Knoxville Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM 12/31/2013 Occupancy	TTM 12/31/2013 ADR	TTM 12/31/2013 RevPAR
Hilton Knoxville	320	1981	75.8%	$114.63	$86.85
Holiday Inn Knoxville Downtown Worlds Fair Park	286	1982	57.0%	$99.00	$56.43
Marriott Knoxville	378	1972	46.0%	$119.00	$54.74
Crowne Plaza Knoxville	197	1981	70.0%	$99.00	$69.30

(1)	Source: Appraisal, travel research report.

■
The Borrower.  The borrower is Knoxville Hotel XXV Owner LLC, a single-purpose, single-asset entity formed solely for the purpose of owning and operating the Hilton Knoxville Property.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Knoxville Loan.  Robert E. Buccini, Christopher F. Buccini, and David B. Pollin are the non-recourse carveout guarantors under the Hilton Knoxville Loan.

■
Escrows.  At origination, a required repairs reserve of $270,010 was funded to address immediate repairs identified in the property condition report. In addition, within three months of the origination date, the borrower is required to deposit $115,000 into an Americans with Disabilities Act (“ADA”) reserve unless a Satisfactory ADA Event has occurred.  A “Satisfactory ADA Event” shall occur when (i) a satisfactory ADA survey is obtained and confirms that the Hilton Knoxville Property is in compliance with the Americans with Disabilities Act of 1990 and (ii)

HILTON KNOXVILLE

all costs, if any, required to be paid by the borrower in connection with any work relating to the Hilton Knoxville Property’s compliance have been paid in full.

In addition, a $100,000 seasonality reserve was funded at closing.  Within 90 days of closing, the borrower is required to deposit an additional seasonality reserve deposit required to satisfy the Minimum Seasonality Balance. The “Minimum Seasonality Balance” will be the lesser of (i) $250,000 and (ii) the Adjusted Minimum Seasonality Balance (as defined below). In the event that the amount of funds on deposit in the seasonality reserve account falls below the Minimum Seasonality Balance for any reason, the borrower is required to replenish the seasonality reserve account until the balance is equal to or greater than the Minimum Seasonality Balance. The “Adjusted Minimum Seasonality Balance” shall mean such amount that (factoring in all accrued and unpaid interest on the amount prepaid and any additional costs, if any, as a result of such prepayment) if used to prepay the loan would result in the debt service coverage ratio for each individual monthly period for 24 consecutive monthly periods immediately preceding the date of such determination to be greater than 1.25x. The borrower will be able to suspend deposits into the seasonality reserve account upon a Seasonality Reserve Suspension Trigger.  A “Seasonality Reserve Suspension Trigger” will occur upon lender’s determination that the debt service coverage ratio for each individual monthly period for 24 consecutive monthly periods immediately preceding the date of such determination (which will occur no more often than quarterly) will be greater than 1.25x. The determination as to whether a Seasonality Reserve Suspension Trigger has occurred will be tested by lender upon written request from borrower (such request, together with any request to determine the Adjusted Minimum Seasonality Balance, not to be made more than one time in any calendar quarter).

On the due dates occurring in each December and January (the “Seasonality Disbursement Period”) during the term of the Hilton Knoxville Loan, lender is required, upon a request by borrower, to disburse (i) during a Trigger Period, to the cash  management account funds on deposit in the seasonality reserve account in the amount so requested, or (ii) if a Trigger Period does not exist, to borrower funds on deposit in the seasonality reserve account in the amount so requested, in either case, provided that (A) any such request must be accompanied by an officer’s certificate from borrower certifying that the amount requested (1) represents the shortfall in net cash flow for such month necessary for payment of approved operating expenses and amounts required to be paid to lender under the loan agreement (such amounts “Qualifying Expenses”) and (2) shall be used for payment of Qualifying Expenses and (B) any such request must be made at least ten business days prior to the due date of each month during the Seasonality Disbursement Period.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Hilton Knoxville Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve-month period and (iii) an FF&E reserve equal to, beginning on the due date in July 2015, the greater of (i) one-twelfth of 4.0% of the revenues of the Hilton Knoxville Property for the previous twelve-month period or (ii) the monthly amount required to be reserved pursuant to the hotel franchise agreement for the replacement of FF&E.

■
Lockbox and Cash Management.  The Hilton Knoxville Loan requires a hard lockbox and a springing cash management account.  At any time during which a Trigger Period (as defined below) does not exist, the lockbox bank is required to be directed to transfer, in accordance with the terms of the lockbox agreement, any funds contained in the lockbox into an operating account of borrower selected by borrower in its sole discretion. While a Trigger Period is continuing, lockbox bank is required to be directed to transfer funds available in the lockbox account (in accordance with the terms of the lockbox agreement) to the cash management account at the frequency (not less than weekly) specified in the lockbox agreement, for the payment of taxes, insurance, debt service and replacement/FF&E reserves, among other things.

A “Trigger Period” means the period commencing upon (A) an event of default under the Hilton Knoxville Loan, (B) lender’s determination that the debt service coverage ratio for each of the prior two consecutive calendar quarters is less than 1.10x, or (C) lender’s determination that the debt yield for each of the prior two consecutive calendar quarters is less than 7.50%.  A Trigger Period will not be deemed to expire in the event that a Trigger Period has commenced, but not expired, for any other reason, or after the date that is three months prior to the scheduled maturity date. A Trigger Period will otherwise end if and when (x) with respect to clause (A) above, lender accepts the tendered cure of an event of default, (y) with respect to clause (B) above, at such time as the

HILTON KNOXVILLE

debt service coverage ratio for each of the prior two consecutive calendar quarters is equal to or greater than the 1.10x (or the borrower has posted a cash reserve that if applied to prepay the Hilton Knoxville Loan would cause the debt service coverage ratio for each of the prior two consecutive quarters to be equal to or greater than 1.10x); or (z) with respect to clause (C) above, at such time as the debt yield for each of the prior two consecutive calendar quarters is equal to or greater than the 7.50% (or the borrower has posted a cash reserve that if applied to prepay the Hilton Knoxville Loan would cause the debt yield for each of the prior two consecutive calendar quarters to be equal to or greater than 7.50%).

■
Property Management.  The Hilton Knoxville Property will be managed by Pollin/Miller Hospitality Strategies, Inc. Pollin/Miller Hospitality Strategies, Inc. is an affiliate of the non-recourse carveout guarantors. During the continuance of an event of default under the Hilton Knoxville Loan, or during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, or if the franchise agreement is cancelled, the borrower, at the request of the lender, is required to replace such property manager in accordance with the management agreement and the loan documents.  Subject to the terms of a consent and agreement of manager and subordination of management agreement, following a foreclosure on the Hilton Knoxville Property, the property manager has agreed to recognize any subsequent owner of the Hilton Knoxville Property as the “owner” under the management agreement.

■
Mezzanine or Secured Subordinate Indebtedness.  Subordinate debt is permitted in the form of subordinated affiliate debt which includes subordinate unsecured loans from an affiliate of borrower to borrower that satisfy all of the following criteria: (I) such subordinate loan is subordinate in all respects to the Hilton Knoxville Loan, (II) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the Hilton Knoxville Property and only for so long as no Trigger Period exists, (III) the holder of such subordinate loan must waive all rights to declare default and pursue remedies with respect to such subordinate loan while the Hilton Knoxville Loan is outstanding, (IV) the holder of such subordinate loan must not be permitted to petition for or otherwise institute proceedings under the bankruptcy code against borrower, (V) the holder of such subordinate loan must assign all of its voting rights as a creditor in any bankruptcy, insolvency or similar proceeding to lender in the event of and in connection with any bankruptcy or insolvency of borrower, (VI) such subordinate loan may not be modified (other than to a de minimis extent) without lender’s prior consent and (VII) unless waived in writing by lender or where the holder of the subordinate loan is the guarantor for the Hilton Knoxville Loan, the holder of such subordinate loan must enter into a subordination and standstill agreement in form and substance acceptable to lender in its sole discretion.

■
Terrorism Insurance. The borrower is required to maintain property, liability and business interruption insurance that includes coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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WELLS FARGO CENTER

WELLS FARGO CENTER

CARTIFACT
Jacksonville
Wells Fargo Center - Annex Garage
0 Ocean Street
Jacksonville, FL 32202
Wells Fargo Tower
1 Independent Drive
Jacksonville, FL 32202
DOWNTOWN JACKSONVILLE
Prime F. Osborn III Convention Center
Jacksonville Landing
EverBank Field
FL Comm College Downtown
Shands Jacksonville Medical Center
Edward Waters College
Baptist Medical Center Downtown
Saint Vincents Medical Center
Gateway Shopping Center
Norwood Plaza
ROYAL TERRACE
WOODSTOCK
SAN MARCO
SPRING PARK
PINE FOREST
Bartram Farms Air Park
St. John's River
ATLANTIC OCEAN
Callahan
Nassau Village-Ratliff
Atlantic Beach
Neptune Beach
Jacksonville Beach
Palm Valley
Sawgrass
Orange Park
Lakeside
Fruit Cove

WELLS FARGO CENTER

37
3700 Mechanical Floor
36
3600 Mechanical Floor
35
3500 The River Club 14,000 SF | 3/24
34
3400 The River Club 15,045 SF | 3/24
33
3300 Regency Centers Corp. 1,576 SF | 6/17
3301 Regency Centers Corporation 4,897 SF | 6/17
3303 Broad & Cassel 1,049 SF | MTM
3306 Zisser, Robison, Brown, Nowlis 7,662 SF | 10|15
32
3200 Vacant 2,767 SF
3201 Sheftall & Torres, P.A. 4,254 SF | 8/20
3202 Vacant 2,884 SF
3204 Internal Revenue Service 1,053 SF | 11/15
3210 Cert. Court Reporters Inc. 1,808 SF | 2/16
3220 Stare Decisis FL, LLC 1,068 SF | 11/14
3232 Sunshine Soccer Group, LLC 1,738 SF | 112/18
31
3100 Bradsby Group 2,609 SF | 12/18
3120, 3125 Regency Group Inc. 5,402 SF | 12/17
3130 Sunshine Soccer Group, LLC 1,381 SF | 12/18
3131 Vacant 3,116 SF
3140 Sheldrick, McGehee & Kohler 3,341 SF | 1/15
30
3000 UBS Financial Services Inc. 14,146 SF | 10/16
29
2901, 2903, 2909 Lincoln Financial Group 10,926 SF | 6/16
2902 Vacant 4,699 SF
28
2801 Deloitte & Touche USA LLP 13,573 SF | 12/15
27
2700 Regency Centers Corporation 16,892 SF | 6/17
26
2600 Regency Centers Corporation 16,639 SF | 6/17
25
2500 Wells Fargo Bank 15,801 SF | 9/24
24
2400 Wells Fargo Advisors 15,210 SF | 9/24
23
2300 Vacant 7,734 SF
2301 Holbrook Akel Cold Ray & Reichard, PA 7,983 SF | 2/15
22
2200 Heekin, Malin & Wenzel, PA 4,062 SF | 1/18
2201 The Jacksonville Bar Association 2,753 SF | 2/19
2202 Johnson Lambert & Co. 3,625 SF | 11/14
2206 Vacant 2,291 SF
2207 Vacant 1,955 SF
2208 Brinkmere Cap. 794 SF | 2/16
21
2100 Mechanical Floor
20
2000 Wells Fargo Bank 16,163 SF | 9/24
19
1900 Pajcic & Pajcic 15,457 SF | 9/18
18
1800 Bachara Construction Law Group 3,411 SF | 8/17
1801 Vacant 3,077 SF
1850 Pky Realty dba Eola Capital 7,567 SF | 12/14
1851 Vacant 424 SF
1880 Grunthal & Schueth 1,062 SF | 11/15
17
1700 Tanner & Bishop 7,520 SF | 2/15
1701 Ernst & Young U.S. LLP 4,660 SF | 12/15
1750 Vacant 2,405 SF
1790 Vacant 780 SF
16
1600 Southcoast Capital Corporation 5,158 SF | 12/14
1620 Quintairos, Prieto, Wood 10,345 SF | 11/17
15
1500 Foley & Lardner 15,855 SF | 6/22
14
1400 Jessie Ball duPont Fund 5,974 SF | 5/21
1402 Vacant 2,695 SF
1450 Vacant 4,966 SF
13
1300 Foley & Lardner 16,317 SF | 6/22
12
1200 Driver, McAfe, Peek & Hawthorn 9,035 SF | 1/16
1270 Vacant 5,781 SF
11
1100 KPMG LLP 15,895 SF | 8/15
10
1000 Wells Fargo Bank 15,896 SF | 9/24
9
900 Wells Fargo Bank 15,896 SF | 9/24
8
800 Wells Fargo Bank 15,895 SF | 9/24
7
700 Mechanical Floor
6
600 Wells Fargo Bank 25,748 SF | 9/24
5
500 Internal Revenue Service 26,532 SF | 11/15
502 Vacant 4,698 SF
4
400 Internal Revenue Service 37,979 SF | 11/15
3
300 Internal Revenue Service 37,725 SF | 11/15
2
200 Regency Centers Corp. 15,356 SF | 6/17
203 Vacant 6,110 SF
204 Auditorium 8,319 SF
205 Vacant 21,779 SF
222 Jones Art Consulting, Inc. 925 SF | MTM
260 Conf B 689 SF
265 Conf A 686 SF
1
100 Downtown Bus. Ctrs, Inc. 1,586 SF | 6/23
101 Vacant 527 SF
102 Barnett Jewelers 1,741 SF | MTM
103 Vacant 1,725 SF
105 Vacant 833 SF
106 Vacant 2,087 SF
107 A Cut Above 1,109 SF | 7/20
108 Tamaras Foods, LLC 1,490 SF | 8/15
110 Atrium Café 5,142 SF | 3/17
111 Vacant 800 SF
112 Vacant 1,918 SF
113 Vacant 1,328 SF
114 Regency Centers Corp. 4,655 SF | 6/17
115 Vacant 2,044 SF
116 Internal Revenue Service 7,775 SF | 11/15
117 First Coast Security Sol. 2,291 SF | 11/18
118 Vacant 532 SF
150 Wells Fargo Bank 3,822 SF | 9/24
B
B1 Ricoh USA, Inc 4,072 SF | 2/17
MTM
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Vacant

WELLS FARGO CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	RMF
Location (City/State)	Jacksonville, FL	Cut-off Date Principal Balance	$35,000,000
Property Type	Office and Parking Garage	Cut-off Date Principal Balance per SF(1)	$53.99
Size (SF)(1)	648,307	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 5/30/2014(1)	85.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/30/2014(1)	85.1%	Type of Security	Leasehold
Year Built / Latest Renovation	1975 / 1998, 2002	Mortgage Rate	4.7830%
Appraised Value	$52,510,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	48
Underwritten Revenues	$14,582,625
Underwritten Expenses	$9,195,408	Escrows(2)
Underwritten Net Operating Income (NOI)	$5,387,217	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,546,542	Taxes	$535,506	$102,001
Cut-off Date LTV Ratio	66.7%	Insurance	$0	$0
Maturity Date LTV Ratio	60.0%	Replacement Reserves	$1,446,275	$0
DSCR Based on Underwritten NOI / NCF	2.45x / 2.07x	TI/LC	$2,500,000	$0
Debt Yield Based on Underwritten NOI / NCF	15.4% / 13.0%	Other(3)	$35,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,000,000	66.5%	Purchase Price	$47,000,000	89.3%
Principal’s New Cash Contribution	17,644,693	33.5	Reserves	4,516,781	8.6
			Closing Costs	1,127,912	2.1
Total Sources	$52,644,693	100.0%	Total Uses	$52,644,693	100.0%

(1)
Size, Total Occupancy and Owned Occupancy reflect only the office portion of the Wells Fargo Center Property and exclude parking at the Wells Fargo Tower Property and the Annex Parking Garage Property.

(2)	See “—Escrows” below.
(3)	Other reserves reflect a deferred maintenance reserve of $35,000.

■
The Mortgage Loan.  The mortgage loan (the “Wells Fargo Center Loan”) is evidenced by a note in the original principal amount of $35,000,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a central business district office tower and an adjacent nine-story parking garage (the “Wells Fargo Tower Property”) and a two-story parking garage (the “Annex Parking Garage Property” and, collectively with the Wells Fargo Tower Property, the “Wells Fargo Center Property”) located in Jacksonville, Florida.  The Wells Fargo Center Loan was originated by Rialto Mortgage Finance, LLC on June 20, 2014.  The Wells Fargo Center Loan has an outstanding principal balance as of the Cut-off Date of $35,000,000 which represents approximately 2.8% of the Initial Pool Balance, and accrues interest at an interest rate of 4.7830% per annum. The proceeds of the Wells Fargo Center Loan were primarily used to acquire the Wells Fargo Center Property.

The Wells Fargo Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the initial 48 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Wells Fargo Center Loan is the due date in July 2024.  Voluntary prepayment of the Wells Fargo Center Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in April 2024.  Defeasance of the Wells Fargo Center Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization Closing Date.

■
The Mortgaged Properties.  The Wells Fargo Center Property is comprised of two properties, the Wells Fargo Tower Property and the Annex Parking Garage Property. The Wells Fargo Tower Property is a 37-story Class A central business district office tower containing approximately 648,307 SF of office space, 390 subterranean parking spaces located below the tower and an adjacent nine-story parking garage containing 1,023 spaces located across the street from the tower. The Annex Parking Garage Property consists of a two-story parking garage with 561 spaces and is located diagonally across the intersection of Bay Street and State Route 90.

WELLS FARGO CENTER

As the city’s second tallest tower, the Wells Fargo Tower Property is a fixture in the Jacksonville, Florida skyline. The Wells Fargo Tower Property was built in 1975 and renovated in 1998 and 2002, and has undergone approximately $3.6 million in capital improvements since 2000. The Wells Fargo Tower Property offers unobstructed views of the St. John’s River from the fourth floor and higher, immediate access to Jacksonville Landing (downtown Jacksonville’s premier shopping and dining district) and vehicular access via State Route 90 and Bay Street. The Wells Fargo Tower Property amenities include an Atrium Café, coffee shop, hair dresser, copy center, two conference room facilities, a 350-seat auditorium, lobby concierge and 24-hour security. In addition, Wells Fargo operates a full-service bank branch on the first floor of the Wells Fargo Tower Property. The River Club, occupying the top two floors and featuring panoramic views of Jacksonville, offers 13,000 SF of dining space designated for special events as well as an after-hours lounge and has been in occupancy since 1975.

The Wells Fargo Tower Property is occupied by diverse tenants in a wide range of industries. The largest tenants are the Internal Revenue Service (Fitch/Moody’s/S&P: AAA/Aaa/AA+, 17.0% of GLA, 20.5% of UW Base Rent) and Wells Fargo (Fitch/Moody’s/S&P: AA-/Aa3/A+, 16.8% of GLA, 20.0% of UW Base Rent) with no other tenant occupying 10.0% or more of the GLA. The Internal Revenue Service and Wells Fargo collectively account for 33.8% of the GLA and 40.4% of the UW Base Rent. As of May 30, 2014, Total Occupancy and Owned Occupancy were both 85.1% at the office portion of the Wells Fargo Center Property.

The following table presents certain information relating to the major tenants at the Wells Fargo Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA (SF)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Internal Revenue Service	AAA/Aaa/AA+	110,064	17.0%	$2,487,670	20.5%	$22.60	11/2/2015	1, 5-year option
Wells Fargo(2)	AA-/Aa3/A+	109,221	16.8	2,424,706	20.0	22.20	9/30/2024	3, 5-year options
Regency Centers Corporation	BBB/Baa3/BBB	60,015	9.3	1,500,375	12.3	25.00	6/30/2017	3, 5-year options
Foley & Lardner	NR/NR/NR	32,170	5.0	791,382	6.5	24.60	6/30/2022	2, 5-year options
Pajcic & Pajcic	NR/NR/NR	15,457	2.4	394,154	3.2	25.50	9/30/2018	1, 5-year option
Wells Fargo Advisors	NR/NR/NR	15,210	2.3	337,662	2.8	22.20	9/30/2024	3, 5-year options
KPMG LLP	NR/NR/NR	15,895	2.5	337,063	2.8	21.21	8/31/2015	2, 5-year options
UBS Financial Services Inc.	A/A2/A	14,146	2.2	332,431	2.7	23.50	10/31/2016	2, 5-year options
Deloitte & Touche USA LLP	NR/NR/NR	13,573	2.1	305,393	2.5	22.50	12/31/2015	None
The River Club	NR/NR/NR	29,045	4.5	304,973	2.5	10.50	3/11/2024	1, 10-year option
Ten Largest Tenants		414,796	64.0%	9,215,809	75.9%	$22.22
Remaining Tenants		136,673	21.1	2,934,057	24.1	21.47
Vacant		96,838	14.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		648,307	100.0%	12,149,866	100.0%	$22.03

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Wells Fargo has a one-time right to reduce its leased premises on June 1, 2019 by a minimum of 7,500 SF and a maximum of approximately 15,896 SF with at least 270 days’ notice.

WELLS FARGO CENTER

The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Center Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA (SF)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,974	0.3%	0.3%	$23,078	0.2%	$11.69	2
2014	12,260	1.9	2.2%	319,062	2.6	26.02	3
2015	178,408	27.5	29.7%	4,037,671	33.2	22.63	11
2016	36,709	5.7	35.4%	870,890	7.2	23.72	5
2017	83,245	12.8	48.2%	2,033,968	16.7	24.43	5
2018	27,857	4.3	52.5%	657,174	5.4	23.59	6
2019	2,753	0.4	52.9%	60,566	0.5	22.00	1
2020	5,363	0.8	53.8%	117,418	1.0	21.89	2
2021	5,974	0.9	54.7%	140,389	1.2	23.50	1
2022	32,170	5.0	59.6%	791,382	6.5	24.60	1
2023	1,586	0.2	59.9%	30,927	0.3	19.50	1
2024	153,476	23.7	83.6%	3,067,341	25.2	19.99	3
2025 & Thereafter(2)	9,694	1.5	85.1%	0	0.0	0.00	0
Vacant	96,838	14.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	648,307	100.0%		$12,149,866	100.0%	$22.03	41

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes common areas including an auditorium and two conference rooms.

The following table presents certain information relating to historical leasing at the Wells Fargo Center Property:

Historical Leased %(1)
	2011	2012	2013	As of 5/30/2014
Owned Space	82.4%	88.1%	87.8%	85.1%

(1)	As provided by the borrower which reflects average occupancy for the indicated year.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wells Fargo Center Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 3/31/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,532,795	$11,211,357	$12,194,827	$12,260,915	$11,962,856	$18.45
Contractual Rent Steps	0	0	0	0	187,010	0.29
Gross Up Vacancy	0	0	0	0	2,088,339	3.22
Total Rent	$10,532,795	$11,211,357	$12,194,827	$12,260,915	$14,238,205	$21.96
Total Reimbursables	270,748	185,720	205,264	223,059	64,950	0.10
Other Income(3)	551,545	509,873	521,832	515,360	444,381	0.69
Less Vacancy & Credit Loss	(127,865)	(204,048)	(3,576)	(3,576)	(2,088,339)	(3.22)
Effective Gross Income	$12,541,586	$12,926,361	$14,228,230	$14,350,454	$14,582,625	$22.49

Total Operating Expenses	$7,290,868	$7,417,071	$7,439,094	$7,432,142	$9,195,408	$14.18

Net Operating Income	$5,250,718	$5,509,290	$6,789,136	$6,918,313	$5,387,217	$8.31
TI/LC	0	0	0	0	680,250	1.05
Capital Expenditures	0	0	0	0	160,425	0.25
Net Cash Flow	$5,250,718	$5,509,290	$6,789,136	$6,918,313	$4,546,542	$7.01

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten cash flow based on contractual rents as of May 30, 2014 and rent steps through May 31, 2015, with the exclusion of the income from Atrium Cafe / Nu Diamond and Barnett Jewelers since these two tenants are currently delinquent.

(3)	Other Income includes overtime utility and sub-metered charges, antenna dish/telecommunications rental income, storage rent, and late fees.

WELLS FARGO CENTER

■	Appraisal. According to the appraisal, the Wells Fargo Center Property had an “as-is” appraised value of $52,510,000 as of an effective date of May 1, 2014.

■
Environmental Matters.  According to a Phase I environmental report, dated May 6, 2014, there are no recommendations for further action at the Wells Fargo Center Property other than a recommendation for an asbestos operations and maintenance (O&M) plan, which is already in place.

■
Market Overview and Competition.  The Wells Fargo Tower Property is located on the block between Main Street and South Laura Street and West Bay Street and Independent Drive within the central business district of Jacksonville, Florida within the Jacksonville combined statistical area (the “Jacksonville CBSA”). Jacksonville is situated along the banks of the St. John’s River and borders the Atlantic Ocean on the eastern side. According to a market research report, the estimated 2014 population of the Jacksonville CBSA is 1.4 million with an unemployment rate of 5.6% as of April 2014. The Jacksonville CBSA includes a growing number of industry clusters, particularly aviation, financial services, biomedicine, and logistics. According to a market research report, there were announcements of 3,766 new jobs to the Jacksonville market in 2013 with a total capital investment of over $468 million in the form of expansions and new construction. The Wells Fargo Center Property is located adjacent to Jacksonville Landing (a 126,000 SF shopping, dining, nightly entertainment and historic museum complex), the courthouse, several hotels and many Class A and B multi-tenanted high- and mid-rise office buildings. Several high-rise offices are located in the immediate vicinity of the Wells Fargo Center Property, including the Bank of America Tower, SunTrust Tower, BB&T Tower, and One Enterprise Tower.

According to a market research report, as of the first quarter of 2014, the Jacksonville office market contained 4,345 buildings totaling approximately 62.4 million SF with a vacancy rate of 12.4%. As of the first quarter of 2014, the Class A market consisted of 92 buildings totaling approximately 16.0 million SF with a vacancy rate of 10.9%, down from 13.6% in 2011. The average quoted rental rate for Class A space was $19.87 PSF. According to a market research report, the Wells Fargo Tower Property is located within the Downtown Northbank submarket, which contained 346 buildings totaling approximately 13.3 million SF as of the first quarter of 2014 with a vacancy rate of 13.0%, down from 17.7% as of the second quarter of 2012. The Class A submarket consists of 12 buildings totaling approximately 4.9 million SF with a vacancy rate of 13.8% and an average asking rate of $19.58 PSF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Wells Fargo Center Property:

Competitive Set(1)
	Wells Fargo Center	EverBank Center	Bank of America	St. Joe Building	One Enterprise Tower	DuPont Center 2	SunTrust Building
Year Built	1975	1983	1990	1963	1985	1916	1989
Total GLA	648,307	1,000,000	724,852	135,286	317,577	80,000	383,239
Total Occupancy	85.1%(2)	65%	70%	100%	35%	82%	63%
Quoted Rent Rate PSF	NA	$15.00-$22.00	$20.00-$24.00	$19.00-$22.00	$19.50-$22.50	$15.00-$20.00	$16.00-$22.00
Expense Basis	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service

(1)	Source: Appraisal.
(2)	Per the rent roll dated May 30, 2014.

■
The Borrower.  The borrower is WFC Lessee LLC, a single-purpose, single-asset entity. The non-recourse carveout guarantor is Rodolfo Touzet. Mr. Touzet is the founder of Banyan Street Capital, LLC (“Banyan”), a private equity firm specializing in the ownership and management of office buildings in the Southeast. Banyan, founded in 2007, provides capital assistance in direct equity investments, restructuring of capital, and working capital investments. Banyan has over $10 billion of portfolio management and transactional experience. During the past 15 years, the principals of Banyan have overseen the acquisition of more than 24.0 million SF of office space with costs in excess of $3.0 billion. For additional information regarding the non-recourse carveout guarantor, see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

WELLS FARGO CENTER

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $4,516,781 with respect to the Wells Fargo Center Loan, comprised of (i) $535,506 for real estate taxes, (ii) $1,446,275 for replacement reserves, (iii) $2,500,000 for future tenant improvement and leasing commissions, and (iv) $35,000 for immediate repairs.

On each due date, the borrower is required to fund the following reserves with respect to the Wells Fargo Center Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) a TI/LC reserve in an amount equal to $59,428 if the existing balance in the TI/LC reserve account falls below $2,000,000, until such time that the balance in the TI/LC reserve account is greater than $2,500,000; (iii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which is waived as long as an acceptable blanket insurance policy is in place and the borrower pays the insurance premiums on a timely basis and delivers evidence of payment to the lender; and (iv) on and after the due date occurring in July 2017 a replacement reserve in an amount equal to $13,369.

■
Lockbox and Cash Management.  The Wells Fargo Center Loan requires a hard lockbox, which is already in place, with springing cash management. The loan documents require the borrower to cause all rents to be paid directly to a lender controlled lockbox account and that all rents and other amounts received by the borrower be deposited into the lockbox account within three business days of receipt. During the continuance of a Cash Management Trigger Event (as defined below), all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of debt service and funding of monthly escrows with any excess to be held by the lender as additional security for the Wells Fargo Center Loan during a Cash Sweep Event (as defined below) or disbursed to the borrower during the absence of a Cash Sweep Event.

A “Cash Management Trigger Event” means a period (a) commencing upon the earliest of (i) an event of default under the Wells Fargo Center Loan; (ii) any bankruptcy action of the borrower, non-recourse carveout guarantor, or property manager; and (iii) any date on which the debt service coverage ratio based on the trailing twelve month period is less than 1.20x and (b) expiring upon (i) a cure of the event of default which is accepted by the lender; (ii) the bankruptcy action for the borrower and non-recourse carveout guarantor was involuntary and is discharged, stayed or dismissed within 90 days of such filing or, in regards to the property manager, the bankruptcy action for the property manager was involuntary and is discharged, stayed or dismissed within 120 days of such filing or the property manager is replaced per the loan documents; or (iii) any date the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for one calendar quarter.

A “Cash Sweep Event” means a period (a) commencing upon the earliest of (i) an event of default under the Wells Fargo Center Loan; (ii) any bankruptcy action of the borrower, non-recourse carveout guarantor, or property manager; and (iii) any date on which the debt service coverage ratio based on the trailing twelve month period is less than 1.10x and (b) expiring upon (i) a cure of the event of default which is accepted by the lender; (ii) the bankruptcy action for the borrower and non-recourse carveout guarantor was involuntary and is discharged, stayed or dismissed within 90 days of such filing or, the bankruptcy action for the property manager was involuntary and is discharged, stayed or dismissed within 120 days of such filing or the property manager is replaced per the loan documents; or (iii) the date the debt service coverage ratio based on the trailing twelve month period is greater than 1.10x for one calendar quarter, or the borrower delivers to lender cash or a letter of credit in an amount that is equal to the Projected Six Month Sweep Amount (as defined below); provided that,  if such cash or letter of credit is delivered to lender, then the Cash Sweep Event will be suspended for a period of six months from the date of delivery and, upon the expiration of such six month period, the lender will re-calculate the debt service coverage ratio (taking into account the cash on deposit or the letter of credit). If upon recalculation, the debt service coverage ratio is less than 1.10x, the Cash Sweep Event will be triggered until such time as borrower delivers an additional deposit of cash or letter of credit in the amount of the next Projected Six Month Sweep Amount (or a replacement letter of credit in an amount equal to the sum of the existing Projected Six Month Sweep Amount and the next Projected Sixth Month Sweep Amount). This procedure will continue until such time as the Cash Sweep Event is cured.

A “Projected Six Month Sweep Amount” means an amount as determined by lender which is equal to the estimate of the excess cash flow that would be accumulated over the next ensuing six month period should a Cash Sweep Event continue for such six month period.

WELLS FARGO CENTER

■
Property Management.  The Wells Fargo Tower Property is currently managed by BSC Realty Services, LLC, an affiliate of the borrower, pursuant to a management agreement. The property manager for the Annex Parking Garage Property as well as the nine-story parking garage that is part of the Wells Fargo Tower Property is managed by LPS USA, Inc., a third party manager. Under the loan documents, the Wells Fargo Tower Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager or parking manager (i) during the continuance of an event of default under the Wells Fargo Center Loan, (ii) during the continuance of a default by the applicable property manager under the applicable management agreement after the expiration of any applicable cure period, (iii) if the applicable property manager files or is the subject of a petition in bankruptcy, or (iv) if the applicable property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■
Ground Lease.  The collateral for the Wells Fargo Center Loan consists of the borrower’s leasehold interest in (i) a ground lease for the Wells Fargo Tower Property (the “Wells Fargo Tower Ground Lease”), and (ii) a ground lease for the Annex Parking Garage Property (the “Annex Garage Ground Lease”, and collectively with the Wells Fargo Tower Ground Lease, the “Wells Fargo Ground Leases”), each between the borrower and Allegiance Jacksonville LLC (the “Fee Owner”), an entity sponsored by Allegiance Investment Advisors, LLC (“Allegiance”), and each dated June 20, 2014. Allegiance is controlled by Dean Britton who has a 55% controlling interest in the Fee Owner.  While Banyan and Allegiance are not affiliated with each other, the 90% owner of the borrower, REUS WF Jax Lessee LLC, an entity sponsored by Independencia Holdings, LLC, also has a 45% ownership interest in the Fee Owner.  Each of the Wells Fargo Ground Leases is for a term of 99 years, and expires on June 19, 2113 with no extension options.  The base rent under the Wells Fargo Tower Ground Lease is $1,603,875 with 2.0% annual increases, and the base rent under the Annex Garage Ground Lease is $76,125 with 2.0% annual increases.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain terrorism insurance for certified and noncertified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Wells Fargo Center Property, plus 18 months of business interruption coverage. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Wells Fargo Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■
Partial Release.   The borrower has the right to obtain the release of the Annex Parking Garage Property from the lien of the Wells Fargo Center Loan at any time after the second anniversary of the securitization Closing Date provided, among other requirements as described in the loan documents: (i) the borrower makes a partial defeasance of the Wells Fargo Center Loan in the amount of $1,856,250; and (ii) after giving effect to such release, (A) the debt service coverage ratio based on the trailing twelve month period would be no less than 1.30x, (provided that, the borrower may defease a larger portion of the Wells Fargo Center Loan in order to meet this requirement) and (B) the LTV ratio would not be greater than 75%.

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DOLCE LIVING ROSENBERG

DOLCE LIVING ROSENBERG

CARTIFACT
GEORGE BUSH INTERCONTINENTAL-HOUSTON AIRPORT
Willowbrook Mall
CY Fair Stadium
Jones Square Shopping Center
Sam Houston Race Park
VA Cemetery
W W Thorne Stadium
N BELTWAY 8
NORTHWEST FWY
Jersey Village
Aldine
HARDY TOLL RD
Copperwood Village Shopping Center
W. LITTLE YORK RD
CLAY RD
WEST HOUSTON AIRPORT
NORTHWEST FREEWAY
FRANZ RD
KATY FREEWAY
CITYCENTRE
Memorial Hermann Medical Center
ENERGY CORRIDOR
DOWNTOWN HOUSTON
Houston
Piney Point Village
Great Southwest Equestrian CTR
Houston Galleria
GRAND PARKWAY
WESTPARK TOLLWAY
Rice University & Stadium
University of Houston
Southside Place
Mission Bend
Houston Baptist University
Meyerland Plaza
Reliant Stadium
Sugar Land
Missouri City
J K Butler Stadium
SOUTH FWY
Pecan Grove
SUGAR LAND REGIONAL AIRPORT
Stafford
SOUTHWEST FWY
E. HIGHWAY 90A
Mercer Stadium
Dolce Living Rosenberg
7145 Reading Road
Rosenberg, TX 77471
Rosenberg
Pleak
Thompsons
Oak Bend Medical Center
Rosenberg
The Villages at Rosenberg
READING RD
AIRPORT AVE
SOUTHWEST FWY
59

DOLCE LIVING ROSENBERG

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	Rosenberg, Texas	Cut-off Date Principal Balance	$33,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$101,851.85
Size (Units)	324	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 7/7/2014	83.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/7/2014	83.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2012, 2014 / NAP	Mortgage Rate	4.6850%
Appraised Value	$46,680,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Underwritten Revenues	$4,726,981
Underwritten Expenses	$2,122,457	Escrows
Underwritten Net Operating Income (NOI)	$2,604,524	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,523,524	Taxes	$462,657	$77,109
Cut-off Date LTV Ratio	70.7%	Insurance	$38,742	$12,914
Maturity Date LTV Ratio(1)	64.2%	Replacement Reserves	$0	$6,750
DSCR Based on Underwritten NOI / NCF	1.27x / 1.23x	Debt Service	$459,811	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.6%	Other(2)	$5,925,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	100.0%	Loan Payoff	$18,922,622	57.3%
			Reserves	6,886,210	20.9
			Principal Equity Distribution	6,181,622	18.7
			Closing Costs	1,009,547	3.1
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $47,220,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $46,680,000, is 64.9%.  See “—Appraisal” below.

(2)
Other reserves include a (i) debt yield holdback reserve of $4,500,000 to be released subject to, among other conditions, the property achieving an NCF debt yield of 8.0% based on an annualized trailing six month cashflow and (ii) outstanding work reserve of $1,425,000 to be released subject to completion of outstanding construction remaining at origination. See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Dolce Living Rosenberg Loan”) is evidenced by a note in the original principal amount of $33,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a 324-unit multifamily complex located in Rosenberg, Texas (the “Dolce Living Rosenberg Property”).  The Dolce Living Rosenberg Loan was originated by MC-Five Mile Commercial Mortgage Finance LLC on June 13, 2014.  The Dolce Living Rosenberg Loan has an outstanding principal balance as of the Cut-off Date of $33,000,000 which represents approximately 2.7% of the Initial Pool Balance, and accrues interest at an interest rate of 4.6850% per annum.  The proceeds of the Dolce Living Rosenberg Loan were used to refinance the existing debt on the Dolce Living Rosenberg Property.

The Dolce Living Rosenberg Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only for the initial 60 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Dolce Living Rosenberg Loan is the due date in July 2024.  Voluntary prepayment of the Dolce Living Rosenberg Loan is permitted on or after the due date in September 2016, with the payment of a yield maintenance premium of no less than 1% of the amount prepaid.  On or after the due date occurring in April 2024, the borrower will be permitted to prepay the Dolce Living Rosenberg Loan in whole without payment of any prepayment penalty or yield maintenance premium.

■
The Mortgaged Property.  The Dolce Living Rosenberg Property is a 324-unit multifamily complex located in Rosenberg, Texas, approximately 25 miles southwest of downtown Houston.  The Dolce Living Rosenberg Property was built in two phases in 2012 and 2014.  The improvements are situated on a 14.06 acre parcel and consist of 20 primarily three-story residential buildings which offer studio, one, two, and three bedroom floorplans which range in size from 549 SF to 1,467 SF.  The property offers amenities including an outdoor pool, covered cabana with gas grills, Wi-Fi café, indoor basketball half-court, fitness center, yoga and aerobics room, video game room, billiards lounge, a dog park, and a business center. Apartment unit amenities include granite countertops, custom cabinets, kitchen islands, stainless steel appliances, full size washer and dryer, storage on patio/balcony on all units except studios, and attached garages for approximately 85% of the units.

DOLCE LIVING ROSENBERG

The following table presents certain information relating to the units and rent at the Dolce Living Rosenberg Property:

Unit Type	Occupied Units	Vacant Units	Total Units	% of Total Units	Average SF per Unit	Market Rent/Unit per month (1)	Actual Rent/Unit per month	Average UW Rent/Unit per month	Underwritten Rent
Studio	27	5	32	9.9%	549	$796	$805	$796	$305,683
1BR/1BA	137	19	156	48.1	837	1,051	1,052	1,051	1,968,360
2BR/2BA	80	24	104	32.1	1,193	1,439	1,439	1,439	1,795,440
3BR/2BA	27	5	32	9.9	1,429	1,613	1,675	1,613	619,200
Total / Wtd. Avg.	271	53	324	100.0%		$1,206	$1,213	$1,206	$4,688,683

Source: As provided by the borrower and appraisal.

The following table presents certain information relating to historical leasing at the Dolce Living Rosenberg Property:

Historical Leased %(1)
	2013	As of 7/7/2014
Owned Space	50.9%	83.6%

(1)
As provided by the borrower and represents occupied units. This number does not include units that are leased but not yet occupied.  Including leased but not yet occupied units would result in occupancy of 96.3%.

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Operating History and Underwritten Net Cash Flow.  The Dolce Living Rosenberg Property was constructed in two phases, both of which are collateral for the Dolce Living Rosenberg Loan.  Additional phases are not planned.  Phase I was completed in 2012 and consists of 156 units that were 93.6% occupied and 98.1% leased as of July 7, 2014.  Phase II was completed in July 2014 and consists of 168 units that were 74.4% occupied and 94.6% leased (including units that are leased but not occupied) as of July 7, 2014.  In the aggregate, the Dolce Living Rosenberg Property’s 324 units were 83.6% occupied and 96.3% leased as of July 7, 2014.  Underwritten Net Cash Flow for the Dolce Living Rosenberg Property reflects a 6.8% vacancy and in-place leases with above-market rents adjusted down to the appraiser’s concluded market rents on a unit-by-unit basis.  The Dolce Living Rosenberg Loan is structured with a $4,500,000 debt yield holdback reserve to be released to the borrower upon the Dolce Living Rosenberg Property achieving an NCF debt yield of 8.0% based on an annualized trailing six month cashflow and the satisfaction of certain other conditions.

DOLCE LIVING ROSENBERG

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Dolce Living Rosenberg Property:

Cash Flow Analysis
	2014 Proforma	Underwritten	Underwritten $ per Unit
Base Rent(1)	$4,366,937	$4,370,581	$13,489
Gross Up Vacancy	306,413	318,102	982
Gross Potential Rent	$4,673,350	$4,688,683	$14,471
Vacancy, Credit Loss & Concessions	(306,413)	(318,102)	(982)
Total Rent Revenue	$4,366,937	$4,370,581	$13,489
Other Revenue(2)	369,217	356,400	1,100
Effective Gross Income	$4,736,154	$4,726,981	$14,589

Real Estate Taxes	714,252	898,363	2,773
Insurance	71,997	150,555	465
Management Fee	145,900	189,079	584
Other Operating Expenses	756,047	884,460	2,730
Total Operating Expenses	$1,688,196	$2,122,457	$6,551

Net Operating Income	$3,047,958	$2,604,524	$8,039
Replacement Reserves	0	81,000	250
Net Cash Flow	$3,047,958	$2,523,524	$7,789

(1)	Base Rent was underwritten to actual quoted rents and marked down to the appraiser’s concluded market rent for Studio and 3BR units.
(2)
Other Revenue includes lease cancellation fees, application fees, keys & locks, late fees, NSF charges, clubhouse rental, parking, cable TV, laundry income, telephone, utility reimbursements, cleaning/damage fees and other miscellaneous charges.

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Appraisal.  According to the appraisal, the Dolce Living Rosenberg Property had an “as-is” appraised value of $46,680,000 as of an effective date of May 29, 2014 and is expected to have an “as stabilized” appraised value of $47,220,000 as of an effective date of October 29, 2014.

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Environmental Matters.  Based on a Phase I environmental report dated April 11, 2014, there is no evidence of recognized environmental conditions (RECs) in connection with the Dolce Living Rosenberg Property and no further investigation is recommended.

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Market Overview and Competition.  The Dolce Living Rosenberg Property is located in Rosenberg, Texas which is part of Fort Bend County and is approximately 2.5 miles west of Sugar Land and 25 miles southwest of the Houston central business district. Houston’s economy has benefited from the expanding energy sector, as well as recent growth in the health care, trade, distribution, high technology, and biotechnology segments. Fort Bend County is the fastest growing county within the Houston metro area (US Census 2010). Since 2010, the county’s population has grown 7.2% to 625,000.  As of 2010, the total population of Rosenberg was 30,618, a 27.35% increase from 2000.

According to the appraisal, as of 2013, the population and average household income within a five-mile radius of the Dolce Living Rosenberg Property were 91,764 and $86,962, respectively.  According to a market study as of the fourth quarter of 2013, the Dolce Living Rosenberg Property submarket (Fort Bend County) had a total inventory of approximately 17,080 units and an average occupancy rate of 96.2% with an average effective rental rate of $1,060 per unit.

DOLCE LIVING ROSENBERG

The following table presents certain information relating to the primary competition for the Dolce Living Rosenberg Property:

Competitive Set
	Dolce Living Rosenberg	The Waterford at Summer Park	3101 Place	Avana Brazos Ranch	The Reserve At River Park West
Location	Rosenberg	Rosenberg	Rosenberg	Rosenberg	Richmond
Year Built	2012,2014	2013	2002	2007	2005
Occupancy	83.6%	98.0%	92.0%	97.0%	97.0%
No. of Units	324	196	200	308	288
Distance	0.0	0.1 miles	1.4 miles	1.5 miles	3.5 miles

The Villas at River Park West
Location	Richmond
Year Built	2007
Occupancy	97.0%
No. of Units	252
Distance	3.5 miles

Source: Appraisal.

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The Borrower.  The borrower is Dolce Living Rosenberg, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dolce Living Rosenberg Loan.  The non-recourse carveout guarantor under the Dolce Living Rosenberg Loan is Ruslan Krivoruchko.

Pace Realty Corporation, which is not affiliated with the non-recourse carveout guarantor, is the property manager.  Founded in 1980, Pace Realty Corporation provides multifamily management services and currently manages 30 multifamily properties in Texas, including all Texas assets of Ruslan Krivoruchko, the non-recourse carveout guarantor.

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Escrows.  On the origination date, the borrower funded aggregate reserves of $6,886,210 with respect to the Dolce Living Rosenberg Loan, comprised of (i) $4,500,000 as a debt yield holdback reserve; (ii) $1,425,000 as an outstanding work reserve; (iii) $459,811 as a payment reserve fund; (iv) $462,657 as an initial tax escrow deposit; and (v) $38,742 as an initial insurance escrow deposit.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Dolce Living Rosenberg Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over then succeeding twelve month period and (iii) a replacement reserve in an amount equal to $6,750.

DOLCE LIVING ROSENBERG

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Lockbox and Cash Management.  The Dolce Living Rosenberg Loan is structured with a soft lockbox and springing cash management.  The loan documents require the borrower to set up a lockbox account for the sole and exclusive benefit of the lender into which the borrower is required to deposit or cause to be deposited all revenue generated by the Dolce Living Rosenberg Property.  The loan documents also require that the funds on deposit in the lockbox account be transferred on each business day to the borrower unless a Trigger Period (as defined below) exists, in which case the funds are required to be transferred on each business day to the cash management account under the control of the lender.  On each due date during the continuance of a Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after payment of debt service and funding of required monthly reserves for budgeted operating expenses, real estate taxes, insurance premiums and replacement reserves be reserved with the lender and held as additional collateral for the Dolce Living Rosenberg Loan.  During the continuance of an event of default under the Dolce Living Rosenberg Loan, the lender may apply any funds in the cash management account to amounts payable under the Dolce Living Rosenberg Loan and/or toward the payment of expenses of the Dolce Living Rosenberg Property, in such order of priority as the lender may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Dolce Living Rosenberg Loan, (ii) the debt service coverage ratio as calculated under the loan documents being less than 1.15x for two consecutive calendar quarters, (iii) the debt yield as calculated under the loan documents being less than 7.50% for two consecutive calendar quarters, and/or (iv) the monthly payment date that is three months prior to the July 1, 2024 maturity date if, on or prior to such date, borrower does not provide lender with a duly executed commitment letter from a bona-fide, third party lender committing to make a loan to borrower in an amount sufficient to repay the Dolce Living Rosenberg Loan in whole on or prior to the scheduled maturity date in form and substance reasonably satisfactory to lender, and (b) expiring, as applicable, upon (i) the cure (if applicable) of such event of default, (ii) the debt service coverage ratio being equal to or greater than 1.15x for four consecutive calendar quarters and (iii) the debt yield being equal to or greater than 7.50% for four consecutive calendar quarters.

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Property Management.  The Dolce Living Rosenberg Property is currently managed by Pace Realty Corporation, a third-party operator, pursuant to a management agreement.  The loan documents provide that the borrower may not, without lender’s prior consent (i) surrender, terminate or cancel the  management agreement; provided, that the borrower may replace the manager so long as the replacement manager is a qualified manager pursuant to a replacement management agreement; (ii) reduce or consent to the reduction of the term of the management agreement; (iii) increase or consent to the increase of the amount of any charges under the management agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the management agreement in any material respect.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

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Terrorism Insurance. The borrower is required to maintain property, liability and business interruption insurance that includes coverage for losses due to any peril now or hereafter included within the classification of damage caused by war and the acts of terrorists, including nuclear, biological and/or chemical acts of terrorists, including both certified and non-certified acts of terrorists and foreign and domestic acts of terrorists. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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CENTRE PROPERTIES PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties(1)	4	Loan Seller		CGMRC
Location (City/State)	Various, Indiana	Cut-off Date Principal Balance		$31,750,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$171.17
Size (SF)	185,489	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 5/1/2014	92.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/1/2014	92.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	See Table Below	Mortgage Rate		4.8400%
Appraised Value	$42,380,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		48
		Borrower Sponsor(2)	Craig W. Johnson and James F. Singleton
Underwritten Revenues	$3,885,919
Underwritten Expenses	$806,709	Escrows
Underwritten Net Operating Income (NOI)	$3,079,210		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,905,586	Taxes	$65,265	$32,632
Cut-off Date LTV Ratio	74.9%	Insurance	$17,258	$2,465
Maturity Date LTV Ratio	67.5%	Replacement Reserves(3)	$0	$2,319
DSCR Based on Underwritten NOI / NCF	1.53x / 1.45x	TI/LC	$0	$11,593
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.2%	Other(4)	$205,745	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,750,000	99.7%	Loan Payoff	$30,997,237	97.4%
Other Sources	90,000	0.3	Closing Costs	453,526	1.4
			Reserves	288,268	0.9
			Principal Equity Distribution	100,968	0.3
Total Sources	$31,840,000	100.0%	Total Uses	$31,840,000	100.0%

(1)	Borrower is permitted to obtain the release of up to three mortgaged properties in accordance with the terms of the loan documents.
(2)	Craig W. Johnson and James F. Singleton are the guarantors of the non-recourse carveouts under the Centre Properties Portfolio loan.
(3)	The replacement reserve is subject to a cap of $111,292.
(4)	The borrowers deposited $106,538 for deferred maintenance and $99,207 for unfunded landlord obligations relating to outstanding tenant improvements.

The following table presents certain information relating to the Centre Properties Portfolio Properties:

Property Name	City	State	Total GLA	Occupancy(1)	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built / Renovated	Appraised Value	UW NCF
Greendale	Greenwood	IN	102,745	98.8%	$17,500,000	55.1%	1975 / 2010	$22,800,000	$1,663,243
Castleton	Indianapolis	IN	33,220	83.0%	6,850,000	21.6	1975 / 2010	9,170,000	582,490
Centre West Shops	Indianapolis	IN	36,524	82.5%	5,438,040	17.1	2008 / NAP	7,650,000	458,640
Centre West Interstate Shops	Indianapolis	IN	13,000	100.0%	1,961,960	6.2	2008 / NAP	2,760,000	201,212
Total / Wtd. Avg.			185,489	92.9%	$31,750,000	100.0%		$42,380,000	$2,905,586

(1)	Occupancy is as of May 1, 2014.

CENTRE PROPERTIES PORTFOLIO

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Centre Properties Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Bed Bath & Beyond	NR / NR / BBB+	33,208	17.9%	415,100	13.1%	12.50	1/31/2016	NA	NA	3, 5-year options
DSW Shoe Warehouse, Inc.	NR / NR / NR	23,876	12.9	348,000	11.0%	14.58	1/31/2016	$146	12.4%	3, 5-year options
Shoe Carnival	NR / NR / NR	10,000	5.4	155,000	4.9%	15.50	5/31/2018	NA	NA	2, 5-year options
Beauty Brands	NR / NR / NR	6,380	3.4	150,568	4.8%	23.60	12/31/2014	NA	NA	1, 2-year option
Regency(3)	NR / NR / NR	6,000	3.2	132,000	4.2%	22.00	5/31/2020	NA	NA	2, 5-year options
Casual Male	NR / NR / NR	8,052	4.3	128,832	4.1%	16.00	9/30/2023	NA	NA	3, 5-year options
Lane Bryant(4)	NR / NR / NR	5,050	2.7	116,148	3.7%	23.00	1/31/2023	NA	NA	2, 5-year options
Panera Bread	NR / NR / NR	4,266	2.3	113,556	3.6%	26.62	8/25/2016	$575	5.2%	1, 5-year option
Dollar Tree Stores #1376	NR / NR / NR	10,601	5.7	113,400	3.6%	10.70	1/31/2015	NA	NA	3, 5-year options
Reis-Nichols	NR / NR / NR	4,681	2.5	112,344	3.5%	24.00	9/30/2016	NA	NA	2, 5-year options
Ten Largest Owned Tenants		112,114	60.4%	$1,784,948	56.4%	$15.92
Remaining Owned Tenants		60,140	32.4	1,382,263	43.6	22.98
Vacant Spaces (Owned Space)		13,235	7.1	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		185,489	100.0%	$3,167,211	100.0%	$18.39

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales and Occupancy Cost are as of 12/31/2013.
(3)	Regency has a one-time option to terminate its lease effective May 31, 2015 with 6 months’ notice.
(4)	Lane Bryant has a one-time option to terminate its lease effective January 31, 2018 with 60 days’ notice if sales are less than $1,300,000 during 2017.

The following table presents certain information relating to the lease rollover schedule at the Centre Properties Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Suites
2014	6,380	3.4%	3.4%	$150,568	4.8%	$23.60	1
2015	24,461	13.2	16.6%	406,560	12.8	16.62	6
2016	75,365	40.6	57.3%	1,198,275	37.8	15.90	9
2017	7,040	3.8	61.1%	149,200	4.7	21.19	3
2018	15,799	8.5	69.6%	305,935	9.7	19.36	5
2019	10,887	5.9	75.4%	257,463	8.1	23.65	6
2020	6,000	3.2	78.7%	165,700	5.2	27.62	3
2021	4,500	2.4	81.1%	81,000	2.6	18.00	1
2022	5,280	2.8	83.9%	116,370	3.7	22.04	2
2023	16,542	8.9	92.9%	336,140	10.6	20.32	3
Vacant	13,235	7.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	185,489	100.0%		$3,167,211	100.0%	$18.39	39

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Centre Properties Portfolio Properties:

Historical Leased %(1)
Property Name	2010	2011	2012	2013	As of 5/1/2014
Greendale	95.8%	98.5%	94.1%	90.8%	98.8%
Castleton	76.3%	80.5%	90.7%	94.9%	83.0%
Centre West Shops	84.5%	88.2%	88.2%	94.3%	82.5%
Centre West Interstate Shops	100.0%	100.0%	100.0%	100.0%	100.0%
Total / Wtd. Avg.	90.4%	93.4%	92.7%	92.9%	92.9%

(1)	As provided by the borrower.

CENTRE PROPERTIES PORTFOLIO

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Centre Properties Portfolio Properties:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 3/31/2014	Underwritten	Underwritten $ per SF
Base Rent	$2,939,602	$2,968,960	$2,925,313	$2,978,779	$3,167,211	$17.07
Contractual Rent Steps(2)	0	0	0	0	23,878	0.13
Gross Up Vacancy	0	0	0	0	372,124	2.01
Total Rent	$2,939,602	$2,968,960	$2,925,313	$2,978,779	$3,563,213	$19.21
Total Reimbursables	609,671	606,602	591,036	637,927	694,830	3.75
Other Income	5,425	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(372,124)	(2.01)
Effective Gross Income	$3,554,698	$3,575,562	$3,516,349	$3,616,706	$3,885,919	$20.95

Real Estate Taxes	339,493	342,172	317,530	317,530	378,579	2.04
Insurance	19,830	22,438	26,671	27,052	28,177	0.15
Management Fee	154,090	152,993	156,565	156,541	155,437	0.84
Other Operating Expenses	228,723	176,039	251,129	256,764	244,516	1.32
Total Operating Expenses	$742,136	$693,642	$751,895	$757,887	$806,709	$4.35

Net Operating Income	$2,812,562	$2,881,920	$2,764,454	$2,858,819	$3,079,210	$16.60
TI/LC	0	0	0	0	138,608	0.75
Replacement Reserves	0	0	0	0	35,016	0.19
Net Cash Flow	$2,812,562	$2,881,920	$2,764,454	$2,858,819	$2,905,586	$15.66

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual rent steps are underwritten based upon the actual scheduled increases through December 31, 2014.

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HOMEWOOD SUITES NASHVILLE VANDERBILT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Nashville, Tennessee	Cut-off Date Principal Balance		$30,965,304
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$161,277.62
Size (Rooms)	192	Percentage of Initial Pool Balance		2.5%
Total Occupancy from 11/1/2013 - 5/31/2014(1)	82.6%	Number of Related Mortgage Loans		None
Owned Occupancy from 11/1/2013 - 5/31/2014(1)	82.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate		4.7770%
Appraised Value	$50,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(3)		Robert M. Rogers
Underwritten Revenues	$10,695,157
Underwritten Expenses	$5,780,238
Underwritten Net Operating Income (NOI)	$4,914,919	Escrows
Underwritten Net Cash Flow (NCF)	$4,487,112		Upfront	Monthly
Cut-off Date LTV Ratio	61.9%	Taxes	$206,805	$41,361
Maturity Date LTV Ratio(2)	46.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.52x / 2.31x	FF&E(4)	$0	$35,154
Debt Yield Based on Underwritten NOI / NCF	15.9% / 14.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,000,000	100.0%	Loan Payoff	$24,063,025	77.6%
			Principal Equity Distribution	6,295,236	20.3
			Closing Costs	434,934	1.4
			Reserves	206,805	0.7
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)
Total Occupancy and Owned Occupancy represent actual results for the seven month period from November 1, 2013 through May 31, 2014. Projected TTM Total Occupancy and Owned Occupancy as of 10/31/2014 are projected to both be 84.1%.

(2)	Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $54,700,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 50.6%.
(3)	Robert M. Rogers is the guarantor of the non-recourse carveout under the Homewood Suites Nashville Vanderbilt loan.
(4)
Monthly FF&E reserve represents $35,154.23 from August 2014 through July 2015 and thereafter will be the greater of any franchise-mandated amount and one-twelfth of 4% of operating income over the trailing twelve month period.

The following table presents certain information relating to the year-to-date through May 2014 penetration rates relating to the Homewood Suites Nashville Vanderbilt Property as provided in the May 2014 travel research report:

Year-to-Date Through 5/31/2014 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Homewood Suites Nashville Vanderbilt	104.3%	99.4%	103.6%

(1)	Source: May 2014 travel research report.

The following table presents certain information relating to historical and projected occupancy, ADR and RevPAR at the Homewood Suites Nashville Vanderbilt Property:

Homewood Suites Nashville Vanderbilt

	T7 Open to Date (5/31/2014)(1)	Projected TTM (10/31/2014)(2)
Occupancy	82.6%	84.1%
ADR	$159.96	$163.84
RevPar	$132.16	$137.81

(1)	T7 Open to Date (5/31/2014) reflects trailing 7-month performance from November 2013 (first full month of operations) through May 2014.
(2)	Projected TTM (10/31/2014) reflects actual results for the seven month period from November 2013 through May 2014, and budget for the remaining five month period.

HOMEWOOD SUITES NASHVILLE VANDERBILT

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical, projected operating performance, and the Underwritten Net Cash Flow at the Homewood Suites Nashville Vanderbilt Property:

Cash Flow Analysis(1)

	T7 Open to Date (5/31/2014)(2)	T7 Annualized(3)	Projected T12 (10/31/2014)(4)	Underwritten	Underwritten $ per Room
Room Revenue	$5,379,398	$9,261,699	$9,657,522	$9,657,522	$50,300
Telephone Revenue	1,255	2,161	1,509	1,509	8
Other Operating Departments Revenue	531,147	914,475	880,938	880,938	4,588
Other Revenue(5)	0	0	0	155,188	808
Total Revenue	$5,911,800	$10,178,335	$10,539,969	$10,695,157	$55,704

Room Expense	$1,061,656	$1,827,851	$1,734,968	$1,734,968	$9,036
Telephone Expense	9,341	16,082	15,021	15,021	78
Other Expense	121,235	208,730	199,418	199,418	1,039
Total Departmental Expense	$1,192,232	$2,052,664	$1,949,407	$1,949,407	$10,153
Total Undistributed Expense	1,912,094	3,292,049	3,243,153	3,275,420	17,059
Total Fixed Charges	243,864	419,860	451,250	555,411	2,893
Total Operating Expenses	$3,348,190	$5,764,572	$5,643,810	$5,780,238	$30,105

Net Operating Income	$2,563,610	$4,413,763	$4,896,159	$4,914,919	$25,599
FF&E	236,472	407,133	421,599	427,806	2,228
Net Cash Flow	$2,327,138	$4,006,629	$4,474,561	$4,487,112	$23,370

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	T7 Open to Date (5/31/2014) reflects trailing 7-month performance from November 2013 (first full month of operations) through May 2014.
(3)	T7 Annualized reflects the trailing 7-month performance from November 2013 through May 2014, annualized to 365 days.
(4)	Projected T12 (10/31/2014) reflects actual results for the seven month period from November 2013 through May 2014, and budget for the remaining five month period.
(5)
Other Revenue represents potential rental income for 4,638 SF ($33.51 per SF) of vacant corner retail/restaurant space. Per the appraisal, this is consistent with comparable food and beverage outlet leases within a 7-block radius of the Homewood Suites Nashville Vanderbilt Property.

RIVER MARKETPLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Lafayette, Louisiana	Cut-off Date Principal Balance	$25,200,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$149.44
Size (SF)	168,635	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 2/8/2014	96.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/8/2014	96.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	2003 / NAP	Mortgage Rate	4.6900%
Appraised Value	$35,400,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(1)	Joseph Blum
Underwritten Revenues	$3,239,396
Underwritten Expenses	$683,965	Escrows
Underwritten Net Operating Income (NOI)	$2,555,431		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,329,426	Taxes	$183,179	$22,897
Cut-off Date LTV Ratio	71.2%	Insurance	$0	$0
Maturity Date LTV Ratio	62.6%	Replacement Reserves	$0	$6,324
DSCR Based on Underwritten NOI / NCF	1.63x / 1.49x	TI/LC(2)	$0	$12,495
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other(3)	$45,060	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,200,000	97.9%	Loan Payoff	$25,055,098	97.3%
Other Sources	547,000	2.1	Closing Costs	425,267	1.7
			Reserves	228,239	0.9
			Principal Equity Distribution	38,396	0.1

Total Sources	$25,747,000	100.0%	Total Uses	$25,747,000	100.0%

(1)	Joseph Blum is the guarantor of the non-recourse carveouts under the River Marketplace Loan. The borrowers, RB River IV LLC and RB River VI LLC, are tenants-in-common.
(2)	TI/LC reserves are capped at $449,802.
(3)	Other upfront reserve represents an upfront deferred maintenance reserve of $45,060.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the River Marketplace Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Ross Dress for Less	NR / NR / A-	29,989	17.8%	$299,890	11.5%	$10.00	1/31/2019	$251	4.0%	2, 5-year options
Books-A-Million	NR / NR / NR	18,000	10.7	280,800	10.8	15.60	7/31/2015	NA	NA	4, 5-year options
Stage	NR / NR / NR	26,000	15.4	234,000	9.0	9.00	1/31/2019	$111	8.1%	1, 5-year option
Cost Plus	NR / NR / NR	18,300	10.9	210,450	8.1	11.50	1/31/2015	NA	NA	3, 5-year options
Dress Barn	NR / NR / NR	8,040	4.8	164,820	6.3	20.50	12/31/2018	$139	14.7%	1, 5-year option
Buffalo Wild Wings	NR / NR / NR	6,217	3.7	162,624	6.3	26.16	12/31/2018	$881	3.0%	3, 5-year options
Rack Room Shoes	NR / NR / NR	7,200	4.3	147,600	5.7	20.50	1/31/2019	$172	11.9%	N/A
McAlister’s Deli	NR / NR / NR	3,940	2.3	114,260	4.4	29.00	10/31/2023	$535	5.4%	N/A
Visions for Less	NR / NR / NR	3,500	2.1	100,870	3.9	28.82	1/31/2019	NA	NA	N/A
O’Charley’s	NR / B2 / NR	6,827	4.0	93,500	3.6	13.70	7/31/2019	NA	NA	3, 5-year options
Ten Largest Owned Tenants		128,013	75.9%	$1,808,814	69.6%	$14.13
Remaining Owned Tenants		34,608	20.5	789,503	30.4	22.81
Vacant		6,014	3.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		168,635	100.0%	$2,598,317	100.0%	$15.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales PSF are as of December 31, 2013.

RIVER MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the River Marketplace Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	3,543	2.1	2.1%	89,680	3.5	25.31	2
2015	40,375	23.9	26.0%	571,935	22.0	14.17	3
2016	3,300	2.0	28.0%	71,300	2.7	21.61	2
2017	3,162	1.9	29.9%	81,535	3.1	25.79	2
2018	25,652	15.2	45.1%	573,506	22.1	22.36	7
2019	76,216	45.2	90.3%	945,610	36.4	12.41	7
2020	2,933	1.7	92.0%	77,891	3.0	26.56	1
2021	0	0.0	92.0%	0	0.0	0.00	0
2022	0	0.0	92.0%	0	0.0	0.00	0
2023	7,440	4.4	96.4%	186,860	7.2	25.12	2
2024	0	0.0	96.4%	0	0.0	0.00	0
2025 & Thereafter	0	0.0	96.4%	0	0.0	0.00	0
Vacant	6,014	3.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	168,635	100.0%		$2,598,317	100.0%	$15.98	26

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the River Marketplace Property:

Historical Leased %(1)
	2011	2012	2013	As of 2/8/2014
Owned Space	100.0%	98.5%	99.2%	96.4%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year unless otherwise indicated.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the River Marketplace Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 2/28/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,521,578	$2,512,923	$2,540,174	$2,569,966	$2,598,317	$15.41
Percentage Rent	73,982	109,393	189,400	161,206	116,874	0.69
Gross Up Vacancy	0	0	0	0	171,176	1.02
Total Reimbursables	454,330	505,530	519,923	525,833	545,486	3.23
Contractual Rent Steps	0	0	0	0	18,295	0.11
Other Income(3)	25,265	23,467	21,784	22,578	22,578	0.13
Vacancy & Credit Loss	0	0	(1,227)	0	(233,329)	(1.38)
Effective Gross Income	$3,075,155	$3,151,313	$3,270,054	$3,279,583	$3,239,396	$19.21

Real Estate Taxes	242,895	266,688	262,331	262,331	261,756	1.55
Insurance	38,956	62,774	63,432	68,818	115,857	0.69
Management Fee	92,341	94,471	97,518	99,216	97,182	0.58
Other Operating Expense	189,488	167,541	199,701	202,520	209,170	1.24
Total Operating Expenses	$563,680	$591,474	$622,982	$632,885	$683,965	$4.06

Net Operating Income	$2,511,475	$2,559,839	$2,647,072	$2,646,698	$2,555,431	$15.15
TI/LC	0	0	0	0	150,120	0.89
Capital Expenditures	0	0	0	0	75,886	0.45
Net Cash Flow	$2,511,475	$2,559,839	$2,647,072	$2,646,698	$2,329,426	$13.81

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten contractual rent steps include contractual rent steps through February 1, 2015.
(3)	Other income represents fixed charges for trash removal, water/sewer reimbursement and pylon signage electricity.

GOLDEN GATE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Alexandria, Virginia	Cut-off Date Principal Balance	$22,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$122,282.61
Size (Units)	184	Percentage of Initial Pool Balance	1.8%
Total Occupancy as of 5/7/2014	98.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/7/2014	98.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1961 / NAP	Mortgage Rate	4.6700%
Appraised Value	$30,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	48
		Borrower Sponsor(1)	John E. Cowles
Underwritten Revenues	$3,083,920
Underwritten Expenses	$1,293,076	Escrows
Underwritten Net Operating Income (NOI)	$1,790,844		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,790,844	Taxes	$65,249	$20,714
Cut-off Date LTV Ratio	75.0%	Insurance	$51,832	$6,171
Maturity Date LTV Ratio	67.4%	Replacement Reserves	$533,600	$0
DSCR Based on Underwritten NOI / NCF	1.28x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.0% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,500,000	100.0%	Loan Payoff	$15,202,225	67.6%
			Principal Equity Distribution	6,064,168	27.0
			Reserves	650,682	2.9
			Closing Costs	582,925	2.6
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

(1)	John E. Cowles is the guarantor of the non-recourse carveouts under the Golden Gates Apartments Loan.

The following table presents certain unit and rent information relating to the Golden Gate Apartments Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Monthly Actual Rent per Unit	Monthly Base Rent per Unit	Underwritten Rent
3BR/1.5BA	9	1,106	$1,700	$1,693	$1,693	$182,832
2BR/1BA	86	852	$1,525	$1,491	$1,491	$1,520,784
1BR/1BA	89	669	$1,150	$1,141	$1,141	$1,190,868
Total / Wtd. Avg.	184	776	$1,352	$1,333	$1,333	$2,894,484

Source: Appraisal.

The following table presents certain information relating to historical leasing at the Golden Gate Apartments Property:

Historical Leased %(1)
	2011	2012	2013	As of 5/7/2014
Owned Space	98.8%	99.6%	99.4%	98.4%

(1)	As provided by the borrower.

GOLDEN GATE APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Golden Gate Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	TTM 4/30/2014	Underwritten	Underwritten $ per Unit
Base Rent	$2,672,427	$2,777,441	$2,900,212	$2,941,956	$2,894,484	$15,731
Gross Up Vacancy	0	0	0	0	91,800	499
Goss Potential Rent	$2,672,427	$2,777,441	$2,900,212	$2,941,956	$2,986,284	$16,230
Vacancy, Credit Loss & Concessions	(47,792)	(22,577)	(39,360)	(62,542)	(149,314)	(811)
Total Rent Revenue	$2,624,635	$2,754,864	$2,860,852	$2,879,414	$2,836,970	$15,418
Other Revenue (2)	215,795	239,535	241,706	246,950	246,950	1,342
Effective Gross Income	$2,840,430	$2,994,399	$3,102,558	$3,126,364	$3,083,920	$16,760

Total Operating Expenses	$1,205,974	$1,289,887	$1,319,813	$1,337,911	$1,293,076	$7,028

Net Operating Income	$1,634,456	$1,704,512	$1,782,745	$1,788,453	$1,790,844	$9,733
Replacement Reserves	0	0	0	0	0	0
Net Cash Flow	$1,634,456	$1,704,512	$1,782,745	$1,788,453	$1,790,844	$9,733

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes parking, month-to-month fees, pet fees, storage income, late fees, laundry income, legal fee income, termination income, application fees and tenant cleaning charges.

DRAYTON TOWER APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Savannah, Georgia	Cut-off Date Principal Balance	$18,850,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$190,404.04
Size (Units)	99	Percentage of Initial Pool Balance	1.5%
Total Occupancy as of 4/28/2014	94.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/28/2014	94.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1951 / 2013	Mortgage Rate	4.75000%
Appraised Value	$27,750,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(1)	Jonathan Kully and Michael Walsdorf
Underwritten Revenues	$2,293,222
Underwritten Expenses	$821,491	Escrows
Underwritten Net Operating Income (NOI)	$1,471,730	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,438,958	Taxes	$21,154	$10,577
Cut-off Date LTV Ratio	67.9%	Insurance	$7,405	$3,703
Maturity Date LTV Ratio	62.4%	Replacement Reserves	$0	$2,063
DSCR Based on Underwritten NOI / NCF	1.25x / 1.22x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.8% / 7.6%	Other(2)	$988,682	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,850,000	99.6%	Loan Payoff	$15,572,783	82.3%
Other Sources	80,000	0.4	Principal Equity Distribution	1,812,730	9.6
			Reserves	1,017,241	5.4
			Closing Costs	527,246	2.8
Total Sources	$18,930,000	100.0%	Total Uses	$18,930,000	100.0%

(1)	Jonathan Kully and Michael Walsdorf are the guarantors of the non-recourse carveouts under the Drayton Towers Apartments Loan.
(2)
Upfront other reserves represent a new tenants reserve (609,432), an additional reserve ($370,000) and a deferred maintenance reserve ($9,250). Monthly other reserves include a parking lot reserve funded monthly in an amount equal to the monthly operating expenses incurred in connection with parking lots.

The following table presents certain information relating to the units and rent at the Drayton Tower Apartments Property:

Unit Type	Occupied Units	Vacant Units	Total Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent(1)
Studio	33	0	33	406	$1,250	$495,000	$1,140	$451,368
1 Bed / 1 Bath	18	0	18	671	1,550	334,800	1,611	348,000
2 Bed / 1 Bath	29	3	32	834	2,150	825,600	2,100	730,788
2 Bed / 2 Bath	16	0	16	1,006	2,350	451,200	2,384	457,800
Total / Wtd. Avg.	96	3	99	689	$1,773	$2,106,600	$1,726	$1,987,956

Source: As provided by the borrower.
(1)	Yearly rents are calculated based on currently occupied units.

The following table presents certain information relating to historical leasing at the Drayton Tower Apartments Property:

Historical Leased %(1)

	2013	As of 4/28/2014
Owned Space	97.0%	94.9%

(1)	As provided by the borrower.

DRAYTON TOWER APARTMENTS

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Drayton Towers Apartments Property:

Cash Flow Analysis(1)

	TTM 4/30/2014	Underwritten(2)	Underwritten $ per Unit
Rental Revenue - Apartments
Base Rent	$2,010,019	$1,987,956	$20,080
Gross Up Vacancy	0	82,020	828
Total Rental Revenue	$2,010,019	$2,069,976	$20,909
Other Income(3)	215,084	241,639	2,441
Economic Vacancy & Credit Loss	(542,811)	(193,413)	(1,954)
Total Revenue - Apartments	$1,682,292	$2,118,202	$21,396

Rental Revenue – Commercial/Retail
Base Rent	$24,417	$130,865	$1,322
Reimbursements	7,378	16,640	168
Parking Revenue	0	108,120	1,092
Total Rental Revenue	$31,795	$255,625	2,582
Economic Vacancy & Credit Loss	0	(80,605)	(814)
Total Revenue – Commercial/Retail	$31,795	$175,020	1,768

Total Revenue – Apartments & Commercial/Retail	$1,714,087	$2,293,222	$23,164

Real Estate Taxes	$128,101	$120,879	$1,221
Insurance	30,600	42,317	427
Management Fee	55,408	74,128	749
Other Operating Expenses	$615,580	584,167	5,901
Total Operating Expenses	$829,689	$821,491	$8,298

Net Operating Income	$884,398	$1,471,730	$14,866
Replacement Reserves	0	26,087	264
TI/LC – Commercial/Retail	0	6,685	68
Net Cash Flow	$884,398	$1,438,958	$14,535

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 4/28/2014 rent roll.
(3)	Other Income consists of administrative fees, credit card fees, late charges, utility connection charges and other miscellaneous income.

DOUBLETREE ROCHESTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Rochester, New York	Cut-off Date Principal Balance		$17,970,356
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$72,170.11
Size (Rooms)	249	Percentage of Initial Pool Balance		1.5%
Total TTM Occupancy as of 2/28/2014	57.9%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/28/2014	57.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1985 / 2005	Mortgage Rate		4.6250%
Appraised Value	$22,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(3)	United Capital Corp. and Attilio F. Petrocelli
Underwritten Revenues	$8,589,375
Underwritten Expenses	$5,745,903	Escrows
Underwritten Net Operating Income (NOI)	$2,843,472
Underwritten Net Cash Flow (NCF)	$2,499,897		Upfront	Monthly
Cut-off Date LTV Ratio(1)	66.6%	Taxes	$230,485	$46,097
Maturity Date LTV Ratio(2)	44.3%	Insurance	$7,653	$7,653
DSCR Based on Underwritten NOI / NCF	2.34x / 2.06x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.8% / 13.9%	Other(5)	$5,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,000,000	67.9%	Purchase Price	$21,000,000	79.2%
Principal’s New Cash Contribution	8,510,971	32.1	Reserves	5,238,138	19.8
			Closing Costs	272,833	1.0
Total Sources	$26,510,971	100.0%	Total Uses	$26,510,971	100.0%

(1)
Cut-off Date LTV Ratio is calculated by adding the $5,000,000 property improvement plan (“PIP”) reserve to the “as-is” appraised value as of March 28, 2014 of $22,000,000. The Cut-off Date LTV Ratio calculated based on the fully funded Cut-off Date Principal Balance of $17,970,356 and “as-is” appraised value as of March 28, 2014 of $22,000,000 is 81.7%. The Cut-off Date LTV Ratio calculated based on the Cut-off Date Principal Balance of $17,970,356 and “as-stabilized” appraised value as of April 1, 2017 of $30,000,000 is 59.9%.

(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $30,000,000 as of April 1, 2017. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value in addition to the $5,000,000 PIP reserve, is 49.2%.

(3)	United Capital Corp. is the guarantor of the non-recourse carveouts under the Doubletree Rochester Loan.
(4)
Monthly FF&E collections have been waived for the first four years of the loan term, thereafter, on each monthly due date the borrower is required to fund the FF&E reserve in an amount equal to the greater of (A) one-twelfth of 4% of annual gross income, or (B) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

(5)	Other upfront reserve represents a PIP reserve of $5,000,000.

The following table presents certain information relating to the estimated demand analysis with respect to the Doubletree Rochester Property, as provided in the appraisal for the Doubletree Rochester Property:

Estimated Accommodated Room Night Demand(1)

Property	Meeting and Group	Leisure	Commercial
Doubletree Rochester	35%	20%	45%

(1)	Source: Appraisal.

The following table presents certain information relating to the TTM February 2014 penetration rates relating to the Doubletree Rochester Property, as provided in a February 2014 travel research report for the Doubletree Rochester Property:

TTM Through 2/28/2014 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Doubletree Rochester	94.8%	116.3%	110.3%

(1)	Source: February 2014 travel research report.

DOUBLETREE ROCHESTER

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Doubletree Rochester Property:

Doubletree Rochester (1)

	2012	2013	TTM 2/28/2014
Occupancy(2)	57.9%	57.4%	57.4%
ADR	$122.42	$120.64	$120.49
RevPAR	$70.90	$69.27	$69.15

(1)	Source: Travel research reports.
(2)	Reflects average occupancy for the indicated period.

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Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Doubletree Rochester Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 2/28/2014	Underwritten	Underwritten $ per Room
Room Revenue	$6,362,467	$6,428,869	$6,266,995	$6,254,226	$6,254,226	$25,117
Food & Beverage Revenue	1,996,028	2,167,964	2,078,137	2,184,653	2,184,653	8,774
Other Revenue(2)	145,426	154,682	146,548	150,496	150,496	604
Total Revenue	$8,503,921	$8,751,515	$8,491,680	$8,589,375	$8,589,375	$34,495

Room Expense	$1,145,938	$1,199,641	$1,156,388	$1,151,489	$1,151,489	$4,624
Food & Beverage Expense	1,087,558	1,122,297	1,167,863	1,182,439	1,182,439	4,749
Other Expense	24,460	28,929	28,865	28,072	28,072	113
Total Departmental Expense	$2,257,956	$2,350,867	$2,353,116	$2,362,001	$2,362,000	$9,486
Total Undistributed Expense	2,543,229	2,662,738	2,632,461	2,697,284	2,738,906	11,000
Total Fixed Charges	671,335	700,348	712,142	716,147	644,997	2,590
Total Operating Expenses	$5,472,520	$5,713,953	$5,697,719	$5,775,432	$5,745,903	$23,076

Net Operating Income	$3,031,401	$3,037,562	$2,793,961	$2,813,943	$2,843,472	$11,420
FF&E	340,157	350,061	339,667	343,575	343,575	1,380
Net Cash Flow	$2,691,244	$2,687,501	$2,454,294	$2,470,368	$2,499,897	$10,040

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue consists of telephone, vending, gift shop, in-room movies, and miscellaneous other income.

ESPLANADE AT BUTLER PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	RMF
Location (City/State)	Gainesville, Florida	Cut-off Date Principal Balance	$16,875,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$130.73
Size (SF)	129,081	Percentage of Initial Pool Balance	1.4%
Total Occupancy as of 3/1/2014	95.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2014	95.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	1975-2013 / 2011-2013	Mortgage Rate	4.5000%
Appraised Value	$23,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60
Borrower Sponsor(1)	Daniel Halberstein
Underwritten Revenues	$2,074,023
Underwritten Expenses	$537,351	Escrows
Underwritten Net Operating Income (NOI)	$1,536,673	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,446,316	Taxes	$139,350	$14,746
Cut-off Date LTV Ratio	72.1%	Insurance	$12,019	$5,724
Maturity Date LTV Ratio	66.0%	Replacement Reserves	$0	$2,151
DSCR Based on Underwritten NOI / NCF	1.50x / 1.41x	TI/LC(2)	$0	$5,378
Debt Yield Based on Underwritten NOI / NCF	9.1% / 8.6%	Other(3)	$29,630	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,875,000	73.0%	Purchase Price	$22,500,000	97.3%
Principal’s New Cash Contribution	6,239,648	27.0	Closing Costs	433,648	1.9
			Reserves	181,000	0.8
Total Sources	$23,114,648	100.0%	Total Uses	$23,114,648	100.0%

(1)	Daniel Halberstein is the guarantor of the non-resource carveouts under the Esplanade at Butler Plaza Loan.
(2)	Monthly TI/LC collections are capped at $200,000.
(3)	Other reserve includes a free rent reserve of $29,630.

The following table presents certain information relating to the anchor tenants (of which, certain may have co-tenancy provisions) at the Esplanade at Butler Plaza Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Publix Super Markets	NR / NR / NR	38,341	29.7%	Yes	$442,669	$11.55	8/1/2019	$504	2.3%	6, 5-year options
Jo-Ann Stores	NR / Caa1 / B	36,185	28.0	Yes	$415,343	$11.48	1/31/2024	NA	NA	3, 5-year options
Total Anchors		74,526	57.7%

Occupied In-line		48,435	37.5%		$1,124,827	$23.22
Kiosk		80	0.1		$11,184	$139.80
Occupied Outparcel		NA	NA		$80,000	NA
Vacant Spaces		6,040	4.7		$0	$0.00
Total Owned SF		129,081	100.0%
Total SF		129,081	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2013.

ESPLANADE AT BUTLER PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Esplanade at Butler Plaza Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Publix Super Markets	NR/NR/NR	38,341	29.7%	$340,992	20.1%	$8.89	8/1/2019	$504	2.3%	6, 5-year options
Jo-Ann Stores	NR/NR/NR	36,185	28.0	302,145	17.8	8.35	1/31/2024	NA	NA	3, 5-year options
4 Rivers Smokehouse	NR/NR/NR	6,200	4.8	148,800	8.8	24.00	8/31/2023	NA	NA	2, 5-year options
Guitar Center	NR/NR/NR	8,035	6.2	128,560	7.6	16.00	1/31/2024	NA	NA	4, 5-year options
McAlister’s Deli	NR/NR/NR	3,900	3.0	97,500	5.8	25.00	3/1/2023	NA	NA	2, 5-year options
Rent-A-Center	NR/NR/NR	4,321	3.3	86,420	5.1	20.00	5/1/2018	NA	NA	2, 5-year options
Sleep Center	NR/NR/NR	5,000	3.9	85,000	5.0	17.00	9/30/2019	NA	NA	3, 5-year options
Panda Express(4)	NR/NR/NR	0	0.0	80,000	4.7	0.00	12/1/2032	NA	NA	4, 5-year options
Cox Communications	NR/NR/NR	3,300	2.6	79,200	4.7	24.00	12/31/2018	NA	NA	2, 5-year options
CiCi’s Pizza	NR/NR/NR	5,000	3.9	75,900	4.5	15.18	2/28/2017	NA	NA	1, 5-year option
Ten Largest Owned Tenants		110,282	85.4%	$1,424,517	84.1%	$12.92
Remaining Owned Tenants		12,759	9.9	270,180	15.9	21.18
Vacant Spaces (Owned Space)		6,040	4.7	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		129,081	100.0%	$1,694,697	100.0%	$13.77

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Includes rent steps through May 1, 2015.
(3)	Tenant Sales are as of December 31, 2013.
(4)	Tenant is ground leased.

The following table presents certain information relating to the lease rollover schedule:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	2,759	2.1	2.1%	56,422	3.3	20.45	2
2016	0	0.0	2.1%	0	0.0	0.00	0
2017	7,900	6.1	8.3%	133,062	7.9	16.84	3
2018	14,721	11.4	19.7%	322,216	19.0	21.89	8
2019	43,341	33.6	53.2%	425,992	25.1	9.83	2
2020	0	0.0	53.2%	0	0.0	0.00	0
2021	0	0.0	53.2%	0	0.0	0.00	0
2022	0	0.0	53.2%	0	0.0	0.00	0
2023	10,100	7.8	61.1%	246,300	14.5	24.39	2
2024	44,220	34.3	95.3%	430,705	25.4	9.74	2
2025 & Thereafter	0	0.0	95.3%	80,000	4.7	0.00	1
Vacant	6,040	4.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	129,081	100.0%		$1,694,697	100.0%	$13.77	20

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Includes rent steps through May 1, 2015.

ESPLANADE AT BUTLER PLAZA

■
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Esplanade at Butler Plaza Property:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 2/28/2014	Underwritten(2)	Underwritten $ per SF
Base Rent	$979,108	$1,458,385	$1,693,008	$1,688,474	$1,690,143	$13.09
Contractual Rent Steps	0	0	0	0	4,554	0.04
Overage Rent	23,305	15,366	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	124,800	0.97
Total Rent	$1,002,413	$1,473,751	$1,693,008	$1,688,474	$1,819,497	$14.10
Total Reimbursables	203,974	213,673	177,616	209,547	379,326	2.94
Other Income	18,146	14,359	9,549	0	0	0.00
Less Vacancy & Credit Loss	0	(589,917)	(650,715)	(589,561)	(124,800)	(0.97)
Effective Gross Income	$1,224,533	$1,111,866	$1,229,458	$1,308,460	$2,074,023	$17.03

Total Operating Expenses	$447,535	$475,849	$501,141	$508,871	$537,351	$4.16

Net Operating Income	$776,998	$636,017	$728,317	$799,589	$1,536,673	$11.90
TI/LC	0	0	0	0	64,540	0.50
Capital Expenditures	0	0	0	0	25,816	0.20
Net Cash Flow	$776,998	$636,017	$728,317	$799,589	$1,446,316	$11.20

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of March 1, 2014 and rent steps through June 30, 2015.

(THIS PAGE INTENTIONALLY LEFT BLANK)

SEDONA POINTE AND GALLERY AT CHAMPIONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		GSMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance		$16,720,281
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$23,683.12
Size (Units)	706	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 6/9/2014	91.2%	Number of Related Mortgage Loans		5
Owned Occupancy as of 6/9/2014	91.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1979 / Various	Mortgage Rate		4.1950%
Appraised Value	$28,950,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)	Domenic Ierullo and Mervyn S. Simpson

Underwritten Revenues	$5,089,987
Underwritten Expenses	$2,875,172
Underwritten Net Operating Income (NOI)	$2,214,815	Escrows
Underwritten Net Cash Flow (NCF)	$2,054,947		Upfront	Monthly
Cut-off Date LTV Ratio	57.8%	Taxes	$327,321	$50,564
Maturity Date LTV Ratio	50.8%	Insurance	$353,093	$29,424
DSCR Based on Underwritten NOI / NCF	2.05x / 1.90x	Replacement Reserves	$0	$17,650
Debt Yield Based on Underwritten NOI / NCF	13.2% / 12.3%	Other(2)	$610,345	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,750,000	71.1%	Loan Payoff	$21,925,968	93.0%
Principal’s New Cash Contribution	6,824,678	28.9	Reserves	1,290,759	5.5
			Closing Costs	357,951	1.5
Total Sources	$23,574,678	100.0%	Total Uses	$23,574,678	100.0%

(1)
Sedona Pointe and Gallery At Champions are two mortgage loans that are cross-collateralized and cross-defaulted.  Domenic Ierullo, Don Ierullo Investments Incorporated and Mervyn S. Simpson are the guarantors of the non-recourse carveouts under the Sedona Pointe and Gallery at Champions mortgage loans.

(2)	Other upfront reserve represents a deferred maintenance reserve of $610,345.

The following table presents certain information relating to the Sedona Pointe and Gallery At Champions Properties:
Property Name	City	State	Year Built	Total Units	Occupancy(1)	Allocated Cut-off Date Loan Amount	% Allocated Cut-off Date Loan Amount	UW NCF	UW NCF per Unit	Appraised Value
Sedona Pointe	Houston	TX	1979	352	93.8%	$8,451,977	50.5%	$1,005,358	$2,856	$13,690,000
Gallery At Champions	Houston	TX	1979	354	88.7	8,268,304	49.5	1,049,589	2,965	15,260,000
Total / Wtd. Avg.				706	91.2%	$16,720,281	100.0%	$2,054,947	$2,911	$28,950,000

(1)	Occupancy as of June 9, 2014.

The following table presents certain information relating to the units and rent at the Sedona Pointe and Gallery At Champions Properties:

Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Monthly Actual Rent per Unit(2)	Underwritten Monthly Rent per Unit	Underwritten Rent
Efficiency	96	520	$524	$458	$458	$527,789
1 Bed / 1 Bath	364	654	633	605	605	2,644,765
2 Bed / 1 Bath	88	812	781	795	795	839,250
2 Bed / 2 Bath	158	937	855	878	878	1,664,100
Total / Wtd. Avg.	706	719	$686	$670	$670	$5,675,904

(1)	Source: Appraisal.
(2)	Based on average in-place rent per SF.

SEDONA POINTE AND GALLERY AT CHAMPIONS

The following table presents certain information relating to historical leasing at the Sedona Pointe and Gallery At Champions Properties:

Historical Leased %(1)
2011	2012	2013	TTM 5/31/2014
67.8%	79.5%	86.4%	86.8%

(1)	As provided by the borrower and which reflects the average monthly occupancy over the prior twelve months.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sedona Pointe and Gallery At Champions Properties:

Cash Flow Analysis(1)

	2011	2012	2013	TTM 5/31/2014	Underwritten	Underwritten $ per Unit
Base Rent	$3,570,050	$4,213,025	$4,674,612	$4,754,459	$5,072,484	$7,185
Gross up Vacancy	0	0	0	0	603,420	855
Gross Potential Rent	$3,570,050	$4,213,025	$4,674,612	$4,754,459	$5,675,904	$8,040
Vacancy, Credit Loss & Concessions	(644,113)	(839,138)	(684,552)	(572,425)	(995,885)	(1,411)
Non-Revenue Units	(49,476)	(49,476)	(50,206)	(50,584)	(51,066)	(72)
Total Rent Revenue	$2,876,461	$3,324,411	$3,939,854	$4,131,450	$4,628,953	$6,557
Other Revenue(2)	306,947	409,932	433,168	461,034	461,034	653
Effective Gross Income	$3,183,408	$3,734,343	$4,373,022	$4,592,484	$5,089,987	$7,210

Total Operating Expenses	$2,377,853	$2,502,545	$2,607,059	$2,693,669	$2,875,172	$4,072

Net Operating Income	$805,555	$1,231,798	$1,765,963	$1,898,815	$2,214,815	$3,137
Replacement Reserves	0	0	0	0	159,868	226
Net Cash Flow	$805,555	$1,231,798	$1,765,963	$1,898,815	$2,054,947	$2,911

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue includes utility reimbursements, application fees, vending income, late fees, laundry income, and other miscellaneous revenues.

401 SOUTH LA BREA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance		$14,713,589
Property Type	Retail	Cut-off Date Principal Balance per SF		$377.37
Size (SF)	38,990	Percentage of Initial Pool Balance		1.2%
Total Occupancy as of 3/31/2014	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2014	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2013 / NAP	Mortgage Rate		4.5900%
Appraised Value	$25,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	NAP
		Borrower Sponsor(1)	CIM Group (CA), LLC

Underwritten Revenues	$1,731,974
Underwritten Expenses	$325,044	Escrows
Underwritten Net Operating Income (NOI)	$1,406,929		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,383,284	Taxes	$112,622	$18,770
Cut-off Date LTV Ratio	57.3%	Insurance	$3,750	$750
Maturity Date LTV Ratio	46.5%	Replacement Reserves	$0	$487
DSCR Based on Underwritten NOI / NCF	1.55x / 1.53x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.4%	Other(2)	$7,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,750,000	99.8%	Loan Payoff	$11,079,023	75.0%
Other Sources	30,000	0.2	Principal Equity Distribution	3,517,232	23.8
			Reserves	123,872	0.8
			Closing Costs	59,873	0.4
Total Sources	$14,780,000	100.0%	Total Uses	$14,780,000	100.0%

(1)	CIM Group (CA), LLC is the guarantor of the non-recourse carveouts under the 401 South La Brea loan.
(2)	Other upfront reserve represents a deferred maintenance reserve of $7,500.

The following table presents certain information relating to the tenants at the 401 South La Brea Property:

Largest Tenant Based on Underwritten Base Rent
Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Orchard Supply Hardware	NR / A3 / A-	38,990	100.0%	$1,403,000	100.0%	$35.98	2/8/2029	3, 5-year options
Total / Wtd. Avg. All Owned Tenants		38,990	100.0%	$1,403,000	100.0%	$35.98

(1)	Ratings for Orchard Supply Hardware represent those of the parent company, Lowe’s Companies, Inc. (“Lowe’s”), whether or not Lowe’s guarantees the lease.

401 SOUTH LA BREA

The following table presents the lease rollover schedule at the 401 South La Brea Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025 & Thereafter	38,990	100.0	100.0%	1,403,000	100.0	35.98	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	38,990	100.0%		$1,403,000	100.0%	$35.98	1

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 401 South La Brea Property:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,403,000	$35.98
Contractual Rent Steps	73,920	1.90
Gross Up Vacancy	0	0
Total Rent	$1,476,920	$37.88
Total Reimbursables	290,405	7.45
Other Income	0	0.00
Vacancy & Credit Loss	(35,351)	(0.91)
Effective Gross Income	$1,731,974	$44.42

Total Operating Expenses	$325,044	$8.34

Net Operating Income	$1,406,929	$36.08
TI/LC	17,797	0.46
Capital Expenditures	5,849	0.15
Net Cash Flow	$1,383,284	$35.48

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There are no historical operating statements as construction of the improvements was completed in 2013 and Orchard Supply Hardware took occupancy and began operations in February 2014.
(3)	Underwritten Base Rent includes the present value of contractual rent steps (discounted at an 8.0% discount rate) pursuant to the Orchard Supply Hardware lease.

WESTGATE COMMONS AND OFFICE MAX

Mortgaged Property Information(1)		Mortgage Loan Information(4)
Number of Mortgaged Properties	2	Loan Seller	RMF
Location (City/State)	Various	Cut-off Date Principal Balance	$14,050,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$117.92
Size (SF)	119,147	Percentage of Initial Pool Balance	1.10%
Total Occupancy(2)	100.0%	Number of Related Mortgage Loans	2
Owned Occupancy(2)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate(5)	4.7000% & 4.6100%
Appraised Value	$18,600,000	Original Term to Maturity (Months)	120 & 84
		Original Amortization Term (Months)	360
		Original Interest Only Period (Months)	60 & 36
		Borrower Sponsor(6)	Thomas C. Lund, John J. Graham and T. Chadwick Lund
Underwritten Revenues	$1,688,431
Underwritten Expenses	$353,825	Escrows
Underwritten Net Operating Income (NOI)	$1,334,606		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,231,723	Taxes	$4,358	$14,238
Cut-off Date LTV Ratio(3)	75.5%	Insurance	$33,253	$2,293
Maturity Date LTV Ratio(3)	69.6%	Replacement Reserves	$0	$1,632
DSCR Based on Underwritten NOI / NCF	1.53x / 1.41x	TI/LC(7)	$0	$6,942
Debt Yield Based on Underwritten NOI / NCF	9.5% / 8.8%	Other(8)	$13,438	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,050,000	97.2%	Loan Payoff	$14,042,776	97.2%
Principal’s New Cash Contribution	398,170	2.8	Closing Costs	354,345	2.5
			Upfront Reserves	51,049	0.4
Total Sources	$14,448,170	100.0%	Total Uses	$14,448,170	100.0%

(1)	Westgate Commons and Office Max are two mortgage loans that are cross-collateralized and cross-defaulted.
(2)	Total Occupancy and Owned Occupancy were reported as of 5/31/2014 for the Westgate Commons Property and 5/23/2014 for the Office Max Property.
(3)
The Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the DSCR Based on Underwritten NOI / NCF and the Debt Yield Based on Underwritten NOI / NCF of the Westgate Commons mortgage loan and Office Max mortgage loan are presented in the aggregate.

(4)
The Westgate Commons mortgage loan and the Office Max mortgage loan may be released from the cross-collateralization and cross-default provided certain conditions are satisfied. See “Description of the Mortgage Pool-Certain Terms of the Mortgage Loans-Property Releases; Partial Defeasance” in the Prospectus Supplement.

(5)	The $11,150,000 loan related to Westgate Commons Property has an interest rate of 4.7000% and the $2,900,000 loan related to Office Max Property has an interest rate of 4.6100%.
(6)
Thomas C. Lund, John J. Graham and T. Chadwick Lund are the guarantors of the non-recourse carveouts under the Westgate Commons mortgage loan. Core Property Capital Fund II, LP is the guarantor of the non-recourse carevouts under the Office Max mortgage loan.

(7)	TI/LC reserve has a cap of $160,000 for the Westgate Commons mortgage loan and $40,000 for the Office Max mortgage loan.
(8)	Other upfront reserve represents a deferred maintenance reserve of $13,438.

The following table presents certain information relating to the Westgate Commons and Office Max Properties:

Property Name	City	State	Year Built	Total Sq. Ft.	Occupancy(1)	Allocated Cut- off Date Loan Amount	% Allocated Cut-off Date Loan Amount	UW NCF	UW NCF per Sq. Ft.	Appraised Value
Westgate Commons	West Fargo	ND	2002	90,061	100.0%	$11,150,000	79.4%	$984,245	$10.93	$14,700,000
Office Max	Memphis	TN	1950	29,086	100.0	2,900,000	20.6	247,478	8.51	3,900,000
Total / Wtd. Avg.				119,147	100.0%	$14,050,000	100.0%	$1,231,723	$10.34	$18,600,000

(1)	Occupancy as of May 31, 2014 for the Westgate Commons Property and May 23, 2014 for the Office Max Property.

WESTGATE COMMONS AND OFFICE MAX

The following table presents certain information relating to the anchor tenants (of which, certain may have co-tenancy provisions) at the Westgate Commons and Office Max Properties:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Anchors – Westgate Commons
Marshalls	AA / A3 / A+	46,661	39.2%	Yes	$582,432	$12.48	4/30/2024	NA	NA	4, 5-year options
Total Anchors		46,661	39.2%

Jr. Anchors – Westgate Commons
David’s Bridal	NR / B3 / B	10,125	8.5%	Yes	182,974	18.07	11/30/2017	NA	NA	2, 5-year options
Famous Footwear	NR / B1 / B+	10,000	8.4	Yes	159,897	15.99	1/31/2017	NA	NA	2, 5-year options
Jr. Anchors – Office Max
Office Max	B / B2 / B-	24,000	20.1	Yes	$304,539	$12.69	10/31/2016	NA	NA	1, 5-year option
Total Jr. Anchors		44,125	37.0%

Occupied In-line		28,361	23.8%
Total Owned SF		119,147	100.0%

Total SF		119,147	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Westgate Commons and Office Max Properties:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Marshalls	AA / A3 / A+	46,661	39.2%	$464,277	32.7%	$9.95	4/30/2024	NA	NA	4, 5-year options
Office Max	B / B2 / B-	24,000	20.1	$240,000	16.9	10.00	10/31/2016	NA	NA	1, 5-year option
David’s Bridal	NR / B3 / B	10,125	8.5	155,925	11.0	15.40	11/30/2017	NA	NA	2, 5-year options
Famous Footwear	NR / B1 / B+	10,000	8.4	134,063	9.4	13.41	1/31/2017	NA	NA	2, 5-year options
Dress Barn	NR / NR / NR	8,125	6.8	121,875	8.6	15.00	12/31/2018	$175	10.1%	1, 5-year option
Rue21	NR / NR / B-	7,250	6.1	103,313	7.3	14.25	1/31/2025	NA	NA	3, 5-year options
Maurices	NR / NR / NR	3,850	3.2	78,925	5.6	20.50	1/31/2016	NA	NA	2, 5-year options
Catherine’s	NR / NR / NR	4,050	3.4	64,800	4.6	16.00	8/31/2018	$125	15.0%	NA
Cricket Communications	NR / A3 / A	5,086	4.3	56,267	4.0	11.06	1/31/2017	NA	NA	1, 5-year option
Largest Owned Tenants		119,147	100.0%	$1,419,445	100.0%	$11.91
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		119,147	100.0%	$1,419,445	100.0%	$11.91

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of December 31, 2013.

WESTGATE COMMONS AND OFFICE MAX

The following table presents certain information relating to the lease rollover schedule:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	27,850	23.4	23.4%	318,925	22.5	11.45	2
2017	25,211	21.2	44.5%	346,255	24.4	13.73	3
2018	12,175	10.2	54.8%	186,675	13.2	15.33	2
2019	0	0.0	54.8%	0	0.0	0.00	0
2020	0	0.0	54.8%	0	0.0	0.00	0
2021	0	0.0	54.8%	0	0.0	0.00	0
2022	0	0.0	54.8%	0	0.0	0.00	0
2023	0	0.0	54.8%	0	0.0	0.00	0
2024	46,661	39.2	93.9%	464,277	32.7	9.95	1
2025 & Thereafter	7,250	6.1	100.0%	103,313	7.3	14.25	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	119,147	100.0%		$1,419,445	100.0%	$11.91	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Office Max Property:

Historical Leased %(1)
	2011	2012	2013	As of 5/23/2014(2)
Owned Space	100.0%	100.0%	NAV	100.0%

(1)
As provided by the borrower and represents average occupancy for the indicated year. The Office Max Property was purchased in March 2014, and the seller did not provide 2013 information during the six month purchase negotiations. The Westgate Commons Property was purchased in July 2013 and the seller of the property did not provide historical information. As such, historical leased information was not available.

(2)	Occupancy is as of 5/31/2014 for the Westgate Commons Property and 5/23/2014 for the Office Max Property.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westgate Commons and Office Max Properties:

Cash Flow Analysis(1)(2)
	2011	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,082,858	$1,419,445	$11.91
Contractual Rent Steps	0	0	0.00
Straight Line Rent	0	18,085	0.15
Gross Up Vacancy	0	0	0.00
Total Rent	$1,082,858	$1,437,530	$12.07
Total Reimbursables	222,700	320,421	2.69
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(69,520)	(0.58)
Effective Gross Income	$1,305,558	$1,688,431	$14.17

Total Operating Expenses	$227,952	$353,826	2.97

Net Operating Income	$1,077,607	$1,334,605	$11.20
TI/LC	0	83,303	0.70
Capital Expenditures	0	19,580	0.16
Net Cash Flow	$1,077,607	$1,231,723	$10.34

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
The Westgate Commons Property was purchased in July 2013 and the Office Max Property was purchased in March 2014. The property seller did not provide 2013 information for the Office Max Property or 2012 information for the Westgate Commons Property during the purchase negotiations.

(3)	Underwritten cash flow based on contractual rents as of 5/23/2014.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined in the Prospectus Supplement, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

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In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

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The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

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An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

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The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

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Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

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The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

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We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

SUMMARY OF CERTAIN RISK FACTORS (continued)

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Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm. If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer offered certificates or the price you may receive upon your sale of offered certificates.

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Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations to remove any reliance on credit ratings including, but not limited to, the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions, and the federal banking agencies’ risk-based capital guidelines regulations.  As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under pre-existing regulations has been determined based on the credit ratings assigned to these instruments.  These national bank investment-grade standards are incorporated into statutes and regulations governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards.  In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of a security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.”  While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the instruments.  These changes became fully effective January 1, 2013.  In addition, new capital regulations were issued by the banking regulators in July 2013 that determine the capital requirements of banks and bank holding companies without reference to the credit ratings assigned to the investment securities they hold and these capital regulations began phasing in on January 1, 2014.  As a result of these new regulations, investments in CMBS by depository institutions and their holding companies may result in greater capital charges to these financial institutions, and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes and the attractiveness of investments in CMBS for such entities.

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Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and the regulations adopted under the Volcker Rule restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the certificates.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

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The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

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The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

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A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity

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Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity  typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. However, in the case of Redwood Commercial Mortgage Corporation, a sponsor, a parent of such entity will guarantee such entity’s repurchase and substitution obligations under the related mortgage loan purchase agreement. We cannot assure you that the applicable sponsor (or the guarantor as described above) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties prior to or at maturity.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

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The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

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In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—
Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC.  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).   The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor.  However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.  Notwithstanding the foregoing and that true sale opinions will be rendered on the closing date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■
Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Controlling Class Representative, Companion Loan Holders and Mezzanine Lenders

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests.  In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans.  The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—
The offered certificates will represent ownership (directly or through a grantor trust) of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—
State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local  and other tax consequences of an investment in the offered certificates.

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Loan Purpose	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
Refinance	54	$929,044,985	75.4%	$17,204,537	2.01x	4.495%	114.5	59.2%	51.2%
Acquisition	26	218,667,855	17.7	$8,410,302	1.75x	4.768%	112.5	69.7%	58.2%
Recapitalization	3	84,354,156	6.8	$28,118,052	1.71x	4.208%	114.5	61.7%	48.2%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

Distribution of Amortization Types(1)

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Amortization Type	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
Interest Only, Then Amortizing (2)	32	$538,185,000	43.7%	$16,818,281	1.63x	4.582%	117.3	67.4%	57.3%
Interest Only	3	301,000,000	24.4	$100,333,333	2.83x	4.232%	118.4	44.3%	43.3%
Amortizing (30 Years)	34	253,640,157	20.6	$7,460,005	1.69x	4.737%	110.7	65.8%	53.3%
Amortizing (25 Years)	12	125,762,772	10.2	$10,480,231	1.69x	4.504%	96.5	64.7%	49.2%
Amortizing (27 Years)	1	11,483,923	0.9	$11,483,923	1.24x	4.730%	119.0	73.1%	56.7%
Amortizing (27.5 Years)	1	1,995,145	0.2	$1,995,145	1.25x	5.560%	118.0	74.7%	60.2%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Range of Cut-off Balances ($)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
1,995,145 - 4,999,999	29	$95,063,897	7.7%	$3,278,065	1.62x	4.936%	113.4	67.7%	57.0%
5,000,000 - 9,999,999	26	170,770,997	13.9	$6,568,115	1.71x	4.706%	96.8	66.3%	54.3%
10,000,000 - 14,999,999	11	135,766,703	11.0	$12,342,428	1.46x	4.667%	108.2	69.8%	60.2%
15,000,000 - 19,999,999	3	53,695,356	4.4	$17,898,452	1.56x	4.630%	119.0	68.8%	57.5%
20,000,000 - 29,999,999	2	47,700,000	3.9	$23,850,000	1.39x	4.681%	118.5	73.0%	64.9%
30,000,000 - 49,999,999	6	205,646,297	16.7	$34,274,383	1.67x	4.704%	119.0	70.5%	58.7%
50,000,000 - 69,999,999	2	126,423,745	10.3	$63,211,873	1.68x	4.437%	119.0	62.3%	56.1%
70,000,000 - 89,999,999	1	70,000,000	5.7	$70,000,000	1.71x	4.177%	119.0	60.3%	46.4%
90,000,000 - 140,000,000	3	327,000,000	26.5	$109,000,000	2.82x	4.203%	118.4	44.1%	39.4%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	$1,995,145
	Max	$140,000,000
	Average	$14,844,181

Distribution of Underwritten Debt Service Coverage Ratios

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
Range of Underwritten Debt Service	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Coverage Ratios (x)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
1.22 - 1.31	8	$118,184,067	9.6%	$14,773,008	1.25x	4.787%	119.0	72.2%	64.1%
1.32 - 1.41	11	105,352,263	8.6	$9,577,478	1.38x	4.600%	117.9	73.3%	60.2%
1.42 - 1.51	18	158,839,506	12.9	$8,824,417	1.47x	4.812%	113.5	72.3%	61.2%
1.52 - 1.61	10	117,840,159	9.6	$11,784,016	1.55x	4.551%	112.6	64.3%	52.2%
1.62 - 1.71	10	155,573,697	12.6	$15,557,370	1.68x	4.482%	114.3	66.3%	53.8%
1.72 - 1.81	10	108,804,786	8.8	$10,880,479	1.79x	4.539%	108.3	61.4%	57.0%
1.82 - 1.91	3	22,314,351	1.8	$7,438,117	1.88x	4.401%	74.0	54.2%	45.8%
1.92 - 3.83	13	445,158,166	36.1	$34,242,936	2.66x	4.343%	115.9	49.2%	42.6%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	1.22
	Max	3.83
	Average	1.94

Distribution of Mortgage Interest Rates

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Range of Mortgage Interest Rates (%)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
3.860 - 3.999	1	$140,000,000	11.4%	$140,000,000	3.83x	3.860%	119.0	27.2%	27.2%
4.000 - 4.249	6	112,224,372	9.1	$18,704,062	1.73x	4.167%	96.4	59.9%	48.6%
4.250 - 4.499	8	285,947,141	23.2	$35,743,393	1.78x	4.384%	117.6	61.8%	51.1%
4.500 - 4.749	23	349,883,602	28.4	$15,212,331	1.65x	4.628%	116.0	67.3%	59.5%
4.750 - 4.999	25	262,424,904	21.3	$10,496,996	1.70x	4.823%	112.6	69.6%	58.2%
5.000 - 5.249	10	38,148,460	3.1	$3,814,846	1.54x	5.075%	118.1	66.2%	53.1%
5.250 - 5.499	9	41,443,373	3.4	$4,604,819	1.63x	5.366%	111.7	65.6%	53.9%
5.500 - 5.560	1	1,995,145	0.2	$1,995,145	1.25x	5.560%	118.0	74.7%	60.2%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	3.860%
	Max	5.560%
	Average	4.524%

Distribution of Cut-off Date Loan-to-Value Ratios

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
Range of Cut-off Date Loan-to-Value	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Ratios (%)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
27.2 - 44.9	3	$150,611,797	12.2%	$50,203,932	3.73x	3.952%	117.0	28.2%	27.6%
45.0 - 49.9	1	4,500,000	0.4	$4,500,000	2.92x	4.450%	118.0	45.3%	40.6%
50.0 - 54.9	2	92,295,263	7.5	$46,147,632	2.06x	4.327%	119.0	54.3%	40.9%
55.0 - 59.9	9	214,805,313	17.4	$23,867,257	1.91x	4.535%	111.3	58.7%	54.5%
60.0 - 64.9	10	144,253,186	11.7	$14,425,319	1.84x	4.408%	109.0	61.2%	48.2%
65.0 - 69.9	18	217,583,702	17.7	$12,087,983	1.67x	4.682%	110.5	66.5%	55.7%
70.0 - 74.9	29	309,706,567	25.1	$10,679,537	1.44x	4.725%	118.0	72.9%	61.4%
75.0 - 83.4	11	98,311,169	8.0	$8,937,379	1.41x	4.749%	114.1	76.1%	65.6%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	27.2%
	Max	83.4%
	Average	61.2%

Distribution of Maturity Date Loan-to-Value Ratios(1)

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
Range of Maturity Date Loan-to-Value	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Ratios (%)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
27.2 - 39.9	4	$158,399,454	12.9%	$39,599,863	3.62x	3.996%	117.1	29.5%	27.6%
40.0 - 44.9	5	116,862,557	9.5	$23,372,511	2.09x	4.395%	119.0	55.9%	41.4%
45.0 - 49.9	4	121,372,590	9.9	$30,343,148	1.84x	4.410%	116.1	60.4%	46.3%
50.0 - 54.9	19	197,185,010	16.0	$10,378,158	1.61x	4.483%	106.0	65.4%	52.8%
55.0 - 59.9	20	269,871,503	21.9	$13,493,575	1.79x	4.663%	116.7	64.1%	57.5%
60.0 - 64.9	20	228,249,865	18.5	$11,412,493	1.56x	4.757%	111.0	71.2%	62.2%
65.0 - 69.6	11	140,126,018	11.4	$12,738,729	1.38x	4.735%	116.5	74.5%	66.9%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 19 mortgage loans.

	Min	27.2%
	Max	69.6%
	Average	52.2%

Distribution of Original Terms to Maturity

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Original Term to Maturity (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
60	13	$92,359,912	7.5%	$7,104,609	1.81x	4.479%	58.8	62.6%	55.0%
84	1	2,900,000	0.2	$2,900,000	1.41x	4.610%	83.0	75.5%	69.6%
120	69	1,136,807,085	92.3	$16,475,465	1.95x	4.527%	118.7	61.1%	51.9%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	60	months
	Max	120	months
	Average	115	months

Distribution of Remaining Terms to Maturity

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
Range of Remaining Term to Maturity	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
(Mos)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
58 - 59	13	$92,359,912	7.5%	$7,104,609	1.81x	4.479%	58.8	62.6%	55.0%
83	1	2,900,000	0.2	$2,900,000	1.41x	4.610%	83.0	75.5%	69.6%
117 - 119	69	1,136,807,085	92.3	$16,475,465	1.95x	4.527%	118.7	61.1%	51.9%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	58	months
	Max	119	months
	Average	114	months

Distribution of Original Amortization Terms

					Weighted	Weighted	Weighted
					Average Debt	Average	Average	Weighted	Weighted
	Number of				Service	Mortgage	Remaining	Average	Average
	Mortgage	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Terms to	Cut-off	Maturity
Original Amortization Terms (Mos)	Loans	Balance	Balance	Date Balance	Ratio	Rate	Maturity (Mos)	Date LTV	Date LTV
Interest Only	3	$301,000,000	24.4%	$100,333,333	2.83x	4.232%	118.4	44.3%	43.3%
300	12	125,762,772	10.2	$10,480,231	1.69x	4.504%	96.5	64.7%	49.2%
301 - 360	68	805,304,225	65.4	$11,842,709	1.65x	4.636%	115.3	67.0%	56.0%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	300	months
	Max	360	months
	Average	351	months

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	3	$301,000,000	24.4%	$100,333,333	2.83x	4.232%	118.4	44.3%	43.3%
299 - 300	12	125,762,772	10.2	$10,480,231	1.69x	4.504%	96.5	64.7%	49.2%
301 - 360	68	805,304,225	65.4	$11,842,709	1.65x	4.636%	115.3	67.0%	56.0%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	299	months
	Max	360	months
	Average	351	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
11 - 12	4	$32,015,000	2.6%	$8,003,750	1.59x	4.628%	96.6	70.1%	61.0%
13 - 24	6	$124,890,000	10.1%	$20,815,000	1.88x	4.472%	118.9	59.5%	46.9%
25 - 36	11	$185,005,000	15.0%	$16,818,636	1.60x	4.519%	118.2	68.8%	56.5%
37 - 48	4	$93,750,000	7.6%	$23,437,500	1.71x	4.759%	119.0	70.4%	63.4%
49 - 60	7	$102,525,000	8.3%	$14,646,429	1.34x	4.655%	118.9	70.8%	64.5%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	71	$990,399,136	80.4%	$13,949,284	2.03x	4.541%	115.5	60.5%	51.0%
Yield Maintenance	12	241,667,861	19.6	$20,138,988	1.59x	4.452%	108.4	64.2%	57.4%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.8 - 7.9	2	$51,850,000	4.2%	$25,925,000	1.23x	4.709%	119.0	69.7%	63.5%
8.0 - 8.9	6	122,673,923	10.0	$20,445,654	1.56x	4.573%	119.0	66.5%	61.8%
9.0 - 9.9	23	275,375,688	22.4	$11,972,856	1.45x	4.644%	118.4	70.8%	59.0%
10.0 - 10.9	16	273,136,430	22.2	$17,071,027	1.77x	4.539%	112.5	63.4%	54.9%
11.0 - 11.9	8	41,369,513	3.4	$5,171,189	1.61x	4.823%	110.4	65.7%	49.6%
12.0 - 12.9	12	93,944,402	7.6	$7,828,700	1.68x	4.765%	102.8	67.5%	56.1%
13.0 - 13.9	7	127,462,447	10.3	$18,208,921	2.01x	4.373%	105.5	57.6%	44.8%
14.0 - 14.9	1	5,250,000	0.4	$5,250,000	2.23x	4.700%	119.0	58.3%	53.6%
15.0 - 25.1	8	241,004,595	19.6	$30,125,574	3.16x	4.234%	117.1	42.0%	36.9%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	7.8%
	Max	25.1%
	Average	11.5%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.6 - 7.9	2	$51,850,000	4.2%	$25,925,000	1.23x	4.709%	119.0	69.7%	63.5%
8.0 - 8.9	15	188,126,614	15.3	$12,541,774	1.49x	4.650%	118.4	69.1%	63.3%
9.0 - 9.9	25	381,177,855	30.9	$15,247,114	1.62x	4.643%	116.1	67.4%	57.4%
10.0 - 10.9	15	187,603,557	15.2	$12,506,904	1.66x	4.508%	111.3	65.5%	52.8%
11.0 - 11.9	13	64,547,925	5.2	$4,965,225	1.75x	4.787%	95.3	63.2%	51.3%
12.0 - 12.9	4	112,506,450	9.1	$28,126,613	2.04x	4.308%	106.9	56.2%	43.3%
13.0 - 13.9	5	65,771,564	5.3	$13,154,313	2.09x	4.713%	116.7	65.6%	54.4%
14.0 - 14.9	1	30,965,304	2.5	$30,965,304	2.31x	4.777%	119.0	61.9%	46.3%
15.0 - 22.1	3	149,517,727	12.1	$49,839,242	3.78x	3.927%	117.0	28.1%	27.8%
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%	$14,844,181	1.94x	4.524%	114.1	61.2%	52.2%

	Min	7.6%
	Max	22.1%
	Average	10.7%

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	25	$583,512,200	47.4%
Springing	44	472,146,686	38.3
Soft	6	128,906,508	10.5
Soft Springing	5	34,255,407	2.8
None	3	13,246,194	1.1
Total/Avg./Wtd.Avg.	83	$1,232,066,996	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	79	$1,089,547,712	88.4%
Replacement Reserves(1)	77	$882,327,356	71.6%
Insurance	61	$613,749,937	49.8%
TI/LC(2)	32	$436,165,879	60.8%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial and mixed use properties only.

Distribution of Property Types

							Weighted
					Weighted	Weighted	Average
					Average Debt	Average	Remaining	Weighted	Weighted
	Number of				Service	Mortgage	Terms to	Average	Average
	Mortgaged	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Maturity	Cut-off	Maturity
Property Type / Detail	Properties	Balance(1)	Balance	Date Balance	Ratio(2)	Rate(2)	(Mos)(2)	Date LTV(2)	Date LTV(2)
Retail	34	$404,448,088	32.8%	$11,895,532	1.57x	4.551%	116.4	67.7%	55.5%
Anchored	18	223,488,953	18.1	$12,416,053	1.57x	4.630%	115.9	69.2%	58.6%
Super Regional Mall	1	70,000,000	5.7	$70,000,000	1.71x	4.177%	119.0	60.3%	46.4%
Power Center/Big Box	1	39,930,994	3.2	$39,930,994	1.37x	4.359%	119.0	73.3%	53.6%
Single Tenant Retail	4	27,339,497	2.2	$6,834,874	1.55x	4.743%	118.2	61.3%	50.1%
Shadow Anchored	5	23,924,235	1.9	$4,784,847	1.43x	4.768%	118.8	74.0%	64.4%
Unanchored	5	19,764,410	1.6	$3,952,882	1.64x	4.854%	101.4	67.2%	53.9%
Hospitality	11	$210,532,839	17.1%	$19,139,349	1.99x	4.561%	111.5	62.3%	48.3%
Full Service	4	100,720,356	8.2	$25,180,089	1.87x	4.583%	112.0	65.0%	51.0%
Limited Service	6	55,812,483	4.5	$9,302,080	2.15x	4.771%	103.4	65.0%	50.7%
Select Service	1	54,000,000	4.4	$54,000,000	2.07x	4.301%	119.0	54.4%	40.8%
Multifamily	19	$168,967,000	13.7%	$8,893,000	1.46x	4.649%	103.9	67.9%	60.1%
Garden	16	136,420,879	11.1	$8,526,305	1.49x	4.635%	100.4	67.5%	59.7%
High Rise	1	18,850,000	1.5	$18,850,000	1.22x	4.750%	119.0	67.9%	62.4%
Student Housing	2	13,696,121	1.1	$6,848,061	1.46x	4.649%	119.0	72.2%	61.1%
Mixed Use	3	$155,412,028	12.6%	$51,804,009	3.59x	3.945%	119.0	31.6%	30.8%
Office/Retail	3	155,412,028	12.6	$51,804,009	3.59x	3.945%	119.0	31.6%	30.8%
Office	10	$139,512,500	11.3%	$13,951,250	2.02x	4.660%	117.6	62.0%	57.1%
CBD	8	130,312,500	10.6	$16,289,063	2.06x	4.653%	117.5	60.8%	56.7%
General Suburban	1	5,000,000	0.4	$5,000,000	1.47x	4.589%	119.0	83.4%	63.4%
Medical	1	4,200,000	0.3	$4,200,000	1.43x	4.965%	119.0	74.3%	62.7%
Senior Housing	2	$77,285,566	6.3%	$38,642,783	1.76x	4.551%	119.0	61.5%	59.3%
Independent Living	2	77,285,566	6.3	$38,642,783	1.76x	4.551%	119.0	61.5%	59.3%
Self Storage	14	$47,523,211	3.9%	$3,394,515	1.51x	4.920%	105.9	70.3%	58.4%
Industrial	2	$16,283,923	1.3%	$8,141,961	1.38x	4.695%	119.0	70.2%	56.4%
Warehouse	1	11,483,923	0.9	$11,483,923	1.24x	4.730%	119.0	73.1%	56.7%
Flex	1	4,800,000	0.4	$4,800,000	1.71x	4.610%	119.0	63.4%	55.6%
Manufactured Housing	3	$10,414,342	0.8%	$3,471,447	1.77x	5.165%	119.0	49.8%	38.7%
Parking	1	$1,687,500	0.1%	$1,687,500	2.07x	4.783%	119.0	66.7%	60.0%
Garage	1	1,687,500	0.1	$1,687,500	2.07x	4.783%	119.0	66.7%	60.0%
Total / Wtd Avg	99	$1,232,066,996	100.0%	$12,445,121	1.94x	4.524%	114.1	61.2%	52.2%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

							Weighted
					Weighted	Weighted	Average
					Average Debt	Average	Remaining	Weighted	Weighted
	Number of				Service	Mortgage	Terms to	Average	Average
	Mortgaged	Cut-off Date	% of Initial Pool	Average Cut-off	Coverage	Interest	Maturity	Cut-off	Maturity
Property Location	Properties	Balance(1)	Balance	Date Balance	Ratio(2)	Rate(2)	(Mos)(2)	Date LTV(2)	Date LTV(2)
New York	7	$274,751,217	22.3%	$39,250,174	2.91x	4.132%	119.0	42.9%	35.6%
California	6	177,353,589	14.4	$29,558,931	1.70x	4.388%	114.9	61.7%	54.1%
Texas	19	140,005,960	11.4	$7,368,735	1.51x	4.631%	96.6	67.9%	59.2%
Washington	8	102,594,070	8.3	$12,824,259	2.05x	4.630%	117.1	58.0%	54.3%
Maryland	3	74,116,928	6.0	$24,705,643	1.53x	4.464%	118.9	64.1%	50.0%
Tennessee	4	73,210,843	5.9	$18,302,711	1.91x	4.827%	117.6	68.7%	54.8%
Florida	6	66,043,257	5.4	$11,007,209	1.78x	4.722%	118.8	69.4%	61.9%
North Carolina	3	50,323,394	4.1	$16,774,465	1.40x	4.503%	119.0	73.9%	54.3%
Virginia	6	42,283,607	3.4	$7,047,268	1.38x	4.859%	118.4	72.4%	61.8%
Louisiana	3	36,040,192	2.9	$12,013,397	1.67x	4.680%	108.5	71.2%	60.6%
Indiana	4	31,750,000	2.6	$7,937,500	1.45x	4.840%	119.0	74.9%	67.5%
Georgia	3	25,677,547	2.1	$8,559,182	1.53x	4.724%	118.8	64.4%	58.4%
West Virginia	2	13,646,194	1.1	$6,823,097	1.49x	4.653%	119.0	72.8%	61.6%
Pennsylvania	1	13,285,566	1.1	$13,285,566	1.51x	4.910%	119.0	69.9%	57.3%
Alabama	3	12,742,727	1.0	$4,247,576	2.22x	4.947%	95.1	56.0%	48.6%
District of Columbia	1	11,625,000	0.9	$11,625,000	1.29x	4.660%	119.0	72.7%	66.7%
North Dakota	1	11,150,000	0.9	$11,150,000	1.41x	4.700%	119.0	75.5%	69.6%
Nevada	2	8,780,296	0.7	$4,390,148	1.74x	5.044%	118.3	61.6%	50.7%
Michigan	2	8,584,133	0.7	$4,292,066	1.78x	4.852%	118.6	71.6%	58.7%
Illinois	1	6,400,000	0.5	$6,400,000	1.31x	4.860%	119.0	73.6%	64.9%
Wisconsin	2	6,193,202	0.5	$3,096,601	1.71x	4.867%	59.0	70.6%	65.1%
South Carolina	1	6,117,402	0.5	$6,117,402	1.98x	4.320%	59.0	65.1%	59.5%
Arizona	1	5,700,000	0.5	$5,700,000	1.43x	4.650%	119.0	72.7%	63.9%
New Jersey	1	5,693,698	0.5	$5,693,698	1.74x	4.830%	59.0	61.9%	45.6%
Connecticut	2	5,687,199	0.5	$2,843,599	1.53x	5.050%	118.0	71.1%	58.7%
Ohio	1	4,800,000	0.4	$4,800,000	1.71x	4.610%	119.0	63.4%	55.6%
Mississippi	1	4,003,786	0.3	$4,003,786	1.37x	5.210%	118.0	74.8%	58.3%
New Hampshire	1	3,496,121	0.3	$3,496,121	1.70x	4.820%	119.0	68.6%	56.1%
Colorado	1	3,296,172	0.3	$3,296,172	1.59x	4.620%	119.0	72.4%	57.1%
Idaho	1	2,525,009	0.2	$2,525,009	1.63x	5.315%	119.0	62.2%	51.7%
Utah	1	2,194,743	0.2	$2,194,743	1.55x	4.750%	118.0	70.8%	57.9%
Kentucky	1	1,995,145	0.2	$1,995,145	1.25x	5.560%	118.0	74.7%	60.2%
Total	99	$1,232,066,996	100.0%	$12,445,121	1.94x	4.524%	114.1	61.2%	52.2%
(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2
	388 Greenwich Street, 19th Floor
	New York City, NY 10013	Distribution Summary (Factors)	3

		Interest Distribution Detail	4
Master Servicer	Midland Loan Services
	(a Division of PNC Bank, National Association)	Principal Distribution Detail	5
	10851 Mastin Street, Suite 700
	Overland Park, KS 66210	Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor	Trimont Real Estate Advisors, Inc.
	3424 Peachtree Road NE	Mortgage Loan Detail	11
	Suite 2200
	Atlanta, Georgia 30326	NOI Detail	12

		Delinquency Loan Detail	13
Trustee / Custodian	Deutsche Bank Trust Company Americas
	1761 East St. Andrew Place	Appraisal Reduction Detail	15
	Santa Ana, CA 92705
		Loan Modification Detail	17

Special Servicer	Rialto Capital Advisors, LLC	Specially Serviced Loan Detail	19
	790 NW 107th Ave
	4th Floor	Unscheduled Principal Detail	21
	Miami, FL 33172
		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	Page 1 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at www.sf.citidirect.com	Page 2 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

PER $1,000 OF ORIGINAL BALANCE

Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at www.sf.citidirect.com	Page 3 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Interest Distribution Detail

DISTRIBUTION IN DOLLARS

	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals	0.00				0.96	0.00	0.00	0.00	0.96	0.00	0.96	0.00

Notional Classes

Totals	0.00				0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Reports Available at www.sf.citidirect.com	Page 4 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Principal Distribution Detail

DISTRIBUTION IN DOLLARS

Class (1)	Original Balance (2)	Prior Principal Balance (3)	Scheduled Principal Distribution (4)	Unscheduled Principal Distribution (5)	Accreted Principal (6)	Current Realized Loss (7)	Current Principal Recoveries (8)	Current Principal Balance (9)=(3)-(4)-(5)+(6)-(7)+(8)	Cumulative Realized Loss (10)	Original Class (%) (11)	Current Class (%) (12)	Original Credit Support (13)	Current Credit Support (14)

Reports Available at www.sf.citidirect.com	Page 5 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at www.sf.citidirect.com	Page 6 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

Reports Available at www.sf.citidirect.com	Page 7 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 8 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 9 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at www.sf.citidirect.com	Page 10 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 11 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

NOI Detail

					Ending	Most	Most	Most Recent	Most Recent
Loan					Scheduled	Recent	Recent	NOI	NOI
Number	OMCR	Property Type	City	State	Balance	Fiscal NOI	NOI	Start Date	End Date

Totals

Reports Available at www.sf.citidirect.com	Page 12 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals
Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 13 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	Page 14 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	Page 15 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	Page 16 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 17 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals
Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	Page 18 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Specially Serviced Loan Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals
Workout Strategy (1)
1.	Modification	7.	REO	13.	Other or TBD
2.	Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 19 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Specially Serviced Loan Detail

			Spec.	Workout	Spec.			Property				Net	Net
Distribution	Loan		Serviced	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note	Operating	Operating	DSC	DSC	Maturity
Date	Number	OMCR	Transfer Date	(1)	Loan to MS	Balance	Balance	(2)	State	Rate	Date	Income	Income Date	Ratio	Date	Date	WART
There is no historical Specially Serviced Loan activity.

Totals
Workout Strategy (1)
1. Modification	7.	REO	13.	Other or TBD
2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer
3. Bankruptcy	9.	Pending Return to Master Servicer
4. Extension	10.	Deed In Lieu of Foreclosure
5. Note Sale	11.	Full Payoff
6. DPO	12.	Reps and Warranties

Reports Available at www.sf.citidirect.com	Page 20 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals
Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7.	Not Used
2. Payoff Prior To Maturity	8.	Payoff With Penalty
3. Disposition / Liquidation	9.	Payoff With Yield Maintenance
4. Repurchase / Substitution	10.	Curtailment With Penalty
5. Full Payoff At Maturity	11.	Curtailment With Yield
6. DPO		Maintenance

Reports Available at www.sf.citidirect.com	Page 21 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

Totals
Liquidation / Prepayment Code (1)
1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

Reports Available at www.sf.citidirect.com	Page 22 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at www.sf.citidirect.com	Page 23 of 24	© Copyright 2014 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2014-GC23
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2014-GC23

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at www.sf.citidirect.com	Page 24 of 24	© Copyright 2014 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any related Outside Servicing Agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

E-1-1

Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holders of the related Companion Loan pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted

E-1-2

Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanic’s and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the

E-1-3

Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)
No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Sponsor to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

E-1-4

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Sponsor.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments. To Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that

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do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Sponsor.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and

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land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan

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Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination).

No Mortgage Loan that is secured by more than one (1) Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan

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Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or, on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee

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has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except where default interest is imposed.

(34)
Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Sponsor, its successors and assigns, Sponsor represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such

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Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation

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and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was

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performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)
Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)
Advance of Funds by the Sponsor. After origination, no advance of funds has been made by Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Centre Properties Portfolio (No.11)	The Mortgaged Property is subject to a recorded easement for a gas utility line underneath a portion of the improvements located at the individual Mortgaged Property identified as Greendale.

(16) Insurance	28-40 West 23rd Street (No. 1)
The Loan Documents provide that, upon satisfaction of certain conditions, proceeds in respect of a property loss below $7.5MM are to be disbursed by the Mortgagee to the Mortgagor upon receipt. In such cases, the property loss may exceed five percent (5%) of the then-outstanding principal amount of the loan, and the Mortgagee does not maintain the right to hold and disburse such proceeds as the repair or restoration progresses.

(24) Local Law Compliance	28-40 West 23rd Street (No. 1)
The certificate of occupancy for a portion of the Mortgaged Property occupied by the second largest tenant, Home Depot, incorrectly classifies the current use of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgagor covenanted in the Mortgage Loan documents to use good faith, commercially reasonable efforts to obtain an updated certificate of occupancy reflecting the proper use classification. Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

(24) Local Law Compliance	317 Glenmore Avenue (No. 30)
The certificate of occupancy for the related Mortgaged Property currently incorrectly classifies the current use of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgage Loan documents require that the related Mortgagor obtain an updated certificate of occupancy reflecting the proper use classification within twelve (12) months of the origination of the Mortgage Loan (subject to extension if Mortgagor is diligently pursuing the same). Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

(24) Local Law Compliance	Long Meadow Shopping Center (No.36)
As of the origination date of the Mortgage Loan, the Mortgaged Property is subject to two open violations of record relating to (i) the installation of enclosures around the trash dumpsters, and (ii) repairs to display windows relating to the portion of the Mortgaged Property formerly occupied by Sears. The Mortgagor is required under the Mortgage Loan Documents to close out the violations (i) related to the installation of enclosures around the trash dumpsters by August 30, 2014, and (ii) related to the display windows relating to the portion of the Mortgaged Property formerly occupied by Sears by September 11, 2014. Additionally, the Mortgaged Property is subject to several open building permits that the related Mortgagor is required to use its best efforts to close and/or remove of record within 180 days of origination and to pay any and all fees, fines or penalties associated with such open permits.

(25) Licenses and Permits	28-40 West 23rd Street (No. 1)
The certificate of occupancy for a portion of the Mortgaged Property occupied by the second largest tenant, Home Depot, incorrectly classifies the current use of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgagor covenanted in the Mortgage Loan documents to use good faith, commercially reasonable efforts to obtain an updated certificate of

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occupancy reflecting the proper use classification. Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

(25) Licenses and Permits	317 Glenmore Avenue (No. 30)
The certificate of occupancy for the related Mortgaged Property currently incorrectly classifies the current use of the Mortgaged Property. The current use of the Mortgaged Property is a permitted use under the zoning code, and the Mortgage Loan documents require that the related Mortgagor obtain an updated certificate of occupancy reflecting the proper use classification within twelve (12) months of the origination of the Mortgage Loan (subject to extension if Mortgagor is diligently pursuing the same). Additionally, the Mortgaged Property is subject to several outstanding NYC Department of Building violations and other municipal violations.

(25) Licenses and Permits	Long Meadow Shopping Center (No. 36)
As of the origination date of the Mortgage Loan, the Mortgaged Property is subject to two open violations of record relating to (i) the installation of enclosures around the trash dumpsters, and (ii) repairs to display windows relating to the portion of the Mortgaged Property formerly occupied by Sears. The Mortgagor is required under the Mortgage Loan Documents to close out the violations (i) related to the installation of enclosures around the trash dumpsters by August 30, 2014, and (ii) related to the display windows relating to the portion of the Mortgaged Property formerly occupied by Sears by September 11, 2014. Additionally, the Mortgaged Property is subject to several open building permits that the related Mortgagor is required to use its best efforts to close and/or remove of record within 180 days of origination and to pay any and all fees, fines or penalties associated with such open permits.

(26) Recourse Obligations	28-40 West 23rd Street (No. 1)	The Loan Documents do not provide for the Mortgage Loan to become recourse to a guarantor other than the Mortgagor.

(26) Recourse Obligations	River Marketplace (No. 13)
The Loan Documents do not provide for the Mortgage Loan to become recourse to the Mortgagor and guarantor for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents if (i) the Mortgagor had no knowledge of such violation, (ii) such violation was inadvertent, (iii) such violation is susceptible of cure, and (iv) within ten days of the earlier of (1) notice of such violation from the lender, or (2) the date the Mortgagor becomes aware of such violation, Mortgagor cures such violation and provides the lender with written evidence of such cure and a new non-consolidation opinion.

(26) Recourse Obligations	Drayton Tower Apartments (No. 15)
The Loan Documents do not provide for the Mortgage Loan to become recourse to the Mortgagor and guarantor for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents if (i) the prohibited transfer was administrative in nature, inadvertent immaterial and, by its nature, non-recurring and (ii) such violation is susceptible of cure and Mortgagor promptly cures such breach within ten (10) business days of notice from Mortgagee.

(31) Single-Purpose Entity	Stonebridge Crossing (No. 45)	The Mortgagor previously owned an outparcel to the Mortgaged Property which the Mortgagor conveyed to a third party in 2002.

(39) Organization of Mortgagor	Long Meadow Shopping Center (No. 36)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Lake Shore Plaza, which Mortgage Loan is being sold to the Trust by Rialto Mortgage Finance, LLC.

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Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include loan-to-value ratio, debt service coverage ratio and debt yield criteria, Rating Agency Confirmation and a co-lender agreement acceptable to the lender.

(6) Permitted Liens; Title Insurance	Selig Portfolio (No. 2)
Amazon, the single tenant at the 635 Elliott Mortgaged Property, upon notice from the landlord of such landlord’s receipt of a bona fide offer to purchase or lease the Mortgaged Property, has the option to purchase the Mortgaged Property upon the same terms and conditions as the third-party offer, upon written notice to the landlord within 15 days of receiving notice of such offer from the landlord. The tenant’s right of first refusal does not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

(7) Junior Liens	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include loan-to-value ratio, debt service coverage ratio and debt yield criteria, Rating Agency Confirmation and a co-lender agreement acceptable to the lender.

(10) Condition of Property	Palm Island Apartments (No. 5)
The engineering report or property condition assessment prepared in connection with the origination of the related Mortgage Loan was obtained on June 17, 2013, more than 13 months prior to the Cut-Off Date.

(13) Actions Concerning Mortgage Loan	Sedona Pointe (No. 18) Gallery At Champions (No. 19) Woodside Village (No. 27) Roundhill Townhomes (No. 38) Brisas Del Mar (No. 42)
Mervyn S. Simpson, one of the three related guarantors of each Mortgage Loan, and his former employer, an accounting firm, are defendants in a civil litigation in Canada relating to a tax return filed by the plaintiff. The plaintiff is seeking recovery for damages, including $500,000 in punitive damages.

(13) Actions Concerning Mortgage Loan	Gallery At Champions (No. 19)
The Mortgagor is subject to litigation involving 2 wrongful death claims for minors that were shot and killed on February 12, 2012 by unknown assailants. The borrower’s insurance company declined coverage based on exclusions in the policy. The case was dismissed with prejudice on June 6, 2014, and the plaintiff has filed a motion to extend the deadline to file an appeal.

(16) Insurance	Selig Portfolio (No. 2) NorthCross Shopping Center (No. 7) Homewood Suites Nashville Vanderbilt (No. 12)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best).

(16) Insurance	Hyatt NYC Portfolio (No. 3)
Other than as set forth in the paragraph below, all policies are required to be issued by one or more insurers having a claims-paying ability of at least “A” by S&P (or “Api” with respect to FM Global companies) and “A3” by Moody’s (if Moody’s rates such insurer and is rating the Certificates), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (if Moody’s rates such insurer and is rating the Certificates).

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Instead of specifically covering a period of 18 months, business interruption insurance covers up until the date the Mortgaged Property is repaired or replaced and operations are resumed (regardless of the length of time).

(16) Insurance	Chula Vista Center (No. 4)
Other than as set forth in the paragraph below, all policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best).

(16) Insurance	Palm Island Apartments (No. 5)
All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (if Moody’s rates such insurer and is rating the Certificates), and all such insurers shall have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (if Moody’s rates such insurer and is rating the Certificates).

(16) Insurance	Joppa-Perring Retail Center (No. 34)
The borrower may utilize LIG Insurance Company for the property and commercial general liability insurance policies, provided the rating of such insurer is not withdrawn or downgraded below “BBB+” by S&P and “A- XII” by AM Best.

(17) Access; Utilities; Separate Tax Lots	Selig Portfolio (No. 2)
The Mortgaged Properties identified as 635 Elliott and 645 Elliott share the same tax lot; however, a release of either of these Mortgaged Properties is conditioned on the creation of separate tax lots.

(26) Recourse Obligations	Joppa-Perring Retail Center (No. 34)
There is no recourse against the guarantor for breaches of environmental covenants. The Mortgagor has provided a paid in full environmental insurance policy at origination. It is an event of default under the Mortgage Loan documents if the policy is not maintained by Mortgagor.

(30) Due on Sale or Encumbrance	Selig Portfolio (No. 2)
The Mortgagor is permitted to obtain pari passu debt, subject to the conditions set forth in the loan agreement, which include loan-to-value ratio, debt service coverage ratio and debt yield criteria, Rating Agency Confirmation and a co-lender agreement acceptable to the lender.

(31) Single-Purpose Entity	Homewood Suites Nashville Vanderbilt (No. 12)	The Mortgagor was not required to deliver a non-consolidation opinion in conjunction with the origination of the Mortgage Loan.

(31) Single-Purpose Entity	Joppa-Perring Retail Center (No. 34)
The Mortgagor is permitted to commingle its assets with those of other persons as long as it would not be costly or difficult to segregate, ascertain or identify the Mortgagor’s individual assets from those of any other person.

In addition, the Mortgagor previously owned a parcel adjacent to the Mortgaged Property.

(31) Single-Purpose Entity	Azalea Hill Apartments (No. 59)	The Mortgagor previously owned real property and related improvements in Pass Christian, Mississippi.

(39) Organization of Mortgagor	Sedona Pointe (No. 18) Gallery At Champions (No. 19) Woodside Village (No. 27)	The Mortgagors under each of these Mortgage Loans are affiliates.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

Roundhill Townhomes (No. 38) Brisas Del Mar (No. 42)

(40) Environmental Conditions	Palm Island Apartments (No. 5)	A Phase I environmental site assessment was conducted on June 17, 2013, more than 12 months prior to the related origination date.

(43) Cross-Collateralization	Sedona Pointe (No. 18) Gallery At Champions (No. 19)	The Mortgage Loans are cross-defaulted and cross-collateralized with each other.

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Rialto Mortgage Finance, LLC

Representation Number on Annex E-2	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(2) Loan Document Status	Doubletree Rochester (No. 16)
In connection with prior loans, the mortgage was previously assigned and amended in a manner which raises questions as to whether liability for mortgage tax has been incurred. In connection with the Mortgage Loan (which was also taken by assignment), the title insurer provided title insurance against loss or damage which may be sustained by reason that all mortgage recording taxes required to be paid on the Mortgage have not been paid.

(5) Lien; Valid Assignment	Doubletree Rochester (No. 16)
In connection with prior loans, the mortgage was previously assigned and amended in a manner which raises questions as to whether liability for mortgage tax has been incurred. In connection with the Mortgage Loan (which was also taken by assignment), the title insurer provided title insurance against loss or damage which may be sustained by reason that all mortgage recording taxes required to be paid on the Mortgage have not been paid.

(13) Actions Concerning Mortgage Loan	Westgate Commons(No. 21) Office Max (No. 22)
Guarantors, Thomas C. Lund and T. Chadwick Lund, are subject to a suit by Frederick Ensley and others alleging tortious civil conspiracy. The suit relates to the sale of the Inn at Pelican Bay by IPB Development, LLC to IPB Hotel, LLC in 2011 – filed 5/2012. The Lunds’ litigation counsel provided a status update, which stated that (i) the suit has not been settled, (ii) the trial (originally scheduled for April, 2014) has been continued, and (iii) the estimated amount in issue is between $200,000 and $560,000.

(16) Insurance	Various
The insurance policies will be issued by insurance companies having a claims paying ability rating of “AX” or better by AM Best. “A” or better by S&P, if S&P is rating the securities, (ii) “A” or better by Fitch, if Fitch is rating the securities, and (iii) “A2” or better by Moody’s, if Moody’s is rating the securities (each a “Qualified Carrier”), provided, however, that if the borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and eighty percent (80%) of the first layer of such insurance coverage shall be provided by a Qualified Carrier and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a rating of “BBB” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the securities and rates the insurance companies).

(31) Single-Purpose Entity	Dennison Road (No. 68)
The borrower, formed in April 2013, took take title to the Mortgaged Property and the adjacent property which contains a single family home. The adjacent property was transferred to an affiliate of the borrower prior to the closing of the Mortgage Loan. The Mortgage Loan is recourse to the borrower and the guarantor for any loss incurred by lender related to the temporary ownership of the adjacent property.

(34) Ground Leases	Wells Fargo Center (No. 9)
(e) The Ground Lease requires that any assignee of a leasehold mortgage satisfy the definition of “institutional investor” set forth in the Ground Lease. The Ground Lease expressly permits the Mortgage Loan and any transfers to the Trust.

(k) Insurance proceeds or awards in excess of amounts used for restoration are able to be applied to debt so long as no default then exists in the payment of ground rent due to ground lessor.

(39) Organization of Mortgagor	Lake Shore Plaza (No. 25)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Long Meadow Shopping Center, which Mortgage Loan is being sold to the Trust by Citigroup Global Markets Realty Corp.

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Representation Number on Annex E-2	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Williamsburg Self-Storage (No. 53) Climatrol Self-Storage (No. 54) AAAA Self-Storage (No. 58) Ridgefield Self-Storage (No. 72) Easy Does It Self-Storage (No. 75)
The borrower under each of the Mortgage Loans is affiliated. In addition, Williamsburg Self-Storage (No. 53) and Climatrol Self-Storage (No. 54) are cross-collateralized and cross-defaulted with each other.

(43) Cross-Collateralization	Westgate Commons (No. 21) Office Max (No. 22)	The Mortgage Loans are cross-defaulted and cross-collateralized with each other.

(43) Cross-Collateralization	Williamsburg Self-Storage (No. 53) Climatrol Self-Storage (No. 54)	The Mortgage Loans are cross-defaulted and cross-collateralized with each other.

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MC-Five Mile Commercial Mortgage Finance LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	Sausalito Apartments (No. 64)
As of the date of origination, the guarantor was the subject of (i) two (2) federal tax liens, filed on June 1, 2012, and July 24, 2012, in the amounts of $1,843,300.80 and $1,386,541.01, and (ii) three pending lawsuits, (A) the first of which is subject to a settlement agreement with ongoing obligations, (B) the second of which is ongoing, relates to guarantor, and is in connection with property other than the collateral, and (C) the third of which relates to the guarantor, is in connection with property other than the collateral, and for which the Seller has received evidence of settlement although the suit remains active per court records.

(16) Insurance	Ashbridge Manor Senior Housing (No. 24)
Kinsale Insurance Company, the primary commercial general liability coverage carrier, is permitted under the Loan Documents so long as they maintain their current AM Best Rating of A-VII and such rating is not downgraded or withdrawn. In the event of a downgrade or withdrawal, the Mortgagor is required to replace the downgraded or withdrawn carrier with a carrier that meets the standard requirements.

(16) Insurance	Maple Grove Shopping Center (No. 67)
In the event of a loss, insurance proceeds relating to the improvements and building on the Mortgaged Property are distributed directly to Seller in accordance with related Mortgage Loan Documents. However, any distribution of insurance proceeds with respect to the common elements for the condominium Mortgaged Property must go to the condominium association, as trustee on behalf of the condominium, in accordance with applicable law.

(16) Insurance	Country Terrace MHC (No. 79)
Eleven of the 105 pad-sites are located within flood zone A. As the homes are not considered permanent structures, they are not insurable for the peril of flood under the National Flood Insurance Program. The related Loan Documents provide for recourse to the extent of losses arising from the absence of flood coverage under business interruption or rental loss insurance, had the 11 pad-sides been able to be included in such coverage.

(25) Licenses and Permits	Hilton Knoxville (No. 8)
Pursuant to the post-closing letter entered into in connection with the origination of the Mortgage Loan, the related Mortgagor is required to renew the pool, hotel, and food service permits and its business license no later than December 26, 2014.

(26) Recourse Obligations	Hilton Knoxville (No. 8)
The Loan Documents do not provide for full recourse to the Mortgagor and guarantor if a voluntary transfer consists of a judgment lien on the Mortgaged Property or any interest therein in favor of an unpaid creditor of the Mortgagor. However, the Loan Documents do provide for recourse for losses regarding an involuntary transfer consisting of a judgment lien incurred in violation of an express covenant in the Loan Documents (excluding any prohibitions on incurring indebtedness pursuant to the SPE covenants) that limits the amount of trade debt that the Mortgagor is permitted to incur or that mandates payment of Mortgagor’s trade debt to a specified period.

(31) Single-Purpose Entity	Country Terrace MHC (No. 79)
The Mortgagor has unsecured indebtedness in the outstanding principal amount of $200,376.48 payable to the State of Nevada in connection with a project to connect the water system at the Mortgaged Property to the public water system. Pursuant to the related Loan Documents, the Mortgagor covenants to timely pay such indebtedness and a separate reserve was created for such payment pursuant to the Loan Documents. Any breach or failure of Mortgagor relating to this unsecured indebtedness is a recourse event to the extent of any losses under the Loan Documents.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Desert View MHC (No. 48), Evergreen MHC (No. 76) and Country Terrace MHC (No. 79)	The Mortgage Loans have the same sponsors.

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Redwood Commercial Mortgage Corporation

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(17) Access; Utilities; Separate Tax Lots	Jones Place Townhomes (No. 31)
In connection with the construction of the Mortgaged Property, the Mortgagor constructed an internal roadway for purposes of granting access to one of the buildings at the Mortgaged Property from a public road, which roadway was not submitted for permit review prior to construction. The Mortgagor has represented that necessary documentation has been submitted for review by the applicable governmental authorities and has covenanted in the related Loan Documents to obtain all required governmental approvals necessary for the continued use of such roadway, which approvals are also necessary for the issuance of a permanent certificate of occupancy for the Mortgaged Property. Recourse liability to the Mortgagor and guarantor is triggered for any losses incurred as a result of the failure to obtain the permanent certificate of occupancy.

(24) Local Law Compliance	Jones Place Townhomes (No. 31)
The Mortgaged Property consists of three phases of a four-phase construction project and is currently being operated pursuant to a temporary certificate of occupancy. The applicable governmental authority has conditioned the issuance of a permanent certificate of occupancy on the satisfaction of certain conditions, including, among other things, road repair in the area of the Mortgaged Property, completing certain slope grading work and obtaining certain required permits. The Mortgagor has covenanted in the related Loan Documents to satisfy the required conditions and to obtain a permanent certificate of occupancy. The Mortgagor estimated the costs of satisfying such conditions to be approximately $7,500, which amount was reserved at the origination of the Mortgage Loan. In addition, recourse liability to the Mortgagor and guarantor is triggered for any losses incurred as a result of the failure to obtain said permanent certificate of occupancy.

(25) Licenses and Permits	Jones Place Townhomes (No. 31)
The Mortgaged Property consists of three phases of a four-phase construction project and is currently being operated pursuant to a temporary certificate of occupancy. The applicable governmental authority has conditioned the issuance of a permanent certificate of occupancy on the satisfaction of certain conditions, including, among other things, road repair in the area of the Mortgaged Property, completing certain slope grading work and obtaining certain required permits. The Mortgagor has covenanted in the related Loan Documents to satisfy the required conditions and to obtain a permanent certificate of occupancy. The Mortgagor estimated the costs of satisfying such conditions to be approximately $7,500, which amount was reserved at the origination of the Mortgage Loan. In addition, recourse liability to the Mortgagor and guarantor is triggered for any losses incurred as a result of the failure to obtain said permanent certificate of occupancy.

E-2-10

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
9/10/2014	$81,766,000.00	9/10/2019	$79,385,078.19
10/10/2014	$81,766,000.00	10/10/2019	$78,085,852.92
11/10/2014	$81,766,000.00	11/10/2019	$76,883,540.53
12/10/2014	$81,766,000.00	12/10/2019	$75,574,676.75
1/10/2015	$81,766,000.00	1/10/2020	$74,362,366.04
2/10/2015	$81,766,000.00	2/10/2020	$73,145,229.55
3/10/2015	$81,766,000.00	3/10/2020	$71,720,677.04
4/10/2015	$81,766,000.00	4/10/2020	$70,493,019.72
5/10/2015	$81,766,000.00	5/10/2020	$69,159,530.52
6/10/2015	$81,766,000.00	6/10/2020	$67,921,675.08
7/10/2015	$81,766,000.00	7/10/2020	$66,578,277.28
8/10/2015	$81,766,000.00	8/10/2020	$65,330,143.34
9/10/2015	$81,766,000.00	9/10/2020	$64,077,040.39
10/10/2015	$81,766,000.00	10/10/2020	$62,718,827.94
11/10/2015	$81,766,000.00	11/10/2020	$61,455,326.29
12/10/2015	$81,766,000.00	12/10/2020	$60,087,010.34
1/10/2016	$81,766,000.00	1/10/2021	$58,813,028.02
2/10/2016	$81,766,000.00	2/10/2021	$57,533,973.34
3/10/2016	$81,766,000.00	3/10/2021	$55,951,985.63
4/10/2016	$81,766,000.00	4/10/2021	$54,661,532.37
5/10/2016	$81,766,000.00	5/10/2021	$53,267,029.91
6/10/2016	$81,766,000.00	6/10/2021	$51,965,883.46
7/10/2016	$81,766,000.00	7/10/2021	$47,849,538.00
8/10/2016	$81,766,000.00	8/10/2021	$46,541,734.36
9/10/2016	$81,766,000.00	9/10/2021	$45,228,722.98
10/10/2016	$81,766,000.00	10/10/2021	$43,812,782.79
11/10/2016	$81,766,000.00	11/10/2021	$42,488,902.03
12/10/2016	$81,766,000.00	12/10/2021	$41,062,401.02
1/10/2017	$81,766,000.00	1/10/2022	$39,727,565.17
2/10/2017	$81,766,000.00	2/10/2022	$38,387,413.47
3/10/2017	$81,766,000.00	3/10/2022	$36,751,460.94
4/10/2017	$81,766,000.00	4/10/2022	$35,399,450.21
5/10/2017	$81,766,000.00	5/10/2022	$33,945,617.76
6/10/2017	$81,766,000.00	6/10/2022	$32,582,430.10
7/10/2017	$81,766,000.00	7/10/2022	$31,117,738.00
8/10/2017	$81,766,000.00	8/10/2022	$29,743,285.26
9/10/2017	$81,766,000.00	9/10/2022	$28,363,358.19
10/10/2017	$81,766,000.00	10/10/2022	$26,882,401.87
11/10/2017	$81,766,000.00	11/10/2022	$25,491,077.71
12/10/2017	$81,766,000.00	12/10/2022	$23,999,047.83
1/10/2018	$81,766,000.00	1/10/2023	$22,596,236.69
2/10/2018	$81,766,000.00	2/10/2023	$21,187,837.79
3/10/2018	$81,766,000.00	3/10/2023	$19,489,996.04
4/10/2018	$81,766,000.00	4/10/2023	$18,069,217.54
5/10/2018	$81,766,000.00	5/10/2023	$16,548,569.41
6/10/2018	$81,766,000.00	6/10/2023	$15,116,071.59
7/10/2018	$81,766,000.00	7/10/2023	$13,584,036.82
8/10/2018	$81,766,000.00	8/10/2023	$12,139,727.24
9/10/2018	$81,766,000.00	9/10/2023	$10,689,663.87
10/10/2018	$81,766,000.00	10/10/2023	$9,140,562.17
11/10/2018	$81,766,000.00	11/10/2023	$7,678,548.49
12/10/2018	$81,766,000.00	12/10/2023	$6,117,835.70
1/10/2019	$81,766,000.00	1/10/2024	$4,643,777.44
2/10/2019	$81,766,000.00	2/10/2024	$3,163,846.36
3/10/2019	$81,766,000.00	3/10/2024	$1,493,430.59
4/10/2019	$81,766,000.00	4/10/2024	$943.88
5/10/2019	$81,766,000.00	5/10/2024	$0.00
6/10/2019	$81,766,000.00	and thereafter
7/10/2019	$81,765,135.44
8/10/2019	$80,577,470.44

F-1

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PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series.  These offers may be made through one or more different methods, including offerings through underwriters.  We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.  See “Method of Distribution.”

The Offered Certificates:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction.  Each series of offered certificates will—

●             have its own series designation, and

●             consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates.  The offered certificates will represent interests only in the issuing entity.  They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

The Trust Assets:

The assets of each issuing entity will include—

 ●            mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

●             mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

●             some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation.  We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or  non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing.  Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2014.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	50
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	54
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	55
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	56
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	58
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Leased Fee Properties Have Special Risks	60
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	60
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	62
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	62
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	63
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	64
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	64
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	65
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	65
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	66
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	66
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	67

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	67
Potential Conflicts of Interest Can Affect a Person’s Performance	67
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	68
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	68
Limited Information Causes Uncertainty	68
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	69
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	69
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	69
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	70
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	71
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	71
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	71
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	72
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	72
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	73
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	73
Problems with Book-Entry Registration	73
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	74
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	74
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	75
No Gross Up in Respect of the Certificates Held by Non-U.S. Persons	76
Certain Federal Tax Considerations Regarding Original Issue Discount	76
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	77
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	77
CAPITALIZED TERMS USED IN THIS PROSPECTUS	78
THE TRUST FUND	78
Description of the Trust Assets	78
Mortgage Loans	79
Mortgage-Backed Securities	83
Acquisition, Removal and Substitution of Mortgage Assets	84
Cash, Accounts and Permitted Investments	86
Credit Support	86
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	87
TRANSACTION PARTICIPANTS	87
The Sponsor	87
The Depositor	87
The Issuing Entity	89
The Originators	89

DESCRIPTION OF THE GOVERNING DOCUMENTS	89
General	89
Assignment of Mortgage Assets	90
Representations and Warranties with Respect to Mortgage Assets	91
Collection and Other Servicing Procedures with Respect to Mortgage Loans	91
Servicing Mortgage Loans That Are Part of a Loan Combination	94
Sub-Servicers	94
Operating Advisor	95
Collection of Payments on Mortgage-Backed Securities	95
Advances	95
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	96
Termination Events	98
Amendment	99
List of Certificateholders	99
Eligibility Requirements for the Trustee	99
Duties of the Trustee	100
Rights, Protections, Indemnities and Immunities of the Trustee	100
Resignation and Removal of the Trustee	101
DESCRIPTION OF THE CERTIFICATES	102
General	102
Investor Requirements and Transfer Restrictions	104
Payments on the Certificates	104
Allocation of Losses and Shortfalls	109
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	109
Reports to Certificateholders	110
Voting Rights	111
Termination and Redemption	111
Book-Entry Registration	112
Exchangeable Certificates	115
YIELD AND MATURITY CONSIDERATIONS	118
General	118
Pass-Through Rate	118
Payment Delays	118
Yield and Prepayment Considerations	118
Weighted Average Life and Maturity	121
Prepayment Models	121
Other Factors Affecting Yield, Weighted Average Life and Maturity	122
DESCRIPTION OF CREDIT SUPPORT	124
General	124
Subordinate Certificates	125
Overcollateralization and Excess Cash Flow	125
Letters of Credit	125
Insurance Policies, Surety Bonds and Guarantees	126
Reserve Funds	126
Credit Support with Respect to MBS	126
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	126
General	127
Types of Mortgage Instruments	127
Installment Contracts	128
Leases and Rents	129
Personalty	129
Foreclosure	129
Bankruptcy Issues	134
Environmental Considerations	140
Due-on-Sale and Due-on-Encumbrance Provisions	143

Junior Liens; Rights of Holders of Senior Liens	144
Subordinate Financing	144
Default Interest and Limitations on Prepayments	145
Applicability of Usury Laws	145
Americans with Disabilities Act	145
Servicemembers Civil Relief Act	146
Anti-Money Laundering, Economic Sanctions and Bribery	146
Potential Forfeiture of Assets	147
Terrorism Insurance Program	147
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	148
General	148
REMICs	149
Taxation of Classes of Exchangeable Certificates	176
Grantor Trusts	179
Tax Return Disclosure and Investor List Requirements	190
STATE AND OTHER TAX CONSEQUENCES	191
ERISA CONSIDERATIONS	191
General	191
Plan Asset Regulations	192
Prohibited Transaction Exemptions	193
Underwriter Exemption	193
Insurance Company General Accounts	194
Ineligible Purchasers	194
Consultation with Counsel	195
Tax Exempt Investors	195
LEGAL INVESTMENT	195
USE OF PROCEEDS	196
METHOD OF DISTRIBUTION	196
LEGAL MATTERS	198
FINANCIAL INFORMATION	198
RATINGS	198
GLOSSARY	200

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail.  These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement.  We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.  In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover.  By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed.  The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus.  The Securities Act registration statement number for that registration statement is 333-189017.  This prospectus is part of that registration statement, but the registration statement contains additional information.  Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be
Issued with Other Certificates
We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and
Substitution of Mortgage Assets
We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit. For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets. However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement. If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of
the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

If the related prospectus supplement so provides, a series of certificates may include one or more classes that are “exchangeable certificates” as described under “Description of the Certificates-Exchangeable Certificates.”

See “Description of the Certificates.”

Credit Support and Reinvestment,
Interest Rate and Currency Related
Protection for the Offered Certificates
Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect
to the Mortgage Assets
If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory
Redemption or Termination
We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal

Revenue Code of 1986, as amended. See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto. See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No

Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Charitable Organizations.  Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution.  Donations may be adversely affected by economic conditions, whether local, regional or national.  A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are often located in special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Private Schools and Other Cultural and Educational Institutions.  The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans.  Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●
reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●           the default is deemed to be immaterial,
●           the exercise of those remedies would be inequitable or unjust, or
●           the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan.  A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue

Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.  Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code .  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person under the Internal Revenue Code, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

Finally, you should be aware that Treasury regulations do not permit REMIC residual certificates to be marked to market under section 475 of the Internal Revenue Code.  We recommend that you consult your tax advisors regarding these regulations.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.  See “Material Federal Income Tax Consequences—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA”, “—Taxation of Classes of Exchangeable Certificates—FATCA”, and “Material Federal Income Tax Consequences—Grantor Trusts—Foreign Investors” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “Material Federal Income Tax Consequences—Grantor Trusts.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Operating Advisor

If so specified in the related prospectus supplement, an operating advisor may be selected to approve, direct or consult with, the related special servicer as to recommendations of the related special servicer with respect to certain decisions relating to the servicing of the specially serviced mortgage loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the operating advisor; (ii) the method of selection of the operating advisor; (iii) certain decisions as to which the operating advisor may be entitled to approve or consult regarding certain actions of the related special servicer (for example, foreclosure of a mortgaged property securing a specially serviced mortgage loan, modification of a specially serviced mortgage loan, and extension of the maturity of a specially serviced mortgage loan beyond a specified term) and (iv) the information, recommendations and reports to be provided to the operating advisor by the related special servicer.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.  However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of , or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-800-831-9146).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Exchangeable Certificates

General. If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are “exchangeable certificates.”  In any of these series, the holders of one or more of the classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related exchangeable certificates that were originally exchanged.

If a series includes classes of exchangeable certificates, all of those classes of exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of exchangeable certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable certificates that may be exchanged together will be referred to as a “combination.”  The class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate that is received in an exchange will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of exchangeable certificates surrendered in such exchange, and (ii) the right to exercise all rights of the class or classes of related combination of exchangeable certificates surrendered in such exchange.  At any time after their initial issuance, the class or classes of exchangeable certificates may be exchanged for a proportionate interest in the related class or classes of other exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges. If a holder elects to exchange its exchangeable certificates for other related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related exchangeable certificates surrendered in such exchange (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related exchangeable certificates surrendered in such exchange; and

●	the class or classes of exchangeable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of exchangeable certificates that differ in their interest characteristics include:

●
A class of exchangeable certificates with a floating interest rate and a class of exchangeable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of surrendered exchangeable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class received in the exchange with a fixed interest rate.  In addition, the aggregate principal balance of the two surrendered exchangeable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class received in the exchange with the fixed interest rate.

●
An interest-only class and a principal-only class of exchangeable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates received in the exchange would be equal to the principal balance of the surrendered exchangeable principal-only class, and the interest rate on the exchangeable principal and interest class received in the exchange would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the surrendered exchangeable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of exchangeable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more classes of exchangeable certificates that are surrendered in the exchange, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest payable with respect to the two or more classes of exchangeable certificates that are surrendered in the exchange.

In some series of offered certificates, a holder may be able to exchange exchangeable certificates for related exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of exchangeable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of related exchangeable certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of exchangeable certificates that is a planned principal class or targeted principal class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of related exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the exchangeable certificates for that series.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A holder will be required to provide notice to the trustee, the certificate registrar or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the certificate registrar or another person performing similar functions receives this notice, it will provide instructions to the holder regarding delivery of the certificates and payment of the administrative fee.  A holder’s notice to the trustee, the certificate registrar or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the holder of record as of the applicable record date.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase offered certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s offered certificates.  In addition, each of the Depositor, the trust fund, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America.  The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and disposing of the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, integrated or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and in the case of REMIC regular certificates, the interest (including OID) on which, and in the case of REMIC residual certificates, the income allocated with respect thereto, will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If at all times 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

Treasury regulations provide that cash received from collections on mortgage loans held pending distributions to REMIC interest holders is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●
the interest or other income on that certificate may not constitute “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest or other income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate or a variable rate that meets certain requirements set out in the OID regulations (as described below).

Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a REMIC regular certificate, it is possible that no interest on any class of REMIC regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest with respect to the REMIC regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other REMIC regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the REMIC regular certificates includes all distributions of interest as well as principal on the REMIC regular certificates. Likewise, it is anticipated that the trustee will treat an “interest-only” class, or a class on which interest is substantially disproportionate to its principal amount (a so called “super-premium” class) as having no qualified stated interest.

Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) attributable to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time payments of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

As described above, REMIC regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of REMIC regular certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front loaded” or “back loaded” within the meaning of the OID regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC regular certificates. However, if final regulations dealing with contingent interest with respect to REMIC regular certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest REMIC regular certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under Treasury regulations, a REMIC regular certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the trustee will treat REMIC regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a REMIC regular certificate bearing a variable rate of interest will accrue in the manner described below with the yield to maturity and future payments on the REMIC regular certificate generally to be determined by assuming that interest will be payable for the life of the REMIC regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID regulations, it is anticipated that the trustee will treat REMIC regular certificates  bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the REMIC regular certificates.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that begins on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related Governing Document to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to certificates that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the related Governing Document requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination,

less any amounts included in its stated redemption price paid during the accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the related tax administrator in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Internal Revenue Code to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

Treasury regulations also permit you to elect to include all interest and discount in income, and to amortize premium, based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consult your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

Notwithstanding the foregoing, it is not clear whether holders of interest-only REMIC regular certificates are entitled to any deduction under section 166 of the Internal Revenue Code for bad debt loss.  Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such REMIC regular certificates.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the REMIC regular certificate is disposed of in a taxable

transaction or becomes worthless.   As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they represented direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The amount and method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates, except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described above will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the second preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC may elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.

See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

As described above, a holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis the certificate would have had in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the sum of the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, its initial fair market value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●
alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of this clause, alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Applicable Treasury regulations modify the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. These Treasury regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. These Treasury regulations also provide that excess inclusions are United States sourced income.

Under these Treasury regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under these Treasury regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, these Treasury regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Safe Harbor Regulations provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for a safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test”. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of REMIC residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, section 1259 of the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

A taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Document may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on a REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate, except as otherwise required by FATCA. See “—FATCA” below.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by Treasury regulations.  Additional information may be required from holders under FATCA.  See “—FATCA” below.   Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
an entity that is classified as a U.S. partnership under the Internal Revenue Code if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a foreign person.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and IRS guidance, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest made on or after July 1, 2014, and gross proceeds, including the return of principal, from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain non-financial foreign entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.  No additional amounts will be paid in respect of any amounts withheld.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their REMIC certificates.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the REMIC certificates, less certain deductions.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Taxation of Classes of Exchangeable Certificates

General. Solely for United States federal income tax purposes, the arrangement established to hold the Exchangeable Certificates will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code (the “PEZ Trust”) and the holders of the Exchangeable Certificates will be treated either as owning direct interests in one or more REMIC regular interests or beneficial interests in one or more REMIC regular interests held in the PEZ Trust.  If an Exchangeable Certificate represents beneficial ownership of REMIC regular interests held in the PEZ Trust, then, subject to the discussion below, the holder of the Exchangeable Certificate will be treated for income tax purposes as the owner of those REMIC regular interests under section 671 of the Internal Revenue Code.

Whether an Exchangeable Certificate represents a portion of one or more underlying REMIC regular interests held directly or held in the PEZ Trust, the interests in each REMIC regular interest underlying the Exchangeable Certificates will, subject to the discussion below, be accounted for separately and have the same consequences to the holder of the Exchangeable Certificate as if such interests in the underlying REMIC regular interest were held outside the PEZ Trust.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a REMIC regular certificate, as described in “—REMICs—Taxation of Owners of REMIC Regular Certificates” above.  Consequently, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Internal Revenue Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests (or separate Exchangeable Certificates representing each underlying REMIC regular interests), (ii) sell one of those related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) and (iii) retain one or more of the remaining related REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests), the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of section 1286 of the Internal Revenue Code. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests (or Exchangeable Certificates representing such REMIC regular interests) sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if section 1286 of the Internal Revenue Code were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID regulations applies to the Exchangeable Certificates and due to the trustee’s lack of information necessary to report computations that might be required by section 1286 of the Internal Revenue Code, the trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series of offered certificates will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under section 1286 of the Internal Revenue Code, except as discussed below. Under section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, the trustee will treat each Exchangeable Certificate as a single debt instrument, regardless of whether the treatment described in the immediately preceding sentence could apply.

Under section 1286 of the Internal Revenue Code, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to REMIC regular certificates in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular certificate under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of section 1286 of the Internal Revenue Code, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of section 1286 of the Internal Revenue Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Section 1286 of the Internal Revenue Code treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Section 1286 of the Internal Revenue Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—REMICs—Sales of REMIC Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (that is not an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case section 1286 of the Internal Revenue Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to Exchangeable Certificates.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of an amount equal to—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of the existence of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day, and reduced by

●	the amount of any payments made on the mortgage loan during the accrual period prior to that day of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The characterizations of grantor trust strip certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, a holder of a grantor trust strip certificate may be treated as the owner of (i) one installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the grantor trust strip certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the grantor trust strip certificate’s pro rata share of payments of principal and/or interest to be made with respect to the grantor trust strip certificate. Alternatively, the holder of one or more classes of grantor trust strip certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the grantor trust strip certificate, or classes of grantor trust strip certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under section 1286 of the Internal Revenue Code.

Because of these possible varying characterizations of grantor trust strip certificates and the resultant differing treatment of income recognition, holders of grantor trust strip certificates are urged to consult their own tax advisors regarding the proper treatment of grantor trust strip certificates for federal income tax purposes.

Stripped ARM Obligations. The OID regulations do not address the treatment of instruments, such as grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1259 will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Investors that recognize a loss on a sale or exchange of grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

FATCA.  In general, the rules described under “—REMICs—FATCA” above will also apply to grantor trust certificates.

3.8% Medicare Tax on “Net Investment Income”.  In general, the rules described under “—REMICs—3.8% Medicare Tax on “Net Investment Income” above will also apply to grantor trust certificates.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local, and any other, tax consequences concerning the offered certificates.  State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state, local or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a Plan subject to Section 4975 of the Internal Revenue Code.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to

Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any rating of a class of offered certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by an NRSRO engaged to rate that class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Orrick, Herrington & Sutcliffe LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

●
any organization, other than a cooperative described in section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by section 511 of the Internal Revenue Code, or

●	any organization described in section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OID” means original issue discount.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entity described in section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 2013-08.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

$1,087,299,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2014-GC23
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2014-GC23

Prospectus Supplement

Certificate Summary	S-13
Summary	S-15
Risk Factors	S-56
Description of the Mortgage Pool	S-98
Transaction Parties	S-160
Description of the Offered Certificates	S-219
Yield, Prepayment and Maturity Considerations	S-246
The Pooling and Servicing Agreement	S-259
Use Of Proceeds	S-310
Material Federal Income Tax Consequences	S-311
State and Other Tax Considerations	S-314
ERISA Considerations	S-315
Legal Investment	S-318
Certain Legal Aspects of the Mortgage Loans	S-319
Ratings	S-320
Plan of Distribution (Underwriter Conflicts of Interest)	S-322
Legal Matters	S-323	Class A-1	$49,642,000
Index of Significant Definitions	S-324	Class A-2	$85,798,000
Class A-3	$300,000,000
Annex A	–	Statistical Characteristics of the Mortgage	Class A-4	$345,240,000
Loans	A-1	Class A-AB	$81,766,000
Annex B	–	Structural and Collateral Term Sheet	B-1	Class X-A	$957,932,000
Annex C	–	Mortgage Pool Information	C-1	Class X-B	$129,367,000
Annex D	–	Form of Distribution Date Statement	D-1	Class A-S	$95,486,000
Annex E-1	–	Sponsor Representations and Warranties	E-1-1	Class B	$80,084,000
Annex E-2	–	Exceptions to Sponsor Representations and	Class PEZ	$224,853,000
Warranties	E-2-1	Class C	$49,283,000
Annex F	–	Class A-AB Scheduled Principal Balance
Schedule	F-1

Prospectus	PROSPECTUS SUPPLEMENT
Table of Contents	2
Important Notice About the Information Presented in this
Prospectus and the Related Prospectus Supplement	6
Available Information	6
Summary of Prospectus	7
Risk Factors	19
Capitalized Terms Used in this Prospectus	78	Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co.
The Trust Fund	78
Transaction Participants	87
Description of the Governing Documents	89
Description of the Certificates	101
Yield and Maturity Considerations	117
Description of Credit Support	124
Certain Legal Aspects of the Mortgage Loans	126
Material Federal Income Tax Consequences	147	Co-Managers
State and Other Tax Consequences	190
ERISA Considerations	191
Legal Investment	195	Drexel Hamilton RBS
Use of Proceeds	196
Method of Distribution	196
Legal Matters	198
Financial Information	198
Ratings	198	July 17, 2014
Glossary	200
Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to an unsold allotment or subscription.